                            SCHEDULE 14A INFORMATION
                                 (RULE 14A-101)

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

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
      Filed by the Registrant /X/

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED
                 BY RULE 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-12

                                   EXCEL LEGACY CORPORATION
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
                    (Name of Person(s) Filing Proxy Statement,
                           if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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
/ /        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------

/X/        Fee paid previously with preliminary materials.

/X/ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:                        (a) $30,874
                (b) $  4,396
                Total  $ 35,270
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                (a) Preliminary Joint Proxy Statement/Prospectus
                (b) Registration Statement on Form S-4 (File
                No. 333-61620)
                ----------------------------------------------------------
           (3)  Filing Party:      (a) Registrant and Excel Legacy
                Corporation
                (b) Registrant
                ----------------------------------------------------------
           (4)  Date Filed:                               (a)  April 13,
                2001
                (b)  May 25, 2001
                ----------------------------------------------------------

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
            PRICE ENTERPRISES, INC.                         EXCEL LEGACY CORPORATION
    17140 BERNARDO CENTER DRIVE, SUITE 300           17140 BERNARDO CENTER DRIVE, SUITE 300
          SAN DIEGO, CALIFORNIA 92128                      SAN DIEGO, CALIFORNIA 92128
                (858) 675-9400                                   (858) 675-9400

August 7, 2001

To the stockholders of Price Enterprises, Inc. and Excel Legacy Corporation:

    The boards of directors of Price Enterprises, Inc. and Excel Legacy
Corporation have unanimously approved, and are asking you to approve, (1) a merger in which Legacy would become a wholly-owned subsidiary of Enterprises and each share of Legacy common stock would be converted into 0.6667 of a share of Enterprises common stock, (2) the sale of approximately $109.3 million of a new class of Enterprises preferred stock, 9% Series B Junior Convertible Redeemable
Preferred Stock, to Warburg, Pincus Equity Partners, L.P. and some other persons and (3) other related proposals described in the attached joint proxy statement/prospectus. IF THE MERGER IS APPROVED AND THE OTHER CUSTOMARY CLOSING
CONDITIONS ARE SATISFIED, THE MERGER AND THE SALE WILL OCCUR CONTEMPORANEOUSLY.
ENTERPRISES MAY ELECT NOT TO COMPLETE THE MERGER IF, IMMEDIATELY PRIOR TO THE
MERGER, ITS BOARD IS NOT SATISFIED THAT THE SALE OF THE ENTERPRISES SERIES B
PREFERRED STOCK WILL OCCUR.

    Following these transactions, the combined company, Price Legacy
Corporation, is expected to qualify as a real estate investment trust, or a REIT. To qualify as a REIT, Price Legacy must distribute at least 90% of its REIT taxable income to its stockholders. Price Legacy is expected to distribute in excess of this minimum requirement, or approximately 100% of its REIT taxable income, to its stockholders following the transactions. As a result, holders of Enterprises common stock will receive distributions only if Price Legacy's REIT taxable income exceeds $43.7 million, which is the aggregate amount of annual distributions initially payable on the Enterprises Series A preferred stock and Enterprises Series B preferred stock. These distributions will limit the amount of cash Price Legacy will have available, including amounts to fund its future growth.

    The Legacy common stock is traded on the American Stock Exchange under the symbol "XLG." The Enterprises common stock and Enterprises Series A preferred stock are traded on the Nasdaq National Market under the symbols "PREN" and "PRENP," respectively. Following the merger, the Enterprises common stock will be traded on the American Stock Exchange under the symbol "XLG" and the Enterprises Series A preferred stock will continue to be traded on the Nasdaq
National Market under the symbol "PRENP."

    Based on (1) $4.89 per share for the Enterprises common stock, which is equal to the closing price of $5.75 per share on March 21, 2001 (the day immediately prior to the public announcement of the merger agreement), less a 15% discount to reflect the low trading volume of the Enterprises common stock, and (2) the 61,540,849 shares of Legacy common stock outstanding on August 3, 2001, Enterprises will issue approximately 41,029,284 shares of Enterprises common stock in the merger for total merger consideration of approximately
$200.7 million, or the equivalent of $3.26 for each share of Legacy common stock. The exchange ratio was determined by comparing the fair value per common share of the companies' net assets and upside potential associated with their development and other projects, as estimated by management without third party appraisals.

    As of August 3, 2001, affiliates of Enterprises and Legacy controlled approximately 84.6% of the voting power of Enterprises. Following the completion of the merger and the sale of the Enterprises Series B preferred stock, affiliates will control approximately 61.6% of the voting power of Price Legacy, including approximately 28% that will be controlled by Warburg Pincus.

    PLEASE READ THE JOINT PROXY STATEMENT/PROSPECTUS CAREFULLY, INCLUDING THE
SECTION DESCRIBING RISK FACTORS THAT BEGINS ON PAGE 22. We thank you for your support and interest.

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
Sincerely,                                       Sincerely,

Jack McGrory                                     Gary B. Sabin
/s/ Jack McGrory                                 Gary Sabin
CHAIRMAN OF THE BOARD                            CHAIRMAN OF THE BOARD
PRICE ENTERPRISES, INC.                          EXCEL LEGACY CORPORATION

 NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES TO BE ISSUED UNDER THE JOINT PROXY
 STATEMENT/PROSPECTUS OR DETERMINED IF THE JOINT PROXY STATEMENT/PROSPECTUS IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    The joint proxy statement/prospectus is dated August 7, 2001 and is expected to be first mailed to stockholders on or about August 10, 2001.

                       SOURCES OF ADDITIONAL INFORMATION

    The joint proxy statement/prospectus incorporates important business and financial information about Enterprises and Legacy that is not included or delivered with the document. This information is available without charge to Enterprises' and Legacy's stockholders upon written or oral request to the appropriate party.

    You may contact Enterprises as follows:

                            Price Enterprises, Inc.
                     17140 Bernardo Center Drive, Suite 300
                          San Diego, California 92128
                                 (858) 675-9400

    You may contact Legacy as follows:

                            Excel Legacy Corporation
                     17140 Bernardo Center Drive, Suite 300
                          San Diego, California 92128
                                 (858) 675-9400

    TO OBTAIN TIMELY DELIVERY, YOU SHOULD REQUEST THE INFORMATION NO LATER THAN SEPTEMBER 4, 2001, WHICH IS FIVE BUSINESS DAYS PRIOR TO THE DATE OF YOUR ANNUAL MEETING.

    You may access documents filed by Enterprises and Legacy with the SEC at the SEC's website at www.sec.gov. Please refer to "Where You Can Find More Information" in the joint proxy statement/prospectus.

                            PRICE ENTERPRISES, INC.
                     17140 BERNARDO CENTER DRIVE, SUITE 300
                          SAN DIEGO, CALIFORNIA 92128

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON SEPTEMBER 11, 2001

To the stockholders of Price Enterprises, Inc.:

    We will hold the 2001 annual meeting of stockholders of Price
Enterprises, Inc. on September 11, 2001 at the Rancho Bernardo Inn, 17550 Bernardo Oaks Drive, San Diego, California, at 11:00 a.m., Pacific Time, for the following purposes:

    1. To approve the issuance of shares of Enterprises common stock pursuant to a merger agreement by and among Enterprises, PEI Merger Sub, Inc., a wholly-owned subsidiary of Enterprises, and Excel Legacy Corporation. In the merger, PEI Merger Sub will merge with and into Legacy and Legacy will become a wholly-owned subsidiary of Enterprises. Each share of Legacy common stock outstanding immediately prior to the merger will be converted into 0.6667 of a share of Enterprises common stock. In addition, outstanding Legacy stock options will be assumed by the combined company, Price Legacy Corporation, as adjusted to reflect the exchange ratio. The merger is conditioned on the approval of the Enterprises merger charter amendments, as described in proposal 3, the Enterprises option plan, as described in proposal 5, and other customary closing conditions specified in the merger agreement.

    2. To approve the sale of 19,666,754 shares of a new class of Enterprises preferred stock, 9% Series B Junior Convertible Redeemable Preferred Stock, and warrants to purchase 2,733,674 shares of Enterprises common stock with an exercise price of $8.25 per share to Warburg, Pincus Equity Partners, L.P. and some other persons. The sale of the Enterprises
       Series B preferred stock is conditioned on the completion of the merger, the approval of the Enterprises issuance charter amendments, as described in proposal 4, and other customary closing conditions specified in the securities purchase agreement.

    3. To approve amendments to Enterprises' charter as required by the merger agreement to (A) change the name of Enterprises to Price Legacy Corporation, (B) increase the number of authorized shares of capital stock from 100,000,000 to 150,000,000 and (C) increase the number of directors of Enterprises to seven, with four directors to be elected by the holders of Enterprises Series A preferred stock and three directors to be elected by the holders of Enterprises Series A preferred stock and Enterprises common stock, voting together as a single class. These amendments, the Enterprises merger charter amendments, are conditioned on the completion of the merger.

    4. To approve amendments to Enterprises' charter as required by the securities purchase agreement to (A) change the name of Enterprises to Price Legacy Corporation, (B) increase the number of authorized shares of capital stock from 100,000,000 to 150,000,000, (C) designate the Enterprises Series B preferred stock, (D) increase the number of directors of Enterprises to eight, with four directors to be elected by the holders of Enterprises Series A preferred stock, two directors to be elected by the holders of Enterprises Series A preferred stock and Enterprises common stock, voting together as a single class, and two directors to be elected by Warburg Pincus, (E) permit Enterprises' board to increase or decrease the number of shares of Enterprises' authorized capital stock without stockholder approval, (F) provide the directors elected by Warburg Pincus with specified approval rights and (G) limit appraisal rights. These amendments, the Enterprises issuance charter amendments, are conditioned both on the completion of the merger and on the completion of the sale of the Enterprises Series B preferred stock.

       The Enterprises issuance charter amendments will only be effected if the merger, the sale of the Enterprises Series B preferred stock, the Enterprises merger charter amendments, the Enterprises issuance charter amendments and the Enterprises option plan are approved. If the merger, the Enterprises merger charter amendments and the Enterprises option plan are approved, but the sale of the Enterprises Series B preferred stock and/or the Enterprises issuance charter amendments are not approved, Enterprises' charter will be amended only to effect the Enterprises merger charter amendments described above in proposal 3. If neither the merger nor the sale of the Enterprises

       Series B preferred stock is approved, then no amendments to Enterprises' charter will be effected, regardless of whether any such amendments are approved.

    5. To approve and adopt the Price Enterprises, Inc. 2001 Stock Option and Incentive Plan. The adoption of the Enterprises option plan is conditioned on the completion of the merger.

    6. To elect five persons to Enterprises' board of directors to serve a one-year term or until their successors have been duly elected and qualified.

       Both the merger and the sale of the Enterprises Series B preferred stock, if approved, will require the expansion of Enterprises' board of directors to include additional persons identified in the joint proxy statement/prospectus. If either the merger or the sale of the Enterprises Series B preferred stock is approved and completed, the additional directors will be appointed by Enterprises' board without the approval of Enterprises' stockholders.

    7. To consider and act upon such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

    IF THE MERGER IS APPROVED AND THE OTHER CUSTOMARY CLOSING CONDITIONS ARE SATISFIED, THE MERGER AND THE SALE WILL OCCUR CONTEMPORANEOUSLY. ENTERPRISES MAY ELECT NOT TO COMPLETE THE MERGER IF, IMMEDIATELY PRIOR TO THE MERGER, ITS BOARD IS NOT SATISFIED THAT THE SALE OF THE ENTERPRISES SERIES B PREFERRED STOCK WILL OCCUR.

    These proposals are more fully described in the joint proxy statement/prospectus that accompanies this notice. Please read the joint proxy statement/prospectus carefully.

    LEGACY CURRENTLY HOLDS 91.3% OF THE ENTERPRISES COMMON STOCK, WHICH REPRESENTS 77.3% OF THE VOTING POWER OF ENTERPRISES. LEGACY HAS AGREED TO VOTE ITS SHARES IN FAVOR OF THE ISSUANCE OF THE MERGER CONSIDERATION, THE SALE OF THE ENTERPRISES SERIES B PREFERRED STOCK, THE ENTERPRISES MERGER CHARTER AMENDMENTS, THE ENTERPRISES ISSUANCE CHARTER AMENDMENTS, THE ADOPTION OF THE ENTERPRISES OPTION PLAN AND THE ELECTION OF THE ENTERPRISES SERIES A PREFERRED STOCK AND ENTERPRISES COMMON STOCK NOMINEES TO THE BOARD OF DIRECTORS. BECAUSE OF THIS VOTING CONTROL, LEGACY CAN CAUSE THE APPROVAL OF THESE PROPOSALS WITHOUT THE AFFIRMATIVE VOTE OF ANY OTHER STOCKHOLDER OF ENTERPRISES. LEGACY HAS NO RIGHT TO VOTE ON THE ENTERPRISES SERIES A PREFERRED STOCK NOMINEES TO ENTERPRISES' BOARD. For the merger to become effective, the holders of a majority of the outstanding shares of Legacy common stock must approve the merger agreement. Holders of approximately 20% of the Legacy common stock have agreed to vote in favor of the merger agreement.

    AFTER CAREFUL CONSIDERATION, ENTERPRISES' BOARD HAS DETERMINED THAT THE ISSUANCE OF THE MERGER CONSIDERATION, THE SALE OF THE ENTERPRISES SERIES B PREFERRED STOCK, THE ENTERPRISES MERGER CHARTER AMENDMENTS, THE ENTERPRISES ISSUANCE CHARTER AMENDMENTS AND THE ADOPTION OF THE ENTERPRISES OPTION PLAN ARE ADVISABLE AND HAS DIRECTED THAT THEY BE SUBMITTED TO ENTERPRISES' STOCKHOLDERS FOR THEIR APPROVAL. ENTERPRISES' BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF THESE PROPOSALS AND THE ELECTION TO ENTERPRISES' BOARD OF DIRECTORS OF EACH NOMINEE NAMED IN THE JOINT PROXY STATEMENT/PROSPECTUS.

    All stockholders of Enterprises are cordially invited to attend the annual meeting in person. However, to ensure your representation at the annual meeting, you are urged to complete, sign, date and return the enclosed proxy card as promptly as possible in the enclosed postage-prepaid envelope. You may revoke your proxy in the manner described in the accompanying joint proxy statement/prospectus at any time before it is voted at the annual meeting.

    Enterprises' board of directors has determined that only holders of record of Enterprises common stock or Enterprises Series A preferred stock at the close of business on August 3, 2001 will be entitled to notice of, and to vote at, the annual meeting or any adjournment or postponement of the annual meeting.

                                          By order of the Board of Directors,

                                          /s/ Jack McGrory
                                          Jack McGrory
                                          CHAIRMAN OF THE BOARD

San Diego, California
August 7, 2001

YOUR VOTE IS IMPORTANT. TO VOTE YOUR SHARES, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND MAIL IT IN THE ENCLOSED RETURN ENVELOPE.

                            EXCEL LEGACY CORPORATION
                     17140 BERNARDO CENTER DRIVE, SUITE 300
                          SAN DIEGO, CALIFORNIA 92128

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON SEPTEMBER 11, 2001

To the stockholders of Excel Legacy Corporation:

    We will hold the 2001 annual meeting of stockholders of Excel Legacy Corporation on September 11, 2001 at the Rancho Bernardo Inn, 17550 Bernardo Oaks Drive, San Diego, California, at 9:00 a.m., Pacific Time, for the following purposes:

    1. To approve the merger agreement by and among Price Enterprises, Inc., PEI Merger Sub, Inc., a wholly-owned subsidiary of Enterprises, and Legacy. In the merger, PEI Merger Sub will merge with and into Legacy and Legacy will become a wholly-owned subsidiary of Enterprises. Each share of Legacy common stock outstanding immediately prior to the merger will be converted into 0.6667 of a share of Enterprises common stock. In addition, outstanding Legacy stock options will be assumed by the combined company, Price Legacy Corporation, as adjusted to reflect the exchange ratio.

    2. To elect eight persons to Legacy's board of directors to serve until the earlier of (A) the next annual meeting of stockholders of Legacy or
       (B) the completion of the merger.

    3. To consider and act upon such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

    These proposals are more fully described in the joint proxy statement/prospectus that accompanies this notice. Please read the joint proxy statement/prospectus carefully.

    For the merger to become effective, the holders of a majority of the outstanding shares of Legacy common stock must approve the merger agreement. Holders of approximately 20% of the Legacy common stock have agreed to vote in favor of the merger agreement.

    AFTER CAREFUL CONSIDERATION, LEGACY'S BOARD HAS DETERMINED THAT THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED IN THE MERGER AGREEMENT ARE ADVISABLE AND HAS DIRECTED THAT THE MERGER AGREEMENT BE SUBMITTED TO LEGACY'S STOCKHOLDERS FOR THEIR APPROVAL. LEGACY'S BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF THE MERGER AGREEMENT AND THE ELECTION TO LEGACY'S BOARD OF DIRECTORS OF EACH NOMINEE NAMED IN THE JOINT PROXY STATEMENT/PROSPECTUS.

    All stockholders of Legacy are cordially invited to attend the annual meeting in person. However, to ensure your representation at the annual meeting, you are urged to complete, sign, date and return the enclosed proxy card as promptly as possible in the enclosed postage-prepaid envelope. You may revoke your proxy in the manner described in the accompanying joint proxy statement/prospectus at any time before it is voted at the annual meeting.

    Legacy's board of directors has determined that only holders of record of Legacy common stock at the close of business on August 3, 2001 will be entitled to notice of, and to vote at, the annual meeting or any adjournment or postponement of the annual meeting.

                                          By order of the Board of Directors,

                                          /s/ Gary Sabin
                                          Gary B. Sabin
                                          CHAIRMAN OF THE BOARD

San Diego, California
August 7, 2001

YOUR VOTE IS IMPORTANT. TO VOTE YOUR SHARES, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND MAIL IT IN THE ENCLOSED RETURN ENVELOPE.

PLEASE DO NOT SEND YOUR COMMON STOCK CERTIFICATES AT THIS TIME. IF THE MERGER IS COMPLETED, HOLDERS OF LEGACY COMMON STOCK WILL BE SENT INSTRUCTIONS REGARDING THE SURRENDER OF THEIR CERTIFICATES.

                               SUMMARY TERM SHEET

    THIS SUMMARY TERM SHEET HIGHLIGHTS SELECTED INFORMATION FROM THIS JOINT PROXY STATEMENT/PROSPECTUS AND MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. ENTERPRISES AND LEGACY URGE YOU TO CAREFULLY READ THE ENTIRE DOCUMENT BEFORE YOU DECIDE HOW TO VOTE. SEE "WHERE YOU CAN FIND MORE INFORMATION" ON PAGE 197.

THE COMPANIES (PAGES 83-90)

    - Price Enterprises, Inc., a Maryland corporation, is a real estate investment trust, or REIT. Its principal business is to own, operate, lease, manage, acquire and develop retail real property.

    - Excel Legacy Corporation, a Delaware corporation, pursues a wide variety of real estate opportunities including owning, acquiring, developing and managing mixed-use and retail properties and real estate related operating companies throughout the United States and Canada.

    - In November 1999, Legacy completed an exchange offer for the Enterprises common stock. In the Legacy exchange offer, Legacy acquired approximately 91.3% of the Enterprises common stock, which represents approximately 77.3% of the voting power of Enterprises. At the close of the Legacy exchange offer, Legacy took over daily management of Enterprises, including property management and finance.

THE MERGER (PAGES 54-73)

    - In the proposed merger, a wholly-owned subsidiary of Enterprises will merge with and into Legacy and Legacy will become a wholly-owned subsidiary of Enterprises.

    - Each share of Legacy common stock outstanding immediately prior to the merger will be exchanged for 0.6667 of a share of Enterprises common stock.

    - The exchange ratio was determined by comparing the fair value per common share of the companies' net assets and upside potential associated with their development and other projects, as estimated by management without third party appraisals.

THE SALE OF THE ENTERPRISES SERIES B PREFERRED STOCK (PAGES 140-143)

    - Enterprises entered into a securities purchase agreement with Warburg, Pincus Equity Partners, L.P. and some of its affiliates, which provides that Enterprises will sell 17,985,612 shares, or 91.5%, of a new class of Enterprises preferred stock, 9% Series B Junior Convertible Redeemable Preferred Stock, and a warrant to purchase an aggregate of 2,500,000 shares of Enterprises common stock with an exercise price of $8.25 per share to Warburg Pincus for $100 million in cash.

    - Also, Enterprises and Sol Price, a significant stockholder of Enterprises and Legacy through various entities, have agreed to convert an existing Legacy promissory note payable to an affiliate of Sol Price, The Price Group LLC, of approximately $9.3 million into 1,681,142 shares, or 8.5%, of Enterprises Series B preferred stock and a warrant to purchase 233,679 shares of Enterprises common stock with an exercise price of $8.25 per share immediately after the sale of the Enterprises Series B preferred stock to Warburg Pincus, which represents the same financial terms agreed to in the securities purchase agreement.

ENTERPRISES' BOARD OF DIRECTORS FOLLOWING THE TRANSACTIONS (PAGES 168-172)

    - In the event the merger and the sale of the Enterprises Series B preferred stock are approved and completed, Enterprises will be obligated to appoint three additional directors to its board; two Warburg Pincus nominees and one Enterprises Series A preferred stock nominee.

    - In that case, Enterprises' board will consist of four Enterprises Series A preferred stock nominees, two Warburg Pincus nominees and two Enterprises Series A preferred stock and Enterprises common stock nominees. In this instance, holders of Enterprises Series A preferred stock will no longer have the right to elect a majority of Enterprises' board.

THE RIGHTS OF LEGACY'S STOCKHOLDERS WILL CHANGE (PAGES 124-139)

    - Following these transactions, the combined company, Price Legacy Corporation, is expected to qualify as a REIT. To qualify as a REIT, Price Legacy must distribute at least 90% of its REIT taxable income to its stockholders (determined without regard to the dividends paid deduction and excluding capital gains), and will be subject to tax to the extent it distributes less than 100% of its REIT taxable income. Price Legacy is expected to distribute in excess of this minimum requirement, or approximately 100% of its REIT taxable income, to its stockholders following the transactions. As a result, holders of Enterprises common stock will receive distributions only if Price Legacy's REIT taxable income exceeds $43.7 million, which is the aggregate amount of annual distributions initially payable on the Enterprises Series A preferred stock and Enterprises Series B preferred stock.

    - Based on the pro forma financial information of Price Legacy, holders of Enterprises common stock would not have been entitled to any distributions for the quarter ended March 31, 2001 after giving effect to the transactions.

    - In addition, as a result of different governing and organizational documents, and the special rules applicable to REITs described above, Legacy's stockholders will have different rights as Price Legacy's stockholders than they currently have as stockholders of Legacy.

THE ENTERPRISES MERGER CHARTER AMENDMENTS (PAGES 157-158)

    - As a condition to Legacy's obligation to complete the merger, Enterprises is required to amend its charter to: (1) change the name of Enterprises to Price Legacy Corporation, (2) increase the number of authorized shares of capital stock from 100,000,000 to 150,000,000 and (3) increase the number of directors of Entreprises to seven, with four directors to be elected by the holders of Enterprises Series A preferred and three directors to be elected by the holders of Enterprises Series A preferred stock and Enterprises common stock, voting together as a single class.

THE ENTERPRISES ISSUANCE CHARTER AMENDMENTS (PAGES 159-161)

    - As a condition to Warburg Pincus' obligation to purchase the Enterprises Series B preferred stock, Enterprises is required to amend and restate its charter to: (1) change the name of Enterprises to Price Legacy Corporation, (2) increase the number of authorized shares of capital stock from 100,000,000 to 150,000,000, (3) designate the Enterprises Series B preferred stock, (4) increase the number of directors of Enterprises to eight, with four directors to be elected by the holders of Enterprises Series A preferred stock, two directors to be elected by the holders of Enterprises Series A preferred stock and Enterprises common stock, voting together as a single class, and two directors to be elected by Warburg Pincus, (5) permit Enterprises' board to increase or decrease the number of shares of Enterprises' authorized capital stock without stockholder approval, (6) provide the directors elected by Warburg Pincus with specified approval rights and (7) limit appraisal rights.

    - The Enterprises issuance charter amendments will only be effected if the merger, the sale of the Enterprises Series B preferred stock, the Enterprises merger charter amendments, the Enterprises issuance charter amendments and the Enterprises option plan are approved. If the merger, the Enterprises merger charter amendments and the Enterprises option plan are approved, but the sale of the Enterprises Series B preferred stock and/or the Enterprises issuance charter amendments are not approved, Enterprises' charter will be amended only to effect the Enterprises merger charter amendments described above. If neither the merger nor the sale of the Enterprises Series B preferred stock is approved, then no amendments to Enterprises' charter will be effected, regardless of whether any such amendments are approved.

ENTERPRISES' OFFER TO PURCHASE (PAGE 69)

    - The merger agreement obligates Enterprises to commence an offer to purchase all outstanding shares of Enterprises common stock (other than those shares currently held by Legacy and those shares issued in the merger) at a cash price of $7.00 per share. Enterprises' obligation to purchase the shares is conditioned on the completion of the merger. The tender offer is expected to close concurrently with the merger.

ENTERPRISES' OFFER TO EXCHANGE (PAGE 69)

    - The merger agreement also obligates Enterprises to commence an offer to exchange shares of Enterprises Series A preferred stock for all outstanding 9% Convertible Redeemable Subordinated Secured Debentures due 2004 and 10% Senior Redeemable Secured Notes due 2004 of Legacy. The Legacy debentures and Legacy notes will be valued at face value and the Enterprises Series A preferred stock will be valued at $15.00 per share for purposes of the exchange offer. Enterprises' obligation to exchange Legacy's debt securities is conditioned on the completion of the merger. The exchange offer is expected to close concurrently with the merger.

    - In connection with the exchange offer, Enterprises will seek the consent of holders of the Legacy debentures and Legacy notes to release the collateral securing these securities. However, the exchange offer is not contingent on obtaining this consent.

                        JOINT PROXY STATEMENT/PROSPECTUS
                               TABLE OF CONTENTS

                                                                PAGE
                                                              --------
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SUMMARY.....................................................      1

RISK FACTORS................................................     22
  Risks Relating to the Transactions........................     22
  Risks Relating to the Business and Operations of Price
    Legacy..................................................     28

FORWARD-LOOKING STATEMENTS..................................     37

THE ENTERPRISES ANNUAL MEETING..............................     38
  Date, Time, Place.........................................     38
  Purpose...................................................     38
  Recommendation of Enterprises' Board......................     39
  Record Date and Quorum....................................     39
  Vote Required.............................................     40
  Voting of Proxies.........................................     40
  Revocation of Proxies.....................................     41
  Solicitation of Proxies; Expenses.........................     41

THE LEGACY ANNUAL MEETING...................................     42
  Date, Time, Place.........................................     42
  Purpose...................................................     42
  Recommendation of Legacy's Board..........................     42
  Record Date and Quorum....................................     42
  Vote Required.............................................     42
  Voting of Proxies.........................................     43
  Revocation of Proxies.....................................     43
  Solicitation of Proxies; Expenses.........................     43

BACKGROUND AND REASONS FOR THE TRANSACTIONS.................     44
  Background of the Transactions............................     44
  Enterprises' Reasons for the Transactions.................     50
  Negative Factors Considered by Enterprises' Board.........     51
  Recommendation of Enterprises' Board......................     52
  Legacy's Reasons for the Transactions.....................     52
  Negative Factors Considered by Legacy's Board.............     53
  Recommendation of Legacy's Board..........................     53

PROPOSAL 1 FOR THE ENTERPRISES ANNUAL MEETING AND THE LEGACY
  ANNUAL MEETING - THE MERGER...............................     54
  General...................................................     54
  Vote Required; Board Recommendation.......................     54
  Opinion of Enterprises Financial Advisor..................     55
  Opinion of Legacy Financial Advisor.......................     60
  Structure of Merger.......................................     65
  Anticipated Accounting Treatment..........................     66
  Delisting and Deregistration of the Legacy Common Stock
    after the Merger........................................     66
  Regulatory Matters........................................     66
  Appraisal Rights..........................................     66
  Directors and Officers of Enterprises and Legacy have
    Conflicts of Interest in the Merger.....................     66

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
                                                                PAGE
                                                              --------
  Restrictions on Sale of Shares by Affiliates of Legacy....     68
  Exchange of Stock Certificates for the Merger
    Consideration...........................................     68
  Enterprises' Offer to Purchase............................     69
  Enterprises' Offer to Exchange............................     69
  Transfer of Legacy Assets.................................     69
  Stockholder Agreements....................................     70
  Material Federal Income Tax Consequences of the Merger....     70

THE MERGER AGREEMENT........................................     74
  General...................................................     74
  The Exchange Ratio and Treatment of Securities............     74
  Exchange of Certificates..................................     75
  Corporate Organization and Governance.....................     75
  Representations and Warranties............................     75
  Covenants.................................................     76
  No Solicitation of Transactions...........................     78
  Board of Directors' Agreement to Recommend................     79
  Director and Officer Indemnification......................     79
  Employee Benefits.........................................     79
  Conditions to the Merger..................................     79
  Termination...............................................     81
  Expenses..................................................     82
  Amendment; Extension and Waiver...........................     82

INFORMATION ABOUT ENTERPRISES...............................     83

INFORMATION ABOUT LEGACY....................................     88

UNAUDITED PRO FORMA OPERATING AND FINANCIAL INFORMATION.....     91

MATERIAL FEDERAL INCOME TAX CONSEQUENCES RELATED TO
  PRICE LEGACY..............................................     98

DESCRIPTION OF ENTERPRISES CAPITAL STOCK....................    113

COMPARISON OF STOCKHOLDER RIGHTS............................    124

PROPOSAL 2 FOR THE ENTERPRISES ANNUAL MEETING - SALE OF THE
  ENTERPRISES SERIES B PREFERRED STOCK......................    140
  General...................................................    140
  Nasdaq Rules..............................................    141
  Vote Required; Board Recommendation.......................    141
  The Enterprises Series B Preferred Stock..................    141

THE SECURITIES PURCHASE AGREEMENT AND RELATED AGREEMENTS....    144
  General...................................................    144
  Representations and Warranties............................    144
  Covenants.................................................    146
  No Solicitation of Transactions...........................    149
  Conditions to the Sale of the Enterprises Series B
    Preferred Stock.........................................    150
  Survival; Indemnification.................................    152
  Termination...............................................    153
  Termination Fees..........................................    153
  Expenses Related to the Sale of the Enterprises Series B
    Preferred Stock.........................................    154

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
                                                                PAGE
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  Voting Agreement..........................................    154
  Conversion Agreement......................................    155
  Registration Rights Agreement.............................    155
  Warrant...................................................    156

PROPOSAL 3 FOR THE ENTERPRISES ANNUAL MEETING - THE
  ENTERPRISES MERGER CHARTER AMENDMENTS.....................    157
  General...................................................    157
  Vote Required; Board Recommendation.......................    157
  The Amendments............................................    157

PROPOSAL 4 FOR THE ENTERPRISES ANNUAL MEETING - THE
  ENTERPRISES ISSUANCE CHARTER AMENDMENTS...................    159
  General...................................................    159
  Vote Required; Board Recommendation.......................    159
  The Amendments............................................    159
PROPOSAL 5 FOR THE ENTERPRISES ANNUAL MEETING - THE
  ENTERPRISES OPTION PLAN...................................    162
  General...................................................    162
  Vote Required; Board Recommendation.......................    162
  Summary Description of the Enterprises Option Plan........    162
  Federal Income Tax Treatment of Awards Under the
    Enterprises Option Plan.................................    165

PROPOSAL 6 FOR THE ENTERPRISES ANNUAL MEETING - ELECTION OF
  DIRECTORS.................................................    168
  General...................................................    168
  Vote Required; Board Recommendation.......................    168
  Director Nominees and Board Composition...................    168
  Meetings of the Board.....................................    170
  Committees of the Board...................................    171
  Compensation of the Board.................................    171

AUDIT COMMITTEE REPORT......................................    171

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
  MANAGEMENT OF ENTERPRISES.................................    173

ENTERPRISES EXECUTIVE COMPENSATION AND OTHER INFORMATION....    175
  Enterprises' Management...................................    175
  Compensation of Executive Officers........................    176
  Summary Compensation Table................................    176
  Profit Sharing and 401(k) Plan............................    177
  Compensation Committee Interlocks and Insider
    Participation...........................................    178

COMPENSATION COMMITTEE REPORT...............................    178

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..............    180

PERFORMANCE GRAPH...........................................    181

RELATIONSHIP WITH INDEPENDENT AUDITORS......................    181

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT...........    181

ANNUAL REPORT TO STOCKHOLDERS...............................    182

STOCKHOLDER PROPOSALS.......................................    182


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
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OTHER MATTERS...............................................    182

LEGAL MATTERS...............................................    182

EXPERTS.....................................................    182

PROPOSAL 2 FOR THE LEGACY ANNUAL MEETING - ELECTION OF
  DIRECTORS.................................................    183
  General...................................................    183
  Vote Required; Board Recommendation.......................    183
  Director Nominees.........................................    183
  Meetings of the Board.....................................    184
  Committees of the Board...................................    184
  Compensation of Directors.................................    184

AUDIT COMMITTEE REPORT......................................    185

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
  MANAGEMENT OF LEGACY......................................    186

LEGACY EXECUTIVE COMPENSATION AND OTHER INFORMATION.........    187
  Legacy's Management.......................................    187
  Compensation of Executive Officers........................    187
  Employment Agreements.....................................    190
  Compensation Plans........................................    190
  Compensation Committee Interlocks and Insider
    Participation...........................................    191

COMPENSATION COMMITTEE REPORT...............................    191

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..............    193

PERFORMANCE GRAPH...........................................    195

RELATIONSHIP WITH INDEPENDENT AUDITORS......................    195

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT...........    195

ANNUAL REPORT TO STOCKHOLDERS...............................    195

STOCKHOLDER PROPOSALS.......................................    195

OTHER MATTERS...............................................    196

LEGAL MATTERS...............................................    196

EXPERTS.....................................................    196

WHERE YOU CAN FIND MORE INFORMATION.........................    197

FINANCIAL STATEMENTS OF THE SWERDLOW PROPERTIES.............    F-1

EXHIBITS
--------
Annex A                              Agreement and Plan of Merger
Annex B                              Securities Purchase Agreement
Annex C                              Form of Stockholder Agreement
Annex D                              Voting Agreement
Annex E                              Articles of Amendment and Restatement
Annex F                              2001 Price Enterprises, Inc. Stock Option and Incentive Plan
Annex G                              Opinion of American Appraisal Associates, Inc.
Annex H                              Opinion of Appraisal Economics, Inc.
Annex I                              Price Enterprises, Inc. Audit Committee Charter
Annex J                              Excel Legacy Corporation Audit Committee Charter

                  QUESTIONS AND ANSWERS ABOUT THE TRANSACTIONS

    Q: WHAT IS THE RELATIONSHIP BETWEEN ENTERPRISES AND LEGACY?

    A: In November 1999, Legacy completed an exchange offer for the Enterprises common stock. In the Legacy exchange offer, Legacy acquired approximately 91.3% of the Enterprises common stock, which represents approximately 77.3% of the voting power of Enterprises.

    At the close of the Legacy exchange offer, Legacy took over daily management of Enterprises, including property management and finance.

    Q: WHAT ARE THE PROPOSED TRANSACTIONS?

    A: In the proposed merger, a wholly-owned subsidiary of Enterprises will merge with and into Legacy and Legacy will become a wholly-owned subsidiary of Enterprises. The merger agreement is attached to this joint proxy statement/prospectus as Annex A. You are encouraged to read it carefully.

    In addition, Warburg Pincus is paying $100 million in cash for 17,985,612 shares, or 91.5%, of a new class of Enterprises preferred stock, 9% Series B Junior Convertible Redeemable Preferred Stock, and a warrant to purchase an aggregate of 2,500,000 shares of Enterprises common stock with an exercise price of $8.25 per share. The securities purchase agreement is attached to this joint proxy statement/prospectus as Annex B. You are encouraged to read it carefully.

    Also, Enterprises and Sol Price, a significant stockholder of Enterprises and Legacy through various entities, have agreed to convert an existing Legacy promissory note payable to an affiliate of Sol Price, The Price Group, of approximately $9.3 million into 1,681,142 shares, or 8.5%, of Enterprises
Series B preferred stock and a warrant to purchase 233,679 shares of Enterprises common stock with an exercise price of $8.25 per share immediately after the sale of the Enterprises Series B preferred stock to Warburg Pincus, which represents the same financial terms agreed to in the securities purchase agreement.

    As of August 3, 2001, Warburg Pincus had no control over the voting power of Enterprises and Sol Price controlled approximately 5.4% of the voting power of Enterprises. Following the completion of the merger and the sale of the Enterprises Series B preferred stock, Warburg Pincus will control approximately 28% of the voting power of Price Legacy and Sol Price will control approximately 9.4% of the voting power of Price Legacy. In addition, the voting power of Warburg Pincus and Sol Price will increase after 45 months to approximately 35.2% and 10.3%, respectively, as a result of the additional shares of Enterprises Series B preferred stock payable to them as distributions.

    Enterprises may elect not to complete the merger if, immediately prior to the merger, its board is not satisfied that the sale of the Enterprises Series B preferred stock will occur.

    Q: WILL I RECEIVE DISTRIBUTIONS AS A HOLDER OF ENTERPRISES COMMON STOCK?

    A: If the merger is completed, Legacy's stockholders will become holders of Enterprises common stock. Unless current and accumulated distributions on the Enterprises Series A preferred stock and the Enterprises Series B preferred stock have been paid, no distributions may generally be paid on the Enterprises common stock.

    To qualify as a REIT, Price Legacy must distribute at least 90% of its REIT taxable income to its stockholders (determined without regard to the dividends paid deduction and excluding capital gains), and will be subject to tax to the extent it distributes less than 100% of its REIT taxable income. Price Legacy is expected to distribute in excess of this minimum requirement, or approximately 100% of its REIT taxable income, to its stockholders following the transactions. As a result, holders of Enterprises common stock will receive distributions only if Price Legacy's REIT taxable income exceeds $43.7 million, which is the aggregate amount of annual distributions initially payable on the Enterprises Series A preferred stock and Enterprises Series B preferred stock. Based on the pro forma financial information of Price Legacy, holders of Enterprises common stock would not have been entitled to any distributions for the quarter ended March 31, 2001 after giving effect to the transactions.

    Following the completion of the transactions, affiliates of Price Legacy will hold approximately 71.3% of Price Legacy's preferred stock, entitling them to an aggregate of approximately $26.1 million per year in distributions. In addition, the voting power and distributions payable to these stockholders will increase as a result of the additional shares of Enterprises Series B preferred stock payable to them as distributions.

    Q: WHY ARE ENTERPRISES AND LEGACY PROPOSING THESE TRANSACTIONS?

    A: Enterprises and Legacy are proposing these transactions because they believe that Price Legacy, with the $100 million equity investment by Warburg
Pincus:

    - will be easier to understand with respect to financial reporting, as Price Legacy will report funds from operations, a REIT industry standard, which will make Price Legacy easier to compare with other companies in the real estate sector,

    - will have simplified financial reporting, with consolidated balance sheet and income statement information,

    - will have greater geographic and tenant diversification,

    - will have greater market presence in key growth markets,

    - will have a larger total market capitalization,

    - will have a stronger balance sheet and enhanced financial flexibility, including the ability to retire debt,

    - will have a lower debt leverage ratio,

    - will have increased management depth, and

    - will have greater ability to complete development projects and pursue additional property acquisitions.

    As a result, Price Legacy expects to:

    - be able to compete more effectively for shopping center property investments,

    - have greater visibility in capital markets and greater liquidity in the trading of its public stock,

    - be more focused and understandable to the investment community,

    - be viewed by rating agencies and lenders as having a stronger credit profile, and

    - have greater access to capital in equity and debt markets.

    Q: DID ENTERPRISES AND LEGACY CONSIDER ANY NEGATIVE FACTORS THAT COULD OR DO ARISE FROM THE TRANSACTIONS?

    A: Yes. Enterprises and Legacy considered several negative factors that could or do arise from the transactions, including:

    - the anticipated aggregate costs of approximately $1.5 million that will be incurred in connection with the transactions,

    - the significant risk that the anticipated benefits of the transactions might not be fully realized,

    - that holders of Enterprises common stock will receive distributions only if Price Legacy's REIT taxable income exceeds $43.7 million, which is the aggregate amount of annual distributions initially payable on the Enterprises Series A preferred stock and Enterprises Series B preferred stock,

    - based on the pro forma financial information of Price Legacy, holders of Enterprises common stock would not have been entitled to receive any distributions for the quarter ended March 31, 2001 after giving effect to the transactions,

    - the significant risk Price Legacy will face due to possible fluctuations in interest rates as a result of Legacy's substantial leverage,

    - that Price Legacy's substantial leverage may be difficult to service and could adversely affect its business,

    - the substantial dilution that Enterprises' stockholders will face as a result of these transactions, and

    - the significant influence that Warburg Pincus and some other stockholders will be able to exert on Price Legacy, which may delay, discourage, deter or prevent a change in control of Price Legacy and make some transactions more difficult to complete without their support.

    Q: HOW DOES THE MERGER AFFECT THE HOLDERS OF ENTERPRISES' AND LEGACY'S SECURITIES?

    A: Enterprises' stockholders:

    Following the merger, each share of Enterprises common stock and Enterprises Series A preferred stock will remain outstanding. However, Enterprises has agreed to commence an offer to purchase all outstanding shares of Enterprises common stock (other than those shares currently held by Legacy and those shares issued in the merger) for $7.00 per share in cash. The tender offer is expected to close concurrently with the merger.

    Legacy's stockholders:

    Following the merger:

    - the Legacy common stockholders will receive, in exchange for each share of Legacy common stock outstanding immediately prior to the merger, 0.6667 of a share of Enterprises common stock; and

    - instead of fractional shares of Enterprises common stock, Legacy's stockholders will receive cash, based on the average closing price for Enterprises common stock for the five trading days prior to the effective time of the merger.

    Legacy's optionholders:

    Following the merger, each option to purchase Legacy common stock outstanding immediately prior to the merger will automatically become an option to purchase shares of Enterprises common stock. The number of shares of Enterprises common stock which may be purchased under such option and the exercise price will be appropriately adjusted to reflect the exchange ratio.

    Legacy's debtholders:

    Following the merger, the Legacy debentures and Legacy notes will remain outstanding. As a result of the merger, the Legacy debentures will be convertible into Enterprises common stock. The number of shares of Enterprises common stock into which the Legacy debentures will be convertible and the conversion price will be appropriately adjusted to reflect the exchange ratio. However, Enterprises has agreed to commence an offer to exchange shares of Enterprises Series A preferred stock for all outstanding Legacy debentures and Legacy notes. The Legacy debentures and Legacy notes will be valued at face value and the Enterprises Series A preferred stock will be valued at $15.00 per share for purposes of the exchange offer. The exchange offer is expected to close concurrently with the merger. In connection with the exchange offer, Enterprises will seek the consent of holders of the Legacy debentures and Legacy notes to release the collateral securing these securities.

    Q: WHAT IS THE PURPOSE OF THE TENDER OFFER?

    A: The purpose of the tender offer is to enable each public holder of shares of Enterprises common stock, which currently has a low trading market, to decide whether to remain a stockholder of Price Legacy or receive a cash payment for his or her shares.

    Q: WHAT IS THE PURPOSE OF THE EXCHANGE OFFER AND CONSENT SOLICITATION?

    A: The purpose of the exchange offer is to improve and simplify the capital structure of Price Legacy by reducing its outstanding indebtedness. In addition, the Enterprises common stock currently held by Legacy secures the Legacy debentures and Legacy notes. If the requisite consent is obtained to release the collateral, Price Legacy will be able to cancel these securities, which will further simplify its capital structure.

    Q: WHAT DO I NEED TO DO TO GET MY SHARES OF ENTERPRISES COMMON STOCK?

    A: After the merger is completed, Price Legacy will send Legacy's stockholders written instructions for exchanging their stock certificates.

    Legacy's stockholders should not send in their stock certificates now.

    Q: WILL I RECOGNIZE INCOME TAX GAIN OR LOSS ON THE MERGER?

    A: Enterprises and Legacy expect that the merger will be tax-free to you for United States federal income tax purposes, other than with respect to cash that Legacy's stockholders will receive instead of fractional shares.

    Q: WHEN DO YOU EXPECT TO COMPLETE THE TRANSACTIONS?

    A: Enterprises and Legacy expect to complete the transactions in September 2001, as quickly as possible after the annual meetings.

    Q: HOW WILL THE TRANSACTIONS CHANGE ENTERPRISES' BOARD OF DIRECTORS?

    A: In the event the merger and the sale of the Enterprises Series B preferred stock are approved and completed, Enterprises will be obligated to appoint three additional directors to its board; two Warburg Pincus nominees and one Enterprises Series A preferred stock nominee. These additional directors will be appointed by Enterprises' board without the approval of Enterprises' stockholders. In that case, Enterprises' board will consist of four Enterprises Series A preferred stock nominees, two Warburg Pincus nominees and two Enterprises Series A preferred stock and Enterprises common stock nominees. In this instance, holders of Enterprises Series A preferred stock will no longer have the right to elect a majority of Enterprises' board.

    Q: WHAT DO I NEED TO DO NOW?

    A: After carefully reading and considering the information contained in this joint proxy statement/prospectus, please complete, sign and date your proxy card and return it in the enclosed postage-prepaid envelope so that your shares may be represented at your annual meeting. You may also attend your annual meeting in person instead of submitting a proxy.

    Q: HOW CAN I CHANGE MY VOTE?

    A: You can change your vote by sending in a written notice of revocation or a later-dated, signed proxy card to your company's secretary before your annual meeting or by attending the meeting in person and voting.

    Q: IF MY BROKER HOLDS MY SHARES IN "STREET NAME," WILL MY BROKER VOTE MY SHARES?

    A: Your broker will not vote your shares unless you follow the directions your broker provides to you regarding how to vote your shares on the actions proposed in this joint proxy statement/prospectus. For Enterprises' stockholders, if you fail to provide your broker with instructions, it will have the same effect as a vote against each of the Enterprises merger charter amendments and the Enterprises issuance charter amendments. For Legacy's stockholders, if you fail to provide your broker with instructions, it will have the same effect as a vote against the merger agreement. For all other proposals, the failure to provide your broker with instructions will not affect the outcome of the proposals.

    Q: HOW DOES LEGACY INTEND TO VOTE ITS SHARES OF ENTERPRISES COMMON STOCK?

    A: Legacy currently holds 91.3% of the Enterprises common stock, which represents 77.3% of the voting power of Enterprises. Legacy has agreed to vote its shares in favor of the issuance of the merger consideration, the sale of the Enterprises Series B preferred stock, the Enterprises merger charter amendments, the Enterprises issuance charter amendments, the adoption of the Enterprises option plan and the election of the Enterprises Series A preferred stock and Enterprises common stock nominees to the board of directors. BECAUSE OF THIS VOTING CONTROL, LEGACY CAN CAUSE THE APPROVAL OF THESE PROPOSALS WITHOUT THE AFFIRMATIVE VOTE OF ANY OTHER STOCKHOLDER OF ENTERPRISES. Legacy has no right to vote on the Enterprises Series A preferred stock nominees to Enterprises' board.

    Q: HAVE STOCKHOLDERS OF LEGACY AGREED TO VOTE IN FAVOR OF THE ADOPTION OF THE MERGER AGREEMENT?

    A: As of August 3, 2001, Legacy's directors and executive officers beneficially owned approximately 19% of the Legacy common stock. Some of Legacy's directors and executive officers and other affiliates of Legacy, which hold an aggregate of approximately 20% of the Legacy common stock, have agreed to vote in favor of the merger agreement.

    For the merger to become effective, the holders of a majority of the outstanding shares of Legacy common stock must approve the merger agreement.

    Q: WHO SHOULD I CALL WITH QUESTIONS?

    If you have any questions, please call Graham R. Bullick, Ph.D., Senior Vice President--Capital Markets of Enterprises and Legacy, at (858) 675-9400X316.

                                    SUMMARY

    THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS JOINT PROXY STATEMENT/PROSPECTUS AND MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. ENTERPRISES AND LEGACY URGE YOU TO CAREFULLY READ THE ENTIRE DOCUMENT BEFORE YOU DECIDE HOW TO VOTE. SEE "WHERE YOU CAN FIND MORE INFORMATION" ON PAGE 197.

THE COMPANIES

PRICE ENTERPRISES, INC. (PAGES 83-87)
17140 Bernardo Center Drive, Suite 300
San Diego, California 92128
(858) 675-9400

    Price Enterprises, Inc., a Maryland corporation, is a self-administered, self-managed REIT. Its principal business is to own, operate, lease, manage, acquire and develop retail real property. In addition, it owns four self storage facilities and has a 50% interest in three joint ventures. Enterprises was originally incorporated in July 1994 as a Delaware corporation and began operations as a wholly-owned subsidiary of Costco Companies, Inc., formerly Price/ Costco, Inc. In 1994, Costco spun-off Enterprises and transferred to Enterprises, as part of a voluntary exchange offer, substantially all of the real estate assets which historically formed Costco's non-club real estate business segment, merchandising business entities and other assets. In
August 1997, Enterprises' merchandising businesses, real estate properties held for sale and various other assets were spun-off to PriceSmart, Inc. Through a stock distribution, PriceSmart became a separate public company. Since that time, Enterprises has engaged in a combination of acquiring, developing, owning, managing and/or selling real estate assets, primarily shopping centers. The PriceSmart distribution resulted in Enterprises becoming eligible to elect federal tax treatment as a REIT, which allows Enterprises to substantially eliminate its obligation to pay taxes on income.

EXCEL LEGACY CORPORATION (PAGES 88-90)
17140 Bernardo Center Drive, Suite 300
San Diego, California 92128
(858) 675-9400

    Excel Legacy Corporation, a Delaware corporation, was formed on November 17, 1997 as a wholly-owned subsidiary of Excel Realty Trust, Inc., a Maryland corporation and a REIT. On March 31, 1998, Excel Realty Trust effected a spin-off of Legacy's business through a special dividend of all of its outstanding common stock to holders of the Excel Realty Trust common stock. Excel Realty Trust effected this spin-off to allow Legacy to pursue a wider variety of real estate opportunities including owning, acquiring, developing and managing mixed-use and retail properties and real estate related operating companies throughout the United States and Canada.

RELATIONSHIP OF ENTERPRISES AND LEGACY

    In November 1999, Legacy completed its exchange offer for the Enterprises common stock. In the Legacy exchange offer, Legacy acquired approximately 91.3% of the Enterprises common stock, which represents approximately 77.3% of the voting power of Enterprises.

    At the close of the Legacy exchange offer, Legacy took over daily management of Enterprises, including property management and finance.

PROPOSALS FOR THE ENTERPRISES ANNUAL MEETING (PAGES 38-41)

    The Enterprises annual meeting is being held for the following purposes:

    - to approve the issuance of the merger consideration,

    - to approve the sale of the Enterprises Series B preferred stock,

    - to approve the Enterprises merger charter amendments,

    - to approve the Enterprises issuance charter amendments,

    - to approve and adopt the Enterprises option plan,

    - to elect five persons to Enterprises' board of directors, and

    - to consider and act upon such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

PROPOSALS FOR THE LEGACY ANNUAL MEETING (PAGES 42-43)

    The Legacy annual meeting is being held for the following purposes:

    - to approve the merger agreement,

    - to elect eight persons to Legacy's board of directors, and

    - to consider and act upon such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

THE MERGER (PAGES 54-73)

    In the proposed merger, a wholly-owned subsidiary of Enterprises will merge with and into Legacy and Legacy will become a wholly-owned subsidiary of Enterprises. The merger agreement is attached to this joint proxy statement/prospectus as Annex A. You are encouraged to read it carefully.

    On August 3, 2001, the closing price for the Legacy common stock was $2.05 per share, and the closing prices of the Enterprises common stock and Enterprises Series A preferred stock were $6.75 and $15.81 per share, respectively. The closing price of the Enterprises common stock increased from $5.75 per share on March 21, 2001 (the day immediately prior to the public announcement of the merger agreement) to $6.83 per share on March 22, 2001. Enterprises and Legacy believe that this increase in market price is largely a result of the announcement of Enterprises' offer to purchase all outstanding shares of Enterprises common stock (other than those shares currently held by Legacy and those shares issued in the merger) at a cash price of $7.00 per share.

    Based on (1) $4.89 per share for the Enterprises common stock, which is equal to the closing price of $5.75 per share on March 21, 2001 (the day immediately prior to the public announcement of the merger agreement), less a 15% discount to reflect the low trading volume of the Enterprises common stock, and (2) the 61,540,849 shares of Legacy common stock outstanding on August 3, 2001, Enterprises will issue approximately 41,029,284 shares of Enterprises common stock in the merger for total merger consideration of approximately $200.7 million, or the equivalent of $3.26 for each share of Legacy common stock.

    The exchange ratio was determined by comparing the fair value per common share of the companies' net assets and upside potential associated with their development and other projects, as estimated by management without third party appraisals.

    Following the transactions, the holders of Legacy common stock will control approximately 63.8% of the voting power of Price Legacy.

HOW THE MERGER AFFECTS THE HOLDERS OF ENTERPRISES' AND LEGACY'S SECURITIES

Enterprises' stockholders:

    Following the merger, each share of Enterprises common stock and Enterprises Series A preferred stock will remain outstanding. However, Enterprises has agreed to commence an offer to purchase all outstanding shares of Enterprises common stock (other than those shares currently held by Legacy and those shares issued in the merger) for $7.00 per share in cash. The tender offer is expected to close concurrently with the merger.

Legacy's stockholders:

    Following the merger, the Legacy common stockholders will receive, in exchange for each share of Legacy common stock outstanding immediately prior to the merger, 0.6667 of a share of Enterprises common stock.

    Instead of fractional shares of Enterprises common stock, Legacy's stockholders will receive cash, based on the average closing price for the Enterprises common stock for the five trading days prior to the effective time of the merger.

Legacy's optionholders:

    Following the merger, each option to purchase Legacy common stock outstanding immediately prior to the merger will automatically become an option to purchase shares of Enterprises common stock. The number of shares of Enterprises common stock which may be purchased under such option and

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the exercise price will be appropriately adjusted to reflect the exchange ratio.

Legacy's debtholders:

    Following the merger, the Legacy debentures and Legacy notes will remain outstanding. As a result of the merger, the Legacy debentures will be convertible into Enterprises common stock. The number of shares of Enterprises common stock into which the Legacy debentures will be convertible and the conversion price will be appropriately adjusted to reflect the exchange ratio. However, Enterprises has agreed to commence an offer to exchange shares of Enterprises Series A preferred stock for all outstanding Legacy debentures and Legacy notes. The Legacy debentures and Legacy notes will be valued at face value and the Enterprises Series A preferred stock will be valued at $15.00 per share for purposes of the exchange offer. The exchange offer is expected to close concurrently with the merger. In connection with the exchange offer, Enterprises will seek the consent of holders of the Legacy debentures and Legacy notes to release the collateral securing these securities.

RECORD DATE AND VOTING (PAGES 39-43)

Enterprises' stockholders:

    Each holder of record of Enterprises common stock and Enterprises Series A preferred stock at the close of business on August 3, 2001 is entitled to vote at the Enterprises annual meeting. The affirmative vote of a majority of the voting power of the Enterprises common stock and Enterprises Series A preferred stock entitled to vote at the annual meeting, voting together as a single class, is required to approve each of the Enterprises merger charter amendments and the Enterprises issuance charter amendments.

    The affirmative vote of a majority of the voting power of the Enterprises common stock and Enterprises Series A preferred stock, voting together as a single class, cast at the Enterprises annual meeting is required to approve each of the issuance of the merger consideration, the sale of the Enterprises
Series B preferred stock and the adoption of the Enterprises option plan.
    Directors are elected by a plurality of the votes of the shares present in person or represented by proxy at the annual meeting and entitled to vote on the election of directors. Holders of Enterprises Series A preferred stock, voting as a separate class, will vote for the election of the Enterprises Series A preferred stock nominees to Enterprises' board and holders of Enterprises
Series A preferred stock and Enterprises common stock, voting together as a single class, will vote for the election of the Enterprises Series A preferred stock and Enterprises common stock nominees to Enterprises' board.

    Holders of Enterprises common stock are entitled to one vote per share and holders of Enterprises Series A preferred stock are entitled to 1/10 of one vote per share for all matters properly brought before the annual meeting.

    The failure to vote or a vote to abstain will have the same legal effect as a vote cast against each of the Enterprises merger charter amendments and the Enterprises issuance charter amendments. The failure to vote or a vote to abstain will have no effect on the approval of the issuance of the merger consideration, the sale of the Enterprises Series B preferred stock, the adoption of the Enterprises option plan and the election of nominees to Enterprises' board.

    LEGACY CURRENTLY HOLDS 91.3% OF THE ENTERPRISES COMMON STOCK, WHICH REPRESENTS 77.3% OF THE VOTING POWER OF ENTERPRISES. LEGACY HAS AGREED TO VOTE ITS SHARES IN FAVOR OF THE ISSUANCE OF THE MERGER CONSIDERATION, THE SALE OF THE ENTERPRISES SERIES B PREFERRED STOCK, THE ENTERPRISES MERGER CHARTER AMENDMENTS, THE ENTERPRISES ISSUANCE CHARTER AMENDMENTS, THE ADOPTION OF THE ENTERPRISES OPTION PLAN AND THE ELECTION OF THE ENTERPRISES SERIES A PREFERRED STOCK AND ENTERPRISES COMMON STOCK NOMINEES TO THE BOARD OF DIRECTORS. BECAUSE OF THIS VOTING CONTROL, LEGACY CAN CAUSE THE APPROVAL OF THESE PROPOSALS WITHOUT THE AFFIRMATIVE VOTE OF ANY OTHER STOCKHOLDER OF ENTERPRISES. LEGACY HAS NO RIGHT TO VOTE ON THE ENTERPRISES SERIES A PREFERRED STOCK NOMINEES TO ENTERPRISES' BOARD.

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For the merger to become effective, the holders of a majority of the outstanding shares of Legacy common stock must approve the merger agreement. Holders of approximately 20% of the Legacy common stock have agreed to vote in favor of the merger agreement.

Legacy's stockholders:

    Each holder of record of Legacy common stock at the close of business on August 3, 2001 is entitled to vote at the Legacy annual meeting. The affirmative vote of a majority of the outstanding shares of Legacy common stock is required to approve the merger agreement.

    Directors are elected by a plurality of the votes of the shares present in person or represented by proxy at the annual meeting and entitled to vote on the election of directors.

    Holders of Legacy common stock are entitled to one vote per share for all matters properly brought before the annual meeting.

    The failure to vote or a vote to abstain will have the same legal effect as a vote cast against the merger agreement. The failure to vote or a vote to abstain will have no effect on the election of nominees to Legacy's board.

    As of August 3, 2001, Legacy's directors and executive officers beneficially owned approximately 19% of the Legacy common stock. Some of Legacy's directors and executive officers and other affiliates of Legacy, who hold an aggregate of approximately 20% of the Legacy common stock, have agreed to vote in favor of the merger agreement.

CONDITIONS TO THE MERGER (PAGES 79-81)

    The completion of the merger depends on the satisfaction or waiver of a number of conditions, including the following:

    - approval of the issuance of the merger consideration, the Enterprises merger charter amendments and the adoption of the Enterprises option plan by the stockholders of Enterprises,

    - approval of the merger agreement by the stockholders of Legacy,

    - absence of any law or any injunction that effectively prohibits the merger,

    - receipt of legal opinions regarding the treatment of the merger as a tax-free reorganization, and

    - other customary contractual conditions specified in the merger agreement.

    Unless prohibited by law, either Enterprises or Legacy may elect to waive a condition in its favor that has not been satisfied and complete the merger anyway. In the event material conditions are waived, Enterprises and Legacy intend to amend and recirculate this joint proxy statement/prospectus.

    IF THE MERGER IS APPROVED AND THE OTHER CUSTOMARY CLOSING CONDITIONS ARE SATISFIED, THE MERGER AND THE SALE OF THE ENTERPRISES SERIES B PREFERRED STOCK WILL OCCUR CONTEMPORANEOUSLY. ENTERPRISES MAY ELECT NOT TO COMPLETE THE MERGER IF, IMMEDIATELY PRIOR TO THE MERGER, ITS BOARD IS NOT SATISFIED THAT THE SALE OF THE ENTERPRISES SERIES B PREFERRED STOCK WILL OCCUR.

TERMINATION OF THE MERGER AGREEMENT (PAGES 81-82)

    Enterprises and Legacy can mutually agree to terminate the merger agreement without completing the merger, and either Enterprises or Legacy can terminate the merger agreement upon the occurrence of a number of events, including if:

    - the merger is not completed by November 21, 2001, so long as the party seeking to terminate did not prevent the completion of the merger by failing to perform any of its obligations under the merger agreement,

    - Enterprises' stockholders do not approve the issuance of the merger consideration, the Enterprises merger charter amendments and the adoption of the Enterprises option plan,

    - Legacy's stockholders do not approve the merger agreement,

    - any governmental entity issues a nonappealable final order that makes the merger illegal,

    - the other party materially breaches any of its representations or warranties or fails to perform any of its covenants or agreements in the merger agreement, which breach or failure to perform is incapable of being cured or is not cured within ten business days of written notice, or

    - the other party knowingly and materially breaches its covenant not to solicit takeover proposals or participates in discussions relating to a takeover proposal, except as specifically permitted by the merger agreement.

    The merger agreement does not require either party to pay a termination fee if the merger agreement is terminated.

THE SALE OF THE ENTERPRISES SERIES B PREFERRED STOCK (PAGES 140-143)

    Warburg Pincus is paying $100 million in cash for 17,985,612 shares, or 91.5%, of Enterprises Series B preferred stock and a warrant to purchase an aggregate of 2,500,000 shares of Enterprises common stock with an exercise price of $8.25 per share. The securities purchase agreement is attached to this joint proxy statement/prospectus as Annex B. You are encouraged to read it carefully.

    In addition, Enterprises and Sol Price, a significant stockholder of Enterprises and Legacy through various entities, have agreed to convert an existing Legacy promissory note payable to an affiliate of Sol Price, The Price Group, of approximately $9.3 million into 1,681,142 shares, or 8.5%, of Enterprises Series B preferred stock and a warrant to purchase 233,679 shares of Enterprises common stock with an exercise price of $8.25 per share immediately after the sale of the Enterprises Series B preferred stock to Warburg Pincus, which represents the same financial terms agreed to in the securities purchase agreement.

    The conversion agreement, which effects the conversion of the Legacy promissory note into Enterprises Series B preferred stock, provides that The Price Group will, along with Warburg Pincus, become a party to a registration rights agreement with all rights of an investor under the agreement other than those relating to demand registrations. The conversion agreement does not provide The Price Group with any of the other rights, such as representations, warranties, covenants, indemnities and termination fees, provided to Warburg Pincus in the securities purchase agreement. Warburg Pincus has consented to this transaction.

    For the first 45 months after issuance, all distributions on the Enterprises Series B preferred stock will be payable in additional shares of Enterprises Series B preferred stock. Enterprises will issue an additional 7,792,101 shares of Enterprises Series B preferred stock in the form of distributions, resulting in a total of 27,458,855 shares of Enterprises Series B preferred stock outstanding after 45 months. This increase in the number of outstanding shares of Enterprises Series B preferred stock will also increase the aggregate amount of cash distributions payable on the Enterprises Series B preferred stock, resulting in less cash available for distributions on the Enterprises common stock. For example, once Enterprises has issued all 27,458,855 shares of Enterprises Series B preferred stock, holders of Enterprises common stock will receive distributions only if Price Legacy's REIT taxable income exceeds
$47.6 million, which is the aggregate amount of cash distributions payable on the Enterprises Series A preferred stock and Enterprises Series B preferred stock after 45 months.

    As of August 3, 2001, Warburg Pincus had no control over the voting power of Enterprises and Sol Price controlled approximately 5.4% of the voting power of Enterprises. Following the completion of the merger and the sale of the Series B preferred stock, Warburg Pincus will control approximately 28% of the voting power of Price Legacy and Sol Price will control approximately 9.4% of the voting power of Price Legacy. In addition, the voting power of Warburg Pincus and Sol Price will increase after 45 months to approximately 35.2% and 10.3%, respectively, as a result of the additional shares of Enterprises Series B preferred stock payable to them as distributions.

    Following the completion of the transactions, affiliates of Price Legacy will hold approximately 71.3% of Price Legacy's preferred stock, entitling them to an aggregate of approximately $26.1 million per year in distributions. In addition, the voting power and distributions payable to these stockholders will increase as a result of the additional shares of Enterprises Series B preferred stock payable to them as distributions.

CONDITIONS TO THE SALE OF THE ENTERPRISES SERIES B PREFERRED STOCK
(PAGES 150-152)

    The completion of the sale of the Enterprises Series B preferred stock depends on the satisfaction or waiver of a number of conditions, including the following:

    - Enterprises' election to be taxed as a REIT and its compliance with all applicable laws necessary to permit it to be taxed as a REIT,

    - approval of the issuance of the merger consideration, the sale of the Enterprises Series B preferred stock and the Enterprises issuance charter amendments by the stockholders of Enterprises,

    - absence of any law or any injunction that effectively prohibits the sale of the Enterprises Series B preferred stock,

    - receipt of legal opinions regarding Enterprises' qualification as a REIT under the Internal Revenue Code of 1986, as amended, or the Code,

    - appointment of two Warburg Pincus nominees to Price Legacy's board,

    - completion of the merger, and

    - other customary contractual conditions specified in the securities purchase agreement.

    Some of the conditions to the sale of the Enterprises Series B preferred stock may be waived by the party entitled to assert the condition.

ISSUANCE OF ADDITIONAL SHARES TO WARBURG PINCUS

    The securities purchase agreement also requires Price Legacy to issue additional shares of Enterprises Series B preferred stock to Warburg Pincus, enabling Warburg Pincus to maintain its percentage ownership in Price Legacy in the event that any of the shares of Enterprises common stock currently pledged as collateral for the Legacy debentures and Legacy notes are transferred to, or become beneficially owned by, any person other than Price Legacy, Legacy or any of their wholly-owned subsidiaries, including as a result of a default on the Legacy debentures and Legacy notes.

TERMINATION OF THE SECURITIES PURCHASE AGREEMENT (PAGE 153)

    Enterprises and Warburg Pincus can mutually agree to terminate the securities purchase agreement prior to the closing of the sale of the Enterprises Series B preferred stock, and either Enterprises or Warburg Pincus can terminate the securities purchase agreement upon the occurrence of the following events:

    - if Enterprises' stockholders do not approve the issuance of the merger consideration, the sale of the Enterprises Series B preferred stock and the Enterprises issuance charter amendments,

    - if Enterprises' board withdraws or modifies its recommendation in favor of the issuance of the merger consideration, the sale of the Enterprises Series B preferred stock and the Enterprises issuance charter amendments,

    - if there is a material breach of any representation or warranty or failure to perform any covenant or agreement in the securities purchase agreement by the other party, which cannot be or is not cured within 20 days of written notice,

    - if any governmental entity issues a nonappealable final order that makes the sale of the Enterprises Series B preferred stock illegal or otherwise restricts it, or

    - if the merger is not completed by November 21, 2001.

    In addition, Enterprises may terminate the securities purchase agreement to allow it to enter into an agreement relating to a third-party proposal that its board determines is more favorable to Enterprises' stockholders than the terms and conditions of the securities purchase agreement.

TERMINATION FEES (PAGES 153-154)

    Enterprises has agreed to pay Warburg Pincus a termination fee of $1 million upon termination of the securities purchase agreement:

    - by either party because Enterprises is unable to obtain stockholder approval of the issuance of the merger consideration, the sale of the Enterprises Series B preferred stock or the Enterprises issuance charter amendments,

    - by either party because the merger is not completed by November 21, 2001, or

    - by Warburg Pincus if Enterprises cannot or does not cure a breach of its representations or warranties or fails to perform any of its covenants or agreements under the securities purchase agreement within the 20-day cure period.

    Enterprises has agreed to pay Warburg Pincus a termination fee of $4 million if the securities purchase agreement is terminated:

    - by Warburg Pincus because Enterprises' board withdraws or modifies its recommendation in favor of the issuance of the merger consideration, the sale of the Enterprises Series B preferred stock and the Enterprises issuance charter amendments, or

    - by Enterprises to allow it to enter into an agreement relating to a third-party proposal that its board determines is more favorable to Enterprises' stockholders than the terms and conditions of the securities purchase agreement.

    Enterprises has agreed to pay an additional termination fee of $3 million if Warburg Pincus terminates the securities purchase agreement due to an event requiring a $1 million termination fee and within one year after the termination, Enterprises or Legacy enters into:

    - an acquisition of more than 25% of the equity securities of Enterprises or Legacy or of all or substantially all of the assets of Enterprises or Legacy, other than as contemplated by the securities purchase agreement, or

    - a merger, consolidation, other business combination or liquidation of Enterprises or Legacy, other than the merger between Enterprises and Legacy.

    The securities purchase agreement does not require Warburg Pincus to pay a termination fee to Enterprises under any circumstance.

REGULATORY MATTERS (PAGE 66)

    Neither Enterprises nor Legacy is aware of any federal or state regulatory approvals that must be obtained in connection with the transactions.

ENTERPRISES' BOARD OF DIRECTORS FOLLOWING THE TRANSACTIONS (PAGES 168-172)

    In the event the merger and the sale of the Enterprises Series B preferred stock are approved and completed, Enterprises will be obligated to appoint three additional directors to its board; two Warburg Pincus nominees and one Enterprises Series A preferred stock nominee. These additional directors will be appointed by Enterprises' board without the approval of Enterprises' stockholders. In that case, Enterprises' board will consist of four Enterprises Series A preferred stock nominees, two Warburg Pincus nominees and two Enterprises Series A preferred stock and Enterprises common stock nominees. In this instance, holders of Enterprises Series A preferred stock will no longer have the right to elect a majority of Enterprises' board.

BOARD RECOMMENDATIONS (PAGES 50-53)

Enterprises' stockholders:

    AFTER CAREFUL CONSIDERATION, ENTERPRISES' BOARD HAS DETERMINED THAT THE ISSUANCE OF THE MERGER CONSIDERATION, THE SALE OF THE ENTERPRISES SERIES B PREFERRED STOCK, THE ENTERPRISES MERGER CHARTER AMENDMENTS, THE ENTERPRISES ISSUANCE CHARTER AMENDMENTS AND THE ADOPTION OF THE ENTERPRISES OPTION PLAN ARE ADVISABLE AND HAS DIRECTED THAT THEY BE SUBMITTED TO ENTERPRISES' STOCKHOLDERS FOR THEIR APPROVAL. ENTERPRISES' BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF THESE PROPOSALS AND THE ELECTION TO ENTERPRISES' BOARD OF DIRECTORS OF EACH NOMINEE NAMED IN THIS JOINT PROXY STATEMENT/PROSPECTUS.

Legacy's stockholders:

    AFTER CAREFUL CONSIDERATION, LEGACY'S BOARD HAS DETERMINED THAT THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED IN THE MERGER AGREEMENT ARE ADVISABLE AND HAS DIRECTED THAT THE MERGER AGREEMENT BE SUBMITTED TO LEGACY'S STOCKHOLDERS FOR THEIR APPROVAL. LEGACY'S BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF THE MERGER AGREEMENT AND THE ELECTION TO LEGACY'S BOARD OF DIRECTORS OF EACH NOMINEE NAMED IN THIS JOINT PROXY STATEMENT/PROSPECTUS.

OPINIONS OF FINANCIAL ADVISORS (PAGES 55-65)

    In deciding to approve the merger, Enterprises' and Legacy's boards of directors considered opinions from their respective financial advisors.

    Enterprises' financial advisor, American Appraisal Associates, Inc., has delivered a written opinion to Enterprises' board as to the fairness, from a financial point of view, to Enterprises' unaffiliated stockholders of the exchange ratio provided for in the merger and of the $7.00 per share price to be offered by Enterprises in the tender offer for its outstanding common stock. The full text of American Appraisal's written opinion is attached to this joint proxy statement/prospectus as Annex G. Enterprises encourages you to read this opinion carefully in its entirety for a description of the procedures followed, assumptions made, matters considered and limitations on the review undertaken. American Appraisal's opinion is directed to Enterprises' board and does not constitute a recommendation to any stockholder as to any matter relating to the merger or the tender offer.

    Legacy's financial advisor, Appraisal Economics, Inc., has delivered a written opinion to Legacy's board as to the fairness to holders of the Legacy common stock, from a financial point of view, of the exchange ratio provided for in the merger. The full text of Appraisal Economics' opinion is attached to this joint proxy statement/prospectus as Annex H. Legacy urges you to read this opinion carefully in its entirety for a description of the procedures followed, assumptions made, matters considered and limitations on the review undertaken. Appraisal Economics' opinion is directed to Legacy's board and does not constitute a recommendation to any stockholder as to any matter relating to the merger.

    None of the fees paid to either American Appraisal or Appraisal Economics, in connection with their respective fairness opinions, are contingent on the completion of the merger.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES (PAGES 70-73)

    The exchange of Legacy common stock for Enterprises common stock, other than cash paid for fractional shares, is intended to be tax-free to Legacy's stockholders for United States federal income tax purposes. Tax matters are very complicated and the tax consequences of the merger to you will depend on your own personal circumstances. You should consult your tax advisors for a full understanding of all of the tax consequences of the merger to you.

THE RIGHTS OF LEGACY'S STOCKHOLDERS WILL CHANGE (PAGES 124-139)

    The rights of Legacy's stockholders are determined by Delaware General Corporation Law, or the DGCL, and by Legacy's charter and bylaws. When the merger is completed, Legacy's stockholders will become stockholders of Price Legacy. The rights of Price Legacy's stockholders will be governed by Maryland General Corporation Law, or the MGCL, Price Legacy's charter and bylaws, and special rules applicable to REITs. Stockholders' rights under the MGCL differ from those under the DGCL. For example, under the MGCL, the board of directors of some corporations, including Price Legacy, may elect to classify the board and designate the directors to serve in each class without stockholder approval, and stockholders do not have appraisal rights with respect to stock that is not entitled to vote on the transaction that gave rise to the appraisal rights. As a result of different governing and organizational documents, Legacy's stockholders will have different rights as Price Legacy's stockholders than they currently have as stockholders of Legacy.

    Following these transactions, Price Legacy is expected to qualify as a REIT. To qualify as a REIT, Price Legacy must distribute at least 90% of its REIT taxable income, to its stockholders (determined without regard to the dividends paid deduction and excluding capital gains), and will be subject to tax to the extent it distributes less than 100% of its REIT taxable income. Price Legacy is expected to distribute in excess of this minimum requirement, or approximately 100% of its REIT taxable income, to its stockholders following the transactions. As a result, holders of Enterprises common stock will receive distributions only if Price Legacy's REIT taxable income exceeds $43.7 million, which is the aggregate amount of annual distributions initially payable on the Enterprises Series A preferred stock and Enterprises Series B preferred stock. Based on the pro forma financial information of Price Legacy, holders of Enterprises common stock would not have been entitled to any distributions for the quarter ended March 31, 2001 after giving effect to the transactions.

ANTICIPATED ACCOUNTING TREATMENT (PAGE 66)

    Price Legacy will account for the merger using the purchase method of accounting, which means that the assets and liabilities of Legacy, including intangible assets, will be recorded at their fair value and the results of operations of Legacy will be included in Price Legacy's results from the date of acquisition.

THE ENTERPRISES MERGER CHARTER AMENDMENTS (PAGES 157-158)

    As a condition to Legacy's obligation to complete the merger, Enterprises is required to amend its charter to:

    - change the name of Enterprises to Price Legacy Corporation,

    - increase the number of authorized shares of capital stock from 100,000,000 to 150,000,000, and

    - increase the number of directors of Enterprises to seven, with four directors to be elected by the holders of Enterprises Series A preferred stock and three directors to be elected by the holders of Enterprises Series A preferred stock and Enterprises common stock, voting together as a single class.

THE ENTERPRISES ISSUANCE CHARTER AMENDMENTS (PAGES 159-161)

    As a condition to Warburg Pincus' obligation to purchase the Enterprises Series B preferred stock, Enterprises is required to amend and restate its charter to:

    - change the name of Enterprises to Price Legacy Corporation,

    - increase the number of authorized shares of capital stock from 100,000,000 to 150,000,000,

    - designate the Enterprises Series B preferred stock,

    - increase the number of directors of Enterprises to eight, with four directors to be elected by the holders of Enterprises Series A preferred stock, two directors to be elected by the holders of Enterprises Series A preferred stock and Enterprises common stock, voting together as a single class, and two directors to be elected by Warburg Pincus,

    - permit Enterprises' board to increase or decrease the number of shares of Enterprises' authorized capital stock without stockholder approval,

    - provide the directors elected by Warburg Pincus with specified approval rights, and

    - limit appraisal rights.

    The Enterprises issuance charter amendments will only be effected if the merger, the sale of the Enterprises Series B preferred stock, the Enterprises merger charter amendments, the Enterprises issuance charter amendments and the Enterprises option plan are approved. If the merger, the Enterprises merger charter amendments and the Enterprises option plan are approved, but the sale of the Enterprises Series B preferred stock and/or the Enterprises issuance charter amendments are not approved, Enterprises' charter will be amended only to effect the Enterprises merger charter amendments. If neither the merger nor the sale of the Enterprises Series B preferred stock is approved, then no amendments to Enterprises' charter will be effected, regardless of whether any such amendments are approved.

DIRECTORS AND OFFICERS OF ENTERPRISES AND LEGACY HAVE CONFLICTS OF INTEREST IN THE MERGER (PAGES 66-68)

    When considering the recommendations of Legacy's and Enterprises' boards of directors, you should be aware that some Legacy and Enterprises directors and officers have interests in the merger that are different from, or are in addition to, yours. These interests include the relationship of several directors to The Price Group, a significant stockholder of both companies, the post-merger membership of some Legacy directors and Enterprises directors on Price Legacy's board of directors, Legacy officers and Enterprises officers serving as officers of Price Legacy and the indemnification of directors and officers of Legacy against some liabilities both before and after the merger.

    The exchange ratio was determined by comparing the fair value per common share of the companies' net assets and upside potential associated with their development and other projects, as estimated by management without third party appraisals. Although management had a conflict of interest in estimating these values, they did not obtain third party appraisals or representation for any unaffiliated stockholders.
    As of August 3, 2001, Enterprises' directors and executive officers controlled approximately 2.3% of the voting power of Enterprises, and Legacy's directors and executive officers controlled approximately 19% of the voting power of Legacy. After completion of the merger, the directors and executive officers of Price Legacy will control approximately 15% of the voting power of Price Legacy.

    As of August 3, 2001, Enterprises' and Legacy's directors and executive officers also beneficially owned approximately $0.8 million in principal amount of Legacy debentures, representing approximately 2.3% of the outstanding principal amount of Legacy debentures, and approximately $0.4 million in principal amount of Legacy notes, representing approximately 2.3% of the outstanding principal amount of Legacy notes.

    As of August 3, 2001, The Price Group, an affiliate of Enterprises, controlled approximately 8.5% of the voting power of Legacy. After completion of the merger, The Price Group will control approximately 8.2% of the voting power of Price Legacy.

    As a result of the merger, Legacy's directors and executive officers will receive options to purchase an aggregate of approximately 156,006 shares of Enterprises common stock in exchange for their Legacy stock options and an aggregate of approximately 4,304,945 shares of Enterprises common stock in exchange for their shares of Legacy common stock. In addition, The Price Group will receive approximately 3,500,175 shares of Enterprises common stock in the merger.

    In addition, in January 2001, Legacy's officers and directors cancelled options with exercise prices in excess of current trading prices (i.e. out-of-the-money options) to purchase a total of 4,049,000 shares of Legacy common stock. Enterprises agreed in the merger agreement to consider the number of options cancelled by these individuals in determining the size of future option grants, if any, to these individuals following the closing of the transactions. However, no specific agreement or commitment as to the amount or timing of any future option grants has been made.

    Other than as described above and payments made to directors and officers in their capacities as such, no payments or benefits will be paid to Enterprises' or Legacy's directors or officers as a result of the merger or related transactions.

NO APPRAISAL RIGHTS (PAGE 66)

    Holders of Legacy common stock will not have appraisal rights as a result of the transactions because the Legacy common stock was quoted on the American Stock Exchange on the record date for determining stockholders entitled to vote at the Legacy annual meeting. Holders of Enterprises common stock and Enterprises Series A preferred stock will not have appraisal rights because the Enterprises common stock and Enterprises Series A preferred stock will remain outstanding after the transactions.

TRADING OF THE ENTERPRISES COMMON STOCK AND THE ENTERPRISES SERIES A PREFERRED STOCK

    The Enterprises common stock is currently traded on the Nasdaq National Market under the symbol "PREN." Following the merger, the Enterprises common stock, including shares of Enterprises common stock issued in connection with the merger, will be traded on the American Stock Exchange under the symbol "XLG." The Enterprises Series A preferred stock will continue to be traded on the Nasdaq National Market under the symbol "PRENP."

ENTERPRISES' OFFER TO PURCHASE (PAGE 69)

    The merger agreement obligates Enterprises to commence an offer to purchase all outstanding shares of Enterprises common stock (other than those shares currently held by Legacy and those shares issued in the merger) at a cash price of $7.00 per share. Enterprises' obligation to purchase the shares is conditioned on the completion of the merger. The tender offer is expected to close concurrently with the merger.

    Enterprises is making this offer through an Offer to Purchase which is being distributed to holders of Enterprises common stock. Holders of Enterprises common stock are encouraged to carefully read the Offer to Purchase and the related letter of transmittal.

ENTERPRISES' OFFER TO EXCHANGE (PAGE 69)

    The merger agreement also obligates Enterprises to commence an offer to exchange shares of Enterprises Series A preferred stock for all outstanding Legacy debentures and Legacy notes. The Legacy debentures and Legacy notes will be valued at face value and the Enterprises Series A preferred stock will be valued at $15.00 per share for purposes of the exchange offer. Enterprises' obligation to exchange Legacy's debt securities is conditioned on the completion of the merger. The exchange offer is expected to close concurrently with the merger. In connection with the exchange offer, Enterprises will seek the consent of holders of the Legacy debentures and Legacy notes to release the collateral securing these securities. However, the exchange offer is not contingent on obtaining this consent.

    Enterprises is making this offer through a Consent Solicitation Statement/Prospectus which is being distributed to holders of the Legacy debentures and Legacy notes. Holders of the Legacy debentures and Legacy notes are encouraged to carefully read the Consent Solicitation Statement/Prospectus and the related consent and letter of transmittal.

RECENT DEVELOPMENTS

    On July 30, 2001, Enterprises and Legacy released estimated second quarter earnings. Enterprises expects that net income for the quarter ended June 30, 2001 will be $2.6 million as compared to $0.2 million for the quarter ended
June 30, 2000. Net income per common share (BASIC AND DILUTED) is expected to be $0.19 per share for the quarter ended June 30, 2001 as compared to $0.01 per share for the quarter ended June 30, 2000.

    Legacy expects that net income for the quarter ended June 30, 2001 will be $0.9 million as compared to a net loss of ($0.2) million for the quarter ended June 30, 2000. Net income per share (BASIC AND DILUTED) is expected to be $0.01 per share for the quarter ended June 30, 2001 as compared to ($0.01) per share for the quarter ended June 30, 2000. Legacy also announced that it is revising its 2000 earnings to reflect a $16.2 million non-cash impairment in the fourth quarter of fiscal year 2000 in an investment made by Legacy in a publicly-traded company, Mace Security International, Inc. As a result of this adjustment, net income (loss) for the twelve-month period ended December 31, 2000 will change from $1.2 million or $0.03 per share BASIC to ($15.0) million or ($0.36) per share BASIC and from $0.02 per share DILUTED to ($0.36) per share DILUTED as compared to a net loss of ($0.8) million or ($0.02) per share BASIC and DILUTED in the twelve-month period ended December 31, 1999.

    On May 14, 2001, Enterprises, Swerdlow Real Estate Group, Inc. and entities affiliated with Swerdlow entered into a purchase and sale agreement effective as of May 7, 2001. Subject to the terms and conditions set forth in the purchase agreement, as subsequently amended, Enterprises has the right to acquire from Swerdlow and its affiliates up to five properties located in Florida for aggregate consideration of $247.3 million, subject to adjustment, including the assumption of mortgage indebtedness.

    The properties are primarily retail centers that contain an aggregate of approximately 2.4 million square feet of gross leasable area. As of May 14, 2001, four properties were operating and were approximately 97% leased to approximately 215 tenants and one property was under development. The top five tenants of the Swerdlow properties as of May 14, 2001, representing approximately 31% of the gross leasable area, were Home Depot, Kmart, Ross, BJ's Wholesale Club and Regal Cinemas.

    The transaction is subject to satisfactory completion of Enterprises' due diligence investigation of the Swerdlow properties and other customary closing conditions. If the necessary conditions are satisfied, the transaction is expected to be completed in the third quarter of 2001. However, no assurance can be given that the transaction will be completed on the terms described in the purchase agreement or in this joint proxy statement/prospectus or at all.

ASSUMPTIONS

    Enterprises and Legacy make several assumptions throughout this joint proxy statement/prospectus in calculating share numbers, voting power, distributions payable and related matters. Unless stated otherwise, Enterprises and Legacy assume that:

    - no outstanding shares of Enterprises common stock are repurchased by Enterprises in the tender offer,

    - no shares of Enterprises Series A preferred stock are exchanged for Legacy debentures or Legacy notes in the exchange offer,

    - the 12,154,289 shares of Enterprises common stock held by Legacy are cancelled in connection with the consent solicitation,

    - the Legacy promissory note payable to The Price Group of approximately $9.3 million is converted into 1,681,142 shares of Enterprises Series B preferred stock immediately after the closing,

    - the warrants to purchase 2,733,679 shares of Enterprises common stock that will be issued to Warburg Pincus and The Price Group have not been exercised,

    - no additional shares of Enterprises Series B preferred stock have yet been issued as distributions on the 19,666,754 shares of Enterprises Series B preferred stock initially sold to Warburg Pincus and The Price Group at or immediately after the closing, and

    - distributions on the Enterprises Series B preferred stock are determined on an annualized (rather than cumulative) basis, by multiplying the first quarter distributions payable after the closing by four.

                      STRUCTURE OF ENTERPRISES AND LEGACY
   BEFORE THE MERGER AND THE SALE OF THE ENTERPRISES SERIES B PREFERRED STOCK

Organizational chart containing the following:

    Two boxes, one of which contains the text: "Legacy Common Stock (publicly held)," and the other of which contains the text: "Legacy Debentures and Legacy Notes (publicly held)" (footnote 1 below), that are connected by lines to a box containing the text: "Legacy," which in turn is connected by a line (which says "91.3% of Enterprises Common Stock" (footnote 2 below)) to a box containing the text: "Enterprises (REIT)."

    Also connected to the box containing the text: "Enterprises (REIT)," are two other boxes, one of which contains the text: "Enterprises Series A Preferred Stock (publicly held)," and the other of which contains the text: "Enterprises Common Stock (publicly held)" (footnote 2 below), with the line to such box saying "8.7% of Enterprises Common Stock."

 FOLLOWING THE MERGER AND THE SALE OF THE ENTERPRISES SERIES B PREFERRED STOCK

Organizational chart containing the following:

Three boxes, one of which contains the text: "Price Legacy Common Stock (publicly held)," another of which contains the text: "Price Legacy Series A Preferred Stock (publicly held)," and the last of which contains the text:
"Price Legacy Series B Preferred Stock" (footnote 4 below), that are connected by lines to a box containing the text: "Price Legacy Corporation (REIT)," which in turn is connected by a line to a box containing the text: "Legacy."

Also connected to the box containing the text: "Legacy," are two other boxes, one of which contains the text "Legacy Debentures and Legacy Notes (publicly held)," and the other of which contains the text: "Excel Legacy Holdings (taxable REIT subsidiary)."

Footnotes:

1 ENTERPRISES IS OFFERING TO EXCHANGE SHARES OF ENTERPRISES SERIES A PREFERRED STOCK FOR ALL OUTSTANDING LEGACY DEBENTURES AND LEGACY NOTES IN THE EXCHANGE OFFER.

2 THE SHARES OF ENTERPRISES COMMON STOCK CURRENTLY HELD BY LEGACY SERVE AS THE COLLATERAL SECURING THE LEGACY DEBENTURES AND LEGACY NOTES. ENTERPRISES IS SEEKING THE CONSENT OF HOLDERS OF THE LEGACY DEBENTURES AND LEGACY NOTES TO RELEASE THE COLLATERAL. IF THE REQUISITE CONSENT IS OBTAINED, THESE SHARES WILL BE CANCELLED AND THE LEGACY DEBENTURES AND LEGACY NOTES WILL BECOME UNSECURED OBLIGATIONS OF LEGACY.

3 ENTERPRISES IS OFFERING TO PURCHASE ALL OUTSTANDING SHARES OF ENTERPRISES COMMON STOCK (OTHER THAN THOSE SHARES CURRENTLY HELD BY LEGACY AND THOSE SHARES ISSUED IN THE MERGER) IN THE TENDER OFFER.

4   ISSUED TO WARBURG PINCUS, ITS AFFILIATES AND THE PRICE GROUP.

  SELECTED SUMMARY HISTORICAL AND SELECTED UNAUDITED PRO FORMA FINANCIAL DATA

    The following tables present (1) summary historical consolidated financial information of Enterprises, (2) summary historical consolidated financial information of Legacy and (3) consolidated condensed summary pro forma operating and financial information of Price Legacy, which reflects the merger, the sale of the Enterprises Series B preferred stock, the tender offer and the acquisition of the Swerdlow properties.

SUMMARY HISTORICAL CONSOLIDATED FINANCIAL INFORMATION OF ENTERPRISES

    The following table sets forth the summary historical consolidated financial and operating information of Enterprises. Except for the three month periods ended March 31, 2001 and 2000, the four months ended December 31, 1996 and the funds from operations for all periods presented, the summary historical financial information is derived from audited consolidated financial statements of Enterprises for each period presented. The summary historical data is only a summary, and you should read it in conjunction with the historical financial statements and related notes contained in the annual and quarterly reports of Enterprises which have been incorporated by reference in this joint proxy statement/prospectus.

                                  THREE MONTHS
                                      ENDED
                                    MARCH 31                  YEAR ENDED DECEMBER 31
                               -------------------   -----------------------------------------
                                 2001       2000       2000       1999       1998       1997
                               --------   --------   --------   --------   --------   --------
                                        (IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)
SELECTED INCOME STATEMENT
  DATA
  Rental revenues............  $17,781    $17,471    $ 70,771   $ 66,667   $ 62,485   $ 56,067
  Operating income...........   10,244     10,501      41,847     35,143     31,393     23,289
  Income from continuing
    operations...............    8,739      9,171      34,292     32,671     29,429     29,003
  Discontinued operations....       --         --          --         --         --     (1,625)
  Net income.................    8,739      9,171      34,292     32,671     29,429     27,378
  Net income (loss) from
    continuing operations per
    share:
    Basic....................     0.03       0.06        0.07      (0.05)      0.97       1.23
    Diluted..................     0.03       0.06        0.07      (0.05)      0.96       1.23
  Weighted average number of
    shares of common stock
    outstanding:
    Basic....................   13,309     13,309      13,309     13,309     21,688     23,480
    Diluted..................   13,309     13,309      13,309     13,309     22,010     23,480
  Cash dividends per share:
    Common stock.............       --         --          --         --         --       1.25
    Series A preferred
      stock..................     0.35       0.35        1.40       1.40       1.40         --
OTHER DATA
  Funds from operations
    (a)......................    2,957      3,151      10,566      6,516     34,093     41,428
  Cash flow provided by
    operating activities.....    8,302      8,733      35,223     43,660     40,427     39,057
  Cash flow (used in)
    provided by investing
    activities...............  (43,080)   (21,178)    (36,005)    (1,275)   (72,127)    33,904
  Cash flow provided by (used
    in) financing
    activities...............   11,369     11,681      48,633    (43,931)     8,388    (81,789)

                                   FOUR MONTHS
                                      ENDED              YEAR ENDED
                                   DECEMBER 31            AUGUST 31
                               -------------------   -------------------
                                 1997       1996       1997       1996
                               --------   --------   --------   --------
                               (IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)
SELECTED INCOME STATEMENT
  DATA
  Rental revenues............  $ 18,170   $18,941    $ 56,838   $ 56,221
  Operating income...........     9,045     8,178      22,422      5,829
  Income from continuing
    operations...............    17,508     7,590      19,085      8,340
  Discontinued operations....        --    (3,235)     (4,860)    (8,250)
  Net income.................    17,508     4,355      14,225         90
  Net income (loss) from
    continuing operations per
    share:
    Basic....................      0.74      0.33        0.82       0.36
    Diluted..................      0.73      0.32        0.82       0.36
  Weighted average number of
    shares of common stock
    outstanding:
    Basic....................    23,675    23,298      23,354     23,262
    Diluted..................    23,919    23,620      23,354     23,380
  Cash dividends per share:
    Common stock.............      0.35      0.30        1.20         --
    Series A preferred
      stock..................        --        --          --         --
OTHER DATA
  Funds from operations
    (a)......................    13,204    14,092      42,315     40,342
  Cash flow provided by
    operating activities.....    13,269    10,847      36,635     22,612
  Cash flow (used in)
    provided by investing
    activities...............   (18,906)   16,088      68,898      8,548
  Cash flow provided by (used
    in) financing
    activities...............    (7,360)   (6,562)    (80,991)   (15,702)

                                                       AS OF
                                                     MARCH 31                AS OF DECEMBER 31                 AS OF AUGUST 31
                                                     ---------   -----------------------------------------   -------------------
                                                       2001        2000       1999       1998       1997       1997       1996
                                                     ---------   --------   --------   --------   --------   --------   --------
                                                                   (IN THOUSANDS, EXCEPT FOR NUMBER OF PROPERTIES)
SELECTED BALANCE SHEET DATA
Real estate assets, net............................  $570,323    $545,800   $550,869   $418,507   $353,056   $337,139   $337,098
Total assets.......................................   682,820     662,405    562,558    457,352    408,478    403,757    540,325
Mortgages and notes payable........................   150,591     150,709      8,841      8,911         --         --         --
Series A preferred stock...........................   353,404     353,404    353,404    353,404         --         --         --
Stockholders' equity...............................   464,235     463,109    461,260    344,811    406,624    396,476    532,899
Number of properties at the end of each period
  (b)..............................................        31          31         32         32         28         27         25

------------------------------

(a) Enterprises measures its economic profitability based on funds from operations, or FFO. Enterprises' management believes that FFO provides investors with an additional basis to evaluate Enterprises' ability to service debt and to fund acquisitions and other capital expenditures. The Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT, defines FFO as net income in accordance with accounting principles generally accepted in the United States, or GAAP, excluding depreciation and amortization expense, and gains (losses) from sales of depreciable operating real estate. Enterprises calculates FFO in accordance with the NAREIT definition, as further adjusted for provisions for asset impairments and gain (losses) from sales of investments and income taxes for periods prior to August 31, 1997, the date Enterprises became a REIT. FFO does not represent cash flows from operations as defined by GAAP, may not be comparable to similarly titled measures of other companies and should not be construed by investors as an alternative to operating income or cash flow. Excluded from FFO are significant components in understanding and assessing Enterprises' financial performance. Below is a reconciliation of FFO:

                                           THREE MONTHS                                                       FOUR MONTHS
                                               ENDED                                                             ENDED
                                             MARCH 31                  YEAR ENDED DECEMBER 31                 DECEMBER 31
                                        -------------------   -----------------------------------------   -------------------
                                          2001       2000       2000       1999       1998       1997       1997       1996
                                        --------   --------   --------   --------   --------   --------   --------   --------
                                                                           (IN THOUSANDS)
Net income............................  $ 8,739    $ 9,171    $ 34,292   $ 32,671   $29,429    $27,378    $17,508    $ 4,355
Depreciation and amortization.........    2,226      2,289       9,558     11,825    12,471      9,877      3,326      3,299
Enterprises' share of depreciation of
  joint ventures......................      259         15         240         --        --         --         --         --
(Gain) loss on sale/impairment of real
  estate and investments..............       91         --        (164)    (4,717)       --      2,179         --     (2,071)
Other (primarily income taxes)........       --         --          --         --       509      1,984     (7,630)     8,509
Preferred dividends...................   (8,358)    (8,324)    (33,360)   (33,263)   (8,316)        --         --         --
                                        -------    -------    --------   --------   -------    -------    -------    -------
FFO...................................  $ 2,957    $ 3,151    $ 10,566   $  6,516   $34,093    $41,418    $13,204    $14,092
                                        =======    =======    ========   ========   =======    =======    =======    =======


                                            YEAR ENDED
                                             AUGUST 31
                                        -------------------
                                          1997       1996
                                        --------   --------
                                          (IN THOUSANDS)
Net income............................  $14,225    $    90
Depreciation and amortization.........    9,860     10,071
Enterprises' share of depreciation of
  joint ventures......................       --         --
(Gain) loss on sale/impairment of real
  estate and investments..............      107     16,136
Other (primarily income taxes)........   18,123     14,045
Preferred dividends...................       --         --
                                        -------    -------
FFO...................................  $42,315    $40,342
                                        =======    =======

(b) Excludes real estate held by joint ventures which are not consolidated on Enterprises' financial statements.

SUMMARY HISTORICAL CONSOLIDATED FINANCIAL INFORMATION OF LEGACY

    The following table sets forth the summary historical consolidated financial and operating information of Legacy. Except for the earnings before depreciation, amortization and deferred taxes information and the financial information for the three month periods ended March 31, 2001 and 2000, the summary historical financial information is derived from audited consolidated financial statements of Legacy for each period presented. The summary historical data is only a summary, and you should read it in conjunction with the historical financial statements and related notes contained in the annual and quarterly reports of Legacy which have been incorporated by reference in this joint proxy statement/prospectus.

                                                       THREE MONTHS            YEAR ENDED         FIVE MONTHS      PERIOD FROM
                                                           ENDED               DECEMBER 31           ENDED         NOVEMBER 17,
                                                         MARCH 31         ---------------------   DECEMBER 31    1997 TO JULY 31,
                                                    -------------------      2000                 ------------   ----------------
                                                      2001       2000     (RESTATED)     1999         1998             1998
                                                    --------   --------   ----------   --------   ------------   ----------------
                                                                    (IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)
SELECTED STATEMENT OF OPERATIONS DATA
Total revenue.....................................  $  3,666   $ 3,693     $ 18,497    $ 25,917     $ 15,010         $   8,145
Total operating expenses..........................    (4,859)   (6,170)     (43,378)    (25,436)     (13,754)           (5,267)
Gain (loss) from real estate sales and write-off
  of real estate related costs....................       114     1,880        8,715      (1,765)          --                --
                                                    --------   -------     --------    --------     --------         ---------
Net income (loss) before income taxes.............    (1,079)     (597)     (16,166)     (1,284)       1,256             2,878
(Provision) benefit of income taxes...............       506       224        1,167         507         (535)           (1,143)
                                                    --------   -------     --------    --------     --------         ---------
Net income (loss).................................      (573)     (373)     (14,999)       (777)         721             1,735
                                                    ========   =======     ========    ========     ========         =========
Net income (loss) per share:
  Basic...........................................     (0.01)    (0.01)       (0.36)      (0.02)        0.02              0.11
  Diluted.........................................     (0.01)    (0.01)       (0.36)      (0.02)        0.01              0.07
Weighted average number of shares:
  Basic...........................................    61,541    36,893       41,847      33,985       33,458            15,842
  Diluted.........................................    61,541    36,893       61,553      33,985       54,768            25,984
OTHER DATA
Earnings before depreciation, amortization and
  deferred taxes (c)..............................     1,363     2,049       (5,781)      3,674        2,712             2,994
Cash dividends paid...............................        --        --           --          --           --                --
Cash flow (used in) provided by operating
  activities......................................    (2,269)     (268)        (296)         79       (4,045)            3,385
Cash flow (used in) investing activities..........   (17,409)   (6,418)      (5,101)    (13,658)      (8,681)         (116,751)
Cash flow provided by financing activities........    19,283     7,693        5,099      13,959        2,622           124,857

                                                               AS OF
                                                              MARCH 31           AS OF DECEMBER 31            AS OF
                                                             ----------   --------------------------------   JULY 31
                                                                2001         2000                            --------
                                                             (RESTATED)   (RESTATED)     1999       1998       1998
                                                             ----------   ----------   --------   --------   --------
                                                                 (IN THOUSANDS, EXCEPT FOR NUMBER OF PROPERTIES)
SELECTED BALANCE SHEET DATA
Net real estate............................................   $106,042     $ 96,133    $102,191   $190,878   $175,756
Total assets...............................................    324,501      308,369     328,153    261,296    246,916
Mortgages and notes payable................................    131,672      112,389     137,806     90,986     72,714
Stockholders' equity.......................................    177,708      178,383     180,039    166,640    165,919
Number of properties at the end of each period (d).........          8            9          16         31         30

------------------------------

(c) Legacy measures its economic profitability based on earnings before depreciation, amortization and deferred taxes, or EBDADT. Legacy's management believes that EBDADT provides investors with an additional basis to evaluate Legacy's ability to service debt and to fund acquisitions and other capital expenditures. Legacy defines EBDADT consistent with the NAREIT definition of FFO except it does not exclude gains (losses) from sales of depreciable operating real estate since it considers real estate sales part of its operating business, and it excludes deferred tax expense since this is a non-cash item. EBDADT does not represent cash flows from operations as defined by GAAP, may not be comparable to similarly titled measures of other companies and should not be construed by investors as an alternative to operating income or cash flow. Excluded from EBDADT are significant components in understanding and assessing Legacy's financial performance. Below is a reconciliation of EBDADT:

                                                       THREE MONTHS            YEAR ENDED         FIVE MONTHS      PERIOD FROM
                                                           ENDED               DECEMBER 31           ENDED         NOVEMBER 17,
                                                         MARCH 31         ---------------------   DECEMBER 31    1997 TO JULY 31,
                                                    -------------------      2000                 ------------   ----------------
                                                      2001       2000     (RESTATED)     1999         1998             1998
                                                    --------   --------   ----------   --------   ------------   ----------------
                                                                                   (IN THOUSANDS)
Net income (loss).................................   $ (573)    $ (373)    $(14,999)    $ (777)      $  721           $1,735
Depreciation and amortization.....................      338        411        1,562      3,220        1,918            1,057
Legacy share of depreciation and amortization from
  equity investments:
  Enterprises.....................................    2,032      2,090        8,726        992           --               --
  Other...........................................      133        194          696        121           --               --
Less depreciation of non-real estate assets.......      (55)       (49)        (211)       (83)         (43)              (7)
Deferred tax expense..............................     (512)      (224)      (1,555)       201          116              209
                                                     ------     ------     --------     ------       ------           ------
EBDADT............................................   $1,363     $2,049     $ (5,781)    $3,674       $2,712           $2,994
                                                     ======     ======     ========     ======       ======           ======

(d) Excludes real estate held by joint ventures which are not consolidated on Legacy's financial statements.

CONSOLIDATED CONDENSED SUMMARY PRO FORMA OPERATING AND FINANCIAL INFORMATION OF
  PRICE LEGACY

    The following tables set forth summary consolidated pro forma operating and financial information of Price Legacy as of March 31, 2001 and for the year ended December 31, 2000 and the three months ended March 31, 2001 as if the merger, the sale of the Enterprises Series B preferred stock, the tender offer and the acquisition of the Swerdlow properties had occurred on March 31, 2001 for balance sheet data and January 1, 2000 for income statement data. The pro forma data may not be indicative of the actual results or financial position had the merger, the sale of the Enterprises Series B preferred stock, the tender offer and the acquisition of the Swerdlow properties occurred on the dates indicated. The summary consolidated pro forma operating and financial information is only a summary, and you should read it in conjunction with the consolidated historical financial statements and related notes contained in the annual and quarterly reports of Enterprises and Legacy which have been incorporated by reference in this joint proxy statement/prospectus. See "Unaudited Pro Forma Operating and Financial Information" for a more detailed explanation of this analysis.

       SUMMARY PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET (UNAUDITED)

                                                                   AS OF
                                                              MARCH 31, 2001
                                                              ---------------
                                                              (IN THOUSANDS)
                                   ASSETS
Real estate, net............................................     $  950,712
Cash........................................................         60,893
Investment in real estate joint ventures....................         36,495
Investment in securities....................................          2,741
Accounts receivable, net....................................          4,510
Notes receivable............................................         59,598
Other assets................................................         40,687
                                                                 ----------
  Total assets..............................................     $1,155,636
                                                                 ==========
                    LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
  Mortgages and notes payable...............................     $  435,352
  Senior notes and convertible debentures...................         51,307
  Other liabilities.........................................         16,316
                                                                 ----------
                                                                    502,975
                                                                 ----------
  Minority interests........................................            595
Stockholders' equity:
  Series A preferred stock..................................        353,404
  Series B preferred stock..................................        105,262
  Common stock..............................................              4
  Additional paid-in capital................................        202,501
  Warrants..................................................          3,085
  Accumulated deficit.......................................         (2,502)
  Notes receivable--purchase of shares......................         (9,688)
                                                                 ----------
    Total stockholders' equity..............................        652,066
                                                                 ----------
    Total liabilities and stockholders' equity..............     $1,155,636
                                                                 ==========

    See "Unaudited Pro Forma Operating and Financial Information--Notes and Management's Assumptions to Pro Forma Consolidated Condensed Financial Information--Unaudited."

     SUMMARY PRO FORMA CONSOLIDATED CONDENSED INCOME STATEMENT (UNAUDITED)

                                                                                    THREE MONTHS
                                                                  YEAR ENDED            ENDED
                                                              DECEMBER 31, 2000    MARCH 31, 2001
                                                              ------------------   ---------------
                                                                         (IN THOUSANDS,
                                                                 EXCEPT FOR PER SHARE AMOUNTS)
Revenues:
  Rental and other operating income.........................       $109,881           $ 26,649
  Interest and other........................................          8,809              2,400
                                                                   --------           --------
    Total revenue...........................................        118,690             29,049
                                                                   --------           --------
Expenses:
  Provision for investment impairment.......................         18,993                 --
  Property and other expenses...............................         32,193              8,103
  Interest..................................................         35,279              8,232
  Depreciation and amortization.............................         14,910              3,493
  General and administrative................................          5,870              1,575
                                                                   --------           --------
                                                                    107,245             21,403
                                                                   --------           --------
Income before gain on sale of real estate and investments,
  net.......................................................         11,445              7,646
Gain on sale of real estate and investments, net............          6,999                 23
                                                                   --------           --------
Income before income taxes..................................         18,444              7,669
  Benefit for income taxes..................................          1,919                506
                                                                   --------           --------
Net income..................................................         20,363              8,175
Dividends to preferred stockholders.........................        (43,193)           (10,816)
                                                                   --------           --------
Net loss applicable to common stockholders..................       $(22,830)          $ (2,641)
                                                                   ========           ========
Basic net loss per common share.............................       $  (0.56)          $  (0.06)
                                                                   ========           ========
Diluted net loss per common share...........................       $  (0.56)          $  (0.06)
                                                                   ========           ========
Pro forma weighted average number of common shares:
  Basic.....................................................         41,036             41,024
  Diluted...................................................         61,618             62,764

    See "Unaudited Pro Forma Operating and Financial Information--Notes and Management's Assumptions to Pro Forma Consolidated Condensed Financial Information--Unaudited."

                           COMPARATIVE PER SHARE DATA

    The following table summarizes certain historical per share data of Enterprises and Legacy and the combined per share data on an unaudited pro forma basis. You should read the information below along with the selected historical consolidated financial information and the unaudited pro forma consolidated condensed financial information included elsewhere in this joint proxy statement/ prospectus. The pro forma consolidated condensed financial information is not necessarily indicative of the operating results of future operations or the actual results that would have occurred at the beginning of the periods presented.

                                              THREE MONTHS ENDED
                                                MARCH 31, 2001                       YEAR ENDED DECEMBER 31, 2000
                                   -----------------------------------------   -----------------------------------------
                                                                 PRO FORMA                                   PRO FORMA
                                   HISTORICAL   PRO FORMA(1)   EQUIVALENT(2)   HISTORICAL   PRO FORMA(1)   EQUIVALENT(2)
                                   ----------   ------------   -------------   ----------   ------------   -------------
Book value per share of common
  stock:
  Enterprises(3).................     $8.33        $ 4.63          $  --         $ 8.24        $   --          $  --
  Legacy.........................      2.89            --           3.09           2.90            --             --
Cash dividends per share of
  common stock(4):
  Enterprises....................        --            --             --             --            --             --
  Legacy.........................        --            --             --             --            --             --
Net income (loss) per share of
  common stock--basic:
  Enterprises....................      0.03         (0.06)            --           0.07         (0.56)            --
  Legacy.........................     (0.01)           --          (0.04)         (0.36)           --          (0.37)
Net income (loss) per share of
  common stock--diluted:
  Enterprises....................      0.03         (0.06)            --           0.07         (0.56)            --
  Legacy.........................     (0.01)           --          (0.04)         (0.36)           --          (0.37)

------------------------

(1) See "Unaudited Pro Forma Operating and Financial Information."

(2) The equivalent pro forma share amounts of Legacy are calculated by multiplying the pro forma consolidated book value and net income (loss) per share by the exchange ratio of 0.6667 per share of Enterprises common stock for each share of Legacy common stock.

(3) Book value per share of common stock was calculated using stockholders' equity as reflected in the historical and pro forma financial statements less the book value of the Enterprises Series A preferred stock, the Enterprises Series B preferred stock and the warrants (pro forma) divided by the number of shares of Enterprises common stock outstanding.

(4) In the three months ended March 31, 2001 and year ended December 31, 2000, no distributions were made to common stockholders. Enterprises is required to make cash distributions in future years to maintain its REIT status if certain income levels are met.

                    COMPARATIVE PER SHARE MARKET INFORMATION

    The table below sets forth, for the calendar quarters indicated, the reported high and low sales prices per share of Enterprises common stock, Enterprises Series A preferred stock and Legacy common stock. The Enterprises common stock and the Enterprises Series A preferred stock are listed on the Nasdaq National Market under the symbols "PREN" and "PRENP," respectively. The Legacy common stock is listed on the American Stock Exchange under the symbol "XLG."

                                                                             ENTERPRISES
                                                       ENTERPRISES            SERIES A               LEGACY
                                                      COMMON STOCK         PREFERRED STOCK        COMMON STOCK
                                                   -------------------   -------------------   -------------------
                                                     HIGH       LOW        HIGH       LOW        HIGH       LOW
                                                   --------   --------   --------   --------   --------   --------
1999
First Quarter....................................   $6.000     $4.344    $15.125    $13.500     $4.063     $3.063
Second Quarter...................................    8.000      4.875     15.500     14.313      5.688      2.875
Third Quarter....................................    8.063      7.250     16.250     14.625      4.750      3.500
Fourth Quarter...................................    8.375      6.406     15.688     13.813      4.750      3.000
2000
First Quarter....................................    7.625      7.063     14.625     13.250      4.000      3.000
Second Quarter...................................    7.500      6.500     15.375     13.625      3.500      2.500
Third Quarter....................................    6.875      4.500     15.063     14.313      3.000      2.125
Fourth Quarter...................................    5.250      3.625     14.938     14.000      2.500      1.875
2001
First Quarter....................................    7.000      4.875     15.375     14.375      2.750      2.100
Second Quarter...................................    6.990      6.700     15.780     14.812      2.390      2.000
Third Quarter (through August 3, 2001)...........    6.990      6.350     16.100     15.600      2.100      2.000

                             RECENT CLOSING PRICES

    The following table sets forth the last sales prices per share of Enterprises common stock, Enterprises Series A preferred stock and Legacy common stock as reported on the Nasdaq National Market or the American Stock Exchange, as applicable, on (1) March 21, 2001, the last full trading day prior to the public announcement that Enterprises and Legacy had entered into the merger agreement and that Enterprises had entered into the securities purchase agreement and (2) August 3, 2001, the most recent practicable date prior to the printing of this joint proxy statement/prospectus.

                                                                                         EQUIVALENT
                                                                                        MARKET VALUE
                                                        ENTERPRISES                    FOR EACH SHARE
                                       ENTERPRISES       SERIES A          LEGACY        OF LEGACY
DATE                                   COMMON STOCK   PREFERRED STOCK   COMMON STOCK    COMMON STOCK
----                                   ------------   ---------------   ------------   --------------
March 21, 2001.......................     $5.750          $14.875          $2.156          $3.834
August 3, 2001.......................     $6.750          $15.810          $2.050          $4.500

                                  RISK FACTORS

    IN CONSIDERING WHETHER TO APPROVE THE PROPOSALS BEING VOTED ON AT THE ANNUAL MEETINGS, YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS, IN ADDITION TO THE OTHER INFORMATION CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS.

RISKS RELATING TO THE TRANSACTIONS

    PRICE LEGACY MAY NOT ACHIEVE THE BENEFITS IT EXPECTS FROM THE MERGER, WHICH MAY HAVE A MATERIAL ADVERSE EFFECT ON ITS BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

    Enterprises and Legacy entered into the merger agreement with the expectation that the merger will result in a number of benefits to Price Legacy, including operating efficiencies and other synergies. Legacy currently handles the daily management of Enterprises, including property management and finance. This relationship has already resulted in many synergies between the two companies. By combining the companies, Price Legacy is expected to reduce many of the redundant costs currently incurred by each company, including professional services and, in the case of Legacy, the expense of complying with SEC reporting requirements. However, achieving further benefits expected through the merger will depend in large part on Price Legacy's ability to efficiently integrate the properties of Legacy into its portfolio. Unforeseen difficulties in integrating these portfolios may cause the disruption of, or loss of momentum in, the activities of Price Legacy's business, which could adversely affect its ability to achieve expected operating efficiencies and other synergies and materially harm its business and financial performance.

    LEGACY'S STOCKHOLDERS WILL RECEIVE 0.6667 OF A SHARE OF ENTERPRISES COMMON STOCK FOR EACH SHARE OF THEIR LEGACY COMMON STOCK DESPITE CHANGES IN THE MARKET VALUE OF THE LEGACY COMMON STOCK OR THE ENTERPRISES COMMON STOCK.

    Each share of Legacy common stock will be exchanged for 0.6667 of a share of Enterprises common stock in the merger. The exchange ratio is a fixed number and will not be adjusted for changes in the market price of either the Enterprises common stock or the Legacy common stock. Neither party is permitted to terminate the merger agreement because of changes in the market price of the Enterprises common stock or the Legacy common stock. Consequently, the specific dollar value of the Enterprises common stock to be received by Legacy's stockholders will depend on the market value of the Enterprises common stock at the time of the merger and may decrease from the date that you submit your proxy. You are urged to obtain recent market quotations for the Enterprises common stock and the Legacy common stock. Enterprises cannot predict or give any assurance as to the market price of the Enterprises common stock or Legacy common stock at any time before or after the merger. The prices of the Enterprises common stock and the Legacy common stock may vary because of factors such as:

    - market perception of synergies to be achieved by the merger,

    - changes in the business, operations or prospects of Enterprises or Legacy,

    - market assessments of the likelihood that the merger will be completed and the timing of the merger, and

    - general market and economic conditions.

    THE MARKET PRICE OF THE ENTERPRISES COMMON STOCK MAY DECLINE AS A RESULT OF THE MERGER AND THE SALE OF THE ENTERPRISES SERIES B PREFERRED STOCK.

    The market price of the Enterprises common stock may decline as a result of the merger and the sale of the Enterprises Series B preferred stock for a number of reasons, including if:

    - the integration of Enterprises and Legacy is not completed in a timely and efficient manner,

    - Price Legacy does not achieve the perceived benefits of the merger as rapidly or to the extent anticipated by financial or industry analysts,

    - the effect of the transactions on Price Legacy's financial results is not consistent with the expectations of financial or industry analysts, or

    - significant stockholders of Price Legacy decide to dispose of their shares following the transactions.

    THE MARKET PRICE OF THE ENTERPRISES COMMON STOCK MAY HAVE INCREASED AS A RESULT OF THE ANNOUNCEMENT OF THE TENDER OFFER AND MAY DECLINE FOLLOWING THE COMPLETION OF THE TENDER OFFER AND THE ISSUANCE OF ADDITIONAL SHARES OF ENTERPRISES COMMON STOCK IN THE MERGER.

    The closing price of the Enterprises common stock increased from $5.75 per share on March 21, 2001 (the day immediately prior to the public announcement of the merger agreement) to $6.83 per share on March 22, 2001. On August 3, 2001, the closing price of the Enterprises common stock was $6.75 per share. Enterprises and Legacy believe that this increase in market price is largely a result of the announcement of Enterprises' offer to purchase all outstanding shares of Enterprises common stock (other than those shares currently held by Legacy and those shares issued in the merger) at a cash price of $7.00 per share. As a result, the market price of the Enterprises common stock may decline following the completion of the tender offer and the issuance of additional shares of Enterprises common stock in the merger.

    DIRECTORS AND OFFICERS OF ENTERPRISES AND LEGACY HAVE CONFLICTS OF INTEREST IN RECOMMENDING THAT YOU VOTE IN FAVOR OF THE MERGER.

    A number of directors and officers of Enterprises and Legacy participate in arrangements that provide them with interests in the merger that are different from, or in addition to, yours. Following the merger, Jack McGrory, Chairman of Enterprises, will serve as Chairman of Price Legacy, and Gary B. Sabin, Chairman, President and Chief Executive Officer of Legacy and President and Chief Executive Officer of Enterprises, will serve as Co-Chairman and Chief Executive Officer of Price Legacy. Richard B. Muir, Executive Vice President and Chief Operating Officer of Enterprises and Legacy, will serve as Vice-Chairman of Price Legacy, Graham R. Bullick, Senior Vice President--Capital Markets of Enterprises and Legacy, will serve as President and Chief Operating Officer of Price Legacy and the other officers of Enterprises and Legacy will continue to serve as officers of Price Legacy.

    The exchange ratio was determined by comparing the fair value per common share of the companies' net assets and upside potential associated with their development and other projects, as estimated by management without third party appraisals. Although management had a conflict of interest in estimating these values, they did not obtain third party appraisals or representation for any unaffiliated stockholders.

    As of August 3, 2001, Legacy's directors and executive officers beneficially owned approximately 19% of the Legacy common stock. Some of Legacy's directors and executive officers and other affiliates of Legacy, which hold an aggregate of approximately 20% of the Legacy common stock, have agreed to vote in favor of the adoption of the merger agreement.

    As a result of the merger, Legacy's directors and executive officers will receive options to purchase an aggregate of approximately 156,006 shares of Enterprises common stock in exchange for their Legacy stock options and an aggregate of approximately 4,304,945 shares of Enterprises common stock in exchange for their shares of Legacy common stock.

    In addition, Mr. McGrory, a director of Enterprises and Legacy, and James F. Cahill and Murray Galinson, each a director of Enterprises, are co-managers of The Price Group, a significant stockholder of Enterprises and Legacy. The Price Group will receive approximately 3,500,175 shares of Enterprises common stock in the merger. Sol Price, Robert E. Price and individuals and entities affiliated with them, including The Price Group, beneficially owned as of August 3, 2001 an aggregate of 11,613,667 shares, or approximately 47.7%, of the outstanding Enterprises Series A preferred stock. Individuals and entities affiliated with these stockholders also beneficially own approximately
$21.9 million in principal amount of Legacy debentures and Legacy notes which are expected to be tendered in the exchange offer for approximately
1,461,673 shares of Enterprises Series A preferred stock. In addition, The Price Group will obtain 1,681,142 shares, or 8.5%, of Enterprises Series B preferred stock upon the conversion of a $9.3 million Legacy promissory note, together with a warrant to purchase an additional 233,679 shares of Enterprises common stock, and will be issued 666,080 additional shares of Enterprises Series B preferred stock over 45 months as distributions on the Enterprises Series B preferred stock.

    Also, in January 2001, Legacy's officers and directors cancelled out-of-the-money options to purchase a total of 4,049,000 shares of Legacy common stock. Enterprises agreed in the merger agreement to consider the number of options cancelled by these individuals in determining the size of future option grants, if any, to these individuals following the closing of the transactions. However, no specific agreement or commitment as to the amount or timing of any future option grants has been made.

    The directors and officers of Legacy have continuing indemnification against liabilities. Enterprises has agreed to indemnify each Legacy officer and director to the fullest extent permitted by applicable law. In addition, Enterprises has agreed to cause Legacy, after the merger, to keep in effect the provisions in Legacy's charter that provide for indemnification of directors and officers for at least six years from the effective time of the merger.

    Other than as described above and payments made to directors and officers in their capacities as such, none of Enterprises' or Legacy's directors or officers will receive payments or benefits as a result of the merger or related transactions.

    ENTERPRISES MAY BE OBLIGATED TO PAY WARBURG PINCUS A TERMINATION FEE IF THE SALE OF THE ENTERPRISES SERIES B PREFERRED STOCK IS NOT COMPLETED.

    The securities purchase agreement requires Enterprises to pay Warburg Pincus a termination fee of up to $4 million if the sale of the Enterprises Series B preferred stock is not completed under some circumstances. The obligation to pay the termination fee could adversely affect Enterprises' financial results and its ability to engage in another transaction.

    THE COSTS OF THE TRANSACTIONS COULD ADVERSELY AFFECT PRICE LEGACY'S FINANCIAL RESULTS.

    If the benefits of the transactions do not exceed the costs associated with them, including dilution to the stockholders of Enterprises resulting from the issuance of shares in connection with the merger and the sale of the Enterprises Series B preferred stock, Price Legacy's financial results, including earnings per share, could be adversely affected. Enterprises and Legacy expect to incur aggregate costs of approximately $1.5 million in connection with the transactions. However, unanticipated expenses associated with integrating the two businesses may arise, and actual costs may substantially exceed the parties' estimates.

    IF THE TRANSACTIONS ARE COMPLETED, HOLDERS OF ENTERPRISES COMMON STOCK WILL RECEIVE DISTRIBUTIONS ONLY IF PRICE LEGACY'S REIT TAXABLE INCOME EXCEEDS THE DISTRIBUTIONS IT IS REQUIRED TO PAY TO THE HOLDERS OF ENTERPRISES SERIES A PREFERRED STOCK AND ENTERPRISES SERIES B PREFERRED STOCK.

    After the transactions, the rights of holders of Enterprises common stock will be subject to the existing senior rights of holders of Enterprises
Series A preferred stock and to senior rights of holders of the newly-issued Enterprises Series B preferred stock. Holders of Enterprises Series B preferred stock will have preferential rights with respect to Enterprises common stock in the case of distributions, as well as distributions upon a liquidation of, and some business combinations involving, Price Legacy. These preferential rights are in addition to the rights already granted to holders of Enterprises Series A preferred stock. Accordingly, no distributions upon liquidation may be made to holders of Enterprises common stock until holders of Enterprises Series A preferred stock and Enterprises Series B preferred stock have been paid their respective liquidation preferences. As a result, it is possible that, upon liquidation, all amounts available for holders of Price Legacy capital stock would be paid to holders of Enterprises Series A preferred stock and, to the extent any available funds are then remaining, to Enterprises Series B preferred stock, with holders of Enterprises common stock receiving little or no payment at all.

    In addition, to qualify as a REIT, Price Legacy must distribute at least 90% of its REIT taxable income to its stockholders (determined without regard to the dividends paid deduction and by excluding capital gains), and will be subject to tax to the extent it distributes less than 100% of its REIT taxable income. Price Legacy is expected to distribute in excess of this minimum requirement, or approximately 100% of its REIT taxable income, to its stockholders following the transactions. As a result, holders of Enterprises common stock will receive distributions only if Price Legacy's REIT taxable income exceeds $43.7 million, which is the aggregate amount of annual distributions initially payable on the Enterprises Series A preferred stock and Enterprises Series B preferred stock.

    Following the completion of the transactions, affiliates of Price Legacy will hold approximately 71.3% of Price Legacy's preferred stock, entitling them to an aggregate of approximately $26.1 million per year in distributions. In addition, the voting power and distributions payable to these stockholders will increase as a result of the additional shares of Enterprises Series B preferred stock payable to them as distributions.

    Based on the pro forma financial information of Price Legacy, holders of Enterprises common stock would not have been entitled to any distributions for the quarter ended March 31, 2001 after giving effect to the transactions.

    HOLDERS OF ENTERPRISES SERIES A PREFERRED STOCK WILL LOSE THE RIGHT TO ELECT A MAJORITY OF ENTERPRISES' BOARD OF DIRECTORS AS A RESULT OF THE SALE OF THE ENTERPRISES SERIES B PREFERRED STOCK.

    Currently, holders of Enterprises Series A preferred stock are entitled to elect a majority of Enterprises' board of directors. In accordance with Enterprises' charter, Enterprises' board has unanimously voted to terminate this right upon the sale of the Enterprises Series B preferred stock. Following the sale, holders of Enterprises Series A preferred stock will no longer be entitled to elect a majority of Price Legacy's board, but instead will be entitled to elect four out of eight directors to Price Legacy's board. The right of holders of Enterprises Series A preferred stock to vote as a separate class to elect four directors will terminate when:

    - less than 2,000,000 shares of Enterprises Series A preferred stock remain outstanding,

    - Price Legacy, Legacy or any of their affiliates makes an offer to purchase any and all outstanding shares of Enterprises Series A preferred stock at a cash price of $16.00 per share, and purchases all shares duly tendered and not withdrawn,

    - Price Legacy's board (1) issues or agrees to issue any equity securities or securities convertible or exchangeable into or exercisable for equity securities, in any case, without the unanimous approval of all of the members of Price Legacy's board or (2) fails to pay distributions on the Enterprises common stock in an amount equal to 100% of Price Legacy's taxable income or an amount necessary to maintain its status as a REIT, or in an amount equal to the excess, if any, of Price Legacy's funds from operations, less the Enterprises Series A preferred stock dividends, over $7.5 million, or

    - Price Legacy's board, by unanimous vote, approves a resolution terminating the right of holders of Enterprises Series A preferred stock to elect members of Price Legacy's board as a separate class.

    THE TRANSACTIONS WILL SIGNIFICANTLY DILUTE THE OWNERSHIP INTEREST OF CURRENT HOLDERS OF ENTERPRISES COMMON STOCK AND ENTERPRISES SERIES A PREFERRED STOCK IN PRICE LEGACY.

    The transactions will have the effect of significantly reducing the ownership interest in Price Legacy of the current holders of Enterprises common stock and Enterprises Series A preferred stock. Following the transactions, and after giving effect to the conversion of the Enterprises Series B preferred stock into Enterprises common stock, the existing holders of Enterprises common stock (other than Legacy) will own approximately 1.9% of the Enterprises common stock.

    Following the transactions, and assuming shares of Enterprises Series A preferred stock are exchanged for all of the outstanding Legacy debentures and Legacy notes in the exchange offer, the existing holders of Enterprises
Series A preferred stock will own approximately 87.6% of the Enterprises Series A preferred stock.

    In addition, because holders of Enterprises Series B preferred stock will be entitled to vote with holders of Enterprises common stock on an as-converted basis on all actions to be taken by holders of Enterprises common stock, other than the election of directors, the sale of the Enterprises Series B preferred stock will also have a significant dilutive effect on the voting power of the current holders of Enterprises common stock and Enterprises Series A preferred stock.

    SALES OF SUBSTANTIAL AMOUNTS OF ENTERPRISES COMMON STOCK IN THE PUBLIC MARKET AFTER THE TRANSACTIONS COULD MATERIALLY ADVERSELY AFFECT THE MARKET PRICE OF ENTERPRISES COMMON STOCK.

    Based on the 61,540,849 shares of Legacy common stock outstanding on August 3, 2001, Enterprises will issue approximately 41,029,284 shares of Enterprises common stock in the merger. In addition, Enterprises is proposing to sell 19,666,754 shares of Enterprises Series B preferred stock and warrants to purchase 2,733,679 shares of Enterprises common stock to Warburg Pincus and The Price Group. Warburg Pincus and The Price Group will have the right to convert some or all of the Enterprises Series B preferred stock into shares of Enterprises common stock after 24 months following the closing of the sale of the Enterprises Series B preferred stock. In addition, Enterprises has agreed to enter into a registration rights agreement that will entitle Warburg Pincus to cause Price Legacy to register under the Securities Act of 1933, as amended, all of the Enterprises common stock owned by Warburg Pincus and The Price Group, including shares of Enterprises common stock received upon conversion of the Enterprises Series B preferred stock and upon exercise of the warrants issued to Warburg Pincus and The Price Group.

    Sales of a substantial number of these shares, or the perception that sales could occur, could result in a decline in the market price of Enterprises common stock.

    WARBURG PINCUS WILL BE ABLE TO EXERT SIGNIFICANT INFLUENCE OVER PRICE LEGACY, WHICH COULD MAKE IT DIFFICULT FOR PRICE LEGACY TO COMPLETE SOME CORPORATE TRANSACTIONS WITHOUT WARBURG PINCUS' SUPPORT.

    Following the sale of the Enterprises Series B preferred stock, Warburg Pincus will be entitled to elect two directors to Price Legacy's board, so long as Warburg Pincus or its affiliates beneficially own 10% or more of the outstanding shares of Enterprises common stock or the right to acquire 10% or more of the outstanding shares of Enterprises common stock (including through the ownership of Enterprises Series B preferred stock). Price Legacy will be prohibited from taking some corporate actions without the approval of holders of two-thirds of the Enterprises Series B preferred stock, in some cases, and the approval of the directors elected by Warburg Pincus, in other cases, including amending its charter, authorizing additional shares of its capital stock and authorizing any merger or consolidation with or into another corporation. Warburg Pincus will, therefore, have significant influence over matters brought before Price Legacy's board, as well as matters subject to the vote of Price Legacy's stockholders. Warburg Pincus' influence over these corporate transactions may delay, discourage, deter or prevent a change of control of Price Legacy and may make some transactions more difficult or impossible to complete without Warburg Pincus' support. Warburg Pincus' ability to assert this significant influence may depress the stock price of Price Legacy.

    PRICE LEGACY MAY BE REQUIRED TO ISSUE WARBURG PINCUS ADDITIONAL SHARES OF ENTERPRISES SERIES B PREFERRED STOCK.

    The securities purchase agreement requires Price Legacy to issue additional shares of Enterprises Series B preferred stock to Warburg Pincus, enabling Warburg Pincus to maintain its percentage ownership in Price Legacy in the event that any of the shares of Enterprises common stock currently pledged as collateral for the Legacy debentures and Legacy notes are transferred to, or become beneficially held by, any person other than Price Legacy, Legacy or any of their wholly-owned subsidiaries, including as a result of a default on the Legacy debentures or Legacy notes. For instance, following the completion of the merger and the sale of the Enterprises Series B preferred stock, Warburg Pincus will hold approximately 29.1% of the Enterprises common stock on an as-converted basis. On August 3, 2001, 12,154,289 shares of Enterprises common stock were held by Legacy and pledged as collateral for the Legacy debentures and Legacy notes. If those 12,154,289 shares were transferred to any person other than Price Legacy, Legacy or any of their wholly-owned subsidiaries, Price Legacy would be required to issue Warburg Pincus 3,536,898 additional shares of Enterprises Series B preferred stock to maintain Warburg Pincus' 29.1% ownership interest in Price Legacy. If Price Legacy is required to issue additional shares of Enterprises Series B preferred stock to Warburg Pincus, additional dilution to holders of Enterprises common stock and Enterprises Series A preferred stock will take place.

    THERE WILL BE SIGNIFICANT UNALLOCATED NET PROCEEDS OVER WHICH PRICE LEGACY'S MANAGEMENT WILL HAVE BROAD DISCRETION.

    Enterprises presently intends to use the net proceeds of $99 million from the sale of the Enterprises Series B preferred stock to pay-down outstanding amounts on its credit facilities ($76.5 million outstanding at March 31, 2001 on a pro forma basis), for property acquisitions (which may include the Swerdlow properties) and for general corporate purposes. However, Enterprises has not quantified the amount of proceeds that will be used for any of these purposes. Price Legacy's management will have broad discretion with respect to the use of these proceeds and there can be no assurance that the net proceeds will be invested in ways with which you agree or that benefit Price Legacy's business.

    THE INTERNAL REVENUE SERVICE MAY CHALLENGE THE TAX-FREE NATURE OF THE MERGER AND, IF THIS CHALLENGE WERE SUCCESSFUL, LEGACY'S STOCKHOLDERS COULD BE REQUIRED TO PAY INCOME TAX ON ANY GAIN REALIZED IN THE MERGER.

    Enterprises and Legacy will not seek a ruling from the Internal Revenue Service that the merger will be tax-free to Legacy's stockholders. As a result, the Internal Revenue Service may later challenge the tax-free nature of the merger. If it does, Legacy's stockholders may be required to pay income tax on any gain realized in the merger. The circumstances of individual stockholders may vary so it is important that each stockholder consult his or her own tax advisor regarding the tax consequences of the merger. In addition, Price Legacy may be required to pay income tax on any gain realized by Legacy in the merger.

    THE EXCHANGE RATIO WAS DETERMINED BY COMPARING THE FAIR VALUE PER COMMON SHARE OF THE COMPANIES' NET ASSETS AND UPSIDE POTENTIAL ASSOCIATED WITH THEIR DEVELOPMENT AND OTHER PROJECTS, AND MANAGEMENT DID NOT OBTAIN THIRD PARTY APPRAISALS IN ESTIMATING THESE VALUES.

    The exchange ratio was determined by comparing the fair value per common share of the companies' net assets and upside potential associated with their development and other projects, as

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estimated by management without third party appraisals. Although management had a conflict of interest in estimating these values, they did not obtain third party appraisals or representation for any unaffiliated stockholders. To the extent management did not accurately estimate these values, the exchange ratio may not appropriately account for the value of one or both companies.

RISKS RELATING TO THE BUSINESS AND OPERATIONS OF PRICE LEGACY

    REAL PROPERTY INVESTMENTS ARE SUBJECT TO VARYING DEGREES OF RISK THAT MAY AFFECT THE PERFORMANCE AND VALUE OF PRICE LEGACY'S PROPERTIES.

    Price Legacy's revenue and the performance and value of its properties may be adversely affected by a number of factors, including:

    - changes in the national, regional and local economic climates,

    - local conditions such as an oversupply of space or a reduction in demand for similar or competing properties in the area,

    - changes in interest rates which may render the sale and/or refinancing of a property difficult or unattractive,

    - changes in consumer spending patterns,

    - the attractiveness of its properties to tenants,

    - competition from other available space,

    - its ability to provide adequate maintenance and insurance, and

    - increased operating costs.

    In addition, some significant operating expenses associated with Price Legacy's properties, such as debt payments, maintenance, tenant improvement costs and taxes, generally are not reduced when gross income from properties is reduced. For example, for the three months ended March 31, 2001, Price Legacy, on a pro forma basis, would have had property operating costs and interest expense of $16.3 million. If Price Legacy's properties do not generate revenue sufficient to meet operating expenses, Price Legacy may have to borrow additional amounts to cover costs, which could harm its ability to make distributions to its stockholders.

    PRICE LEGACY FACES SIGNIFICANT COMPETITION FROM DEVELOPERS, OWNERS AND OPERATORS OF REAL ESTATE PROPERTIES, WHICH MAY ADVERSELY AFFECT THE SUCCESS OF ITS BUSINESS.

    Price Legacy will compete in the acquisition of real estate properties with over 200 publicly-traded REITs as well as other public and private real estate investment entities, including mortgage banks and pension funds, and other institutional investors, as well as individuals. Competition from these entities may impair Price Legacy's financial condition and materially harm its business by reducing the number of suitable investment opportunities offered to Price Legacy and increasing the bargaining power of prospective sellers of property, which often increases the price necessary to purchase a property. Many of Price Legacy's competitors in the real estate sector are significantly larger than Price Legacy and may have greater financial resources and more experienced managers than Price Legacy.

    In addition, a large portion of Price Legacy's developed properties will be located in areas where competitors maintain similar properties. Price Legacy will need to compete for tenants based on rental rates, attractiveness and location of properties, as well as quality of maintenance and management services. Competition from these and other properties may impair Price Legacy's financial condition and materially harm its business by:

    - interfering with Price Legacy's ability to attract and retain tenants,

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
    - increasing vacancies, which lowers market rental rates and limits Price Legacy's ability to negotiate favorable rental rates, and

    - impairing Price Legacy's ability to minimize operating expenses.

    DEVELOPMENTS IN THE RETAIL INDUSTRY COULD ADVERSELY AFFECT PRICE LEGACY'S ABILITY TO LEASE SPACE IN ITS SHOPPING CENTERS, WHICH WOULD HARM PRICE LEGACY'S BUSINESS.

    Price Legacy will derive a substantial portion of income from tenants in the retail industry. The market for retail space and the general economic or local conditions of the retail industry can significantly affect the financial performance of Price Legacy. A number of recent developments have heightened competitive pressures in the market for retail space, including:

    - consolidation among retailers,

    - the financial distress of large retailers in some markets, including the bankruptcy of some retailers,

    - a proliferation of new retailers,

    - a growing consumer preference for value-oriented shopping alternatives, such as internet commerce, and

    - in some areas of the country, an oversupply of retail space.

    As a result of these developments, many companies in the retail industry have encountered significant financial difficulties. Since Price Legacy will have no control over the occurrence of these developments, Price Legacy cannot make any assurance that its business or financial results will not be adversely affected by these developments and the competitive pressures they create.

    PRICE LEGACY WILL RELY ON COSTCO FOR 14% OF ITS REVENUE, AND ANY FINANCIAL DIFFICULTIES FACED BY THIS TENANT MAY HARM PRICE LEGACY'S BUSINESS AND IMPAIR ITS STOCK PRICE.

    Price Legacy's financial position, results of operations and its ability to make distributions to its stockholders may be adversely affected by financial difficulties experienced by any of its major tenants, including Costco Wholesale Corporation and The Sports Authority. Although failure on the part of a tenant to materially comply with the terms of a lease, including failure to pay rent, would give Price Legacy the right to terminate the lease, repossess the property and enforce the payment obligations under the lease, Price Legacy could experience substantial delays and costs in doing so. Price Legacy may not be able to enforce the payment obligations against the defaulting tenant, find another tenant or, if another tenant were found, enter into a new lease on favorable terms.

    After the merger, Price Legacy's largest tenant will be Costco, which accounted for approximately 18.7% of Enterprises' total annual minimum rental revenue for 2000 and would have accounted for approximately 11.2% of Price Legacy's total annual minimum rental revenue for 2000 on a pro forma basis. In addition to Price Legacy's four properties where Costco will be the major tenant, Costco warehouses will be adjacent to an additional 12 of its properties. If Costco or any other major tenant chooses to terminate or not to renew its lease, the financial condition and business of Price Legacy could be materially harmed.

    TERMINATION OF A LEASE BY COSTCO MAY ALLOW SOME TENANTS TO REDUCE OR TERMINATE THEIR LEASES.

    If Costco were to terminate a lease with Price Legacy or a lease for space adjacent to one or more of Price Legacy's properties, some of Price Legacy's other tenants at these properties would have rights to reduce their rent or terminate their leases. As of March 31, 2001, five leases, accounting for approximately 5.1% of Enterprises' gross minimum rent, contained these types of provisions. In addition, tenants at these properties, including those with termination rights, could elect not to extend

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or renew their lease at the end of the lease term. If any of these events occur, the financial condition and business of Price Legacy could be materially harmed.

    PRICE LEGACY'S FINANCIAL PERFORMANCE DEPENDS ON REGIONAL ECONOMIC CONDITIONS SINCE MANY OF ITS PROPERTIES AND INVESTMENTS ARE LOCATED IN CALIFORNIA AND ARIZONA.

    Of Price Legacy's properties and real estate related investments, 28 will be located in two states: 23 in California and five in Arizona. With such a large number of properties and real estate related investments in these states, Price Legacy may be exposed to greater economic risks than if they were located in several geographic regions. Price Legacy's revenue from, and the value of, the properties and investments located in these states may be affected by a number of factors, including an oversupply of, or reduced demand for, real estate properties and downturns in the local economic climate caused by high unemployment, business downsizing, industry slowdowns, changing demographics and other factors. A general downturn in the economy or real estate conditions in California or Arizona could impair Price Legacy's financial condition and materially harm its business. Further, due to the relatively high cost of real estate in the southwestern United States, the real estate market in that region may be more sensitive to fluctuations in interest rates and general economic conditions than other regions of the United States. Price Legacy will not have any limitations or targets for the concentration of the geographic location of its properties and, accordingly, the risks associated with this geographic concentration will increase if Price Legacy acquires additional properties in California and Arizona.

    PRICE LEGACY'S INCOME DEPENDS ON RENTAL INCOME FROM REAL PROPERTY.

    The majority of Price Legacy's income will be derived from rental income from real property. Accordingly, Price Legacy's income and funds available for distribution would be adversely affected if a significant number of its tenants were unable to meet their obligations to Price Legacy or if Price Legacy was unable to lease a significant amount of space in its properties on economically favorable lease terms. Price Legacy cannot make any assurance that any tenant whose lease expires in the future will renew their lease or that Price Legacy will be able to re-lease space on economically advantageous terms, if at all.

    In addition, the ability of Price Legacy to lease or re-lease vacant space will be affected by many factors, including the existence of covenants typically found in shopping center tenant leases, such as those requiring the use of space at the shopping center not to be competitive with another tenant. Price Legacy's ability to lease or re-lease its properties may cause fluctuations in its cash flow, potentially affecting the cash available for distributions to stockholders.

    ILLIQUIDITY OF REAL ESTATE INVESTMENTS MAY MAKE IT DIFFICULT FOR PRICE LEGACY TO SELL PROPERTIES IN RESPONSE TO MARKET CONDITIONS.

    Equity real estate investments are relatively illiquid and therefore will tend to limit Price Legacy's ability to vary its portfolio promptly in response to changing economic or other conditions. To the extent the properties are not subject to triple net leases, and as of March 31, 2001, on a pro forma basis, 4% of Price Legacy's leases would not have been subject to such leases, some significant expenditures such as real estate taxes and maintenance costs are generally not reduced when circumstances cause a reduction in income from the investment. Should these events occur, Price Legacy's income and funds available for distribution could be adversely affected.

    In addition, REIT requirements may subject Price Legacy to confiscatory taxes on gain recognized from the sale of property if the property is considered to be held primarily for sale to customers in the ordinary course of Price Legacy's trade or business. To prevent these taxes, Price Legacy may comply with safe harbor rules relating to the number of properties sold in a year, how long Price Legacy owned the properties, their tax bases and the cost of improvements made to those properties. However, Price Legacy cannot make any assurance that it will be able to successfully comply with these safe harbors and, in the event that compliance is possible, the safe harbor rules may restrict Price Legacy's ability to sell assets in the future.

    PRICE LEGACY'S SUBSTANTIAL LEVERAGE MAY BE DIFFICULT TO SERVICE AND COULD ADVERSELY AFFECT ITS BUSINESS.

    As of March 31, 2001, on a pro forma basis, Price Legacy would have had outstanding borrowings of approximately $486.7 million, requiring an annual debt service of approximately $38.4 million. Price Legacy is expected to be exposed to the risks normally associated with debt financing, which may materially harm its business, including the following:

    - Price Legacy's cash flow may be insufficient to meet required payments of principal and interest on borrowings and this insufficiency may leave Price Legacy with insufficient cash resources to pay operating expenses,

    - Price Legacy may not be able to refinance debt at maturity, and

    - if refinanced, the terms of refinancing may not be as favorable as the original terms of the debt.

    RISING INTEREST RATES MAY ADVERSELY AFFECT PRICE LEGACY'S CASH FLOW AND BUSINESS.

    A large portion of Price Legacy's debt will bear interest at variable rates. Variable rate debt creates higher debt payments if market interest rates increase. Price Legacy may incur additional debt in the future that also bears interest at variable rates. Higher debt payments as a result of an increase in interest rates could adversely affect Price Legacy's cash flows, cause it to default under some debt obligations or agreements, and materially harm its business.

    A DEFAULT ON THE LEGACY DEBENTURES OR LEGACY NOTES COULD RESULT IN SIGNIFICANT DILUTION TO PRICE LEGACY'S STOCKHOLDERS.

    The Legacy debentures and Legacy notes are secured by the Enterprises common stock currently held by Legacy. On August 3, 2001, 12,154,289 shares of Enterprises common stock were held by Legacy and pledged as collateral for the Legacy debentures and Legacy notes. Although Enterprises will seek the consent of holders of the Legacy debentures and Legacy notes to release these shares in connection with its offer to exchange shares of Enterprises Series A preferred stock for Legacy debentures and Legacy notes, Enterprises cannot make any assurance that such consent will be obtained. If not obtained, these shares of Enterprises common stock will continue to serve as collateral for the Legacy debentures and Legacy notes. If Legacy is unable to meet its obligations under the Legacy debentures or Legacy notes, the debtholders will have the right to take ownership of these shares, which would cause these shares to become outstanding voting securities equivalent in all respects to the shares of Enterprises common stock issued in the merger. This would cause significant dilution to Price Legacy's stockholders and require Price Legacy to issue additional shares of Enterprises Series B preferred stock to Warburg Pincus, causing further dilution. See "--Price Legacy may be required to issue Warburg Pincus additional shares of Enterprises Series B preferred stock."

    PRICE LEGACY FACES RISKS ASSOCIATED WITH ITS EQUITY INVESTMENTS IN AND WITH THIRD PARTIES BECAUSE OF ITS LACK OF CONTROL OVER THE UNDERLYING REAL ESTATE ASSETS.

    As part of Price Legacy's growth strategy, it may invest, through Legacy, in shares of REITs or other entities that invest in real estate assets. In these cases, Price Legacy will be relying on the assets, investments and management of the REIT or other entity in which it is investing. These entities and their properties will be exposed to the risks normally associated with the ownership and operation of real estate. Price Legacy, through Legacy, also may invest in or with other parties through partnerships and joint ventures. In these cases, Price Legacy will not be the only entity making decisions relating to the property, partnership, joint venture or other entity. Risks associated with investments in partnerships, joint ventures or other entities include:

    - the possibility that Price Legacy's partners might experience serious financial difficulties or fail to fund their share of required investment contributions,

    - the partners might have economic or other business interests or goals which are inconsistent with Price Legacy's business interests or goals, resulting in impasse or decisions which are contrary to Price Legacy's business interests or goals, and

    - the partners may take action contrary to Price Legacy's instructions or requests and adverse to its policies and objectives, including Price Legacy's policy with respect to maintaining its qualification as a REIT.

    Any substantial loss or action of this nature could potentially harm Price Legacy's business or jeopardize its ability to qualify as a REIT. In addition, Price Legacy may in some circumstances be liable for the actions of its third-party partners or co-venturers.

    PRICE LEGACY COULD INCUR SIGNIFICANT COSTS AND EXPENSES RELATED TO ENVIRONMENTAL PROBLEMS.

    Under various federal, state and local laws and regulations, a current or previous owner or operator of real property, and parties that generate or transport hazardous substances that are disposed of on real property, may be liable for the costs of investigating and remediating these substances on or under the property. These laws often impose liability without regard to whether the owner or operator of the property was responsible for or even knew of the presence of the hazardous substances. The presence of or failure to properly remediate hazardous or toxic substances may impair Price Legacy's ability to rent, sell or borrow against a property.

    These laws and regulations also impose liability on persons who arrange for the disposal or treatment of hazardous or toxic substances at another location for the costs of removal or remediation of these hazardous substances at the disposal or treatment facility. These laws often impose liability regardless of whether the entity arranging for the disposal ever owned or operated the disposal facility. In addition, even if more than one person was responsible for the contamination, each person covered by the environmental laws may be held responsible for the clean-up costs incurred. Other environmental laws and regulations impose liability on owners or operators of property for injuries relating to the release of asbestos-containing materials into the air.

    As an owner and operator of property and as a potential arranger for hazardous substance disposal, Price Legacy may be liable under these laws and regulations for removal or remediation costs, governmental penalties, property damage, personal injuries and related expenses. Payment of these costs and expenses, which can exceed the value of the subject property, could impair Price Legacy's financial condition, materially harm its business and have a material adverse effect on its ability to make distributions to its stockholders. In addition, environmental laws may impose restrictions on the manner in which Price Legacy uses its properties or operates its business, and these restrictions may require expenditures to achieve compliance.

    THE COSTS OF COMPLIANCE WITH REGULATORY REQUIREMENTS, INCLUDING THE AMERICANS WITH DISABILITIES ACT, COULD ADVERSELY AFFECT PRICE LEGACY'S BUSINESS.

    Price Legacy's properties will be subject to various federal, state and local regulatory requirements, including the Americans with Disabilities Act of 1990 which requires all public accommodations and commercial facilities to meet federal requirements relating to access and use by persons with disabilities. Compliance with the Americans with Disabilities Act requirements could involve removal of structural barriers from disabled persons' entrances on Price Legacy's properties. Other federal, state and local laws may require modifications to or restrict further renovations of Price Legacy's properties to provide this access. Noncompliance with the Americans with Disabilities Act or related laws or regulations could result in the United States government imposing fines or private litigants being awarded damages against Price Legacy, or could result in an order to correct any non-complying feature, which could result in substantial capital expenditures. If Price Legacy incurs these costs and expenses, its financial condition and its ability to make distributions to its stockholders could be impaired. In addition, Price Legacy cannot be assured that regulatory requirements will not be changed or that new regulatory requirements will not be imposed that would require significant unanticipated expenditures by Price Legacy or its tenants. Unexpected expenditures could adversely affect Price Legacy's net income and cash available for distributions to its stockholders.

    THE SUCCESS OF PRICE LEGACY'S BUSINESS DEPENDS ON THE SERVICES PROVIDED BY ITS KEY PERSONNEL, THE LOSS OF WHOM COULD HARM ITS BUSINESS.

    The success of the business of Price Legacy will depend to a large extent on the contributions and performance of its senior management team, particularly Gary B. Sabin, for strategic business direction and real estate experience. In connection with the merger, Price Legacy will assume the current employment agreements that Legacy maintains with some of its executives, which extend through 2003 with automatic one-year renewal periods unless terminated by their terms. Neither Enterprises nor Legacy has, and Price Legacy is not expected to obtain, key-man life insurance for any of its senior management. If Price Legacy loses the services of Mr. Sabin or any other members of its senior management, its business and future development could be materially harmed.

    A SMALL NUMBER OF STOCKHOLDERS WILL BE ABLE TO EXERT SIGNIFICANT INFLUENCE OVER PRICE LEGACY, WHICH COULD MAKE IT DIFFICULT FOR PRICE LEGACY TO COMPLETE SOME CORPORATE TRANSACTIONS WITHOUT THEIR SUPPORT.

    Sol Price, Robert E. Price and individuals and entities affiliated with them, including The Price Group, beneficially owned as of August 3, 2001 an aggregate of 11,613,667 shares, or approximately 47.7%, of the outstanding Enterprises Series A preferred stock. Individuals and entities affiliated with these stockholders also beneficially own approximately $21.9 million in principal amount of Legacy debentures and Legacy notes which are expected to be tendered in the exchange offer for approximately 1,461,673 shares of Enterprises Series A preferred stock. In addition, The Price Group will obtain 1,681,142 shares, or 8.5%, of Enterprises Series B preferred stock upon the conversion of a $9.3 million Legacy promissory note, together with a warrant to purchase an additional 233,679 shares of Enterprises common stock, and will be issued 666,080 additional shares of Enterprises Series B preferred stock over 45 months as distributions on the Enterprises Series B preferred stock.

    Following the merger and the sale of the Enterprises Series B preferred stock, Sol Price, Robert E. Price and individuals and entities affiliated with them will control, in the aggregate, approximately 10.5% of the voting power with respect to matters submitted to the holders of Enterprises common stock and Enterprises Series A preferred stock, voting together as a single class. In addition, they will control approximately 47.7% of the voting power with respect to matters submitted solely to the holders of Enterprises Series A preferred stock.

    As a result, these stockholders could effectively control the outcome of matters submitted solely to the holders of Enterprises Series A preferred stock for approval, including the election of four directors to Price Legacy's board, and significantly influence other matters submitted to the holders of Enterprises common stock for approval. Together with Warburg Pincus, these stockholders will have significant influence over matters brought before Price Legacy's board, and will have the ability to influence some corporate transactions, which may delay, discourage, deter or prevent a change of control of Price Legacy and may make some transactions more difficult or impossible to complete without their support. The ability of these stockholders to assert this significant influence may depress the stock price of Price Legacy.

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
    PRICE LEGACY'S CHARTER CONTAINS ANTI-TAKEOVER PROVISIONS WHICH MAY LIMIT THE ABILITY OF A THIRD PARTY TO ACQUIRE CONTROL AND MAY PREVENT STOCKHOLDERS FROM RECEIVING A PREMIUM FOR THEIR SHARES.

    Some of the provisions of Price Legacy's charter and bylaws could delay, discourage, deter or prevent an acquisition of its business at a premium price and could make removal of its management more difficult. These provisions could reduce the opportunities for Price Legacy's stockholders to participate in tender offers, including tender offers that are priced above the then-current market price of its common stock. In particular, Price Legacy's charter will permit its board of directors to issue shares of preferred stock in one or more series without stockholder approval, which could, depending on the terms of the preferred stock, delay, discourage, deter or prevent a change in control of Price Legacy. In addition, the MGCL will impose restrictions on mergers and other business combinations between Price Legacy and any holder of 10% or more of the voting power of Price Legacy's outstanding shares.

    REIT RULES LIMIT THE AMOUNT OF CASH PRICE LEGACY WILL HAVE AVAILABLE FOR OTHER BUSINESS PURPOSES, INCLUDING AMOUNTS TO FUND ITS FUTURE GROWTH, AND COULD REQUIRE PRICE LEGACY TO BORROW FUNDS OR LIQUIDATE INVESTMENTS ON A SHORT-TERM BASIS IN ORDER TO COMPLY WITH THE REIT DISTRIBUTION REQUIREMENT.

    To qualify as a REIT, Price Legacy must distribute at least 90% of its REIT taxable income to its stockholders (determined without regard to the dividends paid deduction and excluding capital gains), and is subject to tax to the extent it fails to distribute at least 100% of its REIT taxable income.

    This distribution requirement will limit Price Legacy's ability to accumulate capital for other business purposes, including amounts to fund future growth. While Price Legacy expects its cash flow from operations to generally be sufficient in both the short and long term to fund its operations, this distribution requirement could cause Price Legacy:

    - to sell assets in adverse market conditions,

    - to distribute amounts that represent a return of capital,

    - to distribute amounts that would otherwise be spent on future acquisitions, unanticipated capital expenditures or repayment of debt, or

    - to borrow funds, issue capital stock or sell assets on a short-term basis.

    In addition, from time to time, Price Legacy may not have sufficient cash or other liquid assets to meet this distribution requirement due to differences in timing between the recognition of taxable income and the actual receipt of cash. For example, with respect to the partnerships and limited liability companies in which Price Legacy will own an interest, Price Legacy may be required to distribute a portion of its share of income from these entities regardless of whether it receives distributions from these entities.

    PRICE LEGACY'S CHARTER WILL CONTAIN RESTRICTIONS ON THE OWNERSHIP AND TRANSFER OF PRICE LEGACY'S CAPITAL STOCK.

    Due to limitations on the concentration of ownership of stock of a REIT imposed by the Code, Price Legacy's charter will prohibit any stockholder from
(1) actually or beneficially owning more than 5% of Price Legacy's issued and outstanding capital stock and (2) actually or constructively owning more than 9.8% of Price Legacy's issued and outstanding capital stock, except for stockholders who have received a waiver from these ownership limits from Price Legacy's board. These ownership limits also apply separately to each class of Price Legacy's preferred stock, including the Enterprises Series A preferred stock and the Enterprises Series B preferred stock.

    Price Legacy's charter will also prohibit anyone from buying shares if the purchase would result in Price Legacy losing its REIT status. This could happen if a share transaction results in (1) fewer than

                                       34
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100 persons owning all of Price Legacy's shares, (2) five or fewer persons owning 50% or more of the value of Price Legacy's shares or (3) Price Legacy having a related party tenant.

    If a stockholder acquires shares in violation of the charter by way of transfer or otherwise, the shares which cause the owner to violate the ownership limitations will be automatically transferred to a trust for the benefit of a qualified charitable organization. Following such transfer, the stockholder will have no right to vote these shares or be entitled to dividends or other distributions with respect to these shares. Within 20 days after receiving notice from Price Legacy of the transfer of shares to the trust, the trustee of the trust will sell the excess shares and generally will distribute to such stockholder an amount equal to the lesser of the price paid by the stockholder for the excess shares (except in the case of a gift or similar transfer, in which case, an amount equal to the market price) or the sale proceeds received by the trust for the shares.

    ENTERPRISES' FAILURE TO DISTRIBUTE ITS C CORPORATION EARNINGS AND PROFITS IN 1997 COULD CAUSE ENTERPRISES TO FAIL TO QUALIFY AS A REIT.

    At the end of any taxable year, a REIT may not have any undistributed earnings and profits attributable to a C corporation taxable year (i.e., a year in which a corporation is neither a REIT nor an S corporation). Enterprises was a C corporation prior to the time it elected to be taxed as a REIT commencing with its short taxable year ending December 31, 1997. Accordingly, by the end of 1997, Enterprises was required to distribute to its stockholders its C corporation earnings and profits. Enterprises believes that it did not have any C corporation earnings and profits in its first taxable year as a REIT. However, the determination of earnings and profits for federal income tax purposes is extremely complex and Enterprises' computations of its C corporation earnings and profits are not binding on the Internal Revenue Service. Should the Internal Revenue Service successfully assert that Enterprises had C corporation earnings and profits at the end of its first taxable year as a REIT, Enterprises may fail to qualify as a REIT.

    IF ENTERPRISES OR PRICE LEGACY FAILS TO QUALIFY AS A REIT UNDER THE CODE, THAT FAILURE COULD MATERIALLY HARM ITS BUSINESS.

    Enterprises believes that it has been organized and has operated in a manner which allows it to qualify for taxation as a REIT under the Code commencing with its short taxable year ended December 31, 1997. After the transactions, Price Legacy is expected to qualify as a REIT under the Code. Qualification as a REIT requires a company to satisfy numerous requirements, which are highly technical and complex. In addition, legislation, new regulations, administrative interpretations or court decisions may adversely affect, possibly retroactively, Enterprises' or Price Legacy's ability to qualify as a REIT for federal income tax purposes. For example, one of the REIT requirements, the "five-fifty test," requires that no more than 50% of the value of a REIT's outstanding capital stock may be owned directly or indirectly, applying various constructive ownership rules, by five or fewer individuals at any time during the last half of a REIT's taxable year. While Legacy owns 91.3% of the Enterprises common stock, it only owns approximately 17.4% of the value of Enterprises' outstanding capital stock. Because Legacy is a corporation, its ownership of the Enterprises common stock is not taken into account for purposes of the five-fifty test. Instead, stock owned by Legacy is treated as owned proportionately by Legacy stockholders. Enterprises believes that the indirect ownership of its stock by the Legacy stockholders will not prevent it from satisfying the five-fifty test. Enterprises' charter provides for, and Price Legacy's charter will provide for, restrictions regarding ownership and transfer of shares that are intended to assist it in continuing to satisfy the five-fifty test. These restrictions, however, may not ensure that Enterprises has satisfied or Price Legacy will be able to satisfy, in all cases, the five-fifty test. If Enterprises or Price Legacy fails to satisfy the five-fifty test, its status as a REIT may terminate.

    Other REIT requirements restrict the type of assets that a REIT may own and the type of income that a REIT may receive. These restrictions will apply to all of Price Legacy's assets and income, including the assets it acquires from Legacy and the income derived from those assets. However, these asset and income requirements do not apply to assets Price Legacy elects to hold in a taxable REIT subsidiary. Legacy currently holds certain assets and derives income from certain of its businesses and assets which, if held or received by Price Legacy directly, could jeopardize Price Legacy's status as a REIT. To maintain Price Legacy's status as a REIT, (1) Legacy will transfer these assets and businesses to Excel Legacy Holdings, Inc., a wholly-owned subsidiary of Legacy, prior to the effective time of the merger, and (2) Legacy Holdings is expected to elect to be treated as a taxable REIT subsidiary of Price Legacy effective at the time of the merger.

    If a company fails to qualify as a REIT in any taxable year, including failing to comply with the REIT distribution requirements, it may, among other things:

    - not be allowed a deduction for distributions to stockholders in computing its taxable income,

    - be subject to federal income tax, including any applicable alternative minimum tax, on its taxable income at regular corporate rates,

    - not be required to make distributions to stockholders,

    - be subject to increased state and local taxes, and

    - be disqualified from treatment as a REIT for the taxable year in which it lost its qualification and the four taxable years following the year in which it lost its qualification.

    As a result of these factors, Enterprises' or Price Legacy's failure to qualify as a REIT also could impair its ability to expand its business and raise capital, could substantially reduce the funds available for distribution to its stockholders, could reduce the trading price of Price Legacy's stock following the merger and materially harm Price Legacy's business. If Enterprises failed to qualify as a REIT prior to the merger, Price Legacy would be required to pay any resulting tax, and such tax could be material. See "Material Federal Income Tax Consequences Related to Price Legacy--Taxation of Price Legacy--General."

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                           FORWARD-LOOKING STATEMENTS

    Any statements in this joint proxy statement/prospectus and the documents incorporated by reference in this joint proxy statement/prospectus about Enterprises', Legacy's or Price Legacy's expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements. These statements are often, but not always, made through the use of words or phrases such as "believe," "will likely result," "expect," "will continue," "anticipate," "estimate," "intend," "plan," "projection," "would" and "outlook." Accordingly, these statements involve estimates, assumptions and uncertainties which could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this joint proxy statement/prospectus. The following cautionary statements identify important factors that could cause Enterprises', Legacy's and Price Legacy's actual results to differ materially from those projected in the forward-looking statements made in this document. Among the key factors that have a direct bearing on Enterprises', Legacy's and Price Legacy's results of operations are:

    - the effect of economic, credit and capital market conditions in general and on real estate companies in particular, including changes in interest rates,

    - Price Legacy's ability to compete effectively,

    - developments in the retail industry,

    - greater than expected costs related to the merger or Price Legacy's failure to achieve the expected benefits of the merger,

    - government approvals, actions and initiatives, including the need for compliance with environmental requirements,

    - Price Legacy's ability to qualify as a REIT, and

    - other risk factors described under "Risk Factors" in this joint proxy statement/prospectus.

    These factors could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by Enterprises, Legacy or Price Legacy, and you should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made and Enterprises, Legacy and Price Legacy undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. In addition, Enterprises and Legacy cannot assess the impact of each factor on their business or the business of Price Legacy or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements contained in this joint proxy statement/prospectus.

                                       37
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                         THE ENTERPRISES ANNUAL MEETING

DATE, TIME, PLACE

    The annual meeting of stockholders of Enterprises will be held at 11:00 a.m., Pacific Time, on September 11, 2001 at the Rancho Bernardo Inn, 17550 Bernardo Oaks Drive, San Diego, California. This joint proxy statement/prospectus is being furnished in connection with the solicitation by Enterprises' board of proxies to be used at the annual meeting and at any and all adjournments and postponements of the annual meeting.

PURPOSE

    The purpose of the annual meeting is to consider the following proposals:

    1. To approve the issuance of shares of Enterprises common stock pursuant to a merger agreement by and among Enterprises, PEI Merger Sub, Inc., a wholly-owned subsidiary of Enterprises, and Excel Legacy Corporation. In the merger, PEI Merger Sub will merge with and into Legacy and Legacy will become a wholly-owned subsidiary of Enterprises. Each share of Legacy common stock outstanding immediately prior to the merger will be converted into 0.6667 of a share of Enterprises common stock. In addition, outstanding Legacy stock options will be assumed by the combined company, Price Legacy Corporation, as adjusted to reflect the exchange ratio. The merger is conditioned on the approval of the Enterprises merger charter amendments, as described in proposal 3, the Enterprises option plan, as described in proposal 5, and other customary closing conditions specified in the merger agreement.

    2. To approve the sale of 19,666,754 shares of a new class of Enterprises preferred stock, 9% Series B Junior Convertible Redeemable Preferred Stock, and warrants to purchase 2,733,674 shares of Enterprises common stock with an exercise price of $8.25 per share to Warburg, Pincus Equity Partners, L.P. and some other persons. The sale of the Enterprises
       Series B preferred stock is conditioned on the completion of the merger, the approval of the Enterprises issuance charter amendments, as described in proposal 4, and other customary closing conditions specified in the securities purchase agreement.

    3. To approve amendments to Enterprises' charter as required by the merger agreement to (A) change the name of Enterprises to Price Legacy Corporation, (B) increase the number of authorized shares of capital stock from 100,000,000 to 150,000,000 and (C) increase the number of directors of Enterprises to seven, with four directors to be elected by the holders of Enterprises Series A preferred stock and three directors to be elected by the holders of Enterprises Series A preferred stock and Enterprises common stock, voting together as a single class. These amendments, the Enterprises merger charter amendments, are conditioned on the completion of the merger.

    4. To approve amendments to Enterprises' charter as required by the securities purchase agreement to (A) change the name of Enterprises to Price Legacy Corporation, (B) increase the number of authorized shares of capital stock from 100,000,000 to 150,000,000, (C) designate the Enterprises Series B preferred stock, (D) increase the number of directors of Enterprises to eight, with four directors to be elected by the holders of Enterprises Series A preferred stock, two directors to be elected by the holders of Enterprises Series A preferred stock and Enterprises common stock, voting together as a single class, and two directors to be elected by Warburg Pincus, (E) permit Enterprises' board to increase or decrease the number of shares of Enterprises' authorized capital stock without stockholder approval, (F) provide the directors elected by Warburg Pincus with specified approval rights and (G) limit appraisal rights. These amendments, the Enterprises issuance charter amendments, are conditioned both on the completion of the merger and on the completion of the sale of the Enterprises Series B preferred stock.

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       The Enterprises issuance charter amendments will only be effected if the merger, the sale of the Enterprises Series B preferred stock, the Enterprises merger charter amendments, the Enterprises issuance charter amendments and the Enterprises option plan are approved. If the merger, the Enterprises merger charter amendments and the Enterprises option plan are approved, but the sale of the Enterprises Series B preferred stock and/or the Enterprises issuance charter amendments are not approved, Enterprises' charter will be amended only to effect the Enterprises merger charter amendments described above in proposal 3. If neither the merger nor the sale of the Enterprises Series B preferred stock is approved, then no amendments to Enterprises' charter will be effected, regardless of whether any such amendments are approved.

    5. To approve and adopt the Price Enterprises, Inc. 2001 Stock Option and Incentive Plan. The adoption of the Enterprises option plan is conditioned on the completion of the merger.

    6. To elect five persons to Enterprises' board of directors to serve a one-year term or until their successors have been duly elected and qualified.

       Both the merger and the sale of the Enterprises Series B preferred stock, if approved, will require the expansion of Enterprises' board of directors to include the additional persons identified in this joint proxy statement/prospectus. If either the merger or the sale of the Enterprises Series B preferred stock is approved and completed, the additional directors will be appointed by Enterprises' board without the approval of Enterprises' stockholders.

    7. To consider and act upon such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

    If the merger is approved and the other customary closing conditions are satisfied, the merger and the sale will occur contemporaneously. Enterprises may elect not to complete the merger if, immediately prior to the merger, its board is not satisfied that the sale of the Enterprises Series B preferred stock will occur.

RECOMMENDATION OF ENTERPRISES' BOARD

    AFTER CAREFUL CONSIDERATION, ENTERPRISES' BOARD HAS DETERMINED THAT THE ISSUANCE OF THE MERGER CONSIDERATION, THE SALE OF THE ENTERPRISES SERIES B PREFERRED STOCK, THE ENTERPRISES MERGER CHARTER AMENDMENTS, THE ENTERPRISES ISSUANCE CHARTER AMENDMENTS AND THE ADOPTION OF THE ENTERPRISES OPTION PLAN ARE ADVISABLE AND HAS DIRECTED THAT THEY BE SUBMITTED TO ENTERPRISES' STOCKHOLDERS FOR THEIR APPROVAL. ENTERPRISES' BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF THESE PROPOSALS AND THE ELECTION TO ENTERPRISES' BOARD OF DIRECTORS OF EACH NOMINEE NAMED IN THIS JOINT PROXY STATEMENT/ PROSPECTUS.

    Enterprises' board made this determination following Enterprises' independent merger committee's determination that the merger was in the best interests of Enterprises and its stockholders.

RECORD DATE AND QUORUM

    Enterprises' board of directors has determined that only holders of record of Enterprises common stock or Enterprises Series A preferred stock at the close of business on August 3, 2001 will be entitled to notice of, and to vote at, the annual meeting or any adjournment or postponement of the annual meeting. On the record date, Enterprises had 13,309,006 shares of common stock outstanding and 24,186,890 shares of Series A preferred stock outstanding. Presence at the annual meeting, in person or by proxy, of the holders of a majority of the combined voting power of the Enterprises common stock and Enterprises Series A preferred stock will constitute a quorum for the transaction of business at the annual meeting, except that the presence in person or by proxy of the holders of a majority of the voting power of the Enterprises Series A preferred stock will constitute a quorum for purposes of

                                       39
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electing the Enterprises Series A preferred stock nominees. Shares that abstain from voting on the proposals will be treated as shares that are present and entitled to vote at the annual meeting for purposes of determining whether a quorum exists.

VOTE REQUIRED

    Under Maryland law and Enterprises' charter, the affirmative vote of a majority of the voting power of the Enterprises common stock and Enterprises Series A preferred stock entitled to vote at the annual meeting, voting together as a single class, is required to approve each of the Enterprises merger charter amendments and the Enterprises issuance charter amendments.

    The affirmative vote of a majority of the voting power of the Enterprises common stock and Enterprises Series A preferred stock, voting together as a single class, cast at Enterprises' annual meeting is required to approve each of the issuance of the merger consideration, the sale of the Enterprises Series B preferred stock and the adoption of the Enterprises option plan.

    Directors are elected by a plurality of the votes of the shares present in person or represented by proxy at the annual meeting and entitled to vote on the election of directors. Holders of Enterprises Series A preferred stock, voting as a separate class, will vote for the election of the Enterprises Series A preferred stock nominees to Enterprises' board and holders of Enterprises
Series A preferred stock and Enterprises common stock, voting together as a single class, will vote for the election of the Enterprises Series A preferred stock and Enterprises common stock nominees to Enterprises' board.

    Holders of Enterprises common stock will be entitled to one vote per share and holders of Enterprises Series A preferred stock will be entitled to 1/10 of one vote per share on all matters properly brought before the meeting.

    The failure to vote or a vote to abstain will have the same legal effect as a vote cast against each of the Enterprises merger charter amendments and the Enterprises issuance charter amendments. The failure to vote or a vote to abstain will have no effect on the approval of the issuance of the merger consideration, the sale of the Enterprises Series B preferred stock, the adoption of the Enterprises option plan or the election of nominees to Enterprises' board.

    As of August 3, 2001, Enterprises' directors and executive officers beneficially owned approximately 2.3% of the votes represented by the outstanding shares of Enterprises common stock and Enterprises Series A preferred stock.

    LEGACY CURRENTLY HOLDS 91.3% OF THE ENTERPRISES COMMON STOCK, WHICH REPRESENTS 77.3% OF THE VOTING POWER OF ENTERPRISES. LEGACY HAS AGREED TO VOTE ITS SHARES IN FAVOR OF THE ISSUANCE OF THE MERGER CONSIDERATION, THE SALE OF THE ENTERPRISES SERIES B PREFERRED STOCK, THE ENTERPRISES MERGER CHARTER AMENDMENTS, THE ENTERPRISES ISSUANCE CHARTER AMENDMENTS, THE ADOPTION OF THE ENTERPRISES OPTION PLAN AND THE ELECTION OF THE ENTERPRISES SERIES A PREFERRED STOCK AND ENTERPRISES COMMON STOCK NOMINEES TO THE BOARD OF DIRECTORS. BECAUSE OF THIS VOTING CONTROL, LEGACY CAN CAUSE THE APPROVAL OF THESE PROPOSALS WITHOUT THE AFFIRMATIVE VOTE OF ANY OTHER STOCKHOLDER OF ENTERPRISES. LEGACY HAS NO RIGHT TO VOTE ON THE ENTERPRISES SERIES A PREFERRED STOCK NOMINEES TO ENTERPRISES' BOARD. For the merger to become effective, the holders of a majority of the outstanding shares of Legacy common stock must approve the merger agreement. Holders of approximately 20% of the Legacy common stock have agreed to vote in favor of the adoption of the merger agreement.

VOTING OF PROXIES

    All shares of Enterprises common stock and Enterprises Series A preferred stock that are entitled to vote and are represented at the annual meeting by properly executed proxies received prior to or at the meeting, and not revoked, will be voted at the meeting in accordance with the instructions indicated on the proxies. If no instructions are indicated, the proxies, other than broker non-votes, will be voted for approval of the issuance of the merger consideration, the sale of the Enterprises Series B preferred stock, the Enterprises merger charter amendments, the Enterprises issuance charter amendments, the adoption of the Enterprises option plan and in favor of the election of the nominees to Enterprises' board named in this joint proxy statement/prospectus.

    Enterprises' board does not know of any matters other than those described in the notice of the annual meeting that are to come before the meeting. If any other matters are properly presented at the annual meeting for consideration, including, among other things, consideration of a motion to adjourn or postpone the meeting to another time and/or place for the purposes of soliciting additional proxies, the persons named in the enclosed form of proxy and acting thereunder generally will have discretion to vote on such matters in accordance with their best judgment.

REVOCATION OF PROXIES

    Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by:

    - filing with the corporate secretary of Enterprises, at or before the taking of the vote at the annual meeting, a written notice of revocation bearing a later date than the proxy,

    - duly executing a later-dated proxy relating to the same shares and delivering it to the corporate secretary of Enterprises before the taking of the vote at the annual meeting, or

    - by attending the meeting and voting in person.

    Any written notice of revocation or subsequent proxy should be sent to Price Enterprises, Inc., 17140 Bernardo Center Drive, Suite 300, San Diego, California 92128, Attention: Secretary, or hand delivered to the corporate secretary of Enterprises at or before the taking of the vote at the annual meeting. Stockholders that have instructed a broker to vote their shares must follow directions received from such broker in order to change their vote or to vote at the annual meeting.

SOLICITATION OF PROXIES; EXPENSES

    All expenses of Enterprises' solicitation of proxies, including the cost of preparing and mailing this joint proxy statement/prospectus to Enterprises' stockholders, will be shared equally by Enterprises and Legacy. In addition to solicitation by use of the mails, proxies may be solicited from Enterprises' stockholders by directors, officers and employees of Enterprises in person or by telephone, facsimile or other means of communication. These directors, officers and employees will not be additionally compensated, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. Arrangements will also be made with brokerage houses, custodians, nominees and fiduciaries for forwarding of proxy solicitation materials to beneficial owners of shares held of record by such brokerage houses, custodians, nominees and fiduciaries, and Enterprises will reimburse such brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses incurred in forwarding such materials.

                                       41
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                           THE LEGACY ANNUAL MEETING

DATE, TIME, PLACE

    The annual meeting of stockholders of Legacy will be held at 9:00 a.m., Pacific Time, on September 11, 2001 at the Rancho Bernardo Inn, 17550 Bernardo Oaks Drive, San Diego, California. This joint proxy statement/prospectus is being furnished in connection with the solicitation by Legacy's board of proxies to be used at the annual meeting and at any and all adjournments and postponements of the annual meeting.

PURPOSE

    The purpose of the annual meeting is to consider the following proposals:

    1. To approve the merger agreement by and among Price Enterprises, Inc., PEI Merger Sub, Inc., a wholly-owned subsidiary of Enterprises, and Legacy. In the merger, PEI Merger Sub will merge with and into Legacy and Legacy will become a wholly-owned subsidiary of Enterprises. Each share of Legacy common stock outstanding immediately prior to the merger will be converted into 0.6667 of a share of Enterprises common stock. In addition, outstanding Legacy stock options will be assumed by the combined company, Price Legacy Corporation, as adjusted to reflect the exchange ratio.

    2. To elect eight persons to Legacy's board of directors to serve until the earlier of (1) the next annual meeting of stockholders of Legacy or
       (2) the completion of the merger.

    3. To consider and act upon such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

RECOMMENDATION OF LEGACY'S BOARD

    AFTER CAREFUL CONSIDERATION, LEGACY'S BOARD HAS DETERMINED THAT THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED IN THE MERGER AGREEMENT ARE ADVISABLE AND HAS DIRECTED THAT THE MERGER AGREEMENT BE SUBMITTED TO LEGACY'S STOCKHOLDERS FOR THEIR APPROVAL. LEGACY'S BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF THE MERGER AGREEMENT AND THE ELECTION TO LEGACY'S BOARD OF DIRECTORS OF EACH NOMINEE NAMED IN THIS JOINT PROXY STATEMENT/PROSPECTUS.

    Legacy's board made this determination following Legacy's independent merger committee's determination that the merger was in the best interests of Legacy and its stockholders.

RECORD DATE AND QUORUM

    Legacy's board of directors has determined that only holders of record of Legacy common stock at the close of business on August 3, 2001 will be entitled to notice of, and to vote at, the annual meeting or any adjournment or postponement of the annual meeting. On the record date, Legacy had 61,540,849 shares of common stock outstanding. Presence at the annual meeting, in person or by proxy, of the holders of a majority of the Legacy common stock will constitute a quorum for the transaction of business at the annual meeting. Shares that abstain from voting on the proposals will be treated as shares that are present and entitled to vote at the annual meeting for purposes of determining whether a quorum exists.

VOTE REQUIRED

    Under Delaware law and Legacy's charter, the affirmative vote of a majority of the Legacy common stock is required to approve the merger agreement.

    Directors are elected by a plurality of the votes of the shares present in person or represented by proxy at the annual meeting and entitled to vote on the election of directors.

    Holders of Legacy common stock will be entitled to one vote per share on all matters properly brought before the meeting.

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    The failure to vote or a vote to abstain will have the same legal effect as a vote cast against the merger agreement. The failure to vote or a vote to abstain will have no effect on the election of nominees to Legacy's board.

    As of August 3, 2001, Legacy's directors and executive officers beneficially owned approximately 19% of the Legacy common stock. Some of Legacy's directors and executive officers and other affiliates of Legacy, which hold an aggregate of approximately 20% of the Legacy common stock, have agreed to vote in favor of the adoption of the merger agreement.

VOTING OF PROXIES

    All shares of Legacy common stock that are entitled to vote and are represented at the annual meeting by properly executed proxies received prior to or at the meeting, and not revoked, will be voted at the meeting in accordance with the instructions indicated on the proxies. If no instructions are indicated, the proxies, other than broker non-votes, will be voted for approval of the merger agreement and in favor of the election of the nominees to Legacy's board named in this joint proxy statement/ prospectus.

    Legacy's board does not know of any matters other than those described in the notice of the annual meeting that are to come before the meeting. If any other matters are properly presented at the annual meeting for consideration, including, among other things, consideration of a motion to adjourn or postpone the meeting to another time and/or place for the purposes of soliciting additional proxies, the persons named in the enclosed form of proxy and acting thereunder generally will have discretion to vote on such matters in accordance with their best judgment.

REVOCATION OF PROXIES

    Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by:

    - filing with the corporate secretary of Legacy, at or before the taking of the vote at the annual meeting, a written notice of revocation bearing a later date than the proxy,

    - duly executing a later-dated proxy relating to the same shares and delivering it to the corporate secretary of Legacy before the taking of the vote at the annual meeting, or

    - by attending the meeting and voting in person.

    Any written notice of revocation or subsequent proxy should be sent to Excel Legacy Corporation, 17140 Bernardo Center Drive, Suite 300, San Diego, California 92128, Attention: Secretary, or hand delivered to the corporate secretary of Legacy at or before the taking of the vote at the annual meeting. Stockholders that have instructed a broker to vote their shares must follow directions received from such broker in order to change their vote or to vote at the annual meeting.

SOLICITATION OF PROXIES; EXPENSES

    All expenses of Legacy's solicitation of proxies, including the cost of preparing and mailing this joint proxy statement/prospectus to Legacy's stockholders, will be shared equally by Legacy and Enterprises. In addition to solicitation by use of the mails, proxies may be solicited from Legacy's stockholders by directors, officers and employees of Legacy in person or by telephone, facsimile or other means of communication. These directors, officers and employees will not be additionally compensated, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. Arrangements will also be made with brokerage houses, custodians, nominees and fiduciaries for forwarding of proxy solicitation materials to beneficial owners of shares held of record by such brokerage houses, custodians, nominees and fiduciaries, and Legacy will reimburse such brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses incurred in forwarding such materials.

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                  BACKGROUND AND REASONS FOR THE TRANSACTIONS

BACKGROUND OF THE TRANSACTIONS

    In late June 2000, Gary B. Sabin, Chairman, President and Chief Executive Officer of Legacy and President and Chief Executive Officer of Enterprises and Richard B. Muir, Executive Vice President, Chief Operating Officer and Secretary of Legacy and Executive Vice President and Chief Operating Officer of Enterprises, at the request of Melvin L. Keating, President of Kadeca Consulting Corporation, a real estate consulting firm, acting on behalf of E.M. Warburg, Pincus & Co., LLC, met with Reuben S. Leibowitz of Warburg Pincus and
Mr. Keating in New York City to discuss a possible investment by Warburg Pincus in Legacy. Specifically, the parties discussed a potential investment of approximately $100 million by a Warburg Pincus investment partnership in exchange for shares of either common stock or a new preferred stock of Legacy. At the conclusion of the meeting, each party indicated an initial willingness to further pursue such a transaction.

    Representatives of Legacy and Warburg Pincus did not meet again until August 3, 2000. On that date, at the request of Mr. Keating, Mr. Sabin and other senior management of Legacy and Enterprises met with Messrs. Leibowitz and Keating in San Diego to further discuss the potential Warburg Pincus investment in Legacy. The parties discussed, among other things, the potential terms of the investment and various aspects of Legacy's and Enterprises' respective businesses. Mr. Sabin indicated to Warburg Pincus that he would discuss the potential investment with Legacy's board.

    On September 18, 2000, Legacy held a board meeting at which time Mr. Sabin described his discussions with Warburg Pincus to date. After a discussion of the potential terms of such a transaction, Legacy's board directed Mr. Sabin to continue to move forward with the Warburg Pincus investment, if such an investment could be made on favorable terms. Mr. Sabin agreed to report back to Legacy's board and update the board with any significant progress. Following this meeting, Warburg Pincus began to visit Legacy's and Enterprises' properties to begin its due diligence.

    Between September 21 and September 28, 2000, Mr. Keating and Ian C. Morgan, an associate at Warburg Pincus, visited existing properties of Enterprises in San Diego, California, development sites of Enterprises in Pentagon City, Virginia, and development sites of Legacy in Anaheim, California, Cincinnati, Ohio, and Phoenix, Arizona. During this period, Messrs. Keating and Morgan discussed the status of these development projects, as well as the corporate structure of both Legacy and Enterprises, with Graham R. Bullick, Senior Vice President--Capital Markets of Legacy and Enterprises, James Y. Nakagawa, Chief Financial Officer of Legacy and Enterprises, Kelly D. Burt, former Executive Vice President--Development of Legacy and Enterprises, and Messrs. Sabin and Muir.

    On October 3, 2000, Mr. Keating visited the Willowbrook Plaza in Wayne, New Jersey. On October 5, 2000, Mr. Keating visited the development site in Pentagon City, Virginia and met with Helen Haerle, a representative of Legacy's joint venture partner for that property, to discuss relocation of a current facility and related future development in Pentagon City.

    On October 19, 2000, Messrs. Keating and Morgan discussed the rent roll of both Legacy and Enterprises with Messrs. Sabin and Bullick.

    On November 2, 2000, Messrs. Keating, Morgan, Sabin and Muir held a teleconference to discuss Legacy's plans to acquire a portion of a professional sports team and to develop an arena in the Phoenix area. On that call, Messrs. Keating, Morgan, Sabin and Muir also discussed the development of self storage facilities by Enterprises.

    On November 6, 2000, Messrs. Keating and Sabin discussed a potential investment by Warburg Pincus and the due diligence process relating to such investment.

    Between November 13 and November 15, 2000, Messrs. Keating and Morgan visited existing facilities in San Diego, including Enterprises' self storage facilities, and a development site in Temecula, California. Mr. Keating also visited a development site in Bend, Oregon and met with William Smith, a

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representative of Legacy's joint venture partner in that project, to discuss the status of the project and the leases relating to the project.

    Also between November 13 and November 15, 2000, Messrs. Keating and Morgan met with Mr. Sabin and senior management of Legacy in San Diego as part of Warburg Pincus' due diligence investigation of Legacy. During that time, Messrs. Morgan and Keating discussed in greater detail the terms and conditions of the proposed investment. In particular, Messrs. Morgan and Keating proposed an investment in a new preferred stock to be issued by Legacy, which would be convertible into Legacy common stock and have a dividend initially payable in additional shares of preferred stock. The parties also discussed Legacy's property development opportunities, risks associated with the transaction and potential structures for the investment.

    Between December 5, 2000 and January 9, 2001, numerous and regular teleconferences took place between Messrs. Sabin, Leibowitz, Keating and senior management of Legacy and Enterprises, most of which were initiated by Warburg Pincus. During these teleconferences, the parties discussed a number of business points, including the anticipated capital structure of Legacy following the Warburg Pincus investment and the rights and preferences of the new preferred stock to be issued to Warburg Pincus. Also during this time, representatives of Warburg Pincus visited many of Legacy's and Enterprises' properties around the country as part of their due diligence investigation.

    On December 13, 2000, Mr. Sabin, Jack McGrory, Chairman of Enterprises and a director of Legacy, and James F. Cahill, a director of Enterprises, traveled together to visit one of Legacy's properties. In addition to discussing various pending acquisitions and dispositions of real estate properties by Enterprises and Legacy, they discussed for the first time since the Legacy exchange offer in 1999 the possibility of a merger and/or business combination of the two companies. In particular, they discussed the potential benefits of such a transaction to both companies, particularly in light of the soon to be enacted REIT Modernization Act, which allowed for the creation of taxable REIT subsidiaries, and the potential Warburg Pincus investment. Among the potential benefits discussed was the possibility that the combined company, Price Legacy Corporation, would be able to compete more effectively for investments, have greater access to capital markets and have a more diverse portfolio. They agreed that they would pursue the possibility of such a transaction with the boards of directors of both Enterprises and Legacy.

    On that same date, Enterprises' board held a special telephonic meeting during which the possibility of a merger with Legacy, as well as the status of the potential Warburg Pincus investment, was discussed at length. Enterprises' board discussed, among other things, whether such a transaction could have any adverse effect on its REIT status and the potential ramifications of the REIT Modernization Act. Enterprises' board did not reach a conclusion on any of these issues, but agreed that these issues, and the potential for a merger transaction, should be explored more fully. Enterprises' board then directed Messrs. McGrory and Cahill to have further discussions with Legacy.

    On December 14, 2000, Messrs. McGrory and Cahill called Mr. Sabin to discuss in greater detail the potential advantages of these transactions. They discussed, among other things, how such transactions could facilitate various business initiatives of both Enterprises and Legacy. They also discussed the need to structure the transaction in such a way as to maximize value for all stockholders while protecting the rights of holders of Enterprises Series A preferred stock and holders of Legacy debentures and Legacy notes.

    On December 15, 2000, Legacy held a special telephonic board meeting during which the proposed merger concept was discussed at length. Particular attention was given in the meeting as to the course of action which would produce the best value for Legacy's stockholders and the potential strategic benefits of such a transaction. Mr. Sabin had provided Legacy's board with a detailed memorandum regarding the proposed merger with Enterprises. In connection with that discussion, Mr. Sabin created a special independent merger committee consisting of board members Robert S. Talbott, Richard J.

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Nordlund, Robert E. Parsons, Jr. and John H. Wilmot to study and consider merger issues. The special independent merger committee met after the board meeting to discuss further the proposed merger.

    On December 23, 2000, Mr. Sabin telephoned Messrs. McGrory and Cahill and agreed to move forward in a more structured way with the merger transaction, subject to agreement on key merger terms.

    In late December 2000, Legacy engaged Latham & Watkins to represent it in connection with these potential transactions and to begin preparation of the merger agreement.

    In early January 2001, Enterprises engaged Munger, Tolles & Olson LLP to represent it in connection with these potential transactions and, in connection with such engagement, Simon M. Lorne, a partner with Munger, Tolles & Olson and a director of Enterprises, resigned from Enterprises' board. Murray Galinson was appointed to fill the vacancy. At this time, Messrs. McGrory and Cahill had various discussions with Munger, Tolles & Olson to explore potential structures for a merger transaction in light of, among other things, the existing rights of holders of Enterprises Series A preferred stock and holders of Legacy debentures and Legacy notes. Also at this time, Latham & Watkins delivered an initial draft of a merger agreement to Munger, Tolles & Olson on behalf of Legacy.

    On January 3, 2001, Mr. Sabin initiated a meeting with Messrs. Leibowitz and Keating, senior management of Legacy and Enterprises, members of Enterprises' and Legacy's boards and Sol Price in San Diego to further develop the terms of the Warburg Pincus investment and to discuss the possibility of the merger. The parties focused on transforming the proposed Warburg Pincus investment in Legacy into an investment in Price Legacy.

    On January 9, 2001, Warburg Pincus forwarded to Mr. Sabin a draft term sheet that reflected many of the deal points which formed the basis for the Warburg Pincus investment.

    Between January 10 and January 31, 2001, Messrs. Sabin, McGrory and Cahill, other members of senior management of Enterprises and Legacy, and attorneys from Latham & Watkins and Munger, Tolles & Olson held several conference calls to discuss the potential transactions and, in particular, the structure of the merger. These conference calls were mutually initiated by both Enterprises and Legacy as part of an effort by the two parties, and their respective counsel, to determine a mutually acceptable structure for effecting the transactions.

    Specifically, on January 10, 2001, Messrs. Sabin, McGrory and Cahill and attorneys from Latham & Watkins and Munger, Tolles & Olson met telephonically to discuss, among other things, the different structures that could be used to effect the proposed merger, the implications that each of such structures might have with respect to Enterprises' REIT status, the rights of holders of Enterprises Series A preferred stock and holders of Legacy debentures and Legacy notes, and the potential capital structure of Price Legacy after the proposed merger. Similar follow-up telephonic meetings occurred on January 12, January 16, January 17, January 19, January 23 and January 25, 2001, all of which were attended by Messrs. Sabin, McGrory and Cahill and attorneys from Latham & Watkins and Munger, Tolles & Olson. During these follow-up meetings, the parties continued their discussion of the post-merger capital structure of Price Legacy and the different possible merger structures, including whether to include an offer to purchase all outstanding shares of Enterprises common stock not owned by Legacy in order to simplify the post-merger capital structure of Price Legacy and whether to include an exchange offer to enable holders of Legacy debentures and Legacy notes to exchange these securities for shares of Enterprises Series A preferred stock. During these follow-up meetings, Legacy's representatives also updated Enterprises' representatives on the status of Legacy's ongoing negotiations with Warburg Pincus.

    During this period, attorneys from both Latham & Watkins and Munger, Tolles & Olson held additional discussions between themselves to analyze various legal issues relating to the proposed transactions; in particular, issues related to REIT requirements.

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    During this same period, Messrs. Sabin and McGrory held several discussions regarding the potential merger exchange ratio that focused principally on the relative fair value of the companies' net assets. Due to the low trading volume of the Legacy common stock and the Enterprises common stock, Messrs. Sabin and McGrory believed that the fair value per common share of the companies' net assets provided a better indication of the companies' overall value than did the market price of their securities. The management of Legacy and Enterprises estimated the fair value of the two companies to be in the range of $3.00 to $4.00 per share for Legacy and $4.50 to $5.50 per share for Enterprises, based on the fair value of the companies' properties and the upside potential associated with their development and other projects. In determining the upside potential of the companies' properties, the management of Legacy and Enterprises considered (1) the present development state of the projects, (2) approval of the projects by various local and regional governmental agencies and the public, if necessary, (3) government subsidies that have been granted, (4) levels of interest expressed by potential tenants, (5) projected operating income,
(6) financing risks and (7) potential sales value. Although management had a conflict of interest in estimating these values, they did not obtain third party appraisals or representation for any unaffiliated stockholders, believing that management had the requisite expertise and familiarity with the assets to determine these values in a fair and equitable manner without such assistance. Based on this analysis, Messrs. Sabin and McGrory agreed to propose to the respective board of directors of each company, subject to receiving appropriate fairness opinions, that each share of Legacy common stock be valued at approximately two-thirds of the value of each share of Enterprises common stock.

    In mid-January 2001, at the initiation of Mr. McGrory, he and Mr. Sabin first discussed the possibility of converting a Legacy promissory note payable to an affiliate of Sol Price of approximately $9.3 million into the same securities, at the same financial terms, to be received by Warburg Pincus in the proposed investment. Following this discussion, they decided to raise this potential transaction with the boards of both Enterprises and Legacy.

    On January 18, 2001, Enterprises held a board meeting and further discussed the status of the Warburg Pincus investment, as well as the status of the proposed merger transaction. Enterprises' board concurred with the terms of the Warburg Pincus investment set forth in the term sheet and directed Mr. Sabin to continue to proceed with the due diligence process and to continue to cooperate with Warburg Pincus. Enterprises' board also created a special independent merger committee consisting of Messrs. Cahill and Galinson. This independent merger committee met separately after the board meeting to discuss further the Warburg Pincus investment and the proposed merger transaction.

    Also on January 18, 2001, Legacy's board held a regularly scheduled meeting at which time it directed Mr. Sabin to continue to proceed with the merger discussions and to engage a firm to analyze the transaction in order to provide a fairness opinion on the merger consideration to the board. Legacy's independent merger committee met separately after the regular board meeting to further discuss the merger-related issues addressed at the board meeting.

    On January 26, 2001, Latham & Watkins delivered a revised draft of the merger agreement to Munger, Tolles & Olson reflecting the proposed merger structure and the additional transactions that Enterprises and Legacy had agreed upon.

    On January 29, 2001, Mr. Sabin on behalf of Legacy and Enterprises agreed with Warburg Pincus on the principal terms for the Warburg Pincus preferred stock investment. On January 29 and 30, Legacy and Enterprises, respectively, entered into exclusivity agreements with Warburg Pincus to negotiate exclusively with respect to any transactions involving the sale of assets, the business or the capital stock of either Enterprises or Legacy until March 15, 2001.

    On February 2, 2001, as a result of the numerous discussions between the companies and their respective counsel, and after concluding that the proposed transactions should not have an adverse effect on Enterprises' REIT status, Enterprises and Legacy agreed in principle to pursue a merger transaction having the structure described in this joint proxy statement/prospectus, in which a subsidiary of Enterprises would merge with and into Legacy, Enterprises would become the parent corporation of Legacy and holders of Legacy common stock would receive 0.6667 of a share of Enterprises common stock for each share of Legacy common stock they owned. The companies also agreed, at the insistence of Messrs. McGrory and Cahill, that the merger agreement be signed concurrently with the Warburg Pincus securities purchase agreement and that the transactions close concurrently.

    In connection with their agreement to pursue this merger structure, Enterprises and Legacy also agreed to engage in several other transactions involving holders of their outstanding securities. For one, they agreed that, at the same time that each of them was soliciting its respective stockholders' approvals relating to the merger, Enterprises would make an offer to purchase all outstanding shares of Enterprises common stock not owned by Legacy, with the closing of the offer to purchase to be contingent on the closing of the merger. The principal purpose of this transaction is to enable each public holder of shares of Enterprises common stock, which currently has a low trading market, to decide whether to remain a stockholder of Price Legacy or receive a cash payment for his or her shares. Enterprises proposed, and Legacy ultimately agreed, that, based on the merger exchange ratio and the then-current market price of the Enterprises common stock (which was generally in the range of $3.63 to $6.75 per share during the six-month period preceding these discussions), a price of $7.00 per share would present an attractive, yet fair, price to the public holders of these shares who might prefer to sell their shares instead of holding an investment in Price Legacy. Enterprises and Legacy also agreed that Enterprises would, during this same solicitation period, offer to exchange shares of Enterprises Series A preferred stock for all outstanding Legacy debentures and Legacy notes, with the closing of the offer to exchange to be contingent on the closing of the merger. Enterprises proposed, and Legacy ultimately agreed, that, based on the then-current market price of the Enterprises Series A preferred stock (which was generally in the range of $14.00 to $15.06 per share during the six-month period preceding these discussions), valuing such shares at $15.00 per share and valuing the Legacy debentures and Legacy notes at face value would present an attractive, yet fair, price to the holders of Legacy debentures and Legacy notes in the exchange offer. Enterprises and Legacy further agreed, in order to simplify the post-closing capital structure of Price Legacy, to seek the consent of holders of Legacy debentures and Legacy notes to release the collateral (which consists of the shares of Enterprises common stock owned by Legacy) securing these securities in connection with the exchange offer.

    During the first and second weeks of February 2001, Enterprises, Legacy and their respective legal counsel had regular telephonic discussions, all initiated by Enterprises. These discussions were primarily informational in nature and largely focused on an analysis of Legacy's financial statements and related information in order to better understand the effects of the proposed transactions on the balance sheet of Price Legacy.

    On February 12, 2001, at the initiation of Mr. Sabin, he and Mr. Keating met in San Diego to further discuss the terms of the proposed investment and the proposed merger. They also discussed the status of certain property development projects and certain planned acquisitions and dispositions of real property by Legacy.

    On February 15, 2001, Warburg Pincus' counsel, Willkie Farr & Gallagher, sent initial drafts of the securities purchase agreement and related agreements to Latham & Watkins to distribute to Legacy and Enterprises.

    During the week of February 20, 2001, Willkie Farr & Gallagher conducted additional due diligence in Enterprises' office in San Diego.

    On February 28, 2001, Mr. Sabin attended a dinner with Messrs. Leibowitz and Keating in San Diego during which the general economic environment and other issues with respect to the proposed Warburg Pincus investment were discussed. Also on this date, Legacy and Enterprises retained

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independent financial advisors Appraisal Economics, Inc. and American Appraisal
Associates, Inc., respectively, to review the fairness of the merger consideration from a financial point of view. Enterprises also retained American Appraisal to review the fairness of the price to be offered in the tender offer by Enterprises for its publicly-owned common stock. Neither of these financial advisors were retained to review the fairness of the consideration to be offered in the exchange offer by Enterprises for the Legacy debentures and Legacy notes.

    Throughout late February and early March 2001, representatives from Latham & Watkins and Willkie Farr & Gallagher exchanged and negotiated numerous drafts of the securities purchase agreement and related agreements.

    On March 1, 2001, Mr. Sabin initiated another meeting with Mr. Keating in San Diego to conduct a further discussion regarding the transactions and to attempt to resolve certain pending transaction issues. The discussion focused on resolving what, if any, termination fee should be paid by Enterprises to Warburg Pincus in the event of a termination of the proposed Warburg Pincus investment, and what specific rights and preferences should be included in the terms of the securities to be issued to Warburg Pincus.

    On March 8, 2001, at the request of Warburg Pincus, Mr. Sabin met with various representatives of Warburg Pincus, including Messrs. Leibowitz and Morgan, to discuss the terms of the securities purchase agreement. The parties again discussed at length the proposal by Warburg Pincus to include in the agreement a termination fee payable by Enterprises, as well as the price to be offered in the tender offer by Enterprises for its publicly-owned common stock. The parties agreed on a potential termination fee payable by Enterprises of between $1 million and $4 million, as further described in this joint proxy statement/prospectus, and Warburg Pincus approved the price of $7.00 per share in the Enterprises tender offer. As a further result of this and the other discussions previously described, Enterprises and Warburg Pincus agreed that Enterprises would issue 17,985,612 shares of a new class of Enterprises preferred stock, 9% Series B Junior Convertible Redeemable Preferred Stock, and warrants to purchase an aggregate of 2,500,000 shares of Enterprises common stock with an exercise price of $8.25 per share, in exchange for Warburg Pincus investing $100 million in cash.

    On March 13, 2001, at the request of Mr. Leibowitz, Mr. Sabin and various representatives of Warburg Pincus, including Messrs. Leibowitz, Morgan and Keating, met in New York and agreed to extend the terms of the Legacy and Enterprises exclusivity agreements with Warburg Pincus until March 29, 2001.

    On March 19, 2001, Legacy's board held a special telephonic meeting to discuss the status of final negotiations regarding the merger agreement and the securities purchase agreement. No action was taken awaiting delivery of the fairness opinion and independent board questions. Legacy's independent merger committee again met separately after the board meeting to discuss the merger-related issues discussed during the board meeting.

    Also on March 19, 2001, Enterprises held a special board meeting to discuss the status of, and final negotiations regarding, the merger agreement and the securities purchase agreement. Mr. Sabin distributed to each of the board members a summary of the terms of each of these agreements and responded to questions from the board members regarding such terms. In addition, American Appraisal presented their final analysis and various information to serve as the basis for evaluating the exchange ratio. American Appraisal advised Enterprises' board that the exchange ratio was fair to the unaffiliated stockholders of Enterprises from a financial point of view. Following this presentation, Enterprises' independent merger committee met separately and discussed the terms of the proposed transactions and the analysis and opinion of American Appraisal. Enterprises' independent merger committee concluded that the merger agreement and the securities purchase agreement were fair to Enterprises' stockholders and that the proposed transactions were in the best interests of Enterprises and its stockholders. Enterprises' independent merger committee then recommended that Enterprises'

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board approve the proposed transactions. Accordingly, Enterprises' board unanimously approved each of the merger and the merger agreement, the sale of the Series B preferred stock and the warrant to Warburg Pincus and the related securities purchase agreement and all related documents. In addition, Enterprises' board authorized management of Enterprises to proceed with the execution of the merger agreement and the securities purchase agreement.

    On March 21, 2001, Legacy's independent merger committee met and discussed the terms of the proposed transactions and the analysis and opinion of Appraisal Economics, in which it determined that the exchange ratio was fair to Legacy's stockholders from a financial point of view. Legacy's independent merger committee concluded that the merger agreement was fair to Legacy's stockholders and that the proposed merger was in the best interests of Legacy and its stockholders. Legacy's independent merger committee then recommended that Legacy's board approve the proposed merger. Later that day, Legacy's board held a special telephonic meeting at which time Appraisal Economics responded to all questions concerning its final opinion. Taking into account the view of its independent merger committee, Legacy's board unanimously approved the merger and the merger agreement and related documents and authorized management to proceed with the execution of the merger agreement.

    Also on March 21, 2001, Enterprises held another special board meeting and re-affirmed its approval of the merger and the Warburg Pincus investment.

    During the evening of March 21, 2001 Legacy and Enterprises executed the definitive merger agreement and securities purchase agreement.

    The transactions were jointly announced by Legacy and Enterprises on the morning of March 22, 2001.

    On April 12, 2001, Enterprises and an affiliate of Sol Price entered into a conversion agreement, consented to by Legacy and Warburg Pincus, pursuant to which the $9.3 million Legacy promissory note will, immediately after the sale of the Enterprises Series B preferred stock to Warburg Pincus, be converted into shares of Enterprises Series B preferred stock and warrants to purchase Enterprises common stock at the same per share price agreed to in the securities purchase agreement.

ENTERPRISES' REASONS FOR THE TRANSACTIONS

    Enterprises' board of directors unanimously approved the merger agreement and the securities purchase agreement and determined to recommend that Enterprises' stockholders approve the issuance of the merger consideration and the sale of the Enterprises Series B preferred stock. Enterprises' board also approved the tender offer for its publicly-owned common stock and the offer to exchange shares of Enterprises Series A preferred stock for Legacy debentures and Legacy notes. In reaching its conclusions, Enterprises' board consulted with its management, as well as Enterprises' legal and financial advisors, and considered the following factors, each of which had a positive effect on the board's determination:

    - the transactions should be an effective way of implementing and accelerating Enterprises' growth strategy consistent with its business goals,

    - the transactions should enable Enterprises to significantly expand the size and geographic diversity of its property portfolio, thereby reducing the potential adverse impact on the overall portfolio of fluctuations in local economies,

    - the transactions should enable Enterprises to use Legacy as a vehicle to acquire non-traditional properties, such as those requiring significant restructuring or redevelopment while continuing to acquire traditional, fully-developed properties, such as shopping centers, through Enterprises,

    - Enterprises' management believes that Legacy's development properties have strong growth potential, providing Enterprises with the opportunity to increase its earnings,

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    - Enterprises' management believes that the increased size of its portfolio as a result of the transactions may provide it with greater liquidity, including expanded access to the capital markets at a reduced cost, enabling Enterprises to improve its results of operations and financial position,

    - the transactions should strengthen Enterprises' balance sheet and give it the financial flexibility to retire debt,

    - the transactions should allow Price Legacy to complete existing development projects and to pursue additional property acquisitions,

    - Price Legacy should have greater liquidity in the trading of its common stock and Series A preferred stock than Enterprises does,

    - the holders of publicly-owned Enterprises common stock would have the opportunity to have Enterprises repurchase their shares at a premium over the market price at the time the transactions were agreed upon and announced, or retain their shares,

    - the exchange offer should improve and simplify the capital structure of Price Legacy by reducing its outstanding indebtedness. In addition, the Enterprises common stock currently held by Legacy serves as the collateral securing the Legacy debentures and Legacy notes. If the requisite consent is obtained to release the collateral, Price Legacy will be able to cancel these securities, which will further simplify its capital structure, and

    - Warburg Pincus' substantial experience in providing the companies in which it invests with financial and managerial advisory services should bring value to Enterprises and improve operational, managerial and financial performance.

    In addition, Enterprises' board retained American Appraisal to evaluate the fairness of the merger consideration from a financial point of view. That firm issued an opinion that Enterprises' board viewed as favorable, a copy of which is attached as Annex G. You should read that opinion in its entirety to understand its limitations, the assumptions on which it is based and its conclusions.

NEGATIVE FACTORS CONSIDERED BY ENTERPRISES' BOARD

    Enterprises' board also considered potentially negative factors that could arise or do arise from the proposed transactions, including the following:

    - Enterprises will likely incur significant costs of up to $650,000 in connection with the transactions, and the transactions will require substantial management time and effort to effectuate,

    - Enterprises faces a significant risk that the anticipated benefits of the transactions might not be fully realized,

    - holders of Enterprises common stock will receive distributions only if Price Legacy's REIT taxable income exceeds $43.7 million, which is the aggregate amount of annual distributions initially payable on the Enterprises Series A preferred stock and Enterprises Series B preferred stock,

    - based on pro forma financial information of Price Legacy, holders of Enterprises common stock would not have been entitled to receive any distributions for the quarter ended March 31, 2001 after giving effect to the transactions,

    - Enterprises faces a significant risk due to possible fluctuations in interest rates as a result of Legacy's substantial leverage,

    - Price Legacy's substantial leverage may be difficult to service and could adversely affect its business,

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    - Enterprises will use up to $8.1 million of its cash on hand to repurchase the publicly-owned Enterprises common stock if holders accept its offer,

    - Enterprises' pro forma book value would decrease from $8.33 per share at March 31, 2001 to $4.63 per share on a pro forma basis at March 31, 2001 due to the dilutive effect of the Enterprises common stock issued in the merger, and

    - the significant influence that Warburg Pincus and some other stockholders will be able to exert on Price Legacy, which may delay, discourage, deter or prevent a change in control of Price Legacy and make some transactions more difficult or impossible to complete without their support.

RECOMMENDATION OF ENTERPRISES' BOARD

    The foregoing discussion of the information and factors considered by Enterprises' board is not intended to be exhaustive but is believed to include all material factors considered by it. In reaching its determination, Enterprises' board concluded that the potential benefits outweighed the potential risks, but did not, in view of the wide variety of information and factors considered, assign any relative or specific weights to the foregoing factors, and individual directors may have given differing weights to different factors. Although directors and officers of Enterprises had interests in the merger, as described in "Proposal 1 for the Enterprises Annual Meeting and the Legacy Annual Meeting--The Merger--Directors and Officers of Enterprises and Legacy have Conflicts of Interest in the Merger," Enterprises' board did not consider the potential benefits to be received by these individuals as a factor in reaching its decision, nor did it consider the interests of unaffiliated stockholders separately from the interests of Enterprises' stockholders as a whole.

    FOR THE REASONS DISCUSSED ABOVE, ENTERPRISES' BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE SECURITIES PURCHASE AGREEMENT AND UNANIMOUSLY RECOMMENDS APPROVAL OF THE ISSUANCE OF THE MERGER CONSIDERATION, THE SALE OF THE ENTERPRISES SERIES B PREFERRED STOCK, THE ENTERPRISES MERGER CHARTER AMENDMENTS AND THE ENTERPRISES ISSUANCE CHARTER AMENDMENTS TO ITS STOCKHOLDERS.

LEGACY'S REASONS FOR THE TRANSACTIONS

    Legacy's board of directors unanimously approved the merger agreement and determined to recommend that Legacy's stockholders approve the merger agreement. Legacy's board of directors also determined that the exchange offer is fair to, and in the best interests of, holders of Legacy debentures and Legacy notes and determined to recommend that holders of Legacy debentures and Legacy notes accept the offer and tender their securities and consent to the proposed amendments. In reaching its conclusions, Legacy's board consulted with its management, as well as Legacy's legal and financial advisors, and considered the following factors, each of which had a positive effect on the board's determination:

    - the transactions will provide an opportunity for holders of Legacy common stock to share in any future stock price appreciation of Enterprises since the merger is a "stock-for-stock" merger, and should enable holders of Legacy common stock to convert their shares into Enterprises common stock on a tax-free basis (except with respect to any cash received for fractional shares),

    - the transactions should allow Price Legacy to compete more effectively for shopping center investments,

    - Legacy's management believes that Enterprises has a portfolio of high quality properties,

    - Price Legacy should have greater visibility in capital markets and greater liquidity in the trading of its common stock than Legacy does,

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    - Price Legacy should be viewed by rating agencies and lenders as having a stronger credit profile than Legacy alone,

    - Price Legacy should have greater access to capital in equity and debt markets than Legacy alone, and

    - holders of Legacy debentures and Legacy notes should benefit from the increased liquidity that Legacy's management believes the holders of Enterprises Series A preferred stock will have and should benefit in holding equity in a company with significantly greater total assets than Legacy.

    In addition, Legacy's board retained Appraisal Economics to evaluate the merger from a financial point of view. That firm issued an opinion that Legacy's board viewed as favorable, a copy of which is attached as Annex H. You should read that opinion in its entirety to understand its limitations, the assumptions on which it is based and its conclusions. Legacy's board did not retain a financial advisor to evaluate the fairness of the consideration to be offered in the exchange offer by Enterprises for the Legacy debentures and Legacy notes.

NEGATIVE FACTORS CONSIDERED BY LEGACY'S BOARD

    Legacy's board of directors also considered potentially negative factors that could arise or do arise from the proposed transactions, including the following:

    - Legacy will likely incur significant costs of up to $850,000 in connection with the transactions, and the transactions will require substantial management time and effort to effectuate,

    - Legacy faces a significant risk that the anticipated benefits of the transactions might not be fully realized,

    - a decline in the value of Enterprises common stock reduces the value of the consideration to be received by holders of Legacy common stock in the merger since the exchange ratio is fixed,

    - the rights of Enterprises common stock issued in the merger will be junior to the rights of Enterprises Series A preferred stock and Enterprises Series B preferred stock, including with respect to distributions,

    - Warburg Pincus and a small number of other stockholders, including Robert
      E. Price, Sol Price and their affiliates, will be able to exert significant influence over Price Legacy,

    - Legacy faces a risk of the financial market's perception of the transactions, and the effect of the uncertainty on the trading price of its common stock, and

    - if Enterprises obtains the requisite consent of holders of Legacy debentures and Legacy notes to release the collateral, the Legacy debentures and Legacy notes not tendered in the exchange offer will no longer be secured obligations of Legacy.

RECOMMENDATION OF LEGACY'S BOARD

    The foregoing discussion of the information and factors considered by Legacy's board is not intended to be exhaustive but is believed to include all material factors considered by it. In reaching its determination, Legacy's board did not, in view of the wide variety of information and factors considered, assign any relative or specific weights to the foregoing factors, and individual directors may have given differing weights to different factors. Although directors and officers of Legacy had interests in the merger, as described in "Proposal 1 for the Enterprises Annual Meeting and the Legacy Annual Meeting--The Merger--Directors and Officers of Enterprises and Legacy have Conflicts of Interest in the Merger," Legacy's board did not consider the potential benefits to be received by these individuals as a factor in reaching its decision, nor did it consider the interests of unaffiliated stockholders separately from the interests of Legacy's stockholders as a whole.

    FOR THE REASONS DISCUSSED ABOVE, LEGACY'S BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT, UNANIMOUSLY RECOMMENDS THAT HOLDERS OF LEGACY DEBENTURES AND LEGACY NOTES TENDER THEIR SECURITIES IN THE EXCHANGE OFFER AND UNANIMOUSLY RECOMMENDS APPROVAL OF THE MERGER AGREEMENT TO ITS STOCKHOLDERS.

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                 PROPOSAL 1 FOR THE ENTERPRISES ANNUAL MEETING
                   AND THE LEGACY ANNUAL MEETING--THE MERGER

    THIS SECTION OF THE JOINT PROXY STATEMENT/PROSPECTUS DESCRIBES THE PROPOSED MERGER. WHILE ENTERPRISES AND LEGACY BELIEVE THAT THE DESCRIPTION COVERS THE MATERIAL TERMS OF THE MERGER AND THE RELATED TRANSACTIONS, THIS SUMMARY MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. YOU SHOULD READ THIS ENTIRE DOCUMENT AND THE OTHER DOCUMENTS REFERRED TO IN THIS JOINT PROXY STATEMENT/PROSPECTUS CAREFULLY. IN ADDITION, IMPORTANT BUSINESS AND FINANCIAL INFORMATION ABOUT EACH OF ENTERPRISES AND LEGACY IS INCORPORATED BY REFERENCE IN THIS JOINT PROXY STATEMENT/PROSPECTUS. YOU MAY OBTAIN THE INFORMATION INCORPORATED BY REFERENCE IN THIS JOINT PROXY STATEMENT/PROSPECTUS WITHOUT CHARGE BY FOLLOWING THE INSTRUCTIONS IN THE SECTION ENTITLED "WHERE YOU CAN FIND MORE INFORMATION."

GENERAL

    The merger agreement provides that, at the effective time of the merger, PEI Merger Sub, Inc., a wholly-owned subsidiary of Enterprises, will merge with and into Legacy, with Legacy continuing in existence as the surviving corporation. Each share of Legacy common stock issued and outstanding at the effective time will be converted into 0.6667 of a share of Enterprises common stock. Upon completion of the merger, Legacy will be a wholly-owned subsidiary of Enterprises and market trading of the Legacy common stock will cease.

    On August 3, 2001, the closing price for the Legacy common stock was $2.05 per share, and the closing prices of the Enterprises common stock and Enterprises Series A preferred stock were $6.75 and $15.81 per share, respectively. The closing price of the Enterprises common stock increased from $5.75 per share on March 21, 2001 (the day immediately prior to the public announcement of the merger agreement) to $6.83 per share on March 22, 2001. Enterprises and Legacy believe that this increase in market price is largely a result of the announcement of Enterprises' offer to purchase all outstanding shares of Enterprises common stock (other than those shares currently held by Legacy and those shares issued in the merger) at a cash price of $7.00 per share.

    Based on (1) $4.89 per share for the Enterprises common stock, which is equal to the closing price of $5.75 per share on March 21, 2001 (the day immediately prior to the public announcement of the merger agreement), less a 15% discount to reflect the low trading volume of the Enterprises common stock, and (2) the 61,540,849 shares of Legacy common stock outstanding on August 3, 2001, Enterprises will issue approximately 41,029,284 shares of Enterprises common stock in the merger for a total merger consideration of approximately $200.7 million, or the equivalent of $3.26 for each share of Legacy common stock.

    The exchange ratio was determined by comparing the fair value per common share of the companies' net assets and upside potential associated with their development and other projects, as estimated by management without third party appraisals.

    Following the transactions, the holders of Legacy common stock will control approximately 63.8% of the voting power of Price Legacy.

VOTE REQUIRED; BOARD RECOMMENDATION

    The affirmative vote of a majority of the voting power of the Enterprises common stock and Enterprises Series A preferred stock, voting together as a single class, cast at Enterprises' annual meeting is required to approve the issuance of the merger consideration. Holders of Enterprises common stock will be entitled to one vote per share and holders of Enterprises Series A preferred stock will be entitled to 1/10 of one vote per share. The failure to vote or a vote to abstain will have no effect on the approval of the issuance of the merger consideration.

    The affirmative vote of a majority of the outstanding shares of Legacy common stock is required to approve the merger agreement. Holders of Legacy common stock will be entitled to one vote per share. The failure to vote or a vote to abstain will have the same legal effect as a vote cast against the merger agreement.

    AFTER CAREFUL CONSIDERATION, ENTERPRISES' BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND UNANIMOUSLY RECOMMENDS APPROVAL OF THE ISSUANCE OF THE MERGER CONSIDERATION.

    AFTER CAREFUL CONSIDERATION, LEGACY'S BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND UNANIMOUSLY RECOMMENDS APPROVAL OF THE MERGER AGREEMENT.

    LEGACY CURRENTLY HOLDS 91.3% OF THE ENTERPRISES COMMON STOCK, WHICH REPRESENTS 77.3% OF THE VOTING POWER OF ENTERPRISES. LEGACY HAS AGREED TO VOTE ITS SHARES IN FAVOR OF THE ISSUANCE OF THE MERGER CONSIDERATION. BECAUSE OF THIS VOTING CONTROL, LEGACY CAN CAUSE THE APPROVAL OF THIS PROPOSAL WITHOUT THE AFFIRMATIVE VOTE OF ANY OTHER STOCKHOLDER OF ENTERPRISES.

    FOR THE MERGER TO BECOME EFFECTIVE, THE HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF LEGACY COMMON STOCK MUST APPROVE THE MERGER AGREEMENT. AS OF AUGUST 3, 2001, LEGACY'S DIRECTORS AND EXECUTIVE OFFICERS BENEFICIALLY OWNED APPROXIMATELY 19% OF THE LEGACY COMMON STOCK. SOME OF LEGACY'S DIRECTORS AND EXECUTIVE OFFICERS AND OTHER AFFILIATES OF LEGACY, WHICH HOLD AN AGGREGATE OF APPROXIMATELY 20% OF THE LEGACY COMMON STOCK, HAVE AGREED TO VOTE IN FAVOR OF THE ADOPTION OF THE MERGER AGREEMENT.

    Enterprises may elect not to complete the merger if, immediately prior to the merger, its board is not satisfied that the sale of the Enterprises Series B preferred stock will occur.

OPINION OF ENTERPRISES FINANCIAL ADVISOR

    Enterprises' board retained American Appraisal Associates, Inc. to render an opinion with respect to the fairness, from a financial point of view, to Enterprises' unaffiliated stockholders of the exchange ratio of 0.6667 of a share of Enterprises common stock for each share of Legacy common stock and the fairness, from a financial point of view, of the $7.00 per share price to be offered by Enterprises in the tender offer. The unaffiliated stockholders are all of Enterprises' stockholders other than Legacy, who in the aggregate own approximately 8.7% of the Enterprises common stock.

    American Appraisal was selected on the basis of its expertise in rendering these types of fairness opinions. American Appraisal is a large independent international valuation firm which has been in business since 1896. American Appraisal presently has 37 offices throughout the United States and maintains offices in 18 countries worldwide.

    In accordance with the terms and conditions of a letter of engagement between Enterprises and American Appraisal, Enterprises agreed to pay American Appraisal a fee of $60,000 for its financial advisory services, including the rendering of its opinion described below. In addition, Enterprises agreed to reimburse American Appraisal for its reasonable out-of-pocket expenses (including expenses of legal counsel). Enterprises further agreed to indemnify and hold American Appraisal harmless against all losses caused by, or arising out of, any untrue statement of a material fact contained in information furnished to American Appraisal, or the omission to state a material fact necessary for American Appraisal to provide such financial advisory services.

    Enterprises did not place any limitations on the scope of analysis, procedures or methodologies employed by American Appraisal in the preparation of its opinion.

    On March 19, 2001, American Appraisal delivered its oral opinion to Enterprises' board, which opinion was subsequently confirmed in writing, to the effect that, as of such date, the exchange ratio of 0.6667 of a share of Enterprises common stock for each share of Legacy common stock and the $7.00 per share price to be offered in the tender offer were fair, from a financial point of view, to the unaffiliated stockholders of Enterprises. A copy of American Appraisal's opinion, which sets forth the assumptions made, matters considered and limits on the review undertaken, is attached to this joint proxy statement/prospectus as Annex G and is incorporated herein by reference. American Appraisal's written opinion describes the merger and tender offer, American Appraisal's credentials and role, assumptions and conditions of American Appraisal's opinion, due diligence conducted by American Appraisal and American Appraisal's opinion. The summary of American Appraisal's opinion set forth below is qualified in its entirety by reference to the full written opinion of American Appraisal. Enterprises' stockholders are urged to read the American Appraisal opinion in its entirety. Although Enterprises does not currently anticipate that the fairness opinion will be updated, Enterprises will consider the need for a revised fairness opinion if a material amendment to the merger agreement or the terms of the tender offer is made. For example, Enterprises might obtain a revised fairness opinion in the event of a change in the exchange ratio or the tender offer price.

    AMERICAN APPRAISAL'S OPINION IS DIRECTED ONLY TO THE FAIRNESS, FROM A FINANCIAL POINT OF VIEW, OF THE EXCHANGE RATIO AND THE TENDER OFFER PRICE TO THE UNAFFILIATED STOCKHOLDERS OF ENTERPRISES. IT DOES NOT ADDRESS THE MERITS OF THE UNDERLYING DECISION BY ENTERPRISES TO ENGAGE IN THE MERGER, THE TENDER OFFER OR THE OTHER TRANSACTIONS DESCRIBED IN THIS JOINT PROXY STATEMENT/PROSPECTUS AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER AS TO HOW SUCH STOCKHOLDER SHOULD VOTE AT THE ANNUAL MEETING OR AS TO ANY OTHER ACTION SUCH STOCKHOLDER SHOULD TAKE REGARDING THE MERGER OR WHETHER TO TENDER OR REFRAIN FROM TENDERING SHARES IN THE TENDER OFFER.

    In conducting its analysis and arriving at its opinion described in this section of the joint proxy statement/prospectus with respect to fairness of the exchange ratio and the tender offer price, American Appraisal reviewed:

    - a draft of the merger agreement distributed March 19, 2001,

    - certain publicly-available information relating to Enterprises and Legacy, including each company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000 and Annual Reports on Form 10-K for the years ended December 31, 1998 and 1999,

    - a draft of both Legacy's and Enterprises' 10-K's for the year ended December 31, 2000,

    - the historical stock prices and trading volumes of the Enterprises common stock and the Legacy common stock,

    - a calendar year 2001 annual plan for Enterprises provided to American Appraisal by Enterprises,

    - five-year income statement projections for Legacy provided to American Appraisal by Legacy management,

    - the indenture dated November 5, 1999 regarding the issuance of the Legacy debentures, and

    - a summary of investment terms for the sale of the Enterprises Series B preferred stock to Warburg Pincus.

    American Appraisal discussed all of the foregoing information, where appropriate, with senior management of Enterprises and Legacy, as well as Enterprises' and Legacy's advisors, legal counsel and outside auditors. American Appraisal also discussed, among other matters, contingent liabilities, environmental matters and any outstanding litigation issues of a material nature with representatives of Enterprises and Legacy.

    In providing the opinion, American Appraisal relied upon and assumed the accuracy and completeness of the financial and other information regarding Enterprises, Legacy and the proposed transactions which were provided by the management of Enterprises and Legacy. American Appraisal did not perform any independent verification of such information and American Appraisal relied upon assurances of Enterprises and Legacy management that they were unaware of facts that would make the information provided to American Appraisal incomplete or misleading.

    American Appraisal's opinion is based on economic, financial and market conditions as they existed on the date of the opinion and can only be evaluated as of that date. American Appraisal assumes no responsibility to update or revise its opinion based on events and/or circumstances occurring after that date.

    American Appraisal performed a variety of financial analyses including those summarized in this joint proxy statement/prospectus in order to arrive at its opinion. The summary set forth in this section of the joint proxy statement/prospectus is not a complete description of the analysis performed, rather it is a summary of some of the significant elements of American Appraisal's analysis. American Appraisal's analysis and opinion should be considered as a whole. Selective evaluation of portions of American Appraisal's opinion would be an invalid assessment of American Appraisal's analysis and opinion.

    American Appraisal's evaluation of the proposed merger and tender offer focused on a valuation analysis of Enterprises and Legacy. Subject to the foregoing statements, the analyses utilized by American Appraisal are summarized as follows:

    COMPARABLE COMPANIES ANALYSIS. American Appraisal compared publicly-available historical stock market data and financial results for Enterprises to the corresponding data of selected publicly-traded REITs whose lines of business were considered to be reasonably similar to Enterprises. American Appraisal selected companies that were (1) organized as REITs and that were engaged in the acquisition, management and disposition of retail properties and (2) comparable to Enterprises in size, composition and geographic location of its real estate holdings. It should be noted that the companies used in its comparable companies analysis are not exact comparables to Enterprises and are used only as guidelines. These guideline companies were:

    - Acadia Realty Trust,

    - Agree Realty Corporation,

    - Center Trust, Inc.,

    - Equity One, Inc.,

    - Federal Realty Investment Trust,

    - IRT Property Company,

    - Malan Realty Investors, Inc.,

    - Mid-Atlantic Realty Trust, and

    - Pan Pacific Retail Properties, Inc.,

    Such data included, among other things, equity and total invested capital, or TIC, multiples to latest 12 month, or LTM, revenues; earnings before interest, taxes, depreciation and amortization, or EBITDA; earnings before interest and taxes, or EBIT; and funds from operations, or FFO. Trading multiples were based on the one-month average trading price ended March 9, 2001. American Appraisal's computations resulted in the following ranges for the guideline companies:

MARKET MULTIPLE:                                          LOW        HIGH      MEDIAN
----------------                                        --------   --------   --------
TIC/Revenues..........................................    5.0x       7.9x       6.8x
TIC/EBITDA............................................    8.3x      10.4x       9.5x
TIC/EBIT..............................................   10.7x      14.5x      12.3x
Equity/FFO............................................    4.5x       8.8x       6.8x

    American Appraisal observed that Enterprises was trading at the following multiples:


TIC/Revenues................................................    8.7x
TIC/EBITDA..................................................   12.0x
TIC/EBIT....................................................   14.8x
Equity/FFO..................................................    9.6x

    Because Enterprises' multiples were greater than those of the above-listed guideline companies, Enterprises' actual trading price of $5.25 per share was concluded as the value indication under the comparable companies analysis.

    COMPARABLE TRANSACTIONS ANALYSIS. American Appraisal also analyzed publicly-available information on 27 merger and acquisition transactions between REITs from 1998 to 2000. American Appraisal selected the transactions based on the following criteria: (1) the effective date of the transaction must not have been before January 1, 1998, (2) the acquired company must have been a REIT based in the United States and (3) the acquiring company must have been based in the United States. The following were the 27 transactions analyzed by American
Appraisal:

    - Wellsford Real Properties Inc. and Value Property Trust,

    - RD Capital Inc. and Mark Centers Trust Inc.,

    - Apartment Investment and Management Co. and Ambassador Apartments Inc.,

    - Kimco Realty Corporation and The Price REIT, Inc.,

    - Healthcare Realty Trust Inc. and Capstone Capital Corp.,

    - Equity Residential Properties Trust and Merry Land & Investment Company, Inc.,

    - Tarragon Realty Investors Inc. and National Income Realty Trust,

    - Public Storage Inc. and Storage Trust Realty,

    - ProLogis Trust and Meridian Industrial Trust Inc.,

    - Reckson Associates Realty Corp. and Tower Realty Trust, Inc.,

    - TIC Acquisition LLC and Irvine Apartment Communities, Inc.,

    - Duke Realty Investments, Inc. and Weeks Corporation,

    - Equity Residential Properties Trust and Lexford Residential Trust,

    - Ocwen Financial Corp and Ocwen Asset Investment Corp.,

    - BRI Acquisition LLC and Berkshire Realty Company, Inc.,

    - Health Care Property Investors Inc. and American Health Properties Inc.,

    - Starwood Financial Trust and TriNet Corporate Realty Trust Inc.,

    - SHP Acquisition LLC and Sunstone Hotel Investors Inc.,

    - Transcontinental Realty Investors Inc. and Continental Mortgage and Equity Trust,

    - Hicks, Muse, Tate & Furst Inc. and Walden Residential Properties Inc.,

    - Imperial Credit Industries Inc. and Imperial Credit Commercial Mortgage Investment,

    - Equity Office Properties Trust and Cornerstone Properties Inc.,

    - Asset Investors Corp. and Commercial Assets Inc.,

    - Heritage Property Investment Trust Inc. and Bradley Real Estate Inc.,

    - Equity Residential Properties Trust and Grove Property Trust,

    - Pan Pacific Retail Properties, Inc. and Western Properties Trust, and

    - Fortress Investment Group LLC and Impac Commercial Holding Inc.

It should be noted that the transactions used in its comparable transactions analysis are not exact comparables to Enterprises and are used only as guidelines. This analysis examined the acquisition multiples paid relative to each target company's revenues, EBITDA and EBIT. American Appraisal's computations resulted in the following ranges for the guideline transactions:

MARKET MULTIPLE:                                           LOW        HIGH      MEDIAN
----------------                                         --------   --------   --------
TIC/Revenues...........................................    2.2x       8.6x       6.1x
TIC/EBITDA.............................................    4.3x      17.5x      10.3x
TIC/EBIT...............................................    5.5x      22.8x      14.3x

    As shown in the comparable companies analysis section, American Appraisal observed that Enterprises' actual trading multiples were greater than the median multiples of the comparable transactions. However, application of the comparable transactions approach indicated as of the date of the opinion a value of $3.64 per share for Enterprises common stock.

    INCOME CAPITALIZATION ANALYSIS. American Appraisal capitalized 2001 net operating income, as projected by Enterprises management, by capitalization rates ranging from 9.0% to 9.5%, as estimated by Enterprises' management and represented by them to be based on various industry surveys and recent sales of properties comparable to those in Enterprises' portfolio. Enterprises' liabilities and preferred equity were then subtracted from the indicated value to arrive at a common equity value. This analysis indicated as of the date of the opinion a value range of $4.95 to $7.41 for each share of Enterprises common stock.

    CONTROL PREMIUM ANALYSIS. In this transaction, the control premium is 33.3%. American Appraisal examined the control premium paid for REITs as calculated by Mergerstat/Shannon Pratt's Control Premium Study. American Appraisal noted that, of the 27 transactions examined, control premiums ranged from -25.9% to 43.6% with a median premium of 10.1%.

    American Appraisal also examined the premium paid by Legacy for the Enterprises common stock in connection with the Legacy exchange offer in 1999. This analysis indicated a premium for control of 48.3% at announcement of the Legacy exchange offer and a premium for control of 9.1% at commencement of the Legacy exchange offer.

    HISTORICAL TRADING PRICE ANALYSIS. American Appraisal also examined the history of the trading prices and volume for the shares of Enterprises common stock from March 19, 1998 to March 19, 2001. This review indicated a low price of $2.43 per share and a high price of $8.38 per share.

    Application of the above-described valuation approaches of comparable companies analysis, comparable transactions analysis and income capitalization analysis indicated a weighted average value range of $4.61 to $5.44 for each share of Enterprises common stock.

    EXCHANGE RATIO ANALYSIS. In order to assess the exchange ratio, American Appraisal conducted an assessment of the relative net asset values of Enterprises and Legacy.

    As American Appraisal had determined that the $7.00 per share tender offer price (inclusive of an adequate control premium) was a reasonable proxy for the net asset value per share of Enterprises common stock, the tender offer price of $7.00 per share of Enterprises common stock was used as a basis of determining its net asset value per share for American Appraisal's exchange ratio analysis.

    American Appraisal also examined the net assets of Legacy. Gross asset values were estimated by Legacy management. Legacy's outstanding debt, other liabilities and preferred stock were then deducted to arrive at a common equity per share value of $4.71.

    Based on the above analysis, American Appraisal computed an implied exchange ratio of 0.673 of a share of Enterprises common stock for each share of Legacy common stock. American Appraisal observed that in the merger, each share of Legacy common stock is exchanged for 0.6667 of a share of Enterprises common stock.

    ADDITIONAL ANALYSES. In addition to the analyses described above, American Appraisal conducted a multi-period discounted cash flow, or DCF, analysis and a free-cash flow capitalization analysis. The DCF analysis was based on five-year financial projections provided by management. Due to the multitude of assumptions inherent in these projections, American Appraisal decided to disregard the DCF analysis in rendering its fairness opinion. The free-cash flow capitalization analysis involved the capitalization of fiscal year 2000 free-cash flow to arrive at a value conclusion. American Appraisal disregarded this method in favor of the income capitalization analysis described above, which is a more widely recognized valuation method for companies engaged in the real estate industry.

OPINION OF LEGACY FINANCIAL ADVISOR

    On March 21, 2001, Appraisal Economics, Inc. delivered its oral opinion to Legacy's board, which opinion was confirmed in writing as of such date, to the effect that, as of such date, the exchange ratio of 0.6667 of a share of Enterprises common stock for each share of Legacy common stock was fair, from a financial point of view, to holders of Legacy common stock. A copy of the Appraisal Economics opinion, which sets forth the assumptions made, matters considered and limits on the review undertaken is attached to this joint proxy statement/prospectus as Annex H and is incorporated herein by reference. The summary of the Appraisal Economics opinion set forth below is qualified in its entirety by reference to the full text of the Appraisal Economics opinion. Legacy's stockholders are urged to read the Appraisal Economics opinion in its entirety.

    In accordance with the terms of a letter of engagement entered into between Legacy and Appraisal Economics, Legacy agreed to pay a fee of $60,000 to Appraisal Economics for its financial advisory services, including the rendering of its opinion described below.

    THE APPRAISAL ECONOMICS OPINION IS DIRECTED ONLY TO THE FAIRNESS OF THE EXCHANGE RATIO TO HOLDERS OF LEGACY COMMON STOCK FROM A FINANCIAL POINT OF VIEW. IT DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER AS TO HOW SUCH STOCKHOLDER SHOULD VOTE AT THE ANNUAL MEETING OR AS TO ANY OTHER ACTION SUCH STOCKHOLDER SHOULD TAKE REGARDING THE MERGER.

    In conducting its analysis and arriving at the opinion expressed herein, Appraisal Economics reviewed such materials and considered such financial and other factors as Appraisal Economics deemed relevant under the circumstances, including:

    - a draft of the merger agreement distributed March 19, 2001,

    - certain publicly-available historical financial and operating data of Legacy including, but not limited to, its Annual Report on Form 10-K for the fiscal years ended December 31, 2000 and

      1999, and its Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2000,

    - certain publicly-available historical financial and operating data of Enterprises including, but not limited to, its Annual Report on Form 10-K for the fiscal years ended December 31, 2000 and 1999, and its Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2000,

    - certain internal financial and operating information, including financial forecasts, analyses and projections prepared by management of Legacy and Enterprises,

    - publicly-available financial, operating and stock market data concerning certain companies engaged in businesses Appraisal Economics deemed comparable to Legacy and Enterprises, respectively, or otherwise relevant to Appraisal Economics' inquiry,

    - the financial terms of certain recent comparable transactions Appraisal Economics deemed relevant to Appraisal Economics' inquiry, and

    - the historical stock prices and trading volumes of the Legacy common stock and the Enterprises common stock.

    Appraisal Economics discussed with senior management of Legacy (1) the past and current operating and financial condition of Legacy and Enterprises,
(2) the prospects for each business, (3) their estimates of the respective companies' future financial performance and (4) such other matters as Appraisal Economics deemed relevant.

    Appraisal Economics assumed, with Legacy's consent, that the draft of the merger agreement that it reviewed would conform in all material respects to the merger agreement when in final form, which it did.

    In connection with its review and analysis and in the preparation of the Appraisal Economics opinion, Appraisal Economics relied upon the accuracy and completeness of the financial and other information publicly-available or provided to it by Legacy and did not undertake any independent verification of this information or any independent valuation or appraisal of any of the assets or liabilities of Legacy. With respect to financial forecasts Legacy's management provided to Appraisal Economics, Appraisal Economics assumed that the information, and the assumptions and bases therefor, represented Legacy's management's best then available estimate as to the future financial performance of Legacy. Further, the Appraisal Economics opinion was based on economic, financial and market conditions as they existed on the date of the opinion and can only be evaluated as of the date of the Appraisal Economics opinion, and Appraisal Economics assumes no responsibility to update or revise the Appraisal Economics opinion based upon events or circumstances occurring after that date.

    The Appraisal Economics opinion does not address nor should it be construed to address the relative merits of the merger or alternative business strategies that may be available to Legacy. In addition, the Appraisal Economics opinion does not in any manner address the prices at which the Enterprises common stock will trade following the merger.

    In arriving at its opinion, Appraisal Economics performed a variety of financial analyses including those summarized in this joint proxy statement/prospectus. The summary set forth below of the analyses presented to Legacy's board at the March 21, 2001 telephonic meeting is not a complete description of the analyses performed. The preparation of a fairness opinion is a complex process that involves various determinations as to the most appropriate and relevant methods of financial analyses and the application of these methods to the particular circumstance. Therefore, such an opinion is not necessarily susceptible to partial analysis or summary description. Appraisal Economics believes that its analyses must be considered as a whole and selecting portions thereof or portions of the factors considered by it, without considering all analyses and factors, could create an incomplete view of the evaluation process underlying the Appraisal Economics opinion. Appraisal Economics made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Legacy. Any estimates contained in Appraisal Economics' analyses are not necessarily indicative of actual values or future results which may be significantly more or less favorable than suggested by these analyses. Additionally, estimates of the values of businesses and securities do not purport to be appraisals or necessarily reflect the prices at which businesses or securities may be sold. Accordingly, these analyses and estimates are inherently subject to substantial uncertainty.

    The summary set forth below does not purport to be a complete description of the analyses performed by Appraisal Economics, but describes, in summary form, the material elements of Appraisal Economics' analysis in connection with the preparation of its fairness opinion. Appraisal Economics conducted each of the analyses in order to provide a different perspective on the transaction and to add to the total mix of information available. Appraisal Economics did not form a conclusion as to whether any individual analysis, considered in isolation, supported or failed to support an opinion as to fairness from a financial point of view. Rather, in reaching its conclusion, Appraisal Economics considered the results of the analyses in light of each other and ultimately reached its opinion based on the results of all analyses taken as a whole. Appraisal Economics did not place any particular reliance or weight on any individual analysis, but instead concluded that its analyses, taken as a whole, supported its determination. Accordingly, notwithstanding the separate factors summarized below, Appraisal Economics has indicated to Legacy that it believes that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses and factors, could create an incomplete view of the evaluation process underlying its opinion.

    Subject to the foregoing, the following is a summary of the material financial analyses presented by Appraisal Economics to Legacy's board on March 21, 2001 in connection with the delivery of the Appraisal Economics opinion.

    No company or transaction used in the analyses described below is directly comparable to Legacy, Enterprises or the contemplated transaction. In addition, mathematical analysis such as determining the mean or median is not in itself a meaningful method of using selected company or transaction data. The analyses Appraisal Economics performed are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by these analyses. The information summarized in the tables that follow should be read in conjunction with the accompanying text.

    COMPARABLE COMPANIES ANALYSIS. Using publicly-available information and estimates of future financial results published by First Call Corporation and Value Line, Inc., Appraisal Economics analyzed the market values and trading multiples of selected publicly-traded REITs and development companies that Appraisal Economics believed were reasonably comparable to Legacy and Enterprises. These guideline companies were selected principally based on the consistency of property types owned with those owned by Legacy and Enterprises. The guideline companies included the following:

    - Catellus Development Corp.,

    - Developers Diversified Realty,

    - Duke-Weeks Realty Corp.,

    - Federal Realty Investment Trust,

    - IRT Property Company,

    - KIMCO Realty Corporation,

    - New Plan Excel Realty Trust,

    - Pennsylvania R.E.I.T.,

    - Rouse Company,

    - Simon Property Group, and

    - Weingarten Realty.

    Appraisal Economics computed the market prices of the guideline companies' common equity securities as multiples of (1) reported 2000 funds from operations, or FFO, or earnings before depreciation, amortization and deferred taxes, or EBDADT, and (2) estimated 2001 FFO or EBDADT. The estimates published by First Call and Value Line were not prepared in connection with the merger or at Appraisal Economics' request and may or may not prove to be accurate. The trading multiples of the guideline companies were based on closing stock prices on March 19, 2001. Appraisal Economics' computations resulted in the following relevant ranges for the guideline companies:

    - a range of market value as a multiple of actual 2000 FFO per share of 6.8x to 11.7x, with a median of 7.8x, and

    - a range of market value as a multiple of projected 2001 FFO per share of 6.2x to 10.3x, with a median of 7.5x.

    Applying the foregoing multiples to the actual 2000 FFO and projected 2001 FFO per share of Enterprises and the actual 2000 EBDADT and projected 2001 EBDADT per share of Legacy resulted in:

    - a range of implied exchange ratios of 0.23 to 0.67, with a median of 0.39, based on Legacy's actual 2000 EBDADT of $0.21 per share and Enterprises' actual 2000 FFO of $0.55 per share, and

    - a range of implied exchange ratios of 0.21 to 0.58, with a median of 0.35, based on Legacy's projected 2001 EBDADT of $0.32 per share and Enterprises' projected 2001 FFO of $0.92 per share.

    Appraisal Economics observed that the exchange ratio in the merger is above, or within the ranges of, the exchange ratios implied by the foregoing multiples. The exchange ratio in the merger is greater than the medians of the exchange ratios implied by the foregoing multiples.

    None of the companies utilized in the above analysis for comparative purposes is identical to Legacy or Enterprises. Accordingly, a complete analysis of the results of the foregoing calculations cannot be limited to a quantitative review of such results and involves complex considerations and judgments concerning the differences in the financial and operating characteristics of the guideline companies and other factors that could affect the public trading value of the guideline companies as well as that of Legacy and Enterprises. In addition, the multiples of common stock price to projected 2001 FFO and EBDADT per share for the guideline companies are based on projections prepared by research analysts using only publicly-available information. Accordingly, such estimates may or may not prove to be accurate.

    COMPARABLE TRANSACTIONS ANALYSIS. Appraisal Economics also analyzed the consideration paid in several recent merger and acquisition transactions deemed by Appraisal Economics to be reasonably similar, for purposes of their financial analysis, to the merger, and considered the multiple of the equity purchase price to the target company's latest 12 months FFO, based upon publicly-available information for such transactions. Appraisal Economics considered the following guideline transactions:

    - Equity Office Properties Trust with Cornerstone Properties Inc.,

    - BRI Acquisition LLC with Berkshire Realty Company, Inc.,

    - First Washington Realty Trust, Inc. with U.S. Retail Partners, LLC,

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
    - Walden Residential Properties, Inc. with Oly Hightop Corporation,

    - Duke Realty Investments, Inc. with Weeks Corporation,

    - TIC Acquisition LLC with Irvine Apartment Communities, Inc.,

    - Reckson Associates Realty Corp. with Tower Realty Trust, Inc.,

    - Prologis Trust with Meridian Industrial Trust, Inc.,

    - Equity Residential Properties Trust with Merry Land & Investment Company, Inc., and

    - Kimco Realty Corporation with The Price REIT, Inc.

    Appraisal Economics' computations resulted in a range of equity purchase price as a multiple of latest 12 months FFO of 6.5x to 14.7x, with a median of 10.5x.

    Applying the foregoing multiples to the actual 2000 FFO per share of Enterprises and the actual 2000 EBDADT per share of Legacy resulted in a range of implied exchange ratios of 0.17 to 0.88, with a median of 0.39, based on Legacy's actual 2000 EBDADT of $0.21 per share and Enterprises' actual 2000 FFO of $0.55 per share.

    Appraisal Economics observed that the exchange ratio in the merger is within the range of, and greater than the median of, the exchange ratios implied by the foregoing multiples.

    None of the companies in any of the guideline transactions are identical to Legacy or Enterprises, and none of the guideline transactions are identical to the merger. Accordingly, a complete analysis of the results of the foregoing calculations cannot be limited to a quantitative review of such results and involves complex considerations and judgments concerning differences in financial and operating characteristics of the target companies and applicable transactions and other factors that could affect the public valuation and consideration paid for each of the target companies, as well as Legacy and Enterprises.

    HISTORICAL EXCHANGE RATIO ANALYSIS. Appraisal Economics reviewed the historical trading volumes and exchange ratios implied by the daily closing prices per share of Enterprises common stock to those of Legacy common stock for the period beginning on September 19, 2000 and ending on March 19, 2001. This analysis showed that the average implied historical exchange ratios during this period were as follows:

                           HISTORICAL EXCHANGE RATIOS
                          PERIODS ENDED MARCH 19, 2001

Current (March 19, 2001)....................................  0.41
One-week average............................................  0.42
One-month average...........................................  0.44
Three-month average.........................................  0.46
Six-month average...........................................  0.46

    Appraisal Economics observed that although the shares of Enterprises common stock (in particular) and Legacy common stock are thinly traded, the exchange ratio in the merger is greater than the implied historical exchange ratios, which range from 0.41 to 0.46.

    DISCOUNTED CASH FLOW ANALYSIS. Appraisal Economics performed a discounted cash flow analysis of the projected cash flow of Legacy and Enterprises for the years 2001 through 2005, primarily based on internal estimates provided by management. The indicated values of the Legacy common stock and the Enterprises common stock were determined by adding the present value of projected free cash flows over the five-year period and the present value of the estimated residual value of the companies in year 2005 and subtracting the value of all interest-bearing debt and preferred stock. The residual values were computed based on a perpetuity formula assuming a 3.0% growth rate. The cash flows and residual values of Legacy were discounted to present value using a discount rate of 12.0%. The cash flows and residual values of Enterprises were discounted to present value using a discount rate of 10.0%.

    The discounted cash flow analysis resulted in indicated equity values of approximately $2.70 per share for Legacy and approximately $8.60 per share for Enterprises. These values result in an implied exchange ratio of 0.31. Appraisal Economics observed that the exchange ratio in the merger is greater than the foregoing exchange ratio.

    NET ASSET VALUATION ANALYSIS. Appraisal Economics performed a net asset valuation analysis of Enterprises by computing the gross estimated value of the properties and other assets and subtracting outstanding debt and other liabilities. Computed net asset value assumes that each asset is sold at its best and highest price and does not include liquidation costs. The gross estimated value for Enterprises was estimated by capitalizing 2001 net operating income as projected by Enterprises. The capitalization rates ranging from 9.0% to 9.5% were estimated by Enterprises management based on industry surveys published by Robertson Stephens, Inc. and recent sales of comparable commercial properties in Enterprises' primary markets, which were Crescent Operating, Inc., Forest City Enterprises, Inc. and Wellsford Real Properties, Inc. The net asset valuation analysis produced an estimated value range of approximately
$64 million to $97 million, or $4.82 to $7.29 per share.

    Appraisal Economics also performed a net asset valuation analysis of Legacy by calculating the gross estimated value of the properties and other assets and subtracting outstanding debt, other liabilities and preferred stock. The gross estimated value for Legacy was estimated by Legacy management. Computed net asset value assumes that each asset is sold at its highest price and does not include liquidation costs. The net asset valuation analysis produced an estimated value range of approximately $292 million to $322 million, or $4.86 to $5.37 per share.

    Based on the net asset value analysis, Appraisal Economics derived implied exchange ratios ranging from 0.67 to 1.11. Appraisal Economics observed that the exchange ratio in the merger is at the lower bound of the range of the exchange ratios implied by the foregoing analysis.

STRUCTURE OF MERGER

    PEI Merger Sub, a wholly-owned subsidiary of Enterprises, will merge with and into Legacy. As a result of the merger:

    - the separate corporate existence of PEI Merger Sub will cease and Legacy will survive the merger as a wholly-owned subsidiary of Price Legacy,

    - the Enterprises common stock and Enterprises Series A preferred stock will remain outstanding after the merger. However, Enterprises has agreed to commence an offer to purchase all outstanding shares of Enterprises common stock (other than those shares currently held by Legacy and those shares issued in the merger) for $7.00 per share in cash,

    - each share of Legacy common stock will be converted into 0.6667 of a share of Enterprises common stock. Instead of fractional shares of Enterprises common stock, Legacy's stockholders will receive cash, based on the average closing price for the Enterprises common stock for the five trading days prior to the effective time of the merger,

    - each outstanding option to purchase Legacy common stock will automatically become an option to purchase Enterprises common stock. The number of shares of Enterprises common stock which may be purchased under such option and the exercise price will be appropriately adjusted to reflect the exchange ratio, and

    - the Legacy debentures and Legacy notes will remain outstanding after the merger as obligations of Legacy. As a result of the merger, the Legacy debentures will be convertible into Enterprises common stock. The number of shares of Enterprises common stock into which the Legacy debentures will be convertible and the conversion price will be appropriately adjusted to reflect the exchange ratio. However, Enterprises has agreed to commence an offer to exchange shares of Enterprises Series A preferred stock for all outstanding Legacy debentures and Legacy notes.

      The Legacy debentures and Legacy notes will be valued at face value and the Enterprises Series A preferred stock will be valued at $15.00 per share for purposes of the exchange offer.

ANTICIPATED ACCOUNTING TREATMENT

    The merger will be accounted for by Enterprises using the purchase method of accounting for a business combination. Under this method of accounting, the assets and liabilities of Legacy, including intangible assets, will be recorded at their fair value and included in the financial statements of Price Legacy as of the completion of the merger. The results of operations and cash flows of Legacy will be included in Price Legacy's financials prospectively as of the completion of the merger.

DELISTING AND DEREGISTRATION OF THE LEGACY COMMON STOCK AFTER THE MERGER

    After the completion of the merger, the Legacy common stock will be delisted from the American Stock Exchange and will be deregistered under the Securities Exchange Act of 1934, as amended.

REGULATORY MATTERS

    Neither Enterprises nor Legacy is aware of any federal or state regulatory approvals that must be obtained in connection with the transactions.

APPRAISAL RIGHTS

    Under Delaware law, a stockholder of a Delaware corporation has the right to demand and receive payment of the fair value of the stockholder's stock from the corporation if the corporation consolidates or merges with another corporation, unless the stock is listed on a national securities exchange or is designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. on the record date for determining stockholders entitled to vote on the subject transaction.

    Holders of Legacy common stock will not have appraisal rights as a result of the transactions because the Legacy common stock was quoted on the American Stock Exchange on the record date for determining stockholders entitled to vote at the Legacy annual meeting. Holders of Enterprises Series A preferred stock and Enterprises common stock will not have appraisal rights because the Enterprises common stock and Enterprises Series A preferred stock will remain outstanding after the transactions.

DIRECTORS AND OFFICERS OF ENTERPRISES AND LEGACY HAVE CONFLICTS OF INTEREST IN
  THE MERGER

    When considering the recommendation of Enterprises' and Legacy's boards of directors, you should be aware that both companies' directors and officers have interests in the merger that are different from, or in addition to, your interests.

    In the event the merger is approved and completed, Price Legacy's board of directors will be expanded to seven members. It is expected that Gary B. Sabin, Richard B. Muir and Jack McGrory from Enterprises' and Legacy's boards, James F. Cahill and Murray Galinson from Enterprises' board, Graham R. Bullick, Senior Vice President--Capital Markets of Enterprises and Legacy and Keene Wolcott will serve on Price Legacy's board.

    In the event the merger and the sale of the Enterprises Series B preferred stock are approved and completed, Price Legacy's board of directors will be expanded to eight members. It is expected that Gary B. Sabin, Richard B. Muir and Jack McGrory from Enterprises' and Legacy's boards, James F. Cahill and Murray Galinson from Enterprises' board, Melvin L. Keating and Reuben S. Leibowitz, nominees of Warburg Pincus, and Keene Wolcott will serve on Price Legacy's board.

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
    After the merger, Jack McGrory will be Chairman of Price Legacy, Gary B. Sabin will be Co-Chairman and Chief Executive Officer, Richard B. Muir will be Vice-Chairman, Graham R. Bullick will be President and Chief Operating Officer and the other officers of Enterprises and Legacy will continue to serve as officers of Price Legacy.

    The exchange ratio was determined by comparing the fair value per common share of the companies' net assets and upside potential associated with their development and other projects, as estimated by management without third party appraisals. Although management had a conflict of interest in estimating these values, they did not obtain third party appraisals or representation for any unaffiliated stockholders.

    As of August 3, 2001, Enterprises' directors and executive officers controlled approximately 2.3% of the voting power of Enterprises, and Legacy's directors and executive officers controlled approximately 19% of the voting power of Legacy. After completion of the merger, the directors and executive officers of Price Legacy will control approximately 15% of the voting power of Price Legacy.

    As of August 3, 2001, Enterprises' and Legacy's directors and executive officers also beneficially owned approximately $0.8 million in principal amount of Legacy debentures, representing approximately 2.3% of the outstanding principal amount of Legacy debentures, and approximately $0.4 million in principal amount of Legacy notes, representing approximately 2.3% of the outstanding principal amount of Legacy notes. These Legacy debentures and Legacy notes are expected be tendered in the exchange offer for approximately 79,537 shares of Enterprises Series A preferred stock.

    In addition, Jack McGrory, a director of Enterprises and Legacy, and James
F. Cahill and Murray Galinson, each a director of Enterprises, are co-managers of The Price Group, a significant stockholder of Enterprises and Legacy. As of August 3, 2001, The Price Group controlled approximately 8.5% of the voting power of Legacy. After completion of the merger, The Price Group will control approximately 8.2% of the voting power of Price Legacy.

    All outstanding Legacy stock options, including those held by any director or officer of Legacy, will be assumed by Price Legacy and will become options to purchase Enterprises common stock after the merger, with the number of shares subject to the option and the option exercise price to be adjusted according to the exchange ratio. Legacy's directors and executive officers will receive options to purchase an aggregate of approximately 156,006 shares of Enterprises common stock in exchange for their Legacy stock options and an aggregate of approximately 4,304,945 shares of Enterprises common stock in exchange for their shares of Legacy common stock. In addition, The Price Group will receive approximately 3,500,175 shares of Enterprises common stock in the merger.

    In January 2001, Legacy gave all of its officers, directors and employees the right to cancel their out-of-the-money options. Legacy's board agreed that it would consider the number of options cancelled by these individuals in determining the size of future option grants, if any. As a result, Legacy's officers and directors cancelled out-of-the-money options to purchase a total of 4,049,000 shares of Legacy common stock. Under the terms of the merger agreement, Enterprises assumed the obligation to take these option cancellations into consideration. However, no specific agreement or commitment as to the amount or timing of any future option grants has been made.

    The following table sets forth the beneficial ownership of Legacy common stock and options to purchase Legacy common stock before the merger and Enterprises common stock and options to purchase Enterprises common stock received upon completion of the merger for the current Legacy named executive officers, Legacy's remaining officers and directors and Legacy's officers and directors as a group as of August 3, 2001:

                                    BEFORE THE MERGER                              AFTER THE MERGER
                               ---------------------------                   ----------------------------
                                SHARES OF                       LEGACY        SHARES OF
                                  LEGACY      LEGACY STOCK   STOCK OPTIONS   ENTERPRISES     ENTERPRISES
NAME                           COMMON STOCK     OPTIONS        CANCELLED     COMMON STOCK   STOCK OPTIONS
----                           ------------   ------------   -------------   ------------   -------------
Gary B. Sabin................   3,971,215         43,000       1,040,000      2,647,609         28,668
Richard B. Muir..............     639,517         40,000         968,000        426,365         26,668
Mark T. Burton...............     563,365         30,000         420,000        375,595         20,001
Graham R. Bullick, Ph.D......     496,154         30,000         420,000        330,785         20,001
Other Legacy officers and
  directors as a group
  (9 persons)................     786,853        100,000       1,201,000        524,591         66,668
All Legacy officers and
  directors as a group
  (13 persons)...............   6,457,104        234,000       4,049,000      4,304,945        156,006

For more detail on the beneficial ownership of Enterprises' and Legacy's officers and directors, see "Securities Ownership of Certain Beneficial Owners and Management of Enterprises" and "Securities Ownership of Certain Beneficial Owners and Management of Legacy."

    In addition, the directors and officers of Legacy have continuing indemnification against liabilities. Enterprises has agreed to indemnify each Legacy officer and director to the fullest extent permitted by applicable law. In addition, Enterprises has agreed to cause Legacy, after the merger, to keep in effect the provisions in Legacy's charter that provide for indemnification of directors and officers for at least six years from the effective time.

    Other than as described above and payments made to directors and officers in their capacities as such, no payments or benefits will be paid to Enterprises' or Legacy's directors or officers as a result of the merger or related transactions.

RESTRICTIONS ON SALE OF SHARES BY AFFILIATES OF LEGACY

    The shares of Enterprises common stock to be issued in connection with the merger will be registered under the Securities Act and will be freely transferable under the Securities Act, except for shares of Enterprises common stock issued to any person who is deemed to be an "affiliate" of Legacy under the Securities Act. Persons who may be deemed to be "affiliates" include individuals or entities that control, are controlled by or are under common control with Legacy and may include some of the officers, directors or principal stockholders of Legacy. Affiliates may not sell their shares of Enterprises common stock acquired in connection with the merger except pursuant to:

    - an effective registration statement under the Securities Act covering the resale of those shares,

    - an exemption under paragraph (d) of Rule 145 under the Securities Act, or

    - another applicable exemption under the Securities Act.

    Enterprises' registration statement on Form S-4, of which this joint proxy statement/prospectus forms a part, does not cover the resale of the shares of Enterprises common stock to be received by affiliates of Legacy in the merger.

EXCHANGE OF STOCK CERTIFICATES FOR THE MERGER CONSIDERATION

    Promptly after the merger is completed, Enterprises' exchange agent will mail to holders of the Legacy common stock a letter of transmittal and instructions for use in surrendering their Legacy common stock certificates for the merger consideration described above. Do not send in your stock

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
certificates at this time. If you hold shares of Legacy common stock, you will receive a letter of transmittal and further instructions promptly after the completion of the merger.

ENTERPRISES' OFFER TO PURCHASE

    The merger agreement obligates Enterprises to commence an offer to purchase all outstanding shares of Enterprises common stock (other than those shares currently held by Legacy and those shares issued in the merger) at a cash price of $7.00 per share. Enterprises' obligation to purchase the shares is conditioned on the completion of the merger. The tender offer is expected to close concurrently with the merger.

    Enterprises is making this offer through an Offer to Purchase which is being distributed to holders of Enterprises common stock. Holders of Enterprises common stock are encouraged to carefully read the Offer to Purchase and the related letter of transmittal.

ENTERPRISES' OFFER TO EXCHANGE

    The merger agreement also obligates Enterprises to commence an offer to exchange shares of Enterprises Series A preferred stock for all outstanding Legacy debentures and Legacy notes. The Legacy debentures and Legacy notes will be valued at face value and the Enterprises Series A preferred stock will be valued at $15.00 per share for purposes of the exchange offer. The Enterprises Series A preferred stock was valued at $15.00 per share based on its then-current market price. The Legacy debentures and Legacy notes were valued at face value to provide the holders of these securities an attractive, yet fair, price in the exchange offer. Enterprises' obligation to exchange Legacy's debt securities is conditioned on the completion of the merger. The exchange offer is expected to close concurrently with the merger. In connection with the exchange offer, Enterprises will seek the consent of holders of the Legacy debentures and Legacy notes to release the collateral securing these securities. However, the exchange offer is not contingent on obtaining the requisite consent to release the collateral.

    If the requisite consent is obtained and the proposed amendments become effective, the Legacy debentures and Legacy notes not tendered will become unsecured obligations of Legacy, a subsidiary of Price Legacy. These amendments will have the same effect on all holders regardless of whether they consent to the amendments.

    Enterprises is making this offer through a Consent Solicitation Statement/Prospectus which is being distributed to holders of the Legacy debentures and Legacy notes. Holders of the Legacy debentures and Legacy notes are encouraged to carefully read the Consent Solicitation Statement/Prospectus and the related consent and letter of transmittal.

TRANSFER OF LEGACY ASSETS

    The merger agreement obligates Legacy to transfer some of its assets to Excel Legacy Holdings, Inc., a wholly-owned subsidiary of Legacy, prior to the effective time. Price Legacy will receive a portion of the economic benefit of the businesses carried on by Legacy Holdings. It is expected that Legacy Holdings will provide services in exchange for a fee or derive other income which would not qualify under the REIT gross income tests. As a result, it is expected that Legacy Holdings will elect, together with Price Legacy, to be treated as a taxable REIT subsidiary of Price Legacy effective no later than the effective time. This election will permit Price Legacy to share in the income of Legacy Holdings (through Price Legacy's right to receive distributions on the stock) while maintaining Price Legacy's status as a REIT. Legacy Holdings, however, will be subject to tax on its income, reducing its cash available for distribution to Price Legacy.

STOCKHOLDER AGREEMENTS

    The following summary of the stockholder agreements is qualified in its entirety by reference to the complete text of the form stockholder agreement, which is incorporated by reference and attached as Annex C to this joint proxy statement/prospectus. You are urged to read the full text of the stockholder agreement.

    In connection with the execution and delivery of the merger agreement, Enterprises entered into stockholder agreements with some stockholders of Legacy under which those stockholders have agreed to vote their shares, representing approximately 20% of the Legacy common stock, in favor of the merger agreement.

    The stockholder agreements prohibit, subject to limited exceptions, any stockholder from selling, transferring, pledging, encumbering, assigning or otherwise disposing of any shares of Legacy common stock, except in accordance with the terms of the merger. Each stockholder may sell, transfer, pledge, encumber, assign or otherwise dispose of an aggregate of 10% of the shares of Legacy common stock held of record by the stockholder as of March 21, 2001, the date of the stockholder agreements, without complying with the restrictions on transfer contained in the stockholder agreements.

    Except as noted below, the stockholder agreements terminate upon the earlier to occur of the effective time or the termination of the merger agreement in accordance with its terms.

    The stockholder agreements entered into by The Price Group, Sol Price and Robert E. Price terminate upon the earliest to occur of the effective time, the termination of the merger agreement in accordance with its terms or the termination of the securities purchase agreement. In the stockholder agreements entered into by Sol Price and Robert E. Price, they each agreed, in their capacities as holders of Legacy debentures and Legacy notes, to consent to the release of the shares of Enterprises common stock serving as collateral for these securities.

    As of August 3, 2001, Sol Price and Robert E. Price beneficially owned approximately $13.5 million in principal amount of Legacy debentures, representing approximately 40.6% of the outstanding principal amount of Legacy debentures, and approximately $7.4 million in principal amount of Legacy notes, representing approximately 40.8% of the outstanding principal amount of Legacy notes.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

    The following discussion is included for general information only and is not tax advice. This discussion summarizes the material United States federal income tax consequences of the merger generally applicable to a holder of Legacy common stock. The information in this section is based on the Code, current, temporary and proposed Treasury Regulations promulgated under the Code, the legislative history of the Code, current administrative interpretations and practices of the Internal Revenue Service (including its practices and policies as expressed in certain private letter rulings which are not binding on the Internal Revenue Service except with respect to the particular taxpayers who requested and received such rulings), and court decisions, all as of the date of this joint proxy statement/prospectus. Future legislation, Treasury Regulations, administrative interpretations and practices and/or court decisions may adversely affect, perhaps retroactively, the tax considerations described herein. Neither Enterprises nor Legacy have requested, or plan to request, any rulings from the Internal Revenue Service concerning the tax treatment of the merger, and the statements in this joint proxy statement/prospectus are not binding on the Internal Revenue Service or a court. Thus, there can be no assurance that these statements will not be challenged by the Internal Revenue Service or sustained by a court if challenged by the Internal Revenue Service.

    This discussion assumes that Legacy's stockholders hold their common stock as capital assets within the meaning of Section 1221 of the Code. This discussion does not address the consequences of the merger under state, local or foreign law, nor does the discussion address all aspects of federal income taxation that may be important to a holder of Legacy common stock in light of his or her particular circumstances or tax issues that may be significant to holders of the Legacy common stock subject to special rules, such as:

    - financial institutions,

    - insurance companies,

    - REITs or regulated investment companies,

    - "S" corporations,

    - expatriates,

    - foreign entities or individuals who are not citizens or residents of the United States,

    - pension plans and other tax-exempt entities,

    - brokers or dealers in securities,

    - persons whose functional currency is other than the United States dollar,

    - persons who are subject to the alternative minimum tax provisions of the Code,

    - persons who acquired Legacy common stock as part of an integrated investment, such as a "hedge," "straddle" or other risk reduction transaction, or

    - stockholders who acquired their Legacy common stock through an exercise of Legacy options, warrants or rights or otherwise as compensation.

    This discussion does not address the tax consequences of an exchange or conversion of Legacy stock options, warrants or rights into stock options, warrants or rights to acquire Enterprises common stock. This discussion does not address the tax consequences of any transaction effected prior to or after the merger (whether or not such transactions were effected in connection with the merger), including, without limitation, Enterprises' offer to purchase all of the outstanding Enterprises common stock (other than those shares currently held by Legacy and those shares issued in the merger), Enterprises' offer to exchange the Legacy debentures and Legacy notes for Enterprises Series A preferred stock and associated consent solicitation, the transfer of assets to Legacy Holdings or the exercise of options to purchase Legacy common stock in anticipation of the merger.

    EACH LEGACY STOCKHOLDER IS URGED TO CONSULT HIS OR HER OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO HIM OR HER OF THE MERGER INCLUDING THE APPLICABILITY AND EFFECT OF UNITED STATES FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

    The merger is intended to qualify as a reorganization under Section 368(a) of the Code. The merger agreement provides that the obligations of Enterprises and Legacy to complete the merger are subject to the receipt of written opinions from their respective counsel that (1) the merger will constitute a reorganization under Section 368(a) of the Code and (2) Enterprises and Legacy will each be a party to the reorganization under Section 368(b) of the Code. Munger, Tolles & Olson, counsel to Enterprises, and Latham & Watkins, counsel to Legacy, have advised Enterprises, PEI Merger Sub and Legacy that they currently expect to be able to deliver these opinions. These opinions neither bind the Internal Revenue Service or the courts nor preclude the Internal Revenue Service or a court from adopting a contrary position. The condition regarding the receipt of the tax opinion may be waived by Enterprises or Legacy, although neither company has any current intention to waive this condition. If either Enterprises or Legacy decides to waive this condition, its board of directors will re-solicit the vote of its stockholders.

    In addition, the tax opinions assume and will be conditioned upon the following:

    - the truth and accuracy of the statements, covenants, representations and warranties contained in the merger agreement, in this joint proxy statement/prospectus, in the tax representations received from Enterprises, PEI Merger Sub and Legacy and in all other instruments and documents related to the formation and operation of Enterprises, PEI Merger Sub and Legacy examined and relied upon by Munger, Tolles & Olson and Latham & Watkins in connection with their opinions,

    - that original documents submitted to counsel are authentic, that documents submitted to counsel as copies conform to the original documents and that those documents have been or will be by the effective time duly and validly executed and delivered,

    - that all covenants contained in the merger agreement and the tax representations received from Enterprises, PEI Merger Sub and Legacy are performed without waiver or breach of any material provision,

    - that the merger will be effected under applicable state law,

    - that the merger will be reported by Enterprises and Legacy on their respective tax returns in a manner consistent with the tax opinions, and

    - that any representation or statement made "to the best of knowledge" or similarly qualified is correct without being qualified.

    Subject to the limitations and qualifications referred to above, the merger will have the following United States federal income tax consequences:

    - EXCHANGE OF LEGACY COMMON STOCK FOR ENTERPRISES COMMON STOCK. Except as discussed below, no gain or loss will be recognized for federal income tax purposes by Legacy's stockholders who exchange their Legacy common stock solely for Enterprises common stock under the merger. Each Legacy stockholder's aggregate tax basis in the Enterprises common stock he or she receives in the merger will be the same as his or her aggregate tax basis in the Legacy common stock surrendered in the merger, reduced by any tax basis allocable to fractional shares exchanged for cash. In addition, the holding period of the Enterprises common stock received will include the holding period of the Legacy common stock surrendered.

    - CASH RECEIVED INSTEAD OF FRACTIONAL SHARES. The payment of cash to a Legacy stockholder instead of a fractional share of Enterprises common stock generally will result in the recognition of capital gain or loss measured by the difference between the amount of cash received and the portion of the tax basis of the Enterprises common stock allocable to that fractional share interest. In the case of an individual, capital gain is generally subject to United States federal income tax at a maximum rate of 20% if the individual has held his or her Legacy common stock for more than one year at the time of the merger and at ordinary income rates (as a short-term capital gain) if the individual has held his or her Legacy common stock for one year or less at the time of the completion of the merger. The deductibility of capital losses may be limited.

    - TAX CONSEQUENCES TO THE COMPANIES. Neither Enterprises, PEI Merger Sub nor Legacy will recognize gain or loss solely as a result of the merger.

    There are other tax-related issues that you should be aware of such as:

    - REPORTING REQUIREMENTS. Each Legacy stockholder that receives Enterprises common stock in the merger will be required to file a statement with his or her federal income tax return providing his or her basis in the Legacy common stock surrendered and the fair market value of the Enterprises common stock and cash received in the merger, and to retain records of these facts relating to the merger.

    - BACKUP WITHHOLDING. Unless an exemption applies under applicable law, the exchange agent is required to withhold, and will withhold, 31% of any cash payments to a Legacy stockholder in the merger unless the stockholder provides the appropriate form as described below. Each

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      Legacy stockholder should complete and sign the Substitute Form W-9 included as part of the letter of transmittal to be sent to each holder of Legacy common stock, so as to provide the information, including the stockholder's taxpayer identification number, and certification necessary to avoid backup withholding, unless an applicable exemption exists and is proved in a manner satisfactory to Enterprises and the exchange agent.

    - OTHER CONSIDERATIONS. Even if the merger qualifies as a reorganization, a recipient of Enterprises common stock would recognize income to the extent that, for example, any of the shares were determined to have been received in exchange for services, to satisfy obligations or in consideration for anything other than the Legacy common stock surrendered. Generally, this income is taxable as ordinary income upon receipt.

    If the merger did not qualify as a tax-free reorganization for federal income tax purposes, the merger would be treated as a taxable exchange and, accordingly:

    - a Legacy stockholder would recognize gain or loss with respect to each share of Legacy common stock surrendered in the merger. This gain or loss would be capital gain or loss and would be equal to the difference between the stockholder's basis in the share and the sum of the fair market value, as of the effective time, of the Enterprises common stock received in the merger and any cash received instead of a fractional share of Enterprises common stock,

    - the tax basis of the Enterprises common stock received in connection with the merger by a Legacy stockholder would equal its fair market value as of the effective time, and

    - the holding period of the Enterprises common stock received by a Legacy stockholder pursuant to the merger would begin the day after the merger is completed.

    Further, if the merger did not qualify as a tax-free reorganization, Legacy would recognize gain or loss equal to the difference between Legacy's basis in its assets and the sum of the fair market value of the consideration provided by Enterprises in the merger and the liabilities assumed by Enterprises. The consideration provided by Enterprises would be treated as distributed by Legacy in a liquidation. Price Legacy would succeed to any tax liability of Legacy in the merger.

    THE PRECEDING DISCUSSION IS NOT MEANT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX CONSEQUENCES RELATED TO THE MERGER. THUS, LEGACY'S STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING TAX RETURN REPORTING REQUIREMENTS, FEDERAL, STATE, LOCAL, FOREIGN AND OTHER APPLICABLE TAX LAWS AND THE EFFECT OF ANY PROPOSED CHANGES IN THE TAX LAWS.

    When the merger is completed, Legacy's stockholders will become holders of Enterprises common stock. The rights of Price Legacy's stockholders will be governed by special rules applicable to REITs. As a result of these rules:
(1) Price Legacy must distribute at least 90% of its REIT taxable income to its stockholders (determined without regard to the dividends paid deduction and excluding capital gains), and is subject to tax to the extent it distributes less than 100% of its REIT taxable income, (2) after all required distributions are paid to the holders of Enterprises Series A preferred stock and Enterprises Series B preferred stock, holders of Enterprises common stock will be entitled to the remaining balance (if any) of any distributions that Price Legacy makes, including any distributions it must make to satisfy the 90% distribution requirement, (3) Price Legacy's charter will limit the amount of Price Legacy's issued and outstanding capital stock that can be owned or considered owned by any one stockholder to 5% (by value or number, whichever is more restrictive) and (4) Price Legacy will be required to make an election under Treasury Regulation Section 1.337(d)-5T with respect to the assets it acquires from Legacy in the merger to prevent the recognition of gain associated with those assets as a result of the merger. In addition, because Price Legacy must distribute at least 90% of its REIT taxable income to its stockholders to maintain its qualification as a REIT, Price Legacy will depend to a significant extent on borrowings to raise the capital needed to grow its business. See "Material Federal Income Tax Consequences Related to Price Legacy" for a more detailed discussion of the federal income taxation of Price Legacy and its stockholders.

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                              THE MERGER AGREEMENT

    THIS SECTION IS A SUMMARY OF THE MATERIAL TERMS OF THE MERGER AGREEMENT, A COPY OF WHICH IS ATTACHED AS ANNEX A TO THIS JOINT PROXY STATEMENT/PROSPECTUS. THE FOLLOWING DESCRIPTION IS NOT COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MERGER AGREEMENT. YOU SHOULD REFER TO THE FULL TEXT OF THE MERGER AGREEMENT FOR DETAILS OF THE MERGER AND THE TERMS AND CONDITIONS OF THE MERGER AGREEMENT.

GENERAL

    The merger agreement provides that when all closing conditions have been satisfied or waived, PEI Merger Sub will merge with and into Legacy, with Legacy as the surviving corporation. As a result of the merger, Legacy will become a wholly-owned subsidiary of Enterprises. The merger will become effective on the date specified in the certificate or articles of merger that will be filed with the Secretary of State of the State of Delaware and the State Department of Assessments and Taxation of Maryland. This is referred to as the effective time of the merger.

THE EXCHANGE RATIO AND TREATMENT OF SECURITIES

    At the effective time:

    - each share of Enterprises common stock and Enterprises Series A preferred stock issued and outstanding immediately prior to the effective time will remain outstanding. However, Enterprises has agreed to commence an offer to purchase all outstanding shares of Enterprises common stock (other than those shares currently held by Legacy and those shares issued in the merger) for $7.00 per share in cash,

    - each share of Legacy common stock issued and outstanding immediately prior to the effective time, other than shares of Legacy common stock held by Legacy, or owned by Enterprises or any direct or indirect subsidiary of Legacy or Enterprises, will be converted into 0.6667 of a share of Enterprises common stock,

    - shares of Legacy common stock held by Legacy, or owned by Enterprises or any direct or indirect subsidiary of Legacy or Enterprises, will be cancelled and no Enterprises common stock or other consideration will be delivered in exchange for this cancellation,

    - each outstanding option to purchase Legacy common stock will be converted at the effective time into, and will become an option to purchase, 0.6667 of a share of Enterprises common stock for each share of Legacy common stock covered by the option before the merger. After conversion, the exercise price per share of Enterprises common stock subject to each option will equal its pre-conversion exercise price per share of Legacy common stock divided by 0.6667. Each outstanding option to purchase Legacy common stock, whether or not exercisable, shall be assumed by Price Legacy and shall be subject to, and exercisable upon, the same terms and conditions as under the applicable stock plan, except as provided in the merger agreement, and

    - the Legacy debentures and Legacy notes will remain outstanding after the merger as obligations of Legacy. As a result of the merger, the Legacy debentures will be convertible into Enterprises common stock. The number of shares of Enterprises common stock into which the Legacy debentures will be convertible and the conversion price will be appropriately adjusted to reflect the exchange ratio. However, Enterprises has agreed to commence an offer to exchange shares of Enterprises Series A preferred stock for all outstanding Legacy debentures and Legacy notes. The Legacy debentures and Legacy notes will be valued at face value and the Enterprises Series A preferred stock will be valued at $15.00 per share for purposes of the exchange offer.

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EXCHANGE OF CERTIFICATES

    Promptly after the effective time, Enterprises' exchange agent will mail to each stockholder of record of Legacy a letter of transmittal containing instructions for the surrender of certificates representing the Legacy common stock in exchange for certificates representing the Enterprises common stock.

    Holders of Legacy common stock should not send in their certificates until they receive a letter of transmittal from the exchange agent.

    No fractional shares of Enterprises common stock will be issued in the merger. Instead of issuing fractional shares of Enterprises common stock to holders of Legacy common stock, Enterprises will pay cash in an amount equal to the fractional amount multiplied by the average of the closing sale price of a share of Enterprises common stock on the Nasdaq National Market for the five most recent trading days the Enterprises common stock has traded ending on the trading day immediately preceding the effective time. No interest will be paid or accrued on cash in lieu of fractional shares, if any.

    If, after one year from the effective time, a holder of Legacy common stock has not surrendered the stock certificates representing such shares to the exchange agent, then the holder of stock certificates representing the Legacy common stock may look only to Price Legacy to receive its shares of Enterprises common stock, cash in lieu of fractional shares and any unpaid dividends and distributions on shares of Enterprises common stock.

    Whenever a dividend or other distribution is declared by Enterprises with a record date after the effective time, the declaration will include dividends or other distributions on all shares of Enterprises common stock that may be issued in the merger. However, Price Legacy will not pay any dividend or other distribution to any holder of stock certificates representing Legacy common stock who has not surrendered such certificate until the holder surrenders the certificate. If any Legacy common stock certificate has been lost, stolen or destroyed, the exchange agent will issue the shares of Enterprises common stock and any cash in lieu of fractional shares upon the stockholder's submission of an affidavit claiming the certificate to be lost, stolen or destroyed by the stockholder of record and the posting of a bond in such reasonable amount as Price Legacy may direct as indemnity against any claim that may be made against Price Legacy with respect to the certificate.

CORPORATE ORGANIZATION AND GOVERNANCE

    After the merger, Legacy will be a wholly-owned subsidiary of Enterprises and will continue to be governed by the laws of the State of Delaware. James F. Cahill, Jack McGrory, Gary B. Sabin and Richard B. Muir will be the directors of the surviving corporation and the current officers of Legacy will continue as the officers of the surviving corporation, until their respective successors are duly elected, appointed or qualified or until their earlier death, removal or resignation in accordance with the charter and bylaws of the surviving corporation.

REPRESENTATIONS AND WARRANTIES

    The merger agreement contains reciprocal customary representations and warranties, subject to qualifications, made by Enterprises and Legacy to the other party relating to the following matters:

    - existence, good standing, organization and similar corporate matters,

    - capitalization,

    - subsidiaries and other ownership interests,

    - the corporate power and authority to execute, deliver and perform the merger agreement and to complete the transactions contemplated by the merger agreement,

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    - the absence of conflicts, violations and defaults under Enterprises' or
      Legacy's organizational documents, bylaws and other agreements and documents,

    - the absence of any required governmental consents, approvals or authorizations other than those specified in the merger agreement,

    - the timely filing of documents and the accuracy of information contained in documents filed with the SEC,

    - the absence of undisclosed pending or threatened material litigation,

    - the absence of material changes or events relating to Enterprises' and Legacy's businesses since September 30, 2000,

    - the absence of undisclosed liabilities,

    - the accuracy of corporate records and financial records,

    - properties,

    - timely filing of tax returns and other tax-related matters,

    - voting requirements in connection with the merger agreement and the related transactions,

    - employee benefit plans and other employment-related matters,

    - the inapplicability of state anti-takeover laws,

    - the absence of undisclosed brokers and finders,

    - the receipt of fairness opinions from Enterprises' and Legacy's respective financial advisors,

    - ownership by one party of the securities of another party,

    - the validity of material agreements,

    - leases,

    - compliance with environmental laws and regulations,

    - labor matters,

    - compliance with the Investment Company Act of 1940, as amended,

    - the absence of actions that would prevent the merger from qualifying as a reorganization under Section 368(a) of the Code, and

    - the absence of transactions with affiliates.

COVENANTS

    The merger agreement contains reciprocal covenants which obligate each of Enterprises and Legacy to conduct its business only in the usual, regular and ordinary course before the effective time and use its commercially reasonable efforts to preserve intact its business organization and to keep available the services of its officers and employees.

    Accordingly, each of Enterprises and Legacy has agreed that neither it nor its subsidiaries will, prior to the effective time, without the consent of the other party, which consent shall not be unreasonably withheld or delayed:

    - acquire any property in an amount that exceeds $150 million in the aggregate,

    - amend its charter or bylaws or similar organizational documents,

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    - split or recapitalize its capital stock,

    - purchase, redeem or otherwise acquire any of its capital stock or any of its subsidiaries' capital stock,

    - issue additional shares of its capital stock, except issuances pursuant to the exercise of its options outstanding on the date of the merger agreement,

    - increase any compensation or enter into or amend any employment agreement with its officers and directors,

    - adopt any new employee benefit plan or amend any existing employee benefit plan,

    - declare, set aside or pay any dividend or other distribution on its capital stock,

    - sell, mortgage or otherwise encumber any of its material properties or other material assets, other than in the ordinary course of business,

    - assume, guarantee or endorse the obligations of any third party,

    - make any loans, advances or capital contributions (other than loans, advances or capital contributions to its subsidiaries),

    - pay, discharge or satisfy any claims, liabilities or obligations, other than in the ordinary course of business,

    - enter into any contract, arrangement or understanding which may result in total payments or liability in excess of $2 million, other than some transactions in the ordinary course of business,

    - enter into any contract, arrangement or understanding with any officer, director or affiliate, other than in the ordinary course of business or in which the amount involved exceeds $50,000,

    - acquire, enter into any contract or arrangement to acquire or announce any proposed acquisition of 25% or more of the equity interests or all or substantially all of the assets of another entity which has net assets in excess of $25 million,

    - make any changes in its accounting methods except as required by law, the SEC or GAAP,

    - fail to maintain insurance in such amounts and against such risks that are customary for comparable companies,

    - make any loan or investment in, purchase any equity interest in, buy or sell any property from, or enter into any joint venture or partnership with the other party,

    - make any material tax election or settle or compromise any material tax liability, or

    - authorize, or commit or agree to take, any of the above actions.

    In addition, Legacy agreed to:

    - prepare a report setting forth the amount of its current and accumulated earnings and profits as of the date of the merger agreement and the effective time, and

    - transfer some of its assets to Excel Legacy Holdings, Inc., a wholly-owned subsidiary of Legacy.

    Enterprises has also agreed:

    - not to take any action or fail to take any action which would reasonably be expected to cause it to fail to qualify as a REIT,

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    - to commence an offer to purchase all outstanding shares of Enterprises common stock (other than those shares currently held by Legacy and those shares issued in the merger) for $7.00 per share in cash, and

    - to commence an offer to exchange shares of Enterprises Series A preferred stock for all outstanding Legacy debentures and Legacy notes. The Legacy debentures and Legacy notes will be valued at face value and the Enterprises Series A preferred stock will be valued at $15.00 per share for purposes of the exchange offer.

NO SOLICITATION OF TRANSACTIONS

    In the merger agreement, each party agreed that it will not, nor will it permit any of its subsidiaries or representatives to, directly or indirectly through another person:

    - solicit, initiate or encourage, or take any other action designed to facilitate, any inquiries or the making of any proposal the completion of which constitutes or may be reasonably expected to lead to a proposal made by a third party (other than Enterprises or Legacy) to acquire, directly or indirectly, more than 25% of the combined voting power of the Legacy common stock, the Enterprises common stock or equity interests in any of their subsidiaries or all or substantially all of the assets of Legacy and its subsidiaries or Enterprises and its subsidiaries, or

    - participate in any discussions or negotiations regarding or relating to any proposals or offers described above, which is deemed a takeover proposal under the merger agreement.

    Each party has also agreed in the merger agreement that its board of directors may not:

    - withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to the other party, its approval with respect to the merger and the other transactions contemplated in the merger agreement,

    - approve or recommend, or propose publicly to approve or recommend, any takeover proposal, or

    - cause its company to enter into an agreement with respect to any takeover proposal.

    However, if either Enterprises or Legacy receives an unsolicited takeover proposal and if a majority of its board of directors determines in good faith that:

    - the takeover proposal is more favorable to its stockholders than the merger (based on the advice of a financial advisor of national recognition) and that the takeover proposal is reasonably capable of being completed,

    - there is a substantial probability that the merger and the other transactions contemplated in the merger agreement will not be approved, and

    - it is necessary to terminate the merger agreement to comply with its duties to its stockholders,

then, Enterprises or Legacy may, if it has provided written notice to the other party that its board is prepared to accept a takeover proposal (including the material terms of the takeover proposal and the name of the third party) at least five days before taking any such action and has given the other party a reasonable opportunity to modify the terms and conditions of the merger agreement so that a merger could be completed between Enterprises and Legacy, then it may approve and recommend the takeover proposal and withdraw its approval of the merger and the other transactions contemplated in the merger agreement provided it simultaneously terminates the merger agreement and enters into a definitive agreement with respect to the takeover proposal.

    Additionally, each party will promptly advise the other party of any request for information or of any takeover proposal, the material terms and conditions of the request for information or takeover

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proposal and the identity of the person making the request for information or takeover proposal and keep the other party reasonably informed of the status and details of any request for information or takeover proposal.

    The merger agreement provides that these restrictions will not prohibit Enterprises or Legacy from:

    - complying with Rule 14e-2(a) and Rule 14d-9 under the Exchange Act, or

    - making any disclosure to its stockholders if, in the good faith judgment of its board of directors, after consultation with outside counsel, the failure to disclose would be a violation of its obligations under applicable laws.

BOARD OF DIRECTORS' AGREEMENT TO RECOMMEND

    Subject to the provisions described above, each of Legacy and Enterprises has agreed that its board of directors will recommend to its stockholders the merger and the other transactions contemplated in the merger agreement.

DIRECTOR AND OFFICER INDEMNIFICATION

    The merger agreement provides that Enterprises will indemnify, at all times after the effective time, directors, officers or other representatives of Legacy, to the same extent as provided in Legacy's charter and bylaws in effect at the effective time.

    In addition, Enterprises also agrees to keep in effect the provisions in Legacy's charter that provide for exculpation of director liability and indemnification of directors, officers and other representatives for a period of at least six years from the effective time.

EMPLOYEE BENEFITS

    In the merger agreement, Enterprises agreed to offer positions of employment to all employees of Legacy and to assume the employment agreements of all such persons. Enterprises has also agreed to establish fringe benefits for all of the former Legacy employees which are consistent in the aggregate with the fringe benefits currently enjoyed by such individuals as a group at Legacy. Each employee of Legacy will be given credit for his or her period of service with Legacy under Legacy's benefits plans prior to the completion of the merger.

    In January 2001, Legacy's officers and directors cancelled out-of-the-money options to purchase a total of 4,049,000 shares of Legacy common stock. Enterprises agreed in the merger agreement to consider the number of options cancelled by these individuals in determining the size of future grants, if any, to these individuals following the closing of the transactions. However, no specific agreement or commitment as to the amount or timing of any future option grants has been made.

CONDITIONS TO THE MERGER

    The respective obligations of Enterprises, PEI Merger Sub and Legacy to effect the merger are subject to the following conditions:

    - the approval of the stockholders of Enterprises of the issuance of the merger consideration, the Enterprises merger charter amendments and the adoption of the Enterprises option plan,

    - the approval of the stockholders of Legacy of the adoption of the merger agreement,

    - all required consents, authorizations and approvals have been obtained,

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    - there is no order, ruling or injunction or statute or regulation preventing the completion of the merger or the transactions contemplated by the merger agreement,

    - the registration statement of which this joint proxy statement/prospectus is a part is declared effective and no stop order suspends the effectiveness of the registration statement, and no proceeding for that purpose is initiated or threatened by the SEC,

    - the shares of Enterprises common stock to be issued in the merger have been approved for listing on the Nasdaq National Market or another national securities exchange selected by Enterprises' board (Enterprises' board has subsequently determined to list the Enterprises common stock on the American Stock Exchange),

    - there is no federal legislative or regulatory change that would cause Enterprises to cease to qualify as a REIT for federal or state income tax purposes or any federal legislative or regulatory change that would cause the merger to be taxable to any of Enterprises, Legacy, the stockholders of Enterprises or the stockholders of Legacy, and

    - Enterprises and PEI Merger Sub have received an opinion of Munger, Tolles & Olson and Legacy has received an opinion of Latham & Watkins, in each case to the effect that (1) the merger will be treated as a reorganization within the meaning of Section 368(a) of the Code and
      (2) Enterprises and Legacy will each be a party to the reorganization under Section 386(b) of the Code.

    Legacy's obligations to effect the merger are subject to the following additional conditions:

    - the representations and warranties of Enterprises and its subsidiaries are true and correct when made and as of the effective time except where the failure of such representations and warranties to be true and correct individually or in the aggregate would not have a material adverse effect on Enterprises,

    - Enterprises and its subsidiaries have performed in all material respects their covenants and obligations required to be performed by them at or prior to the effective time,

    - an officer of Enterprises certifies that the two preceding closing conditions have been satisfied,

    - since March 21, 2001, no material adverse change has occurred relating to Enterprises and its subsidiaries,

    - Price Legacy's board of directors has been reconstituted and the officers of Price Legacy have been appointed in accordance with the terms of the merger agreement and described elsewhere in this joint proxy statement/prospectus, and

    - the Enterprises merger charter amendments have been filed with the State Department of Assessments and Taxation of Maryland.

    Enterprises' obligations to effect the merger are subject to the following additional conditions:

    - the representations and warranties of Legacy and its subsidiaries are true and correct when made and as of the effective time except where the failure of such representations and warranties to be true and correct individually or in the aggregate would not have a material adverse effect on Legacy,

    - Legacy and its subsidiaries have performed in all material respects their obligations required to be performed by them at or prior to the effective time,

    - an officer of Legacy certifies that the two preceding closing conditions have been satisfied,

    - since March 21, 2001, no material adverse change has occurred relating to Legacy and its subsidiaries,

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    - Legacy has taken all actions reasonably necessary to exclude the merger and the transactions contemplated by the merger agreement from the definition of "Change of Control" in the employment agreements between Legacy and its executive officers, and

    - Price Legacy's board of directors has been reconstituted and the officers of Price Legacy have been appointed in accordance with the terms of the merger agreement and described elsewhere in this joint proxy statement/prospectus.

TERMINATION

    The merger agreement provides that at any time prior to the effective time, the merger agreement may be terminated:

    - by mutual written consent of Enterprises and Legacy,

    - by either Enterprises' or Legacy's board of directors if:

       - the merger has not been completed by November 21, 2001, so long as the party seeking to terminate did not prevent the completion of the merger by failing to fulfill any covenant or other obligation under the merger agreement,

       - Enterprises' stockholders fail to approve the issuance of shares of Enterprises common stock pursuant to the merger agreement, and the other transactions described in the merger agreement,

       - Legacy's stockholders fail to approve the adoption of the merger agreement and the other transactions described in the merger agreement, or

       - any court or other governmental body issues a nonappealable final order that has prohibited the completion of the merger.

    - by Legacy's board if:

       - Enterprises materially breaches any of its representations or warranties or fails to perform any of its covenants or agreements in the merger agreement, which breach or failure to perform is incapable of being cured or is not cured within ten business days of written notice from Legacy,

       - there is an unsolicited takeover proposal, as further described in "--No Solicitation of Transactions," or

       - Enterprises knowingly and materially breaches its covenant not to solicit takeover proposals or participates in discussions relating to a takeover proposal, except as specifically permitted by the merger agreement.

    - by Enterprises' board if:

       - Legacy materially breaches any of its representations or warranties or fails to perform any of its covenants or agreements in the merger agreement, which breach or failure to perform is incapable of being cured or is not cured within ten business days of written notice from Enterprises,

       - there is an unsolicited takeover proposal, as further described in "--No Solicitation of Transactions," or

       - Legacy knowingly and materially breaches its covenant not to solicit takeover proposals or participates in discussions relating to a takeover proposal, except as specifically permitted by the merger agreement.

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    The merger agreement does not require either party to pay a termination fee if the merger agreement is terminated.

EXPENSES

    The merger agreement provides that Enterprises, PEI Merger Sub and Legacy will each pay its own expenses in connection with the merger agreement and the other transactions described in the merger agreement.

AMENDMENT; EXTENSION AND WAIVER

    The parties may amend the merger agreement at any time before or after the approval by Enterprises' stockholders or Legacy's stockholders and prior to filing the articles or certificate of merger with the Secretary of State of the State of Delaware and the State Department of Assessments and Taxation of Maryland. After the approval by either Enterprises' stockholders or Legacy's stockholders, the parties may make no amendment to the merger agreement which by law requires further approval of Enterprises' stockholders or Legacy's stockholders without obtaining such further approval.

    At any time prior to the effective time, any party may, subject to the amendment restrictions described above:

    - extend the time for the performance of any of the obligations or other acts of the other party,

    - waive any inaccuracies in the representations and warranties of the other party contained in the merger agreement or in any document delivered pursuant to the merger agreement, or

    - waive compliance with any of the agreements or conditions of the other party contained in the merger agreement.

    Any extension or waiver described above will be valid if set forth in writing and signed on behalf of the waiving party.

    In the event material conditions are waived, Enterprises and Legacy intend to amend and recirculate this joint proxy statement/prospectus.

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                         INFORMATION ABOUT ENTERPRISES

GENERAL

    Price Enterprises, Inc., a Maryland corporation, is a self-administered, self-managed REIT. Its principal business is to own, operate, lease, manage, acquire and develop retail real property. In addition, it owns four self storage facilities and has a 50% interest in three joint ventures. Enterprises was originally incorporated in July 1994 as a Delaware corporation and began operations as a wholly-owned subsidiary of Costco Companies, Inc., formerly Price/Costco, Inc. In 1994, Costco spun-off Enterprises and transferred to Enterprises, as part of a voluntary exchange offer, substantially all of the real estate assets which historically formed Costco's non-club real estate business segment, merchandising business entities and other assets.

    In August 1997, Enterprises' merchandising businesses, real estate properties held for sale and various other assets were spun-off to PriceSmart, Inc. Through a stock distribution, PriceSmart became a separate public company. Since that time, Enterprises has engaged in a combination of acquiring, developing, owning, managing and/or selling real estate assets, primarily shopping centers. The PriceSmart distribution resulted in Enterprises becoming eligible to elect federal tax treatment as a REIT, which allows Enterprises to substantially eliminate its obligation to pay taxes on income.

    In November 1999, Legacy completed its exchange offer for the Enterprises common stock. In the Legacy exchange offer, Legacy acquired approximately 91.3% of the Enterprises common stock, which represents approximately 77.3% of the voting power of Enterprises. Enterprises' stockholders who tendered their shares of Enterprises common stock in the Legacy exchange offer received from Legacy a total of $8.50 consisting of $4.25 in cash, $2.75 in principal amount of the Legacy debentures and $1.50 in principal amount of the Legacy notes for each share of Enterprises common stock.

ACQUISITION, FINANCING AND OPERATING POLICIES

    Enterprises' primary investment strategy is to identify and purchase well-located, income-producing shopping centers. Enterprises seeks to achieve income growth and enhance the cash flow potential of its property through a program of expansion, renovation, leasing, re-leasing and improving the tenant mix. Enterprises minimizes development risks by generally purchasing existing income-producing properties. Enterprises regularly reviews its portfolio and from time to time considers the sale of some of its properties.

    Enterprises has generally acquired properties for cash. Enterprises' management believes that its ability to purchase available properties for cash enhances its negotiating position in obtaining attractive purchase prices. In a few instances properties have been acquired subject to existing mortgages.

    Enterprises intends to finance future acquisitions with the most advantageous sources of capital available to it at that time, which may include the sale of common stock, preferred stock or debt securities through public offerings or private placements, the incurrence of additional indebtedness through secured or unsecured borrowings, and the reinvestment of proceeds from the disposition of assets. Enterprises' financing strategy is to maintain a strong and flexible financial position by (1) maintaining a prudent level of leverage, (2) maintaining a large pool of unencumbered properties, (3) managing its variable rate exposure, (4) amortizing existing mortgages over the term of the leases for such mortgaged properties and (5) maintaining a low distribution payout ratio (i.e., distributions paid in respect of a year as a percentage of FFO for such year).

    Enterprises' objective is to provide stockholders with long-term stable cash flow balanced with consistent growth. Enterprises seeks to achieve this objective through the following business and growth strategies:

    - owning, operating and acquiring shopping centers primarily in markets with strong economic and demographic characteristics in order to establish and maintain a diverse, high-quality portfolio of shopping centers,

    - developing local and regional market expertise through the hands-on participation of senior management in property operations and leasing in order to capitalize on market trends, retailing trends and acquisition opportunities, and

    - maintaining a diversified and complementary tenant mix with an emphasis on retailers that provide day-to-day consumer necessities in order to provide consistent rental revenue.

    Enterprises implements these strategies by:

    - analyzing regional and submarket demographic, economic and retailing trends,

    - developing relationships with key industry participants such as retailers, real estate brokers and financial institutions,

    - emphasizing tenant satisfaction and retention through its proactive communication with tenants, community oriented marketing activities and comprehensive maintenance programs, and

    - capitalizing on cost reduction and economy of scale opportunities arising from the size and proximity of its properties within each region.

    Virtually all operating and administrative functions, such as leasing, data processing, finance, accounting and construction, are centrally managed at Enterprises' headquarters. Following the Legacy exchange offer, Legacy took over daily management of Enterprises, including most of these functions. On-site functions, such as security, maintenance, landscaping and other similar activities are either performed by Enterprises or subcontracted. The cost of these functions are passed through to tenants to the extent permitted by the respective leases. Enterprises' properties are generally leased on a triple-net basis, which requires tenants to pay their pro rata share of all real property taxes, insurance and property operating expenses.

ENTERPRISES' PROPERTIES

    At March 31, 2001, Enterprises owned 34 commercial real estate properties and held one property with a 19-year ground lease, in addition to land in Tucson, Arizona, Temecula, California, and San Diego/Pacific Beach, California held for future development. These properties encompass approximately
4.8 million square feet of gross leasable area, or GLA, and were 93% leased. The five largest properties include 1.6 million square feet of GLA that generate annual minimum rent of $26.4 million, based on leases existing as of March 31, 2001.

    Included in the properties Enterprises owned at March 31, 2001 are four self storage facilities, one of which is located on the same site as Enterprises' San Diego, California commercial property. Enterprises' commercial property located in Azusa, California was sold during the year, but it retained the self storage facility. The other two self storage facilities are stand-alone properties. At year end, these facilities had 0.7 million square feet of GLA and were 96% occupied.

    Enterprises also has a 50% interest in three joint ventures which own retail properties in Fresno, California, Bend, Oregon, and Westminster, Colorado.

    The following table describes Enterprises' portfolio of real estate properties as of March 31, 2001. Amounts shown for annual minimum rents are based on executed leases at March 31, 2001. Enterprises made no allowances for contractually-based delays to the commencement of rental payments. Due to the nature of real estate investments, Enterprises' actual rental income may differ from amounts shown in the table below. Self storage properties as of March 31, 2001 are shown separately from Enterprises' commercial portfolio.

                                                              ANNUAL      ANNUAL                      % OF CENTER       LEASE
                             NUMBER      GLA                  MINIMUM     RENT/                        LEASED BY    EXPIRATION OF
                               OF      (SQ.FT.)   PERCENT     RENT(1)    SQ. FT.       PRINCIPAL       PRINCIPAL      PRINCIPAL
COMMERCIAL PROPERTIES       TENANTS     (000)      LEASED     ($000)       ($)          TENANT          TENANT         TENANT
--------------------------  --------   --------   --------   ---------   --------   ---------------   -----------   -------------
Westbury, NY..............      8        398.6      100%      7,765.0     19.48         Costco             37%          2009
Pentagon City, VA.........      8        336.8       98%      6,802.8     20.20         Costco             50           2009
Westminster, CO(2)........     10        228.7       94%      4,425.8     19.35           AMC              48           2018
Wayne, NJ(3)..............      5        348.1       93%      4,368.7     12.55         Costco             43           2009
Philadelphia, PA..........     21        305.3       97%      3,070.3     10.06       Home Depot           36           2009
Roseville, CA.............     19        188.5      100%      2,422.2     12.85       The Sports           23           2016
                                                                                       Authority
Signal Hill, CA...........     14        154.8      100%      2,416.7     15.62       Home Depot           67           2014
Sacramento/Bradshaw, CA...      2        156.0      100%      2,415.7     15.48          AT&T             100           2006
San Diego/Morena, CA(4)...      4        322.2       98%      2,091.9      6.49         Costco             57           2009
Seekonk, MA...............     12        213.9       98%      1,962.0      9.17         Don Mar            24           2004
                                                                                       Creations
Glen Burnie, MD...........     10        154.6       89%      1,688.4     10.92       The Sports           26           2011
                                                                                       Authority
San Diego/Rancho San           19         98.4       97%      1,302.3     13.24          Ross              24           2004
  Diego, CA...............
Fresno, CA(2).............      4         85.5      100%      1,225.3     14.32       Bed & Bath           43           2010
Scottsdale, AZ............     23         65.7       79%      1,045.5     15.91
San Diego/Carmel Mountain,      6         35.0      100%        952.6     27.22      Claim Jumper          30           2013
  CA......................
Inglewood, CA.............      1        119.9      100%        926.6      7.73        Home Base          100           2009
Moorestown, NJ (leased          3        177.1       37%        738.0      4.17       The Sports           24           2013
  land)...................                                                             Authority
Northridge, CA............      2         22.0      100%        734.0     33.37     Barnes & Noble         64           2003
New Britain, CT...........      1        112.4      100%        671.1      5.97        Wal-Mart           100           2002
Middletown, OH............      1        126.4      100%        626.5      4.96         Lowe's            100           2013
San Juan Capistrano, CA...      6         56.4      100%        599.4     10.62        PetsMart            47           2011
Terre Haute, IN...........      1        104.3      100%        557.8      5.35         Lowe's            100           2013
Smithtown, NY.............      1         55.6      100%        500.7      9.01         Levitz            100           2014
Hampton, VA...............      2         45.6      100%        452.4      9.92       The Sports           92           2013
                                                                                       Authority
San Diego/Rancho Bernardo,      1         82.2      100%        450.0      5.48      Excel Legacy         100
  CA(5)...................                                                               Corp.
Redwood City, CA..........      2         49.4      100%        418.8      8.47     Orchard Supply        100           2009
                                                                                       Hardware
Bend, OR(2)...............      2         40.1      100%        416.3     10.39      Regal Cinemas         97           2015
Tucson, AZ................     11         40.1      100%        408.1     10.18        PetsMart            64           2011
San Diego/Southeast, CA...      2          8.9      100%        150.4     16.95      Navy Federal          61           2004
                                                                                     Credit Union
Chula Vista/Rancho del          1          3.2      100%         75.0     23.44       Burger King         100           2018
  Rey, CA.................
                              ---      -------      ---      ---------
TOTAL(6)..................    202      4,135.7       95%     $51,680.3
                              ===      =======      ===      =========

------------------------------

(1) Annual minimum rent does not include percentage rents and expense reimbursements.

(2) Legacy owns a 50% interest in these properties. Properties are shown with 100% of the annual minimum rent.

(3) Includes 27,477 sq. ft. of vacant storage space.

(4) Price Self Storage is also located at this property.

(5) This property is being master leased to Legacy.

(6) Table excludes land not currently under development in Tucson, Arizona.

                                                           AS OF MARCH 31, 2001
                                                        --------------------------
                                                        GROSS LEASEABLE   PERCENT
SELF STORAGE PROPERTIES                                 AREA (SQ. FT.)     LEASED
-----------------------                                 ---------------   --------
                                                        (IN THOUSANDS)
San Diego/Murphy Canyon, CA...........................       250.8           99%
San Diego, CA(1)......................................        89.6           99%
Azusa, CA.............................................        84.3           99%
Solana Beach, CA(2)...................................       238.0           91%
                                                             -----           --
TOTAL SELF STORAGE PROPERTIES.........................       662.7           96%
                                                             =====           ==

------------------------

(1) GLA of this facility is also included in GLA for the San Diego, California commercial property location listed above.

(2) Expansion of this facility was completed during the year and includes 100,000 sq. ft. of indoor RV and boat storage.

    The annual gross potential rent for the four operating self storage facilities is $7.2 million. Gross potential rent equals the GLA times the average rent per square foot. Revenues from Enterprises' self storage properties contributed 8.7% of total revenues during the year ended March 31, 2001.

    Enterprises also owns land in Temecula, California currently under development with Wal-Mart as a principal tenant. Enterprises' 50% interest in three joint ventures located in Fresno, California, Bend, Oregon, and Westminster, Colorado are also under various stages of development.

    As of March 31, 2001 Enterprises owned the following properties in each of the states listed:

                                                                          ANNUAL
                                                                GLA       MINIMUM
                                      NUMBER OF    PERCENT    (SQ.FT.)    RENT(1)    PERCENT OF SCHEDULED
                                      PROPERTIES    LEASED     (000)      ($000)     ANNUAL MINIMUM RENT
                                      ----------   --------   --------   ---------   --------------------
Arizona(2)..........................       2         89.5%       105.8     1,453.6              2.8%
California(3,4,5)...................      14         99.6%     1,382.4    16,181.1             31.3%
Colorado(3).........................       1         94.1%       228.7     4,425.8              8.6%
Connecticut.........................       1        100.0%       112.4       671.1              1.3%
Indiana.............................       1        100.0%       104.3       557.8              1.1%
Maryland............................       1         89.0%       154.6     1,688.4              3.3%
Massachusetts.......................       1         98.1%       213.9     1,962.0              3.8%
New Jersey(6).......................       2         65.2%       525.2     5,106.6              9.9%
New York............................       2        100.0%       454.2     8,265.6             16.0%
Ohio................................       1        100.0%       126.4       626.5              1.2%
Oregon(3)...........................       1        100.0%        40.1       416.3              0.8%
Pennsylvania........................       1         96.9%       305.3     3,070.3              5.9%
Virginia............................       2         99.0%       382.4     7,255.2             14.0%
                                          --        -----     --------   ---------        ---------
TOTAL...............................      30         94.7%     4,135.7   $51,680.3            100.0%
                                          ==        =====     ========   =========        =========

------------------------

(1) Annual minimum rent does not include percentage rents and expense reimbursements.

(2) Table excludes land not currently under development in Arizona.

(3) Legacy owns a 50% interest in properties located in these states. Properties are shown with 100% of the annual minimum rent.

(4) Price Self Storage is also located at a property in this state.

(5) A property is being master leased to Legacy.

(6) A property in this state includes 27,477 sq. ft. of vacant storage space.

ACQUISITION AND DISPOSITION ACTIVITIES

    The following table summarizes Enterprises' acquisition and disposition activities from January 1, 2000 through March 31, 2001:

                                    GLA                                     ACQUISITION/     DATE OF
PROPERTY                         (SQ. FT.)        CITY           STATE      DISPOSITION    TRANSACTION
--------                         ---------   ---------------   ----------   ------------   -----------
Denver/Aurora..................    164,250       Aurora         Colorado    Disposition      01/15/01
Fountain Valley................    119,037   Fountain Valley   California   Disposition      11/20/00
Sacramento/Stockton............     50,194     Sacramento      California   Disposition      11/20/00
Littleton......................     26,377      Littleton       Colorado    Disposition      11/03/00
Fresno Pad(1)..................        N/A       Fresno        California   Disposition      11/03/00
Scottsdale City Center(2)......     65,700     Scottsdale       Arizona     Acquisition      10/23/00
Sacramento/Bradshaw............    138,375      Littleton      California   Disposition      09/18/00
Azusa..........................    224,317        Azusa        California   Disposition      08/25/00
San Diego/Pacific Beach(1).....        N/A      San Diego      California   Acquisition      07/31/00
Excel Centre(2,3)..............     82,200      San Diego      California   Acquisition      02/25/00
Lowe's(2)......................    126,400     Middletown         Ohio      Acquisition      02/09/00
Lowe's(2)......................    104,259     Terre Haute      Indiana     Acquisition      02/09/00
                                 ---------
TOTAL..........................  1,101,109
                                 =========

------------------------

(1) Property consists of raw land.

(2) Property purchased from Legacy.

(3) Property is being master leased to Legacy.

ENTERPRISES' PRINCIPAL TENANTS

    Enterprises' eight largest tenants accounted for approximately 45% of its total GLA and approximately 53% of its total annualized rental revenues as of March 31, 2001. The table below presents certain information about these tenants:

                                                               PERCENT OF      ANNUAL       PERCENT OF
                                      NUMBER OF      GLA         TOTAL      MINIMUM RENT   TOTAL ANNUAL
TENANT                                 LEASES     (SQ. FT.)       GLA          ($000)      MINIMUM RENT
------                                ---------   ----------   ----------   ------------   ------------
Costco..............................      4         618,192        16%         8,484.7         18.7%
The Sports Authority................      7         298,217         8%         3,720.4          8.2%
The Home Depot......................      2         214,173         5%         2,775.2          6.1%
AT&T Wireless.......................      1         156,576         4%         2,415.7          5.3%
Kmart...............................      1         110,054         3%         2,027.2          4.5%
Marshalls...........................      2          87,968         2%         1,889.5          4.2%
Borders.............................      2          62,999         2%         1,655.7          3.7%
Lowe's..............................      2         230,659         6%         1,207.8          2.7%
                                         --       ---------        --        ---------         ----
TOTAL...............................     21       1,778,838        45%       $24,176.2         53.4%
                                         ==       =========        ==        =========         ====

ENTERPRISES' EMPLOYEES

    Enterprises does not currently have any employees. At the close of the Legacy exchange offer in 1999, Legacy took over daily management of Enterprises, including property management and finance. Enterprises reimburses Legacy for these services based on its historical costs for similar expenses.

ENTERPRISES' HEADQUARTERS

    Enterprises' principal executive offices are located at 17140 Bernardo Center Drive, Suite 300, San Diego, California 92128 and its telephone number is
(858) 675-9400.

                            INFORMATION ABOUT LEGACY

GENERAL

    Excel Legacy Corporation, a Delaware corporation, was formed on November 17, 1997 as a wholly-owned subsidiary of Excel Realty Trust, Inc., a Maryland corporation and a REIT. On March 31, 1998, Excel Realty Trust effected a spin-off of Legacy's business through a special dividend of all of its outstanding common stock to holders of Excel Realty Trust common stock. Excel Realty Trust effected this spin-off to allow Legacy to pursue a wider variety of real estate opportunities including owning, acquiring, developing and managing mixed-use and retail properties and real estate related operating companies throughout the United States and Canada.

ACQUISITION, FINANCING AND OPERATING POLICIES

    In connection with this spin-off, Excel Realty Trust transferred real properties, notes receivable and related assets and liabilities to Legacy. In addition to operating assets obtained from the spin-off, Legacy intends to pursue signature real estate projects that have unique locations, concepts or significant entry barriers associated with them, including:

    - developing mixed-use entertainment projects that have the potential for substantial capital gains but which may take several years to fully develop,

    - investing in securities of real estate related operating companies where significant influence may be exerted to enhance the value of the companies,

    - investing in properties requiring significant restructuring or redevelopment to create substantial value, such as changing the use, tenant mix or focus of a property, and

    - opportunistic buying and selling of commercial properties or real estate related and other companies.

    Legacy intends to finance its investments through both public and private secured and unsecured debt financings, as well as public and private placements of its equity securities. Legacy does not have a policy limiting the number or amount of mortgages that may be placed on any particular property, but mortgage financing instruments usually limit additional indebtedness on such properties. There are currently no restrictions on the amount of debt that Legacy may incur.

    Legacy may continue to seek variable rate financing from time to time if such financing appears advantageous in light of then-prevailing market conditions. In that case, Legacy will consider hedging against interest rate risk through interest rate protection agreements, interest rate swaps or other means. Legacy does not plan to make distributions on its capital stock for the foreseeable future, which will permit it to accumulate for reinvestment cash flow from investments, disposition of investments and other business activities.

LEGACY'S INVESTMENTS

    In addition to Legacy's ownership of 91.3% of the Enterprises common stock, at March 31, 2001, Legacy's business consisted of the following portfolio of real properties, notes receivable and investments in real estate-related ventures:

    - ownership interests in a number of real estate related ventures, including:

       - a 65% ownership interest in a joint venture that is developing a retail project in Newport, Kentucky scheduled for completion in 2001,

       - a 65% ownership interest in a joint venture which owns and operates a hotel, dinner theater and retail shop located near the Grand Canyon in northern Arizona,

       - an 80% ownership interest in a joint venture (Millennia) which owns stock in Mace, a publicly-traded company. The operating agreement for Millennia allows the holder of the 20% interest in Millennia to increase its ownership percentage to 50% if returns on Legacy's investment exceed 35% per year,

       - a 55% ownership interest in a development company which owns Newport Centre, a retail and office facility located in Winnipeg, Canada, and

       - a number of additional investments in notes totaling approximately $5 million,

    - five notes receivable relating to real estate projects in Arizona, California and Utah with an aggregate outstanding balance of approximately $40.5 million as of March 31, 2001, of which the largest note relates to a project in Scottsdale, Arizona,

    - two properties located in Arizona including restaurant space and vacant land in Scottsdale,

    - four properties located in California including a development project in Anaheim, a project in Palm Springs and land held for sale/development in Yosemite, and

    - a hospitality property under development in Bermuda scheduled for opening in 2001.

    The following table describes Legacy's portfolio of real estate properties as of March 31, 2001. Amounts shown for annual rents are based on executed leases at March 31, 2001. Legacy makes no allowances for contractually-based delays to the commencement of rental payments. Due to the nature of real estate investments, Legacy's actual rental income may differ from amounts shown in the table below. The following table does not include real estate properties held by Enterprises.

PROPERTY                                            TENANTS            GLA (SQ. FT.)     ANNUAL RENT
-----------------------------------------  -------------------------   --------------   --------------
                                                                       (IN THOUSANDS)   (IN THOUSANDS)
Arizona
  Brio Land..............................   Roaring Fork Restaurant            3.7         $  104.3
  Grand Hotel............................             (1)                       (1)              (1)
California
  Desert Fashion Plaza(2)................  Saks Fifth Avenue/various          96.1            461.5
  Yosemite...............................             (3)                       (3)              (3)
  Residential Property...................             (4)                       (4)              (4)
  Anaheim Land...........................             (5)                       (5)              (5)
Florida
  International Business Park............             (6)                       (6)              (6)
Indiana
  Indianapolis...........................             (2)                       (2)              (2)
Kentucky
  Newport on the Levee...................             (7)                       (7)              (7)
Bermuda
  Daniel's Head Bermuda..................             (8)                       (8)              (8)
Winnipeg, Canada
  Newport Centre(9)......................  Bank of Montreal/various          156.1          1,594.0
                                                                            ------         --------
TOTAL....................................                                    255.9         $2,159.8
                                                                            ======         ========

------------------------

(1) Legacy holds a 65% ownership interest in Grand Tusayan LLC which owns and operates a 120-room hotel and restaurant.

(2) Property consists of land held for development. Legacy holds a 23.7% ownership interest.

(3) Properties consist of vacant land currently held for development or sale.

(4) Legacy owns a residential property located in Coto de Caza, California.

(5) Property is a residential property that consists of 3,930 sq. ft., and Legacy has not yet determined its rent. Legacy holds an 88% ownership interest.

(6) Legacy holds a 50% ownership interest in this property.

(7) In addition to land leased to an aquarium which provided $1.1 million in revenue related to that lease in 2001, property consists of land under development and scheduled for completion in 2001. Legacy holds a 65% ownership interest. This land currently has no GLA or rent.

(8) Property under development and has no GLA or rent.

(9) Property is owned by a Nova Scotia company of which Legacy holds a 55% ownership interest.

RECENT ACQUISITION AND DISPOSITION ACTIVITIES

    The following table summarizes Legacy's acquisition and disposition activities from January 1, 2000 through March 31, 2001:

                                  GLA                                 ACQUISITION/     DATE OF
PROPERTY NAME                  (SQ.FT.)       CITY         STATE      DISPOSITION    TRANSACTION
-------------                  ---------   -----------   ----------   ------------   -----------
Scottsdale land(1)..........      N/A      Scottsdale     Arizona     Disposition     02/01/01
Telluride, Colorado(1)......      N/A       Telluride     Colorado    Disposition     12/20/00
Scottsdale City Center(2)...    65,700     Scottsdale     Arizona     Disposition     10/23/00
Scottsdale Galleria.........    674,179    Scottsdale     Arizona     Disposition     07/05/00
4-S Ranch land(1)...........      N/A       San Diego    California   Disposition     05/01/00
Orlando land(1).............      N/A        Orlando      Florida     Acquisition     03/01/00
Excel Centre(2).............    82,200      San Diego    California   Disposition     02/25/00
Lowe's(2)...................    104,259    Terre Haute    Indiana     Disposition     02/09/00
Lowe's(2)...................    126,400    Middletown       Ohio      Disposition     02/09/00
                               ---------
TOTAL.......................   1,052,738
                               =========

------------------------

(1) Property consists of raw land.

(2) Property sold to Enterprises.

LEGACY'S PRINCIPAL TENANT

    As of March 31, 2001, a ground lease with an aquarium in Newport, Kentucky accounted for approximately 6% of Legacy's total revenues. Legacy had no other tenants at March 31, 2001 that accounted for a significant amount of its revenues.

LEGACY'S EMPLOYEES

    As of August 3, 2001, Legacy and its subsidiaries had approximately 263 employees.

LEGACY'S HEADQUARTERS

    Legacy's executive offices are located at 17140 Bernardo Center Drive, Suite 300, San Diego, California 92128 and its telephone number is (858) 675-9400. Legacy also has an office in West Bountiful, Utah, which coordinates its acquisitions and dispositions, and property management offices in Fountain Valley, California, San Diego, California, and Fairfax, Virginia.

            UNAUDITED PRO FORMA OPERATING AND FINANCIAL INFORMATION

    The following unaudited pro forma operating and financial information gives effect to the merger, the sale of the Enterprises Series B preferred stock, the tender offer and the acquisition of five properties located in Florida from Swerdlow. The unaudited pro forma consolidated condensed balance sheet is based on the individual historical balance sheets of Enterprises and Legacy and has been prepared to reflect the merger, the sale of the Enterprises Series B preferred stock, the tender offer and the acquisition of the Swerdlow properties at March 31, 2001. The unaudited pro forma consolidated condensed statements of income are based on the individual historical statements of income of Enterprises and Legacy and have been prepared to reflect the merger, the sale of the Enterprises Series B preferred stock, the tender offer and the acquisition of the Swerdlow properties at January 1, 2000.

    The unaudited pro forma operating and financial information is presented for illustrative purposes only and is not necessarily indicative of the financial position or results of operations of Price Legacy that would have occurred had the merger, the sale of the Enterprises Series B preferred stock, the tender offer and the acquisition of the Swerdlow properties been completed as of the dates indicated. In addition, the unaudited pro forma operating and financial information are not necessarily indicative of the future financial condition or operating results of Price Legacy.

    The unaudited pro forma operating and financial information should be read in conjunction with the historical financial statements and related notes contained in the annual and quarterly reports of Enterprises and Legacy which have been incorporated by reference in this joint proxy statement/ prospectus.

    The unaudited pro forma operating and financial information does not give effect to the exchange offer since the actual amount of Legacy debentures and Legacy notes to be exchanged is not known at this time.

                            PRICE LEGACY CORPORATION
                              UNAUDITED PRO FORMA
                      CONSOLIDATED CONDENSED BALANCE SHEET
                              AS OF MARCH 31, 2001
                                 (IN THOUSANDS)

                                                                               PRO FORMA          PRO FORMA
                                                   ENTERPRISES     LEGACY       MERGER            SWERDLOW          PRO FORMA
                                                   HISTORICAL    HISTORICAL   ADJUSTMENTS        ACQUISITION       TENDER OFFER
                                                   -----------   ----------   -----------        -----------       ------------
ASSETS
Real Estate, net................................    $570,323      $106,042     $  27,037 (2E1)    $247,310 (2G)      $    --
Cash............................................      26,587         1,074          (500)(2C)      (57,185)(2G)       (8,083)(2F)
Investment in real estate joint ventures........      16,019        15,989         4,487 (2E2)          --                --
Investment in securities........................          --       117,057      (113,499)(2C)           --                --
                                                                                    (817)(2E3)
Accounts receivable, net........................       3,627           883            --                --                --
Notes receivable................................      13,898        45,700            --                --                --
Notes receivable from Legacy....................      39,782            --       (39,782)(2D)           --                --
Other assets....................................      12,584        37,756        (9,653)(2E4)          --                --
                                                    --------      --------     ---------          --------           -------
  Total assets..................................    $682,820      $324,501     $(132,727)         $190,125           $(8,083)
                                                    ========      ========     =========          ========           =======
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
  Mortgages and notes payable...................    $150,591      $ 27,503     $      --          $190,125 (2G)      $    --
  Notes payable to Enterprises..................          --        39,782       (39,782)(2D)           --                --
  Revolving line of credit......................      63,400        13,080            --                --                --
  Convertible debentures........................          --        33,240            --                --                --
  Senior notes..................................          --        18,067            --                --                --
  Accounts payable, accrued
    expenses and other liabilities..............       4,594        14,526        (2,804)(2E5)          --                --
                                                    --------      --------     ---------          --------           -------
                                                     218,585       146,198       (42,586)          190,125                --
                                                    --------      --------     ---------          --------           -------
Minority interests..............................          --           595            --                --                --
Stockholders' equity:
  Series A preferred stock......................     353,404            --            --                --                --
  Series B preferred stock......................          --            --            --                --                --
  Common stock..................................           1           615          (612)(2C)           --                --
  Additional paid-in capital....................     113,332       201,471        23,858 (2E)           --            (8,083)(2F)
                                                                                (128,077)(2C)
  Warrants......................................          --            --            --                --                --
  Accumulated other comprehensive (loss) income,
    net of tax..................................          --          (797)          797 (2C)           --                --
  Accumulated (deficit) earnings................      (2,502)      (13,893)       13,893 (2C)           --                --
  Notes receivable--purchase of shares..........          --        (9,688)           --                --                --
                                                    --------      --------     ---------          --------           -------
    Total stockholders' equity..................     464,235       177,708       (90,141)               --            (8,083)
                                                    --------      --------     ---------          --------           -------
    Total liabilities and stockholders'
      equity....................................    $682,820      $324,501     $(132,727)         $190,125           $(8,083)
                                                    ========      ========     =========          ========           =======

                                                     PRO FORMA
                                                  SALE OF SERIES B       PRO FORMA
                                                  PREFERRED STOCK          TOTALS
                                                  ----------------       ----------
ASSETS
Real Estate, net................................      $     --           $  950,712
Cash............................................        99,000 (2B)          60,893
Investment in real estate joint ventures........            --               36,495
Investment in securities........................            --                2,741

Accounts receivable, net........................            --                4,510
Notes receivable................................            --               59,598
Notes receivable from Legacy....................            --                   --
Other assets....................................            --               40,687
                                                      --------           ----------
  Total assets..................................      $ 99,000           $1,155,636
                                                      ========           ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
  Mortgages and notes payable...................      $ (9,347)(2B)      $  358,872
  Notes payable to Enterprises..................            --                   --
  Revolving line of credit......................            --               76,480
  Convertible debentures........................            --               33,240
  Senior notes..................................            --               18,067
  Accounts payable, accrued
    expenses and other liabilities..............            --               16,316
                                                      --------           ----------
                                                        (9,347)             502,975
                                                      --------           ----------
Minority interests..............................            --                  595
Stockholders' equity:
  Series A preferred stock......................            --              353,404
  Series B preferred stock......................       105,262 (2B)         105,262
  Common stock..................................            --                    4
  Additional paid-in capital....................            --              202,501

  Warrants......................................         3,085 (2B)           3,085
  Accumulated other comprehensive (loss) income,
    net of tax..................................            --                   --
  Accumulated (deficit) earnings................            --               (2,502)
  Notes receivable--purchase of shares..........            --               (9,688)
                                                      --------           ----------
    Total stockholders' equity..................       108,347              652,066
                                                      --------           ----------
    Total liabilities and stockholders'
      equity....................................      $ 99,000           $1,155,636
                                                      ========           ==========

 See "--Notes and Management's Assumptions to Pro Forma Consolidated Condensed
                       Financial Information--Unaudited."

                            PRICE LEGACY CORPORATION

         UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF INCOME

                      FOR THE YEAR ENDED DECEMBER 31, 2000

                  (IN THOUSANDS, EXCEPT PER SHARE INFORMATION)

                                                             PRO FORMA         PRO FORMA           PRO FORMA
                                 ENTERPRISES     LEGACY       MERGER           SWERDLOW         SALE OF SERIES B       PRO FORMA
                                 HISTORICAL    HISTORICAL   ADJUSTMENTS       ACQUISITION       PREFERRED STOCK          TOTALS
                                 -----------   ----------   -----------       -----------       ----------------       ----------
Revenues:
Rental and other operating
  income.......................    $70,771      $ 11,687      $  (375)(3B)      $27,798(3J)         $     --            $109,881
Interest and other.............      3,212         6,810       (1,213)(3B)           --                   --               8,809
                                   -------      --------      -------           -------             --------            --------
  Total revenue................     73,983        18,497       (1,588)           27,798                   --             118,690
                                   -------      --------      -------           -------             --------            --------
Expenses:
  Provision for investment
    impairment.................         --        18,993           --                --                   --              18,993
  Property and other
    expenses...................     16,281         9,178         (375)(3B)        7,109(3J)               --              32,193
  Interest(3K).................     10,931        10,860       (1,213)(3B)       15,552(3J)             (851)(3A)         35,279
  Depreciation and
    amortization...............      9,558         1,562         (229)(3H)        4,019(3J)               --              14,910
  General and administrative...      3,085         2,785           -- (3I)           --                   --               5,870
                                   -------      --------      -------           -------             --------            --------
                                    39,855        43,378       (1,817)           26,680                 (851)            107,245
                                   -------      --------      -------           -------             --------            --------
Income (loss) before gain on
  sale of real estate and
  investments, net.............     34,128       (24,881)         229             1,118                  851              11,445
Gain on sale of real estate and
  investments, net.............        164         8,715       (1,880)(3C)           --                   --               6,999
                                   -------      --------      -------           -------             --------            --------
Income (loss) before income
  taxes........................     34,292       (16,166)      (1,651)            1,118                  851              18,444
  Benefit for income taxes.....         --         1,167          752 (3C)           --                   --               1,919
                                   -------      --------      -------           -------             --------            --------
Net income (loss)..............     34,292       (14,999)        (899)            1,118                  851              20,363
Dividends to preferred
  stockholders(3K).............    (33,360)           --           --                --               (9,833)(3A)        (43,193)
                                   -------      --------      -------           -------             --------            --------
Net income (loss) applicable to
  common stockholders..........    $   932      $(14,999)     $  (899)          $ 1,118             $ (8,982)           $(22,830)
                                   =======      ========      =======           =======             ========            ========
Basic net income per common
  share........................    $  0.07      $  (0.36)                                                               $  (0.56)
                                   =======      ========                                                                ========
Diluted net income per common
  share........................    $  0.07      $  (0.36)                                                               $  (0.56)
                                   =======      ========                                                                ========
Historical basic weighted
  average number of common
  shares outstanding...........     13,309        41,847                                                  --                  --
Historical diluted weighted
  average number of common
  shares outstanding...........     13,309        61,553                                                  --                  --
Pro forma basic weighted
  average number of common
  shares outstanding...........     13,309        61,553 (3E)   (33,826)(3D)                              --              41,036
Pro forma diluted weighted
  average number of common
  shares outstanding...........     13,309        61,553 (3E)   (33,826)(3D)                          18,823 (3F)         61,618
                                                                                                       1,759 (3G)

 See "--Notes and Management's Assumptions to Pro Forma Consolidated Condensed
                       Financial Information--Unaudited."

                            PRICE LEGACY CORPORATION
         UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF INCOME
                   FOR THE THREE MONTHS ENDED MARCH 31, 2001
                  (IN THOUSANDS, EXCEPT PER SHARE INFORMATION)

                                                             PRO FORMA         PRO FORMA           PRO FORMA
                               ENTERPRISES     LEGACY         MERGER           SWERDLOW         SALE OF SERIES B       PRO FORMA
                               HISTORICAL    HISTORICAL     ADJUSTMENTS       ACQUISITION       PREFERRED STOCK          TOTALS
                               -----------   ----------     -----------       -----------       ----------------       ----------
Revenues:
  Rental and other operating
    income...................    $17,781      $ 2,037         $  (113)(3B)      $6,944(3J)           $    --            $ 26,649
  Interest and other.........      1,984        1,629          (1,213)(3B)          --                    --               2,400
                                 -------      -------         -------           ------               -------            --------
    Total revenue............     19,765        3,666          (1,326)           6,944                    --              29,049
                                 -------      -------         -------           ------               -------            --------
Expenses:
  Property and other
    expenses.................      4,444        1,814            (113)(3B)       1,958(3J)                --               8,103
  Interest(3K)...............      3,398        1,999            (878)(3B)       3,888(3J)              (175)(3A)          8,232
  Depreciation and
    amortization.............      2,226          338             (76)(3H)       1,005(3J)                --               3,493
  General and
    administrative...........        867          708              -- (3I)          --                    --               1,575
                                 -------      -------         -------           ------               -------            --------
                                  10,935        4,859          (1,067)           6,851                  (175)             21,403
                                 -------      -------         -------           ------               -------            --------
Income (loss) before gain on
  sale of real estate and
  investments, net...........      8,830       (1,193)           (259)              93                   175               7,646
Gain on sale of real estate
  and investments, net.......        (91)         114              --               --                    --                  23
                                 -------      -------         -------           ------               -------            --------
Income (loss) before income
  taxes......................      8,739       (1,079)           (259)              93                   175               7,669
  Provision for income
    taxes....................         --          506              --               --                    --                 506
                                 -------      -------         -------           ------               -------            --------
Net income (loss)............      8,739         (573)           (259)              93                   175               8,175
Dividends to preferred
  stockholders(3K)...........     (8,358)          --              --               --                (2,458)(3A)        (10,816)
                                 -------      -------         -------           ------               -------            --------
Net income (loss) applicable
  to common stockholders.....    $   381      $  (573)        $  (259)          $   93               $(2,283)           $ (2,641)
                                 =======      =======         =======           ======               =======            ========
Basic net income (loss) per
  common share...............    $  0.03      $ (0.01)                                                                  $  (0.06)
                                 =======      =======                                                                   ========
Diluted net income (loss) per
  common share...............    $  0.03      $ (0.01)                                                                  $  (0.06)
                                 =======      =======                                                                   ========
Historical basic weighted
  average number of common
  shares outstanding.........     13,309       61,541                                                     --                  --
Historical diluted weighted
  average number of common
  shares outstanding.........     13,309       61,541                                                     --                  --
Pro forma basic weighted
  average number of common
  shares outstanding.........     13,309       61,541 (3E)    (33,826)(3D)                                --              41,024
Pro forma diluted weighted
  average number of common
  shares outstanding.........     13,309       61,541 (3E)    (33,826)(3D)                            19,881 (3F)         62,764
                                                                                                       1,859 (3G)

 See "--Notes and Management's Assumptions to Pro Forma Consolidated Condensed
                       Financial Information--Unaudited."

                            PRICE LEGACY CORPORATION

          NOTES AND MANAGEMENT'S ASSUMPTIONS TO PRO FORMA CONSOLIDATED
                   CONDENSED FINANCIAL INFORMATION--UNAUDITED

                  (IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)

1. SUMMARY OF ACCOUNTING TREATMENT

    The exchange of Legacy common stock for Enterprises common stock in connection with the merger is being accounted for as a purchase of Legacy by Enterprises. As such, the assets and liabilities of Legacy have been adjusted to fair value in connection with the application of purchase accounting.

    The purchase price is calculated based on $4.89 per share for the Enterprises common stock, which is equal to the closing price of $5.75 per share on March 21, 2001 (the day immediately prior to the public announcement of the merger agreement), less a 15% discount to reflect the low trading volume of the Enterprises common stock:

Shares to be issued.........................................    41,035
Price per share.............................................  $   4.89
                                                              --------
                                                               200,661
Merger related estimated accounting legal, printing and
  other costs...............................................     1,500
                                                              --------
Purchase price..............................................  $202,161
                                                              ========

2. ADJUSTMENTS TO PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET

    Certain reclassifications have been made to the historical balance sheets of Enterprises and Legacy in order to conform to the desired pro forma consolidated condensed balance sheet presentation.

(A)

Book value of Legacy's net assets at March 31, 2001.........  $178,303
Adjustments to assets and liabilities to reflect fair value
  (see 2E)..................................................    23,858
                                                              --------
Purchase price..............................................  $202,161
                                                              ========

(B) To reflect: 1) the proceeds of the sale of the Enterprises Series B preferred stock invested in cash accounts. The ultimate use of the proceeds is not known at this time. The proceeds are net of $1,000 of estimated expenses in connection with the sale of the Enterprises Series B preferred stock. Net proceeds have been allocated to the $8.25 warrants at $1.1388 per share issued using the Black-Scholes model with the following assumptions: expected volatility of 20%, risk-free interest rate of 4.77% and expected life of seven years and 2) the potential conversion of the Legacy promissory note payable to The Price Group into Enterprises Series B preferred stock.

                                                                     ADDITIONAL
                                                  SERIES B         PAID-IN CAPITAL
                                               PREFERRED STOCK       (WARRANTS)
                                             -------------------   ---------------
Warburg gross proceeds.....................  $100,000   $ 97,153        $2,847
Estimated expenses.........................    (1,000)      (972)          (28)
                                             --------   --------        ------
                                               99,000     96,181         2,819

Conversion of the Legacy promissory note...     9,347      9,081           266
                                                        --------        ------
                                                        $105,262        $3,085
                                                        ========        ======

    If the merger is approved and the other customary closing conditions are satisfied, the merger and the sale of the Enterprises Series B preferred stock will occur contemporaneously.

                            PRICE LEGACY CORPORATION

          NOTES AND MANAGEMENT'S ASSUMPTIONS TO PRO FORMA CONSOLIDATED
             CONDENSED FINANCIAL INFORMATION--UNAUDITED (CONTINUED)

                  (IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)

2. ADJUSTMENTS TO PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET (CONTINUED)
(C) To reflect the elimination of Legacy's investment in the Enterprises common stock and equity accounts to reflect purchase accounting as a result of the merger and $1,500 of estimated expenses in connection with the merger.

(D) To reflect the elimination of debt between Enterprises and Legacy.

(E) To record the net assets and liabilities acquired at fair value. Enterprises estimated the fair value of Legacy's net assets based upon management's evaluation of the individual assets and liabilities of Legacy. The adjustments are:

(1)  The adjustment to reflect real estate at fair value.........             $ 27,037
(2)  The adjustment to reflect net investment in partnerships at
     fair value..................................................                4,487
(3)  To reflect Legacy's investment in the common shares of Mace at fair market value:
     Number of shares held.......................................    3,750
     Price per share at March 31, 2001...........................  $ 0.688
                                                                   -------
                                                                     2,580
     Book value at March 31, 2001................................    3,397
                                                                   -------
     Adjustment to investment in securities......................                 (817)
(4)  Adjustment to other assets:
     To eliminate Legacy's net deferred tax asset................  $(7,827)
     To eliminate capitalized management contracts related to
     Legacy's acquisition of Tenant First........................   (1,254)
     To eliminate Legacy's deferred financing costs..............     (572)
                                                                   -------
                                                                                (9,653)
(5)  To eliminate deferred gains on assets sold in 2000..........                2,804
                                                                              --------
                                                                              $ 23,858
                                                                              ========

(F) To reflect the purchase of all 1,154 shares of Enterprises common stock not currently owned by Legacy at $7.00 per share. Management has assumed that all shares of Enterprises common stock will be tendered in the tender offer since the tender price of $7.00 per share is greater than the market price on August 3, 2001. The actual number of shares that will be tendered is not currently known.

(G) To reflect the acquisition of the Swerdlow properties and assuming existing assumable mortgages with the balance of the consideration being paid in cash.

3. ADJUSTMENTS TO PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF INCOME

    Certain reclassifications have been made to the historical income statements of Enterprises and Legacy in order to conform to the desired pro forma consolidated condensed statement of income presentation.

(A) To reflect 1) pro forma effect of distributions related to the sale of the Enterprises Series B preferred stock and 2) the pro forma effect of the conversion of the Legacy promissory note into Enterprises Series B preferred stock.

(B) To reflect the elimination of interest income and interest expense recognized between Enterprises and Legacy and the master lease of an office building between the two companies.

(C) To eliminate the gain recognized by Legacy and related income taxes on the sale of certain properties to Enterprises.

                            PRICE LEGACY CORPORATION

          NOTES AND MANAGEMENT'S ASSUMPTIONS TO PRO FORMA CONSOLIDATED
             CONDENSED FINANCIAL INFORMATION--UNAUDITED (CONTINUED)

                  (IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)

3. ADJUSTMENTS TO PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF INCOME
(CONTINUED)
(D) To reflect:

1)                      the purchase of shares of the Enterprises common stock not currently owned by Legacy at $7.00 per share. The actual
                        number of shares that will be tendered is not currently
                        known.......................................................   (1,154)
2)                      the conversion of the Legacy common stock into Enterprises common stock assuming an exchange ratio of 0.6667 of a share of Enterprises common stock for each share of Legacy common stock.......................................................  (20,518)
3)                      the cancellation of the Enterprises common stock currently owned by Legacy.............................................  (12,154)
                                                                                      =======
                                                                                      (33,826)
                                                                                      =======

(E) To reflect the conversion of the Legacy Series B preferred stock as if the conversion occurred on January 1, 2000.

(F) To reflect the pro forma weighted average diluted effect of the Enterprises Series B preferred stock during the first year of issuance.

(G) To reflect the pro forma weighted average diluted effect of converting the Legacy promissory note into Enterprises Series B preferred stock.

(H) To eliminate the amortization of certain Legacy intangible assets that will be eliminated for purchase accounting. The assets consist of management contracts Legacy acquired in conjunction with its purchase of Tenant First.

(I) Any combined general and administrative savings as a result of the merger have not been reflected as this amount is not known at this time.

(J) To reflect the acquisition of the Swerdlow properties and assuming existing assumable mortgages with the balance of the consideration being paid in cash. The interest assumed on the mortgages are reflective of the actual historical interest rate of 8.18%.

(K) The pro forma statements do not reflect the potential conversion of Legacy debentures and Legacy notes into Enterprises Series A preferred stock because the actual amount of debt that will be converted is unknown. If all of the outstanding Legacy debentures and Legacy notes convert into Enterprises Series A preferred stock, interest expense would have decreased by $4,798 and $1,200 for the year ended December 31, 2000 and the three months ended March 31, 2001, respectively, and dividends to preferred stockholders would have increased by $4,789 and $1,197 for the year ended December 31, 2000 and the three months ended March 31, 2001, respectively.

        MATERIAL FEDERAL INCOME TAX CONSEQUENCES RELATED TO PRICE LEGACY

    THE FOLLOWING DISCUSSION IS INCLUDED FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISORS TO DETERMINE THE SPECIFIC TAX CONSEQUENCES TO YOU OF ACQUIRING, HOLDING, EXCHANGING OR OTHERWISE DISPOSING OF THE ENTERPRISES COMMON STOCK, AND OF PRICE LEGACY'S ELECTION TO BE TAXED AS A REIT, INCLUDING ANY STATE, LOCAL AND FOREIGN TAX CONSEQUENCES.

GENERAL

    In connection with the merger, Legacy will become a wholly-owned subsidiary of Enterprises, and Enterprises will change its name to Price Legacy Corporation. After the merger, Legacy will be a disregarded entity for federal income tax purposes and will be treated as a not-separately-incorporated division of Price Legacy. See "Proposal 1 for the Enterprises Annual Meeting and the Legacy Annual Meeting--The Merger--Material Federal Income Tax Consequences of the Merger" for a discussion of the federal income tax consequences of the merger and the exchange of the Legacy common stock for the Enterprises common stock.

    In this section, "Price Legacy" refers to Enterprises, which after the merger will be known as Price Legacy Corporation and means the corporation whether before, on or after the merger.

TAXATION OF PRICE LEGACY

    GENERAL. Enterprises elected to be taxed as a REIT under Sections 856 through 860 of the Code commencing with its short taxable year ended
December 31, 1997. Enterprises believes it has been organized and has operated in a manner which allows it to qualify for taxation as a REIT under the Code commencing with its short taxable year ended December 31, 1997. Price Legacy intends to continue to operate in a manner that will enable it to continue to meet the requirements for qualification and taxation as a REIT. However, neither Enterprises nor Legacy can assure you that Enterprises has operated, or that Price Legacy will continue to operate, in a manner so as to qualify or remain qualified as a REIT. See "--Failure to Qualify."

    Price Legacy's qualification and taxation as a REIT depends upon its ability to meet (through actual annual operating results, asset diversification, distribution levels and diversity of stock ownership) the various qualification tests imposed under the Code and discussed below, the satisfaction of which has not been and will not be reviewed by its tax counsel. Accordingly, it cannot assure you that the actual results of its operation during any particular taxable year have satisfied, or will satisfy, such requirements. See "--Failure to Qualify." Further, the anticipated income tax treatment described in this joint proxy statement/prospectus or in any joint proxy statement/prospectus supplement or supplements may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time.

    The sections of the Code that relate to qualification and operation as a REIT are highly technical and complex. The following sets forth the material aspects of the sections of the Code that govern the federal income tax treatment of a REIT and its stockholders. This summary is qualified in its entirety by the applicable Code provisions, relevant rules and Treasury Regulations promulgated under the Code, and administrative and judicial interpretations of the Code and these rules and regulations.

    If Price Legacy qualifies for taxation as a REIT, it generally will not be subject to federal corporate income taxes on its net income that is currently distributed to its stockholders. This treatment substantially eliminates the "double taxation" (once at the corporate level when earned and once again at the stockholder level when distributed) that generally results from investment in a C corporation

(i.e., generally a corporation subject to full corporate-level tax). However, Price Legacy will be subject to federal income tax as follows:

    First, it will be taxed at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains.

    Second, it may be subject to the "alternative minimum tax" on its items of tax preference under some circumstances.

    Third, if it has (1) net income from the sale or other disposition of "foreclosure property" (defined generally as property it acquired through foreclosure or after a default on a loan secured by the property or a lease of the property) which is held primarily for sale to customers in the ordinary course of business or (2) other nonqualifying income from foreclosure property, it will be subject to tax at the highest corporate rate on this income.

    Fourth, it will be subject to a 100% tax on any net income from prohibited transactions (which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business other than foreclosure property).

    Fifth, if it fails to satisfy the 75% gross income test or the 95% gross income test discussed below, but nonetheless maintains its qualification as a REIT because certain other requirements are met, it will be subject to a tax equal to (1) the greater of (A) the amount by which 75% of its gross income exceeds the amount qualifying under the 75% gross income test, and (B) the amount by which 90% of its gross income exceeds the amount qualifying under the 95% gross income test, multiplied by (2) a fraction intended to reflect its profitability.

    Sixth, it will be subject to a 4% excise tax on the excess of the required distribution over the amounts actually distributed if it fails to distribute during each calendar year at least the sum of (1) 85% of its REIT ordinary income for the year, (2) 95% of its REIT capital gain net income for the year and (3) any undistributed taxable income from prior periods.

    Seventh, if it acquires any asset, each a "built-in gain asset," from a corporation which is or has been a C corporation in a transaction in which the basis of the built-in gain asset in its hands is determined by reference to the basis of the asset in the hands of the C corporation, and it subsequently recognizes gain on the disposition of the asset during the ten-year period (the "Recognition Period") beginning on the date on which it acquired the asset, then it will be subject to tax at the highest regular corporate tax rate on this gain to the extent of the built-in gain (i.e., the excess of (1) the fair market value of the asset over (2) its adjusted basis in the asset, in each case determined as of the beginning of the Recognition Period). The results described in this paragraph with respect to the recognition of built-in gain assume that Price Legacy will make an election under Treasury Regulation
Section 1.337(d)-5T to be treated in this manner on its tax return for the year in which it acquires an asset from a C corporation. Price Legacy intends to make such an election with respect to the assets it acquires from Legacy in the merger.

    Eighth, it will be subject to a 100% tax on any "redetermined rents," "redetermined deductions" or "excess interest." In general, redetermined rents are rents from real property that are overstated as a result of services furnished by a "taxable REIT subsidiary" of Price Legacy to any of its tenants. See "--Taxation of Price Legacy--Ownership of Interests in Taxable REIT Subsidiaries." Redetermined deductions and excess interest represent amounts that are deducted by a taxable REIT subsidiary of Price Legacy for amounts paid to Price Legacy that are in excess of the amounts that would have been deducted based on arm's length negotiations.

    REQUIREMENTS FOR QUALIFICATION AS A REIT. The Code defines a REIT as a corporation, trust or association:

    (1) that is managed by one or more trustees or directors,

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    (2) that issues transferable shares or transferable certificates to evidence its beneficial ownership,

    (3) that would be taxable as a domestic corporation, but for Sections 856 through 859 of the Code,

    (4) that is not a financial institution or an insurance company within the meaning of certain provisions of the Code,

    (5) that is beneficially owned by 100 or more persons,

    (6) not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of each taxable year, and

    (7) that meets certain other tests, described below, regarding the nature of its income and assets and the amount of its distributions.

    The Code provides that conditions (1) to (4), inclusive, must be met during the entire taxable year and that condition (5) must be met during at least
335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (5) and (6) do not apply until after the first taxable year for which an election is made to be taxed as a REIT. For purposes of condition (6), pension funds and certain other tax-exempt entities are treated as individuals, subject to a "look-through" exception with respect to pension funds. Enterprises believes that it has satisfied, and Price Legacy intends to satisfy, each of the above conditions.

    In addition, a corporation may not elect to become a REIT unless its taxable year is the calendar year. Enterprises has and Price Legacy will have a calendar taxable year.

    OWNERSHIP LIMITATIONS. As set forth in the fifth and sixth conditions above, to qualify as a REIT, (1) Price Legacy's outstanding shares of capital stock must be held by 100 or more persons during at least 335 days of a taxable year of twelve months (or during a proportionate part of a taxable year of less than twelve months) (the "100-person requirement") and (2) no more than 50% in value of Price Legacy's outstanding shares of capital stock may be owned, directly or constructively under the applicable attribution rules of the Code, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (the "five-fifty test"). Price Legacy is expected to take all necessary measures within its control to ensure that the beneficial ownership of Price Legacy will at all times be held by 100 or more persons. In addition, Enterprises' charter contains, and Price Legacy's charter will contain, certain restrictions on the ownership and transfer of Price Legacy's stock which are designed to help ensure that Price Legacy will be able to satisfy the five-fifty test. These restrictions (the "ownership limits") provide that, subject to some exceptions, no person may beneficially own, or be deemed to own, more than 5% (by number or value, whichever is more restrictive) of either the outstanding stock of Price Legacy, the outstanding shares of Enterprises Series A preferred stock, or the outstanding shares of Enterprises Series B preferred stock.

    Enterprises' charter provides, and Price Legacy's charter will provide, that its board may exempt a person or persons from the ownership limits if the procedures set forth in the charter are complied with and the board has determined that the exemption will not cause Enterprises or Price Legacy to fail to qualify as a REIT. Enterprises' board has waived the above ownership limits
(1) with respect to the Price family and affiliated entities and with respect to Legacy, and (2) contingent on the merger and sale of the Enterprises Series B preferred stock, for certain stockholders of Legacy and for Warburg Pincus.

    By reason of the grant of these exemptions and the Price family's substantial ownership interest in Price Legacy, there can be no assurance that the ownership limits will enable Price Legacy to satisfy the five-fifty test. For example, while Price Legacy believes that it has at all times satisfied the five-fifty test, it is possible that (1) one or more persons has beneficially owned, or will beneficially own, less than 5%

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of Enterprises outstanding stock and (2) such beneficial ownership has caused or could cause Price Legacy to fail to satisfy the five-fifty test. To assist Price Legacy in preserving its REIT status in such a situation, Enterprises' charter provides, and Price Legacy's charter will provide, without exception, that no person may actually, beneficially or constructively own shares of stock of Price Legacy that would result in Price Legacy violating the five-fifty test or otherwise cause Price Legacy to fail to qualify as a REIT. In addition, Enterprises' charter provides, and Price Legacy's charter will provide, that if any transfer of shares of stock of Price Legacy occurs which, if effective, would result in any person actually, beneficially or constructively owning shares of stock of Price Legacy in excess or in violation of the above transfer or ownership limitations, then the number of shares of stock of Price Legacy which otherwise would cause the person to violate the above transfer or ownership limitations would be subject to a number of remedies designed to prevent Price Legacy from violating the five-fifty test or otherwise failing to qualify as a REIT. These remedies are described in "Description of Enterprises Capital Stock--Restrictions on Transfer." However, there can be no assurance that such remedies would allow Price Legacy to satisfy the five-fifty test.

    If Price Legacy fails to satisfy the 100-person requirement or the five-fifty test, its status as a REIT will terminate. However, if it complies with the rules contained in applicable Treasury Regulations that require it to ascertain the actual ownership of its shares and it does not know, or would not have known through the exercise of reasonable diligence, that it failed to meet the five-fifty test, it will be treated as having satisfied the test. See "--Failure to Qualify."

    OWNERSHIP OF INTERESTS IN PARTNERSHIPS, LIMITED LIABILITY COMPANIES AND QUALIFIED REIT SUBSIDIARIES. In the case of a REIT which is a partner in a partnership or a member in a limited liability company, Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership or limited liability company, as the case may be. Also, the REIT will be deemed to be entitled to the income of the partnership or the limited liability company attributable to its proportionate share. The character of the assets and gross income of the partnership or limited liability company retains the same character in the hands of the REIT for purposes of
Section 856 of the Code, including satisfying the gross income tests and the asset tests. Thus, Price Legacy's proportionate share of the assets and items of income of the partnerships and limited liability companies in which it owns an interest will be treated as its assets and items of income for purposes of applying the requirements described in this joint proxy statement/prospectus (including the income and asset tests described below). A brief summary of the rules governing the federal income taxation of partnerships and limited liability companies is included below in "--Tax Aspects of the Partnerships and Limited Liability Companies."

    Price Legacy has direct control of some partnerships and limited liability companies and will continue to operate each of them consistent with the requirements for qualification as a REIT. However, Price Legacy is a limited partner or non-managing member in certain of its partnerships and limited liability companies. If a partnership or limited liability company takes or expects to take actions which could jeopardize Price Legacy's status as a REIT or subject it to tax, Price Legacy may be forced to dispose of its interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause Price Legacy to fail a REIT income or asset test, and that Price Legacy would not become aware of such action in a time frame which would allow it to dispose of its interest in the entity or take other corrective action on a timely basis. In such a case, it could fail to qualify as a REIT.

    After the merger, Price Legacy will own 100% of the stock of five subsidiaries (including Legacy) that will be qualified REIT subsidiaries, each a QRS, and may acquire stock of one or more new subsidiaries. A corporation will qualify as a QRS if 100% of its stock is held by Price Legacy and it is not a "taxable REIT subsidiary" (as described below). A QRS will not be treated as a separate corporation, and all assets, liabilities and items of income, deduction and credit of a QRS will be treated as assets, liabilities and such items (as the case may be) of Price Legacy for all purposes of the

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Code, including the REIT qualification tests. For this reason, references under
"Material Federal Income Tax Consequences Related to Price Legacy" to Price Legacy's income and assets shall include the income and assets of any QRS. A QRS will not be subject to federal income tax, and Price Legacy's ownership of the voting stock of a QRS will not violate the restrictions against ownership of securities of any one issuer which constitute more than 10% of the voting power or value of such issuer's securities or more than 5% of the value of Price Legacy's total assets, as described below under "--Taxation of Price Legacy--Asset Tests."

    OWNERSHIP OF INTERESTS IN TAXABLE REIT SUBSIDIARIES. A taxable REIT subsidiary of Price Legacy is a corporation other than a REIT in which Price Legacy directly or indirectly holds stock and that has made a joint election with Price Legacy to be treated as a taxable REIT subsidiary. A taxable REIT subsidiary also includes any corporation other than a REIT with respect to which a taxable REIT subsidiary of Price Legacy owns securities possessing more than 35% of the total voting power or value of the outstanding securities of such corporation. Other than some activities relating to lodging and health care facilities, a taxable REIT subsidiary may generally engage in any business, including the provision of customary or non-customary services to tenants of its parent REIT. A taxable REIT subsidiary is subject to federal income tax, and state and local income tax where applicable, as a regular C corporation. In addition, a taxable REIT subsidiary of Price Legacy may be prevented from deducting interest on debt funded directly or indirectly by Price Legacy if certain tests regarding the taxable REIT subsidiary's debt-to-equity ratio and interest expense are satisfied. Enterprises does not hold (and does not expect to hold) an interest in any taxable REIT subsidiary prior to the merger. After the merger, Price Legacy will hold an indirect interest in Excel Legacy Holdings, Inc., a wholly-owned subsidiary of Legacy, that will elect, together with Price Legacy, to be treated as a taxable REIT subsidiary of Price Legacy effective no later than the effective time. See "--Taxation of Price Legacy-- Asset Tests."

    INCOME TESTS. Price Legacy must satisfy two gross income requirements annually to maintain its qualification as a REIT. First, in each taxable year it must derive directly or indirectly at least 75% of its gross income (excluding gross income from prohibited transactions) from investments relating to real property or mortgages on real property (including "rents from real property" and, in certain circumstances, interest) or from certain types of temporary investments. Second, each taxable year it must derive at least 95% of its gross income (excluding gross income from prohibited transactions) from these real property investments, dividends, interest and gain from the sale or disposition of stock or securities (or from any combination of the foregoing). The term "interest" generally does not include any amount received or accrued (directly or indirectly) if the determination of the amount depends in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "interest" solely by reason of being based on a fixed percentage or percentages of receipts or sales.

    Rents Price Legacy receives from a tenant will qualify as "rents from real property" in satisfying the gross income requirements for a REIT described above only if the following conditions are met:

    - the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales,

    - rents received from a tenant will not qualify as "rents from property" in satisfying the gross income tests if Price Legacy, or an actual or constructive owner of 10% or more of its stock, actually or constructively owns 10% or more of the interests in such tenant (a "related party tenant"). Rents received from a "related party tenant" that is a taxable REIT subsidiary, however, will not be excluded from the definition of "rents from real property" if at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents

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      paid by the taxable REIT subsidiary are comparable to rents paid by the
      REIT's other tenants for comparable space,

    - rent attributable to personal property, leased in connection with a lease of real property, is not greater than 15% of the total rent received under the lease. If this condition is not met, then the portion of rent attributable to personal property will not qualify as "rents from real property," and

    - Price Legacy must not operate or manage the property or furnish or render services to the tenants of the property (subject to a 1% DE MINIMIS exception), other than through an independent contractor from whom it derives no revenue. Price Legacy may, however, directly perform certain services that are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered "rendered to the occupant" of the property. In addition, Price Legacy may employ a taxable REIT subsidiary to provide both customary and non-customary services to its tenants without causing the rent Price Legacy receives from those tenants to fail to qualify as "rents from real property." Any amounts received by Price Legacy from a taxable REIT subsidiary with respect to the taxable REIT subsidiary's provision of non-customary services will, however, be nonqualified income under the 75% gross income test and, except to the extent received through the payment of dividends, the 95% gross income test.

    Price Legacy generally has not and expects not to take actions it believes will cause it to fail to satisfy the rental conditions described above. Notwithstanding the foregoing, it may intentionally fail to satisfy these conditions to the extent the failure will not, based on the advice of its tax counsel, jeopardize its tax status as a REIT.

    Income derived from development, property management, administrative and miscellaneous services generally does not qualify under either the 75% or the 95% gross income test. Price Legacy's taxable REIT subsidiaries may provide certain services in exchange for a fee or derive other income which would not qualify under the REIT gross income tests. Such fees and other income do not accrue to Price Legacy, but it would derive dividend income from the taxable REIT subsidiaries. Such dividend income qualifies under the 95%, but not the 75%, REIT gross income test. In addition, one or more of the partnerships or limited liability companies in which Price Legacy owns an interest may provide certain development, property management or administrative services to third parties or Price Legacy's affiliates in exchange for a fee. The fees derived by these partnerships and limited liability companies as a result of the provision of such services will be nonqualifying income to Price Legacy under both the 75% and 95% gross income tests. The amount of such dividend and fee income will depend on a number of factors which cannot be determined with certainty, including the level of services provided by the taxable REIT subsidiaries, the partnerships and the limited liability companies. Price Legacy will monitor the amount of the dividend income from the taxable REIT subsidiaries and the fee income described above, and will take actions intended to keep this income (and any other nonqualifying income) within the limitations of the REIT income tests. However, there can be no assurance that such actions will in all cases prevent it from violating a REIT income test.

    If Price Legacy fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, it may nevertheless qualify as a REIT for the year if it is entitled to relief under certain provisions of the Code. Generally, it may avail itself of the relief provisions if:

    - its failure to meet these tests was due to reasonable cause and not due to willful neglect,

    - it attaches a schedule of the sources of its income to its federal income tax return, and

    - any incorrect information on the schedule was not due to fraud with intent to evade tax.

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    It is not possible, however, to state whether in all circumstances Price
Legacy would be entitled to the benefit of these relief provisions. For example, if it fails to satisfy the gross income tests because nonqualifying income that it intentionally incurs exceeds the limits on nonqualifying income, the Internal Revenue Service could conclude that its failure to satisfy the tests was not due to reasonable cause. If these relief provisions do not apply to a particular set of circumstances, it will not qualify as a REIT. As discussed above in "--Taxation of Price Legacy--General," even if these relief provisions apply, and Price Legacy retains its status as a REIT, a tax would be imposed with respect to its excess net income. Price Legacy may not always be able to maintain compliance with the gross income tests for REIT qualification despite periodic monitoring of its income.

    PROHIBITED TRANSACTION INCOME. Any gain realized by Price Legacy on the sale of any property held as inventory or other property held primarily for sale to customers in the ordinary course of business (including its share of any such gain realized by its partnerships or limited liability companies) will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. This prohibited transaction income may also adversely affect its ability to satisfy the income tests for qualification as a REIT. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances surrounding the particular transaction. Price Legacy intends to hold its properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing and owning its properties and to make occasional sales of the properties consistent with its investment objectives. However, the Internal Revenue Service may contend that one or more of these sales is subject to the 100% penalty tax.

    REDETERMINED RENTS. Any redetermined rents, redetermined deductions or excess interest generated by Price Legacy will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of services furnished by a taxable REIT subsidiary of Price Legacy to any of its tenants, and redetermined deductions and excess interest represent amounts that are deducted by a taxable REIT subsidiary for amounts paid to it that are in excess of the amounts that would have been deducted based on arm's length negotiations. Rents received by Price Legacy will not constitute redetermined rents if they qualify for the safe harbor provisions contained in the Code. Safe harbor provisions are provided where (1) amounts are received by a REIT for services customarily furnished or rendered in connection with the rental of real property, (2) amounts are excluded from the definition of impermissible tenant service income as a result of satisfying the 1% DE MINIMIS exception, (3) the taxable REIT subsidiary renders a significant amount of similar services to unrelated parties and the charges for such services are substantially comparable, (4) rents paid to the REIT by tenants who are not receiving services from the taxable REIT subsidiary are substantially comparable to the rents paid by the REIT's tenants leasing comparable space who are receiving such services from the taxable REIT subsidiary and the charge for the services is separately stated or (5) the taxable REIT subsidiary's gross income from the service is not less than 150% of the subsidiary's direct cost in furnishing the service.

    ASSET TESTS. At the close of each quarter of its taxable year, Price Legacy must also satisfy four tests relating to the nature and diversification of its assets. First, at least 75% of the value of its total assets must be represented by real estate assets, cash, cash items and government securities. For purposes of this test, real estate assets include stock or debt instruments that are purchased with the proceeds of a stock offering or a long-term (at least five years) public debt offering, but only for the one-year period beginning on the date such proceeds are received. Second, not more than 25% of its total assets may be represented by securities, other than those securities includable in the 75% asset test. Third, of the investments included in the 25% asset class, and except for investments in REITs, QRSs and taxable REIT subsidiaries, the value of any one issuer's securities may not exceed 5% of the value of Price Legacy's total assets, Price Legacy may not own more than 10% of any one issuer's outstanding voting securities and Price Legacy may not own more than 10% of the total value of the

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outstanding securities of any one issuer. Fourth, not more than 20% of the value of Price Legacy's total assets may be represented by the securities of one or more taxable REIT subsidiaries. The 10% value limitation and the 20% asset test are part of recently enacted legislation and are effective for taxable years ending after December 31, 2000.

    Enterprises does not expect to hold an interest in any taxable REIT subsidiary prior to the merger. After the merger, Price Legacy will own indirectly 100% of the outstanding stock of Legacy Holdings. It is expected that Legacy Holdings will elect, together with Price Legacy, to be treated as a taxable REIT subsidiary of Price Legacy effective no later than the effective time. So long as Legacy Holdings qualifies as a taxable REIT subsidiary, Price Legacy will not be subject to the 5% asset test, 10% voting securities limitation or 10% value limitation with respect to its ownership of securities in Legacy Holdings. Price Legacy or Legacy Holdings may acquire securities in other taxable REIT subsidiaries in the future. Price Legacy believes that the aggregate value of its taxable REIT subsidiaries will not exceed 20% of the aggregate value of its gross assets. With respect to each issuer in which it currently owns an interest that does not qualify as a REIT, a QRS or a taxable REIT subsidiary, Price Legacy expects that (1) the value of the securities of any such issuer does not exceed 5% of the total value of its assets and (2) its ownership of the securities of any such issuer complies with the 10% voting securities limitation and 10% value limitation. No independent appraisals have been obtained to support these conclusions. In addition, there can be no assurance that the Internal Revenue Service will not disagree with its determinations of value.

    The asset tests must be satisfied not only on the date that Price Legacy (directly or through its partnerships or limited liability companies) acquires securities in the applicable issuer, but also each time it increases its ownership of securities of such issuer, including as a result of increasing its interest in a partnership or limited liability company. For example, Price Legacy's indirect ownership of securities of an issuer may increase as a result of its capital contributions to a partnership or limited liability company. After initially meeting the asset tests at the close of any quarter, Price Legacy will not lose its status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If it fails to satisfy an asset test because it acquires securities or other property during a quarter (including as a result of an increase in its interests in a partnership or limited liability company), it can cure this failure by disposing of sufficient nonqualifying assets within 30 days after the close of that quarter. Although Price Legacy expects to satisfy the asset tests and plans to take steps to ensure that it satisfies such tests for any quarter with respect to which retesting is to occur, there can be no assurance that such steps will always be successful or will not require a reduction in its overall interest in an issuer (including in one or more of the taxable REIT subsidiaries). If Price Legacy fails to timely cure any noncompliance with the asset tests, it would cease to qualify as a REIT.

    ANNUAL DISTRIBUTION REQUIREMENTS. To maintain its qualification as a REIT, Price Legacy is required to distribute dividends (other than capital gain dividends) to its stockholders in an amount at least equal to the sum of 90% of its "REIT taxable income" (computed without regard to the dividends paid deduction and its net capital gain) and 90% of its net income (after tax), if any, from foreclosure property, minus the excess of the sum of certain items of noncash income (i.e., income attributable to leveled stepped rents, original issue discount on purchase money debt, cancellation of indebtedness or a like-kind exchange that is later determined to be taxable) over 5% of "REIT taxable income" as described above. Dividends paid with respect to Price Legacy's outstanding preferred stock and common stock may be used to satisfy this requirement. This distribution requirement was 95% for taxable years beginning prior to January 1, 2001.

    These distributions must be paid in the taxable year to which they relate, or in the following taxable year if they are declared during the last three months of the taxable year and paid during January of the following year. In addition, at Price Legacy's election, a distribution for a taxable year may be declared before Price Legacy timely files its tax return for such year and paid on or before the first regular dividend payment after such declaration. These elective distributions are taxable to Price

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Legacy's stockholders (other than tax-exempt entities, as discussed below) in the year in which paid. This is so even though these distributions relate to the prior year for purposes of its distribution requirement. The amount distributed must not be preferential (i.e., every stockholder of the class of stock to which a distribution is made must be treated the same as every other stockholder of that class, and no class of stock may be treated otherwise than in accordance with its dividend rights as a class). To the extent that Price Legacy does not distribute all of its net capital gain or distribute at least 90%, but less than 100%, of its "REIT taxable income," as adjusted, it will be subject to tax thereon at regular ordinary and capital gain corporate tax rates. Price Legacy believes it has made and intends to continue to make timely distributions sufficient to satisfy these annual distribution requirements.

    Price Legacy expects that its REIT taxable income will be less than its cash flow due to the allowance of depreciation and other non-cash charges in computing REIT taxable income. Accordingly, it anticipates that it will generally have sufficient cash or liquid assets to enable it to satisfy the distribution requirements described above. However, from time to time, it may not have sufficient cash or other liquid assets to meet these distribution requirements due to timing differences between the actual receipt of income and actual payment of deductible expenses, and the inclusion of income and deduction of expenses in arriving at its taxable income. If these timing differences occur, in order to meet the distribution requirements, Price Legacy may need to arrange for short-term, or possibly long-term, borrowings or need to pay dividends in the form of taxable stock dividends.

    Under some circumstances, Price Legacy may be able to rectify a failure to meet the distribution requirement for a year by paying "deficiency dividends" to stockholders in a later year, which may be included in its deduction for dividends paid for the earlier year. Thus, it may be able to avoid being taxed on amounts distributed as deficiency dividends. However, it will be required to pay interest to the Internal Revenue Service based upon the amount of any deduction taken for deficiency dividends.

    Furthermore, Price Legacy would be subject to a 4% excise tax on the excess of the required distribution over the amounts actually distributed if it should fail to distribute during each calendar year (or in the case of distributions with declaration and record dates falling in the last three months of the calendar year, by the end of January immediately following such year) at least the sum of 85% of its REIT ordinary income for such year, 95% of its REIT capital gain income for the year and any undistributed taxable income from prior periods. Any REIT taxable income and net capital gain on which this excise tax is imposed for any year is treated as an amount distributed during that year for purposes of calculating such tax.

    Price Legacy has, and may in the future, dispose of properties in transactions intended to qualify as like-kind exchanges under the Code, resulting in the deferral of gain for federal income tax purposes. The failure of any such transaction to qualify as a like-kind exchange could subject Price Legacy to federal income tax, possibly including the 100% prohibited transaction tax, depending on the facts and circumstances surrounding the particular transaction.

    EARNINGS AND PROFITS DISTRIBUTION REQUIREMENT. In order to qualify as a REIT, Price Legacy cannot have at the end of any taxable year any undistributed "earnings and profits" that are attributable to a C corporation taxable year (i.e., a year in which a corporation is neither a REIT nor an S corporation). Enterprises became a separate public company in 1994 when its parent, Costco Companies, Inc. (formerly Price/Costco, Inc.), distributed the stock of Enterprises to its stockholders. As a result of this distribution, known as a tax-free spin-off, and in accordance with Treasury Regulations, a portion of Costco's C corporation earnings and profits was allocated to Enterprises. In addition, in 1997 and prior to Enterprises' first taxable year as a REIT, Enterprises distributed the stock of PriceSmart, Inc. to its stockholders in a taxable distribution. Enterprises believes that this distribution reduced its C corporation earnings and profits to zero. As a result, Enterprises had no C corporation earnings and profits in its first taxable year as a REIT. However, the determination of earnings and profits for federal income tax purposes is extremely complex and Enterprises' computations of its C corporation

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earnings and profits are not binding on the Internal Revenue Service. Should the
Internal Revenue Service successfully assert that Enterprises had C corporation earnings and profits at the end of its first taxable year as a REIT, Enterprises may fail to qualify as a REIT. See "--Failure to Qualify." In addition, in connection with the merger, Price Legacy will succeed to various tax attributes of Legacy (if the merger is treated as a tax-free reorganization under the Code), including any undistributed C corporation earnings and profits of Legacy. Legacy believes that it will not have any undistributed C corporation earnings and profits at the time of the merger. However, the Internal Revenue Service may contend otherwise on a subsequent audit of Price Legacy or Legacy. If Legacy did have undistributed C corporation earnings and profits at the time of the merger, then Price Legacy would have acquired undistributed C corporation earnings and profits that, if not distributed by Price Legacy prior to the end of its 2001 taxable year, would require Price Legacy to pay a "deficiency dividend" to its stockholders, and interest to the Internal Revenue Service, to distribute any remaining earnings and profits. A failure to make this deficiency dividend would prevent Price Legacy from qualifying as a REIT. See "--Failure to Qualify." This deficiency dividend procedure was not available in 1997 and, therefore, could not be used to prevent Enterprises' failure to qualify as a REIT, in the event Enterprises had C corporation earnings and profits at the end of its first taxable year as a REIT, as discussed above.

FAILURE TO QUALIFY

    If Price Legacy fails to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, it will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Distributions to stockholders in any year in which it fails to qualify will not be deductible by it, and it will not be required to distribute any amounts to its stockholders. As a result, Price Legacy's failure to qualify as a REIT would reduce the cash available for distribution to its stockholders. In addition, if it fails to qualify as a REIT, all distributions to stockholders will be taxable as ordinary income to the extent of its current and accumulated earnings and profits, and, subject to certain limitations of the Code, corporate distributees may be eligible for the dividends-received deduction. Unless entitled to relief under specific statutory provisions, Price Legacy will also be disqualified from taxation as a REIT for the four taxable years following the year during which it lost its qualification. It is not possible to state whether in all circumstances Price Legacy would be entitled to this statutory relief.

TAX ASPECTS OF THE PARTNERSHIPS AND LIMITED LIABILITY COMPANIES

    GENERAL. Price Legacy holds some of its investments indirectly through partnerships and limited liability companies. In general, entities that are classified as partnerships for federal income tax purposes are "pass-through" entities which are not subject to federal income tax. Rather, partners or members of such entities are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of the entity, and are potentially subject to tax thereon, without regard to whether the partners or members receive a distribution from the entity. Price Legacy will include in its income its proportionate share of the foregoing items for purposes of the various REIT income tests and in the computation of its REIT taxable income. Moreover, for purposes of the REIT asset tests, it will include its proportionate share of assets held by the partnerships and limited liability companies. See "--Taxation of Price Legacy--Ownership of Interests in Partnerships, Limited Liability Companies and Qualified REIT Subsidiaries."

    ENTITY CLASSIFICATION. Price Legacy's interests in the partnerships and limited liability companies involve special tax considerations, including the possibility of a challenge by the Internal Revenue Service of the status of a partnership or a limited liability company as a partnership, as opposed to an association taxable as a corporation, for federal income tax purposes. If a partnership or a limited liability company were treated as an association, it would be taxable as a corporation and therefore be

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subject to an entity-level tax on its income. In such a situation, the character of Price Legacy's assets and items of gross income would change and preclude it from satisfying the asset tests and possibly the income tests. See "--Taxation of Price Legacy--Asset Tests" and "--Taxation of Price Legacy--Income Tests." This, in turn, would prevent Price Legacy from qualifying as a REIT. See "--Failure to Qualify" for a discussion of the effect of its failure to meet these tests for a taxable year. In addition, a change in the partnership's or limited liability company's status for tax purposes might be treated as a taxable event. If so, Price Legacy might incur a tax liability without any related cash distributions.

    Treasury Regulations that apply for tax periods beginning on or after January 1, 1997 provide that a domestic business entity not otherwise classified as a corporation and which has at least two members, an "eligible entity," may elect to be taxed as a partnership for federal income tax purposes. Unless it elects otherwise, an eligible entity in existence prior to January 1, 1997 will have the same classification for federal income tax purposes that it claimed under the entity classification Treasury Regulations in effect prior to this date. In addition, an eligible entity which did not exist, or did not claim a classification, prior to January 1, 1997, will be classified as a partnership for federal income tax purposes unless it elects otherwise. Each of Price Legacy's partnerships and limited liability companies intends to claim classification as a partnership under the current regulations, and, as a result, Price Legacy believes that such partnerships and limited liability companies will be classified as partnerships for federal income tax purposes.

TAX LIABILITIES AND ATTRIBUTES INHERITED FROM LEGACY

    The built-in gain rules described under "--Taxation of Price Legacy--General" above would apply with respect to any assets acquired by Price Legacy from Legacy in connection with the merger if the merger qualified as a tax-free reorganization under the Code. In addition, if Price Legacy were not to make an election under Treasury Regulation Section 1.337(d)-5T, Legacy would recognize taxable gain as a result of the merger under the built-in gain rules, even though the merger otherwise qualified as a tax-free reorganization under the Code. The liability for any tax due with respect to the gain described above would be assumed by Price Legacy in the merger. Price Legacy intends, however, to make an election under Treasury Regulation Section 1.337(d)-5T with respect to the assets it acquires from Legacy in the merger to prevent the recognition of this gain. Even having made this election, if Price Legacy disposed of any of the assets acquired from Legacy during the ten-year period following the merger, any resulting gain, to the extent of the built-in gain at the time of the merger, would be subject to tax at the highest corporate tax rate under the built-in gain rules. Furthermore, as a result of the merger, and assuming the merger is treated as a tax-free reorganization under Section 368(a) of the Code, Price Legacy will succeed to various tax attributes of Legacy, including any undistributed C corporation earnings and profits of Legacy. If Price Legacy did not distribute these C corporation earnings and profits prior to the end of its 2001 taxable year, it would be required to pay a "deficiency dividend" to its stockholders, and interest to the Internal Revenue Service, to distribute any remaining earnings and profits. A failure to make this deficiency dividend would prevent Price Legacy from qualifying as a REIT. See "--Taxation of Price Legacy--Earnings and Profits Distribution Requirement." In addition, after the merger, the asset and income tests described in "--Taxation of Price Legacy--Income Tests" and "--Taxation of Price Legacy--Asset Tests" will apply to all of Price Legacy's assets, including the assets it acquires from Legacy (other than the assets held by Legacy Holdings, which will be a taxable REIT subsidiary of Price Legacy after the merger), and to all of Price Legacy's income, including the income derived from the assets it acquires from Legacy (other than the income derived by Legacy Holdings which is not distributed or otherwise paid to Price Legacy). As a result, the nature of the assets that Price Legacy acquires from Legacy and the income derived from those assets may have an effect on Price Legacy's tax status as a REIT.

    Assuming the merger is treated as a reorganization under Section 368(a) of the Code, Legacy's tax basis in the assets transferred in the merger will carry over to Price Legacy. Because many of the

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properties owned by Legacy have fair market values in excess of their tax bases, this lower tax basis will cause Price Legacy to have lower depreciation deductions and higher gain on sale with respect to these properties than would have been the case if these properties had been acquired in a taxable transaction.

TAXATION OF TAXABLE U.S. STOCKHOLDERS GENERALLY

    For purposes of the following sections, the term "U.S. stockholder" means a holder of shares of Price Legacy's common stock who, for United States federal income tax purposes:

    - is a citizen or resident of the United States,

    - is a corporation, partnership, limited liability company or other entity created or organized in or under the laws of the United States or of any state thereof or in the District of Columbia, unless, in the case of a partnership or limited liability company, Treasury Regulations provide otherwise,

    - is an estate the income of which is subject to United States federal income taxation regardless of its source, or

    - is a trust whose administration is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust.

    Notwithstanding the preceding sentence, to the extent provided in the Treasury Regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to that date, that elect to continue to be treated as United States persons, shall also be considered U.S. stockholders.

    This discussion assumes that Price Legacy's stockholders hold their common stock as capital assets within the meaning of Section 1221 of the Code. This discussion does not address the consequences of the ownership and disposition of the Enterprises common stock under state, local or foreign law, nor does the discussion address all aspects of federal income taxation that may be important to a holder of Enterprises common stock in light of his or her particular circumstances or tax issues that may be significant to holders of Enterprises common stock subject to special rules, such as:

    - financial institutions,

    - insurance companies,

    - REITs or regulated investment companies,

    - "S" corporations,

    - expatriates,

    - foreign entities or individuals who are not citizens or residents of the United States,

    - pension plans and other tax-exempt entities,

    - brokers or dealers in securities,

    - persons whose functional currency is other than the United States dollar,

    - persons who are subject to the alternative minimum tax provisions of the Code,

    - persons who acquired the Enterprises common stock as part of an integrated investment, such as a "hedge," "straddle" or other risk reduction transaction, or

    - stockholders who acquired their Enterprises common stock through an exercise of Enterprises options, warrants or rights or otherwise as compensation.

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    EACH PRICE LEGACY STOCKHOLDER IS URGED TO CONSULT HIS OR HER OWN TAX ADVISOR
AS TO THE PARTICULAR TAX CONSEQUENCES TO HIM OR HER OF THE OWNERSHIP AND DISPOSITION OF THE ENTERPRISES COMMON STOCK INCLUDING THE APPLICABILITY AND EFFECT OF UNITED STATES FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

    DISTRIBUTIONS GENERALLY. As long as Price Legacy qualifies as a REIT, distributions out of its current or accumulated earnings and profits, other than capital gain dividends discussed below, will constitute dividends taxable to its taxable U.S. stockholders as ordinary income. As long as it qualifies as a REIT, these distributions will not be eligible for the dividends-received deduction in the case of U.S. stockholders that are corporations. For purposes of determining whether distributions to holders of common stock are out of current or accumulated earnings and profits, Price Legacy's earnings and profits will be allocated first to its outstanding preferred stock, if any, and then to its common stock.

    To the extent that Price Legacy makes distributions in excess of its current and accumulated earnings and profits, these distributions will be treated first as a tax-free return of capital to each U.S. stockholder. This treatment will reduce the adjusted tax basis which each U.S. stockholder has in his shares of stock for tax purposes by the amount of the distribution, but not below zero. Distributions in excess of a U.S. stockholder's adjusted tax basis in his shares will be taxable as capital gains, provided that the shares have been held as a capital asset, and will be taxable as long-term capital gain if the shares have been held for more than one year. Dividends Price Legacy declares in October, November or December of any year and payable to a stockholder of record on a specified date in any of these months shall be treated as both paid by Price Legacy and received by the stockholder on December 31 of that year, provided Price Legacy actually pays the dividend on or before January 31 of the following calendar year. Stockholders may not include in their own income tax returns any of Price Legacy's net operating losses or capital losses.

    CAPITAL GAIN DISTRIBUTIONS. Distributions that Price Legacy properly designates as capital gain dividends will be taxable to taxable U.S. stockholders as gains from the sale or disposition of a capital asset to the extent that such gains do not exceed its actual net capital gain for the taxable year. Depending on the characteristics of the assets which produced these gains, and on certain designations, if any, which Price Legacy may make, these gains generally will be taxable to non-corporate U.S. stockholders at a 20% or 25% rate. U.S. stockholders that are corporations may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income. For a discussion of the manner in which that portion of any dividends designated as capital gain dividends will be allocated among the holders of Price Legacy's preferred stock and common stock, see "Description of Enterprises Capital Stock."

    PASSIVE ACTIVITY LOSSES AND INVESTMENT INTEREST LIMITATIONS. Distributions made by Price Legacy and gain arising from the sale or exchange by a U.S. stockholder of its shares will not be treated as passive activity income. As a result, U.S. stockholders generally will not be able to apply any "passive losses" against this income or gain. Distributions made by Price Legacy, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation. Gain arising from the sale or other disposition of its shares, however, will not be treated as investment income under certain circumstances.

    RETENTION OF NET LONG-TERM CAPITAL GAINS. Price Legacy may elect to retain, rather than distribute as a capital gain dividend, its net long-term capital gains. If it makes this election, it would pay tax on its retained net long-term capital gains. In addition, to the extent designated by Price Legacy, a U.S. stockholder generally would:

    - include its proportionate share of Price Legacy's undistributed long-term capital gains in computing its long-term capital gains in its return for its taxable year in which the last day of Price Legacy's taxable year falls, subject to certain limitations as to the amount that is includable,

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    - be deemed to have paid the capital gains tax imposed on Price Legacy on the designated amounts included in the U.S. stockholder's long-term capital gains,

    - receive a credit or refund for the amount of tax deemed paid by it,

    - increase the adjusted basis of its common stock by the difference between the amount of includable gains and the tax deemed to have been paid by it, and

    - in the case of a U.S. stockholder that is a corporation, appropriately adjust its earnings and profits for the retained capital gains in accordance with Treasury Regulations to be prescribed by the Internal Revenue Service.

    DISPOSITIONS OF COMMON STOCK. If you are a U.S. stockholder and you sell or dispose of your shares of common stock, you will recognize gain or loss for federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property you receive on the sale or other disposition and your adjusted basis in the shares for tax purposes. This gain or loss will be capital if you have held the common stock as a capital asset. This gain or loss will be long-term capital gain or loss if you have held the common stock for more than one year. In general, if you are a U.S. stockholder and you recognize loss upon the sale or other disposition of common stock that you have held for six months or less, after applying certain holding period rules, the loss you recognize will be treated as a long-term capital loss to the extent you received distributions from Price Legacy which were required to be treated as long-term capital gains.

BACKUP WITHHOLDING

    Price Legacy will report to its U.S. stockholders and the Internal Revenue Service the amount of dividends paid during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a stockholder may be subject to backup withholding at a maximum rate of 31% with respect to dividends paid unless the holder is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A U.S. stockholder that does not provide Price Legacy with his correct taxpayer identification number may also be subject to penalties imposed by the Internal Revenue Service. Backup withholding is not an additional tax. Any amount paid as backup withholding will be creditable against the stockholder's federal income tax liability. In addition, Price Legacy may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status. See "--Taxation of Non-U.S. Stockholders."

TAXATION OF TAX-EXEMPT STOCKHOLDERS

    The Internal Revenue Service has ruled that amounts distributed as dividends by a REIT do not constitute unrelated business taxable income when received by a tax-exempt entity. Based on that ruling, provided that a tax-exempt stockholder, except certain tax-exempt stockholders described below, has not held its shares as "debt-financed property" within the meaning of the Code and the shares are not otherwise used in a trade or business, dividend income from Price Legacy and gain from the sale of shares will not constitute unrelated business taxable income to a tax-exempt stockholder. Generally, "debt-financed property" is property, the acquisition or holding of which was financed through a borrowing by the tax-exempt stockholder.

    For tax-exempt stockholders which are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from federal income taxation under Code Sections 501(c)(7), (c)(9), (c)(17) and (c)(20), respectively, income from an investment in Price Legacy's shares will constitute unrelated business taxable income unless the organization is able to properly claim a deduction for amounts set aside or placed in reserve for certain

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purposes so as to offset the income generated by its investment in Price
Legacy's shares. These prospective investors should consult their own tax advisors concerning these set aside and reserve requirements.

    Notwithstanding the above, however, a portion of the dividends paid by a "pension-held REIT" shall be treated as unrelated business taxable income as to certain types of trusts which hold more than 10%, by value, of the interests in the REIT. A REIT will not be a "pension-held REIT" if it is able to satisfy the "not closely held" requirement without relying upon the "look-through" exception with respect to certain trusts. As a result of certain limitations on the transfer and ownership of stock contained in Price Legacy's charter, it does not expect to be classified as a "pension-held REIT," and as a result, the tax treatment described above should be inapplicable to its stockholders.

TAXATION OF NON-U.S. STOCKHOLDERS

    The preceding discussion does not address the rules governing United States federal income taxation of the ownership and disposition of common stock by persons that are not U.S. stockholders. In general, non-U.S. stockholders may be subject to special tax withholding requirements on distributions from Price Legacy with respect to their sale or other disposition of Price Legacy's common stock, except to the extent reduced or eliminated by an income tax treaty between the United States and the non-U.S. stockholder's country. A non-U.S. stockholder who is a stockholder of record and is eligible for reduction or elimination of withholding must file an appropriate form with Price Legacy in order to claim such treatment. Non-U.S. stockholders should consult their own tax advisors concerning the federal income tax consequences to them of an acquisition of shares of common stock, including the federal income tax treatment of dispositions of interests in, and the receipt of distributions from, Price Legacy.

OTHER TAX CONSEQUENCES

    Price Legacy may be required to pay tax in various state or local jurisdictions, including those in which it transacts business, and its stockholders may be required to pay tax in various state or local jurisdictions, including those in which they reside. Price Legacy's state and local tax treatment may not conform to the federal income tax consequences discussed above. In addition, your state and local tax treatment may not conform to the federal income tax consequences discussed above. Consequently, you should consult your tax advisors regarding the effect of state and local tax laws on an investment in Price Legacy's shares.

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                    DESCRIPTION OF ENTERPRISES CAPITAL STOCK

    THE FOLLOWING IS A DESCRIPTION OF THE MATERIAL TERMS OF THE CAPITAL STOCK OF ENTERPRISES. BECAUSE IT IS ONLY A SUMMARY, IT DOES NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU. FOR A COMPLETE DESCRIPTION, YOU ARE REFERRED TO THE MGCL, ENTERPRISES' CHARTER AND BYLAWS, THE ENTERPRISES ISSUANCE CHARTER AMENDMENTS AND THE ENTERPRISES MERGER CHARTER AMENDMENTS AS DESCRIBED UNDER THE CAPTIONS "PROPOSAL 4 FOR THE ENTERPRISES ANNUAL MEETING--THE ENTERPRISES ISSUANCE CHARTER AMENDMENTS--THE AMENDMENTS" AND "PROPOSAL 3 FOR THE ENTERPRISES ANNUAL MEETING--THE ENTERPRISES MERGER CHARTER AMENDMENTS--THE AMENDMENTS," RESPECTIVELY.

GENERAL

    Enterprises' charter authorizes a total of 100,000,000 shares of stock, consisting of 74,000,000 shares of Enterprises common stock, $0.0001 par value per share, and 26,000,000 shares of Enterprises Series A preferred stock, $0.0001 par value per share. As of August 3, 2001, 13,309,006 shares of Enterprises common stock and 24,186,890 shares of Enterprises Series A preferred stock were issued and outstanding. Under Maryland law, stockholders generally are not liable for the corporation's debts or obligations.

    If either the Enterprises merger charter amendments or the Enterprises issuance charter amendments are approved, Enterprises will be authorized to issue a total of 150,000,000 shares of stock. If the Enterprises merger charter amendments are approved, Enterprises will be authorized to issue up to 122,150,229 shares of Enterprises common stock and 27,849,771 shares of Enterprises Series A preferred stock. If the Enterprises issuance charter amendments are approved, Enterprises will be authorized to issue up to 94,691,374 shares of Enterprises common stock, 27,849,771 shares of Enterprises Series A preferred stock and 27,458,855 shares of Enterprises Series B preferred stock, par value $0.0001 per share. In addition, if the Enterprises issuance charter amendments are approved, Enterprises' board may, without stockholder approval, increase or decrease the authorized number of shares of stock of Enterprises or the authorized number of shares of stock of any class or series of Enterprises, provided that the approval by Enterprises' board of any increase or decrease in the authorized number of shares includes the approval of the Warburg Pincus nominees.

ENTERPRISES COMMON STOCK

    All issued and outstanding shares of Enterprises common stock are duly authorized, validly issued, fully paid and non-assessable. The rights of holders of Enterprises common stock are subject to the preferential rights of any other class or series of stock of Enterprises and to the provisions of Enterprises' charter regarding the restrictions on transfer of Enterprises' stock.

    RANKING. The Enterprises common stock ranks, relating to distributions and upon liquidation, dissolution or winding up:

    - senior to all of Enterprises' stock that Enterprises' board may authorize in the future with terms that specifically provide that such stock rank junior to the Enterprises common stock,

    - on a parity with all of Enterprises' stock that Enterprises' board may authorize in the future with terms that specifically provide that such stock rank on a parity with the Enterprises common stock, and

    - junior to the Enterprises Series A preferred stock, the Enterprises Series B preferred stock, if and when authorized, and to all of Enterprises' stock that Enterprises' board may authorize in the future with terms that specifically provide that such stock rank senior to the Enterprises common stock.

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    DISTRIBUTIONS.  Holders of Enterprises common stock are entitled to receive distributions if, as and when authorized and declared by Enterprises' board out of assets legally available for the payment of distributions. Shares of Enterprises common stock have equal distribution rights. To the extent that any distributions (whether payable in cash or stock) on Enterprises common stock are treated as nonpreferential dividends for federal income tax purposes, they may be used to satisfy Enterprises' 90% REIT distribution requirement. See "Material Federal Income Tax Consequences Related to Price Legacy--Taxation of Price Legacy--Annual Distribution Requirements."

    Unless full dividends on the Enterprises Series A preferred stock and, if approved and issued, the Enterprises Series B preferred stock have been paid for all past dividend periods, no dividends may generally be paid on the Enterprises common stock. As discussed below, (1) holders of Enterprises Series A preferred stock are entitled to receive (when and if declared by Enterprises' board out of assets legally available for that purpose), quarterly cumulative distributions payable in cash in an amount per share equal to $1.40 per annum and (2) holders of Enterprises Series B preferred stock are entitled to receive (when and if declared by Enterprises' board out of assets legally available for that purpose) quarterly cumulative distributions payable in shares of Enterprises Series B preferred stock in an amount per share equal to 9% of the original issue price of the Enterprises Series B preferred stock ($5.56), or $.50 per share, per annum (subject to customary adjustments) for the first 45 months after the Enterprises Series B preferred stock is issued, and payable in cash in an amount equal to 10% of the original issue price of the Enterprises Series B preferred stock ($5.56), or $.56 per share, per annum (subject to customary adjustments) thereafter.

    To qualify as a REIT, Price Legacy must distribute at least 90% of its REIT taxable income to its stockholders (determined without regard to the dividends paid deduction and by excluding capital gains), and will be subject to tax to the extent it distributes less then 100% of its REIT taxable income. Price Legacy is expected to distribute in excess of this minimum requirement, or approximately 100% of its REIT taxable income, to its stockholders following the transactions. As a result, holders of Enterprises common stock will receive distributions only if Price Legacy's REIT taxable income exceeds $43.7 million, which is the aggregate amount of annual distributions initially payable on the Enterprises Series A preferred stock and Enterprises Series B preferred stock.

    Based on the pro forma financial information of Price Legacy, holders of Enterprises common stock would not have been entitled to any distributions for the quarter ended March 31, 2001 after giving effect to the transactions.

    LIQUIDATION. In the event of the liquidation, dissolution or winding up of Enterprises, after payment of or adequate provision for all of Enterprises' known debts and liabilities, holders of Enterprises common stock are entitled to share ratably in Enterprises' assets legally available for distribution to its stockholders. Shares of Enterprises common stock have equal liquidation rights.

    REDEMPTION. Holders of Enterprises common stock have no sinking fund or redemption rights.

    VOTING. Each outstanding share of Enterprises common stock is entitled to one vote on all matters generally submitted to a vote of stockholders, including the election of directors. Enterprises' charter, and the Enterprises merger charter amendments, if approved, provide that, subject to the right of holders of Enterprises Series A preferred stock to elect a majority of Enterprises' directors, which right will terminate if the Enterprises issuance charter amendments are approved as described in "--Enterprises Series A Preferred Stock--Voting," holders of Enterprises Series A preferred stock and Enterprises common stock, voting together as a single class, are entitled to elect the remaining directors. If the Enterprises issuance charter amendments are approved, holders of Enterprises Series A preferred stock and Enterprises common stock, voting together as a single class, will be entitled to elect two directors of Price Legacy's eight member board. There is no cumulative voting in the election of directors.

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    PROTECTIVE PROVISIONS.  Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of two-thirds of all the stockholder votes entitled to be cast on the matter, unless a greater or lesser proportion of votes (but not less than a majority of all votes entitled to be cast) is specified in the charter. Enterprises' charter provides that any action, which would include an amendment to Enterprises' charter, shall be valid and effective if approved by the affirmative vote of the holders of shares entitled to cast a majority of the votes entitled to be cast on the matter, rather than two-thirds as otherwise provided for under the MGCL. If the Enterprises issuance charter amendments are approved, any resolution to amend Enterprises' charter must be approved by a majority of Enterprises' board, which majority must include the Warburg Pincus nominees.

    CONVERSION.  Holders of Enterprises common stock have no conversion rights.

    PREEMPTIVE RIGHTS. Holders of Enterprises common stock have no preemptive rights.

ENTERPRISES SERIES A PREFERRED STOCK

    RANKING. The Enterprises Series A preferred stock ranks, relating to distributions and upon liquidation, dissolution or winding up:

    - senior to the Enterprises common stock, the Enterprises Series B preferred stock, if and when authorized and issued, and to all of Enterprises' stock that Enterprises' board may authorize in the future with terms that specifically provide that such stock rank junior to the Enterprises
      Series A preferred stock,

    - on a parity with all of Enterprises' stock that Enterprises' board may authorize in the future with terms that specifically provide that such stock rank on a parity with the Enterprises Series A preferred stock, and

    - junior to all of Enterprises' stock that Enterprises' board may authorize in the future with terms that specifically provide that such stock rank senior to the Enterprises Series A preferred stock.

    DISTRIBUTIONS. Holders of Enterprises Series A preferred stock are entitled to receive, when, as and if authorized and declared by Enterprises' board out of assets legally available for that purpose, cumulative distributions payable in cash in an amount per share equal to $1.40 per annum, payable quarterly in arrears on the 15th day, or next succeeding business day, of February, May, August and November of each year. To the extent that these distributions are treated as dividends for federal income tax purposes, they may be used to satisfy Enterprises' 90% REIT distribution requirement. See "Material Federal Income Tax Consequences Related to Price Legacy--Taxation of Price Legacy-- Annual Distribution Requirements." No dividends or other distributions, except in shares of stock junior to the Enterprises Series A preferred stock, may be paid on any stock ranking on parity with or junior to the Enterprises Series A preferred stock until full distributions have been or contemporaneously are declared and paid, or set aside for payment, on the Enterprises Series A preferred stock.

    LIQUIDATION. In the event of the liquidation, dissolution or winding up of Enterprises, after payment of or adequate provision for all of Enterprises' known debts and liabilities, holders of Enterprises Series A preferred stock are entitled to receive $16.00 per share of Enterprises Series A preferred stock, together with any accrued but unpaid dividends, before any payment or distribution is made on any junior shares.

    REDEMPTION. Shares of Enterprises Series A preferred stock may be redeemed by Enterprises within 90 days after a change in control of Enterprises or after August 15, 2003 at a price per share of $16.00, together with any accrued but unpaid dividends.

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    VOTING.  In any matter in which the Enterprises Series A preferred stock is entitled to be voted, each share of Enterprises Series A preferred stock is entitled to 1/10 of one vote, except that when any other class or series of preferred stock has the right to vote together with the Series A preferred stock, the Series A preferred stock shall be entitled to one vote per $16.00 of stated liquidation preference. Enterprises' charter, and the Enterprises merger charter amendments, if approved, provide that holders of Enterprises Series A preferred stock, voting separately as a class, are entitled to elect a majority of Enterprises' directors, which majority cannot be greater than one director, and holders of Enterprises Series A preferred stock and Enterprises common stock, voting together as a single class, are entitled to elect the remaining directors. Enterprises' board of directors has unanimously approved a resolution providing that the right of holders of Enterprises Series A preferred stock to elect a majority of Enterprises' board will terminate if the Enterprises issuance charter amendments are approved at the Enterprises annual meeting. If and when the Enterprises issuance charter amendments are approved, holders of Enterprises Series A preferred stock will be entitled, voting separately as a class, to elect four directors, until such time as such voting rights terminate pursuant to the terms of the Enterprises issuance charter amendments.

    The right of holders of Enterprises Series A preferred stock to elect directors as a separate class will terminate on the date any of the following occur:

    - less than 2,000,000 shares of Enterprises Series A preferred stock remain outstanding,

    - Enterprises, Legacy or any of their affiliates makes an offer to purchase any and all outstanding shares of Enterprises Series A preferred stock at a cash price of $16.00 per share, and purchases all shares duly tendered and not withdrawn,

    - Enterprises' board (1) issues or agrees to issue any equity securities or securities convertible or exchangeable into or exercisable for equity securities, in any case, without the unanimous approval of all of the members of Enterprises' board or (2) fails to pay distributions on the Enterprises common stock in an amount equal to 100% of Enterprises' taxable income or an amount necessary to maintain its status as a REIT, or in an amount equal to the excess, if any, of Enterprises' funds from operations, less the Enterprises Series A preferred stock distributions, over $7.5 million, or

    - Enterprises' board, by unanimous vote, approves a resolution terminating the right of holders of Enterprises Series A preferred stock to elect members of Enterprises' board as a separate class.

    PROTECTIVE PROVISIONS. So long as any shares of Enterprises Series A preferred stock are outstanding, Enterprises will not, without the affirmative vote of at least two-thirds of the outstanding Enterprises Series A preferred stock,

    - authorize or create, or increase the authorized or issued amount of, any class or series of shares of capital stock of Enterprises ranking prior or senior to the Enterprises Series A preferred stock with respect to the payment of distributions or the distribution of assets upon liquidation, dissolution or winding-up or reclassify any authorized shares of capital stock of Enterprises into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any of such shares, or

    - amend, alter or repeal the provisions of Enterprises' charter, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Enterprises Series A preferred stock or holders of Enterprises Series A preferred stock; provided, however, that so long as shares of Enterprises Series A preferred stock, or shares of any equivalent class or series of stock issued by the surviving corporation in a merger, consolidation or share exchange to which Enterprises is a party, remain outstanding with their terms materially unchanged, no amendment, alteration or repeal of provisions of Enterprises' charter will be deemed to adversely affect the rights, preferences, privileges or voting power of

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      the Enterprises Series A preferred stock. In addition, an increase in the amount of the authorized or issued shares of any class or security convertible into any shares ranking on a parity with or junior to the Enterprises Series A preferred stock with respect to the payment of distributions or the distribution of assets upon liquidation, dissolution or winding up will not be deemed to adversely affect such rights, preferences, privileges or voting powers.

    CONVERSION. Holders of Enterprises Series A preferred stock have no conversion rights.

    PREEMPTIVE RIGHTS. Holders of Enterprises Series A preferred stock have no preemptive rights.

ENTERPRISES SERIES B PREFERRED STOCK

    If the sale of the Enterprises Series B preferred stock and the Enterprises issuance charter amendments are approved at the Enterprises annual meeting, and if the Enterprises Series B preferred stock is to be issued to Warburg Pincus in accordance with the securities purchase agreement, Enterprises will designate a class of preferred stock with the following material terms.

    RANKING. The Enterprises Series B preferred stock will rank, relating to distributions and upon liquidation, dissolution or winding up:

    - senior to the Enterprises common stock, and to all of Enterprises' stock that Enterprises' board may authorize in the future with terms that specifically provide that such stock rank junior to the Enterprises Series B preferred stock,

    - on a parity with all of Enterprises' stock that Enterprises' board may authorize in the future with terms that specifically provide that such stock rank on a parity with the Enterprises Series B preferred stock, and

    - junior to the Enterprises Series A preferred stock, and to all of Enterprises' stock that Enterprises' board may authorize in the future with terms that specifically provide that such stock rank senior to the Enterprises Series B preferred stock.

    DISTRIBUTIONS. Holders of Enterprises Series B preferred stock will be entitled to receive, when, as and if authorized and declared by Enterprises' board out of funds legally available for that purpose, cumulative distributions payable in shares of Enterprises Series B preferred stock in an amount per share equal to 9% of the original issue price of the Enterprises Series B preferred stock ($5.56), or $.50 per share, per annum (subject to customary adjustments) for the first 45 months after the Enterprises Series B preferred stock is issued, and payable in cash in an amount equal to 10% of the original issue price of the Enterprises Series B preferred stock ($5.56), or $.56 per share, per annum (subject to customary adjustments) thereafter. Such distributions will be payable quarterly in arrears on the 15th day, or next succeeding business day, of February, May, August and November of each year. To the extent that these distributions (whether payable in cash or Enterprises Series B preferred stock) are treated as dividends for federal income tax purposes, they may be used to satisfy Enterprises' 90% REIT distribution requirement. See "Material Federal Income Tax Consequences Related to Price Legacy--Taxation of Price Legacy--Annual Distribution Requirements." No dividends or other distributions, except in shares of stock junior to the Enterprises Series B preferred stock, may be paid on any stock ranking on parity with or junior to the Enterprises Series B preferred stock without the affirmative vote or consent of the holders of at least 66 2/3% of the outstanding shares of Enterprises Series B preferred stock; provided, however, that if full distributions have been or contemporaneously are declared and paid, or set aside for payment, on the Enterprises Series B preferred stock, Enterprises may make such distributions
(1) if the amount of all distributions on all classes of Enterprises' capital stock for the fiscal year does not exceed 100% of Enterprises' REIT taxable income for such fiscal year or (2) if required to protect Enterprises' status as a REIT.

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    LIQUIDATION.  In the event of the liquidation, dissolution or winding up of
Enterprises or, in some cases, a merger, consolidation, share exchange or sale of all or substantially all of Enterprises' assets, after payment of or adequate provision for all known debts and liabilities of Enterprises and payment of any liquidation preference with respect to any shares of Enterprises' capital stock ranking senior to the Enterprises Series B preferred stock as to liquidation preference, holders of Enterprises Series B preferred stock are entitled to receive $5.56 per share (subject to customary adjustments), together with any accrued but unpaid dividends, before any payment or distribution is made on any junior shares.

    REDEMPTION. Shares of Enterprises Series B preferred stock may be redeemed by Enterprises after 60 months from the issuance of the Enterprises Series B preferred stock if the average closing price of the Enterprises common stock for the preceding 40 consecutive trading days is less than $7.50 per share and Enterprises has elected, within the 60-day period following the date that is 60 months from initial issuance date of the Enterprises Series B preferred stock, to effect such redemption. Such redemption will be effected over a five-year period at a price of $5.56 per share, plus accrued and unpaid dividends.

    VOTING. Each share of Enterprises Series B preferred stock will be entitled to that number of votes equal to the number of shares of Enterprises common stock into which such share is then convertible. Holders of Enterprises
Series B preferred stock will be entitled to vote on all matters submitted to a vote of stockholders, other than the election of directors.

    PROTECTIVE PROVISIONS. So long as any shares of Enterprises Series B preferred stock are outstanding, Enterprises will not, without the affirmative vote of the holders of at least two-thirds of the outstanding Enterprises Series B preferred stock,

    - other than in connection with (1) Enterprises' offer to exchange shares of Enterprises Series A preferred stock for Legacy debentures and Legacy notes or (2) an offer to purchase shares of Enterprises Series A preferred stock that is financed through the issuance of perpetual preferred stock with a coupon of 8 3/4% or less, debt with an interest rate of 8 3/4% or less and a term of seven years or more, or any other financing arrangement that costs Enterprises no more than the cost to maintain the Series A preferred stock then outstanding and that Enterprises' board of directors deems to be at least as beneficial as the terms of the Series A preferred stock, authorize or create, or increase the authorized or issued amount of any shares of, any class or any security convertible into shares of any class ranking senior to the Enterprises Series B preferred stock with respect to the payment of distributions or the distribution of assets upon liquidation, dissolution or winding up, or

    - amend, alter or repeal the provisions of Enterprises' charter, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Enterprises Series B preferred stock or of holders of Enterprises Series B preferred stock; provided, however, that so long as shares of Enterprises Series B preferred stock, or shares of any equivalent class or series of stock issued by the surviving corporation in a merger, consolidation or share exchange to which Enterprises is a party, remain outstanding with their terms materially unchanged, no amendment, alteration or repeal of provisions of Enterprises' charter will be deemed to adversely affect the rights, preferences, privileges or voting power of the Enterprises
      Series B preferred stock. In addition, an increase in the amount of the authorized preferred stock or creation or issuance of any other shares of Enterprises Series B preferred stock or securities convertible into any shares ranking on a parity with or junior to the Enterprises Series B preferred stock with respect to the payment of distributions or the distribution of assets upon liquidation, dissolution or winding up will not be deemed to adversely affect such rights, preferences, privileges or voting powers.

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    CONVERSION.  Each share of Enterprises Series B preferred stock may be converted by its holder, at any time after the date which is 24 months from the initial date of issuance of the Enterprises Series B preferred stock and prior to the date any shares of Enterprises Series B preferred stock are redeemed or Enterprises is liquidated, into the number of shares of Enterprises common stock obtained by dividing $5.56 by the conversion price then in effect, initially $5.56 and subject to customary anti-dilution adjustments.

    In addition, at the option of Enterprises, all, but not less than all, of the Enterprises Series B preferred stock is convertible at any time prior to its redemption by Enterprises into the number of shares of Enterprises common stock obtained by dividing $5.56 by the conversion price then in effect, initially $5.56 and subject to customary anti-dilution adjustments. If, however, the average closing price of the Enterprises common stock for the 40 consecutive trading days prior to the date three days before Enterprises provides notice of its intent to convert the Enterprises Series B preferred stock is less than $7.50 per share, the conversion price then in effect will be adjusted so that each share of Enterprises Series B preferred stock will convert into the number of shares of Enterprises common stock otherwise issuable multiplied by a fraction equal to $8.25 divided by the average closing price of the Enterprises common stock over such 40 trading day period. Upon any conversion of the Enterprises Series B preferred stock, each holder of Enterprises Series B preferred stock shall be entitled to receive any dividends accrued and unpaid prior to the date of conversion.

    ANTI-DILUTION. The conversion price used to determine the number of shares of Enterprises common stock issuable upon conversion of the Enterprises
Series B preferred stock is subject to anti-dilution adjustment in the event Enterprises takes specific actions, including issuances of stock at below-market prices, stock dividends, subdivisions of the Enterprises common stock and capital reorganizations or reclassifications of Enterprises' capital stock.

    PREEMPTIVE RIGHTS. Holders of Enterprises Series B preferred stock have no preemptive rights.

POWER TO RECLASSIFY UNISSUED SHARES OF ENTERPRISES' STOCK

    Enterprises' charter authorizes Enterprises' board to classify or reclassify any unissued shares of Enterprises' stock of any class or series. Prior to the issuance of shares of each class or series, Enterprises' board is required by the MGCL and Enterprises' charter to set (subject to the provisions of Enterprises' charter regarding the restrictions on transfer of stock) the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each such class or series. In addition, if the Enterprises issuance charter amendments are approved, Enterprises' board may, without stockholder approval, increase or decrease the authorized shares of stock of Enterprises or the authorized shares of stock of any class or series of Enterprises, provided that the approval by Enterprises' board of any increase or decrease in the authorized number of shares includes the approval of the Warburg Pincus nominees.

POWER TO ISSUE ADDITIONAL SHARES OF ENTERPRISES' STOCK

    Enterprises believes that the power of Enterprises' board to authorize and issue additional shares of Enterprises common stock or preferred stock and to classify or reclassify unissued shares of common or preferred stock of Enterprises will provide Enterprises with increased flexibility to structure possible future financings and acquisitions and to meet other needs which might arise from time to time in the future. The additional classes or series, as well as the Enterprises common stock, will be available for issuance without stockholder approval, unless such issuance is limited by the terms of any then outstanding class or series of Enterprises' stock or approval is required by applicable law or the rules of any stock exchange or automated quotation system on which Enterprises' securities may be listed or traded. Although Enterprises' board has no intention at the present time of doing so, it could authorize

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Enterprises to issue a class or series that could, depending upon the terms of such class or series, delay, defer or prevent a transaction or a change in control of Enterprises that might involve a premium price for holders of Enterprises common stock or otherwise be in their best interest.

RESTRICTIONS ON TRANSFER

    Enterprises' charter contains restrictions on the ownership and transfer of its stock, which are intended to assist it in complying with the Code's requirements for qualification as a REIT. For Enterprises to qualify as a REIT under the Code, among other things, not more than 50% in value of its outstanding capital stock may be owned, actually or constructively, by five or fewer individuals during the last half of a taxable year. Also, shares of Enterprises capital stock must be beneficially owned by 100 or more persons during the last 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year.

    As permitted by the MGCL, for purposes of maintaining Enterprises' REIT status under the Code, Enterprises' charter provides that, subject to some exceptions, no person may:

    - actually or beneficially own, or be deemed to own, more than 5% (by number or value, whichever is more restrictive) of either the outstanding stock of Enterprises, the outstanding shares of Enterprises Series A preferred stock or, if the Enterprises issuance charter amendments are approved, the outstanding shares of Enterprises Series B preferred stock, or

    - actually or constructively own, or be deemed to own, more than 9.8% (by number or value, whichever is more restrictive) of either the outstanding stock of Enterprises, the outstanding shares of Enterprises Series A preferred stock or, if the Enterprises issuance charter amendments are approved, the outstanding shares of Enterprises Series B preferred stock.

    Because Enterprises has different classes of stock, mere fluctuations in the value of Enterprises' stock could cause a stockholder's ownership of Enterprises' stock to increase to a percentage that is in violation of either of the above ownership limits. As a result, a stockholder whose ownership of Enterprises' stock approaches either of the above ownership limits should carefully monitor fluctuations in stock value.

    Enterprises' charter provides that Enterprises' board may, in its sole discretion, exempt a person or persons from the above ownership limits, provided that the procedures set forth in Enterprises' charter are complied with and Enterprises' board has determined that the exemption will not cause Enterprises to fail to qualify as a REIT. The person seeking an exemption may be required to represent to the satisfaction of Enterprises' board that it will not violate such restrictions and agree that any violation or attempted violation of any of the restrictions in Enterprises' charter will result in the automatic transfer to a trust of the shares of stock causing the violation. In addition, as a condition to an exemption, Enterprises' board may require a ruling from the Internal Revenue Service or an opinion of counsel, in either case in form and substance satisfactory to Enterprises' board in its sole discretion, in order to determine or ensure Enterprises' status as a REIT.

    Enterprises' board has waived the above ownership limits with respect to the Price family and affiliated entities (who as of August 3, 2001, beneficially owned approximately 38.9% of the value of Enterprises' stock), and with respect to Legacy. Under Legacy's waiver (which will terminate upon the completion of the merger), Legacy may own either actually, constructively or beneficially up to 13,309,006 shares of Enterprises common stock. Enterprises' board has also, contingent on the merger and the sale of the Enterprises Series B preferred stock, waived the above ownership limits for certain stockholders of Legacy and for Warburg Pincus, with respect to Enterprises' stock received in connection with the merger and the sale of the Enterprises Series B preferred stock, respectively. Enterprises conditioned these waivers upon the receipt of undertakings and representations from each

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of these persons which it believed were reasonably necessary for it to conclude that the waivers would not cause it to fail to qualify as a REIT.

    Enterprises' charter further prohibits, without exception:

    - any person from actually, beneficially or constructively owning shares of stock of Enterprises that would result in Enterprises being "closely held" under Section 856(h) of the Code or otherwise cause Enterprises to fail to qualify as a REIT, and

    - any person from transferring shares of stock of Enterprises if such transfer would result in all classes and series of stock of Enterprises being beneficially owned by fewer than 100 persons.

    Enterprises' charter provides that any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of stock of Enterprises that will or may violate any of the foregoing restrictions on transferability and ownership is required to give notice immediately to Enterprises and provide Enterprises with such other information as Enterprises may request in order to determine the effect of such transfer on Enterprises' status as a REIT.

    The foregoing restrictions on transferability and ownership will not apply if Enterprises' board determines that it is no longer in the best interests of Enterprises to attempt to qualify, or to continue to qualify, as a REIT. Except as otherwise described above, any change in the applicable ownership limit would require an amendment to Enterprises' charter, which requires the affirmative vote of a majority of the votes entitled to be cast on the amendment.

    If any transfer of shares of stock of Enterprises occurs which, if effective, would result in any person actually, beneficially or constructively owning shares of stock of Enterprises in excess or in violation of the above transfer or ownership limitations, such person a "prohibited owner," then Enterprises' charter provides that:

    - the number of shares of stock of Enterprises the actual, beneficial or constructive ownership of which otherwise would cause the prohibited owner to violate the ownership limitations (rounded to the nearest whole share) be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the prohibited owner shall not acquire any rights in such shares,

    - the automatic transfer is deemed to be effective as of the close of business on the business day prior to the date of the violative transfer, and the shares of Enterprises' stock held in the trust are issued and outstanding shares of stock of Enterprises,

    - the prohibited owner has no economic benefit from ownership of any shares of Enterprises' stock held in the trust, has no rights to distributions and has no rights to vote or rights otherwise attributable to the shares of Enterprises' stock held in the trust,

    - the trustee of the trust is to have all voting rights and rights to dividends or other distributions with respect to shares of Enterprises' stock held in the trust, which rights shall be exercised for the exclusive benefit of the charitable beneficiary,

    - any dividend or other distribution paid prior to the discovery by Enterprises that shares of Enterprises' stock have been transferred to the trustee must be paid by the recipient of the dividend or distribution to the trustee upon demand and any dividend or other distribution authorized but unpaid is required by the terms of Enterprises' charter to be paid when due to the trustee (any dividend or distribution so paid to the trustee is required by the terms of Enterprises' charter to be held in trust for the charitable beneficiary), and

    - the prohibited owner has no voting rights with respect to shares of stock held in the trust and, subject to Maryland law, effective as of the date that the shares of Enterprises' stock have been transferred to the trust, the trustee will have the authority (at the trustee's sole discretion)
      (1) to

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      rescind as void any vote cast by a prohibited owner prior to the discovery by Enterprises that such shares have been transferred to the trust and
      (2) to recast such vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary; provided, however, that if Enterprises has already taken irreversible corporate action, then Enterprises' charter provides that the trustee shall not have the authority to rescind and recast such vote.

    Enterprises' charter provides that, within 20 days of receiving notice from Enterprises that shares of stock of Enterprises have been transferred to the trust, the trustee shall sell the shares of stock held in the trust to a person, designated by the trustee, whose ownership of the shares will not violate the ownership limitations set forth in Enterprises' charter. Upon the sale of the shares of Enterprises' stock, the interest of the charitable beneficiary in the shares sold terminates and the trustee is to distribute the net proceeds of the sale to the prohibited owner and to the charitable beneficiary as follows:

    - the prohibited owner receives the lesser of (1) the price paid by the prohibited owner for the shares or, if the prohibited owner did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other such transaction), the market price, determined in accordance with Enterprises' charter, of such shares on the day of the event causing the shares to be held in the trust and (2) the price per share received by the trustee from the sale or other disposition of the shares held in the trust, and

    - any net sale proceeds in excess of the amount payable to the prohibited owner is to be paid immediately to the charitable beneficiary.

    If, prior to the discovery by Enterprises that shares of Enterprises' stock have been transferred to the trust, such shares are sold by a prohibited owner, then (1) such shares will be deemed to have been sold on behalf of the trust and
(2) to the extent that the prohibited owner received an amount for such shares that exceeds the amount that such prohibited owner was entitled to receive pursuant to the aforementioned requirement, the excess will be paid to the trustee upon demand. If, for any reason, the transfer of the shares of stock of Enterprises to the trust is not automatically effective, to prevent violation of the applicable ownership limit or any other limit provided in Enterprises' charter or imposed by Enterprises' board, then Enterprises' charter provides that the transfer of such shares will be null and void.

    In addition, shares of stock of Enterprises held in the trust are deemed to have been offered for sale to Enterprises, or its designee, at a price per share equal to the lesser of (1) the price per share in the transaction that resulted in such transfer to the trust or, in the case of a devise or gift, the market price at the time of such devise or gift and (2) the market price on the date Enterprises, or its designee, accepts such offer. Enterprises has the right to accept such offer until the trustee has sold the shares of stock held in the trust. Upon such a sale to Enterprises, the interest of the charitable beneficiary in the shares sold terminates and the trustee is to distribute the net proceeds of the sale to the prohibited owner.

    If any attempted transfer of shares would cause Enterprises to be beneficially owned by fewer than 100 persons, Enterprises' charter provides that the transfer will be null and void in its entirety and the intended transferee will acquire no rights to the stock.

    Enterprises' charter requires that all certificates representing shares of Enterprises common stock and Enterprises preferred stock bear a legend referring to the restrictions described above.

    The terms of Enterprises' charter also require that every owner of Enterprises' stock, or person holding on behalf of such owner, provide to Enterprises, upon demand, a completed questionnaire containing the information regarding the ownership of their shares, as set forth in the Code or the Treasury Regulations, and such information as Enterprises may request, in good faith, in order to

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determine Enterprises' status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

    These ownership limits could delay, defer or prevent a transaction or a change in control of Enterprises that might involve a premium price for the Enterprises common stock or otherwise be in the best interest of the stockholders.

TRANSFER AGENT AND REGISTRAR

    The transfer agent and registrar for the Enterprises common stock and the Enterprises Series A preferred stock is, and for the Enterprises Series B preferred stock will be, Mellon Investor Services LLC.

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                        COMPARISON OF STOCKHOLDER RIGHTS

    YOUR RIGHTS AS A STOCKHOLDER OF LEGACY ARE CURRENTLY GOVERNED BY THE DGCL, LEGACY'S CHARTER AND ITS BYLAWS. UPON COMPLETION OF THE MERGER, HOLDERS OF LEGACY COMMON STOCK WILL BE ENTITLED TO RECEIVE THE ENTERPRISES COMMON STOCK. THE FOLLOWING DISCUSSION COMPARES YOUR EXISTING RIGHTS AS A STOCKHOLDER OF LEGACY WITH THOSE AS A STOCKHOLDER OF ENTERPRISES. THIS SUMMARY OF COMPARATIVE RIGHTS OF ENTERPRISES' AND LEGACY'S STOCKHOLDERS MAY NOT BE COMPLETE AND IS SUBJECT TO AND QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MGCL, THE DGCL, ENTERPRISES' CHARTER AND BYLAWS, LEGACY'S CHARTER AND BYLAWS, THE ENTERPRISES ISSUANCE CHARTER AMENDMENTS AND THE ENTERPRISES MERGER CHARTER AMENDMENTS AS DESCRIBED UNDER THE CAPTIONS "PROPOSAL 4 FOR THE ENTERPRISES ANNUAL MEETING--THE ENTERPRISES ISSUANCE CHARTER AMENDMENTS--THE AMENDMENTS" AND "PROPOSAL 3 FOR THE ENTERPRISES ANNUAL MEETING--THE ENTERPRISES MERGER CHARTER AMENDMENTS--THE AMENDMENTS," RESPECTIVELY.

FORM OF ORGANIZATION AND PURPOSE

    ENTERPRISES. Enterprises is a Maryland corporation. Under Enterprises' charter, Enterprises is authorized to engage in any lawful act or activity for which corporations may be organized under the MGCL.

    LEGACY. Legacy is a Delaware corporation. Under Legacy's charter, Legacy is authorized to engage in any lawful acts or activities for which corporations may be organized under the DGCL.

CAPITALIZATION

    ENTERPRISES. Enterprises' charter authorizes a total of 100,000,000 shares of stock, consisting of 74,000,000 shares of Enterprises common stock, $0.0001 par value per share, and 26,000,000 shares of Enterprises Series A preferred stock, $0.0001 par value per share. As of August 3, 2001, 13,309,006 shares of Enterprises common stock and 24,186,890 shares of Enterprises Series A preferred stock were issued and outstanding.

    If either the Enterprises merger charter amendments or the Enterprises issuance charter amendments are approved, Enterprises will be authorized to issue a total of 150,000,000 shares of stock. If the Enterprises merger charter amendments are approved, Enterprises' will be authorized to issue up to 122,150,229 shares of Enterprises common stock and 27,849,771 shares of Enterprises Series A preferred stock. If the Enterprises issuance charter amendments are approved, Enterprises will be authorized to issue up to 94,691,374 shares of Enterprises common stock, 27,849,771 shares of Enterprises Series A preferred stock and 27,458,855 shares of Enterprises Series B preferred stock, par value $0.0001 per share. If the Enterprises issuance charter amendments are approved, Enterprises' board may, without stockholder approval, increase or decrease the authorized shares of stock of Enterprises or the authorized shares of stock of any class or series of Enterprises, provided that the approval by Enterprises' board of any increase or decrease in the authorized number of shares includes the approval of the Warburg Pincus nominees.

    LEGACY. Legacy's charter authorizes a total of 200,000,000 shares of stock consisting of 150,000,000 shares of Legacy common stock, $0.01 par value per share, and 50,000,000 shares of Legacy preferred stock, $0.01 par value per share. A certificate of designation classifies 25,000,000 shares of Legacy's preferred stock as Series B preferred stock. As of August 3, 2001, 61,540,849 shares of Legacy common stock and no shares of Legacy Series B preferred stock were issued and outstanding.

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RESTRICTIONS ON OWNERSHIP AND TRANSFER OF STOCK

    ENTERPRISES. As permitted by the MGCL, for purposes of maintaining Enterprises' REIT status under the Code, Enterprises' charter provides that, subject to some exceptions, no person may:

    - actually or beneficially own, or be deemed to own, more than 5% (by number or value, whichever is more restrictive) of either the outstanding stock of Enterprises, the outstanding shares of Enterprises Series A preferred stock or, if the Enterprises issuance charter amendments are approved, the outstanding shares of Enterprises Series B preferred stock, or

    - actually or constructively own, or be deemed to own, more than 9.8% (by number or value, whichever is more restrictive) of either the outstanding stock of Enterprises, the outstanding shares of Enterprises Series A preferred stock or, if the Enterprises issuance charter amendments are approved, the outstanding shares of Enterprises Series B preferred stock.

    Enterprises' charter provides that Enterprises' board may, however, in its sole discretion, exempt a person or persons from the above ownership limits, provided that the procedures set forth in Enterprises' charter are complied with and Enterprises' board has determined that the exemption will not cause Enterprises to fail to qualify as a REIT. Enterprises' board has waived the above ownership limits with respect to the Price family and affiliated entities, and with respect to Legacy. Enterprises' board has also, contingent on the merger and the sale of the Enterprises Series B preferred stock, waived the above ownership limits for certain stockholders of Legacy and for Warburg Pincus, with respect to Enterprises' stock received in connection with the merger and the sale of the Enterprises Series B preferred stock, respectively.

    Enterprises' charter further prohibits, without exception:

    - any person from actually, beneficially or constructively owning shares of stock of Enterprises that would result in Enterprises being "closely held" under Section 856(h) of the Code or otherwise cause Enterprises to fail to qualify as a REIT, and

    - any person from transferring shares of stock of Enterprises if such transfer would result in all classes and series of stock of Enterprises being beneficially owned by fewer than 100 persons.

    LEGACY. Although permitted by the DGCL, neither Legacy's charter nor Legacy's bylaws provide for restrictions on the transfer of Legacy securities.

    In addition, under the DGCL no restriction is binding with respect to securities issued prior to adoption of the restriction unless the holders of the securities are parties to an agreement or voted in favor of the restriction. A restriction on the transfer of securities of a corporation is permitted under the DGCL if, among other things, it prohibits the transfer of the restricted securities to designated persons or classes of persons, and the designation is not manifestly unreasonable. Any other lawful restriction on the transfer of securities is also permitted under the DGCL. The DGCL expressly provides that any restriction on the transfer of shares imposed for the purpose of maintaining a tax advantage to the corporation is conclusively presumed to be for a reasonable purpose.

AMENDMENT OF ENTERPRISES' CHARTER AND LEGACY'S CHARTER

    ENTERPRISES. Under the MGCL, in order to amend the charter of a corporation, the board of directors must adopt a resolution setting forth and declaring advisable the proposed amendment and direct that the proposed amendment be submitted to stockholders for their consideration either at an annual or special meeting of stockholders. The proposed amendment must then be approved by the affirmative vote of two-thirds of all the stockholder votes entitled to be cast on the matter, unless a greater or lesser proportion of votes (but not less than a majority of all votes entitled to be cast) is specified in the charter. Enterprises' charter provides that any action, which would include an amendment to Enterprises' charter, shall be valid and effective if approved by the affirmative vote of a

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majority of all the stockholder votes entitled to be cast on the matter, rather than two-thirds as otherwise provided for under the MGCL. If the Enterprises issuance charter amendments are approved, any resolution to amend Enterprises' charter must be approved by a majority of Enterprises' board, which majority must include the Warburg Pincus nominees.

    LEGACY. Under the DGCL, a corporation's charter may be amended if the amendment is approved by the board of directors, by a majority of the outstanding stock entitled to vote on the amendment and by a majority of the outstanding stock of each class entitled to vote on the amendment. Under the DGCL, the holders of the outstanding shares of a class are entitled to vote as a separate class on a proposed amendment, whether or not entitled to vote thereon by the charter, that would increase or decrease the aggregate number of authorized shares of that class, increase or decrease the par value of the shares of that class or alter or change the powers, preferences or special rights of the shares of that class so as to affect them adversely. If any proposed amendment would adversely affect one or more series by altering or changing the powers, preferences or special rights of the series, but would not so affect the entire class, then only the shares of the series so affected by the amendment is entitled to vote as a separate class on the amendment. Legacy's charter provides that Legacy reserves the right to amend, alter, change or repeal any provision of Legacy's charter in the manner prescribed by statute and that all rights granted to Legacy's stockholders in Legacy's charter are granted subject to such reservation.

STOCKHOLDER VOTING RIGHTS GENERALLY

    ENTERPRISES. Under the MGCL, unless the charter provides for a greater or lesser number of votes per share or limits or denies voting rights, each outstanding share of common stock is entitled to one vote on each matter submitted to a vote at a meeting of stockholders. A stockholder may vote the stock the stockholder owns either in person or by proxy. A proxy is not valid for more than eleven months after its date, unless it provides otherwise. Unless the MGCL or charter specify a different voting requirement, a majority of all the votes cast at a duly held meeting at which a quorum is present and entitled to vote on the subject matter is deemed to be the act of the stockholders. Additionally, unless the MGCL or charter provide otherwise, if two or more classes of stock are entitled to vote separately on any matter for which the MGCL requires approval by two-thirds of all the votes entitled to be cast, the matter must be approved by two-thirds of all the votes of each class. As permitted by the MGCL, Enterprises' charter provides that any action which would otherwise require a greater proportion is valid and effective if authorized by the affirmative vote of a majority of the holders of shares entitled to be cast on the matter.

    Holders of Enterprises Series A preferred stock are entitled to 1/10 of one vote per share on all matters submitted to a vote of stockholders, including the general election of directors. Enterprises' charter, and the Enterprises merger charter amendments, if approved, provide that holders of Enterprises Series A preferred stock, voting separately as a class, are entitled to elect a majority of Enterprises' directors, which majority cannot be greater than one director, and holders of Enterprises Series A preferred stock and Enterprises common stock, voting together as a single class, are entitled to elect the remaining directors.

    So long as any shares of Enterprises Series A preferred stock are outstanding, Enterprises will not, without the affirmative vote of at least two-thirds of the outstanding Enterprises Series A preferred stock,

    - authorize or create, or increase the authorized or issued amount of, any class or series of shares of capital stock of Enterprises ranking senior to the Enterprises Series A preferred stock with respect to the payment of distributions or the distribution of assets upon liquidation, dissolution or winding-up or reclassify any authorized shares of capital stock of Enterprises into such shares,

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      or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any of such shares, or

    - amend, alter or repeal the provisions of Enterprises' charter, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Enterprises Series A preferred stock or of holders of the Enterprises Series A preferred stock.

    So long as any shares of Enterprises Series B preferred stock are outstanding, Enterprises will not, without the affirmative vote of the holders of at least two-thirds of the outstanding Enterprises Series B preferred stock,

    - other than in connection with (1) Enterprises' offer to exchange shares of Enterprises Series A preferred stock for Legacy debentures and Legacy notes or (2) an offer to purchase shares of Enterprises Series A preferred stock that is financed on particular terms, authorize or create, or increase the authorized or issued amount of any shares of, any class or any security convertible into shares of any class ranking senior to the Enterprises Series B preferred stock with respect to the payment of distributions or the distribution of assets upon liquidation, dissolution or winding up, or

    - amend, alter or repeal the provisions of Enterprises' charter, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Enterprises Series B preferred stock or of holders of the Enterprises Series B preferred stock.

    If the Enterprises issuance charter amendments are approved, each share of Enterprises Series B preferred stock will be entitled to that number of votes equal to the number of shares of Enterprises common stock into which such share is then convertible, and holders of Enterprises Series B preferred stock will be entitled to vote on all matters generally submitted to a vote of stockholders, other than the election of directors. In addition, if the Enterprises issuance charter amendments are approved, holders of Enterprises Series A preferred stock and Enterprises common stock, voting together as a single class, will be entitled to elect two members of Enterprises' board, holders of Enterprises Series A preferred stock will be entitled, voting separately as a class, to elect four members of Enterprises' board and Warburg Pincus, or its affiliates, voting separately as a class, will be entitled to elect two directors for so long as Warburg Pincus, or its affiliates, beneficially own 10% or more of the outstanding shares of Enterprises common stock or the right to acquire 10% or more of the Enterprises common stock (including through the ownership of the Enterprises Series B preferred stock).

    LEGACY. Under the DGCL, unless otherwise provided in the charter and subject to some provisions of the DGCL, each stockholder is entitled to one vote for each share of capital stock held by him. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize others to act for him by proxy, but no proxy may be voted or acted upon after three years from its date, unless the proxy specifically provides for its effectiveness for a longer period. The DGCL further provides that in all matters other than the election of directors, the affirmative vote of the majority of shares present in person or represented by proxy at a duly held meeting at which a quorum is present is deemed to be the act of the stockholders, unless the DGCL, the charter or the bylaws specify a different voting requirement. Where a separate vote by a class or classes is required, a majority of the outstanding shares of such class or classes, present in person or represented by proxy, constitutes a quorum entitled to take action with respect to that vote on that matter, and the affirmative vote of the majority of shares of the class or classes present in person or represented by proxy at the meeting is the act of that class. Holders of Legacy Series B preferred stock are entitled to one vote per share, voting together with holders of Legacy common stock, on all matters that holders of Legacy common stock are entitled to vote on.

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STOCKHOLDER ACTION BY WRITTEN CONSENT

    ENTERPRISES. Under the MGCL, any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting if the following are filed with the records of stockholders meetings:

    - an unanimous written consent which sets forth the action and is signed by each stockholder entitled to vote on the matter, and

    - a written waiver of any right to dissent signed by each stockholder entitled to notice of the meeting but not entitled to vote at it.

    In addition, the holders of any stock of a Maryland corporation, other than common stock entitled to vote generally in the election of directors, may take action or consent to any action by the written consent of the stockholders entitled to cast not less than the minimum number of votes that would be necessary to authorize or take action at a stockholders meeting if the corporation gives notice of the action to each stockholder not later than ten days after the effective time of the action, unless the terms of the charter requires otherwise, which Enterprises' charter does not.

    LEGACY. Under the DGCL, unless otherwise provided in a corporation's charter, any action that may be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action, is signed by stockholders having at least that number of votes that would have been necessary to authorize or take the action at a meeting at which all shares entitled to vote were present and voted.

SPECIAL STOCKHOLDER MEETINGS

    ENTERPRISES. Enterprises' bylaws provide that special meetings of stockholders may be called by:

    - the chairman of the board,

    - the president,

    - a majority of the board of directors by vote at a meeting or in writing, or

    - the secretary at the written request of stockholders entitled to cast at least a majority of the votes entitled to be cast at the meeting.

    LEGACY. Legacy's bylaws provide that special meetings of stockholders may be called by:

    - the chairman,

    - the vice chairman,

    - the president,

    - any vice president,

    - the secretary,

    - any assistant secretary,

    - at the written request of a majority of the entire board of directors, or

    - at the written request of stockholders owning a majority of the capital stock of Legacy and entitled to vote.

INSPECTION RIGHTS

    ENTERPRISES. One or more persons who have been holders of record for more than six months of at least 5% of the outstanding stock of any class of a Maryland corporation are entitled to inspect and

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copy the corporation's books of account and stock ledger and receive a written statement of the corporation's affairs and a verified list of stockholders. Any stockholder of a Maryland corporation, holder of a voting trust certificate in a corporation, or his or her agent may inspect and copy during usual business hours the bylaws, minutes of the proceedings of the stockholders, annual statement of affairs and voting trust agreements on file at the corporation's principal office.

    LEGACY. A stockholder of a Delaware corporation may inspect the stockholder list and any stockholder making a written demand may inspect any other corporate books and records for any purpose reasonably related to such person's interest as a stockholder.

NUMBER AND ELECTION OF DIRECTORS

    ENTERPRISES. The minimum number of directors of a Maryland corporation is one. The number of directors is provided by the charter until changed by the bylaws. The bylaws may both alter the number of directors set by the charter and authorize a majority of the entire board of directors to alter within specified limits the number of directors set by the charter or the bylaws, but the action may not affect the tenure of office of any director.

    In addition, the MGCL permits, but does not require, the board of directors to be classified. If the directors are divided into classes, the term of office may be provided in the bylaws, except that the term of office of a director may not be longer than five years or, except in the case of an initial or substitute director, shorter than the period between annual meetings. The term of office of at least one class must expire each year. Each share of stock may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted. Unless the charter or bylaws provide otherwise, a plurality of all the votes cast at a meeting at which a quorum is present is sufficient to elect a director.

    Enterprises' charter provides that the number of directors shall be six, which number may be increased or decreased in accordance with Enterprises' bylaws, provided that the total number of directors may not be less than the minimum number permitted by the MGCL. Under Enterprises' bylaws, the number of directors is fixed by Enterprises' board within the limits set forth in Enterprises' charter, provided that there may not be more than 25 directors. The current number of directors is five. If the Enterprises merger charter amendments are approved, the number of directors will be increased to seven and, if the Enterprises issuance charter amendments are approved, the number of directors will be increased to eight.

    Notwithstanding anything in its charter or bylaws to the contrary, the board of directors of a Maryland corporation which has a class of securities registered under the Exchange Act and has at least three independent directors may elect to provide that the number of directors may only be set by the board of directors and may, without a vote of the stockholders, elect to classify the board and designate the directors to serve in each class.

    LEGACY. The minimum number of directors of a Delaware corporation is one. The DGCL provides that the number of directors shall be fixed by, or in the manner provided in, the bylaws, unless the charter fixes the number of directors, in which case the number of directors may be changed only by amendment of the charter. In addition, the DGCL permits, but does not require, a classified board of directors, with staggered terms under which one-half or one-third of the directors are elected for terms of two or three years, respectively. Directors of a Delaware corporation are elected by a plurality vote of the shares present in person or represented by proxy at a stockholders meeting and entitled to vote on the election of directors. Legacy's bylaws provide that Legacy's board determines the number of directors comprising the board of directors, but that there must not be less than three directors. The current number of directors is eight.

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REMOVAL OF DIRECTORS

    ENTERPRISES. Enterprises' charter provides that, subject to the rights of one or more classes or series of preferred stock to remove one or more directors, any director or the entire board of directors may be removed only for cause and only by the affirmative vote of stockholders holding at least a majority of all the votes entitled to be cast in the election of those directors.

    Notwithstanding anything in its charter or bylaws to the contrary, the board of directors of a Maryland corporation which has a class of securities registered under the Exchange Act and has at least three independent directors may elect to provide that any director or the entire board of directors may be removed only for cause and only by the affirmative vote of stockholders holding at least two-thirds of all the votes entitled to be cast generally in the election of directors.

    LEGACY. A director of a Delaware corporation may be removed with or without cause by the holders of a majority of shares then entitled to vote at an election of directors, provided that:

    - when a corporation has a classified board of directors, a director may be removed only for cause, unless the charter provides otherwise,

    - if a corporation has cumulative voting for the election of directors and less than the entire board is to be removed, no director may be removed without cause if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire board of directors or, if there is more than one class of directors, at an election of the class of directors of which he is a member, and

    - whenever the stockholders of any class or series are entitled to elect one or more directors by the charter, a director elected by a class or series may be removed by the affirmative vote of a majority of all the votes of that class or series and not the vote of the outstanding shares as a whole.

VACANCIES ON THE BOARD OF DIRECTORS

    ENTERPRISES. Enterprises' bylaws provide that subject to the rights of the holders of any class of stock separately entitled to elect one or more directors, the stockholders may elect a successor to fill a vacancy on Enterprises' board resulting from the removal of a director. Subject to the rights of the holders of any class of stock separately entitled to elect one or more directors, a majority of the remaining directors, whether or not sufficient to constitute a quorum, may fill a vacancy which results from any cause, except that a vacancy which results from an increase in the number of directors may be filled by a majority of the entire board of directors.

    If a vacancy occurs with respect to a director elected by the holders of Enterprises Series A preferred stock, the vacancy may be filled by a majority of the entire board of directors upon the nomination of a majority of the directors elected by the holders of Enterprises Series A preferred stock. If a vacancy occurs with respect to a director elected by the holders of Enterprises
Series A preferred stock and Enterprises common stock, voting together as a single class, the vacancy may be filled by a majority of the entire board of directors. If the Enterprises issuance charter amendments are approved, a vacancy may be filled by vote of:

    - Warburg Pincus, or its affiliates, or the remaining directors elected by such holders, if the vacancy occurs with respect to a director elected separately by such holders,

    - the remaining directors separately elected by holders of Enterprises Series A preferred stock, or the holders of such stock if the vacancy is caused by removal, if the vacancy occurs with respect to a director elected by holders of Enterprises Series A preferred stock, and

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    - the remaining directors elected by holders of Enterprises Series A preferred stock and Enterprises common stock, voting together as a single class, or the holders of such stock if the vacancy is caused by removal, if the vacancy occurs with respect to a director elected by holders of Enterprises Series A preferred stock and Enterprises common stock, voting together as a single class.

    Notwithstanding anything in its charter or bylaws to the contrary, the board of directors of a Maryland corporation which has a class of securities registered under the Exchange Act and has at least three independent directors may elect to provide that any vacancy may be filled only by the affirmative vote of the remaining directors in office, even if the remaining directors constitute less than a quorum.

    LEGACY. As permitted by the DGCL, Legacy's bylaws provide that vacancies and newly-created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. However, if the charter directs that a particular class is to elect a director, the vacancy may be filled only by the other directors elected by that class. If, at the time of filling any vacancy or newly-created directorship, the directors then in office constitute less than a majority of the whole board as constituted immediately prior to the increase, the Delaware Court of Chancery may, upon application of stockholders holding at least ten percent of the total number of shares outstanding having the right to vote for such directors, order an election to be held to fill the vacancy or newly-created directorship or to replace the director chosen by the directors then in office. Under the DGCL, unless otherwise provided in the charter or bylaws, when one or more directors resigns from the board, effective at a future date, a majority of the directors then in office, including those who have resigned, have the power to fill the vacancy or vacancies, with that vote to take effect when such resignation or resignations becomes effective, and each director so chosen shall hold office as provided in the DGCL for the filling of other vacancies.

STANDARD OF CONDUCT

    ENTERPRISES. The standards of conduct for directors of Maryland corporations are governed by the MGCL. Section 2-405.1 of the MGCL requires that a director of a Maryland corporation perform his duties:

    - in good faith,

    - in a manner he reasonably believes to be in the best interests of the corporation, and

    - with the care an ordinarily prudent person in a like position would use under similar circumstances.

    LEGACY. Under Delaware law, the standards of conduct for directors have developed through written opinions of the Delaware courts in cases decided by them. Generally, directors of Delaware corporations are subject to a duty of loyalty and a duty of care. The duty of loyalty has been said to require directors to refrain from self-dealing and the duty of care requires directors to use that amount of care which ordinarily careful and prudent persons would use in similar circumstances. Gross negligence has been established as the test for breach of the standard for the duty of care in the process of decision-making by directors of Delaware corporations.

ADVANCE NOTICE OF DIRECTOR NOMINATIONS AND OF NEW BUSINESS PROPOSALS

    ENTERPRISES. Enterprises' bylaws provide that with respect to an annual meeting of stockholders, nominations of persons for election to Enterprises' board and the proposal of business to be considered by stockholders may be made only:

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    - pursuant to Enterprises' notice of meeting,

    - by or at the direction of the board of directors, or

    - by a stockholder who was a stockholder of record both at the time of giving notice provided for in Enterprises' bylaws and at the time of the annual meeting, and who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in Enterprises' bylaws.

    The advance notice provisions contained in Enterprises' bylaws generally require that stockholders deliver nominations and new business proposals to Enterprises' secretary not later than the close of business on the 60th day nor earlier than the close of business on the 90th day before the date on which Enterprises first mailed its proxy materials for the prior year's annual meeting of stockholders.

    LEGACY. Legacy's bylaws do not provide for advance notice of director nominations or new business proposals.

LIMITATION OF LIABILITY AND INDEMNIFICATION OF DIRECTORS AND OFFICERS

    ENTERPRISES. Unless a corporation's charter provides otherwise, which Enterprises' charter does not, the MGCL requires a corporation to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The MGCL permits a corporation to advance reasonable expenses to a director or officer. A corporation may indemnify its present and former directors and officers, among others, against:

    - judgments,

    - penalties,

    - fines,

    - settlements, and

    - reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities.

    The MGCL does not permit a corporation to indemnify its present and former directors and officers if it is established that:

    - the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty,

    - the director or officer actually received an improper personal benefit in money, property or services, or

    - in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

    Under the MGCL, a Maryland corporation generally may not indemnify for an adverse judgment in a suit by or in the right of the corporation. Also, a Maryland corporation generally may not indemnify for a judgment of liability on the basis that personal benefit was improperly received. In either of these cases, a Maryland corporation may indemnify for expenses only if a court so orders. Enterprises' charter obligates Enterprises to indemnify its directors and officers, whether serving Enterprises or at its request any other entity, to the full extent required or permitted by the MGCL, including the advancement of expenses under the procedures and to the full extent permitted by law, and other employees and agents to such extent as authorized by its board of directors and bylaws and as may be permitted by law. Enterprises' bylaws specify the procedures for indemnification and advancement of expenses.

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    The MGCL permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages. However, a Maryland corporation may not eliminate liability resulting from actual receipt of an improper benefit or profit in money, property or services. Also, liability resulting from active and deliberate dishonesty may not be eliminated if a final judgment establishes that the dishonesty is material to the cause of action. Enterprises' charter contains a provision which eliminates liability of directors and officers to the maximum extent permitted by the MGCL.

    LEGACY. Under the DGCL, directors may be indemnified for liabilities incurred in connection with specified actions (other than any action brought by or in the right of the corporation), if they acted in good faith and in a manner they reasonably believed to be in and not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. The same standard of conduct is applicable for indemnification in the case of derivative actions brought by or in the right of the corporation, except that in such cases the DGCL authorizes indemnification only for expenses (including attorneys' fees) incurred in connection with the defense or settlement of such cases. Moreover, the DGCL requires court approval before there can be any such indemnification where the person seeking indemnification has been found liable to the corporation in a derivative action. To the extent that a present or former director or officer has been successful in defense of any action, suit or proceeding, the DGCL provides for indemnification for expenses (including attorneys' fees). The DGCL states expressly that the indemnification provided by or granted under the DGCL is not deemed exclusive of any non-statutory indemnification rights existing under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

    Legacy's charter and bylaws provide that every director, officer and employee of Legacy shall be indemnified against all expenses and liabilities, including attorneys' fees, reasonably incurred by or imposed upon him by reason of his being or having been a director, officer or employee of Legacy.

    Under Legacy's charter, no director shall be liable to Legacy or its stockholders for monetary damages, for breach of fiduciary duty as a director, except for liability:

    - for any breach of the director's duty of loyalty to the corporation or its stockholders,

    - for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law,

    - under Section 174 of the DGCL (concerning unlawful payment of dividend or unlawful stock purchase or redemption), or

    - for any transaction from which the directors derived an improper personal benefit.

DECLARATION OF DISTRIBUTIONS

    ENTERPRISES. Under the MGCL, if authorized by its board of directors, a Maryland corporation may declare and pay distributions subject to any restriction in its charter unless, after giving effect to the distribution:

    - the corporation would not be able to pay indebtedness of the corporation as the indebtedness becomes due in the usual course of business, or

    - the corporation's total assets would be less than the sum of the corporation's total liabilities plus, unless the charter permits otherwise, the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of the stockholders whose preferential rights on dissolution are superior to those receiving the distribution.

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    Holders of the Enterprises Series A preferred stock are entitled to receive, when, as and if authorized and declared by Enterprises' board out of assets legally available for that purpose, cumulative distributions payable in cash in an amount per share equal to $1.40 per annum. Holders of the Enterprises
Series B preferred stock will be entitled to receive, when, as and if authorized and declared by Enterprises' board out of funds legally available for that purpose, cumulative distributions payable in shares of Enterprises Series B preferred stock in an amount per share equal to 9% of the original issue price of the Enterprises Series B preferred stock ($5.56), or $.50 per share, per annum (subject to customary adjustments) for the first 45 months after the Enterprises Series B preferred stock is issued, and payable in cash in an amount equal to 10% of the original issue price of the Enterprises Series B preferred stock ($5.56), or $.56 per share, per annum (subject to customary adjustments) thereafter. Holders of the Enterprises common stock are entitled to receive distributions if, as and when authorized and declared by Enterprises' board out of assets legally available for the payment of distributions.

    LEGACY. Under the DGCL, a corporation is permitted to declare and pay distributions out of surplus (as defined in the DGCL) or, if there is no surplus, out of net profits for the fiscal year in which the distribution is declared and/or for the preceding fiscal year as long as the amount of capital of the corporation following the declaration and payment of the distribution is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets. Distributions may be paid in cash, property or shares of a corporation's capital stock. In addition, the DGCL generally provides that a corporation may redeem or repurchase its shares only if such redemption or repurchase would not impair the capital of the corporation.

CONVERSION

    ENTERPRISES. Holders of Enterprises common stock and Enterprises Series A preferred stock have no conversion rights. Each share of Enterprises Series B preferred stock may be converted by its holder, at any time after the date which is twenty-four months from the initial date of issuance of the Enterprises Series B preferred stock and prior to the date any shares of Enterprises
Series B preferred stock are redeemed or Enterprises is liquidated, into the number of shares of Enterprises common stock obtained by dividing $5.56 by the conversion price then in effect, initially $5.56 and subject to customary anti-dilution adjustments.

    LEGACY.  Holders of Legacy common stock have no conversion rights.

REDEMPTION

    ENTERPRISES. Shares of Enterprises Series A preferred stock may be redeemed by Enterprises within 90 days after a change in control of Enterprises or after August 15, 2003 at a price per share of $16.00, together with any accrued but unpaid dividends. Shares of Enterprises Series B preferred stock may be redeemed by Enterprises after 60 months from the issuance of the Enterprises Series B preferred stock if the average closing price of the Enterprises common stock for the preceding 40 consecutive trading days is less than $7.50 per share and Enterprises has elected, within the 60-day period following the date that is 60 months from initial issuance date of the Enterprises Series B preferred stock, to effect such redemption. Such redemption will be effected over a five-year period at a price of $5.56 per share, plus accrued and unpaid dividends. Holders of the Enterprises common stock have no redemption rights.

    LEGACY.  Holders of Legacy common stock have no redemption rights.

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LIQUIDATION RIGHTS

    ENTERPRISES. In the event of the liquidation, dissolution or winding up of Enterprises, after payment of or adequate provision for all of Enterprises' known debts and liabilities, holders of the Enterprises Series A preferred stock are entitled to receive $16.00 per share of Enterprises Series A preferred stock, together with any accrued but unpaid dividends, before any payment or distribution is made on any junior shares, including the Enterprises Series B preferred stock and the Enterprises common stock. After payment of or adequate provision for all of Enterprises' known debts and liabilities, and distributions to classes or series of stock ranking senior to the Enterprises Series B preferred stock, including the Enterprises Series A preferred stock, holders of the Enterprises Series B preferred stock are entitled to receive $5.56 per share (subject to customary adjustments), together with any accrued but unpaid dividends, before any payment or distribution is made on any junior shares, including the Enterprises common stock. After payment of or adequate provision for all of Enterprises' known debts and liabilities, and distributions to classes or series of stock ranking senior to the Enterprises common stock, holders of the Enterprises common stock are entitled to share ratably in Enterprises' assets legally available for distribution to its stockholders.

    LEGACY. In the event of the liquidation, dissolution or winding up of Legacy, after payment of or adequate provision for all of Legacy's known debts and liabilities, holders of the Legacy common stock are entitled to share ratably in Legacy's assets legally available for distribution to its stockholders.

APPRAISAL RIGHTS

    ENTERPRISES. Under the MGCL, a stockholder of a Maryland corporation has the right to demand and receive payment of the fair value of the stockholder's stock from the corporation if the corporation consolidates or merges with another corporation, the corporation sells all of its assets or, if not permitted by its charter, the corporation amends its charter to substantially affect the stockholders' contract rights, unless:

    - the stock is listed on a national securities exchange or is designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or is designated for trading on the Nasdaq Small Cap Market,

    - the stock is that of the successor in a merger, unless the merger alters the contract rights of the stock as expressly set forth in the charter, and the charter does not reserve the right to do so, or the stock is to be changed or converted in whole or in part in the merger into something other than either stock in the successor or cash, scrip, or other rights or interests arising out of the provisions for the treatment of fractional shares of stock in the successor,

    - the stock is not entitled to be voted on the transaction or the stockholder did not own the shares of stock on the record date for determining stockholders entitled to vote on the transaction, or

    - the charter provides that holders of the stock are not entitled to exercise the rights of objecting stockholders, which the Enterprises issuance charter amendments will provide for all stock of Enterprises, other than the Enterprises Series A preferred stock.

    LEGACY. Under the DGCL, the right to receive the fair value of dissenting shares is made available to stockholders of a constituent corporation in a merger or consolidation effected under the DGCL. Appraisal rights are not available for the shares of any class or series of stock, if the stock, or depository receipts in respect thereof, were at the record date fixed to determine stockholders entitled to receive notice and vote on such transaction, either:

    - listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Security Dealers, Inc., or

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    - held of record by more than 2,000 holders.

    Further, no appraisal rights are available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided by the DGCL. Notwithstanding the foregoing, unless limited or held of record by more than 2,000 persons, appraisal rights under the DGCL are available for the shares of any class or series of stock of a corporation if the holders of the shares are required by the terms of an agreement of merger or consolidation under the DGCL to accept for such stock anything except:

    - shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof,

    - shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock or depository receipts in respect thereof will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or held of record by more than 2,000 holders,

    - cash in lieu of fractional shares, or

    - any combination of the shares of stock, depository receipts and cash in lieu of such fractional shares.

MERGER, CONSOLIDATION, SHARE EXCHANGE AND TRANSFER OF ALL OR SUBSTANTIALLY ALL
  ASSETS

    ENTERPRISES. The MGCL generally provides that mergers, consolidations, share exchanges or transfers of assets must first be advised by a majority of the board of directors and thereafter approved by the affirmative vote of two-thirds of all the stockholder votes entitled to be cast on the matter, unless a greater or lesser proportion of votes (but not less than a majority of all votes entitled to be cast) is specified in the charter. However, some mergers may be accomplished without a vote of stockholders. For example, no stockholder vote is required for a merger of a subsidiary of a Maryland corporation into its parent, provided the parent owns at least 90% of the subsidiary. In addition, a merger need not be approved by stockholders of a Maryland successor corporation if the merger does not reclassify or change the outstanding shares or otherwise amend the charter, and the number of shares to be issued or delivered in the merger is not more than 20% of the number of its shares of the same class or series outstanding immediately before the merger becomes effective. A share exchange need be approved by a Maryland successor only by its board of directors and by any other action required by its charter. Enterprises' charter requires that any merger, consolidation, share exchange or transfer of assets requiring stockholder approval be approved by the affirmative vote of the holders of shares entitled to cast a majority of the votes entitled to be cast on the matter.

    LEGACY. Under the DGCL, the principal terms of a merger or consolidation generally require the approval of the stockholders of each of the constituent corporations. Unless otherwise required in a corporation's charter, the DGCL does not require a stockholder vote of the surviving corporation in a merger if:

    - the agreement of merger does not amend in any respect the charter of the corporation,

    - each share of stock of the corporation outstanding immediately prior to the effective time is to be an identical outstanding or treasury share of the surviving corporation after the effective time, and

    - either (1) no shares of common stock of the surviving corporation and no shares, securities or obligations convertible into common stock are to be issued or delivered under the merger or (2) the number of authorized unissued shares or the treasury shares of common stock of the surviving corporation to be issued or delivered under the merger, plus those initially issuable

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      upon conversion of any other shares, securities or obligations to be issued or delivered under the plan, do not exceed 20% of the number of shares of common stock outstanding immediately prior to the effective time, or

    - the merger is of a subsidiary into a parent, provided the parent owns at least 90% of the subsidiary.

    When a stockholder vote is required under the DGCL to approve a merger or consolidation, unless the charter provides otherwise (which Legacy's charter does not), the affirmative vote of a majority of the outstanding stock entitled to vote on the merger or consolidation shall be required to approve the merger or consolidation. If multiple classes of stock are entitled to vote on the merger or consolidation as separate classes, then a majority of each class entitled to vote to approve the merger or consolidation, voting separately as a class, shall be required to approve the merger or consolidation.

    The board of directors or governing body of a Delaware corporation may take action to sell, lease or exchange all or substantially all of the property and assets of the corporation, including the corporation's goodwill and corporate franchises, upon such terms and conditions and for such consideration, which may consist of money or other property, including shares of stock or other securities of any other corporation as it deems expedient and for the best interests of the corporation, when authorized by the holders of a majority of the outstanding stock of the corporation entitled to vote on the matter.

CHANGE IN CONTROL

    ENTERPRISES. Under the MGCL, "business combinations" between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder generally includes:

    - any person who beneficially owns 10% or more of the voting power of the corporation's shares, or

    - an affiliate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

    A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he otherwise would have become an interested stockholder.

    After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by two super-majority stockholder votes, unless, among other conditions, the holders of common stock receive a minimum price, as defined by the MGCL, for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its common stock. None of these provisions of the MGCL will apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the interested stockholder becomes an interested stockholder.

    Also under the MGCL, "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares of stock owned by the acquiror, by officers or by directors who are employees of the corporation are excluded from shares entitled to vote on the matter. "Control shares" are voting shares of stock which, if aggregated with all other shares of stock owned by the

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acquiror or shares of stock for which the acquiror is able to exercise or direct the exercise of voting power except solely by virtue of a revocable proxy, would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

    - one-tenth or more but less than one-third,

    - one-third or more but less than a majority, or

    - a majority or more of all voting power.

    Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. Except as otherwise specified in the statute, a "control share acquisition" means the acquisition of control shares.

    Once a person who has made or proposes to make a control share acquisition has undertaken to pay expenses and satisfied other conditions, the person may compel the board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made the corporation may itself present the question at any stockholders meeting.

    If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to the conditions and limitations in the statute, the corporation may redeem any or all of the control shares for fair value, except for control shares for which voting rights previously have been approved. Fair value is determined without regard to the absence of voting rights for control shares, as of the date of the last control share acquisition or of any meeting of stockholders at which the voting rights of control shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of these appraisal rights may not be less than the highest price per share paid in the control share acquisition. Some of the limitations and restrictions otherwise applicable to the exercise of appraisal rights do not apply in the context of a control share acquisition.

    The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or to acquisitions approved or exempted by the charter or bylaws of the corporation.

    Under the MGCL, Enterprises' board has adopted a resolution providing that the "business combination" provisions of Maryland law shall not apply to any "business combination" with Enterprises. Enterprises' bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of shares of stock of Enterprises. There can be no assurance, however, that Enterprises' board will not rescind the resolution or amend its bylaws in the future to provide that the "business combination" and "control share acquisition" provisions of the MGCL apply to Enterprises, except that Enterprises' board has irrevocably exempted Legacy from the operation and effect of the business combination provisions of the MGCL.

    LEGACY. Section 203 of the DGCL provides that, subject to exceptions specified therein, a corporation will not engage in any business combination with any "interested stockholder" for a three-year period following the time that such stockholder becomes an interested stockholder unless:

    - prior to such time the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder,

    - upon the closing of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the

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      corporation outstanding at the time the transaction commenced (excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers, and employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer), or

    - at or subsequent to such time the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

    Except as specified in Section 203 of the DGCL, an interested stockholder is defined to include any person that:

    - is the owner of 15% or more of the outstanding voting stock of the corporation,

    - is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder, or

    - the affiliates and associates of such person.

    Section 203(b)(4) of the DGCL exempts from the restrictions in Section 203 a corporation that does not have a class of voting stock that is:

    - listed on a national securities exchange,

    - authorized for quotation on The Nasdaq Stock Market, or

    - held of record by more than 2,000 stockholders,

unless any of the foregoing results from action taken, directly or indirectly, by an interested stockholder or from a transaction in which a person becomes an interested stockholder.

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                PROPOSAL 2 FOR THE ENTERPRISES ANNUAL MEETING--
                SALE OF THE ENTERPRISES SERIES B PREFERRED STOCK

    THIS SECTION OF THE JOINT PROXY STATEMENT/PROSPECTUS DESCRIBES THE PROPOSED SALE OF THE ENTERPRISES SERIES B PREFERRED STOCK TO WARBURG PINCUS AND SOME OTHER PERSONS. WHILE ENTERPRISES BELIEVES THAT THE DESCRIPTION COVERS THE MATERIAL TERMS OF THE SALE AND THE RELATED TRANSACTIONS, THIS SUMMARY MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. YOU SHOULD READ THIS ENTIRE DOCUMENT AND THE OTHER DOCUMENTS REFERRED TO IN THIS JOINT PROXY STATEMENT/PROSPECTUS CAREFULLY. IN ADDITION, IMPORTANT BUSINESS AND FINANCIAL INFORMATION ABOUT ENTERPRISES IS INCORPORATED BY REFERENCE IN THIS JOINT PROXY STATEMENT/PROSPECTUS. YOU MAY OBTAIN THE INFORMATION INCORPORATED BY REFERENCE IN THIS JOINT PROXY STATEMENT/PROSPECTUS WITHOUT CHARGE BY FOLLOWING THE INSTRUCTIONS IN THE SECTION ENTITLED "WHERE YOU CAN FIND MORE INFORMATION.'

GENERAL

    The securities purchase agreement provides that Enterprises will sell 17,985,612 shares, or 91.5%, of a new class of Enterprises preferred stock, 9% Series B Junior Convertible Redeemable Preferred Stock, to Warburg, Pincus Equity Partners, L.P. and some of its affiliates. Enterprises is also obligated to issue Warburg Pincus a warrant to purchase an aggregate of 2,500,000 shares of Enterprises common stock with an exercise price of $8.25 per share. Warburg Pincus is paying $100 million in cash for the Enterprises Series B preferred stock.

    The conversion agreement provides for the conversion of an existing Legacy promissory note payable to an affiliate of Sol Price, The Price Group, in the amount of approximately $9.3 million into 1,681,142 shares, or 8.5%, of Enterprises Series B preferred stock and a warrant to purchase 233,679 shares of Enterprises common stock with an exercise price of $8.25 per share.

    For the first 45 months after issuance, all distributions on the Enterprises Series B preferred stock will be payable in additional shares of Enterprises Series B preferred stock. Enterprises will issue an additional 7,792,101 shares of Enterprises Series B preferred stock in the form of distributions, resulting in a total of 27,458,855 shares of Enterprises Series B preferred stock outstanding after 45 months. This increase in the number of outstanding shares of Enterprises Series B preferred stock will also increase the aggregate amount of cash distributions payable on the Enterprises Series B preferred stock, resulting in less cash available for distributions on the Enterprises common stock. For example, once Enterprises has issued all 27,458,855 shares of Enterprises Series B preferred stock holders of Enterprises common stock will receive distributions only if Price Legacy's REIT taxable income exceeds $47.6 million, which is the aggregate amount of cash distributions payable on the Enterprises Series A preferred stock and Enterprises Series B preferred stock after 45 months.

    As of August 3, 2001, Warburg Pincus had no control over Enterprises' voting power and Sol Price controlled approximately 5.4% of the voting power of Enterprises. Following the completion of the merger and the sale of the Enterprises Series B preferred stock, Warburg Pincus will control approximately 28% of the voting power of Price Legacy and Sol Price will control approximately 9.4% of the voting power of Price Legacy. In addition, the voting power of Warburg Pincus and Sol Price will increase after 45 months to approximately 35.2% and 10.3%, respectively, as a result of the additional shares of Enterprises Series B preferred stock payable to them as distributions.

    Following the completion of the transactions, affiliates of Price Legacy will hold approximately 71.3% of Price Legacy's preferred stock, entitling them to an aggregate of approximately $26.1 million per year in distributions. In addition, the voting power and distributions payable to these stockholders will increase as a result of the additional shares of Enterprises Series B preferred stock payable to them as distributions.

    Enterprises presently intends to use the net proceeds of $99 million from the sale of the Enterprises Series B preferred stock to pay-down outstanding amounts on its credit facilities, for

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property acquisitions (which may include the Swerdlow properties) and for general corporate purposes. However, Enterprises has not quantified the amount of proceeds that will be used for any of these purposes.

NASDAQ RULES

    Because the Enterprises common stock is listed for trading on the Nasdaq National Market, Enterprises must comply with Nasdaq corporate governance rules. Nasdaq Rule 4350(i)(1)(D) requires stockholder approval prior to any sale, issuance or potential issuance of the Enterprises common stock (or securities convertible into or exercisable for the Enterprises common stock) equal to 20% or more of Enterprises' outstanding common stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the stock. Additionally, Nasdaq Rule 4350(i)(1)(B) requires stockholder approval of the adoption of a plan or the issuance of securities by Enterprises that would result in a change of control of Enterprises.

    Due to the complex terms of the Enterprises Series B preferred stock being sold to Warburg Pincus, including the paid-in-kind dividends and the anti-dilution rights, Enterprises' board has determined that the sale of the Enterprises Series B preferred stock may require the approval of Enterprises' stockholders under one of the Nasdaq rules described above and that the most prudent course is to seek such stockholder approval.

VOTE REQUIRED; BOARD RECOMMENDATION

    The affirmative vote of a majority of the voting power of the Enterprises common stock and Enterprises Series A preferred stock, voting together as a single class, cast at the Enterprises annual meeting is required to approve the sale of the Enterprises Series B preferred stock. Holders of Enterprises common stock will be entitled to one vote per share and holders of Enterprises
Series A preferred stock will be entitled to 1/10 of one vote per share. The failure to vote or a vote to abstain will have no effect on the approval of the sale of the Enterprises Series B preferred stock.

    AFTER CAREFUL CONSIDERATION, ENTERPRISES' BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE SALE OF THE ENTERPRISES SERIES B PREFERRED STOCK AND UNANIMOUSLY RECOMMENDS APPROVAL OF THE SALE OF THE ENTERPRISES SERIES B PREFERRED STOCK AS CONTEMPLATED BY THE SECURITIES PURCHASE AGREEMENT AND THE OTHER RELATED AGREEMENTS.

    LEGACY CURRENTLY HOLDS 91.3% OF THE ENTERPRISES COMMON STOCK, WHICH REPRESENTS 77.3% OF THE VOTING POWER OF ENTERPRISES. LEGACY HAS AGREED TO VOTE ITS SHARES IN FAVOR OF THE SALE OF THE ENTERPRISES SERIES B PREFERRED STOCK. BECAUSE OF THIS VOTING CONTROL, LEGACY CAN CAUSE THE APPROVAL OF THIS PROPOSAL WITHOUT THE AFFIRMATIVE VOTE OF ANY OTHER STOCKHOLDER OF ENTERPRISES. For the merger to become effective, the holders of a majority of the outstanding shares of Legacy common stock must approve the merger agreement. Holders of approximately 20% of the Legacy common stock have agreed to vote in favor of the adoption of the merger agreement.

THE ENTERPRISES SERIES B PREFERRED STOCK

    The rights and preferences of the Enterprises Series B preferred stock are set forth in the securities purchase agreement, the Enterprises issuance charter amendments, which will be filed with the State Department of Assessments and Taxation of Maryland, and a registration rights agreement to be entered into at the closing of the sale. In addition to the material terms of the Enterprises Series B preferred stock described under "Description of Enterprises Capital Stock--Enterprises Series B Preferred Stock," the Enterprises issuance charter amendments provide that:

    - for so long as Warburg Pincus, or its affiliates, beneficially own 10% or more of the outstanding shares of Enterprises common stock or the right to acquire 10% or more of the Enterprises

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      common stock, Warburg Pincus, or its affiliates, will be entitled to vote as a separate class to elect the Warburg Pincus nominees, and

    - prior to the date that is six months after the conversion or redemption of the Enterprises Series B preferred stock, Enterprises may not take any of the following actions unless the action is approved by a majority of Enterprises' board, which majority must include the approval of the Warburg Pincus nominees:

       - amend, alter or repeal any provision of Enterprises' charter or bylaws,

       - other than in connection with an offer to purchase shares of Enterprises Series A preferred stock that is financed through the issuance of perpetual preferred stock with a coupon of 8 3/4% or less, debt with an interest rate of 8 3/4% or less and a term of seven years or more, or any other financing arrangement that costs Enterprises no more than the cost to maintain the Series A preferred stock then outstanding and that Enterprises' board of directors deems to be at least as beneficial as the terms of the Series A preferred stock, authorize or effect the issuance of any equity securities, or rights to acquire equity securities, of any class of Enterprises' capital stock ranking senior to or on parity with the Enterprises Series B preferred stock as to distributions or upon liquidation, dissolution or winding up,

       - authorize or effect any sale, lease, transfer or other disposition of assets in an amount greater than an aggregate of $50 million in any nine-month period,

       - authorize or effect any merger, consolidation, recapitalization or other reorganization of Enterprises with or into another corporation,

       - authorize or effect any acquisition by Enterprises of another corporation by means of a purchase of all or substantially all of the capital stock or assets of the other corporation for an amount greater than an aggregate of $50 million in any nine-month period,

       - authorize or effect any liquidation, dissolution or winding up of Enterprises or adopt any plan for the liquidation, dissolution or winding up of Enterprises,

       - other than in connection with (1) Enterprises' offer to exchange shares of Enterprises Series A preferred stock for Legacy debentures and Legacy notes or (2) an offer to purchase shares of Enterprises
         Series A preferred stock that is financed through the issuance of perpetual preferred stock with a coupon of 8 3/4% or less, debt with an interest rate of 8 3/4% or less and a term of seven years or more, or any other financing arrangement that costs Enterprises no more than the cost to maintain the Enterprises Series A preferred stock then outstanding and that Enterprises' board of directors deems to be at least as beneficial as the terms of the Series A preferred stock, authorize or effect the issuance of any equity securities or rights to acquire equity securities of any class other than (A) an issuance to holders of Enterprises Series B preferred stock pursuant to the terms of Enterprises' charter, (B) an issuance upon exercise of options, warrants, conversion or subscription rights in existence on the date the Enterprises Series B preferred stock is first issued, (C) an issuance under any stock option, stock purchase, dividend reinvestment or similar plan or arrangement for the benefit of employees, consultants or directors of Enterprises or its subsidiaries in existence on the date the Enterprises Series B preferred stock is first issued or, if later, that is approved by Enterprises' board or (D) an issuance, when taken together with all other issuances after the date the Enterprises Series B preferred stock is first issued, that does not exceed 5% of the securities of such class, on a fully-diluted basis, outstanding on the date the Enterprises Series B preferred stock is first issued,

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       - other than in connection with (1) an offer to purchase shares of
         Enterprises Series A preferred stock that is financed through the issuance of perpetual preferred stock with a coupon of 8 3/4% or less, debt with an interest rate of 8 3/4% or less and a term of seven years or more, or any other financing arrangement that costs Enterprises no more than the cost to maintain the Series A preferred stock then outstanding and that Enterprises' board of directors deems to be at least as beneficial as the terms of the Series A preferred stock or
         (2) the redemption of the Enterprises Series B preferred stock in accordance with Enterprises' charter, authorize or effect the redemption or repurchase of any equity securities of Enterprises or rights to acquire equity securities of Enterprises (other than the repurchase of stock from employees of Enterprises or its subsidiaries pursuant to repurchase rights under vesting provisions related to the length of period of employment of the employees at purchase prices initially paid by such employees for such shares) in an amount greater than an aggregate of $10 million in any 12-month period, or

       - authorize or effect the incurrence of any indebtedness for borrowed money or guarantee any such indebtedness (other than debt related to the construction or improvement of Enterprises' real estate projects) in an amount greater than an aggregate of $25 million in any 12-month period.

    For additional information regarding the effect of the proposed Enterprises issuance charter amendments, see "Proposal 4 for the Enterprises Annual Meeting--The Enterprises Issuance Charter Amendments--The Amendments."

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                       THE SECURITIES PURCHASE AGREEMENT
                             AND RELATED AGREEMENTS

    THIS SECTION IS A SUMMARY OF THE MATERIAL TERMS OF THE SECURITIES PURCHASE AGREEMENT AND THE OTHER DOCUMENTS RELATED TO THE SALE OF THE ENTERPRISES
SERIES B PREFERRED STOCK. A COPY OF THE SECURITIES PURCHASE AGREEMENT IS ATTACHED TO THIS JOINT PROXY STATEMENT/PROSPECTUS AS ANNEX B. THE FOLLOWING DESCRIPTION IS NOT COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE SECURITIES PURCHASE AGREEMENT AND THE OTHER RELATED AGREEMENTS. YOU SHOULD REFER TO THE FULL TEXT OF THE SECURITIES PURCHASE AGREEMENT AND THE OTHER RELATED AGREEMENTS FOR THE DETAILS OF THE TERMS AND CONDITIONS OF SUCH AGREEMENTS.

GENERAL

    The securities purchase agreement provides that, at the closing of the sale of the Enterprises Series B preferred stock, Enterprises will issue and Warburg Pincus will purchase (1) 17,985,612 shares, or 91.5%, of the Enterprises
Series B preferred stock and (2) a warrant to purchase an aggregate of 2,500,000 shares of Enterprises common stock with an exercise price of $8.25 per share, for an aggregate purchase price of $100 million. The closing of the sale of the Enterprises Series B preferred stock will take place at such time as Enterprises and Warburg Pincus mutually agree, which is expected to occur immediately following the approval of the sale of the Enterprises Series B preferred stock, the closing of the merger and the satisfaction of other customary conditions as described further under "--Conditions to the Sale of the Enterprises Series B Preferred Stock."

    The conversion agreement provides that, immediately following the closing of the sale of the Enterprises Series B preferred stock to Warburg Pincus, the Legacy promissory note of approximately $9.3 million that is payable to The Price Group will be cancelled in exchange for (1) 1,681,142 shares, or 8.5%, of the Enterprises Series B preferred stock and (2) a warrant to purchase 233,679 shares of Enterprises common stock with an exercise price of $8.25 per share.

    As of August 3, 2001, Warburg Pincus had no control over Enterprises' voting power and Sol Price controlled approximately 5.4% of the voting power of Enterprises. Following the completion of the merger and the sale of the Enterprises Series B preferred stock, Warburg Pincus will control approximately 28% of the voting power of Price Legacy and Sol Price will control approximately 9.4% of the voting power of Price Legacy. In addition, the voting power of Warburg Pincus and Sol Price will increase after 45 months to approximately 35.2% and 10.3%, respectively, as a result of the additional shares of Enterprises Series B preferred stock payable to them as distributions.

    Following the completion of the transactions, affiliates of Price Legacy will hold approximately 71.3% of Price Legacy's preferred stock, entitling them to an aggregate of approximately $26.1 million per year in distributions. In addition, the voting power and distributions payable to these stockholders will increase as a result of the additional shares of Enterprises Series B preferred stock payable to them as distributions.

REPRESENTATIONS AND WARRANTIES

    The securities purchase agreement contains various representations and warranties, subject to qualifications, made by Enterprises relating to the following matters:

    - existence, good standing and compliance with law,

    - authority to conduct its business, to enter into the transaction documents and to complete the sale of the Enterprises Series B preferred stock,

    - capitalization,

    - subsidiaries and other ownership interests,

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    - the absence of conflicts, violations and defaults under Enterprises'
      organizational documents, bylaws, other agreements and documents and under applicable law,

    - the timely filing of documents and the accuracy of information contained in documents filed by Enterprises with the SEC,

    - the absence of undisclosed pending or threatened litigation,

    - the absence of material changes or events relating to Enterprises' businesses since December 31, 1999,

    - the absence of undisclosed liabilities,

    - timely filing of tax returns and other tax-related matters,

    - the accuracy of corporate records and financial records,

    - Enterprises' properties and the leases for Enterprises' properties,

    - compliance with environmental laws and regulations,

    - employee benefit plans and other employment and labor matters,

    - insurance,

    - the absence of undisclosed brokers and finders fees,

    - the accuracy of the information contained in this joint proxy statement/prospectus,

    - voting requirements in connection with the merger agreement, the transactions related to the merger and the sale of the Enterprises Series B preferred stock,

    - the receipt of fairness opinions from Enterprises' financial advisors,

    - the absence of transactions with affiliates,

    - the validity of Enterprises' material agreements,

    - aspects of the MGCL,

    - intellectual property owned or used by Enterprises,

    - compliance with the Investment Company Act of 1940, as amended, and

    - the adequacy of information disclosed to Warburg Pincus and the accuracy of the representations and warranties of Enterprises under the securities purchase agreement.

    The securities purchase agreement also contains various representations and warranties, subject to qualifications, made by the Warburg Pincus entities relating to their purchase of Enterprises Series B preferred stock, including:

    - due organization of each entity purchasing the Enterprises Series B preferred stock,

    - due authorization of the documents providing for the sale of the Enterprises Series B preferred stock by each entity purchasing the Enterprises Series B preferred stock,

    - the absence of conflicting agreements of each entity purchasing the Enterprises Series B preferred stock,

    - that each entity purchasing the Enterprises Series B preferred stock is an "accredited investor" (as defined in Rule 501(a) of the Securities Act) and is not acquiring the Enterprises Series B preferred stock or the warrant with a view to, or for resale in connection with, any distribution in violation of the Securities Act,

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    - tax and stock ownership representations that are required to maintain
      Enterprises' status as a REIT,

    - that each entity purchasing the Enterprises Series B preferred stock has had access to the information about Enterprises required to make an informed decision regarding the preferred stock issuance, and

    - the accuracy of the information provided by each entity purchasing the Enterprises Series B preferred stock for inclusion in this joint proxy statement/prospectus.

COVENANTS

    The securities purchase agreement contains covenants which obligate Enterprises and Warburg Pincus to take various actions in contemplation of closing the sale of the Enterprises Series B preferred stock, including the following:

    - each party agreed to use its commercially reasonable efforts to take or cause to be taken all actions required to complete the sale of the Enterprises Series B preferred stock, including the filing of this joint proxy statement/prospectus, the holding of a stockholders meeting to consider and approve the merger and the sale of the Enterprises Series B preferred stock, and the satisfaction of the conditions to the other parties' obligations to complete the sale of the Enterprises Series B preferred stock,

    - each party agreed to cooperate with regard to public information disclosures related to the sale of the Enterprises Series B preferred stock,

    - each party agreed to notify the other party of any event, transaction or circumstance that causes or would cause any covenant or agreement contained in the securities purchase agreement to be breached or that renders any representation or warranty of either party untrue,

    - each party agreed to proceed diligently in obtaining all permits and other authorizations required to effect the sale of the Enterprises Series B preferred stock,

    - Enterprises agreed to allow Warburg Pincus access, at reasonable times, to information about Enterprises and to furnish to Warburg Pincus information concerning Enterprises' business and operations upon Warburg Pincus' reasonable request, and Warburg Pincus agreed to maintain the confidentiality of all information provided to Warburg Pincus by Enterprises, and

    - Enterprises agreed, at the cost and expense and upon the request of Warburg Pincus, to engage an environmental consultant to undertake environmental assessments related to those Enterprises' properties identified by Warburg Pincus where prior assessments had identified environmental conditions or issues.

    In addition to the foregoing, Enterprises agreed to conduct its business only in the usual, regular and ordinary course before the closing of the sale of the Enterprises Series B preferred stock and not to take any of the following actions, nor allow any of its subsidiaries to take any of the following actions (except in connection with the transactions contemplated by the merger agreement and the securities purchase agreement) without the prior approval of Warburg
Pincus:

    - incorporate or organize any new subsidiary, unless such subsidiary is wholly-owned and notify Warburg Pincus of the incorporation or organization of any wholly-owned subsidiary,

    - amend or propose the amendment of its or its subsidiaries' charter documents or bylaws,

    - declare, set aside or pay any dividend other than in the ordinary course of business consistent with past practice, or make any other distribution or payment with respect to any shares of its capital stock, including any redemption, repurchase or other acquisition of its capital stock,

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    - issue deliver, sell or otherwise transfer, or authorize the issuance, delivery, sale or other transfer, of any additional shares of its or any of its subsidiaries' capital stock or other beneficial or equity interest,

    - make any investment in any entity, except to any subsidiaries as required under its organizational documents or as its board of directors may in good faith deem necessary to satisfy its or any of its subsidiaries' cash needs,

    - acquire, or permit any subsidiary to acquire, any business with assets in excess of $25 million or acquire any assets in an amount that exceeds
      $30 million,

    - mortgage or otherwise encumber, or sell, lease or otherwise dispose of any of its material properties or assets or assign or encumber its right to receive any income, distribution or the like,

    - make or agree to make any capital expenditure in excess of $5 million,

    - incur any indebtedness other than as required to meet its or its subsidiaries' cash needs in an aggregate amount not to exceed $25 million and as allowed for specified reasons related to its and its subsidiaries' business operations,

    - voluntarily purchase, cancel, repay or otherwise discharge any indebtedness or guarantee for indebtedness or otherwise modify the provisions of any indebtedness or guarantee for indebtedness, or allow any subsidiary to do likewise,

    - other than normal increases in compensation and benefits, enter into, adopt or amend in any material respect any employee benefit plan, grant any new options or other awards or increase compensation,

    - enter into any contract or amend any existing contract outside of the ordinary course of business,

    - make any change in the lines of business in which it and its subsidiaries are engaged,

    - enter into any contract to do or engage in any action the completion of which would be prohibited by the foregoing,

    - make any changes in its accounting methods or policies except as required by law, the SEC or GAAP,

    - fail to maintain insurance for itself and its subsidiaries in the amounts and against the risks as are customary,

    - obtain any equity or debt financing,

    - except following an event of default under any lease, enter into any voluntary termination of a lease that is material to the shopping center to which the lease pertains, unless the lease is promptly replaced by a lease with equal or greater value,

    - enter into any lease which would impair its ability to qualify as a REIT,

    - take any action or fail to take any action, if that action or failure could cause Enterprises to no longer quality as a REIT,

    - make any material tax election or settle or compromise any material liability for taxes,

    - amend or waive any covenant, condition or provision of the merger agreement,

    - make any loan of money to or investment in, or purchase any equity interest in, buy any property from or sell any property to, or enter into any partnership or joint venture with Legacy,

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    - amend or waive any term or provision or condition of the voting agreements entered into by various stockholders of Legacy in connection with the merger, or

    - amend or waive any term or provision or condition of Enterprises' offer to purchase shares of its common stock outstanding prior to the merger.

    Warburg Pincus agreed that the limitations described above would not apply to a pre-approved group of real estate acquisition, disposition and development transactions and the incurrence of debt associated with real estate development transactions that Enterprises and Legacy intend to complete prior to the closing of the sale of the Enterprises Series B preferred stock, so long as the net amount expended by Enterprises or Legacy, as the case may be, on the transactions remains within negotiated limits.

    The securities purchase agreement also contains covenants and agreements with Warburg Pincus relating to the issuance and sale of the Enterprises Series B preferred stock, including:

    - an acknowledgment by Warburg Pincus that the Enterprises Series B preferred stock being acquired pursuant to the securities purchase agreement will not be registered under the Securities Act or applicable state securities laws and that it may only be sold or otherwise disposed of pursuant to a transaction registered under the Securities Act and all applicable state securities laws or pursuant to an exemption from the Securities Act and all applicable state securities laws,

    - a covenant by Enterprises, for so long as Warburg Pincus' holdings of the Enterprises Series B preferred stock or the Enterprises common stock represents 10% or more of the outstanding Enterprises common stock, on a fully-diluted basis, to continue to elect to be taxed as a REIT in its federal income tax returns, to comply in all material respects with all applicable laws, rules and regulations relating to its REIT status and to not take any action or fail to take any action that would result in the loss of its REIT status for federal income tax purposes,

    - an agreement by Enterprises to deliver to Warburg Pincus a copy of all financial statements that are delivered to Enterprises' stockholders or the SEC,

    - an agreement by Enterprises to take all action within its power to cause at least one of the individuals nominated for Enterprises' board of directors by Warburg Pincus to be appointed as a member of each committee of Enterprises' board of directors,

    - an agreement by Enterprises not to take any action to change the terms of its offer to holders of the Legacy debentures and Legacy notes to exchange shares of Enterprises Series A preferred stock for their debt securities without the consent of Warburg Pincus,

    - an agreement by Warburg Pincus to vote its shares of Enterprises Series B preferred stock and any shares of Enterprises common stock it holds from time to time, and to use its reasonable efforts to cause the individuals nominated by Warburg Pincus to Enterprises' board of directors, subject to their duties to Enterprises' stockholders, to vote, in favor of approval of Enterprises' offer to exchange shares of Enterprises Series A preferred stock for Legacy debentures and Legacy notes and any offer to purchase shares of Enterprises Series A preferred stock that would result in the termination of the Enterprises Series A preferred stockholders' right to separately elect members of Enterprises' board of directors,

    - an agreement by Warburg Pincus not to take any action, or fail to take any action, that would result in the inaccuracy of the representations they are making that are required to maintain Enterprises' REIT status, and

    - an agreement by Enterprises to issue additional shares of Enterprises common stock to Warburg Pincus in the event any of the shares of Enterprises common stock currently pledged as

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      collateral for the Legacy debentures and Legacy notes are transferred to, or become beneficially held by, any person other than Enterprises, Legacy or any wholly-owned subsidiary of Legacy or Enterprises.

NO SOLICITATION OF TRANSACTIONS

    In the securities purchase agreement, Enterprises agreed not to, directly or indirectly through any officer, director or other agent:

    - initiate, solicit or knowingly encourage, or take any other action to facilitate knowingly, any inquiries or proposals that constitute, or may reasonably be expected to lead to, (1) any acquisition, directly or indirectly, of more than 25% of the equity securities, on a fully-diluted basis, of Enterprises or all or substantially all of the assets of Enterprises, by a single person or group of related persons other than as contemplated by the securities purchase agreement or (2) any merger, consolidation, share exchange, recapitalization, other business combination, or liquidation of Enterprises, other than as contemplated by the securities purchase agreement,

    - enter into or maintain or continue discussions or negotiate with any person or entity in furtherance of any inquiry or proposal described above, which is referred to as a competing transaction,

    - agree to or endorse any competing transaction, or

    - authorize or knowingly permit any officer, director or employee of Enterprises or any of its subsidiaries or any representative retained by Enterprises to enter into or maintain or continue discussions or negotiations with any person or entity in furtherance of, or agree to or endorse, any competing transaction.

    In the event any person makes an inquiry or proposal for a competing transaction, the securities purchase agreement requires Enterprises to notify Warburg Pincus of all of the relevant details relating to the inquiry or proposal received by Enterprises, including the identity of the person making such inquiry or proposal and all accompanying information and a copy of any written inquiry or proposal.

    Enterprises may furnish information concerning its business, properties or assets to any person pursuant to appropriate confidentiality agreements, and may negotiate and participate in discussions and negotiations with such person concerning a competing transaction on a nonexclusive basis prior to the termination of the securities purchase agreement if:

    - such person has on an unsolicited basis submitted a bona fide written proposal to Enterprises relating to a competing transaction that provides for consideration which Enterprises' board of directors determines in good faith, after receiving an opinion from a nationally recognized investment banking firm, is more favorable to Enterprises and its stockholders than the terms of the securities purchase agreement (taking into account all relevant factors) and which is not conditioned upon obtaining additional financing not fully committed at the time the inquiry or proposal is made, and

    - in the opinion of Enterprises' board of directors, after receiving advice from outside legal counsel, the failure to provide such information or access or to engage in such discussions or negotiations could reasonably cause Enterprises' board of directors to breach its duties to Enterprises' stockholders under applicable law.

    If after consultation with outside legal counsel, Enterprises' board of directors believes that a breach of its duties to Enterprises' stockholders could reasonably occur due to an inquiry or proposal described above, which is referred to as a superior proposal, Enterprises' board may inform Enterprises' stockholders that it no longer believes that the sale of the Enterprises Series B preferred stock to Warburg Pincus is in the best interests of Enterprises' stockholders and that it no longer

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recommends approval of the sale of the Enterprises Series B preferred stock to
Warburg Pincus. Enterprises' board may inform Enterprises' stockholders of its decision no sooner than five business days after Enterprises notifies Warburg Pincus that its board has received a superior proposal. The notice delivered to Warburg Pincus must specify the material terms and conditions of the superior proposal, including all written documentation, and identifying the person making the superior proposal and stating that Enterprises' board intends to inform Enterprises' stockholders that it no longer believes that the sale of the Enterprises Series B preferred stock to Warburg Pincus is in the best interests of Enterprises' stockholders and that it no longer recommends approval of the sale of the Enterprises Series B preferred stock to Warburg Pincus. After providing notice of its decision to change its recommendation relating to the sale of the Enterprises Series B preferred stock to Warburg Pincus, the securities purchase agreement requires that Enterprises provide Warburg Pincus a reasonable opportunity to make adjustments to the terms and conditions of the securities purchase agreement as would enable Enterprises to proceed with a recommendation in favor of the securities purchase agreement and the sale of the Enterprises Series B preferred stock to Warburg Pincus. The securities purchase agreement further provides that Enterprises' board of directors may terminate the securities purchase agreement and enter into an agreement relating to the superior proposal at any time after five business days following its notification to Warburg Pincus of its intent to do so, see "--Termination." If Enterprises' board of directors does terminate the securities purchase agreement and Enterprises enters into an agreement with respect to a superior proposal, Enterprises will be required under the securities purchase agreement to pay to Warburg Pincus a fee for terminating the securities purchase agreement. See "--Termination Fees."

    The securities purchase agreement also provides that unless it is previously terminated, Enterprises will submit the securities purchase agreement to Enterprises' stockholders, whether or not Enterprises' board of directors makes a determination that it no longer believes that the sale of the Enterprises Series B preferred stock is in the best interests of Enterprises' stockholders and no longer recommends approval of the sale of the Enterprises Series B preferred stock to Warburg Pincus or otherwise withdraws, modifies or fails to make or refrains from making its existing recommendation.

    The securities purchase agreement provides that these restrictions will not prohibit Enterprises from:

    - complying with Rule 14e-2(a) and Rule 14d-9 under the Exchange Act, or

    - making any disclosure to its stockholders or otherwise if, in the good faith judgment of its board of directors, after consultation with outside counsel, the failure to disclose would be a violation of its obligations under applicable laws.

CONDITIONS TO THE SALE OF THE ENTERPRISES SERIES B PREFERRED STOCK

    The obligation of Warburg Pincus to purchase and pay for the Enterprises Series B preferred stock is subject to the following conditions:

    - the representations and warranties of Enterprises are true and correct when made and as of the closing date, except that some of which may be true and correct in all material respects and some of which may be true and correct only as of the date specified in the applicable representation and warranty,

    - Enterprises has performed in all material respects its covenants and agreements required to be performed on or before the closing date,

    - an officer of Enterprises has certified the satisfaction of the two preceding closing conditions described above,

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    - no final order, decree or injunction has been effected that enjoins or prohibits the completion of the sale of the Enterprises Series B preferred stock and no other actions are pending that could reasonably be expected to have a material adverse effect on the ability of Enterprises to complete the sale of the Enterprises Series B preferred stock to Warburg Pincus,

    - the corporate and other proceedings to be taken by Enterprises in connection with the sale of the Enterprises Series B preferred stock to Warburg Pincus and the documents incident to the sale are reasonably satisfactory in form and substance to Warburg Pincus and Warburg Pincus has received all counterpart originals or certified or other copies of the documents as it reasonably requests,

    - Enterprises has elected to be taxed as a REIT on its most recent federal income tax return and is in compliance with all applicable laws necessary to permit it to be taxed as a REIT, unless the Warburg Pincus nominees to Enterprises' board of directors consent to changing Enterprises' election with respect to its REIT status,

    - on the closing date Enterprises is, and after giving effect to the sale of the Enterprises Series B preferred stock to Warburg Pincus will be, a "domestically-controlled REIT" within the meaning of Section 897(h)(4)(B) of the Code,

    - Warburg Pincus has received opinions from Enterprises' legal counsel in form and substance reasonably satisfactory to Warburg Pincus, including an opinion to the effect that Enterprises qualifies as a REIT within the meaning of Section 856 of the Code,

    - specified stockholders of Legacy have executed agreements to vote their shares of Legacy common stock in favor of the merger,

    - no event has occurred that could reasonably be expect to cause a material adverse effect on the business, assets, liabilities, results of operations or financial condition of Enterprises and its subsidiaries,

    - Reuben S. Leibowitz and Melvin L. Keating, Warburg Pincus' nominees to Enterprises' board of directors, have become members of Enterprises' board of directors and the other members of Enterprises' board of directors include: James F. Cahill, Murray Galinson, Jack McGrory, Keene Wolcott, Richard B. Muir and Gary B. Sabin,

    - Enterprises has obtained the approval of its stockholders of the filing of the amendments to Enterprises' charter, the issuance of the Enterprises common stock in the merger and the sale of the Enterprises Series B preferred stock to Warburg Pincus,

    - the merger has been completed,

    - the shares of Enterprises common stock have been approved for listing on Nasdaq or such other national securities exchange as Enterprises' board of directors may determine (Enterprises' board has subsequently determined to list the Enterprises common stock on the American Stock Exchange),

    - the Enterprises issuance charter amendments have been filed with the State Department of Assessments and Taxation of Maryland,

    - the executive officers of Enterprises and Legacy, who have employment agreements, have waived any claims that the merger or the sale of the Enterprises Series B preferred stock to Warburg Pincus would trigger payments under their respective employment agreements,

    - all other documents, instruments or writings required by the securities purchase agreement to be delivered at the closing have been delivered to Warburg Pincus, and

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    - legislation has been enacted in the State of California that conforms
      California law to federal law with respect to the treatment of taxable REIT subsidiaries (as defined in Section 856(l) of the Code), or Warburg Pincus otherwise determines in its reasonable discretion that Enterprises' proposed method of operation will enable it to qualify as a REIT for California state income tax purposes.

    The obligation of Enterprises to issue and sell the Enterprises Series B preferred stock to Warburg Pincus is subject to the following conditions:

    - the representations and warranties of Warburg Pincus are true and correct when made and as of the closing date, except that some of which may be true and correct in all material respects and some of which may be true and correct only as of the date specified in the applicable representation and warranty,

    - Warburg Pincus has performed in all material respects its covenants and agreements required to be performed on or before the closing date,

    - an officer of Warburg Pincus has certified the satisfaction of the closing conditions described above,

    - no final order, decree or injunction has been effected that enjoins or prohibits the completion of the sale of the Enterprises Series B preferred stock to Warburg Pincus and no other actions are pending that could reasonably be expected to have a material adverse effect on the ability of Enterprises to complete the sale of the Enterprises Series B preferred stock to Warburg Pincus,

    - the corporate and other proceedings to be taken by Warburg Pincus in connection with the sale of the Enterprises Series B preferred stock and the documents incident to the sale are reasonably satisfactory in form and substance to Enterprises and Enterprises has received all such counterpart originals or certified or other copies of the documents as it reasonably requests,

    - Enterprises has obtained the approval of its stockholders of the filing of the Enterprises issuance charter amendments, the issuance of the Enterprises common stock in the merger and the sale of the Enterprises Series B preferred stock to Warburg Pincus,

    - the merger has been completed, and

    - Enterprises has received a certificate executed by Warburg Pincus setting forth the representations, warranties and covenants required by Enterprises' charter documents and applicable law of substantial holders of Enterprises' capital stock to maintain Enterprises' status as a REIT.

SURVIVAL; INDEMNIFICATION

    With exceptions for Enterprises' representations and warranties relating to its organization, capitalization, subsidiaries and other ownership interests and environmental representations relating to Enterprises' properties, the representations and warranties made by Enterprises in the securities purchase agreement will survive the closing of the sale of the Enterprises Series B preferred stock for 18 months. The environmental representations relating to Enterprises' properties will survive the closing for seven years and Enterprises' representations relating to its organization, capitalization, subsidiaries and other ownership interests will survive indefinitely.

    The securities purchase agreement contains customary indemnification provisions relating to the rights of the parties in the event of a breach of a representation and warranty by the other party. The parties' indemnification obligations under the securities purchase agreement are capped at the purchase price paid by Warburg Pincus for the Enterprises Series B preferred stock, and no liability with respect

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to such damages will accrue (other than a breach of Enterprises' representation as to its capitalization and as to the absence of undisclosed brokers and finders fees) until the damages exceed $2 million, and then the parties' are liable for only the amount of damages in excess of $2 million.

TERMINATION

    The securities purchase agreement provides that at any time prior to the closing of the sale of the Enterprises Series B preferred stock, the securities purchase agreement may be terminated by:

    - the mutual consent of Enterprises and Warburg Pincus,

    - either Enterprises or Warburg Pincus, if Enterprises' stockholders do not approve the filing of the Enterprises issuance charter amendments, the issuance of the Enterprises common stock in the merger or the sale of the Enterprises Series B preferred stock to Warburg Pincus,

    - either Enterprises or Warburg Pincus, if Enterprises' board of directors withdraws, modifies or fails to make or refrains from making its recommendation that Enterprises' stockholders approve the Enterprises issuance charter amendments, the issuance of the Enterprises common stock in the merger, the sale of the Enterprises Series B preferred stock to Warburg Pincus or any other proposal described in this joint proxy statement/prospectus,

    - either Enterprises or Warburg Pincus, if there is a material breach of any representation, warranty, covenant or agreement set forth in the securities purchase agreement on the part of the other party, which cannot be cured or, if it can be cured, has not been cured within 20 days following receipt by the breaching party of notice of the breach from the terminating party,

    - either Enterprises or Warburg Pincus, if any federal, state, local or foreign governmental entity issues a final and nonappealable order making illegal or otherwise restricting, preventing or prohibiting the completion of the securities purchase agreement or the sale of the Enterprises
      Series B preferred stock to Warburg Pincus,

    - either Enterprises or Warburg Pincus, if the merger is not completed by November 21, 2001, or

    - Enterprises, after complying with the notice and other requirements of the securities purchase agreement, to allow Enterprises to enter into an agreement relating to a third-party proposal that Enterprises' board of directors has determined is more favorable to the stockholders of Enterprises than the terms and conditions of the securities purchase agreement.

TERMINATION FEES

    Enterprises has agreed to pay Warburg Pincus the termination fees (which include all legal and other costs of Warburg Pincus in connection with the securities purchase agreement) described below in the event the securities purchase agreement is terminated prior to the closing of the sale of the Enterprises Series B preferred stock:

    - Enterprises agreed to a termination fee equal to $1 million if:

       - the securities purchase agreement is terminated because Enterprises is unable to obtain stockholder approval of the filing of the Enterprises issuance charter amendments, the issuance of the Enterprises common stock in the merger or the sale of the Enterprises Series B preferred stock to Warburg Pincus or because the merger is not completed by November 21, 2001, or

       - the securities purchase agreement is terminated by Warburg Pincus because there exists any incurable material breach of a representation, warranty, covenant or agreement of Enterprises in the securities purchase agreement, or, if curable, Enterprises fails to cure a material breach of a representation, warranty, covenant or agreement of Enterprises in the

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         securities purchase agreement during the 20-day cure period provided in the securities purchase agreement, and

    - Enterprises agreed to a termination fee equal to $4 million if:

       - the securities purchase agreement is terminated by Warburg Pincus because Enterprises' board of directors withdraws, modifies or fails to make or refrains from making its recommendation that Enterprises' stockholders approve the filing of the Enterprises issuance charter amendments, the issuance of the Enterprises common stock in the merger, the sale of the Enterprises Series B preferred stock to Warburg Pincus or any other proposal described in this joint proxy statement/prospectus, or

       - the securities purchase agreement is terminated by Enterprises to allow it to enter into an agreement relating to a third-party proposal that Enterprises' board of directors has determined is more favorable to the stockholders of Enterprises than the terms and conditions of the securities purchase agreement.

    Enterprises has agreed to pay to Warburg Pincus an additional termination fee equal to $3 million if Warburg Pincus terminates the securities purchase agreement due to any of the events described above requiring a termination fee of $1 million and within one year after Warburg Pincus' termination, Enterprises or Legacy enter into any:

    - acquisition in any manner, directly or indirectly (including through any option, right to acquire or other beneficial ownership), of more than 25% of the equity securities, on a fully-diluted basis, of Enterprises or Legacy, as the case may be, by a single person or a group of related persons, or all or substantially all of the assets of Enterprises or Legacy, as the case may be, other than any transaction contemplated by the securities purchase agreement, or

    - merger, consolidation, share exchange, recapitalization, other business combination, or liquidation of Enterprises or Legacy, as the case may be, other than any transaction contemplated by the securities purchase agreement.

    The securities purchase agreement does not require Warburg Pincus to pay a termination fee to Enterprises under any circumstances.

EXPENSES RELATED TO THE SALE OF THE ENTERPRISES SERIES B PREFERRED STOCK

    If the sale of the Enterprises Series B preferred stock is completed, Enterprises has agreed to pay the reasonable fees and expenses of Warburg Pincus, up to a maximum of $500,000, incurred in connection with Warburg Pincus' investigation and diligence of Enterprises and in connection with the negotiation, preparation, execution and delivery of the securities purchase agreement.

VOTING AGREEMENT

    Concurrently with Enterprises' execution of the securities purchase agreement, Legacy entered into a voting agreement with Warburg Pincus pursuant to which Legacy agreed to vote the shares of Enterprises common stock it holds in favor of (1) the Enterprises issuance charter amendments, (2) the issuance of the Enterprises common stock in connection with the merger agreement and
(3) any other matter necessary to complete the transactions contemplated by the merger agreement and the securities purchase agreement. In addition to Legacy's agreement to vote in favor of these voting proposals, Legacy agreed to conduct its business only in the usual, regular and ordinary course before the closing of the sale of the Enterprises Series B preferred stock with limitations on its business comparable to those agreed to by Enterprises. See "--Covenants."

    The voting agreement contains customary representations and warranties by Enterprises, Legacy and Warburg Pincus and an indemnification by Enterprises in favor of Legacy for any damages

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resulting from Legacy's execution of the voting agreement or its performance of its obligations under the voting agreement. The voting agreement may be terminated by the written consent of the parties or automatically upon the earlier of the closing of the sale of the Enterprises Series B preferred stock and the termination of the securities purchase agreement.

CONVERSION AGREEMENT

    The conversion agreement, which effects the conversion of the $9.3 million Legacy promissory note into Enterprises Series B preferred stock, does not provide The Price Group with any of the representations, warranties, covenants, indemnities and termination fees provided to Warburg Pincus in the securities purchase agreement. It does provide that The Price Group will, along with Warburg Pincus, become a party to the registration rights agreement described below, with all rights of an investor under the agreement other than those relating to the assertion of demand registration rights.

REGISTRATION RIGHTS AGREEMENT

    In connection with the closing of the sale of the Enterprises Series B preferred stock, Enterprises, Warburg Pincus and The Price Group will enter into a registration rights agreement pursuant to which Warburg Pincus will have the right to cause Enterprises to register under the Securities Act all of the shares of Enterprises common stock Warburg Pincus and The Price Group hold, including upon conversion of the Enterprises Series B preferred stock and the exercise of the warrants.

    DEMAND REGISTRATION. Under the terms of the registration rights agreement, Warburg Pincus may make, in the aggregate, two demands for registration of the shares of Enterprises common stock owned by it and The Price Group. Enterprises is not, however, obligated to comply with any Warburg Pincus demand for registration:

    - in any jurisdiction in which Enterprises would be required to execute a general consent to service of process in effecting the registration, unless Enterprises is already subject to service of process in the jurisdiction and except as may be required by the Securities Act or applicable rules or regulations thereunder,

    - unless Warburg Pincus and other stockholders requesting registration request that Enterprises register securities with an anticipated aggregate public offering price (before any underwriting discounts and commissions) of not less than $10 million,

    - within 180 days of the effective time of the most recent registration of Enterprises capital stock pursuant to the registration rights agreement in which securities held by Warburg Pincus and The Price Group could have been included for sale or distribution, or

    - if Enterprises furnishes to Warburg Pincus a certificate, signed by the President or Chief Executive Officer of Enterprises, stating that in the good faith judgment of Enterprises' board of directors it would be detrimental to Enterprises or its stockholders for a registration statement to be filed in the near future (in which case Enterprises' obligations under the registration rights agreement may be deferred once in each 12-month period for up to 120 days from the date Warburg Pincus requested registration).

    PIGGYBACK REGISTRATION. Warburg Pincus and The Price Group are entitled under the registration rights agreement to unlimited "piggyback" registration rights to include their shares of Enterprises common stock in registrations initiated by Enterprises (other than any registration relating solely to employee benefits plans or to a registration pursuant to Rule 145 under the Securities Act).

    S-3 REGISTRATIONS. So long as Enterprises remains eligible to register its securities under the Securities Act using Form S-3, the registration rights agreement provides Warburg Pincus the right to make an unlimited number of demands for registrations of its shares of Enterprises common stock on a

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Form S-3. Enterprises is not, however, obligated to comply any Warburg Pincus demand for registration on Form S-3:

    - in any jurisdiction in which Enterprises would be required to execute a general consent to service of process in effecting the registration, unless Enterprises is already subject to service of process in the jurisdiction and except as may be required by the Securities Act or applicable rules or regulations thereunder,

    - unless Warburg Pincus, The Price Group or other stockholders requesting registration request that Enterprises register securities with an anticipated aggregate public offering price (before any underwriting discounts and commissions) of not less than $5 million,

    - within 180 days of the effective time of the most recent registration of Enterprises capital stock pursuant to the registration rights agreement in which securities held by Warburg Pincus could have been included for sale or distribution, or

    - if Enterprises furnishes to Warburg Pincus a certificate, signed by the President or Chief Executive Officer of Enterprises, stating that in the good faith judgment of Enterprises' board of directors it would be detrimental to Enterprises or its stockholders for a registration statement to be filed in the near future (in which case Enterprises' obligations under the registration rights agreement may be deferred once in each 12-month period for up to 120 days from the date Warburg Pincus requested registration).

    The registration rights agreement contains customary indemnification and contribution provisions relating to the exercise by Warburg Pincus and The Price Group of their registration rights.

WARRANT

    Pursuant to the terms of the securities purchase agreement, Enterprises agreed to issue to Warburg Pincus a warrant to purchase an aggregate of 2,500,000 shares of Enterprises common stock with an exercise price of $8.25 per share. Enterprises has also agreed to issue to The Price Group a warrant to purchase 233,679 shares of Enterprises common stock with an exercise price of $8.25 per share. The warrants are exercisable at any time within seven years after the date the warrants are issued by payment to Enterprises in cash, by certified or official bank check, or by wire transfer of the exercise payment, or, at the option of Enterprises, by surrender to Enterprises of Enterprises securities having a market value on the date of exercise equal to the payment required for the exercise. The warrants contain customary anti-dilution rights.

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                PROPOSAL 3 FOR THE ENTERPRISES ANNUAL MEETING--
                   THE ENTERPRISES MERGER CHARTER AMENDMENTS

GENERAL

    As a condition to Legacy's obligation to complete the merger, Enterprises is required to amend its charter as described below. These amendments to Enterprises' charter are sometimes referred to in this joint proxy statement/prospectus as the Enterprises merger charter amendments.

    The merger will not occur without the approval of the Enterprises merger charter amendments.

VOTE REQUIRED; BOARD RECOMMENDATION

    The affirmative vote of a majority of the voting power of the Enterprises common stock and Enterprises Series A preferred stock entitled to vote at the annual meeting, voting together as a single class, is required to approve the Enterprises merger charter amendments. Holders of Enterprises common stock will be entitled to one vote per share and holders of Enterprises Series A preferred stock will be entitled to 1/10 of one vote per share. The failure to vote or a vote to abstain will have the same legal effect as a vote cast against the Enterprises merger charter amendments. By voting in favor of the Enterprises merger charter amendments, you will also approve the filing with the State Department of Assessments and Taxation of Maryland of such amendments.

    Under the terms of Enterprises' charter, the affirmative vote or consent of holders of at least 66 2/3% of the Enterprises Series A preferred stock outstanding at the time, voting separately as a class, is required to approve an amendment to Enterprises' charter if the amendment materially and adversely affects any right, preference, privilege or voting power of holders of Enterprises Series A preferred stock. Enterprises' board has determined that the proposed Enterprises merger charter amendments will not materially and adversely affect any right, preference, privilege or voting power of holders of Enterprises Series A preferred stock, thus, do not necessitate a separate class vote of the Enterprises Series A preferred stock.

    AFTER CAREFUL CONSIDERATION, ENTERPRISES' BOARD HAS DETERMINED THAT THE ENTERPRISES MERGER CHARTER AMENDMENTS ARE ADVISABLE AND HAS DIRECTED THAT THEY BE SUBMITTED TO ENTERPRISES' STOCKHOLDERS FOR THEIR APPROVAL. ENTERPRISES' BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF THE ENTERPRISES MERGER CHARTER AMENDMENTS.

    LEGACY CURRENTLY HOLDS 91.3% OF THE ENTERPRISES COMMON STOCK, WHICH REPRESENTS 77.3% OF THE VOTING POWER OF ENTERPRISES. LEGACY HAS AGREED TO VOTE ITS SHARES IN FAVOR OF THE ENTERPRISES MERGER CHARTER AMENDMENTS. BECAUSE OF THIS VOTING CONTROL, LEGACY CAN CAUSE THE APPROVAL OF THIS PROPOSAL WITHOUT THE AFFIRMATIVE VOTE OF ANY OTHER STOCKHOLDER OF ENTERPRISES.

THE AMENDMENTS

    The following is a summary of the proposed amendments to Enterprises' charter to be effected by the Enterprises merger charter amendments. As a condition to Legacy's obligation to complete the merger, Enterprises is required to amend its charter to:

    - change the name of Enterprises to Price Legacy Corporation,

    - increase the number of authorized shares of capital stock from 100,000,000 to 150,000,000, and

    - increase the number of directors of Enterprises to seven, with four directors to be elected by the holders of Enterprises Series A preferred stock and three directors to be elected by the holders of Enterprises Series A preferred stock and Enterprises common stock, voting together as a single class, until such time as the rights of holders of Enterprises Series A preferred stock to elect directors of Enterprises terminate in accordance with Enterprises' charter.

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    The Enterprises merger charter amendments will only be effected if the issuance of the merger consideration, the Enterprises merger charter amendments and the Enterprises option plan are approved. If the issuance of the merger consideration, the sale of the Enterprises Series B preferred stock, the Enterprises merger charter amendments, the Enterprises issuance charter amendments and the Enterprises option plan are approved, then Enterprises' charter will be amended and restated in its entirety as described in "Proposal 4 for the Enterprises Annual Meeting--The Enterprises Issuance Charter Amendments--The Amendments" and the Enterprises merger charter amendments will not be effected. If neither the issuance of the merger consideration nor the sale of the Enterprises Series B preferred stock is approved, then no amendments to Enterprises' charter will be effected.

    For additional information regarding the effect of the proposed Enterprises merger charter amendments, see "Description of Enterprises Capital Stock" and "Comparison of Stockholder Rights."

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                PROPOSAL 4 FOR THE ENTERPRISES ANNUAL MEETING--
                  THE ENTERPRISES ISSUANCE CHARTER AMENDMENTS

GENERAL

    As a condition to Warburg Pincus' obligation to purchase the Enterprises Series B preferred stock, Enterprises is required to amend and restate its charter substantially in the form attached to this joint proxy statement/prospectus as Annex E, which is described below. These charter amendments are sometimes referred to as the Enterprises issuance charter amendments.

    The sale of the Enterprises Series B preferred stock will not occur without the approval of the Enterprises issuance charter amendments.

VOTE REQUIRED; BOARD RECOMMENDATION

    The affirmative vote of a majority of the voting power of the Enterprises common stock and Enterprises Series A preferred stock entitled to vote at the annual meeting, voting together as a single class, is required to approve the Enterprises issuance charter amendments. Holders of Enterprises common stock will be entitled to one vote per share and holders of Enterprises Series A preferred stock will be entitled to 1/10 of one vote per share. The failure to vote or a vote to abstain will have the same legal effect as a vote cast against the Enterprises issuance charter amendments. By voting in favor of the Enterprises issuance charter amendments, you will also approve the filing with the State Department of Assessments and Taxation of Maryland of such amendments.

    Under the terms of Enterprises' charter, the affirmative vote or consent of holders of at least 66 2/3% of the Enterprises Series A preferred stock outstanding at the time, voting separately as a class, is required to approve an amendment to Enterprises' charter if the amendment materially and adversely affects any right, preference, privilege or voting power of holders of Enterprises Series A preferred stock. Enterprises' board has determined that the proposed Enterprises issuance charter amendments will not materially and adversely affect any right, preference, privilege or voting power of holders of Enterprises Series A preferred stock, thus, do not necessitate a separate class vote of the Enterprises Series A preferred stock.

    AFTER CAREFUL CONSIDERATION, ENTERPRISES' BOARD HAS DETERMINED THAT THE ENTERPRISES ISSUANCE CHARTER AMENDMENTS ARE ADVISABLE AND HAS DIRECTED THAT THEY BE SUBMITTED TO ENTERPRISES' STOCKHOLDERS FOR THEIR APPROVAL. ENTERPRISES' BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF THE ENTERPRISES ISSUANCE CHARTER AMENDMENTS.

    LEGACY CURRENTLY HOLDS 91.3% OF THE ENTERPRISES COMMON STOCK, WHICH REPRESENTS 77.3% OF THE VOTING POWER OF ENTERPRISES. LEGACY HAS AGREED TO VOTE ITS SHARES IN FAVOR OF THE ENTERPRISES ISSUANCE CHARTER AMENDMENTS. BECAUSE OF THIS VOTING CONTROL, LEGACY CAN CAUSE THE APPROVAL OF THIS PROPOSAL WITHOUT THE AFFIRMATIVE VOTE OF ANY OTHER STOCKHOLDER OF ENTERPRISES.

THE AMENDMENTS

    The following is a summary of the material proposed amendments to Enterprises' charter to be effected by the Enterprises issuance charter amendments. Careful review of the Enterprises issuance charter amendments attached hereto as Annex E is encouraged. As a condition to Warburg Pincus' obligation to purchase the Enterprises Series B preferred stock, Enterprises is required to amend and restate its charter to:

    - change the name of Enterprises to Price Legacy Corporation,

    - increase the number of authorized shares of capital stock from 100,000,000 to 150,000,000,

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    - designate 27,458,855 shares of Enterprises' stock as Enterprises Series B preferred stock having the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption described under "Description of Enterprises Capital Stock--Enterprises Series B Preferred Stock,"

    - increase the number of directors of Enterprises to eight, with four directors to be elected by the holders of Enterprises Series A preferred stock, voting separately as a class, two directors to be elected by the holders of Enterprises Series A preferred stock and Enterprises common stock, voting together as a single class, and two directors to be elected by Warburg Pincus or its affiliates, until such time as the rights of holders of Enterprises Series A preferred stock and the rights of Warburg Pincus or its affiliates to elect directors of Enterprises terminate in accordance with Enterprises' charter,

    - provide that Enterprises' board, without stockholder approval, may increase or decrease the number of authorized shares of Enterprises' capital stock or the number of shares of any class or series that Enterprises is authorized to issue, provided that any approval of the increase or decrease includes the approval of the Warburg Pincus nominees,

    - provide that no holders of Enterprises' stock, other than holders of Enterprises Series A preferred stock, have appraisal rights, and

    - provide that, prior to the date that is six months after the conversion or redemption of the Enterprises Series B preferred stock, some actions of Enterprises, including amending its charter or bylaws, incurring debt and selling or purchasing assets in excess of pre-approved limits, may only be taken upon the approval of the Warburg Pincus nominees.

    In addition, if the Enterprises issuance charter amendments are approved, a vacancy on Enterprises' board may be filled by vote of:

    - Warburg Pincus, or its affiliates, or the remaining directors elected by these holders, if the vacancy occurs with respect to a director elected separately by these holders,

    - the remaining directors separately elected by holders of Enterprises Series A preferred stock, or the holders of this stock if the vacancy is caused by removal, if the vacancy occurs with respect to a director elected by holders of Enterprises Series A preferred stock, and

    - the remaining directors elected by holders of Enterprises Series A preferred stock and Enterprises common stock, voting together as a single class, or the holders of this stock if the vacancy is caused by removal, if the vacancy occurs with respect to a director elected by holders of Enterprises Series A preferred stock and Enterprises common stock, voting together as a single class.

    Currently under Enterprises charter, if a vacancy occurs with respect to a director elected by the holders of Enterprises Series A preferred stock, the vacancy may be filled by a majority of the entire board of directors upon the nomination of a majority of the directors elected by the holders of Enterprises Series A preferred stock. If a vacancy occurs with respect to a director elected by the holders of Enterprises Series A preferred stock and Enterprises common stock, voting together as a single class, the vacancy may be filled by a majority of the entire board of directors.

    For additional information regarding the effect of the proposed Enterprises issuance charter amendments, see "Description of Enterprises Capital Stock" and "Comparison of Stockholder Rights."

    The Enterprises issuance charter amendments will only be effected if the merger, the sale of the Enterprises Series B preferred stock, the Enterprises merger charter amendments, the Enterprises issuance charter amendments and the Enterprises option plan are approved. If the merger, the Enterprises merger charter amendments and the Enterprises option plan are approved, but the sale of

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the Enterprises Series B preferred stock and/or the Enterprises issuance charter amendments are not approved, Enterprises' charter will be amended only to effect the Enterprises merger charter amendments described above in "Proposal 3 for the Enterprises Annual Meeting--The Enterprises Merger Charter Amendments--The Amendments." If neither the merger nor the sale of the Enterprises Series B preferred stock is approved, then no amendments to Enterprises' charter will be effected, regardless of whether any such amendments are approved.

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                PROPOSAL 5 FOR THE ENTERPRISES ANNUAL MEETING--
                          THE ENTERPRISES OPTION PLAN

GENERAL

    On April 12, 2001, Enterprises' board adopted the Price Enterprises, Inc. 2001 Stock Option and Incentive Plan, subject to stockholder approval at the Enterprises annual meeting.

    The principal terms of the Enterprises option plan are summarized below. This description is only a summary and should not be relied on with respect to the terms of the plan. You are encouraged to carefully review the full text of the Enterprises option plan, a copy of which is attached as Annex F to this joint proxy statement/prospectus.

VOTE REQUIRED; BOARD RECOMMENDATION

    The affirmative vote of a majority of the voting power of the Enterprises common stock and Enterprises Series A preferred stock, voting together as a single class, cast at the Enterprises annual meeting is required to approve the adoption of the Enterprises option plan. Holders of Enterprises common stock will be entitled to one vote per share and holders of Enterprises Series A preferred stock will be entitled to 1/10 of one vote per share. The failure to vote or a vote to abstain will have no effect on the adoption of the Enterprises option plan.

    AFTER CAREFUL CONSIDERATION, ENTERPRISES' BOARD HAS DETERMINED THAT THE ADOPTION OF THE ENTERPRISES OPTION PLAN IS ADVISABLE AND HAS DIRECTED THAT IT BE SUBMITTED TO ENTERPRISES' STOCKHOLDERS FOR THEIR APPROVAL. ENTERPRISES' BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF THE ADOPTION OF THE ENTERPRISES OPTION PLAN.

    LEGACY CURRENTLY HOLDS 91.3% OF THE ENTERPRISES COMMON STOCK, WHICH REPRESENTS 77.3% OF THE VOTING POWER OF ENTERPRISES. LEGACY HAS AGREED TO VOTE ITS SHARES IN FAVOR OF THE ENTERPRISES OPTION PLAN. BECAUSE OF THIS VOTING CONTROL, LEGACY CAN CAUSE THE APPROVAL OF THIS PROPOSAL WITHOUT THE AFFIRMATIVE VOTE OF ANY OTHER STOCKHOLDER OF ENTERPRISES.

SUMMARY DESCRIPTION OF THE ENTERPRISES OPTION PLAN

    The purpose of the Enterprises option plan is to provide incentives and stock-based awards to promote the success of Enterprises and the interests of its stockholders and to align the interests of Enterprises' stockholders, employees, consultants and non-employee directors. The number, amount and type of awards to be received by or allocated to eligible persons under the Enterprises option plan cannot be determined at this time. Enterprises' compensation committee has not yet considered any specific awards under the plan.

    AWARDS. The Enterprises option plan authorizes awards of non-qualified stock options, incentive stock options, or ISOs, restricted stock, stock bonuses, stock appreciation rights, or SARs, performance shares, deferred stock, and dividend equivalent rights, as well as other awards responsive to changing developments in management compensation. The plan retains the flexibility to offer competitive incentives and to tailor benefits to specific needs and circumstances. Generally, an option or SAR will expire, or other award will vest, not more than ten years after the date of grant.

    ADMINISTRATION. The Enterprises option plan will be generally administered by Enterprises' compensation committee, consisting of at least two members of Enterprises' board who are both "non-employee" directors for purposes of
Section 16 of the Exchange Act and "outside directors" under Section 162(m) of the Code. However, with respect to grants under the Enterprises option plan to non-employee directors, Enterprises' board as a whole will administer the plan. Enterprises' compensation committee will be authorized to determine the individuals who will receive awards, when they will receive awards, the number of shares subject to each award, the price of the awards granted,

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payment terms, payment method and the expiration date applicable to each award.
Enterprises' compensation committee will also be authorized to adopt, amend and rescind rules relating to the administration of the plan.

    Enterprises' compensation committee will determine the number of shares subject to awards and the terms and conditions of the awards, including the price (if any) to be paid for the shares or the award. Subject to the other provisions of the Enterprises option plan, Enterprises' compensation committee will have the authority (1) to permit the recipient of any award to pay the purchase price of shares of Enterprises common stock or the award in cash, the delivery of previously owned shares of Enterprises common stock, a reduction in the number of shares of Enterprises common stock or other property otherwise issuable to the recipient, a cashless exercise, or the cancellation of indebtedness or conversion of other securities, (2) to accelerate the receipt or vesting of benefits under an award and (3) to make limited adjustments to an outstanding award and authorize the conversion, succession or substitution of an award.

    ELIGIBILITY. Persons eligible to receive awards under the Enterprises option plan include directors, officers, employees or consultants of Enterprises or any of its direct and indirect majority-owned subsidiaries. In addition, an individual who is not, and has not been, an officer, employee or affiliate of Enterprises or a subsidiary of Enterprises, an "independent director," and who becomes a member of Enterprises' board by election or re-election at the Enterprises annual meeting, or by election or appointment thereafter during the term of the plan, will receive automatic stock option grants under the plan, as described below. Independent directors will also receive automatic stock option grants upon subsequent re-election to the board, as described below. Currently, there are two Enterprises directors that are considered eligible to receive automatic grants under the plan. Enterprises and its subsidiaries have no employees which are considered eligible under the plan, subject to the power of Enterprises' compensation committee to determine eligible persons to whom awards will be granted.

    TRANSFER RESTRICTIONS. Subject to exceptions contained in the Enterprises option plan, awards under the plan are not transferable by the recipient other than by will or the laws of descent and distribution and are generally exercisable, during the recipient's lifetime, only by him or her. Any amounts payable or shares issuable under an award will be paid only to the recipient or the recipient's beneficiary or representative.

    LIMITS ON AWARDS; AUTHORIZED SHARES. The shares of stock subject to the Enterprises option plan generally will be the Enterprises common stock. Under the plan, the aggregate share limit is equal to 3,000,000 shares of Enterprises common stock. The aggregate share limit will automatically increase on each January 1 during the term of the plan commencing on January 1, 2002, by 10% of the aggregate share limit in effect for the immediately preceding calendar year, provided that in no event will the aggregate share limit under the plan exceed 5,000,000 shares.

    Additionally, the aggregate number of shares of Enterprises common stock subject to awards that may be granted to any individual in any calendar year under the plan will not exceed 1,000,000.

    As is customary in incentive plans of this nature, the number and kind of shares available under the Enterprises option plan and the then outstanding stock-based awards, as well as exercise or purchase prices, performance targets under some performance-based awards and share limits, are subject to adjustment in the event of reorganizations, mergers, combinations, consolidations, recapitalizations, reclassifications, stock splits, stock dividends, asset sales or other similar events, or extraordinary dividends or distributions of property to the stockholders.

    The Enterprises option plan will not limit the authority of Enterprises' board or Enterprises' compensation committee to grant awards or authorize any other compensation, with or without reference to the shares of Enterprises common stock, under any other plan or authority.

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    STOCK OPTIONS.  An option is the right to purchase shares of Enterprises common stock at a future date at a specified price, which is known as the option price. The option price per share may be no less than 85% of the fair market value of a share on the date of grant. However, with respect to ISOs and options intended to qualify as performance-based awards (as described below) the option price per share may be no less than the fair market value of a share on the date of grant; except that in the case of ISOs granted to an individual owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of Enterprises or any subsidiary of Enterprises, the option price may be no less than 110% of fair market value of a share on the date of the grant.

    An option may either be an ISO or a nonqualified stock option. ISO benefits are taxed differently from nonqualified stock options, as described below. ISOs are also subject to more restrictive terms and are limited in amount by the Code and the Enterprises option plan. Full payment for shares purchased on the exercise of any option must be made at the time of exercise in a manner approved by Enterprises' compensation committee.

    STOCK APPRECIATION RIGHTS. A SAR is the right to receive payment of an amount equal to the excess of the fair market value of a share of Enterprises common stock on the date of exercise of the SAR over the base price of the SAR. The base price will be established by Enterprises' compensation committee at the time of grant of the SAR. SARs may be granted in connection with other awards or independently.

    RESTRICTED STOCK AWARDS. A restricted stock award is an award typically for a fixed number of shares of Enterprises common stock subject to restrictions. Enterprises' compensation committee specifies the price, if any, the participant must pay for the shares and the restrictions (which may include, for example, continued service and/or performance standards) imposed on the shares.

    STOCK BONUSES. Enterprises' compensation committee may grant a stock bonus to any eligible person to reward exceptional or special services, contributions or achievements in the manner and on the terms and conditions (including any restrictions on the shares) as determined from time to time by the committee. The number of shares so awarded will be determined by Enterprises' compensation committee and may be granted independently or in lieu of a cash bonus.

    PERFORMANCE-BASED AWARDS. Enterprises' compensation committee may grant to eligible employees performance-based awards designed to satisfy the requirements for deductibility under Section 162(m) of the Code (in addition to other awards expressly authorized under the Enterprises option plan which may also qualify as performance-based). These awards will be based on the performance of Enterprises and/or one or more of its subsidiaries, divisions, segments or units.

    The performance-based awards will be awarded based on any one or more of the following business criteria with respect to Enterprises, any subsidiary or any division or operating unit: (1) net income, (2) pretax income, (3) operating income, (4) cash flow, (5) earnings per share, (6) return on equity, (7) return on invested capital or assets, (8) cost reductions or savings, (9) funds from operations, (10) appreciation in the fair market value of the Enterprises common stock and (11) earnings before any one or more of the following items: interest, taxes, depreciation or amortization. These awards are earned and payable only if performance reaches specific, pre-established performance goals, based on one or more of the performance criteria, that are established by the committee in advance of applicable deadlines under the Code and while the performance relating to the goals remains substantially uncertain. Performance goals may be adjusted to reflect some changes, including reorganizations, liquidations and capitalization and accounting changes, to the extent permitted by
Section 162(m) of the Code.

    Performance-based awards may be stock-based (payable in stock only or in cash or stock) or may be cash-only awards (in either case, subject to the limits described above). Before any performance-based award is paid, Enterprises' compensation committee must certify that the performance goals have been satisfied. Enterprises' compensation committee will have discretion to determine the performance goals and restrictions or other limitations of the individual awards and is expected to reserve "negative" discretion to reduce payments below maximum award limits. The value of cash-only performance-based awards granted to any individual in any calendar year under the plan cannot exceed $1 million. Performance-based awards of the Enterprises common stock are subject to the annual 1,000,000 share per individual limit described above.

    DEFERRED STOCK. The Enterprises option plan authorizes Enterprises' compensation committee to grant deferred stock awards. The committee may determine the form and timing of payment, vesting and other terms applicable to such awards.

    DIVIDEND EQUIVALENT RIGHTS. The Enterprises option plan authorizes the grant of dividend equivalent rights, or DERs. DERs are amounts payable in cash or stock (or additional stock units that may be paid in stock or cash) equal to the amount of dividends that would have been paid on shares had the shares been outstanding from the date the stock-based award was granted.

    AUTOMATIC AWARD GRANTS TO ELIGIBLE DIRECTORS. Under the Enterprises option plan, independent directors elected or re-elected to Enterprises' board at the Enterprises annual meeting, or first elected or appointed to Enterprises' board thereafter during the term of the plan, will receive an automatic grant of a stock option to purchase 10,000 shares of Enterprises common stock at a purchase price per share equal to 100% of the fair market value of a share on the date of grant. Additionally, an independent director who is subsequently re-elected to Enterprises' board during the term of the plan will receive an automatic grant of a stock option to purchase 5,000 shares of Enterprises common stock at a purchase price per share equal to 100% of the fair market value of a share on the date of grant.

    TERMINATION OF OR CHANGES TO THE ENTERPRISES OPTION PLAN. Enterprises' board may amend or terminate the Enterprises option plan at any time and in any manner. Unless required by applicable law or deemed necessary or advisable by Enterprises' board, stockholder approval for any amendment will not be required. Unless the plan is previously terminated by Enterprises' board, in no event may any ISO be granted under the plan after the earlier of (1) the expiration of ten years from the date the plan is adopted by Enterprises' board or (2) the expiration of ten years from the date the plan is approved by Enterprises' stockholders. Outstanding awards may be amended, subject, however, to the consent of the holder if the amendment materially and adversely affects the holder.

    SECURITIES UNDERLYING AWARDS. The market value of the Enterprises common stock as of August 3, 2001 was $6.75 per share. Upon receipt of stockholder approval, Enterprises plans to register the shares of Enterprises common stock available under the Enterprises option plan under the Securities Act.

FEDERAL INCOME TAX TREATMENT OF AWARDS UNDER THE ENTERPRISES OPTION PLAN

    The federal income tax consequences of the Enterprises option plan under current federal income tax law are summarized in the following discussion which deals with the general tax principles applicable to the plan and is intended for general information only. In addition, the tax consequences described below are subject to the limitations of Section 162(m) of the Code, as discussed in further detail below. Alternative minimum tax and other federal taxes and foreign, state and local income taxes are not discussed, and may vary depending on individual circumstances and from locality to locality.

    NONQUALIFIED STOCK OPTIONS. For federal income tax purposes, the recipient of nonqualified stock options, or NSOs, granted under the Enterprises option plan will not have taxable income upon the grant of the option, nor will Enterprises then be entitled to any deduction. Generally, upon exercise of NSOs, the optionee will realize ordinary income, and Enterprises will be entitled to a deduction in an amount equal to the difference between the option exercise price and the fair market value of the stock at the date of exercise.

    Under the Enterprises option plan, a participant may exercise NSOs through delivery of shares of Enterprises common stock already held by the participant with the consent of Enterprises' compensation committee. The Internal Revenue Service has taken the position that the tax consequences of exercising options with shares of Enterprises common stock must be determined separately for the number of shares received upon exercise equal to the number of shares surrendered (as a tax-free exchange of stock for stock) and the remaining shares received upon exercise (as compensation income).

    INCENTIVE STOCK OPTIONS. An optionee generally will not recognize taxable income upon either the grant or exercise of an ISO. However, the amount by which the fair market value of the shares at the time of exercise exceeds the exercise price will be an "item of tax preference" for the optionee. Generally, upon the sale or other taxable disposition of the shares of Enterprises common stock acquired upon exercise of an ISO, the optionee will recognize income taxable as capital gains in an amount equal to the excess, if any, of the amount realized in the disposition over the option exercise price, provided that no disposition of the shares has taken place within either (1) two years from the date of grant of the ISO or (2) one year from the date of exercise. If the shares of Enterprises common stock are sold or otherwise disposed of before the end of the one-year and two-year periods specified above, the difference between the ISO exercise price and the fair market value of the shares on the date of exercise generally will be taxable as ordinary income. The balance of the amount realized from the disposition, if any, generally will be taxed as capital gain. If the shares of Enterprises common stock are disposed of before the expiration of the one-year and two-year periods and the amount realized is less than the fair market value of the shares at the date of exercise, the optionee's ordinary income generally is limited to the excess, if any, of the amount realized in the disposition over the option exercise price paid. Enterprises (or another employer corporation) generally will be entitled to a tax deduction with respect to an ISO only to the extent the optionee has ordinary income upon sale or other disposition of the shares of Enterprises common stock.

    RESTRICTED STOCK. Generally, an individual who receives an award will not be taxed upon the grant or purchase of restricted stock that is subject to a "substantial risk of forfeiture," within the meaning of Section 83 of the Code, until the restricted stock is no longer subject to the substantial risk of forfeiture. At that time, the individual will be taxed on the difference between the fair market value of the Enterprises common stock and the amount the individual paid, if any, for the restricted stock. However, subject to the discretion of Enterprises' compensation committee and the terms of the award agreement for the restricted stock, the recipient of restricted stock under the Enterprises option plan may make an election under Section 83(b) of the Code to be taxed with respect to the restricted stock as of the date of transfer of the restricted stock rather than the date or dates upon which the restricted stock is no longer subject to a substantial risk of forfeiture and the individual would otherwise be taxable under Section 83 of the Code.

    SECTION 162(M). Under Section 162(m) of the Code, in general, income tax deductions of publicly-traded companies may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and nonqualified benefits paid in 1994 and thereafter) for each of the chief executive officer and the other four highest compensated executive officers exceeds $1 million in any one taxable year (less the amount of any "excess parachute payments" as defined in Section 280G of the Code). However, under
Section 162(m) of the Code, the deduction limit does not apply to performance-based compensation established by an independent compensation committee which conforms to restrictive conditions stated under the Code and related regulations. The Enterprises option plan has been structured with the intent that awards granted under the plan may meet the requirements for performance-based compensation and Section 162(m) of the Code. To the extent

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
granted at, not less than, a fair market value exercise price, options granted under the plan are intended to qualify as performance-based under
Section 162(m) of the Code. Restricted stock granted under the plan may qualify as performance-based under the Code if it vests based solely upon performance criteria.

    The current federal income tax consequences of other awards authorized under the Enterprises option plan generally follow basic patterns: SARs are taxed and deductible in substantially the same manner as nonqualified stock options, bonuses and performance share awards are generally subject to tax at the time of payment, cash-based awards are generally subject to tax at the time of payment and compensation otherwise effectively deferred is taxed when paid. In each of the foregoing cases, Enterprises will generally have a corresponding deduction at the time the participant recognizes income.

    If an award is accelerated under the Enterprises option plan in connection with a change in control (as the term is used under the Code), Enterprises may not be permitted to deduct the portion of the compensation attributable to the acceleration if it exceeds some threshold limits under the Code (and some related excise taxes may be triggered). Furthermore, if the compensation attributable to awards is not "performance-based" within the meaning of
Section 162(m) of the Code, Enterprises may not be permitted to deduct the aggregate non-performance-based compensation in excess of $1 million in some circumstances.

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
                PROPOSAL 6 FOR THE ENTERPRISES ANNUAL MEETING--
                             ELECTION OF DIRECTORS

GENERAL

    Enterprises' board of directors currently consists of five directors. All of the directors are elected annually and will serve for a term expiring at the annual meeting of stockholders held in the year following the year of their election and until the nominees' successor is duly elected and qualified.

VOTE REQUIRED; BOARD RECOMMENDATION

    The five director nominees will be elected by a favorable vote of a plurality of the Enterprises common stock and Enterprises Series A preferred stock represented and entitled to vote, in person or by proxy, at the annual meeting. Holders of Enterprises common stock will be entitled to one vote per share and holders of Enterprises Series A preferred stock will be entitled to 1/10 of one vote per share. Stockholders are not permitted to cumulate their shares of Enterprises common stock or Enterprises Series A preferred stock for the purpose of electing directors. The failure to vote or a vote to abstain will have no effect on the election of nominees to Enterprises' board of directors. Unless instructed to the contrary, the shares represented by the proxies will be voted in favor of the election of each of the persons listed below as nominees for election as directors. Although it is anticipated that each nominee will be able to serve as a director, should any nominee become unable to serve, the shares represented by the proxies will be voted for another person or persons designated by Enterprises' board of directors. In no event will the proxies be voted for more than five nominees.

    Holders of Enterprises Series A preferred stock, voting as a separate class, will vote for the election of Messrs. Cahill, Galinson and McGrory to Enterprises' board and holders of Enterprises Series A preferred stock and Enterprises common stock, voting together as a single class, will vote for the election of Messrs. Muir and Sabin to Enterprises' board.

    ENTERPRISES' BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF THE ELECTION TO ENTERPRISES' BOARD OF DIRECTORS OF EACH NOMINEE NAMED IN THIS JOINT PROXY STATEMENT/PROSPECTUS.

    LEGACY CURRENTLY HOLDS 91.3% OF THE ENTERPRISES COMMON STOCK, WHICH REPRESENTS 77.3% OF THE VOTING POWER OF ENTERPRISES. LEGACY HAS AGREED TO VOTE IN FAVOR OF MESSRS. MUIR AND SABIN AS NOMINEES TO ENTERPRISES' BOARD OF DIRECTORS. BECAUSE OF THIS VOTING CONTROL, LEGACY CAN CAUSE THE ELECTION OF THESE TWO NOMINEES TO ENTERPRISES' BOARD WITHOUT THE AFFIRMATIVE VOTE OF ANY OTHER STOCKHOLDER OF ENTERPRISES. LEGACY HAS NO RIGHT TO VOTE ON THE ENTERPRISES SERIES A PREFERRED STOCK NOMINEES TO ENTERPRISES' BOARD.

DIRECTOR NOMINEES AND BOARD COMPOSITION

    The following table sets forth certain information regarding the persons who are nominees, including the name, position with Enterprises, if any, and age of each nominee for director. All of the nominees currently serve as directors of Enterprises.

ENTERPRISES SERIES A PREFERRED STOCK NOMINEES.

NAME                                                AGE      TITLE WITH ENTERPRISES
----                                              --------   ----------------------
Jack McGrory....................................     51      Director and Chairman
James F. Cahill.................................     45      Director
Murray Galinson.................................     63      Director

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
ENTERPRISES SERIES A PREFERRED STOCK AND ENTERPRISES COMMON STOCK NOMINEES.

NAME                           AGE      TITLE WITH ENTERPRISES
----                         --------   -----------------------------------------------
Gary B. Sabin..............     47      Director, President and Chief Executive Officer
Richard B. Muir............     45      Director, Executive Vice President and Chief
                                          Operating Officer

    In the event the merger is approved and completed, Enterprises will be obligated to appoint two additional directors to its board. In this event, Keene Wolcott will be appointed as an Enterprises Series A preferred stock nominee and Graham R. Bullick, Ph.D. will be appointed as an Enterprises Series A preferred stock and Enterprises common stock nominee. These additional directors will be appointed by Enterprises' board without the approval of Enterprises' stockholders.

    In the event the merger and the sale of the Enterprises Series B preferred stock are approved and completed, instead of appointing two additional directors, as described above, Enterprises will be obligated to appoint three additional directors to its board. In this event, Reuben S. Leibowitz and Melvin
L. Keating will be appointed as Warburg Pincus nominees and Keene Wolcott will be appointed as an Enterprises Series A preferred stock nominee. These additional directors will be appointed by Enterprises' board without the approval of Enterprises' stockholders. In this instance, the holders of Enterprises Series A preferred stock will no longer have the right to elect a majority of Enterprises' board of directors.

    The biographies of the above named individuals are set forth below.

    JACK MCGRORY has served as Chairman of the Board of Enterprises and a director of Legacy since November 1999. Since September 2000, Mr. McGrory has also served as President and Chief Executive Officer of Downtown
Development Inc., an entity which manages the construction of San Diego's new ballpark and adjacent commercial real estate, and President and Chief Executive Officer of San Diego Revitalization, a non-profit organization focused on real estate development in City Heights. Mr. McGrory has also been the Managing Director of The Price Group LLC, which is engaged in securities and real estate investments, since August 2000. Mr. McGrory served as Chief Operating Officer of the San Diego Padres from October 1999 to August 2000. Mr. McGrory served as President and Chief Executive Officer of Enterprises from September 1997 to November 1999 and as City Manager of the City of San Diego from March 1991 to August 1997.

    JAMES F. CAHILL has served as a director of Enterprises since August 1997 and as a director of PriceSmart, Inc. since November 1999. He has also served as Executive Vice President of Price Entities since January 1987. In this position he has been responsible for the oversight and investment activities of the financial portfolio of Sol Price, founder of The Price Company, and related entities. He was a director of Neighborhood National Bank, located in San Diego, from 1992 through January 1998. Prior to his current position, Mr. Cahill was employed at The Price Company for ten years with his last position being Vice President of Operations.

    MURRAY GALINSON has served as a director of Enterprises since January 2001 and was previously a director of Enterprises from August 1994 until the closing of the Legacy exchange offer in 1999. Mr. Galinson has also served as Chairman of the Board of San Diego National Bank and SDNB Financial Corp. since May 1996 and as a director of both entities since their inception in 1981. Mr. Galinson served as President of both entities from September 1984 until May 1996 and as Chief Executive Officer of both entities from September 1984 to September 1997.

    GARY B. SABIN has served as President and Chief Executive Officer and a director of Enterprises since November 1999. Mr. Sabin also has served as Chairman of the Board of Directors, President and Chief Executive Officer of Legacy since its formation in November 1997. Mr. Sabin served as director and President of New Plan Excel Realty Trust, Inc. (New Plan Excel) from September 1998 to

April 1999 and as Chairman, President and Chief Executive Officer of Excel Realty Trust from January 1989 to September 1998. In addition, Mr. Sabin has served as Chief Executive Officer of various companies since his founding of Excel Realty Trust's predecessor company and its affiliates starting in 1977. He has been active for over 20 years in diverse aspects of the real estate industry, including the evaluation and negotiation of real estate acquisitions, management, financing and dispositions.

    RICHARD B. MUIR has served as Executive Vice President, Chief Operating Officer and a director of Enterprises since November 1999. Mr. Muir also has served as director, Executive Vice President and Secretary of Legacy since its formation and as Legacy's Chief Operating Officer since November 1999. Mr. Muir served as a director, Executive Vice President and Co-Chief Operating Officer of New Plan Excel from September 1998 to April 1999 and served as director, Executive Vice President and Secretary of Excel Realty Trust from January 1989 to September 1998. In addition, Mr. Muir served as an officer and director of various affiliates of Excel Realty Trust since 1978, primarily in administrative and executive capacities, including direct involvement in and supervision of asset acquisitions, management, financing and dispositions.

    KEENE WOLCOTT has served as President of Wolcott Investments, Inc., a private investment company, since 1975 and is currently a director of Prusser's of the West Indies Ltd., a company which owns and operates restaurants.
Mr. Wolcott served as a director of Price REIT, Inc. from January 1995 until 1998. From 1969 to 1973, Mr. Wolcott served as Chief Executive Officer of the Colorado Corporation, which managed investor funds in oil and gas exploration. Prior to 1969 he served as Senior Vice President of Hayden, Stone and Company, a securities brokerage firm.

    GRAHAM R. BULLICK, PH.D., has served as Senior Vice President--Capital Markets of Enterprises since November 1999 and in the same position with Legacy since its formation. Mr. Bullick served as Senior Vice President--Capital Markets of Excel Realty Trust and then New Plan Excel from January 1991 to April 1999. Previously, Mr. Bullick was associated with Excel Realty Trust as a director from 1991 to 1992. From 1985 to 1991, Mr. Bullick served as Vice President and Chief Operations Officer for a real estate investment firm, where his responsibilities included acquisition and financing of investment real estate projects.

    MELVIN L. KEATING has served as President of Kadeca Consulting Corporation, a real estate consulting firm, since 1997. From 1995 to 1997, Mr. Keating served as President of Sunbelt Management Company, Delray Beach, Florida. Sunbelt Management is an owner and operator of commercial and retail real estate in North America. From 1986 to 1995, Mr. Keating served as Senior Vice President of various entities controlled by the Reichmann family, including Reichmann International Companies and Olympia & York Companies, U.S.A., which were engaged in the real estate development business, including the development and construction of major urban office buildings and other commercial property.
Mr. Keating is a director of Plymouth Rubber Company, Inc., Canton,
Massachusetts.

    REUBEN S. LEIBOWITZ is a Managing Director of E.M. Warburg, Pincus & Co., LLC, a private equity investment firm. He has been associated with Warburg Pincus since 1984. He is also a director of Chelsea Property Group, Inc. and a number of private companies. Mr. Leibowitz has served as a director of Grubb & Ellis Co. since 1993 and currently serves as the Chairman of the Board.
Mr. Leibowitz is a member of the New York State Bar and a Certified Public Accountant.

MEETINGS OF THE BOARD

    During 2000, Enterprises' board held three meetings. In 2000, each director attended at least 75% of the aggregate of all meetings held by Enterprises' board and all meetings held by all committees of the board on which the director served.

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
COMMITTEES OF THE BOARD

    EXECUTIVE AND NOMINATING COMMITTEE. Enterprises' executive and nominating committee, which currently consists of Messrs. Sabin and McGrory, held four meetings in 2000. The executive and nominating committee was established with all powers and rights necessary to exercise the full authority of Enterprises' board of directors in the management of the business and affairs of Enterprises, except as provided by the MGCL or Enterprises' bylaws. The executive and nominating committee also recommends candidates to fill vacancies on the board of directors or any committee thereof, which vacancies may be created by the departure of any directors or the expansion of the number of members of the board. The executive and nominating committee will give appropriate consideration to qualified persons recommended by stockholders for nomination as directors provided that such recommendations are accompanied by information sufficient to enable the executive and nominating committee to evaluate the qualifications of the nominee.

    COMPENSATION AND AUDIT COMMITTEE. Enterprises' compensation and audit committee, which currently consists of Messrs. Cahill, McGrory and Galinson, held one meeting during 2000. The compensation and audit committee reviews salaries, bonuses and stock options of senior officers of Enterprises and administers Enterprises' executive compensation policies and plans. The compensation and audit committee also reviews the annual audits of Enterprises' independent auditors, reviews and evaluates internal accounting controls, recommends the selection of Enterprises' independent auditors, reviews and passes upon (or ratifies) related party transactions and conducts such reviews and examinations as it deems necessary with respect to the practices and policies of, and the relationship between, Enterprises and its independent auditors.

COMPENSATION OF THE BOARD

    In 2000, each outside director of Enterprises received $6,000 in cash compensation for serving on Enterprises' board of directors. In addition, outside directors who serve on committees of Enterprises' board (in a capacity other than chairman of a committee) receive $500 for each meeting attended. The chairman or vice chairman of any committee may receive additional compensation to be fixed by Enterprises' board.

                             AUDIT COMMITTEE REPORT

    The compensation and audit committee of Enterprises' board is comprised of two independent directors as required by the listing standards of Nasdaq.
Mr. McGrory does not qualify as an independent director due to his employment as President and Chief Executive Officer of Enterprises through November 1999. However, due to the merger, Enterprises' board has determined, in accordance with Nasdaq Rule 4350(d)(2)(B), that the appointment of Mr. McGrory to the compensation and audit committee is in the best interests of Enterprises and its stockholders. Upon completion of the merger, Enterprises' board plans to nominate a new director to the compensation and audit committee who meets the independence requirements of Nasdaq. The audit committee operates pursuant to a written charter adopted by Enterprises' board of directors, a copy of which is attached to this joint proxy statement/prospectus as Annex I.

    The role of the compensation and audit committee is to oversee Enterprises' financial reporting process on behalf of the board of directors. Enterprises' management has the primary responsibility for Enterprises' financial statements as well as Enterprises' financial reporting process, principles and internal controls. The independent auditors are responsible for performing an audit of Enterprises' financial statements and expressing an opinion as to the conformity of such financial statements with accounting principles generally accepted in the United States.

    In this context, the compensation and audit committee has reviewed and discussed the audited financial statements of Enterprises as of and for the year ended December 31, 2000 with management and the independent auditors. The compensation and audit committee has discussed with the independent auditors the matters required to be discussed under auditing standards generally accepted in the United States, including those matters set forth in Statement on Auditing Standards No. 61 (Communication with Audit Committees), as currently in effect. In addition, the compensation and audit committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and it has discussed with the auditors their independence from Enterprises. The compensation and audit committee has also considered whether the independent auditor's provision of non-audit services to Enterprises is compatible with maintaining the auditor's independence.

    Based on the reports and discussions described above, the compensation and audit committee recommended to Enterprises' board of directors that the audited financial statements be included in Enterprises' Annual Report on Form 10-K for the year ended December 31, 2000, for filing with the SEC.

    Submitted on January 19, 2001 by the members of the compensation and audit committee of Enterprises' board of directors.

                                          James F. Cahill
                                          Jack McGrory
                                          Murray Galinson

AUDIT FEES

    The aggregate fees for professional services rendered by Ernst & Young LLP for the audit of Enterprises' annual financial statements for the 2000 fiscal year and the reviews of the financial statements included in Enterprises' Quarterly Reports on Form 10-Q for the 2000 fiscal year were $89,500.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

    During the 2000 fiscal year, there were no fees billed by Ernst & Young LLP for information technology consulting services. Ernst & Young LLP did not render any professional services to Enterprises of the type described in Rule 2-01(c)(4)(ii) of Regulation S-X during the 2000 fiscal year.

ALL OTHER FEES

    The aggregate fees billed for services rendered by Ernst & Young LLP, other than fees for the services referenced under the caption "Audit Fees," during the 2000 fiscal year were $104,000, which consisted primarily of income tax consulting and compliance services.

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
                        SECURITIES OWNERSHIP OF CERTAIN
                BENEFICIAL OWNERS AND MANAGEMENT OF ENTERPRISES

    The following table sets forth certain information regarding beneficial ownership of shares of Enterprises common stock and Enterprises Series A preferred stock as of August 3, 2001 (unless described otherwise) by Enterprises' directors and executive officers, all of Enterprises' directors and executive officers as a group and all other stockholders known by Enterprises to beneficially own more than five percent of the Enterprises common stock or the Enterprises Series A preferred stock. Beneficial ownership of directors, executive officers and five percent stockholders includes both outstanding shares of Enterprises common stock and Enterprises Series A preferred stock and shares of the Enterprises Series A preferred stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after the date of this table.

                                            NUMBER OF        NUMBER OF
                                            SHARES OF        SHARES OF
                                           COMMON STOCK   PREFERRED STOCK        PERCENT OF TOTAL (%)
                                           BENEFICIALLY    BENEFICIALLY     -------------------------------
NAME AND ADDRESS(1)                           OWNED          OWNED(2)        COMMON    PREFERRED    VOTING
-------------------                        ------------   ---------------   --------   ---------   --------
Excel Legacy Corporation.................   12,154,289              --        91.3       *           77.3
Sol Price(3)(4)..........................           --       8,507,135        *          35.2         5.4
Robert E. Price(3)(5)....................           --       5,779,230        *          23.9         3.7
James F. Cahill(3)(6)....................           --       3,302,153        *          13.6         2.1
Murray Galinson(3)(7)....................          412       3,274,215        *          13.5         2.1
Jack McGrory(3)(8).......................           --       3,278,794        *          13.5         2.1
Charles T. Munger(9).....................           --       2,000,000        *           8.3         1.3
Keene Wolcott............................           --              --        *          *           *
Graham R. Bullick, Ph.D..................           --              --        *          *           *
Melvin L. Keating........................           --              --        *          *           *
Reuben S. Leibowitz......................           --              --        *          *           *
Gary B. Sabin............................           --              --        *          *           *
Richard B. Muir..........................           --              --        *          *           *
S. Eric Ottesen..........................           --              --        *          *           *
James Y. Nakagawa........................           --              --        *          *           *
Mark T. Burton...........................           --              --        *          *           *
John A. Visconsi.........................           --              --        *          *           *
William J. Stone.........................           --              --        *          *           *
Susan M. Wilson..........................           --              --        *          *           *
All executive officers and directors as a
  group (12 persons).....................          412       3,591,232        *          14.8         2.3

------------------------

*   Less than 1% beneficially owned.

(1) The address for all persons listed, other than James F. Cahill, Jack McGrory, Charles T. Munger, Robert E. Price and Sol Price is c/o Price Enterprises, Inc., 17140 Bernardo Center Drive, Suite 300, San Diego, California 92128. The address for James F. Cahill, Jack McGrory, Robert E. Price and Sol Price is c/o The Price Entities, 7979 Ivanhoe Avenue, Suite 520, La Jolla, California 92037. The address for Charles T. Munger is 355 South Grand Avenue, 34th Floor, Los Angeles, California 90071.

(2) Includes the following shares issuable upon the exercise of outstanding stock options that are exercisable within 60 days of August 3, 2001:
    Mr. Cahill--12,358; Mr. McGrory--134,829; and all executive officers and directors as a group (12 persons)--147,187.

(3) Sol Price, Robert E. Price, James F. Cahill, Murray Galinson and Jack McGrory are directors of The Price Family Charitable Fund and co-managers of The Price Group LLC. As such, for purposes of this table, they are each deemed to beneficially own 2,281,680 shares of Enterprises Series A preferred stock held by the Charitable Fund and 850,285 shares of Enterprises Series A preferred stock held by The Price Group. Each of Sol Price, Robert E. Price, James F. Cahill, Murray Galinson and Jack McGrory has shared voting and dispositive power with respect to, and disclaims beneficial ownership of, the shares held by the Charitable Fund and The Price Group. If the percent of the Enterprises Series A preferred stock beneficially owned by Sol Price, Robert E. Price, James F. Cahill, Murray Galinson and Jack McGrory were calculated without regard to the shares held by the Charitable Fund or The Price Group, they would own 22.3%, 10.9%, 0.7%, 0.6% and 0.6%, respectively, of the Enterprises Series A preferred stock.

(4) Includes 5,375,170 shares of Enterprises Series A preferred stock held by trusts of which Sol Price is a trustee, and as to which Sol Price has sole voting and dispositive power.

(5) Includes 2,646,118 shares of Enterprises Series A preferred stock held by trusts of which Robert E. Price is a trustee. Mr. Price has shared voting and dispositive power with respect to such shares. Also includes 295 shares of Enterprises Series A preferred stock held by Mr. Price through Enterprises' 401(k) plan and 852 shares of Enterprises Series A preferred stock held by Mr. Price as custodian of his minor children under the California Uniform Transfer to Minors Act, or the CUTMA.

(6) Includes 4,000 shares of Enterprises Series A preferred stock held by Mr. Cahill as custodian for his minor children under CUTMA. Also includes 67,850 shares of Enterprises Series A preferred stock held by trusts in which Mr. Cahill is a trustee. Mr. Cahill has shared voting and dispositive power with respect to, and disclaims beneficial ownership of, the shares held by the trusts.

(7) Includes 100,000 shares of Enterprises Series A preferred stock held by Galinson Holdings, 20,000 shares of Enterprises Series A preferred stock held by the Galinson Foundation, 14,000 shares of Enterprises Series A preferred stock held by the Galinson Charitable Remainder Trust 1, 4,500 shares of Enterprises Series A preferred stock held by the Galinson Charitable Remainder Trust 2, 1,500 shares of Enterprises Series A preferred stock held by Mr. Galinson as custodian for his minor children under CUTMA and 2,250 shares of Enterprises Series A preferred stock held by the Murray and Elaine Galinson Family Trust. Mr. Galinson disclaims beneficial ownership of such shares.

(8) Includes 2,000 shares of Enterprises Series A preferred stock held by Mr. McGrory as custodian for his minor children under CUTMA. Mr. McGrory disclaims beneficial ownership of such shares.

(9) Includes 15,000 shares of Enterprises Series A preferred stock owned by Charles T. Munger, as to which Charles T. Munger has sole voting and dispositive power. Also includes 92,115 shares of Enterprises Series A preferred stock owned by Philip B. Munger, as to which Philip B. Munger has sole voting and dispositive power. Also includes 1,275,000 shares of Enterprises Series A preferred stock held by NBACTMC Partnership, a California general partnership, as to which NBACTMC Partnership has sole voting and dispositive power. Also includes 287,040 shares of Enterprises Series A preferred stock held by Alfred C. Munger Trusts, as to which Alfred
    C. Munger Trusts have sole voting and dispositive power. Also includes 330,845 shares of Enterprises Series A preferred stock held by Charles T. and Nancy B. Munger Trusts, as to which Charles T. and Nancy B. Munger Trusts have sole voting and dispositive power. All information concerning Charles T. Munger, Philip B. Munger, NBACTMC Partnership, Alfred C. Munger Trusts and Charles T. and Nancy B. Munger Trusts is based upon information contained in a Schedule 13G filed with the SEC on behalf of the foregoing individuals and entities on February 5, 1999. The Schedule 13G indicates that each of Philip B. Munger, NBACTMC Partnership, Alfred C. Munger Trusts and Charles T. and Nancy B. Munger Trusts often rely on the advice of Charles T. Munger with respect to issues of voting and disposition.

            ENTERPRISES EXECUTIVE COMPENSATION AND OTHER INFORMATION

ENTERPRISES' MANAGEMENT

    The table below indicates the name, position with Enterprises and ages of its directors, executive officers and other key employees as of August 3, 2001.

NAME                                                POSITION WITH ENTERPRISES             AGE
----                                        ------------------------------------------  --------
Jack McGrory..............................  Chairman                                       51

Gary B. Sabin.............................  Director, President and Chief Executive        47
                                            Officer

Richard B. Muir...........................  Director, Executive Vice President and         45
                                            Chief Operating Officer

James F. Cahill...........................  Director                                       45

Murray Galinson...........................  Director                                       63

S. Eric Ottesen...........................  Senior Vice President, General Counsel and     45
                                              Secretary

James Y. Nakagawa.........................  Chief Financial Officer                        35

Graham R. Bullick, Ph.D...................  Senior Vice President--Capital Markets         50

Mark T. Burton............................  Senior Vice President--Acquisitions            40

John A. Visconsi..........................  Senior Vice President--Leasing/Asset           56
                                              Management

William J. Stone..........................  Senior Vice President--Retail Development      57

Susan M. Wilson...........................  Senior Vice President--Mixed Use/              43
                                              Development

    For information on Messrs. McGrory, Sabin, Muir, Cahill, Galinson and Bullick, see "Proposal 6 for the Enterprises Annual Meeting--Election of Directors."

    S. ERIC OTTESEN has served as Senior Vice President, General Counsel and Secretary of Enterprises since November 1999. Mr. Ottesen also has served as Senior Vice President, General Counsel and Assistant Secretary of Legacy since its formation. Mr. Ottesen served as Senior Vice President--Legal Affairs and Secretary of New Plan Excel from September 1998 to April 1999. Mr. Ottesen served as Senior Vice President, General Counsel and Assistant Secretary of Excel Realty Trust from September 1996 to September 1998. From 1987 to 1995, Mr. Ottesen was a senior partner in a San Diego law firm.

    JAMES Y. NAKAGAWA has served as Chief Financial Officer of Enterprises since November 1999. Mr. Nakagawa also has served as Chief Financial Officer and Treasurer of Legacy since October 1998. From March 1998 to October 1998,
Mr. Nakagawa served as Controller of Legacy. Mr. Nakagawa served as Controller of Excel Realty Trust and then New Plan Excel from September 1994 to
April 1999. Prior to joining Excel Realty Trust, Mr. Nakagawa was a manager at Coopers & Lybrand LLP. Mr. Nakagawa is a certified public accountant.

    MARK T. BURTON has served as Senior Vice President--Acquisitions of Enterprises since November 1999 and in the same position with Legacy since its formation. Mr. Burton served as Senior Vice President--Acquisitions with Excel Realty Trust and then New Plan Excel from October 1995 to April 1999. He also served as a Vice President of Excel Realty Trust from January 1989 to
October 1995. Mr. Burton was associated with Excel Realty Trust and its affiliates beginning in 1983, primarily in the evaluation and selection of property acquisitions.

    JOHN A. VISCONSI has served as Senior Vice President--Leasing/Asset Management of Enterprises since November 1999 and in the same position with Legacy since May 1999. Mr. Visconsi served as Vice President--Leasing with Excel Realty Trust and then New Plan Excel from January 1995 to April 1999. He also served as Senior Vice President of Enterprises from January 1994 to March 1995. From 1981 to 1994, Mr. Visconsi was director of Leasing and Land Development of Ernest W. Hahn, Inc.

    WILLIAM J. STONE has served as a Senior Vice President--Retail Development of Enterprises and Legacy since December 1999. From November 1994 to
December 1999, Mr. Stone served as the Executive Vice President of DDR/Oliver McMillan, where he oversaw the development of urban retail/ entertainment redevelopment projects. Prior to joining DDR/Oliver McMillan and since 1975, Mr. Stone was an executive with several nationally recognized firms in the regional shopping center industry, most recently with TrizecHahn, Inc.

    SUSAN M. WILSON has served as Senior Vice President--Mixed Use/Development of Enterprises and Senior Vice President--Office/Industrial/Hospitality of Legacy since December 1999. Ms. Wilson joined Legacy in May 1998. From May 1992 to May 1998, Ms. Wilson owned and operated her own real estate development and property management firm specializing in office, industrial and multi-family projects.

COMPENSATION OF EXECUTIVE OFFICERS

    The following table sets forth certain summary information concerning compensation paid by Enterprises for the fiscal years ended December 31, 2000, 1999 and 1998 to or on behalf of Enterprises' Chief Executive Officer at the end of the most recent fiscal year and Enterprises' former Chief Executive Officer and two other most highly paid executive officers, each of whom served during the fiscal year ended December 31, 1999 but resigned from his position in connection with the Legacy exchange offer.

    None of Enterprises' executive officers serving at the end of the most recent fiscal year received a combined salary and bonus in excess of $100,000 in 2000, 1999 or 1998.

                           SUMMARY COMPENSATION TABLE

                                                   FISCAL YEAR            LONG-TERM
                                                  COMPENSATION       COMPENSATION AWARDS
                                     FISCAL    -------------------   NUMBER OF SECURITIES     ALL OTHER
NAME                                  YEAR      SALARY     BONUS      UNDERLYING OPTIONS    COMPENSATION
----                                --------   --------   --------   --------------------   -------------
Gary B. Sabin(1) .................    2000           --        --               --                  --
  President and Chief Executive       1999           --        --               --                  --
  Officer                             1998           --        --               --                  --

Jack McGrory(2) ..................    2000           --        --               --                  --
  Former President and Chief          1999     $227,281   $41,920               --          $1,352,582(3)
  Executive Officer                   1998      214,585    50,000               --               4,125

Gary W. Nielson(2) ...............    2000           --        --               --                  --
  Former Executive Vice President     1999       94,139    13,125               --             409,500(3)
  and Chief Financial Officer         1998      153,125    31,500           50,000                  --

Joseph R. Satz(2) ................    2000           --        --               --                  --
  Former Executive Vice President,    1999      165,210    29,340               --             492,429(3)
  General Counsel and Secretary       1998      150,000    35,000               --               9,850

------------------------

(1) Mr. Sabin was appointed President and Chief Executive Officer of Enterprises on November 8, 1999 and received no compensation from Enterprises in 1999 or 2000. Legacy paid Mr. Sabin total compensation of $369,138 and $378,207 and granted Mr. Sabin options to purchase 40,000 and 243,000 shares of Legacy common stock in 2000 and 1999, respectively. For more details on the compensation paid to Mr. Sabin by Legacy, see "Proposal 2 for the Legacy Annual Meeting--Election of Directors--Legacy Executive Compensation and Other Information."

(2) In 1999, each of these individuals resigned from his executive officer position with Enterprises in connection with the Legacy exchange offer.

(3) Legacy provided cash funds to Enterprises to make payments to executive officers and other employees in connection with the termination of their employment following the Legacy exchange offer. The payments included the following:

       - Mr. McGrory received approximately $360,000 in severance payments and $992,582 in connection with the cancellation of stock options,

       - Mr. Nielson received approximately $210,000 in severance payments and $199,500 in connection with the cancellation of stock options, and

       - Mr. Satz received approximately $215,000 in severance payments and $277,429 in connection with the cancellation of stock options.

    Effective January 1, 2000, all Enterprises' employees became employed directly by Legacy. As a result, Enterprises did not pay any of its officers or employees directly in 2000. Instead, Enterprises paid to Legacy a general and administrative reimbursement each month whereby Enterprises' general and administrative total costs for 2000, including the reimbursement to Legacy, equaled Enterprises' 1998 general and administrative costs plus 5%. General and administrative costs incurred in 1999 were not used as the base year because they included various non-recurring costs associated with Legacy's acquisition of the Enterprises common stock. Please refer to "Proposal 2 for the Legacy Annual Meeting--Election of Directors--Legacy Executive Compensation and Other Information" for actual compensation paid to the Enterprises officers by Legacy.

PROFIT SHARING AND 401(k) PLAN

    Enterprises' board of directors adopted The Price Enterprises, Inc. Profit Sharing and 401(k) Plan, as amended, in January 1995. The plan is a profit-sharing plan designed to be a "qualified" plan under applicable provisions of the Code covering all non-union employees who have completed one year of service, as that term is defined in the plan. Under the plan, Enterprises may, in its discretion, make annual contributions which shall not exceed for each participant the lesser of: (1) 25% of the participant's compensation for such year or (2) the greater of (A) 25% of the defined benefit dollar limitation then in effect under Section 415(b)(1) of the Code or
(B) $30,000. In addition, participants may make voluntary contributions. The plan also permits employees to defer (in accordance with Section 401(k) of the Code) a portion of their salary and contribute those deferrals to the plan.

    All participants in the plan are fully vested in their voluntary contributions and earnings thereon. Vesting in the remainder of a participant's account is based upon his or her years of service with Enterprises. A participant initially is 20% vested after the completion of two years of service with Enterprises, an additional 20% vested after the completion of three years of service and an additional 20% vested after the completion of each of his or her next three years of service, so that the participant is 100% vested after the completion of six years of service.

    Regardless of years of service, a participant becomes fully vested in his or her entire account upon retirement due to permanent disability, attainment of age 65 or death. In addition, the plan provides that Enterprises' board of directors may at any time declare the plan partially or completely terminated, in which event the account of each participant with respect to whom the plan is terminated will become fully vested.

    Enterprises' board of directors also has the right at any time to discontinue contributions to the plan. If Enterprises fails to make one or more substantial contributions to the plan for any period of three consecutive years in each year of which Enterprises realized substantial current earnings, such failure will automatically be deemed a complete discontinuance of contributions. In the event of such a complete discontinuance of contributions, the account of each participant will become fully vested.

    During the year ended August 31, 1996, the "plan year" for The Price Enterprises, Inc. Profit Sharing and 401(k) Plan was converted to a fiscal year ended December 31 from a fiscal year ended August 31.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During 2000, Enterprises' compensation and audit committee was comprised of Messrs. Cahill and McGrory. In addition Mr. Lorne served on the compensation and audit committee until December 2000 and Mr. Galinson served on the committee thereafter. Mr. Robert E. Price, Enterprises' former Chairman of the Board and a former member of the compensation and audit committee, served as Enterprises' President and Chief Executive Officer from July 1994 through August 1997.
Mr. Jack McGrory, Enterprises' former Chairman of the Board and a current member of the compensation and audit committee, served as Enterprises' President and Chief Executive Officer from September 1997 through November 1999. No other interlocking relationship exists between any member of the compensation and audit committee and any member of any other company's board of directors or compensation committee.

                         COMPENSATION COMMITTEE REPORT

    Set forth below in full is the Report on Executive Compensation of Enterprises' compensation and audit committee regarding the compensation paid by Enterprises to its executive officers during 2000:

    The philosophy of Enterprises' compensation program is to employ, retain and reward executives capable of leading Enterprises in achieving its business objectives. These objectives include enhancing stockholder value, maximizing financial performance, preserving a strong financial posture, increasing Enterprises' assets and positioning its assets and business in geographic markets offering long-term growth opportunities. The accomplishment of these objectives is measured against the conditions characterizing the industry within which Enterprises operates.

COMPONENTS OF EXECUTIVE COMPENSATION

    BASE SALARY AND ANNUAL CASH INCENTIVE BONUS. At the close of the Legacy exchange offer in 1999, Legacy took over daily management of Enterprises. As a result, Enterprises did not pay separate compensation to its executive officers in 2000. However, Enterprises reimburses Legacy for the services of its executive officers based on its historical costs for similar expenses, increased annually by 5% to reflect inflation and increased labor costs. The compensation and audit committee believes that the amounts paid to Legacy for the services of its executive officers took into consideration their individual performance and contribution to achieving Enterprises' objectives in 2000 and are at competitive levels relative to the various markets in which Enterprises competes.

    LONG-TERM INCENTIVES. Long-term incentives have included awards of stock options in the past. The objective for the awards was to closely align executive interests with the longer term interests of stockholders. Enterprises does not expect to continue to grant stock options to its executives, although the compensation and audit committee will periodically consider the merits of this and other long-term incentive compensation.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

    Effective January 1, 2000, all of Enterprises' employees became employed directly by Legacy. As a result, Enterprises did not pay to Mr. Sabin any direct compensation in 2000. Instead, Enterprises paid to Legacy a general and administrative reimbursement each month whereby Enterprises' general and administrative total costs for 2000, including the reimbursement to Legacy, equaled Enterprises' 1998 general and administrative costs plus 5%. General and administrative costs incurred in 1999 were not used as the base year because they included various non-recurring costs associated with Legacy's acquisition of the Enterprises common stock. Please refer to "Proposal 2 for the Legacy Annual Meeting--Election of Directors--Legacy Executive Compensation and Other Information" for actual compensation paid to Mr. Sabin by Legacy.

TAX CONSIDERATIONS

    Section 162(m) of the Code generally limits the tax deductions a public corporation may take for compensation paid to its Chief Executive Officer and its other four most highly compensated executive officers to $1 million per executive per year. Enterprises does not presently anticipate any such executive officers to exceed the non-performance based compensation threshold of
Section 162(m). The committee intends to evaluate Enterprises' executive compensation policies and benefit plans during the coming year to determine whether any actions to maintain the tax deductibility of executive compensation are in the best interest of Enterprises' stockholders.

    The foregoing Compensation Committee Report has been furnished by the compensation and audit committee of Enterprises' board of directors.

                                          James F. Cahill
                                          Jack McGrory
                                          Murray Galinson
                                          January 19, 2001

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Following completion of the Legacy exchange offer in 1999, Gary B. Sabin, Chairman, President and Chief Executive Officer of Legacy, became Enterprises' President and Chief Executive Officer, and certain other Legacy executives became Enterprises executives. Legacy also took over daily management of Enterprises, including property management and finance. Enterprises reimburses Legacy for these services. Enterprises expensed $3 million for these services for the year ended December 31, 2000, which was based on historical costs for similar expenses. Enterprises expensed $249,000 for these services during the period of November 12, 1999 through December 31, 1999.

    During 2000, Enterprises purchased two retail buildings and two office buildings properties from Legacy. They were funded through advances on Enterprises unsecured revolving credit facility, by assuming mortgages and notes payable, and with the proceeds from a property sold in 2000 in a tax-deferred exchange transaction.

    Enterprises also purchased a 50% interest in a real estate development joint venture in Westminster, Colorado from Legacy for an initial payment of $8.1 million. The purchase price was based on the property's existing operating income, with additional payments estimated to be $4.8 million due through the completion of construction.

    In March 2000, Enterprises executed a $15 million note receivable with Legacy due December 2002. The note was amended in September 2000 to allow Legacy to borrow up to $40 million on the note. The note bears an interest rate of LIBOR plus 375 basis points (10.23% at December 31, 2000) on the first
$15 million. Amounts borrowed in excess of $15 million bear interest at a fixed rate of 12.5% per year. As of December 31, 2000, Legacy owed $25.4 million on this note at a weighted average interest rate of 11.2%.

    On March 21, 2001, Enterprises, PEI Merger Sub, a wholly-owned subsidiary of Enterprises, and Legacy entered into the merger agreement. The merger agreement provides that, at the effective time of the merger, PEI Merger Sub will merge with and into Legacy, with Legacy continuing in existence as the surviving corporation. Each share of Legacy common stock issued and outstanding at the effective time will be converted into 0.6667 of a share of Enterprises common stock.

    On April 12, 2001, Enterprises and Sol Price, a significant stockholder of Enterprises and Legacy through various entities, agreed to convert an existing Legacy promissory note payable to an affiliate of Sol Price, The Sol and Helen Price Trust, of approximately $9.3 million into 1,681,142 shares, or 8.5%, of Enterprises Series B preferred stock and a warrant to purchase 233,679 shares of Enterprises common stock with an exercise price of $8.25 per share immediately after the sale of the Enterprises Series B preferred stock to Warburg Pincus, which represents the same financial terms agreed to in the securities purchase agreement. This Legacy promissory note, together with the right to receive the Enterprises Series B preferred stock and the warrant, was subsequently assigned to The Price Group. The conversion agreement, which effects this transaction, provides that The Price Group will, along with Warburg Pincus, become a party to a registration rights agreement with all rights of an investor under the agreement other than those relating to demand registrations. The conversion agreement does not provide The Price Group with any of the other rights, such as representations, warranties, covenants, indemnities and termination fees, provided to Warburg Pincus in the securities purchase agreement. Warburg Pincus has consented to this transaction.

    In May 2001, Enterprises agreed in principle to master lease its existing four self storage properties to some of its officers, including Kelly D. Burt, Executive Vice President--Development, and William J. Hamilton, Senior Vice President--Self Storage. Effective as of the date of the agreement, the officers ceased being employees of Enterprises and Legacy. The initial rent paid under this agreement will be $5.1 million per year. As part of the agreement, Enterprises will have the right to require the lessee to purchase the properties from it at a price based upon the properties' net operating income as defined by the agreement. In addition, Enterprises intends to develop four additional self storage properties that the lessees will have the right to acquire from Enterprises upon completion and stabilization of the properties. The final terms of the transaction are subject to the negotiation and execution of a definitive agreement, and other customary closing conditions. No assurance can be given that the transaction will be completed on the terms described above or at all.

                               PERFORMANCE GRAPH

    The following performance graph compares the performance of the Enterprises common stock to the Nasdaq Combined Composite Index and the published National Association of Real Estate Investment Trust's All Equity Total Return Index, or the NAREIT Equity Index, in each case for the period commencing December 30, 1995 through December 31, 2000. The NAREIT equity index includes all tax qualified REITs listed on the New York Stock Exchange, the American Stock Exchange and the Nasdaq National Market. The graph assumes that the value of the investment in the Enterprises common stock and each index was $100 at December 30, 1995 and that all distributions were reinvested. The stock price performance shown on the graph is not necessarily indicative of future price performance.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           PRICE     NASDAQ COMBINED  PEER GROUP (NAREIT
        Enterprises  Composite Index  Equity REIT Index)
Dec-95          100              100                 100
Jan-96           99              101                 102
Feb-96          101              105                 103
Mar-96          102              105                 102
Apr-96          105              113                 103
May-96          102              118                 105
Jun-96           99              113                 107
Jul-96           97              103                 108
Aug-96          104              108                 112
Sep-96          105              117                 114
Oct-96          110              116                 117
Nov-96          113              123                 123
Dec-96          115              123                 135
Jan-97          114              131                 137
Feb-97          120              124                 136
Mar-97          124              116                 136
Apr-97          122              120                 132
May-97          126              133                 136
Jun-97          132              137                 143
Jul-97          153              151                 147
Aug-97          154              151                 147
Sep-97          156              160                 160
Oct-97          151              151                 156
Nov-97          149              152                 159
Dec-97          151              149                 163
Jan-98          165              154                 162
Feb-98          167              168                 159
Mar-98          160              174                 162
Apr-98          157              178                 157
May-98          152              169                 156
Jun-98          157              180                 154
Jul-98          159              178                 144
Aug-98          236              143                 131
Sep-98          319              161                 138
Oct-98          307              168                 136
Nov-98          346              185                 138
Dec-98          335              208                 134
Jan-99          319              238                 131
Feb-99          315              217                 128
Mar-99          350              234                 128
Apr-99          366              242                 140
May-99          488              235                 143
Jun-99          453              255                 141
Jul-99          480              251                 136
Aug-99          468              260                 134
Sep-99          494              261                 129
Oct-99          494              282                 126
Nov-99          577              317                 124
Dec-99          459              367                 128
Jan-00          461              393                 128
Feb-00          464              385                 127
Mar-00          468              455                 131
Apr-00          464              401                 140
May-00          433              376                 141
Jun-00          423              341                 145
Jul-00          386              379                 158
Aug-00          388              350                 151
Sep-00          283              402                 156
Oct-00          291              339                 149
Nov-00          315              317                 151
Dec-00          323              251                 162

                     RELATIONSHIP WITH INDEPENDENT AUDITORS

    Enterprises' financial statements for the year ended December 31, 2000 have been audited by Ernst & Young LLP. Representatives of Ernst & Young LLP are expected to be available at the annual meeting to respond to appropriate questions and to make a statement if they desire to do so. Enterprises' board will select independent auditors for the current year sometime after the annual meeting.

               COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

    Under Section 16(a) of the Exchange Act directors, executive officers and beneficial owners of 10% or more of the Enterprises common stock or the Enterprises Series A preferred stock are required to report to the SEC on a timely basis the initiation of their status as a reporting person and any changes with respect to their beneficial ownership of the Enterprises common stock and/or the Enterprises Series A preferred stock, as the case may be. Based solely on its review of such forms received by it, Enterprises believes that all of the Section 16(a) filings required to be made by reporting persons with respect to 2000 were made on a timely basis.

                         ANNUAL REPORT TO STOCKHOLDERS

    Enterprises' Annual Report for 2000 is provided with this joint proxy statement/prospectus to its stockholders of record as of August 3, 2001. Upon request, Enterprises will furnish its Annual Report to any stockholder of Enterprises.

                             STOCKHOLDER PROPOSALS

    Under Rule 14a-8 of the Exchange Act, Enterprises' stockholders may present proper proposals for inclusion in Enterprises' proxy statement and for consideration at the next annual meeting of its stockholders by submitting proposals to Enterprises in a timely manner. In order to be included for the 2002 annual meeting of stockholders, stockholder proposals must be received by Enterprises a reasonable time before Enterprises begins to print and mail its proxy materials and must otherwise comply with the requirements of Rule 14a-8. In addition, if Enterprises has not received notice of any matter a stockholder intends to propose for a vote at the 2002 annual meeting by a reasonable time before Enterprises begins to print and mail its proxy materials, then a proxy solicited by Enterprises' board may be voted on such matter in the discretion of the proxy holders, without discussion of the matter in the proxy statement soliciting such proxy and without such matter appearing as a separate matter on the proxy card.

                                 OTHER MATTERS

    Enterprises does not know of any business other than that described in this joint proxy statement/ prospectus which will be presented for consideration or action by the stockholders at the annual meeting. If, however, any other business shall properly come before the annual meeting, shares represented by proxies will be voted in accordance with the best judgment of the persons named therein or their substitutes.

                                 LEGAL MATTERS

    The validity of the Enterprises common stock offered hereby will be passed upon for Enterprises by Ballard Spahr Andrews & Ingersoll, LLP, Baltimore, Maryland. Enterprises is represented in connection with the merger by Munger, Tolles & Olson LLP, Los Angeles, California. As of the date of this joint proxy statement/prospectus, attorneys at Munger, Tolles & Olson LLP who are representing Enterprises owned an aggregate of 29,550 shares of Enterprises Series A preferred stock and no shares of Enterprises common stock. It is a condition to the completion of the merger that Enterprises receives an opinion from Munger, Tolles & Olson LLP to the effect that the merger will be treated as a reorganization under Section 368(a) of the Code. See the section entitled "Proposal 1 for the Enterprises Annual Meeting and the Legacy Annual Meeting--The Merger--Material Federal Income Tax Consequences of the Merger" in this joint proxy statement/prospectus.

                                    EXPERTS

    Ernst & Young LLP, independent auditors, have audited Enterprises' consolidated financial statements and schedules included in its Annual Report on Form 10-K for the year ended December 31, 2000, as set forth in their report, which is incorporated by reference in this joint proxy statement/prospectus and elsewhere in the registration statement. Enterprises' financial statements and schedules are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

    The financial statements of the Swerdlow properties for the year ended December 31, 2000 included in this joint proxy statement/prospectus have been so included in reliance on the report of Squire & Company PC, independent auditors, given on the authority of said firm as experts in auditing and accounting.

        PROPOSAL 2 FOR THE LEGACY ANNUAL MEETING--ELECTION OF DIRECTORS

GENERAL

    Legacy's board of directors currently consists of eight directors. If elected, each person listed below as a nominee for election as a director will serve until the earlier of (1) the next annual meeting of stockholders of Legacy and until his successor has been duly elected and qualified or (2) the completion of the merger.

VOTE REQUIRED; BOARD RECOMMENDATION

    The eight director nominees will be elected by a favorable vote of a plurality of the Legacy common stock represented and entitled to vote, in person or by proxy, at the annual meeting. Holders of Legacy common stock will be entitled to one vote per share. Stockholders are not entitled to cumulate their shares of Legacy common stock for purposes of electing directors. The failure to vote or a vote to abstain will have no effect on the election of nominees to Legacy's board of directors. Unless instructed to the contrary, the shares represented by the proxies will be voted in favor of the election of each of the persons listed below as nominees for election as directors. Although it is anticipated that each nominee will be able to serve as a director, should any nominee become unable to serve, the shares represented by the proxies will be voted for another person or persons designated by Legacy's board of directors. In no event will the proxies be voted for more than eight nominees.

    LEGACY'S BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF THE ELECTION TO LEGACY'S BOARD OF EACH NOMINEE NAMED IN THIS JOINT PROXY
STATEMENT/PROSPECTUS.

DIRECTOR NOMINEES

    The following table sets forth certain information regarding the persons who are nominees, including the name, position with Legacy, if any, and age of each nominee for director:

NAME                                                AGE      TITLE WITH LEGACY
----                                              --------   -----------------
Gary B. Sabin............................            47      Chairman, President and Chief Executive
                                                             Officer
Richard B. Muir..........................            45      Director, Executive Vice President, Chief
                                                             Operating Officer and Secretary
Jack McGrory.............................            51      Director
Richard J. Nordlund......................            56      Director
Robert E. Parsons, Jr....................            45      Director
Robert S. Talbott........................            47      Director
John H. Wilmot...........................            58      Director
Graham R. Bullick, Ph.D..................            50      Senior Vice President--Capital Markets

    For information on Messrs. Sabin, Muir, McGrory and Bullick, see "Proposal 6 for the Enterprises Annual Meeting--Election of Directors."

    RICHARD J. NORDLUND has served as a director of Legacy since Legacy's formation and as President of RJN Management, a real estate firm in Santa Barbara, California, since 1985. From 1978 through 1988, Mr. Nordlund served as President of First Corporate Services, an investment banking firm in Minneapolis, Minnesota. He is also associated with Miller & Schroeder Financial, Inc. Mr. Nordlund's business experience includes 28 years in the investment banking and mortgage banking industries.

    ROBERT E. PARSONS, JR. has served as a director of Legacy since Legacy's formation. He served as a director of Excel Realty Trust and then New Plan Excel from January 1989 to April 1999. Mr. Parsons is presently Executive Vice President and Chief Financial Officer of Host Marriott Corporation, a company he joined in 1981. He also serves as a director and officer of several Host Marriott subsidiaries, and as a director of Merrill Financial Corporation, a privately-held real estate company.

    ROBERT S. TALBOTT has served as a director of Legacy since Legacy's formation. Mr. Talbott is an attorney and has served as President of Holrob Investments, LLC, a company engaged in the acquisition, development, management and leasing of real property, since 1997. From 1985 through 1997, Mr. Talbott served as Executive Vice President and President of Horne Properties, Inc., where he was involved in the acquisition and development of over 100 shopping centers. He also serves as a member of the Public Building Authority of Knoxville, Tennessee, as a member of the Knoxville Industrial Development Board, as a director of the Knoxville Chamber of Commerce and as Chairman of the St. Mary's Foundation.

    JOHN H. WILMOT has served as a director of Legacy since Legacy's formation. He served as a director of Excel Realty Trust and then New Plan Excel from 1989 to April 1999. Mr. Wilmot, individually and through his wholly-owned corporations, develops and manages real property, including office buildings, shopping centers and residential projects primarily in the Phoenix/Scottsdale area, and has been active in that business since 1976.

MEETINGS OF THE BOARD

    During 2000, Legacy's board held five meetings. In 2000, each director attended at least 75% of the aggregate of all meetings held by Legacy's board and all meetings held by all committees of the board on which the director served.

COMMITTEES OF THE BOARD

    AUDIT COMMITTEE. Legacy's audit committee consists of Messrs. McGrory, Nordlund, Parsons and Talbott. During 2000, the audit committee held three meetings. The audit committee reviews the annual audits of Legacy's independent public auditors, reviews and evaluates internal accounting controls, recommends the selection of Legacy's independent public auditors, reviews and passes upon (or ratifies) related party transactions and conducts such reviews and examinations as it deems necessary with respect to the practices and policies of, and the relationship between, Legacy and its independent public auditors.

    COMPENSATION COMMITTEE. Legacy's compensation committee consists of Messrs. Nordlund, Talbott and Wilmot. During 2000, the compensation committee held one meeting. The compensation committee reviews compensation of senior officers of Legacy and administers Legacy's executive compensation policies and the Legacy Stock Option Plan.

    EXECUTIVE COMMITTEE. Legacy's executive committee consists of Messrs. Sabin, Muir and Wilmot. During 2000, the executive committee held three meetings. The executive committee has all powers and rights necessary to exercise the full authority of Legacy's board in the management of the business and affairs of Legacy, except as provided in the DGCL or Legacy's bylaws.

COMPENSATION OF DIRECTORS

    Each non-employee director of Legacy receives $8,000 per year for serving on the board and an additional $1,000 for each in-person meeting attended (other than committee meetings). Each director receives an option to purchase 10,000 shares of Legacy common stock on the date of the first annual meeting of stockholders at which the director is re-elected to Legacy's board. At each subsequent annual meeting of stockholders at which the director is re-elected, the director will receive an option to purchase the number of shares of Legacy common stock granted to the director at the prior annual meeting of stockholders plus an additional 1,000 shares of Legacy common stock. However, a director may not receive an option to purchase more than 20,000 shares of Legacy common stock upon re-election in any given year.

    Directors also receive reimbursement for travel expenses incurred in connection with their duties as directors.

                             AUDIT COMMITTEE REPORT

    The audit committee of Legacy's board of directors is comprised of independent directors as required by the listing standards of the American Stock Exchange. The audit committee operates pursuant to a written charter adopted by the board of directors, a copy of which is attached to this joint proxy statement/prospectus as Annex J.

    The role of the audit committee is to oversee Legacy's financial reporting process on behalf of the board of directors. Legacy's management has the primary responsibility for Legacy's financial statements as well as Legacy's financial reporting process, principles and internal controls. The independent auditors are responsible for performing an audit of Legacy's financial statements and expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles.

    In this context, the audit committee has reviewed and discussed the audited financial statements of Legacy as of and for the year ended December 31, 2000 with management and the independent auditors. The audit committee has discussed with the independent auditors the matters required to be discussed under auditing standards generally accepted in the United States, including those matters set forth in Statement on Auditing Standards No. 61 (Communication with Audit Committees), as currently in effect. In addition, the audit committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and it has discussed with the auditors their independence from Legacy. The audit committee has also considered whether the independent auditor's provision of non-audit services to Legacy is compatible with maintaining the auditor's independence.

    Based on the reports and discussions described above, the audit committee recommended to the board of directors that the audited financial statements be included in Legacy's Annual Report on Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission. Submitted on January 18, 2001 by the members of the audit committee of Legacy's board of directors.

                                          Jack McGrory
                                          Richard J. Nordlund
                                          Robert E. Parsons, Jr.
                                          Robert S. Talbott

AUDIT FEES

    The aggregate fees for professional services rendered by PricewaterhouseCoopers LLP for the audit of Legacy's annual financial statements for the 2000 fiscal year, the reviews of the financial statements included in Legacy's Quarterly Reports on Form 10-Q for the 2000 fiscal year and procedures performed to provide consents to the reference of these documents were $68,700.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

    PricewaterhouseCoopers LLP did not render any professional services to Legacy of the type described in Rule 2-01(c)(4)(ii) of Regulation S-X during the 2000 fiscal year.

ALL OTHER FEES

    The aggregate fees billed for services rendered by PricewaterhouseCoopers LLP, other than fees for the services referenced under the caption "Audit Fees," during the 2000 fiscal year were $30,100.

                        SECURITIES OWNERSHIP OF CERTAIN
                   BENEFICIAL OWNERS AND MANAGEMENT OF LEGACY

    The following table sets forth certain information regarding the ownership of shares of Legacy common stock as of August 3, 2001 (unless described otherwise) by Legacy's directors and executive officers, all of Legacy's directors and executive officers as a group and all other stockholders known by Legacy to beneficially own more than five percent of the Legacy common stock. Beneficial ownership of directors, executive officers and five percent stockholders includes both outstanding shares of Legacy common stock and shares of Legacy common stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days of the date of this table.

                                                             NUMBER OF SHARES OF
                                                                COMMON STOCK
NAME AND ADDRESS(1)                                         BENEFICIALLY OWNED(2)   PERCENT OF TOTAL(%)
-------------------                                         ---------------------   -------------------
Longleaf Partners Realty Fund(3)..........................        16,880,000               27.4
Jack McGrory(4)...........................................         5,252,000                8.5
Sol Price(4)..............................................         5,250,000                8.5
Robert E. Price(4)........................................         5,250,000                8.5
James F. Cahill(4)........................................         5,250,000                8.5
Murray Galinson(4)........................................         5,250,000                8.5
Gary B. Sabin(5)..........................................         3,971,215                6.4
Richard B. Muir...........................................           639,517                1.0
Mark T. Burton............................................           563,365             *
Graham R. Bullick, Ph.D...................................           496,154             *
S. Eric Ottesen...........................................           491,906             *
John H. Wilmot(6).........................................           125,336             *
Richard J. Nordlund(7)....................................            63,468             *
James Y. Nakagawa.........................................            45,020             *
Robert S. Talbott(8)......................................            32,000             *
Robert E. Parsons, Jr.(9).................................            27,123             *
William J. Stone..........................................                --             *
John A. Visconsi..........................................                --             *
All executive officers and directors as a group (13
  persons)................................................        11,707,104               19.0

------------------------

*   Less than 1% beneficially owned.

(1) Except as otherwise indicated, each individual named has a business address of 17140 Bernardo Center Drive, Suite 300, San Diego, California 92128, and has sole investment and voting power with respect to the securities shown.

(2) Includes the following shares issuable upon the exercise of outstanding stock options that are exercisable within 60 days of August 3, 2001:
    Mr. Sabin--43,000; Mr. Muir--40,000; Mr. Burton--30,000;
    Mr. Bullick--30,000; Mr. Ottesen--27,000; Mr. Wilmot--13,000; Mr.
    Nordlund--13,000; Mr. Nakagawa--12,000; Mr. Talbott--13,000;
    Mr. Parsons--13,000; and all executive officers and directors as a group (13 persons)--234,000.

(3) Longleaf Partners Realty Fund's business address is c/o Southeastern Asset Management, Inc., 6410 Poplar Avenue, 9th Floor, Memphis, Tennessee 38119.

(4) Jack McGrory, Sol Price, Robert E. Price, James F. Cahill and Murray Galinson are co-managers of The Price Group LLC. As such, for purposes of this table, they are each deemed to beneficially own 5,250,000 shares of Legacy common stock held by The Price Group. Each of Jack McGrory, Sol Price, Robert E. Price, James F. Cahill and Murray Galinson has shared voting and dispositive power with respect to, and disclaims beneficial ownership of, the shares held by The Price Group.

(5) Includes shares of Legacy common stock held by EIC, of which Gary Sabin is the controlling stockholder.

(6) Mr. Wilmot's business address is 7201 E. Camelback Rd., #222, Phoenix, Arizona 85018.

(7) Mr. Nordlund's business address is 615 Hot Springs Road, Santa Barbara, California 93108.

(8) Mr. Talbott's business address is 2607 Kingston Pike, Knoxville, Tennessee 37919.

(9) Mr. Parson's business address is Host Marriott Corporation, 10400 Fernwood Road, Bethesda, MD 20058.

              LEGACY EXECUTIVE COMPENSATION AND OTHER INFORMATION

LEGACY'S MANAGEMENT

    The table below indicates the name, position with Legacy and ages of the directors, executive officers and other key employees of Legacy as of August 3, 2001.

NAME                                                    POSITION WITH LEGACY                        AGE
----                                ------------------------------------------------------------  --------
Gary B. Sabin.....................  Chairman, President and Chief Executive Officer                  47

Richard B. Muir...................  Director, Executive Vice President, Chief Operating Officer
                                    and Secretary                                                    45

Jack McGrory......................  Director                                                         51

Richard J. Nordlund...............  Director                                                         56

Robert E. Parsons, Jr.............  Director                                                         45

Robert S. Talbott.................  Director                                                         47

John H. Wilmot....................  Director                                                         58

Graham R. Bullick, Ph.D...........  Senior Vice President--Capital Markets                           50

Mark T. Burton....................  Senior Vice President--Acquisitions                              40

S. Eric Ottesen...................  Senior Vice President, General Counsel and Assistant
                                    Secretary                                                        45

James Y. Nakagawa.................  Chief Financial Officer                                          35

William J. Stone..................  Senior Vice President--Retail Development                        57

John A. Visconsi..................  Senior Vice President--Leasing/Asset Management                  56

    For information on the above named directors, officers and other key employees, excluding Messrs. Nordlund, Parsons, Talbott and Wilmot, see "Proposal 6 for the Enterprises Annual Meeting--Election of Directors," and "Proposal 6 for the Enterprises Annual Meeting--Enterprises Executive Compensation and Other Information." For information on Messrs. Nordlund, Parsons, Talbott and Wilmot, see "Proposal 2 for the Legacy Annual Meeting--Election of Directors."

COMPENSATION OF EXECUTIVE OFFICERS

    The following table sets forth certain summary information concerning compensation paid by Legacy to or on behalf of Legacy's Chief Executive Officer and each of Legacy's other four most highly compensated executive officers. Legacy elected to change its fiscal year-end date from July 31 to December 31 in 1998 and, accordingly, executive compensation is reported below for (1) the fiscal year ended December 31, 2000, (2) the fiscal year ended December 31, 1999 and (3) the transition period consisting of the five months ended December 31, 1998.

                           SUMMARY COMPENSATION TABLE

                                                                         LONG-TERM
                                                                        COMPENSATION
                                                                           AWARDS
                                                                        ------------
                                                      FISCAL YEAR        NUMBER OF
                                                     COMPENSATION        SECURITIES
                                                  -------------------    UNDERLYING       ALL OTHER
NAME                                FISCAL YEAR    SALARY     BONUS       OPTIONS      COMPENSATION(1)
----                                -----------   --------   --------   ------------   ---------------
Gary B. Sabin.....................        2000    $300,000   $ 60,000(2)     40,000        $ 9,138
  Chairman, President and                 1999     249,574(3)  125,000(4)    243,000         3,633
  Chief Executive Officer           Transition      76,295(5)       --          --              --

Richard B. Muir...................        2000     200,000     40,000(2)     37,000         12,183
  Executive Vice President, Chief         1999     164,840(6)  100,000(4)    171,000         5,628
  Operating Officer and Secretary   Transition      46,498(5)       --          --              --

William J. Hamilton...............        2000     150,000     98,408           --          10,440
  Senior Vice President--                 1999          --(7)       --     100,000             375
  Self Storage                      Transition          --(7)       --          --              --

Mark T. Burton....................        2000     150,000     80,000(2)     30,000         12,222
  Senior Vice President--                 1999     117,138(8)  100,000(4)    120,000         3,633
  Acquisitions                      Transition      25,632(5)       --          --              --

Kelly D. Burt.....................        2000     150,000     30,000(2)     46,000         17,436
  Executive Vice President--              1999     150,000     35,000(9)    140,000         14,677
  Development                       Transition      62,500     25,000                           --

------------------------

(1) All other compensation consists of medical and dental benefits, life insurance, long-term disability insurance and Legacy's matching 401(k) contributions and, in the case of Mr. Burt, a car allowance.

(2) The bonuses represent amounts awarded by the compensation committee related to 2000 payable prior to May 31, 2001.

(3) Since May 1, 1999, Mr. Sabin has been paid his annual salary by Legacy pursuant to Mr. Sabin's employment agreement with Legacy under which Mr. Sabin receives an annual base salary of $300,000. Mr. Sabin received $200,000 in 1999 under his employment agreement in the form of cancellation of a portion of Mr. Sabin's debt to Legacy, which was incurred for the purchase of Legacy common stock. The remaining $49,574 was paid by Legacy to New Plan Excel under an administrative services agreement between New Plan Excel and Legacy, which was terminated in April 1999.

(4) The bonuses were paid in the form of cancellation of a portion of each individual's debt to Legacy, which was incurred for the purchase of Legacy common stock. In 2000, the compensation committee amended the debt repayment program, where the debt is to be cancelled over five years through 2005.

(5) These amounts were paid to New Plan Excel by Legacy under an administrative services agreement.

(6) Since May 1, 1999, Mr. Muir has been paid his annual salary by Legacy pursuant to Mr. Muir's employment agreement with Legacy under which Mr. Muir receives an annual base salary of $200,000. Mr. Muir received $133,333 in 1999 under his employment agreement in the form of cancellation of a portion of Mr. Muir's debt to Legacy, which was incurred for the purchase of

    Legacy common stock. The remaining $31,507 was paid by Legacy to New Plan Excel under an administrative services agreement.

(7) Mr. Hamilton began his employment with Legacy in January 1, 2000. Prior to January 1, 2000, Mr. Hamilton was employed by Enterprises.

(8) Since May 1, 1999, Mr. Burton has been paid his annual salary by Legacy pursuant to Mr. Burton's employment agreement with Legacy under which Mr. Burton receives an annual base salary of $150,000. Mr. Burton received $100,000 in 1999 under his employment agreement in the form of cancellation of a portion of Mr. Burton's debt to Legacy, which was incurred for the purchase of Legacy common stock. The remaining $17,138 was paid by Legacy to New Plan Excel under an administrative services agreement.

(9) Mr. Burt's bonus for 1999 was paid in shares of Legacy common stock.

    The following table sets forth certain summary information concerning individual grants of stock options made during 2000 to each of Legacy's named executive officers.

                             OPTION GRANTS IN 2000

                                                                                        POTENTIAL REALIZABLE
                                            INDIVIDUAL GRANTS                             VALUE AT ASSUMED
                                 ---------------------------------------                   ANNUAL RATES OF
                                 NUMBER OF     % OF TOTAL                                    STOCK PRICE
                                 SECURITIES     OPTIONS                                   APPRECIATION FOR
                                 UNDERLYING    GRANTED TO    EXERCISE OR                   OPTION TERM(1)
                                  OPTIONS     EMPLOYEES IN   BASE PRICE    EXPIRATION   ---------------------
NAME                              GRANTED         2000        PER SHARE       DATE         5%          10%
----                             ----------   ------------   -----------   ----------   ---------   ---------
Gary B. Sabin..................    30,000         11.5%        $3.500       02/18/10     $66,034    $167,343
                                   10,000(2)        --          2.875       06/07/10      18,081      45,820
Richard B. Muir................    27,000         10.4%         3.500       02/18/10      59,431     150,609
                                   10,000(2)        --          2.875       06/07/10      18,081      45,820
William J. Hamilton............        --           --             --             --          --          --
Mark T. Burton.................    30,000         11.5%         3.500       02/18/10      66,034     167,343
Kelly D. Burt..................    36,000         13.8%         3.500       02/18/10      79,241     200,812
                                   10,000(2)        --          2.875       06/07/10      18,081      45,820

------------------------

(1) These amounts represent assumed rates of appreciation in the price of the Legacy common stock during the terms of the options in accordance with rates specified in applicable federal securities regulations. Actual gains, if any, on stock option exercises will depend on the future price of the Legacy common stock and overall stock market conditions. There is no representation that the rates of appreciation reflected in this table will be achieved.

(2) Mr. Sabin, Mr. Muir and Mr. Burt each received an option to purchase 10,000 shares in their capacity as directors of Legacy.

    The following table sets forth certain information concerning exercises of stock options by each of Legacy's named executive officers during 2000, and the number of options and value of unexercised options held by each such person on December 31, 2000.

                      AGGREGATED OPTION EXERCISES IN 2000
                       AND FISCAL YEAR-END OPTION VALUES

                                                         NUMBER OF SECURITIES     VALUE OF UNEXERCISED
                                                        UNDERLYING UNEXERCISED        IN-THE-MONEY
                                                         OPTIONS AT YEAR-END     OPTIONS AT YEAR-END(1)
NAME                                                         EXERCISABLE              EXERCISABLE
----                                                    ----------------------   ----------------------
Gary B. Sabin.........................................          43,000                        --
Richard B. Muir.......................................          40,000                        --
William J. Hamilton...................................              --                        --
Mark T. Burton........................................          30,000                        --
Kelly D. Burt.........................................          69,000                        --

------------------------

(1) The dollar values have been calculated by determining the difference between the fair market value of the securities underlying the options and the closing price of the Legacy common stock on December 31, 2000.

EMPLOYMENT AGREEMENTS

    Legacy has entered into employment agreements with each of Messrs. Sabin, Muir and Burton. Each of those agreements commenced on May 1, 1999 and expires on December 31, 2003. On January 1, 2004, and on each anniversary date thereafter, the employment period will automatically be extended for one additional year unless either party gives written notice at least six months before such anniversary. These agreements provide for an annual base salary as set forth in the table below and a maximum bonus of up to 100% of the officer's annual base salary based upon, among other things, the performance of Legacy. Under the agreements, the officer is eligible to participate in Legacy's stock option plan. The agreements provide that in the event the officer's employment is terminated by Legacy without "Cause" or by the officer for "Good Reason," including, without limitation, a "Change of Control" (as defined in the agreements), the officer is entitled to a payment of 200% of his annual base salary and 200% of the average total additional compensation for the two preceding fiscal years of Legacy.

    Legacy is obligated in the merger agreement to take all actions necessary to exclude the merger and the transactions contemplated by the merger agreement from the definition of "Change of Control" in the employment agreements with its officers.

    The following table provides the name, position and annual base salary of each of the executive officers named in the Summary Compensation Table who has entered into an employment agreement with Legacy:

                                                                                           ANNUAL
NAME                                                  POSITION                           BASE SALARY
----                          ---------------------------------------------------------  -----------
Gary B. Sabin...............  President and Chief Executive Officer                        $300,000
                              Executive Vice President, Chief Operating Officer and
Richard. B. Muir............  Secretary                                                    $200,000
Mark T. Burton..............  Senior Vice President--Acquisitions                          $150,000

    In May 2001, Kelly D. Burt and William J. Hamilton ceased being employees of Legacy and their employment agreements were terminated. No payments were made to these individuals as a result of the termination of their employment agreements.

COMPENSATION PLANS

    LEGACY STOCK OPTION PLAN. Legacy's stock option plan was adopted (1) to further the growth, development and financial success of Legacy by providing additional incentives to some of its directors, key employees and consultants by assisting them to become owners of capital stock of Legacy and thus to benefit directly from its growth, development and financial success and (2) to enable Legacy to retain the services of directors, key employees and consultants considered essential to the long-range success of Legacy, by providing and offering them the opportunity to become owners of capital stock of Legacy. Legacy's stock option plan provides for the grant to executive officers, other key employees, consultants and directors of Legacy of nonqualified stock options and incentive stock options.

    In 2000, Legacy issued options to acquire an aggregate of 340,500 shares of Legacy common stock to its officers, other employees and directors under Legacy's stock option plan. Of such shares, 80,000 are immediately exercisable and have an exercise price of $2.875 and 260,500 are immediately exercisable and have an exercise price of $3.50.

    401(K) RETIREMENT PLAN AND TRUST. Legacy has established a tax-qualified employee savings and retirement plan effective January 1998 covering all employees who were employed on August 31, 1998 or who have been employed by Legacy for at least six months and who are at least 21 years of age. Under the plan, employees may elect to reduce their current compensation by up to the maximum amount determined by the federal government each year and have the amount of such reduction contributed to the plan. The plan permits, but does not require, additional cash contributions to the plan by Legacy. The trustee under the plan invests the plan's assets in designated investment options. The plan is intended to qualify under Section 401 of the Code, so that contributions to the plan, and income earned on plan contributions, are not taxable to employees until withdrawn from the plan, and so that contributions by Legacy are deductible by Legacy when made for income tax purposes.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During 2000, Legacy's compensation committee was comprised of Messrs. Nordlund, Talbott and Wilmot. No interlocking relationship exists between any member of the compensation committee and any member of any other company's board of directors or compensation committee.

                         COMPENSATION COMMITTEE REPORT

    Set forth below in full is the Report on Executive Compensation of Legacy's compensation committee regarding the compensation paid by Legacy to its executive officers during 2000:

    The philosophy of Legacy's compensation program is to employ, retain and reward executives capable of leading Legacy in achieving its business objectives. These objectives include enhancing stockholder value, maximizing financial performance, preserving a strong financial posture, increasing Legacy's assets and positioning its assets and business in geographic markets offering long-term growth opportunities. The accomplishment of these objectives is measured against the conditions characterizing the industry within which Legacy operates.

COMPONENTS OF EXECUTIVE COMPENSATION

    BASE SALARY. Base salary is established by Legacy's compensation committee based on an executive's job responsibilities, level of experience, individual performance and contribution to the business, with reference to the competitive marketplace for executive officers at other similar companies. The compensation committee believes that the base salaries paid to executive officers of Legacy are at competitive levels relative to the various markets from which Legacy attracts its executive talent.

    ANNUAL CASH INCENTIVE BONUS. Annual cash incentive bonuses are established by the committee at the end of the fiscal year and are based on Legacy's performance, individual performance and compensation surveys. Bonuses awarded in prior years are also taken into consideration. Those executive officers of Legacy with employment agreements may receive up to 100% of their base salary in the form of a bonus.

    LONG-TERM INCENTIVES. Long-term incentives include awards of stock options. The objective for the awards is to closely align executive interests with the longer term interests of stockholders. These awards, which are at risk and dependent on the creation of incremental stockholder value or the attainment of cumulative financial targets over several years, represent a portion of the total compensation opportunity provided for the executive officers. Award sizes are based on individual performance, level of responsibility, the individual's potential to make significant contributions to Legacy and award levels at other similar companies.

    ANNUAL STOCK GRANTS. Annual stock grants include annual stock grants of the Legacy common stock to employees based on contributions to Legacy and individual job performance.

COMPENSATION FOR THE CHAIRMAN AND CHIEF EXECUTIVE OFFICER

    During 2000, the Chief Executive Officer, Mr. Gary B. Sabin, received a base salary of $300,000 and a bonus of $60,000. With respect to long-term incentives during 2000, Mr. Sabin was awarded options to purchase 40,000 shares of Legacy common stock in his capacity as Chairman and Chief Executive Officer. All of such options are immediately exercisable and 30,000 have an exercise price of $3.50 per share and 10,000 have an exercise price of $2.875 per share. Legacy's compensation committee reviewed Legacy's actual performance in 2000 and determined that most of Legacy's goals and objectives were accomplished and, in some instances, exceeded. Mr. Sabin's bonus and his award of stock options took into consideration his performance and contribution to achieving Legacy's objectives in 2000.

TAX CONSIDERATIONS

    Section 162(m) of the Code generally limits the tax deductions a public corporation may take for compensation paid to its Chief Executive Officer and its other four most highly compensated executive officers to $1 million per executive per year. Legacy does not presently anticipate any such executive officers to exceed the non-performance based compensation threshold of
Section 162(m). The committee intends to evaluate Legacy's executive compensation policies and benefit plans during the coming year to determine whether any actions to maintain the tax deductibility of executive compensation are in the best interest of Legacy's stockholders.

    The foregoing report has been furnished by the compensation committee.

                                          Richard J. Nordlund
                                          Robert S. Talbott
                                          John H. Wilmot
                                          January 18, 2001

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

BUSINESS RELATIONSHIPS

    Following completion of the Legacy exchange offer in 1999, Gary B. Sabin, Chairman, President and Chief Executive Officer of Legacy, became Enterprises' President and Chief Executive Officer, and certain other Legacy executives became Enterprises executives. Legacy also took over daily management of Enterprises, including property management and finance. Enterprises reimburses Legacy for these services. Enterprises expensed $3 million for these services for the year ended December 31, 2000, which was based on historical costs for similar expenses. Enterprises expensed $249,000 for these services during the period of November 12, 1999 through December 31, 1999.

    During 2000, Enterprises purchased two retail buildings and two office buildings properties from Legacy. They were funded through advances on Enterprises unsecured revolving credit facility, by assuming mortgages and notes payable, and with the proceeds from a property sold in 2000 in a tax-deferred exchange transaction.

    Enterprises also purchased a 50% interest in a real estate development joint venture in Westminster, Colorado from Legacy for an initial payment of $8.1 million. The purchase price was based on the property's existing operating income, with additional payments estimated to be $4.8 million due through the completion of construction.

    In March 2000, Enterprises executed a $15 million note receivable with Legacy due December 2002. The note was amended in September 2000 to allow Legacy to borrow up to $40 million on the note. The note bears an interest rate of LIBOR plus 375 basis points (10.23% at December 31, 2000) on the first
$15 million. Amounts borrowed in excess of $15 million bear interest at a fixed rate of 12.5% per year. As of December 31, 2000, Legacy owed $25.4 million on this note at a weighted average interest rate of 11.2%.

    On March 21, 2001, Enterprises, PEI Merger Sub, a wholly-owned subsidiary of Enterprises, and Legacy entered into the merger agreement. The merger agreement provides that, at the effective time of the merger, PEI Merger Sub will merge with and into Legacy, with Legacy continuing in existence as the surviving corporation. Each share of Legacy common stock issued and outstanding at the effective time will be converted into 0.6667 of a share of Enterprises common stock.

    On April 12, 2001, Enterprises and Sol Price, a significant stockholder of Enterprises and Legacy through various entities, agreed to convert an existing Legacy promissory note payable to an affiliate of Sol Price, The Sol and Helen Price Trust, of approximately $9.3 million into 1,681,142 shares, or 8.5%, of Enterprises Series B preferred stock and a warrant to purchase 233,679 shares of Enterprises common stock with an exercise price of $8.25 per share immediately after the sale of the Enterprises Series B preferred stock to Warburg Pincus, which represents the same financial terms agreed to in the securities purchase agreement. This Legacy promissory note, together with the right to receive the Enterprises Series B preferred stock and the warrant, was subsequently assigned to The Price Group. The conversion agreement, which effects this transaction, provides that The Price Group will, along with Warburg Pincus, become a party to a registration rights agreement with all rights of an investor under the agreement other than those relating to demand registrations. The conversion agreement does not provide The Price Group with any of the other rights, such as representations, warranties, covenants, indemnities and termination fees, provided to Warburg Pincus in the securities purchase agreement. Warburg Pincus has consented to this transaction.

INDEBTEDNESS OF MANAGEMENT

    In 1998, Legacy loaned to some of its officers, in connection with their purchase of Legacy common stock, approximately 50% of the purchase price of the stock (an aggregate amount of $10.9 million). These loans bear interest at the rate of 7.0% per annum, mature in 2003 and are secured by some of the officers' Legacy common stock. The total interest receivable at March 31, 2001 from these loans totaled $2 million. The following table lists the largest aggregate amount outstanding (including interest) during 2000 and the aggregate amount outstanding as of August 3, 2001 for the loans to the officers identified therein.

                                                 LARGEST AGGREGATE        AGGREGATE
                                                       AMOUNT              AMOUNT
                                                 OUTSTANDING DURING   OUTSTANDING AS OF   SHARES HELD AS
NAME AND POSITION                                       2000           AUGUST 3, 2001       COLLATERAL
-----------------                                ------------------   -----------------   --------------
Gary B. Sabin .................................       $4,185,895          $4,326,077        1,525,348
  Chairman, President and Chief Executive
  Officer

Richard B. Muir ...............................        1,401,463           1,448,190          512,119
  Executive Vice President, Chief Operating
  Officer and Secretary

Graham R. Bullick, Ph.D. ......................        1,407,297           1,454,024          459,018
  Senior Vice President--Capital Markets

S. Eric Ottesen ...............................        1,407,297           1,454,024          462,906
  Senior Vice President, General Counsel and
  Assistant Secretary

Mark T. Burton ................................        1,407,297           1,454,024          514,534
  Senior Vice President--Acquisitions

    In September 2000, Legacy entered into agreements with certain officers to assume $5.1 million in personal debt obligations of the officers in exchange for their rights in 2,050,000 shares of Legacy common stock. The effective price of the transaction was $2.50 per share, tied to the market price on the day of the transaction. The officer debts were entered into in connection with their original share purchase. By assuming these third-party debts, Legacy also obtained a first lien on all remaining shares currently held by the officers, which will serve as security for the officers' notes to Legacy. Legacy paid
$4.3 million of the above personal debt in October 2000, upon which Legacy recorded 1,710,000 shares as repurchased.

                               PERFORMANCE GRAPH

    The following performance graph compares the performance of the Legacy common stock to the S&P 500 Index and to an index average of Legacy's peer group, composed of comparable publicly-traded companies in the real estate business, in each case for the period commencing March 31, 1998 through December 31, 2000. Such peer group includes: Crescent Operating, Inc., Forest City Enterprises, Inc. and Wellsford Real Properties, Inc. The graph assumes that the value of the investment in the Legacy common stock and each index was $100 at March 31, 1998 and that all distributions were reinvested. The stock price performance shown on the graph is not necessarily indicative of future price performance.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

             PEER GROUP  S&P 500  EXCEL LEGACY
31-Mar-98           100      100           100
31-Dec-1998        64.6    111.6          82.1
31-Dec-1999        57.3    133.4          67.9
31-Dec-00         102.5    107.4          59.4

                     RELATIONSHIP WITH INDEPENDENT AUDITORS

    Legacy's financial statements for 2000 have been examined by PricewaterhouseCoopers LLP. Representatives of PricewaterhouseCoopers LLP are expected to be available at the annual meeting to respond to appropriate questions and to make a statement if they desire to do so. Legacy will select independent auditors for the current year sometime after the annual meeting.

               COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

    Under Section 16(a) of the Exchange Act, directors, executive officers and beneficial owners of ten percent or more of the Legacy common stock are required to report to the SEC on a timely basis the initiation of their status as a reporting person and any changes with respect to their beneficial ownership of the Legacy common stock. Based solely on its review of such forms received by it, Legacy believes that all of the Section 16(a) filings required to be made by reporting persons with respect to 2000 were made on a timely basis.

                         ANNUAL REPORT TO STOCKHOLDERS

    Legacy's Annual Report for 2000 is provided with this joint proxy statement/prospectus to its stockholders of record as of August 3, 2001. Upon request, Legacy will furnish its Annual Report to any stockholder of Legacy.

                             STOCKHOLDER PROPOSALS

    Under Rule 14a-8 of the Exchange Act, Legacy's stockholders may present proper proposals for inclusion in Legacy's proxy statement and for consideration at the next annual meeting of its stockholders by submitting proposals to Legacy in a timely manner. In order to be included for the 2002 annual meeting of stockholders, stockholder proposals must be received by Legacy a reasonable time before Legacy begins to print and mail its proxy materials and must otherwise comply with the requirements of Rule 14a-8. In addition, if Legacy has not received notice of any matter a stockholder intends to propose for a vote at the 2002 annual meeting by a reasonable time before Legacy begins to print and mail its proxy materials, then a proxy solicited by Legacy's board may be voted on such matter in the discretion of the proxy holders, without discussion of the matter in the proxy statement soliciting such proxy and without such matter appearing as a separate matter on the proxy card.

                                 OTHER MATTERS

    Legacy does not know of any business other than that described in this joint proxy statement/ prospectus which will be presented for consideration or action by the stockholders at the annual meeting. If, however, any other business shall properly come before the annual meeting, shares represented by proxies will be voted in accordance with the best judgment of the persons named therein or their substitutes.

                                 LEGAL MATTERS

    Legacy is represented in connection with the merger by Latham & Watkins, San Diego, California. It is a condition to the completion of the merger that Legacy receive an opinion from Latham & Watkins to the effect that the merger will be treated as a reorganization under Section 368(a) of the Code. See the section entitled "Proposal 1 for the Enterprises Annual Meeting and the Legacy Annual Meeting--The Merger--Material Federal Income Tax Consequences of the Merger" in this joint proxy statement/prospectus.

                                    EXPERTS

    The financial statements and schedules of Legacy incorporated in this joint proxy statement/ prospectus by reference to Legacy's Annual Report on Form 10-K for the year ended December 31, 2000, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent auditors, given on the authority of said firm as experts in auditing and accounting.

                      WHERE YOU CAN FIND MORE INFORMATION

    Enterprises and Legacy are subject to the informational requirements of the Exchange Act, and file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, proxy statements and other information Enterprises and Legacy file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. You may also access filed documents at the SEC's web site at www.sec.gov.

    This joint proxy statement/prospectus incorporates important business and financial information about Enterprises and Legacy that is not included in or delivered with this joint proxy statement/ prospectus. Enterprises has filed a registration statement on Form S-4 and related exhibits with the SEC under the Securities Act. The registration statement contains additional information about Enterprises and Legacy and the securities offered hereby. You may inspect the registration statement and exhibits without charge and obtain copies from the SEC at prescribed rates at the locations above.

    The SEC allows Enterprises and Legacy to incorporate by reference the information they file with it, which means that they can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this joint proxy statement/ prospectus, and information that Enterprises and Legacy file later with the SEC will automatically update and supersede this information. Enterprises and Legacy incorporate by reference the following documents which they have filed with the
SEC:

ENTERPRISES' SEC FILINGS (FILE NO. 0-20449):

    - Enterprises' Annual Report on Form 10-K for the fiscal year ended December 31, 2000, as amended by Amendment No. 1 on Form 10-K/A and Amendment No. 2 on Form 10-K/A,

    - Enterprises' Quarterly Report on Form 10-Q for the quarter ended March 31, 2001, as amended by Amendment No. 1 on Form 10-Q/A,

    - Enterprises' Current Report on Form 8-K filed with the SEC on March 23, 2001,

    - the description of the Enterprises common stock contained in Enterprises' Registration Statement on Form S-4 filed with the SEC on September 15, 1994, as amended by Amendment No. 1 to Form S-4 filed November 3, 1994 and Amendment No. 2 to Form S-4 filed November 17, 1994, and

    - all documents filed by Enterprises with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this joint proxy statement/prospectus and before the annual meeting.

LEGACY'S SEC FILINGS (FILE NO. 0-23503):

    - Legacy's Annual Report on Form 10-K for the fiscal year ended
      December 31, 2000, as amended by Amendment No. 1 on Form 10-K/A, Amendment No. 2 on Form 10-K/A and Amendment No. 3 on Form 10-K/A,

    - Legacy's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001, as amended by Amendment No. 1 on Form 10-Q/A and Amendment No. 2 on Form 10-Q/A,

    - Legacy's Current Reports on Form 8-K filed with the SEC on March 23, 2001 and July 31, 2001,

    - the description of the Legacy common stock contained in Legacy's Registration Statement on Form 8-A filed with the SEC on November 13, 1998, and

    - all documents filed by Legacy with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this joint proxy statement/prospectus and before the annual meeting.

    The information incorporated by reference is deemed to be part of this joint proxy statement/ prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference in this joint proxy statement/prospectus will be deemed modified, superseded or replaced for purposes of this joint proxy statement/prospectus to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced will not be deemed, except as so modified, superseded or replaced, to constitute a part of this joint proxy statement/prospectus.

    This joint proxy statement/prospectus is accompanied by Enterprises' Annual Report on Form 10-K for the year ended December 31, 2000, as amended, and Quarterly Report on Form 10-Q for the quarter ended March 31, 2001, as amended.

    Enterprises has supplied all such information contained or incorporated by reference in this joint proxy statement/prospectus relating to Enterprises and Legacy has supplied all information relating to Legacy.

    You may have already received some of the documents incorporated by reference, but you can obtain any of them through Enterprises, Legacy or the SEC. Documents incorporated by reference are available from Enterprises or Legacy without charge, excluding all exhibits, unless Enterprises or Legacy has specifically incorporated by reference an exhibit in this joint proxy statement/prospectus, the exhibit will also be provided without charge. You may obtain documents incorporated by reference in this joint proxy statement/prospectus by requesting them in writing or by telephone from the appropriate party at the following addresses:

           Price Enterprises, Inc.                       Excel Legacy Corporation
   17140 Bernardo Center Drive, Suite 300         17140 Bernardo Center Drive, Suite 300
         San Diego, California 92128                    San Diego, California 92128
               (858) 675-9400                                 (858) 675-9400

    To obtain timely delivery, you should request the information no later than September 4, 2001, which is five business days prior to the date of your annual meeting.

    You should rely only on the information incorporated by reference or provided in this joint proxy statement/prospectus. Neither Enterprises nor Legacy has authorized anyone to give you any information or to make any representations about the transactions discussed in this joint proxy statement/prospectus other than those contained herein. If you are given any information or representations about these matters that is not discussed, you should not rely on that information.

    This joint proxy statement/prospectus is not an offer to sell or a solicitation of an offer to buy securities anywhere or to anyone where or to whom Enterprises or Legacy is not permitted to offer or sell securities under applicable law. The delivery of this joint proxy statement/prospectus does not, under any circumstances, mean that there has not been a change in the affairs of Enterprises or Legacy since the date hereof. It also does not mean that the information in this joint proxy statement/ prospectus is correct after this date.

                FINANCIAL STATEMENTS OF THE SWERDLOW PROPERTIES
                         INDEX TO FINANCIAL STATEMENTS

PROPERTIES TO BE ACQUIRED


Cross County Plaza:

Report of Independent Accountants--Squire & Co..............     F-2
Historical Summary of Operating Revenues and Direct
  Operating Expenses for the Three Months Ended March 31,
  2001 (Unaudited) and the Year Ended December 31, 2000.....     F-3
Notes to Historical Summary of Operating Revenues and Direct
  Operating Expenses for the Property Proposed to be
  Acquired by Price Enterprises, Inc........................     F-4

Cypress Creek Station:

Report of Independent Accountants--Squire & Co..............     F-6
Historical Summary of Operating Revenues and Direct
  Operating Expenses for the Three Months Ended March 31,
  2001 (Unaudited) and the Year Ended December 31, 2000.....     F-7
Notes to Historical Summary of Operating Revenues and Direct
  Operating Expenses for the Property Proposed to be
  Acquired by Price Enterprises, Inc........................     F-8

Kendale Lakes Plaza:

Report of Independent Accountants--Squire & Co..............    F-10
Historical Summary of Operating Revenues and Direct
  Operating Expenses for the Three Months Ended March 31,
  2001 (Unaudited) and the Year Ended December 31, 2000.....    F-11
Notes to Historical Summary of Operating Revenues and Direct
  Operating Expenses for the Property Proposed to be
  Acquired by Price Enterprises, Inc........................    F-12

Oakwood Business Center:

Report of Independent Accountants--Squire & Co..............    F-14
Historical Summary of Operating Revenues and Direct
  Operating Expenses for the Three Months Ended March 31,
  2001 (Unaudited) and the Year Ended December 31, 2000.....    F-15
Notes to Historical Summary of Operating Revenues and Direct
  Operating Expenses for the Property Proposed to be
  Acquired by Price Enterprises, Inc........................    F-16

Oakwood Plaza:

Report of Independent Accountants--Squire & Co..............    F-18
Historical Summary of Operating Revenues and Direct
  Operating Expenses for the Three Months Ended March 31,
  2001 (Unaudited) and the Year Ended December 31, 2000.....    F-19
Notes to Historical Summary of Operating Revenues and Direct
  Operating Expenses for the Property Proposed to be
  Acquired by Price Enterprises, Inc........................    F-20

                          INDEPENDENT AUDITOR'S REPORT

Board of Directors
Price Enterprises, Inc.

    We have audited the accompanying Historical Summary of Operating Revenues and Direct Operating Expenses For The Property Proposed to be Acquired by Price Enterprises, Inc. for the year ended December 31, 2000. This summary is the responsibility of Price Enterprises, Inc. and Cross County Associates Limited Partnership. Our responsibility is to express an opinion on this summary based on our audit.

    We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the summary is free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the summary. We believe that our audit of the summary provides a reasonable basis for our opinion.

    As described in Note 1, the accompanying summary was prepared in conformity with accounting principles prescribed by the Securities and Exchange Commission which is a comprehensive basis of accounting other than accounting principles generally accepted in the United States of America, and is not intended to be a complete presentation of the property's revenues and expenses.

    In our opinion, the summary referred to above presents fairly, in all material respects, the operating revenues and direct operating expenses of the property proposed to be acquired by Price Enterprises, Inc. for the year ended December 31, 2000, on the basis of accounting described in Note 1.

    This report is intended solely for the information and use of the Board of Directors and management of Price Enterprises, Inc. and for filing with the Securities and Exchange Commission and should not be used for any other purpose.

Squire & Company, PC
Orem, Utah
June 27, 2001

    PRICE ENTERPRISES, INC. AND CROSS COUNTY ASSOCIATES LIMITED PARTNERSHIP

 HISTORICAL SUMMARY OF OPERATING REVENUES AND DIRECT OPERATING EXPENSES FOR THE
          PROPERTY PROPOSED TO BE ACQUIRED BY PRICE ENTERPRISES, INC.

                                                             THREE MONTHS ENDED      YEAR ENDED
                                                               MARCH 31, 2001     DECEMBER 31, 2000
                                                             ------------------   -----------------
                                                                (UNAUDITED)
OPERATING REVENUES:
  Base rents...............................................      $1,053,747          $4,092,944
  Expense reimbursements...................................         287,281           1,108,228
                                                                 ----------          ----------
    Total operating revenues...............................       1,341,028           5,201,172
DIRECT OPERATING EXPENSES:
  Administrative and office expense........................          33,649             136,294
  Repairs and maintenance..................................         105,093             339,584
  Utilities................................................          11,005              35,150
  Property taxes...........................................         173,901             615,636
  Insurance................................................          28,352             116,930
  Management fees..........................................          41,138             140,598
                                                                 ----------          ----------
    Total direct operating expenses........................         393,138           1,384,192
                                                                 ----------          ----------
      Net operating income.................................      $  947,890          $3,816,980
                                                                 ==========          ==========

          The accompanying notes are an integral part of this summary.

    PRICE ENTERPRISES, INC. AND CROSS COUNTY ASSOCIATES LIMITED PARTNERSHIP

          NOTES TO HISTORICAL SUMMARY OF OPERATING REVENUES AND DIRECT
         OPERATING EXPENSES FOR THE PROPERTY PROPOSED TO BE ACQUIRED BY
                            PRICE ENTERPRISES, INC.

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    The following is a summary of significant accounting policies followed in the preparation of this Historical Summary. The Historical Summary and notes are representations of Price Enterprises, Inc. and Cross County Associates Limited Partnership, whose management are responsible for the integrity and objectivity of this Historical Summary.

    BUSINESS ACTIVITY--Price Enterprises, Inc. (the Company) is headquartered in San Diego, California. The Company is a self-administered, self-managed equity real estate investment company which owns and manages income-producing properties.

    The acquired property is operated as a shopping center in the location below with the anchor stores listed.

     PROPERTY            LOCATION                     ANCHOR STORES
------------------  -------------------  ----------------------------------------
Cross County Plaza  West Palm Beach, FL  Ross, Winn-Dixie, Kmart, Linens N Things

    Cross County Associates Limited Parternship has owned and managed the property. Retail space is rented to tenants under noncancelable leases ranging from three to twenty years, with renewal options available.

    FORM OF PRESENTATION--The Historical Summary is presented in conformity with Rule 3-14 of the Securities and Exchange Commission. Accordingly, certain expenses of the property are not included in the summary, i.e., depreciation and interest.

    Management has determined that after reasonable inquiry, it is not aware of any material factors relating to the property reported on in the accompanying Historical Summary which would cause the reported financial information not to be indicative of future operating results.

    REVENUE RECOGNITION--Base rental income from leases is recorded when due from tenants. Some of the leases include percentage rents and overage rents based on the level of sales of the lessee. Percentage rents and overage rents are recognized as revenue during the period tenants incur sales in excess of base amounts. Leases generally provide for tenant reimbursements of common area maintenance. These reimbursements are included in the accompanying Historical Summary as expense reimbursements.

    ACCOUNTING ESTIMATES--The preparation of the Historical Summary includes estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    PRICE ENTERPRISES, INC. AND CROSS COUNTY ASSOCIATES LIMITED PARTNERSHIP

          NOTES TO HISTORICAL SUMMARY OF OPERATING REVENUES AND DIRECT
         OPERATING EXPENSES FOR THE PROPERTY PROPOSED TO BE ACQUIRED BY
                            PRICE ENTERPRISES, INC.

NOTE 2.  MINIMUM FUTURE RENTALS

    Retail space is leased to tenants under noncancelable operating leases. The following is a schedule of future minimum rentals for the next five years under the noncancelable leases after 2000:

                                                       YEARS ENDING DECEMBER 31,
                                     --------------------------------------------------------------
                                        2001         2002         2003         2004         2005
                                     ----------   ----------   ----------   ----------   ----------
Ross Stores, Inc...................  $  266,969   $  266,969   $  279,849   $  281,020   $  281,020
Brown Group Retail.................      80,370       80,370       80,370       82,975       84,835
Planet Smoothie, Inc...............      23,920       24,639       25,379       26,140       26,923
Winn Dooe Stores, Inc..............     470,260      470,260      470,260      470,260      470,260
Dots, Inc..........................      53,910       53,910       53,910       56,830       59,301
Millennium Dollar Stores, Inc......      54,392       56,296       58,266       60,305       62,416
Linens N Things, Inc...............     402,552      402,552      402,552      402,552      402,552
Kmart Corporation..................     982,857      982,857      982,857      982,857      982,857
Yasney Realty......................      44,424       45,756       47,127       48,537       49,998
Nutrition Wholesale Center, Inc....      27,531       27,531       27,875       19,472           --
Howroyd Wright Employment
  Agency, Inc......................      35,065       35,926       36,786       37,647        9,466
Rosario Troia......................      61,896       64,146       68,648       71,399       64,522
Yangtze Dragon, Inc................     138,214      138,214      138,214      138,214      138,214
Fashion Bug, Inc...................     114,772      114,772      114,772      114,772      114,772
Party City, Inc....................     176,464      176,464      177,935      194,110      194,110
The Rag Shop/Hollywood, Inc........     183,750      183,750      183,750      194,063      195,000
David's Bridal of West Palm,
  Inc..............................     227,520      227,520      227,520      236,620      254,820
Just for Feet, Inc.................     389,880      389,880      394,380      407,880      407,880
Hung Nguyen........................      26,334       26,334       26,334       28,529       28,728
Creative Hairdressers..............      36,270       36,270       36,270       36,270       37,781
Mitchell's Inc.....................      33,720       33,720       35,008       35,125       35,125
Einstein Bros. Bagel...............      43,600       46,000       48,800       56,000       57,600
Sav-on Dry Cleaners................      18,000       18,000       18,045       18,586       19,144
Tandy Corp.........................      36,984       40,252       42,258       44,354       34,482
Pearl Vision.......................      66,999       66,999       66,999       66,999       73,141
Sprint PCS.........................      77,809       80,143       82,547       85,024       87,575
                                     ----------   ----------   ----------   ----------   ----------
                                     $4,074,462   $4,089,530   $4,126,711   $4,196,540   $4,172,522
                                     ==========   ==========   ==========   ==========   ==========

    The schedule of future minimum rentals is based on the actual noncancelable lease terms in effect as of December 31, 2000. Many of the tenant leases contain terms for renewal options, percentage rents and overage rents, and adjustments based on changes in the consumer price index. These renewal options, percentage rents and overage rents, and adjustments based on changes in the consumer price index have not been reflected in the above noncancelable lease schedule.

    All percentage rents and overage rents are contingent based on the tenant achieving certain levels of sales. Not all of the leases have a provision for percentage rents.

                          INDEPENDENT AUDITOR'S REPORT

Board of Directors
Price Enterprises, Inc.

    We have audited the accompanying Historical Summary of Operating Revenues and Direct Operating Expenses For The Property Proposed to be Acquired by Price Enterprises, Inc. for the year ended December 31, 2000. This summary is the responsibility of Price Enterprises, Inc. and Cypress Creek Associates Limited Partnership. Our responsibility is to express an opinion on this summary based on our audit.

    We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the summary is free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the summary. We believe that our audit of the summary provides a reasonable basis for our opinion.

    As described in Note 1, the accompanying summary was prepared in conformity with accounting principles prescribed by the Securities and Exchange Commission which is a comprehensive basis of accounting other than accounting principles generally accepted in the United States of America, and is not intended to be a complete presentation of the property's revenues and expenses.

    In our opinion, the summary referred to above presents fairly, in all material respects, the operating revenues and direct operating expenses of the property proposed to be acquired by Price Enterprises, Inc. for the year ended December 31, 2000, on the basis of accounting described in Note 1.

    This report is intended solely for the information and use of the Board of Directors and management of Price Enterprises, Inc. and for filing with the Securities and Exchange Commission and should not be used for any other purpose.

Squire & Company, PC
Orem, Utah
June 27, 2001

    PRICE ENTERPRISES, INC. AND CYPRESS CREEK ASSOCIATES LIMITED PARTNERSHIP HISTORICAL SUMMARY OF OPERATING REVENUES AND DIRECT OPERATING EXPENSES FOR THE
          PROPERTY PROPOSED TO BE ACQUIRED BY PRICE ENTERPRISES, INC.

                                                             THREE MONTHS ENDED      YEAR ENDED
                                                               MARCH 31, 2001     DECEMBER 31, 2000
                                                             ------------------   -----------------
                                                                (UNAUDITED)
OPERATING REVENUES:
  Base rents...............................................      $  779,606          $3,156,499
  Expense reimbursements...................................         227,297             881,834
                                                                 ----------          ----------
    Total operating revenues...............................       1,006,903           4,038,333
DIRECT OPERATING EXPENSES:
  Administrative and office expense........................          33,191             159,429
  Repairs and maintenance..................................          70,796             278,785
  Utilities................................................          10,641              38,765
  Property taxes...........................................         139,476             499,097
  Insurance................................................          15,362              43,334
  Management fees..........................................          29,014             112,931
                                                                 ----------          ----------
    Total direct operating expenses........................         298,480           1,132,341
                                                                 ----------          ----------
      Net operating income.................................      $  708,423          $2,905,992
                                                                 ==========          ==========

          The accompanying notes are an integral part of this summary.

    PRICE ENTERPRISES, INC. AND CYPRESS CREEK ASSOCIATES LIMITED PARTNERSHIP

NOTES TO HISTORICAL SUMMARY OF OPERATING REVENUES AND DIRECT OPERATING EXPENSES
      FOR THE PROPERTY PROPOSED TO BE ACQUIRED BY PRICE ENTERPRISES, INC.

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    The following is a summary of significant accounting policies followed in the preparation of this Historical Summary. The Historical Summary and notes are representations of Price Enterprises, Inc. and Cypress Creek Associates Limited Partnership, whose management are responsible for the integrity and objectivity of this Historical Summary.

    BUSINESS ACTIVITY--Price Enterprises, Inc. (the Company) is headquartered in San Diego, California. The Company is a self-administered, self-managed equity real estate investment company which owns and manages income-producing properties.

    The acquired property is operated as a shopping center in the location below with the anchor stores listed.

      PROPERTY              LOCATION               ANCHOR STORES
---------------------  -------------------  ---------------------------
Cypress Creek Station  Fort Lauderdale, FL  Regal Cinemas, Office Depot

    Cypress Creek Associates Limited Parternship has owned and managed the property. Retail space is rented to tenants under noncancelable leases ranging from three to twenty years, with renewal options available.

    FORM OF PRESENTATION--The Historical Summary is presented in conformity with Rule 3-14 of the Securities and Exchange Commission. Accordingly, certain expenses of the property are not included in the summary, i.e., depreciation and interest.

    Management has determined that after reasonable inquiry, it is not aware of any material factors relating to the property reported on in the accompanying Historical Summary which would cause the reported financial information not to be indicative of future operating results.

    REVENUE RECOGNITION--Base rental income from leases is recorded when due from tenants. Some of the leases include percentage rents and overage rents based on the level of sales of the lessee. Percentage rents and overage rents are recognized as revenue during the period tenants incur sales in excess of base amounts. Leases generally provide for tenant reimbursements of common area maintenance. These reimbursements are included in the accompanying Historical Summary as expense reimbursements.

    ACCOUNTING ESTIMATES--The preparation of the Historical Summary includes estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    PRICE ENTERPRISES, INC. AND CYPRESS CREEK ASSOCIATES LIMITED PARTNERSHIP

NOTES TO HISTORICAL SUMMARY OF OPERATING REVENUES AND DIRECT OPERATING EXPENSES
      FOR THE PROPERTY PROPOSED TO BE ACQUIRED BY PRICE ENTERPRISES, INC.

NOTE 2.  MINIMUM FUTURE RENTALS

    Retail space is leased to tenants under noncancelable operating leases. The following is a schedule of future minimum rentals for the next five years under the noncancelable leases after 2000:

                                                       YEARS ENDING DECEMBER 31,
                                     --------------------------------------------------------------
                                        2001         2002         2003         2004         2005
                                     ----------   ----------   ----------   ----------   ----------
CD Warehouse.......................  $   25,879   $   26,655   $   27,455   $   28,278   $   29,127
China to Go........................      23,795       24,747       25,737       26,766       27,837
Regal Cinemas......................     667,264      695,066      733,990      733,990      733,990
Champps Americana..................     275,000      289,323      309,375      309,375      309,375
Hooters of Cypress Creek...........      67,500       67,500       67,500       67,500       67,500
Barnies Coffee & Tea...............      57,500       57,500       59,167       60,000       60,000
Pearle Vision......................      63,000       69,300       78,750       88,200       97,650
Carlucci's Italian Grille..........      62,396       65,516       68,792       72,231       75,843
Dunkin Donuts......................      31,228       32,164       33,129       34,123       35,147
Clean Masters of Cypress Creek.....      31,862       33,136       34,462       35,840       37,274
Salon 100..........................      31,165       32,100       33,063       34,055       35,076
Eastern Financial Federal Credit
  Union............................      65,437       68,378       71,319       55,144           --
The Luggage Gallery................      52,476       53,990       55,550       57,157       58,811
Office Depot.......................     480,077      480,077      480,077      480,077      480,077
Bambino's Deli & Cafe..............      33,600       35,952       37,632       37,632       37,632
BellSouth Mobility.................     168,592      173,650      178,860      184,225      189,752
General Nutrition..................      30,400       33,440       34,960       34,960       34,960
Moes Gourmet Bagels................      55,773       57,446       59,169       60,944       62,773
Sweet Tomatoes.....................      90,353       90,353       90,353       90,353       90,353
Longhorn Steaks....................      85,000       88,333       95,000       95,000       95,000
Footstar...........................     316,793      342,760      342,760      342,760      342,760
Starlite Diner.....................      85,000       85,000       95,200       95,200       95,200
                                     ----------   ----------   ----------   ----------   ----------
                                     $2,800,090   $2,902,386   $3,012,300   $3,023,810   $2,996,137
                                     ==========   ==========   ==========   ==========   ==========

    The schedule of future minimum rentals is based on the actual noncancelable lease terms in effect as of December 31, 2000. Many of the tenant leases contain terms for renewal options, percentage rents and overage rents, and adjustments based on changes in the consumer price index. These renewal options, percentage rents and overage rents, and adjustments based on changes in the consumer price index have not been reflected in the above noncancelable lease schedule.

    All percentage rents and overage rents are contingent based on the tenant achieving certain levels of sales. Not all of the leases have a provision for percentage rents.

                          INDEPENDENT AUDITOR'S REPORT

Board of Directors
Price Enterprises, Inc.

    We have audited the accompanying Historical Summary of Operating Revenues and Direct Operating Expenses For The Property Proposed to be Acquired by Price Enterprises, Inc. for the year ended December 31, 2000. This summary is the responsibility of Price Enterprises, Inc. and Kendale Associates Limited Partnership. Our responsibility is to express an opinion on this summary based on our audit.

    We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the summary is free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the summary. We believe that our audit of the summary provides a reasonable basis for our opinion.

    As described in Note 1, the accompanying summary was prepared in conformity with accounting principles prescribed by the Securities and Exchange Commission which is a comprehensive basis of accounting other than accounting principles generally accepted in the United States of America, and is not intended to be a complete presentation of the property's revenues and expenses.

    In our opinion, the summary referred to above presents fairly, in all material respects, the operating revenues and direct operating expenses of the property proposed to be acquired by Price Enterprises, Inc. for the year ended December 31, 2000, on the basis of accounting described in Note 1.

    This report is intended solely for the information and use of the Board of Directors and management of Price Enterprises, Inc. and for filing with the Securities and Exchange Commission and should not be used for any other purpose.

Squire & Company, PC
Orem, Utah
June 27, 2001

       PRICE ENTERPRISES, INC. AND KENDALE ASSOCIATES LIMITED PARTNERSHIP HISTORICAL SUMMARY OF OPERATING REVENUES AND DIRECT OPERATING EXPENSES FOR THE
          PROPERTY PROPOSED TO BE ACQUIRED BY PRICE ENTERPRISES, INC.

                                                             THREE MONTHS ENDED      YEAR ENDED
                                                               MARCH 31, 2001     DECEMBER 31, 2000
                                                             ------------------   -----------------
                                                                (UNAUDITED)
OPERATING REVENUES:
  Base rents...............................................      $ 959,629           $3,921,399
  Expense reimbursements...................................        218,648              840,335
                                                                 ---------           ----------
    Total operating revenues...............................      1,178,277            4,761,734
DIRECT OPERATING EXPENSES:
  Administrative and office expense........................         29,503              106,434
  Repairs and maintenance..................................         39,155              196,295
  Utilities................................................          3,055               13,832
  Property taxes...........................................        138,960              479,411
  Insurance................................................         33,289              127,865
  Management fees..........................................         37,982              128,958
                                                                 ---------           ----------
    Total direct operating expenses........................        281,944            1,052,795
                                                                 ---------           ----------
      Net operating income.................................      $ 896,333           $3,708,939
                                                                 =========           ==========

          The accompanying notes are an integral part of this summary.

       PRICE ENTERPRISES, INC. AND KENDALE ASSOCIATES LIMITED PARTNERSHIP

          NOTES TO HISTORICAL SUMMARY OF OPERATING REVENUES AND DIRECT OPERATING EXPENSES FOR THE PROPERTY PROPOSED TO BE ACQUIRED
                           BY PRICE ENTERPRISES, INC.

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    The following is a summary of significant accounting policies followed in the preparation of this Historical Summary. The Historical Summary and notes are representations of Price Enterprises, Inc. and Kendale Associates Limited Partnership, whose management are responsible for the integrity and objectivity of this Historical Summary.

    BUSINESS ACTIVITY--Price Enterprises, Inc. (the Company) is headquartered in San Diego, California. The Company is a self-administered, self-managed equity real estate investment company which owns and manages income-producing properties.

    The acquired property is operated as a shopping center in the location below with the anchor stores listed.

        PROPERTY                  LOCATION               ANCHOR STORES
------------------------  ------------------------  ------------------------
Kendale Lakes Plaza              Miami, FL             Kmart, Marshall's,
                                                           Petsmart,
                                                     OfficeMax, Sym's Corp

    Kendale Associates Limited Parternship has owned and managed the property. Retail space is rented to tenants under noncancelable leases ranging from three to twenty years, with renewal options available.

    FORM OF PRESENTATION--The Historical Summary is presented in conformity with Rule 3-14 of the Securities and Exchange Commission. Accordingly, certain expenses of the property are not included in the summary, i.e., depreciation and interest.

    Management has determined that after reasonable inquiry, it is not aware of any material factors relating to the property reported on in the accompanying Historical Summary which would cause the reported financial information not to be indicative of future operating results.

    REVENUE RECOGNITION--Base rental income from leases is recorded when due from tenants. Some of the leases include percentage rents and overage rents based on the level of sales of the lessee. Percentage rents and overage rents are recognized as revenue during the period tenants incur sales in excess of base amounts. Leases generally provide for tenant reimbursements of common area maintenance. These reimbursements are included in the accompanying Historical Summary as expense reimbursements.

    ACCOUNTING ESTIMATES--The preparation of the Historical Summary includes estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

       PRICE ENTERPRISES, INC. AND KENDALE ASSOCIATES LIMITED PARTNERSHIP

          NOTES TO HISTORICAL SUMMARY OF OPERATING REVENUES AND DIRECT OPERATING EXPENSES FOR THE PROPERTY PROPOSED TO BE ACQUIRED
                           BY PRICE ENTERPRISES, INC.

NOTE 2.  MINIMUM FUTURE RENTALS

    Retail space is leased to tenants under noncancelable operating leases. The following is a schedule of future minimum rentals for the next five years under the noncancelable leases after 2000:

                                                       YEARS ENDING DECEMBER 31,
                                     --------------------------------------------------------------
                                        2001         2002         2003         2004         2005
                                     ----------   ----------   ----------   ----------   ----------
Kmart Corporation..................  $  283,300   $  283,300   $  283,300   $  283,300   $  283,300
OfficeMax, Inc.....................     293,750      293,750      293,750      293,750       97,917
Petsmart...........................     280,000      280,000      280,000      280,000      285,000
Fashion Bug, Inc...................     106,500      106,500      106,500      107,683      120,700
Syms Corp..........................     240,000      240,000      240,000      240,000      240,000
The Party Supermarket, Inc.........     132,269      141,908      141,908      142,856      140,517
The Rag Shop/Port Richey, Inc......     136,917      136,917      136,917      136,917      125,507
Kmart Corporation..................   1,208,000    1,208,000    1,208,000    1,208,000    1,208,000
Marshall's of West Miami, Florida,
  Inc..............................     286,144      286,144      307,417      314,508      314,508
Payless Shoesource, Inc............     103,500      103,500      103,500      103,500       25,875
Clothestime Stores, Inc............      71,320       71,320       71,320       71,320       23,773
Sesame Step Company, Inc...........      44,893       46,689       48,550       50,494       52,519
KFC National Management Company....      47,610       23,805           --           --           --
Kendale Lakes Restaurant, Inc......     126,500      126,500      126,500      126,500      126,500
Magnifique Parfums and Cosmetics,
  Inc..............................      83,475       91,425       91,425       91,425       91,425
Supercuts, Inc.....................      23,438           --           --           --           --
Omaha Steaks International, Inc....      25,875       25,969       27,000       24,750           --
Check Cashing USA, Inc.............      80,625       83,648       92,719       92,719       92,719
Kikusui, Inc.......................      36,094       36,094       36,094       36,094       18,047
Ernesto Rochetti...................      50,023       50,023       53,024       53,024       28,103
Healthy Nutritional Choice, Inc....      26,801       27,605       28,433       29,286       27,651
Creative Hairdressers, Inc.........      26,213       26,999       27,804       28,637       24,458
Gary Uneberg.......................      13,725       14,274       14,845       15,439       16,056
NCNB National Bank of Florida......      75,000       75,000       75,000       75,000       75,000
Kendale Lakes Travel, Inc..........      13,860       13,860       13,860       13,860        6,930
G&B Wholesalers....................      44,164       45,489       46,853       48,259       49,707
                                     ----------   ----------   ----------   ----------   ----------
                                     $3,859,996   $3,838,719   $3,854,719   $3,867,321   $3,474,212
                                     ==========   ==========   ==========   ==========   ==========

    The schedule of future minimum rentals is based on the actual noncancelable lease terms in effect as of December 31, 2000. Many of the tenant leases contain terms for renewal options, percentage rents and overage rents, and adjustments based on changes in the consumer price index. These renewal options, percentage rents and overage rents, and adjustments based on changes in the consumer price index have not been reflected in the above noncancelable lease schedule.

    All percentage rents and overage rents are contingent based on the tenant achieving certain levels of sales. Not all of the leases have a provision for percentage rents.

                          INDEPENDENT AUDITOR'S REPORT

Board of Directors
Price Enterprises, Inc.

    We have audited the accompanying Historical Summary of Operating Revenues and Direct Operating Expenses For The Property Proposed to be Acquired by Price Enterprises, Inc. for the year ended December 31, 2000. This summary is the responsibility of Price Enterprises, Inc. and Oakwood Business Center Limited Partnership. Our responsibility is to express an opinion on this summary based on our audit.

    We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the summary is free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the summary. We believe that our audit of the summary provides a reasonable basis for our opinion.

    As described in Note 1, the accompanying summary was prepared in conformity with accounting principles prescribed by the Securities and Exchange Commission which is a comprehensive basis of accounting other than accounting principles generally accepted in the United States of America, and is not intended to be a complete presentation of the property's revenues and expenses.

    In our opinion, the summary referred to above presents fairly, in all material respects, the operating revenues and direct operating expenses of the property proposed to be acquired by Price Enterprises, Inc. for the year ended December 31, 2000, on the basis of accounting described in Note 1.

    This report is intended solely for the information and use of the Board of Directors and management of Price Enterprises, Inc. and for filing with the Securities and Exchange Commission and should not be used for any other purpose.

Squire & Company, PC
Orem, Utah
June 27, 2001

    PRICE ENTERPRISES, INC. AND OAKWOOD BUSINESS CENTER LIMITED PARTNERSHIP

 HISTORICAL SUMMARY OF OPERATING REVENUES AND DIRECT OPERATING EXPENSES FOR THE
          PROPERTY PROPOSED TO BE ACQUIRED BY PRICE ENTERPRISES, INC.

                                                             THREE MONTHS ENDED      YEAR ENDED
                                                               MARCH 31, 2001     DECEMBER 31, 2000
                                                             ------------------   -----------------
                                                                (UNAUDITED)
OPERATING REVENUES:
  Base rents...............................................       $392,023           $1,502,231
  Expense reimbursements...................................        154,941              637,497
                                                                  --------           ----------
    Total operating revenues...............................        546,964            2,139,728
DIRECT OPERATING EXPENSES:
  Administrative and office expense........................         27,216               84,918
  Repairs and maintenance..................................         46,276              174,783
  Utilities................................................          8,132               31,215
  Property taxes...........................................         79,266              280,273
  Insurance................................................         12,361               46,770
  Management fees..........................................         14,744               62,573
                                                                  --------           ----------
    Total direct operating expenses........................        187,995              680,532
                                                                  --------           ----------
      Net operating income.................................       $358,969           $1,459,196
                                                                  ========           ==========

          The accompanying notes are an integral part of this summary.

    PRICE ENTERPRISES, INC. AND OAKWOOD BUSINESS CENTER LIMITED PARTNERSHIP

NOTES TO HISTORICAL SUMMARY OF OPERATING REVENUES AND DIRECT OPERATING EXPENSES
      FOR THE PROPERTY PROPOSED TO BE ACQUIRED BY PRICE ENTERPRISES, INC.

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    The following is a summary of significant accounting policies followed in the preparation of this Historical Summary. The Historical Summary and notes are representations of Price Enterprises, Inc. and Oakwood Business Center Limited Partnership, whose management are responsible for the integrity and objectivity of this Historical Summary.

    BUSINESS ACTIVITY--Price Enterprises, Inc. (the Company) is headquartered in San Diego, California. The Company is a self-administered, self-managed equity real estate investment company which owns and manages income-producing properties.

    The acquired property is operated as a business park in the location below with the major tenants listed.

       PROPERTY           LOCATION              MAJOR TENANTS
-----------------------  -----------  ----------------------------------
Oakwood Business Center  Orlando, FL  Kos Pharmaceuticals, C'est Papier,
                                      Trader Publishing Company

    Oakwood Business Center Limited Partnership has owned and managed the property. Retail space is rented to tenants under noncancelable leases ranging from three to twenty years, with renewal options available.

    FORM OF PRESENTATION--The Historical Summary is presented in conformity with Rule 3-14 of the Securities and Exchange Commission. Accordingly, certain expenses of the property are not included in the summary, i.e., depreciation and interest.

    Management has determined that after reasonable inquiry, it is not aware of any material factors relating to the property reported on in the accompanying Historical Summary which would cause the reported financial information not to be indicative of future operating results.

    REVENUE RECOGNITION--Rental income from leases is recorded when due from tenants. Leases generally provide for tenant reimbursements of common area maintenance. These reimbursements are included in the accompanying Historical Summary as expense reimbursements.

    ACCOUNTING ESTIMATES--The preparation of the Historical Summary includes estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    PRICE ENTERPRISES, INC. AND OAKWOOD BUSINESS CENTER LIMITED PARTNERSHIP

NOTES TO HISTORICAL SUMMARY OF OPERATING REVENUES AND DIRECT OPERATING EXPENSES
      FOR THE PROPERTY PROPOSED TO BE ACQUIRED BY PRICE ENTERPRISES, INC.

NOTE 2.  MINIMUM FUTURE RENTALS

    Retail space is leased to tenants under noncancelable operating leases. The following is a schedule of future minimum rentals for the next five years under the noncancelable leases after 2000:

                                                        YEARS ENDING DECEMBER 31,
                                         --------------------------------------------------------
                                            2001         2002        2003       2004       2005
                                         ----------   ----------   --------   --------   --------
AMTL Corporation.......................  $   53,020   $   55,152   $ 52,392   $     --   $     --
Office Pavilion of South Florida.......      92,946       55,631         --         --         --
Ameridata..............................      73,745       37,415         --         --         --
AMTL Corporation.......................      48,776       50,818     25,907         --         --
Telecommunications Systems
  Management...........................      28,965       30,124     31,329         --         --
BWG Associates.........................      36,994       14,286         --         --         --
Mantech Advanced Systems...............     123,251      126,946     86,344         --         --
IMAX...................................      31,049       31,049     32,601     34,229      2,986
Triangle Industries....................      15,739       16,528     17,358     18,223     15,813
Business Wire..........................      45,626       47,908     50,303     79,857     55,450
Eview Technologies.....................      27,813       29,203     30,661     32,203      5,410
Ohio Savings Bank......................      22,176       23,061     23,984     24,954     14,896
Household Automotive Finance Group.....      49,776       49,776     37,332         --         --
Pool Fact..............................      30,849           --         --         --         --
Paging Network of Florida..............       4,394           --         --         --         --
Sub Zero Distributors..................      88,339       92,756     97,388    102,272    106,868
Kos Pharmaceuticals....................      57,622           --         --         --         --
Kos Pharmaceuticals....................      55,081           --         --         --         --
Trader Publishing Company..............     199,101      165,918         --         --         --
Acosta Sales Co........................      55,625       58,125     60,625      5,208         --
Kos Pharmaceuticals....................     177,340      186,207    195,515    187,384         --
C'est Papier...........................     154,725      141,831         --         --         --
                                         ----------   ----------   --------   --------   --------
                                         $1,472,952   $1,212,734   $741,739   $484,330   $201,423
                                         ==========   ==========   ========   ========   ========

    The schedule of future minimum rentals is based on the actual noncancelable lease terms in effect as of December 31, 2000. Many of the tenant leases contain terms for renewal options and adjustments based on changes in the consumer price index. These renewal options and adjustments based on changes in the consumer price index have not been reflected in the above noncancelable lease schedule.

                          INDEPENDENT AUDITOR'S REPORT

Board of Directors
Price Enterprises, Inc.

    We have audited the accompanying Historical Summary of Operating Revenues and Direct Operating Expenses For The Property Proposed to be Acquired by Price Enterprises, Inc. for the year ended December 31, 2000. This summary is the responsibility of Price Enterprises, Inc. and Oakwood Plaza Limited Partnership. Our responsibility is to express an opinion on this summary based on our audit.

    We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the summary is free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the summary. We believe that our audit of the summary provides a reasonable basis for our opinion.

    As described in Note 1, the accompanying summary was prepared in conformity with accounting principles prescribed by the Securities and Exchange Commission which is a comprehensive basis of accounting other than accounting principles generally accepted in the United States of America, and is not intended to be a complete presentation of the property's revenues and expenses.

    In our opinion, the summary referred to above presents fairly, in all material respects, the operating revenues and direct operating expenses of the property proposed to be acquired by Price Enterprises, Inc. for the year ended December 31, 2000, on the basis of accounting described in Note 1.

    This report is intended solely for the information and use of the Board of Directors and management of Price Enterprises, Inc. and for filing with the Securities and Exchange Commission and should not be used for any other purpose.

Squire & Company, PC
Orem, Utah
June 27, 2001

         PRICE ENTERPRISES, INC. AND OAKWOOD PLAZA LIMITED PARTNERSHIP

 HISTORICAL SUMMARY OF OPERATING REVENUES AND DIRECT OPERATING EXPENSES FOR THE
          PROPERTY PROPOSED TO BE ACQUIRED BY PRICE ENTERPRISES, INC.

                                                             THREE MONTHS ENDED      YEAR ENDED
                                                               MARCH 31, 2001     DECEMBER 31, 2000
                                                             ------------------   -----------------
                                                                (UNAUDITED)
OPERATING REVENUES:
  Base rents...............................................      $2,306,764          $9,358,520
  Expense reimbursements...................................         564,423           2,300,369
                                                                 ----------          ----------
    Total operating revenues...............................       2,871,187          11,658,889
DIRECT OPERATING EXPENSES:
  Administrative and office expense........................          65,853             238,599
  Repairs and maintenance..................................          99,377             434,839
  Utilities................................................          28,109              90,052
  Property taxes...........................................         427,362           1,470,112
  Insurance................................................          80,597             305,574
  Management fees..........................................          95,953             321,972
                                                                 ----------          ----------
    Total direct operating expenses........................         797,251           2,861,148
                                                                 ----------          ----------
      Net operating income.................................      $2,073,936          $8,797,741
                                                                 ==========          ==========

          The accompanying notes are an integral part of this summary.

         PRICE ENTERPRISES, INC. AND OAKWOOD PLAZA LIMITED PARTNERSHIP

NOTES TO HISTORICAL SUMMARY OF OPERATING REVENUES AND DIRECT OPERATING EXPENSES
      FOR THE PROPERTY PROPOSED TO BE ACQUIRED BY PRICE ENTERPRISES, INC.

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    The following is a summary of significant accounting policies followed in the preparation of this Historical Summary. The Historical Summary and notes are representations of Price Enterprises, Inc. and Oakwood Plaza Limited Partnership, whose management are responsible for the integrity and objectivity of this Historical Summary.

    BUSINESS ACTIVITY--Price Enterprises, Inc. (the Company) is headquartered in San Diego, California. The Company is a self-administered, self-managed equity real estate investment company which owns and manages income-producing properties.

    The acquired property is operated as a shopping center in the location below with the anchor stores listed.

  PROPERTY       LOCATION                ANCHOR STORES
-------------  -------------  ------------------------------------
Oakwood Plaza  Hollywood, FL  PetSmart, Old Navy, Kmart, OfficeMax

    Oakwood Plaza Limited Parternship has owned and managed the property. Retail space is rented to tenants under noncancelable leases ranging from three to twenty years, with renewal options available.

    FORM OF PRESENTATION--The Historical Summary is presented in conformity with Rule 3-14 of the Securities and Exchange Commission. Accordingly, certain expenses of the property are not included in the summary, i.e., depreciation and interest.

    Management has determined that after reasonable inquiry, it is not aware of any material factors relating to the property reported on in the accompanying Historical Summary which would cause the reported financial information not to be indicative of future operating results.

    REVENUE RECOGNITION--Base rental income from leases is recorded when due from tenants. Some of the leases include percentage rents and overage rents based on the level of sales of the lessee. Percentage rents and overage rents are recognized as revenue during the period tenants incur sales in excess of base amounts. Leases generally provide for tenant reimbursements of common area maintenance. These reimbursements are included in the accompanying Historical Summary as expense reimbursements.

    ACCOUNTING ESTIMATES--The preparation of the Historical Summary includes estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         PRICE ENTERPRISES, INC. AND OAKWOOD PLAZA LIMITED PARTNERSHIP

NOTES TO HISTORICAL SUMMARY OF OPERATING REVENUES AND DIRECT OPERATING EXPENSES
      FOR THE PROPERTY PROPOSED TO BE ACQUIRED BY PRICE ENTERPRISES, INC.

NOTE 2.  MINIMUM FUTURE RENTALS

    Retail space is leased to tenants under noncancelable operating leases. The following is a schedule of future minimum rentals for the next five years under the noncancelable leases after 2000:

                                                       YEARS ENDING DECEMBER 31,
                                     --------------------------------------------------------------
                                        2001         2002         2003         2004         2005
                                     ----------   ----------   ----------   ----------   ----------
Barnes and Noble Superstores,
  Inc..............................  $  257,812   $  257,812   $  257,812   $  257,812   $   64,453
Petstuff, Inc......................     315,000      315,000      315,000      315,000      335,000
Magnifique Parfumes & Cosmetics,
  Inc..............................      74,160       74,160       74,160       74,160       43,260
Brown Group Retail, Inc............     112,016      112,016      112,016      102,681           --
KB Toy of Florida, Inc.............     101,563      107,889      116,756      116,756           --
Eddison Brothers Apparel Stores,
  Inc..............................      50,932       50,932       50,932       51,356       56,019
Dollar Star of Oakwood Plaza,
  Inc..............................      55,650       55,650       55,650       60,619       60,619
Payless Shoesource, Inc............      57,500       57,500       57,500       52,708           --
Linen Supermarket..................     150,000      150,000      150,000      125,000           --
Old Navy...........................     256,205      256,205      256,205      260,177      280,038
G&G Shops of N. Carolina, Inc......      48,000       53,500       54,000       54,000       45,000
The Party Supermarket, Inc.........     133,000      133,000      133,000      133,000       33,250
Creative Hairdressers, Inc.........      28,000       28,000       29,000       29,000           --
Supercuts, Inc.....................      35,234       36,172       37,109       38,047       16,016
Oakwood Mattress Giant Corp........     248,860      260,741      260,741      260,741       86,914
Arch Wireless......................      47,564       36,732           --           --           --
LAF Company of Broward, Inc........      50,425       50,425       50,425       50,425       16,808
Nat. Bank, FSA.....................     108,485      108,485      108,485      108,485       90,404
United Retail Incorporated.........      75,030       75,030       75,030       75,030       84,200
Kmart Corporation..................     858,750      858,750      858,750      858,750      858,750
OfficeMax, Inc.....................     296,100      296,100      296,100      298,920      313,020
Builder's Square, Inc..............     988,112      988,112      988,112    1,001,400    1,067,838
Home Depot USA, Inc................     730,000      730,000      730,000      730,000      730,000
H.J. Wilson Co., Inc...............     425,000      425,000      425,000      425,000       70,833
Marshall's.........................     255,056      255,056      255,056      255,056       21,255
Ross Stores, Inc...................     249,228      249,228      249,228      249,228      249,228
Rag Shop East Hollywood, Inc.......      95,466       95,466       95,466       79,555           --
PNS Stores, Inc....................     188,000      188,000      188,000      191,967      211,800
Movies for Sale....................      51,000       51,250       54,000       54,000       49,500
America Gnl. Life & Ins. Co........      55,216       56,880       58,590       60,357       62,164
Footstar...........................     381,216      381,216      381,216      381,216      422,712
Taco Bell Corp.....................      71,502       71,502       71,502       71,520       75,556
Modular Restaurant Franchises,
  Inc..............................      81,808       82,410       84,255       84,870       86,783
Dave & Buster, Inc.................     394,646      401,821      401,821      401,821      401,821
Pearl Vision, Inc..................      69,000       78,488       79,350       79,350       79,350
Verizon Wireless...................      73,124       75,324       77,595       32,728           --
Regal Cinemas, Inc.................     727,810      727,810      727,810      727,810      727,810
MexMasters of Hwd. Inc.............     121,000      121,000      121,000      121,000      122,007

         PRICE ENTERPRISES, INC. AND OAKWOOD PLAZA LIMITED PARTNERSHIP

NOTES TO HISTORICAL SUMMARY OF OPERATING REVENUES AND DIRECT OPERATING EXPENSES
      FOR THE PROPERTY PROPOSED TO BE ACQUIRED BY PRICE ENTERPRISES, INC.

NOTE 2.  MINIMUM FUTURE RENTALS (CONTINUED)

                                                       YEARS ENDING DECEMBER 31,
                                     --------------------------------------------------------------
                                        2001         2002         2003         2004         2005
                                     ----------   ----------   ----------   ----------   ----------
Garden Fresh Restaurant, Corp......      90,000       90,000       90,000       90,000       90,000
TGI Fridays, Inc...................     100,000      100,000      100,000      100,000      100,000
Hollywood Ale House & Raw Bar,
  Inc..............................     209,500      219,956      230,412      230,412      230,412
Renaissance Submarines, Inc........      25,750       26,525       27,313       28,138       28,988
Creative Hairdressers, Inc.........      25,000       25,000       25,000       25,208       27,500
Hollywood Fitness Partners, Inc....     147,753      152,023      157,148      157,148      158,856
Hollywood Diamond & Jewelry Exch...     144,460      144,460      144,460      146,868      173,352
Sal's Italian Ristorante...........      43,220       43,220       43,220       43,364       44,949
                                     ----------   ----------   ----------   ----------   ----------
                                     $9,103,153   $9,153,846   $9,154,225   $9,090,665   $7,616,465
                                     ==========   ==========   ==========   ==========   ==========

    The schedule of future minimum rentals is based on the actual noncancelable lease terms in effect as of December 31, 2000. Many of the tenant leases contain terms for renewal options, percentage rents and overage rents, and adjustments based on changes in the consumer price index. These renewal options, percentage rents and overage rents, and adjustments based on changes in the consumer price index have not been reflected in the above noncancelable lease schedule.

    All percentage rents and overage rents are contingent based on the tenant achieving certain levels of sales. Not all of the leases have a provision for percentage rents.

                 (This page has been left blank intentionally.)

                                                                         ANNEX A
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                            PRICE ENTERPRISES, INC.,

                              PEI MERGER SUB, INC.

                                      AND

                            EXCEL LEGACY CORPORATION

                           DATED AS OF MARCH 21, 2001

----------------------------------------------------------------------
----------------------------------------------------------------------

                               TABLE OF CONTENTS

ARTICLE 1 THE MERGER.......................................................   A-1

       1.1     THE MERGER..................................................   A-1
       1.2     THE CLOSING.................................................   A-1
       1.3     EFFECTIVE TIME..............................................   A-2
       1.4     EFFECTS OF THE MERGER.......................................   A-2
       1.5     TAX CONSEQUENCES............................................   A-2
       1.6     RESTRUCTURE OF TRANSACTION..................................   A-2

ARTICLE 2 THE SURVIVING CORPORATION........................................   A-2

       2.1     CERTIFICATE OF INCORPORATION................................   A-2
       2.2     BYLAWS......................................................   A-2
       2.3     DIRECTORS...................................................   A-2
       2.4     OFFICERS....................................................   A-2

ARTICLE 3 EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT
  CORPORATIONS; EXCHANGE OF CERTIFICATES...................................   A-3

       3.1     EFFECT ON CAPITAL STOCK.....................................   A-3
       3.2     EXCHANGE OF CERTIFICATES....................................   A-4

ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF LEGACY.........................   A-6

       4.1     EXISTENCE; GOOD STANDING; AUTHORITY; COMPLIANCE WITH LAW....   A-6
       4.2     AUTHORIZATION, VALIDITY AND EFFECT OF AGREEMENTS............   A-6
       4.3     CAPITALIZATION..............................................   A-7
       4.4     SUBSIDIARIES................................................   A-7
       4.5     OTHER INTERESTS.............................................   A-7
       4.6     NO VIOLATION................................................   A-7
       4.7     SEC DOCUMENTS...............................................   A-8
       4.8     LITIGATION..................................................   A-8
       4.9     ABSENCE OF CERTAIN CHANGES..................................   A-8
       4.10    TAXES.......................................................   A-8
       4.11    BOOKS AND RECORDS...........................................   A-9
       4.12    PROPERTIES..................................................   A-9
       4.13    ENVIRONMENTAL MATTERS.......................................  A-10
       4.14    EMPLOYEE BENEFIT PLANS......................................  A-10
       4.15    LABOR MATTERS...............................................  A-11
       4.16    NO BROKERS..................................................  A-11
       4.17    OPINION OF FINANCIAL ADVISOR................................  A-11
       4.18    ENTERPRISES STOCK OWNERSHIP.................................  A-11
       4.19    RELATED PARTY TRANSACTIONS..................................  A-11
       4.20    CONTRACTS AND COMMITMENTS...................................  A-11
       4.21    LEASES......................................................  A-12
       4.22    INVESTMENT COMPANY ACT OF 1940..............................  A-12
       4.23    STATE TAKEOVER LAWS.........................................  A-12
       4.24    REQUIRED VOTE...............................................  A-12
       4.25    TAX TREATMENT...............................................  A-12

ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF ENTERPRISES....................  A-13

       5.1     EXISTENCE; GOOD STANDING; AUTHORITY; COMPLIANCE WITH LAW....  A-13

       5.2     AUTHORIZATION, VALIDITY AND EFFECT OF AGREEMENTS............  A-13
       5.3     CAPITALIZATION..............................................  A-14
       5.4     SUBSIDIARIES................................................  A-14
       5.5     OTHER INTERESTS.............................................  A-14
       5.6     NO VIOLATION................................................  A-14
       5.7     SEC DOCUMENTS...............................................  A-15
       5.8     LITIGATION..................................................  A-15
       5.9     ABSENCE OF CERTAIN CHANGES..................................  A-15
       5.10    TAXES.......................................................  A-15
       5.11    BOOKS AND RECORDS...........................................  A-16
       5.12    PROPERTIES..................................................  A-17
       5.13    ENVIRONMENTAL MATTERS.......................................  A-17
       5.14    EMPLOYEE BENEFIT PLANS......................................  A-17
       5.15    LABOR MATTERS...............................................  A-18
       5.16    NO BROKERS..................................................  A-18
       5.17    OPINION OF FINANCIAL ADVISOR................................  A-19
       5.18    LEGACY STOCK OWNERSHIP......................................  A-19
       5.19    RELATED PARTY TRANSACTIONS..................................  A-19
       5.20    CONTRACTS AND COMMITMENTS...................................  A-19
       5.21    LEASES......................................................  A-19
       5.22    INVESTMENT COMPANY ACT OF 1940..............................  A-20
       5.23    STATE TAKEOVER LAWS.........................................  A-20
       5.24    REQUIRED VOTE...............................................  A-20
       5.25    MERGER SUB..................................................  A-20
       5.26    TAX TREATMENT...............................................  A-21

ARTICLE 6 COVENANTS........................................................  A-21

       6.1     NO SOLICITATION BY LEGACY...................................  A-21
       6.2     NO SOLICITATION BY ENTERPRISES..............................  A-22
       6.3     CONDUCT OF BUSINESSES.......................................  A-24
       6.4     MEETINGS OF STOCKHOLDERS....................................  A-28
       6.5     FILINGS; OTHER ACTION.......................................  A-29
       6.6     INSPECTION OF RECORDS.......................................  A-29
       6.7     PUBLICITY...................................................  A-30
       6.8     REGISTRATION STATEMENT......................................  A-30
       6.9     LISTING APPLICATION.........................................  A-30
       6.10    EXPENSES....................................................  A-31
       6.11    INDEMNIFICATION.............................................  A-31
       6.12    EMPLOYEES; OFFICERS; DIRECTORS..............................  A-32
       6.13    REORGANIZATION..............................................  A-33
       6.14    ADVICE OF CHANGES...........................................  A-33
       6.15    REIT STATUS.................................................  A-33
       6.16    CONFIDENTIALITY.............................................  A-34
       6.17    TENDER OFFER................................................  A-34
       6.18    EXCHANGE OFFER/CONSENT SOLICITATION.........................  A-34
       6.19    LEGACY ASSET TRANSFER AND TRS ELECTION......................  A-34
       6.20    MERGER SUB..................................................  A-34
       6.21    PRESERVATION OF REIT STATUS.................................  A-34
       6.22    REORGANIZATION..............................................  A-35
       6.23    ELECTION WITH RESPECT TO ASSETS.............................  A-35
       6.24    TRANSFER AND GAINS TAX......................................  A-35

ARTICLE 7 CONDITIONS.......................................................  A-35

       7.1     CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE
               MERGER......................................................  A-35
       7.2     CONDITIONS TO OBLIGATIONS OF LEGACY TO EFFECT THE MERGER....  A-36
       7.3     CONDITIONS TO OBLIGATION OF ENTERPRISES TO EFFECT THE
               MERGER......................................................  A-37

ARTICLE 8 TERMINATION......................................................  A-37

       8.1     TERMINATION BY MUTUAL CONSENT...............................  A-37
       8.2     TERMINATION BY EITHER ENTERPRISES OR LEGACY.................  A-37
       8.3     TERMINATION BY LEGACY.......................................  A-38
       8.4     TERMINATION BY ENTERPRISES..................................  A-38
       8.5     EFFECTS OF TERMINATION......................................  A-38
       8.6     INVESTIGATION...............................................  A-39

ARTICLE 9 GENERAL PROVISIONS...............................................  A-39

       9.1     NONSURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS...  A-39
       9.2     NOTICES.....................................................  A-39
       9.3     ASSIGNMENT; BINDING EFFECT; BENEFIT.........................  A-40
       9.4     ENTIRE AGREEMENT............................................  A-40
       9.5     AMENDMENT...................................................  A-40
       9.6     GOVERNING LAW...............................................  A-40
       9.7     COUNTERPARTS................................................  A-40
       9.8     HEADINGS....................................................  A-40
       9.9     INTERPRETATION..............................................  A-40
       9.10    EXTENSION; WAIVER...........................................  A-40
       9.11    SEVERABILITY................................................  A-41
       9.12    ENFORCEMENT OF AGREEMENT....................................  A-41
       9.13    INTERPRETATION AND CERTAIN DEFINITIONS......................  A-41

EXHIBIT A  SURVIVING CORPORATION BOARD OF DIRECTORS
EXHIBIT B  SURVIVING CORPORATION OFFICERS
EXHIBIT C  ENTERPRISES CHARTER AMENDMENT
EXHIBIT D  ENTERPRISES OFFICERS AND DIRECTORS
EXHIBIT E  LEGACY ASSET TRANSFER

                          AGREEMENT AND PLAN OF MERGER

    This AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of March 21, 2001, is entered into by and among Price Enterprises, Inc., a Maryland corporation ("Enterprises"), PEI Merger Sub, Inc., a Maryland corporation ("Merger Sub"), and Excel Legacy Corporation, a Delaware corporation ("Legacy").

                                    RECITALS

    WHEREAS, the Boards of Directors of Legacy, Enterprises and Merger Sub have each determined that the Merger (as hereinafter defined) is in the best interests of their respective companies and their stockholders and presents an opportunity for their respective companies to achieve long-term strategic and financial benefits, and accordingly have agreed to effect the Merger provided for herein upon the terms and subject to the conditions set forth herein;

    WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");

    WHEREAS, concurrently with the execution of this Agreement and as a condition of the willingness of Enterprises to enter into this Agreement, Enterprises and certain principal stockholders of Legacy (the "Principal Stockholders") have entered into a stockholders agreement dated as of the date hereof (the "Stockholders Agreement") pursuant to which, among other things, the Principal Stockholders have agreed to vote their shares of Legacy Common Stock (as hereinafter defined) in favor of the Merger, upon the terms and subject to the conditions set forth in the Stockholders Agreement;

    WHEREAS, each of Enterprises and Legacy has received a fairness opinion relating to the transactions contemplated hereby as more fully described herein; and

    WHEREAS, Legacy, Enterprises and Merger Sub desire to make certain representations, warranties and agreements in connection with the Merger.

                                   AGREEMENT

    NOW, THEREFORE, in consideration of the foregoing, and of the representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                   ARTICLE 1
                                   THE MERGER

    1.1 THE MERGER. Subject to the terms and conditions of this Agreement and in accordance with the Maryland General Corporation Law ("MGCL") and the Delaware General Corporation Law ("DGCL"), at the Effective Time (as hereinafter defined), Merger Sub shall be merged with and into Legacy (the "Merger"), the separate corporate existence of Merger Sub shall thereupon cease and Legacy shall continue as the surviving corporation. Legacy, as the surviving corporation after the Merger, is hereinafter sometimes referred to as the "Surviving Corporation."

    1.2 THE CLOSING. Subject to the terms and conditions of this Agreement, the closing of the Merger (the "Closing") shall take place (a) at the offices of Latham & Watkins in San Diego, California, at 9:00 a.m., Pacific time, on the second business day immediately following the day on which the last to be fulfilled or waived of the conditions set forth in Article 7 shall be fulfilled or waived in accordance herewith or (b) at such other time, date or place as Legacy, Enterprises and Merger Sub may agree. The date on which the Closing occurs is hereinafter referred to as the "Closing

Date." As used herein, "business day" shall mean a day on which banks are not required or authorized to close in the City of San Diego.

    1.3 EFFECTIVE TIME. The Merger shall become effective as set forth in the certificate or articles of merger (the "Certificate of Merger") which shall be filed with the Secretary of State of the State of Delaware (the "Delaware Secretary") and the State Department of Assessments and Taxation of Maryland (the "Maryland DAT") on the Closing Date. The term "Effective Time" shall be the date and time when the Merger becomes effective, as set forth in the Certificate of Merger.

    1.4 EFFECTS OF THE MERGER. At and after the Effective Time, the Merger shall have the effects set forth in the MGCL and DGCL.

    1.5 TAX CONSEQUENCES. It is intended that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code, and that this Agreement shall constitute a "plan of reorganization" within the meaning of Treasury Regulations Section 1.368-2(g).

    1.6 RESTRUCTURE OF TRANSACTION. After consulting with their tax advisors, the parties shall have the right to revise the structure of the Merger (including providing for the merger of Legacy with and into Merger Sub); provided, that no such revision to the structure of the Merger shall (a) cause the Merger to fail to qualify as a reorganization within the meaning of
Section 368(a) of the Code, (b) result in any change in the amount or type of consideration which the holders of shares of Legacy Common Stock are entitled to receive under this Agreement, (c) be materially adverse to the interests of Enterprises, Merger Sub, Legacy, the holders of shares of Legacy Common Stock or the holders of shares of Enterprises Common Stock (as hereinafter defined) or Enterprises Preferred Stock (as hereinafter defined) or (d) unreasonably impede or delay consummation of the Merger. If the parties exercise this right of revision, this Agreement shall be deemed automatically amended by the parties as appropriate to give effect to the revised structure of the Merger with each party executing a written amendment to this Agreement as necessary to reflect the foregoing.

                                   ARTICLE 2
                           THE SURVIVING CORPORATION

    2.1 CERTIFICATE OF INCORPORATION. The certificate of incorporation, as amended, of Legacy (the "Legacy Certificate") in effect immediately prior to the Effective Time shall be the certificate of incorporation of the Surviving Corporation, until duly amended in accordance with applicable law.

    2.2 BYLAWS. The bylaws, as amended, of Legacy (the "Legacy Bylaws") in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation, until duly amended in accordance with applicable law.

    2.3 DIRECTORS. As of the Effective Time, the Board of Directors of the Surviving Corporation shall be reconstituted to have four (4) members, two (2) to be designated by Enterprises and two (2) to be designated by Legacy, so that the persons listed on EXHIBIT A hereto shall become the directors of the Surviving Corporation as of the Effective Time. In the event that prior to the Effective Time any person designated on EXHIBIT A is unable or unwilling to serve as a director of the Surviving Corporation, then Enterprises shall designate the replacement for any such persons who are designated by Enterprises, and Legacy shall designate the replacement for any such persons who are designated by Legacy and in each such case, such replacement designees shall be treated as if set forth on EXHIBIT A as of the date hereof in place of the person for whom he or she has been designated as a replacement.

    2.4 OFFICERS. The persons listed on EXHIBIT B hereto with their respective titles shall be the officers of the Surviving Corporation as of the Effective Time. In the event that prior to the Effective Time any person designated on EXHIBIT B is unable or unwilling to serve as an officer of the Surviving Corporation, Enterprises and Legacy shall mutually determine the person or persons to serve as such officer in replacement for such person.

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                                   ARTICLE 3
          EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT
                     CORPORATIONS; EXCHANGE OF CERTIFICATES

    3.1 EFFECT ON CAPITAL STOCK. By virtue of the Merger and without any action on the part of Enterprises, Legacy, Merger Sub or the stockholders of any of the foregoing, the shares of the constituent corporations shall be converted as follows:

        (a) At the Effective Time, each share of common stock, par value $0.0001 per share, of Enterprises ("Enterprises Common Stock"), and each share of 8 3/4% Series A Cumulative Redeemable Preferred Stock, par value $0.0001 per share, of Enterprises ("Enterprises Preferred Stock") issued and outstanding immediately prior to the Effective Time shall remain outstanding and shall continue to represent one (1) share of Enterprises Common Stock and one
    (1) share of Enterprises Preferred Stock, as the case may be.

        (b) At the Effective Time, each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall cease to be outstanding and shall be converted into one
    (1) share of Legacy Common Stock.

        (c) At the Effective Time, each share of common stock, par value $0.01 per share, of Legacy ("Legacy Common Stock") issued and outstanding immediately prior to the Effective Time (excluding shares held by Legacy, Enterprises or any Subsidiary (as hereinafter defined) of Legacy or Enterprises) shall cease to be outstanding and shall be automatically converted into and exchanged for the right to receive 0.6667 (the "Exchange Ratio") of a share of Enterprises Common Stock (the "Merger Consideration"). Each holder of a certificate (a "Certificate") representing any shares of Legacy Common Stock shall thereafter cease to have any rights with respect to such shares of Legacy Common Stock, except for the right to receive, without interest, a certificate representing the Merger Consideration and cash in lieu of fractional shares of Enterprises Common Stock in accordance with Section 3.2(e) hereof upon the surrender of such Certificate.

        (d) The Exchange Ratio and corresponding number of shares of Enterprises Common Stock to be issued in the Merger shall be appropriately adjusted to reflect the effect of any stock split, reverse stock split, stock dividend, reorganization, recapitalization or other like change with respect to the Enterprises Common Stock or Legacy Common Stock occurring after the date hereof and prior to the Effective Time (subject, however, to Sections 6.3(b)(v) and 6.3(c)(v) hereof).

        (e) Each issued and outstanding share of Legacy Common Stock held by Legacy, Enterprises or any Subsidiary of Legacy or Enterprises shall be cancelled or retired at the Effective Time and no consideration shall be issued in exchange therefor.

        (f) At the Effective Time, each 9.0% Convertible Redeemable Subordinated Secured Debenture due 2004 of Legacy ("Debenture") and each 10.0% Senior Redeemable Secured Note due 2004 of Legacy ("Note") issued and outstanding immediately prior to the Effective Time shall remain outstanding and shall continue to represent a Debenture and a Note, as the case may be, of the Surviving Corporation; provided, however, that the Debentures shall be convertible into shares of Enterprises Common Stock in accordance with their terms and as appropriately adjusted to give effect to the Merger.

        (g) At the Effective Time, each option to purchase shares of Legacy Common Stock (each, a "Legacy Option") granted by Legacy, which is outstanding at the Effective Time, whether or not exercisable, shall be converted into and become an option to purchase shares of Enterprises Common Stock, and Enterprises shall assume each Legacy Option in accordance with the terms of Legacy's 1998 Stock Option Plan, except that from and after the Effective Time, (i) Enterprises and its Compensation Committee shall be substituted for Legacy and its Compensation

                                      A-3
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    Committee, (ii) each Legacy Option assumed by Enterprises may be exercised solely for shares of Enterprises Common Stock (or cash, if so provided under the terms of such Legacy Option), (iii) the number of shares of Enterprises Common Stock subject to such Legacy Option shall be equal to the number of shares of Legacy Common Stock subject to such Legacy Option immediately prior to the Effective Time multiplied by the Exchange Ratio and (iv) the per share exercise price under each such Legacy Option shall be adjusted by dividing the per share exercise price under each such Legacy Option by the Exchange Ratio and rounding up to the nearest cent. Notwithstanding the provisions of clause (iii) of the preceding sentence, Enterprises shall not be obligated to issue any fraction of a share of Enterprises Common Stock upon exercise of a Legacy Option and any fraction of a share of Enterprises Common Stock that otherwise would be subject to a converted Legacy Option shall represent the right to receive a cash payment upon exercise of such converted Legacy Option equal to the product of such fraction and the difference between the market value of one share of Enterprises Common Stock at the time of exercise of such Legacy Option and the per share exercise price of such Legacy Option. Notwithstanding the provisions of clauses
    (iii) and (iv) of this Section 3.1(g), each Legacy Option which is an "incentive stock option" shall be adjusted as required by Section 424 of the Code, and the regulations promulgated thereunder, so as not to constitute a modification, extension or renewal of the Legacy Option, within the meaning of Section 424(h) of the Code.

    3.2  EXCHANGE OF CERTIFICATES.

    (a) Promptly after the Effective Time, Enterprises shall deposit, or shall cause to be deposited, with an exchange agent selected by Enterprises, which shall be Enterprises' transfer agent or another party reasonably satisfactory to Legacy (the "Exchange Agent"), for the benefit of the holders of shares of Legacy Common Stock, for exchange in accordance with this Article 3, certificates representing the Merger Consideration and cash in lieu of fractional shares of the Merger Consideration to be issued pursuant to
Section 3.1 and paid pursuant to this Section 3.2 in exchange for outstanding shares of Legacy Common Stock, and dividends and other distributions on the Merger Consideration contemplated by Section 3.2(c).

    (b) Promptly after the Effective Time, Enterprises shall cause the Exchange Agent to mail to each holder of record of a Certificate or Certificates, (i) a letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Enterprises may reasonably specify and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing the Merger Consideration and cash in lieu of fractional shares of the Merger Consideration. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor (x) certificates representing the number of whole shares of the Merger Consideration and (y) a check representing the amount of cash in lieu of fractional shares of the Merger Consideration, if any, and unpaid dividends and distributions, if any, which such holder has the right to receive in respect of the Certificate surrendered pursuant to the provisions of Section 3.2(c), after giving effect to any required withholding tax, and the Certificate so surrendered shall forthwith be cancelled. No interest will be paid or accrued on the cash in lieu of fractional shares of the Merger Consideration and unpaid dividends and distributions, if any, payable to holders of Certificates. In the event of a transfer of ownership of Legacy Common Stock which is not registered in the transfer records of Legacy, certificates representing the proper number of shares of the Merger Consideration, together with a check for the cash to be paid in lieu of fractional shares of the Merger Consideration, may be issued to such a transferee if the Certificate representing shares of such Legacy Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

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    (c) Notwithstanding any other provisions of this Agreement, no dividends or other distributions on the Merger Consideration shall be paid with respect to any shares of Legacy Common Stock represented by a Certificate until such Certificate is surrendered for exchange as provided herein. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the certificates representing whole shares of the Merger Consideration issued in exchange therefor, without interest (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such whole shares of the Merger Consideration and not paid, less the amount of any withholding taxes which may be required thereon and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of the Merger Consideration, less the amount of any withholding taxes which may be required thereon.

    (d) At and after the Effective Time, there shall be no transfers on the stock transfer books of Legacy of the shares of Legacy Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to Legacy, they shall be cancelled and exchanged for certificates for the Merger Consideration and cash in lieu of fractional shares of the Merger Consideration, if any, and unpaid dividends and distributions deliverable in respect thereof pursuant to this Agreement in accordance with the procedures set forth in this Article 3.

    (e) No fractional shares of the Merger Consideration shall be issued pursuant hereto. In lieu of the issuance of any fractional shares of the Merger Consideration pursuant to Section 3.1(b), cash adjustments will be paid to holders in respect of any fractional shares of the Merger Consideration that would otherwise be issuable, and the amount of such cash adjustment shall be equal to such fractional proportion of the closing sales prices of the Enterprises Common Stock on the Nasdaq National Market ("Nasdaq") as reported in THE WALL STREET JOURNAL or, if not reported thereby, by another authoritative source, during the five (5) consecutive trading days immediately preceding the date on which the Effective Time occurs.

    (f) Any portion of the Merger Consideration held by the Exchange Agent (together with any cash in lieu of fractional shares of the Merger Consideration and the proceeds of any investments thereof) that remains unclaimed by the former stockholders of Legacy one (1) year after the Effective Time shall be delivered to Enterprises. Any former stockholders of Legacy who have not theretofore complied with this Article 3 shall thereafter look only to Enterprises for payment of their shares constituting the Merger Consideration, cash in lieu of fractional shares of the Merger Consideration and unpaid dividends and distributions on the Merger Consideration deliverable in respect of each share of Legacy Common Stock such stockholder holds as determined pursuant to this Agreement, in each case, without any interest thereon.

    (g) None of Enterprises, Merger Sub, the Surviving Corporation, the Exchange Agent or any other person shall be liable to any former stockholder of Legacy for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

    (h) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Enterprises, the posting by such person of a bond in such reasonable amount as Enterprises may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent or Enterprises will issue in exchange for such lost, stolen or destroyed Certificate a certificate representing the Merger Consideration and cash in lieu of fractional shares and unpaid dividends and distributions on shares of the Merger Consideration as provided in
Section 3.2(d), deliverable in respect thereof pursuant to this Agreement.

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    (i) Pursuant to Section 262(b) of the DGCL, the holders of shares of Legacy
Common Stock shall not be entitled to appraisal rights as a result of the Merger.

                                   ARTICLE 4
                    REPRESENTATIONS AND WARRANTIES OF LEGACY

    Except as set forth in the disclosure letter delivered at or prior to the execution hereof to Enterprises (the "Legacy Disclosure Letter"), or as set forth in the Legacy Reports (as hereinafter defined) filed prior to the date of this Agreement (it being understood and agreed that disclosure set forth in the Legacy Disclosure Letter and such Legacy Reports shall be applicable to each particular representation and warranty of Legacy herein contained to the extent it is reasonably evident on the face of such disclosure that such disclosure applies to such representation and warranty), Legacy represents and warrants to Enterprises as follows:

    4.1 EXISTENCE; GOOD STANDING; AUTHORITY; COMPLIANCE WITH LAW. Legacy is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Legacy is duly licensed or qualified to do business as a foreign corporation and is in good standing under the laws of any other state of the United States in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified would not reasonably be expected to have a material adverse effect on the business, assets, results of operations or condition (financial or otherwise) of Legacy and its Subsidiaries taken as a whole (a "Legacy Material Adverse Effect"). Legacy has all requisite corporate power and authority to own, operate, lease and encumber its properties and carry on its business as now being conducted. Each of Legacy's Subsidiaries is a corporation, limited liability company or partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has the corporate, company or partnership power and authority to own its properties and to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification, except for jurisdictions in which such failure to be so qualified or to be in good standing would not have a Legacy Material Adverse Effect. Neither Legacy nor any of its Subsidiaries is in violation of any order of any court, governmental authority or arbitration board or tribunal, or any law, ordinance, governmental rule or regulation to which Legacy or any of its Subsidiaries or any of their respective properties or assets is subject, except where such violation would not have a Legacy Material Adverse Effect. To the knowledge of Legacy, Legacy and its Subsidiaries have obtained all licenses, permits and other authorizations and have taken all actions required by applicable law or governmental regulations in connection with their business as now conducted, except where the failure to obtain any such item or to take any such action would not have a Legacy Material Adverse Effect. Copies of Legacy's and its Subsidiaries' charter, bylaws, organization documents and partnership and joint venture agreements have been previously delivered or made available to Enterprises.

    4.2 AUTHORIZATION, VALIDITY AND EFFECT OF AGREEMENTS. Legacy has the requisite corporate power and authority to enter into the transactions contemplated hereby and to execute and deliver this Agreement. The Board of Directors of Legacy has unanimously approved this Agreement, the Merger and the transactions contemplated by this Agreement and declared such transactions advisable and in the best interests of the holders of Legacy Common Stock and has resolved to recommend that the holders of Legacy Common Stock approve the Legacy Voting Proposals (as hereinafter defined) at the Legacy Stockholders Meeting (as hereinafter defined). Subject only to the approval of the Legacy Voting Proposals by the holders of the Legacy Common Stock, the consummation by Legacy of this Agreement and the transactions contemplated hereby has been duly authorized by all requisite corporate action on the part of Legacy. This Agreement constitutes the valid and legally binding obligation of Legacy, enforceable against Legacy in accordance with its terms, subject to applicable

                                      A-6
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bankruptcy, insolvency, moratorium or other similar laws relating to creditors'
rights and general principles of equity.

    4.3 CAPITALIZATION. The authorized capitalization of Legacy consists of 150,000,000 shares of Legacy Common Stock and 50,000,000 shares of preferred stock, par value $0.01 per share. As of March 16, 2001, there were 61,540,849 shares of Legacy Common Stock issued and outstanding and no shares of preferred stock issued and outstanding. Except for the Debentures, Legacy has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of Legacy on any matter. All such issued and outstanding shares of Legacy Common Stock are duly authorized, validly issued, fully paid, nonassessable, and are free of preemptive or similar rights. Other than options to purchase 569,500 shares of Legacy Common Stock and the Debentures, there are not at the date of this Agreement any existing options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments which obligate Legacy or any of its Subsidiaries to issue, transfer or sell any shares of stock or other equity interests of Legacy or any of its Subsidiaries.

    4.4 SUBSIDIARIES. Except as set forth in Schedule 4.4 of the Legacy Disclosure Letter or as set forth in the Legacy Reports filed prior to the date hereof, Legacy owns directly or indirectly each of the outstanding shares of capital stock or all of the partnership or other equity interests of each of Legacy's Subsidiaries. Each of the outstanding shares of capital stock of or other equity interests in each of Legacy's Subsidiaries is duly authorized, validly issued, fully paid and nonassessable, and is owned, directly or indirectly, by Legacy free and clear of all liens, pledges, security interests, claims or other encumbrances other than liens imposed by local law which are not material. The following information for each Subsidiary of Legacy is set forth in Section 4.4 of the Legacy Disclosure Letter, if applicable, (a) its name and jurisdiction of incorporation or organization, (b) its authorized capital stock or share capital and (c) the primary and fully diluted percentage ownership of Legacy (directly or indirectly) in each Subsidiary.

    4.5 OTHER INTERESTS. Except for interests in the Subsidiaries of Legacy and as otherwise set forth in Schedule 4.5 of the Legacy Disclosure Letter or Legacy Reports filed prior to the date hereof, neither Legacy nor any of its Subsidiaries owns directly or indirectly any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or entity (other than investments in short-term investment securities).

    4.6 NO VIOLATION. Except as set forth in Schedule 4.6 of the Legacy Disclosure Letter, neither the execution and delivery by Legacy of this Agreement nor the consummation by Legacy of the transactions contemplated hereby in accordance with the terms hereof, will, assuming the approval of the Legacy Voting Proposals is obtained, (a) conflict with or result in a breach of any provisions of the Legacy Certificate or the Legacy Bylaws, (b) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or in a right of termination or cancellation of, or accelerate the performance required by, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties of Legacy or its Subsidiaries under, or result in being declared void, voidable or without further binding effect, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust or any license, franchise, permit, lease, contract, agreement or other instrument, commitment or obligation to which Legacy or any of its Subsidiaries is a party, or by which Legacy or any of its Subsidiaries or any of their properties is bound or affected, except for any of the foregoing matters which, individually or in the aggregate, would not have a Legacy Material Adverse Effect or (c) require any consent, approval or authorization of, or declaration, filing or registration with, any domestic governmental or regulatory authority, other than the filings provided for in Article 1, any filings required by the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Securities Act of 1933, as amended (the "Securities Act"), or applicable state

                                      A-7
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securities and "Blue Sky" laws (collectively, the "Regulatory Filings") and filings with the American Stock Exchange, or such other filings which, if not obtained or made, would not prevent or delay in any material respect the consummation of any of the transactions contemplated by this Agreement or otherwise prevent Legacy from performing its obligations under this Agreement in any material respect.

    4.7 SEC DOCUMENTS. Legacy has timely filed all required forms, reports and documents with the Securities and Exchange Commission (the "SEC") since January 1, 2000 (collectively, the "Legacy Reports"). As of their respective dates, the Legacy Reports (a) complied as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder (the "Securities Laws") and (b) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each of the consolidated balance sheets of Legacy included in or incorporated by reference into the Legacy Reports (including the related notes and schedules) fairly presents in all material respects the consolidated financial position of Legacy and its Subsidiaries as of its date and each of the consolidated statements of income, retained earnings and cash flows of Legacy included in or incorporated by reference into the Legacy Reports (including any related notes and schedules) fairly presents in all material respects the results of operations, retained earnings or cash flows, as the case may be, of Legacy and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to normal, year-end audit adjustments which would not be material in amount or effect), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein or in the notes thereto and except, in the case of the unaudited statements, as permitted by Form 10-Q of the Exchange Act.

    4.8 LITIGATION. Except as set forth in Schedule 4.8 of the Legacy Disclosure Letter, there are (a) no continuing orders, injunctions or decrees of any court, arbitrator or governmental authority to which Legacy or any of its Subsidiaries is a party or by which any of its properties or assets are bound or, to the knowledge of Legacy, to which any of its directors, officers, employees or agents is a party or by which any of their properties or assets are bound and (b) no actions, suits or proceedings pending against Legacy or any of its Subsidiaries or, to the knowledge of Legacy, against any of its directors, officers, employees or agents or, to the knowledge of Legacy, threatened in writing against Legacy or any of its Subsidiaries or against any of its directors, officers, employees or agents, at law or in equity, or before or by any federal or state commission, board, bureau, agency or instrumentality, that in the case of clauses (a) or (b) above, individually or in the aggregate, would have a Legacy Material Adverse Effect.

    4.9 ABSENCE OF CERTAIN CHANGES. Except as disclosed in the Legacy Reports filed with the SEC prior to the date hereof or in Schedule 4.9 of the Legacy Disclosure Letter, since September 30, 2000, Legacy and its Subsidiaries have conducted their business only in the ordinary course of such business and there has not been (a) any Legacy Material Adverse Effect, (b) as of the date hereof, any declaration, setting aside or payment of any dividend or other distribution with respect to the Legacy Common Stock or (c) any material change in Legacy's accounting principles, practices or methods.

    4.10 TAXES. Legacy and each of its Subsidiaries (a) has timely filed all Returns (as defined below) required to be filed by any of them for tax years ended prior to the date of this Agreement or requests for extensions have been timely filed and any such request has been granted and has not expired and all such Returns are complete in all material respects, (b) has paid or accrued all Taxes (as hereinafter defined) shown to be due and payable on such Returns or which have become due and payable pursuant to any assessment, deficiency notice, 30-day letter or other notice received by it and (c) has properly accrued all such Taxes for such periods subsequent to the periods covered by such Returns. The Returns of Legacy and each of its Subsidiaries have not been examined by the appropriate taxing authority, except for such examinations that, individually or in the aggregate, would not have a Legacy Material Adverse Effect. Neither Legacy nor any of its Subsidiaries has executed or

                                      A-8
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filed with the Internal Revenue Service (the "IRS") or any other taxing authority any agreement now in effect extending the period for assessment or collection of any income or other Taxes. Neither Legacy nor any of its Subsidiaries is a party to any pending action or proceeding by any governmental authority for assessment or collection of Taxes, and no claim for assessment or collection of Taxes has been asserted against it. True, correct and complete copies of all Returns filed by Legacy and each of its Subsidiaries and all communications relating thereto have been delivered to Enterprises or made available to representatives of Enterprises. The most recent audited financial statements contained in the Legacy Reports reflect an adequate reserve for all material Taxes payable by Legacy and the Legacy Subsidiaries for all taxable periods and portions thereof through the date of such financial statements. Since the date of such financial statements, neither Legacy nor any of its Subsidiaries has incurred any liability for Taxes other than in the ordinary course of business. As used in this Agreement, (a) "Taxes" shall include all federal, state, local and foreign income, property, sales, use, franchise, employment, excise and other taxes, tariffs or governmental charges of any nature whatsoever, together with penalties, interest or additions with respect thereto and (b) "Returns" shall mean any report, return (including information return), claim for refund, election, estimated tax filing or declaration required to be supplied to any governmental entity or domestic or foreign taxing authority with respect to Taxes, including any schedule or attachment thereto, and including any amendments thereof.

    4.11  BOOKS AND RECORDS.

        (a) The books of account and other financial records of Legacy and its Subsidiaries are in all material respects true, complete and correct, have been maintained in accordance with good business practices, and are accurately reflected in all material respects in the financial statements included in the Legacy Reports.

        (b) The minute books and other records of Legacy and its Subsidiaries have been made available to Enterprises, contain in all material respects accurate records of all meetings and accurately reflect in all material respects all other action of the stockholders, members, partners and directors and any committees of the Board of Directors of Legacy and its Subsidiaries.

    4.12 PROPERTIES. Legacy and its Subsidiaries own fee simple title to, or hold ground leases in, each of the real properties identified in Schedule 4.12 of the Legacy Disclosure Letter (the "Legacy Properties"), which are all of the real estate properties owned or leased by them. The Legacy Properties are not subject to any rights of way, written agreements (other than leases), laws, ordinances and regulations affecting building use or occupancy, or reservations of an interest in title (collectively, "Property Restrictions"), except for (a) liens, mortgages or deeds of trust, claims against title, charges which are liens, security interests or other encumbrances on title ("Encumbrances") and Property Restrictions set forth in Section 4.12 of the Legacy Disclosure Letter,
(b) Property Restrictions imposed or promulgated by law or any governmental body or authority with respect to real property, including zoning regulations, provided such Property Restrictions do not adversely affect in any material respect the current use of the applicable property, (c) Encumbrances and Property Restrictions disclosed on existing title reports or current surveys (in either case copies of which title reports and surveys have been delivered or made available to Enterprises) and (d) mechanics', carriers', workmen's, repairmen's liens and other Encumbrances, Property Restrictions and other limitations of any kind, if any, which, individually or in the aggregate, do not materially detract from the value of or materially interfere with the present use of any of the Legacy Properties subject thereto or affected thereby, and do not otherwise materially impair business operations conducted by Legacy and its Subsidiaries and which have arisen or been incurred only in the ordinary course of business. Valid policies of title insurance have been issued insuring Legacy's or any of its Subsidiaries' fee simple title to the Legacy Properties in amounts at least equal to the purchase price thereof, subject only to the matters set forth therein or disclosed above and in Schedule 4.12 of the Legacy Disclosure Letter, and such policies are, at the date hereof, in full force and effect and there are no pending claims against any such policy. Any material

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certificate, permit or license from any governmental authority having jurisdiction over any of the Legacy Properties and any agreement, easement or other right which is necessary to permit the material lawful use and operation of the buildings and improvements on any of the Legacy Properties or which is necessary to permit the lawful use and operation of all driveways, roads and other means of egress and ingress, which Legacy has rights to, to and from any of the Legacy Properties which are currently occupied has been obtained and is in full force and effect, and, to the knowledge of Legacy, there exists no pending threat of modification or cancellation of any of same. Legacy is not in receipt of any written notice of any violation of any material federal, state or municipal law, ordinance, order, regulation or requirement affecting any portion of any of the Legacy Properties issued by any governmental authority other than such violations which would not have a Legacy Material Adverse Effect.

    4.13 ENVIRONMENTAL MATTERS. To the knowledge of Legacy, none of Legacy, any of its Subsidiaries or any other person has caused or permitted (a) the unlawful presence of any hazardous substances, hazardous materials, toxic substances or waste materials (collectively, "Hazardous Materials") on any of the Legacy Properties or (b) any unlawful spills, releases, discharges or disposal of Hazardous Materials to have occurred or be presently occurring on or from the Legacy Properties as a result of any construction on or operation and use of such properties, which presence or occurrence would, individually or in the aggregate, have a Legacy Material Adverse Effect; and in connection with the construction on or operation and use of the Legacy Properties, Legacy and its Subsidiaries have not failed to comply with all applicable local, state and federal environmental laws, regulations, ordinances and administrative and judicial orders relating to the generation, recycling, reuse, sale, storage, handling, transport and disposal of any Hazardous Materials, except where the failure to so comply would not have a Legacy Material Adverse Effect.

    4.14 EMPLOYEE BENEFIT PLANS. Schedule 4.14 of the Legacy Disclosure Letter lists each employee benefit fund, plan, program, arrangement and contract (including, without limitation, any "pension" plan, fund or program, as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and any "employee benefit plan," as defined in Section 3(3) of ERISA and any plan, program, arrangement or contract providing for severance; medical, dental or vision benefits; life insurance or death benefits; disability benefits, sick pay or other wage replacement; vacation, holiday or sabbatical; pension or profit-sharing benefits; stock options or other equity compensation; bonus or incentive pay or other material fringe benefits), whether written or not, maintained, sponsored or contributed to or required to be contributed to by Legacy or its Subsidiaries (the "Legacy Benefit Plans"). True and complete copies of the Legacy Benefit Plans have been made available to Enterprises. To the extent applicable, the Legacy Benefit Plans comply, in all material respects, with the requirements of ERISA and the Code, and any Legacy Benefit Plan intended to be qualified under Section 401(a) of the Code has been determined by the IRS to be so qualified. No Legacy Benefit Plan is or has been covered by Title IV of ERISA or Section 412 of the Code. Neither any Legacy Benefit Plan nor any fiduciary thereof nor Legacy has incurred any material liability or penalty under Section 4975 of the Code or Section 502(i) of ERISA. Each Legacy Benefit Plan has been maintained and administered in all material respects in compliance with its terms and with ERISA, the Code and all other laws to the extent applicable thereto. There are no pending or, to the knowledge of Legacy, anticipated claims against or otherwise involving any of the Legacy Benefit Plans and no suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of Legacy Benefit Plan activities) has been brought against or with respect to any such Legacy Benefit Plan, except for any of the foregoing which would not have a Legacy Material Adverse Effect. All material contributions required to be made as of the date hereof to the Legacy Benefit Plans have been timely made or provided for. Neither Legacy nor any entity under "common control" with Legacy within the meaning of ERISA
Section 4001 has contributed to, or been required to contribute to, any pension plan which is or was subject to Title IV of ERISA. Legacy does not maintain or contribute to any plan, program, policy or arrangement which provides or has any liability to provide life insurance,

                                      A-10
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medical or other employee welfare benefits or supplemental pension benefits to any employee or former employee upon his retirement or termination of employment, except as required under Section 4890B of the Code or any applicable state law, and Legacy has never represented, promised or contracted (whether in oral or written form) to any employee or former employee that such benefits would be provided. Except as disclosed in Schedule 4.14 of the Legacy Disclosure Letter, the execution of, and performance of the transactions contemplated by, this Agreement will not (either alone or upon the occurrence of any additional subsequent events) constitute an event under any benefit plan, program, policy, arrangement or agreement or any trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligations to fund benefits with respect to any employee, director or consultant of Legacy or any of its Subsidiaries.

    4.15 LABOR MATTERS. Neither Legacy nor any of its Subsidiaries is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor union organization. There is no unfair labor practice or labor arbitration proceeding pending or, to the knowledge of Legacy, threatened against Legacy or any of its Subsidiaries relating to their business, except for any such proceeding which would not have a Legacy Material Adverse Effect. To the knowledge of Legacy, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of Legacy or any of its Subsidiaries.

    4.16 NO BROKERS. Legacy has not entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of Legacy or Enterprises to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby, except that Legacy has retained Appraisal Economics Inc. ("Legacy Financial Advisor") to render a fairness opinion, pursuant to an engagement letter dated February 28, 2001, a true and correct copy of which has been delivered to Enterprises prior to the date hereof. Other than the foregoing arrangements, Legacy has not taken any action which would result in any claim for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

    4.17 OPINION OF FINANCIAL ADVISOR. Legacy has received the opinion of Legacy Financial Advisor to the effect that, as of the date hereof, the Merger Consideration to be received by the holders of Legacy Common Stock pursuant to the Merger is fair to such holders from a financial point of view.

    4.18 ENTERPRISES STOCK OWNERSHIP. Except as set forth in Schedule 4.18 of the Legacy Disclosure Letter, neither Legacy nor any of its Subsidiaries owns any shares of capital stock of Enterprises or other securities convertible into any shares of Enterprises Common Stock.

    4.19 RELATED PARTY TRANSACTIONS. Except as set forth in Schedule 4.19 of the Legacy Disclosure Letter or in the Legacy Reports filed prior to the date hereof, from January 1, 2000 through the date of this Agreement there have been no transactions, agreements, arrangements or understandings between Legacy and any of its Subsidiaries, on the one hand, and any Affiliates (as such term is defined in Rule 144 of the Securities Act) (other than wholly-owned Subsidiaries) of Legacy or other Persons (as such term is defined in Rule 144 of the Securities Act), on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act.

    4.20 CONTRACTS AND COMMITMENTS. Schedule 4.20 of the Legacy Disclosure Letter or the Legacy Reports set forth, as of the date hereof, (a) all notes, debentures, bonds and other evidence of indebtedness which are secured or collateralized by mortgages, deeds of trust or other security interests in the Legacy Properties or personal property of Legacy and its Subsidiaries and (b) each contract or commitment entered into by Legacy or any of its Subsidiaries which may result in total payments or liability in excess of $1,000,000, excluding tenant reimbursements and leases entered into in the

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ordinary course. Copies of the foregoing have been previously delivered or made available to Enterprises, are listed in Schedule 4.20 of the Legacy Disclosure Letter or included in the Legacy Reports and are true and correct. Each of the contracts and commitments described in the preceding sentence is in full force and effect; none of Legacy or any of its Subsidiaries has received any notice of a default that has not been cured under any of the contracts and commitments described in the preceding sentence or is in default respecting any payment obligations thereunder beyond any applicable grace periods; and, to Legacy's knowledge, none of the other parties to such contracts and commitments are in default with respect to any obligations, which individually or in the aggregate are material, thereunder. All joint venture agreements to which Legacy or any of its Subsidiaries is a party are set forth in Schedule 4.20 of the Legacy Disclosure Letter and Legacy or its Subsidiaries are not in default with respect to any obligations, which individually or in the aggregate are material, thereunder.

    4.21  LEASES.

        (a) Schedule 4.21 of the Legacy Disclosure Letter sets forth a list of all Legacy Properties that are subject to or encumbered by any non-residential lease accounting for 1% or more of Legacy's rental revenues for the most recent period reflected in the financial statements included in the Legacy Reports (a "Material Legacy Lease") and, with respect to each such Material Legacy Lease, sets forth the following information:

           (i) the name of the lessee;

           (ii) the expiration date of the lease;

          (iii) the amount (or method of determining the amount) of monthly rentals due under the lease; and

           (iv) with respect to any Material Legacy Lease with a remaining term of less than 24 months, whether the lessee has notified Legacy in writing of any intention not to renew, or seek to renew, the lease.

        (b) Except as set forth in Schedule 4.21 of the Legacy Disclosure Letter, (i) all rental payments due under each Material Legacy Lease have been paid during the period July 1, 2000 through December 31, 2000 and (ii) to Legacy's knowledge, no lessee is in material default, and no condition or event exists which with the giving of notice or the passage of time, or both, would constitute a material default by any lessee, under any Material Legacy Lease.

    4.22 INVESTMENT COMPANY ACT OF 1940. Neither Legacy nor any of its Subsidiaries is, or at the Effective Time will be, required to be registered under the Investment Company Act of 1940, as amended.

    4.23 STATE TAKEOVER LAWS. The Board of Directors of Legacy has authorized and approved the Merger (prior to the execution by Legacy of this Agreement) in accordance with Section 203 of the DGCL, such that Section 203 will not apply to this Agreement or the transactions contemplated hereby. The Board of Directors of Legacy has taken all such action required to be taken by it to provide that this Agreement and the transactions contemplated hereby shall be exempt from the requirements of any "moratorium," "control share," "fair price" or other anti-takeover laws or regulations of any state.

    4.24 REQUIRED VOTE. The affirmative vote of the holders of a majority of the outstanding shares of Legacy Common Stock is required to approve the Legacy Voting Proposals. No other vote of the holders of any class or series of Legacy securities is necessary to approve the Legacy Voting Proposals or the transactions contemplated hereby.

    4.25 TAX TREATMENT. None of Legacy, any Subsidiary of Legacy or, to the knowledge of Legacy, any Affiliate of Legacy has taken or agreed to take any action that would prevent the Merger from

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qualifying as a reorganization within the meaning of Section 368(a) of the Code.
Legacy is not aware of any agreement, plan or other circumstance that would prevent the Merger from qualifying as a reorganization within the meaning of
Section 368(a) of the Code.

                                   ARTICLE 5
                 REPRESENTATIONS AND WARRANTIES OF ENTERPRISES

    Except as set forth in the disclosure letter delivered at or prior to the execution hereof to Legacy (the "Enterprises Disclosure Letter") or as set forth in the Enterprises Reports (as hereinafter defined) filed prior to the date of this Agreement (it being understood and agreed that disclosure set forth in the Enterprises Disclosure Letter and such Enterprises Reports shall be applicable to each particular representation and warranty of Enterprises herein contained to the extent it is reasonably evident on the face of such disclosure that such disclosure applies to such representation and warranty), Enterprises represents and warrants to Legacy as follows:

    5.1 EXISTENCE; GOOD STANDING; AUTHORITY; COMPLIANCE WITH LAW. Enterprises is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Maryland. Enterprises is duly licensed or qualified to do business as a foreign corporation and is in good standing under the laws of any other state of the United States in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified would not reasonably be expected to have a material adverse effect on the business, assets, results of operations or condition (financial or otherwise) of Enterprises and its Subsidiaries taken as a whole (an "Enterprises Material Adverse Effect"). Enterprises has all requisite corporate power and authority to own, operate, lease and encumber its properties and carry on its business as it is now being conducted. Each of Enterprises' Subsidiaries is a corporation, limited liability company or partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has the corporate, company or partnership power and authority to own its properties and to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification, except for jurisdictions in which such failure to be so qualified or to be in good standing would not have an Enterprises Material Adverse Effect. Neither Enterprises nor any of its Subsidiaries is in violation of any order of any court, governmental authority or arbitration board or tribunal, or any law, ordinance, governmental rule or regulation to which Enterprises or any of its Subsidiaries or any of their respective properties or assets is subject, except where such violation would not have an Enterprises Material Adverse Effect. To the knowledge of Enterprises, Enterprises and its Subsidiaries have obtained all licenses, permits and other authorizations and have taken all actions required by applicable law or governmental regulations in connection with their business as now conducted, except where the failure to obtain any such item or to take any such action would not have an Enterprises Material Adverse Effect. Copies of Enterprises' and its Subsidiaries' charter, bylaws, organization documents, and partnership and joint venture agreements have been previously delivered or made available to Legacy.

    5.2 AUTHORIZATION, VALIDITY AND EFFECT OF AGREEMENTS. Enterprises has the requisite corporate power and authority to enter into the transactions contemplated hereby and to execute and deliver this Agreement. The Board of Directors of Enterprises has unanimously approved this Agreement, the Merger, the issuance of the Merger Consideration and the transactions contemplated by this Agreement and declared such transactions advisable and in the best interests of the holders of Enterprises Common Stock and Enterprises Preferred Stock and has resolved to recommend that the holders of Enterprises Common Stock and Enterprises Preferred Stock approve the Enterprises Voting Proposals (as hereinafter defined) at the Enterprises Stockholders Meeting (as hereinafter defined). Subject only to the approval of the Enterprises Voting Proposals by the holders of the Enterprises Common Stock and Enterprises Preferred Stock, the consummation by Enterprises of this Agreement

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and the transactions contemplated hereby has been duly authorized by all requisite corporate action on the part of Enterprises. This Agreement constitutes the valid and legally binding obligation of Enterprises, enforceable against Enterprises in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

    5.3 CAPITALIZATION. The authorized capital stock of Enterprises consists of 100,000,000 shares, of which 74,000,000 shares have been designated as Enterprises Common Stock and 26,000,000 shares have been designated as Enterprises Preferred Stock. As of March 16, 2001, there were 13,309,006 shares of Enterprises Common Stock and 23,915,296 shares of Enterprises Preferred Stock issued and outstanding. Enterprises has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of Enterprises on any matter. All such issued and outstanding shares of Enterprises Common Stock and Enterprises Preferred Stock are duly authorized, validly issued, fully paid and nonassessable, and are free of preemptive rights. Other than options to purchase 514,008 shares of Enterprises Preferred Stock, there are not at the date of this Agreement any existing options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments which obligate Enterprises or any of its Subsidiaries to issue, transfer or sell any shares of stock or other equity interest of Enterprises or any of its Subsidiaries.

    5.4 SUBSIDIARIES. Except as set forth in Schedule 5.4 of the Enterprises Disclosure Letter or as set forth in the Enterprises Reports filed prior to the date hereof, as of the date hereof, Enterprises owns directly or indirectly each of the outstanding shares of capital stock or all of the partnership or other equity interests of each of Enterprises' Subsidiaries. Each of the outstanding shares of capital stock of or other equity interests in each of Enterprises' Subsidiaries is duly authorized, validly issued, fully paid and nonassessable, and is owned, directly or indirectly, by Enterprises free and clear of all liens, pledges, security interests, claims or other encumbrances other than liens imposed by local law which are not material. The following information for each Subsidiary of Enterprises is set forth in Schedule 5.4 of the Enterprises Disclosure Letter, if applicable, (a) its name and jurisdiction of incorporation or organization, (b) its authorized capital stock or share capital and (c) the primary and fully diluted percentage ownership of Enterprises (directly or indirectly) in each Subsidiary.

    5.5 OTHER INTERESTS. Except for interests in the Subsidiaries of Enterprises and as otherwise set forth in Schedule 5.5 of the Enterprises Disclosure Letter or Enterprises Reports filed prior to the date hereof, neither Enterprises nor any of its Subsidiaries owns directly or indirectly any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or entity (other than investments in short-term investment securities).

    5.6 NO VIOLATION. Except as set forth in Schedule 5.6 of the Enterprises Disclosure Letter, neither the execution and delivery by Enterprises of this Agreement nor the consummation by Enterprises of the transactions contemplated hereby in accordance with the terms hereof, will, assuming the Enterprises Voting Proposals are approved, (a) conflict with or result in a breach of any provisions of the charter of Enterprises (the "Enterprises Articles") or the bylaws of Enterprises (the "Enterprises Bylaws"), (b) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or in a right of termination or cancellation of, or accelerate the performance required by, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties of Enterprises or its Subsidiaries under, or result in being declared void, voidable, or without further binding effect, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust or any license, franchise, permit, lease, contract, agreement or other instrument, commitment or obligation to which Enterprises or any of its Subsidiaries is a party, or by which Enterprises or any of its Subsidiaries or any of their properties is bound or affected, except for any of the foregoing matters which, individually or in the aggregate, would not have an Enterprises

Material Adverse Effect or (c) require any consent, approval or authorization of, or declaration, filing or registration with, any domestic governmental or regulatory authority, other than the Regulatory Filings, and filings with Nasdaq, or such other filings which, if not obtained or made, would not prevent or delay in any material respect the consummation of any of the transactions contemplated by this Agreement or otherwise prevent Enterprises from performing its obligations under this Agreement in any material respect.

    5.7 SEC DOCUMENTS. Enterprises has timely filed all required forms, reports and documents with the SEC since January 1, 2000 (collectively, the "Enterprises Reports"). As of their respective dates, the Enterprises Reports
(a) complied as to form in all material respects with the Securities Laws and
(b) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each of the consolidated balance sheets of Enterprises included in or incorporated by reference into the Enterprises Reports (including the related notes and schedules) fairly presents in all material respects the consolidated financial position of Enterprises and its Subsidiaries as of its date and each of the consolidated statements of income, retained earnings and cash flows of Enterprises included in or incorporated by reference into the Enterprises Reports (including any related notes and schedules) fairly presents in all material respects the results of operations, retained earnings or cash flows, as the case may be, of Enterprises and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to normal, year-end audit adjustments which would not be material in amount or effect), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein or in the notes thereto and except, in the case of the unaudited statements, as permitted by Form 10-Q of the Exchange Act.

    5.8 LITIGATION. There are (a) no continuing orders, injunctions or decrees of any court, arbitrator or governmental authority to which Enterprises or any of its Subsidiaries is a party or by which any of its properties or assets are bound or, to the knowledge of Enterprises, to which any of its directors, officers, employees or agents is a party or by which any of their properties or assets are bound and (b) no actions, suits or proceedings pending against Enterprises or any of its Subsidiaries or, to the knowledge of Enterprises, against any of its directors, officers, employees or agents or, to the knowledge of Enterprises, threatened in writing against Enterprises or any of its Subsidiaries or against any of its directors, officers, employees or agents, at law or in equity, or before or by any federal or state commission, board, bureau, agency or instrumentality, that in the case of clauses (a) or
(b) above, individually or in the aggregate, would have an Enterprises Material Adverse Effect.

    5.9 ABSENCE OF CERTAIN CHANGES. Except as disclosed in the Enterprises Reports filed with the SEC prior to the date hereof or in Schedule 5.9 of the Enterprises Disclosure Letter, since September 30, 2000, Enterprises and its Subsidiaries have conducted their business only in the ordinary course of such business and there has not been (a) any Enterprises Material Adverse Effect, (b) as of the date hereof, any declaration, setting aside or payment of any dividend or other distribution with respect to the Enterprises Common Stock or Enterprises Preferred Stock or (c) any material change in Enterprises' accounting principles, practices or methods.

    5.10  TAXES.

        (a) Enterprises and each of its Subsidiaries (i) has timely filed all Returns required to be filed by any of them for tax years ended prior to the date of this Agreement or requests for extensions have been timely filed and any such request has been granted and has not expired and all such Returns are complete in all material respects, (ii) has paid or accrued all Taxes shown to be due and payable on such Returns or which have become due and payable pursuant to any assessment, deficiency notice, 30-day letter or other notice received by it and (iii) has properly accrued all such Taxes for such periods subsequent to the periods covered by such Returns. The Returns of Enterprises and each of its Subsidiaries have not been examined by the appropriate taxing authority, except for such examinations that, individually or in the aggregate, would not have an Enterprises Material Adverse Effect. Neither Enterprises nor any of its Subsidiaries has executed or filed with the IRS or any other taxing authority any agreement now in effect extending the period for assessment or collection of any income or other Taxes. Neither Enterprises nor any of its Subsidiaries is a party to any pending action or proceeding by any governmental authority for assessment or collection of Taxes, and no claim for assessment or collection of Taxes has been asserted against it. True, correct and complete copies of all Returns filed by Enterprises and each of its Subsidiaries and all communications relating thereto have been delivered to Legacy or made available to representatives of Legacy. The most recent audited financial statements contained in the Enterprises Reports reflect an adequate reserve for all material Taxes payable by Enterprises and the Enterprises Subsidiaries for all taxable periods and portions thereof through the date of such financial statements. Since the date of such financial statements, Enterprises has incurred no liability for Taxes under Sections 857(b), 860(c) or 4981 of the Code, including without limitation, any Tax arising from a prohibited transaction described in
    Section 857(b)(6) of the Code, and neither Enterprises nor any Enterprises Subsidiary has incurred any liability for Taxes other than in the ordinary course of business.

        (b) Enterprises (i) has elected for federal and state income tax purposes to be taxed as a "real estate investment trust" within the meaning of the Code (a "REIT") commencing with its short taxable year ended
    December 31, 1997, (ii) has been subject to taxation as a REIT for federal and state income tax purposes within the meaning of Section 856 of the Code and has satisfied all requirements to qualify as a REIT for federal and state income tax purposes for all taxable years commencing with its short taxable year ended December 31, 1997 through its taxable year ended
    December 31, 2000, (iii) has operated since December 31, 2000 to the date of this representation, and intends to continue to operate in such a manner so as to qualify as a REIT for federal and state income tax purposes for its taxable year ending on December 31, 2001 and (iv) has not taken or omitted to take any action which would reasonably be expected to result in a challenge to its status as a REIT for federal or state income tax purposes, and to the knowledge of Enterprises, no such challenge is pending or threatened. Enterprises represents that (i) for federal and state income tax purposes, each of its corporate Subsidiaries (including, without limitation, Merger Sub) has at all requisite times been, and continues to be, treated as a "qualified REIT subsidiary" as defined in Section 856(i) of the Code (as in effect prior to the enactment of the Taxpayer Relief Act of 1997) (a "QRS"), and (ii) each partnership, limited liability company, joint venture or other legal entity in which Enterprises (either directly or indirectly) owns any of the capital stock or other equity interests thereof has been treated since its formation and continues to be treated for federal income tax purposes as a partnership and not as an association or publicly traded partnership taxable as a corporation. Neither Enterprises nor any of its Subsidiaries holds any asset the disposition of which would be subject to results similar to Code Section 1374 as a result of an election under IRS Notice 88-19 or Temporary Treasury Regulations Section 1.337(d)-5T. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, or in compliance with or fulfillment of the terms and provisions hereof, by Enterprises will not adversely affect the qualification of Enterprises as a REIT for federal and state income tax purposes for each taxable year ending on or after the date of this Agreement.

    5.11  BOOKS AND RECORDS.

        (a) The books of account and other financial records of Enterprises and its Subsidiaries are in all material respects true, complete and correct, have been maintained in accordance with good business practices, and are accurately reflected in all material respects in the financial statements included in the Enterprises Reports.

        (b) The minute books and other records of Enterprises and its Subsidiaries have been made available to Legacy, contain in all material respects accurate records of all meetings and accurately reflect in all material respects all other action of the stockholders, members, partners and directors and any committees of the Board of Directors of Enterprises and its Subsidiaries.

    5.12 PROPERTIES. Enterprises and its Subsidiaries own fee simple title to, or hold ground leases in, each of the real properties identified in Schedule
5.12 of the Enterprises Disclosure Letter (the "Enterprises Properties"), which are all the real estate properties owned or leased by them. The Enterprises Properties are not subject to any Property Restrictions, except for (a) Encumbrances and Property Restrictions set forth in Schedule 5.12 of the Enterprises Disclosure Letter, (b) Property Restrictions imposed or promulgated by law or any governmental body or authority with respect to real property, including zoning regulations, provided such Property Restrictions do not adversely affect in any material respect the current use of the applicable property, (c) Encumbrances and Property Restrictions disclosed on existing title reports or current surveys (in either case copies of which title reports and surveys have been delivered or made available to Legacy) and (d) mechanics', carriers', workmen's, repairmen's liens and other Encumbrances, Property Restrictions and other limitations of any kind, if any, which, individually or in the aggregate, do not materially detract from the value of or materially interfere with the present use of any of the Enterprises Properties subject thereto or affected thereby, and do not otherwise materially impair business operations conducted by Enterprises and its Subsidiaries and which have arisen or been incurred only in the ordinary course of business. Valid policies of title insurance have been issued insuring Enterprises' or any of its Subsidiaries' fee simple title to the Enterprises Properties in amounts at least equal to the purchase price thereof, subject only to the matters set forth therein or disclosed above and in Schedule 5.12 of the Enterprises Disclosure Letter, and such policies are, at the date hereof, in full force and effect and there are no pending claims against any such policy. Any material certificate, permit or license from any governmental authority having jurisdiction over any of the Enterprises Properties and any agreement, easement or other right which is necessary to permit the material lawful use and operation of the buildings and improvements on any of the Enterprises Properties or which is necessary to permit the lawful use and operation of all driveways, roads and other means of egress and ingress, which Enterprises has rights to, to and from any of the Enterprises Properties which are currently occupied has been obtained and is in full force and effect, and, to the knowledge of Enterprises, there exists no pending threat of modification or cancellation of any of same. Enterprises is not in receipt of any written notice of any violation of any material federal, state or municipal law, ordinance, order, regulation or requirement affecting any portion of any of the Enterprises Properties issued by any governmental authority, other than such violations which would not have an Enterprises Material Adverse Effect.

    5.13 ENVIRONMENTAL MATTERS. To the knowledge of Enterprises, none of Enterprises, any of its Subsidiaries or any other person has caused or permitted
(a) the unlawful presence of any Hazardous Materials on any of the Enterprises Properties or (b) any unlawful spills, releases, discharges or disposal of Hazardous Materials to have occurred or be presently occurring on or from the Enterprises Properties as a result of any construction on or operation and use of such properties, which presence or occurrence would, individually or in the aggregate, have an Enterprises Material Adverse Effect; and in connection with the construction on or operation and use of the Enterprises Properties, Enterprises and its Subsidiaries have not failed to comply with all applicable local, state and federal environmental laws, regulations, ordinances and administrative and judicial orders relating to the generation, recycling, reuse, sale, storage, handling, transport and disposal of any Hazardous Materials, except where the failure to so comply would not have an Enterprises Material Adverse Effect.

    5.14 EMPLOYEE BENEFIT PLANS. Schedule 5.14 of the Enterprises Disclosure Letter lists each employee benefit fund, plan, program, arrangement and contract (including, without limitation, any

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"pension" plan, fund or program, as defined in Section 3(2) of ERISA, and any
"employee benefit plan," as defined in Section 3(3) of ERISA and any plan, program, arrangement or contract providing for severance; medical, dental or vision benefits; life insurance or death benefits; disability benefits, sick pay or other wage replacement; vacation, holiday or sabbatical; pension or profit-sharing benefits; stock options or other equity compensation; bonus or incentive pay or other material fringe benefits), whether written or not, maintained, sponsored or contributed to or required to be contributed to by Enterprises or its Subsidiaries (the "Enterprises Benefit Plans"). True and complete copies of the Enterprises Benefit Plans have been made available to Legacy. To the extent applicable, the Enterprises Benefit Plans comply, in all material respects, with the requirements of ERISA and the Code, and any Enterprises Benefit Plan intended to be qualified under Section 401(a) of the Code has been determined by the IRS to be so qualified. No Enterprises Benefit Plan is or has been covered by Title IV of ERISA or Section 412 of the Code. Neither any Enterprises Benefit Plan nor any fiduciary thereof nor Enterprises has incurred any material liability or penalty under Section 4975 of the Code or
Section 502(i) of ERISA. Each Enterprises Benefit Plan has been maintained and administered in all material respects in compliance with its terms and with ERISA, the Code and all other laws to the extent applicable thereto. There are no pending or, to the knowledge of Enterprises, anticipated claims against or otherwise involving any of the Enterprises Benefit Plans and no suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of Enterprises Benefit Plan activities) has been brought against or with respect to any such Enterprises Benefit Plan, except for any of the foregoing which would not have a Enterprises Material Adverse Effect. All material contributions required to be made as of the date hereof to the Enterprises Benefit Plans have been timely made or provided for. Neither Enterprises nor any entity under "common control" with Enterprises within the meaning of ERISA Section 4001 has contributed to, or been required to contribute to, any pension plan which is or was subject to Title IV of ERISA. Enterprises does not maintain or contribute to any plan, program, policy or arrangement which provides or has any liability to provide life insurance, medical or other employee welfare benefits or supplemental pension benefits to any employee or former employee upon his retirement or termination of employment, except as required under Section 4890B of the Code or any applicable state law, and Enterprises has never represented, promised or contracted (whether in oral or written form) to any employee or former employee that such benefits would be provided. Except as disclosed in
Schedule 5.14 of the Enterprises Disclosure Letter, the execution of, and performance of the transactions contemplated by, this Agreement will not (either alone or upon the occurrence of any additional subsequent events) constitute an event under any benefit plan, program, policy, arrangement or agreement or any trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligations to fund benefits with respect to any employee, director or consultant of Enterprises or any of its Subsidiaries.

    5.15 LABOR MATTERS. Neither Enterprises nor any of its Subsidiaries is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor union organization. There is no unfair labor practice or labor arbitration proceeding pending or, to the knowledge of Enterprises, threatened against Enterprises or any of its Subsidiaries relating to their business, except for any such proceeding which would not have an Enterprises Material Adverse Effect. To the knowledge of Enterprises, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of Enterprises or any of its Subsidiaries.

    5.16 NO BROKERS. Enterprises has not entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of Enterprises or Legacy to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby, except that Enterprises has retained American Appraisal
Associates, Inc. ("Enterprises Financial Advisor") to render a fairness opinion, pursuant to an engagement letter dated February 28, 2001, true and correct copies of which have been delivered to Legacy prior to the date hereof. Other than the foregoing arrangements, Enterprises has not taken any action which would result in any claim for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

    5.17 OPINION OF FINANCIAL ADVISOR. Enterprises has received the opinion of Enterprises Financial Advisor to the effect that, as of the date hereof,
(a) the Merger Consideration to be paid by Enterprises pursuant to the Merger is fair to the holders of Enterprises Common Stock from a financial point of view and (b) the consideration to be paid by Enterprises in the Tender Offer (as hereinafter defined) is fair to the holders of the Enterprises Common Stock from a financial point of view.

    5.18 LEGACY STOCK OWNERSHIP. Except as set forth in Schedule 5.18 of the Enterprises Disclosure Letter, neither Enterprises nor any of its Subsidiaries owns any shares of capital stock of Legacy or other securities convertible into capital stock of Legacy.

    5.19 RELATED PARTY TRANSACTIONS. Except as set forth in Schedule 5.19 of the Enterprises Disclosure Letter or in the Enterprises Reports filed prior to the date hereof, from January 1, 2000 through the date of this Agreement there have been no transactions, agreements, arrangements or understandings between Enterprises and any of its Subsidiaries, on the one hand, and any Affiliates (other than wholly-owned Subsidiaries) of Enterprises or other Persons on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act.

    5.20 CONTRACTS AND COMMITMENTS. Schedule 5.20 of the Enterprises Disclosure Letter or the Enterprises Reports set forth, as of the date hereof,
(a) all notes, debentures, bonds and other evidence of indebtedness which are secured or collateralized by mortgages, deeds of trust or other security interests in the Enterprises Properties or personal property of Enterprises and its Subsidiaries and (b) each contract or commitment entered into by Enterprises or any of its Subsidiaries which may result in total payments or liability in excess of $1,000,000, excluding tenant reimbursements and leases entered into in the ordinary course. Copies of the foregoing have been previously delivered or made available to Legacy, are listed in Schedule 5.20 of the Enterprises Disclosure Letter or included in the Enterprises Reports and are true and correct. Each of the contracts and commitments in the preceding sentence is in full force and effect; none of Enterprises or any of its Subsidiaries has received any notice of a default that has not been cured under any of the contracts and commitments described in the preceding sentence or is in default respecting any payment obligations thereunder beyond any applicable grace periods; and, to Enterprises' knowledge, none of the other parties to such contracts and commitments are in default with respect to any obligations, which individually or in the aggregate are material, thereunder. All joint venture agreements to which Enterprises or any of its Subsidiaries is a party are set forth in Schedule 5.20 of the Enterprises Disclosure Letter and Enterprises or its Subsidiaries are not in default with respect to any obligations, which individually or in the aggregate are material, thereunder.

    5.21  LEASES.

        (a) Schedule 5.21 of Enterprises Disclosure Letter sets forth a list of all Enterprises Properties that are subject to or encumbered by any non-residential lease accounting for 1% or more of Enterprises' rental revenues for the most recent period reflected in the financial statements included in the Enterprises Reports (a "Material Enterprises Lease") and, with respect to each such Material Enterprises Lease, sets forth the following information:

           (i) the name of the lessee;

           (ii) the expiration date of the lease;

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
          (iii) the amount (or method of determining the amount) of monthly rentals due under the lease; and

           (iv) with respect to any Material Enterprises Lease with a remaining term of less than 24 months, whether the lessee has notified Enterprises in writing of any intention not to renew, or seek to renew, the lease.

        (b) Except as set forth in Schedule 5.21 of the Enterprises Disclosure Letter, (i) all rental payments due under each Material Enterprises Lease have been paid during the period July 1, 2000 through December 31, 2000 and
    (ii) to Enterprises' knowledge, no lessee is in material default, and no condition or event exists which with the giving of notice or the passage of time, or both, would constitute a material default by any lessee, under any Material Enterprises Lease.

    5.22 INVESTMENT COMPANY ACT OF 1940. Neither Enterprises nor any of its Subsidiaries is, or at the Effective Time will be, required to be registered under the Investment Company Act of 1940, as amended.

    5.23 STATE TAKEOVER LAWS. The Boards of Directors of Enterprises and Merger Sub have authorized and approved the Merger (prior to the execution by Enterprises and Merger Sub of this Agreement) in accordance with
Section 3-603(c)(1)(ii) of the MGCL such that Section 3-602 shall not apply to this Agreement or the transactions contemplated hereby. The Boards of Directors of Enterprises and Merger Sub have taken all such action required to be taken by them to provide that this Agreement and the transactions contemplated hereby shall be exempt from the requirements of any "moratorium," "control share," "fair price" or other anti-takeover laws or regulations of any state.

    5.24 REQUIRED VOTE. A majority of the votes entitled to be cast by the holders of the outstanding shares of Enterprises Common Stock and Enterprises Preferred Stock, voting together as a single class, is required to approve the Enterprises Charter Amendment (as hereinafter defined). A majority of the votes cast at the Enterprises Stockholders Meeting by the holders of shares of Enterprises Common Stock and Enterprises Preferred Stock, voting together as a single class, is required to approve the issuance of the Merger Consideration and the adoption of the Enterprises Option Plan. A plurality of the votes cast at the Enterprises Stockholders Meeting by the holders of shares of Enterprises Preferred Stock, voting as a separate class, is required to elect the individuals to the Board of Directors nominated by Enterprises pursuant to
Section 6.12. A plurality of the votes cast at the Enterprises Stockholders Meeting by the holders of shares of Enterprises Common Stock and Enterprises Preferred Stock, voting together as a single class, is required to elect the individuals to the Board of Directors nominated by Legacy pursuant to
Section 6.12. No other vote of the holders of any class or series of Enterprises securities is necessary to approve the Enterprises Voting Proposals or the transactions contemplated hereby.

    5.25  MERGER SUB.

        (a) Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Maryland. Merger Sub has all requisite corporate power and authority to enter into the transactions contemplated hereby and to execute and deliver this Agreement. The consummation by Merger Sub of this Agreement and the transactions contemplated hereby has been duly authorized by all requisite corporate action on the part of Merger Sub. This Agreement constitutes the valid and binding obligation of Merger Sub, enforceable against Merger Sub in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

        (b) Merger Sub has not conducted any material business activities other than in connection with its organization and capitalization, the negotiation and execution of this Agreement and the transactions contemplated hereby.

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    5.26  TAX TREATMENT.  None of Enterprises, any Subsidiary of Enterprises or,
to the knowledge of Enterprises, any Affiliate of Enterprises has taken or agreed to take any action that would prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code. Enterprises is not aware of any agreement, plan or other circumstance that would prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

                                   ARTICLE 6
                                   COVENANTS

    6.1  NO SOLICITATION BY LEGACY.

        (a) Unless and until this Agreement shall have been terminated in accordance with its terms, Legacy shall not, and shall cause its Subsidiaries and its and their directors, officers, employees, investment bankers, financial advisors, attorneys, accountants and other representatives retained by it or any of its Subsidiaries not to, directly or indirectly through another person, (i) solicit, initiate or encourage (including by way of furnishing information), or take any other action designed to facilitate, any inquiries or the making of any proposal which constitutes or may reasonably be expected to lead to any Legacy Takeover Proposal (as hereinafter defined) or (ii) participate in any discussions or negotiations regarding or relating to any Legacy Takeover Proposal; provided, however, that prior to the Legacy Stockholders Meeting, if the Board of Directors of Legacy determines reasonably and in good faith that it is necessary to do so in order to comply with its duties to the stockholders of Legacy under applicable law, Legacy may, in response to a Legacy Takeover Proposal which was not solicited by it and which did not result from a breach of this Section 6.1(a), provided Legacy shall provide prior written notice of its decision to take such action to Enterprises and shall comply with Section 6.1(c), (x) furnish information with respect to Legacy and its Subsidiaries to any person making such a Legacy Takeover Proposal pursuant to a customary confidentiality agreement (as determined by Legacy after consultation with its outside counsel) and (y) participate in discussions or negotiations regarding such Legacy Takeover Proposal. For purposes of this Agreement, "Legacy Takeover Proposal" means any proposal made by a third party (other than Enterprises) to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, business combination, recapitalization, reorganization, liquidation, dissolution or similar transaction, more than 25% of the combined voting power of the Legacy Common Stock or shares or equity interests in any of its Subsidiaries, in each case then outstanding, or all or substantially all the assets of Legacy or any of its Subsidiaries. Notwithstanding the foregoing, nothing in this Section 6.1 shall prevent Legacy from consummating the $100,000,000 investment contemplated in Section 6.12(e).

        (b) Except as expressly permitted by this Section 6.1 neither the Board of Directors of Legacy nor any committee thereof shall (i) withdraw or propose publicly to withdraw, or modify or propose to modify in a manner adverse to Enterprises, the approval or recommendation by such Board of Directors or such committee of the Legacy Voting Proposals, (ii) approve or recommend, or propose publicly to approve or recommend, any Legacy Takeover Proposal or (iii) cause Legacy to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, a "Legacy Acquisition Agreement") related to any Legacy Takeover Proposal. Notwithstanding the foregoing, in the event that a majority of the Board of Directors of Legacy determines reasonably and in good faith (A) (based on the advice of a financial advisor of nationally recognized reputation) that a pending Legacy Takeover Proposal is more favorable to Legacy's stockholders than the Merger and the transactions contemplated hereby,
    (B) that such Legacy Takeover Proposal is reasonably capable of being consummated, (C) that there is a substantial probability that the Legacy Voting Proposals will not be approved by holders of Legacy Common Stock due to the pending Legacy Takeover Proposal and (D) (taking into account the matters in clause (A), (B) and (C) above) that it is necessary to terminate this Agreement to

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    accept such Legacy Takeover Proposal in order to comply with its duties to the stockholders of Legacy under applicable law in the context of the transactions contemplated hereby, the Board of Directors of Legacy may (subject to this and the following sentences and in compliance with Section 8.3(a)) approve and recommend such Legacy Takeover Proposal and, in connection therewith, withdraw its approval or recommendation of the Legacy Voting Proposals, provided that in such case it simultaneously therewith terminates this Agreement and concurrently with such termination causes Legacy to enter into a definitive acquisition agreement with respect to such Legacy Takeover Proposal, but only at a time that is after the fifth business day following Enterprises' receipt of written notice advising Enterprises that the Board of Directors of Legacy is prepared to accept a Legacy Takeover Proposal, specifying the material terms and conditions of such Legacy Takeover Proposal and identifying the person making such Legacy Takeover Proposal, provided that (y) at all reasonable times during such five-day period Legacy shall have cooperated with Enterprises with the objective of providing Enterprises a reasonable opportunity to propose and negotiate a modification of the terms and conditions of this Agreement so that a business combination may be effected between Enterprises and Legacy and (z) at the end of such five-day period the Board of Directors shall continue to believe in good faith that clauses (A), (B), (C) and (D) above apply to the Legacy Takeover Proposal.

        (c) In addition to the obligations of Legacy set forth in paragraphs
    (a) and (b) of this Section 6.1, Legacy shall immediately cease any current discussions and negotiations with respect to any Legacy Takeover Proposal and hereafter immediately advise Enterprises orally and in writing of any request for information or of any Legacy Takeover Proposal, the material terms and conditions of such request or Legacy Takeover Proposal and the identity of the person making such request or Legacy Takeover Proposal. Legacy will keep Enterprises reasonably informed of the status and details (including amendments or proposed amendments) of any such request or Legacy Takeover Proposal.

        (d) Nothing contained in this Section 6.1 shall prohibit Legacy from taking and disclosing to its stockholders a position contemplated by Rule 14d-9 and Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to Legacy's stockholders if, in the good faith judgment of the Board of Directors of Legacy, after consultation with outside counsel, failure so to disclose would be a violation of its obligations under applicable law; provided, however, that neither Legacy nor its Board of Directors nor any committee thereof shall withdraw or modify, or propose publicly to withdraw or modify, its position with respect to the Legacy Voting Proposals or approve or recommend, or propose publicly to approve or recommend, a Legacy Takeover Proposal, except in accordance with this Section 6.1.

    6.2  NO SOLICITATION BY ENTERPRISES.

        (a) Unless and until this Agreement shall have been terminated in accordance with its terms, Enterprises shall not, and shall cause its Subsidiaries and its and their directors, officers, employees, investment bankers, financial advisors, attorneys, accountants and other representatives retained by it or any of its Subsidiaries not to, directly or indirectly through another person, (i) solicit, initiate or encourage (including by way of furnishing information), or take any other action designed to facilitate, any inquiries or the making of any proposal which constitutes or may reasonably be expected to lead to any Enterprises Takeover Proposal (as hereinafter defined) or (ii) participate in any discussions or negotiations regarding or relating to any Enterprises Takeover Proposal; provided, however, that prior to the Enterprises Stockholders Meeting, if the Board of Directors of Enterprises determines reasonably and in good faith that it is necessary to do so in order to comply with its duties to the stockholders of Enterprises under applicable law in the context of the transactions contemplated hereby, Enterprises may, in response to an Enterprises Takeover Proposal which was not solicited by it and which did not result from a breach of this Section 6.2(a), and provided Enterprises shall provide prior written notice of its decision to take

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    such action to Legacy and shall comply with Section 6.2(c), (x) furnish information with respect to Enterprises and its Subsidiaries to any person making such an Enterprises Takeover Proposal pursuant to a customary confidentiality agreement (as determined by Enterprises after consultation with its outside counsel) and (y) participate in discussions or negotiations regarding such Enterprises Takeover Proposal. For purposes of this Agreement, "Enterprises Takeover Proposal" means any proposal made by a third party (other than Legacy) to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, business combination, recapitalization, reorganization, liquidation, dissolution or similar transaction, more than 25% of the combined voting power of the shares of Enterprises Common Stock or shares or equity interests in any of its Subsidiaries, in each case then outstanding or all or substantially all the assets of Enterprises or any of its Subsidiaries. Notwithstanding the foregoing, nothing in this Section 6.2 shall prevent Enterprises from consummating the $100,000,000 investment contemplated in
    Section 6.12(e).

        (b) Except as expressly permitted by this Section 6.2, neither the Board of Directors of Enterprises nor any committee thereof shall (i) withdraw or propose publicly to withdraw, or modify or propose publicly to modify in a manner adverse to Legacy, the approval or recommendation by such Board of Directors or such committee of the Enterprises Voting Proposals in connection with the Merger, (ii) approve or recommend, or propose publicly to approve or recommend, any Enterprises Takeover Proposal or (iii) cause Enterprises to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, an "Enterprises Acquisition Agreement") related to any Enterprises Takeover Proposal. Notwithstanding the foregoing, in the event that a majority of the Board of Directors of Enterprises determines reasonably and in good faith (A) (based on the advice of a financial advisor of nationally recognized reputation) that a pending Enterprises Takeover Proposal is more favorable to Enterprises' stockholders than the Merger and the transactions contemplated hereby, (B) that such Enterprises Takeover Proposal is reasonably capable of being consummated, (C) that there is a substantial probability that the Enterprises Voting Proposals will not be approved by holders of Enterprises Common Stock due to the pending Enterprises Takeover Proposal and
    (D) (taking into account the matters in clause (A), (B) and (C)) that it is necessary to terminate this Agreement to accept such Enterprises Takeover Proposal in order to comply with its duties to the stockholders of Enterprises under applicable law in the context of the transactions contemplated hereby, the Board of Directors of Enterprises may (subject to this and the following sentences and in compliance with Section 8.4(a)) approve and recommend such Enterprises Takeover Proposal and, in connection therewith, withdraw its approval or recommendation of the Enterprises Voting Proposals, provided that in such case it simultaneously therewith terminates this Agreement and concurrently with such termination causes Enterprises to enter into a definitive acquisition agreement with respect to such Enterprises Takeover Proposal, but only at a time that is after the fifth business day following Legacy's receipt of written notice advising Legacy that the Board of Directors of Enterprises is prepared to accept an Enterprises Takeover Proposal, specifying the material terms and conditions of such Enterprises Takeover Proposal and identifying the person making such Enterprises Takeover Proposal, provided that (y) at all reasonable times during such five-day period Enterprises shall have cooperated with Legacy with the objective of providing Legacy a reasonable opportunity to propose and negotiate a modification of the terms and conditions of this Agreement so that a business combination may be effected between Enterprises and Legacy and (z) at the end of such five-day period the Board of Directors of Enterprises shall continue to believe in good faith that clauses (A), (B),
    (C) and (D) above apply to the Enterprises Takeover Proposal.

        (c) In addition to the obligations of Enterprises set forth in paragraphs (a) and (b) of this Section 6.2, Enterprises shall immediately cease any current discussions or negotiations with respect to any Enterprises Takeover Proposal and hereafter, immediately advise Legacy orally and

                                      A-23
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    in writing of any request for information or of any Enterprises Takeover
    Proposal, the material terms and conditions of such request or Enterprises Takeover Proposal and the identity of the person making such request or Enterprises Takeover Proposal. Enterprises will keep Legacy reasonably informed of the status and details (including amendments or proposed amendments) of any such request or Enterprises Takeover Proposal.

        (d) Nothing contained in this Section 6.2 shall prohibit Enterprises from taking and disclosing to its stockholders a position contemplated by Rule 14d-9 and Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to Enterprises' stockholders if, in the good faith judgment of the Board of Directors of Enterprises, after consultation with outside counsel, failure so to disclose would be a violation of its obligations under applicable law; provided, however, that neither Enterprises nor its Board of Directors nor any committee thereof shall withdraw or modify, or propose publicly to withdraw or modify, its position with respect to the Enterprises Voting Proposals or approve or recommend, or propose publicly to approve or recommend, an Enterprises Takeover Proposal, except in accordance with this Section 6.2.

    6.3  CONDUCT OF BUSINESSES.

        (a) During the period from the date of this Agreement until the earlier of the termination of this Agreement and the Effective Time, except as set forth in Schedule 6.3 of the Legacy Disclosure Letter or Schedule 6.3 of the Enterprises Disclosure Letter or as contemplated by this Agreement or the Legacy Asset Transfer (as hereinafter defined) or the Tender Offer, unless the other party has consented in writing thereto (which consent shall not be unreasonably withheld or delayed), Enterprises and Legacy:

           (i) shall use commercially reasonable efforts, and shall cause each of their respective Subsidiaries to use commercially reasonable efforts, to preserve intact their business organizations and goodwill and keep available the services of their respective officers and employees subject to the restrictions set forth in this Agreement;

           (ii) subject to the other provisions of this Section 6.3, shall confer on a regular basis with one or more representatives of the other to report material operational matters and, subject to Sections 6.1 and 6.2, respectively, any proposals to engage in material transactions; and

          (iii) shall promptly deliver to the other true and correct copies of any report, statement or schedule filed with the SEC subsequent to the date of this Agreement.

        (b) During the period from the date of this Agreement until the earlier of the Effective Time and the termination of this Agreement, except as set forth in the Legacy Disclosure Letter or as contemplated by this Agreement or the Legacy Asset Transfer, unless Enterprises has consented in writing thereto (which consent shall not be unreasonably withheld or delayed),
    Legacy:

           (i) shall, and shall cause each of its Subsidiaries to, conduct its operations according to their usual, regular and ordinary course in substantially the same manner as heretofore conducted, subject to the restrictions of this Agreement;

           (ii) shall not, and shall cause each of its Subsidiaries not to, acquire, enter into an option to acquire or exercise an option or contract to acquire additional real property, encumber assets or commence construction of, or enter into any agreement or commitment to develop or construct (other than tenant improvements, reimbursements and allowances in the ordinary course of business in accordance with past practice), retail shopping center properties or other real estate projects, in an amount (together with acquisitions permitted under clause (xi) of this Section 6.3(b)) which exceeds $150,000,000 in the aggregate;

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          (iii) shall not, and shall cause each of its Subsidiaries not to amend the Legacy Certificate or Legacy Bylaws, partnership agreement, certificate of incorporation or other governing documents, as the case may be;

           (iv) shall not, and shall cause each of its Subsidiaries not to,
       (A) except pursuant to the exercise of options, warrants, conversion rights and other contractual rights existing on the date hereof, issue any shares of its capital stock (except to Legacy), effect any stock split, reverse stock split, stock dividend, recapitalization or other similar transaction, (B) grant, confer or award any option, warrant, conversion or other right to acquire any shares of its capital stock, or amend or permit the acceleration of vesting of any options, (C) increase any compensation or enter into or amend any employment agreement with any of its present or future officers or directors except as expressly contemplated by this Agreement or (D) adopt any new employee benefit plan (including any stock option, stock benefit or stock purchase plan) or amend any existing employee benefit plan in any material respect, except for changes which are required by applicable law or are less favorable to participants in such plans;

           (v) shall not declare, set aside or pay any dividend or make any other distribution or payment with respect to any shares of its capital stock, except in connection with the use of shares of capital stock to pay the exercise price or Tax withholding in connection with stock-based employee benefit plans of Legacy, directly or indirectly redeem, purchase or otherwise acquire any shares of its capital stock or capital stock of any of its Subsidiaries, or make any commitment for any such action;

           (vi) except in the ordinary course of business consistent with past practice, shall not, and shall not permit any of its Subsidiaries to, sell, mortgage or otherwise encumber or subject to any Encumbrances or otherwise dispose of, except by leasing in the ordinary course of business, (A) any material Legacy Properties or any of its capital stock of or other interests in its Subsidiaries or (B) any of its other assets which are material, individually or in the aggregate;

          (vii) shall not and shall not permit any of its Subsidiaries to,
       (A) incur, assume or prepay any indebtedness for borrowed money in an amount in excess of $150,000,000, which amounts will be applied to pay down outstanding borrowings under Legacy's existing credit facilities or to matters specified in Section 6.3(b)(ii), in each case in a manner consistent with Legacy's past practice, (B) assume, guarantee, endorse (other than items for collection) or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any third party or (C) make any loans, advances or capital contributions to, or (except as permitted by Section 6.3(b)(xi)) investments in, any other person, other than loans, advances and capital contributions to Subsidiaries;

         (viii) shall not, and shall not permit any of its Subsidiaries to, pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of Legacy included in the Legacy Reports or incurred in the ordinary course of business consistent with past practice;

           (ix) shall not, and shall not permit any of its Subsidiaries to, enter into any contract, arrangement or understanding which may result in total payments or liability by or to it in excess of $2,000,000, except
       (A) tenant reimbursements and allowances and leases entered into in the ordinary course consistent with past practice and (B) capital expenditures incurred in the ordinary course of business consistent with past practice;

           (x) shall not, and shall not permit any of its Subsidiaries to, enter into any contract, arrangement or understanding with any officer, director, consultant or affiliate of Legacy or any of its Subsidiaries
       (A) which is not in the ordinary course of business and consistent with past practices or (B) where the amount involved exceeds $50,000;

           (xi) shall not acquire, enter into any contract, arrangement or understanding (whether or not binding) to acquire or announce any proposed acquisition of, 25% or more of the equity interests or all or substantially all of the assets of another entity which has net assets in excess of $25,000,000, subject to the limitation in clause (ii) of this
       Section 6.3(b);

          (xii) shall not make any changes in its accounting methods or policies except as required by law, the SEC or generally accepted accounting principles;

         (xiii) shall maintain and cause its Subsidiaries to maintain, insurance in such amounts and against such risks as are customary for companies like Legacy;

          (xiv) notwithstanding anything to the contrary herein contained, shall not and shall not permit any of its Subsidiaries to make any loan of money to or investment in, or purchase any equity interest in, buy any property from or sell any property to, or enter into any partnership or joint venture with Enterprises; provided, however, that nothing in this
       Section 6.3 shall prevent Legacy from borrowing any additional sums under its existing credit facility with Enterprises. Legacy will fully enforce and not waive the provisions of each material agreement between Legacy and Enterprises in effect on the date hereof;

          (xv) shall not make any material Tax election or settle or compromise any material liability for Taxes;

          (xvi) shall not have, as of the time immediately prior to the Effective Time, a positive balance of either (A) current earnings and profits (as determined under applicable provisions of the Code and the corresponding Treasury Regulations) or (B) accumulated earnings and profits (as determined under applicable provisions of the Code and the corresponding Treasury Regulations). For purposes of this covenant and the non-REIT earnings and profits prohibition of Code
       Section 857(a)(2)(B) and Treasury Regulations Section 1.857-11, Legacy shall cause PricewaterhouseCoopers LLP to prepare a report, in accordance with the applicable provisions of the Code and the corresponding Treasury Regulations, and in form and substance reasonably acceptable to Enterprises, setting forth the amount of Legacy's current and accumulated earnings and profits as of the dates set forth in the following sentence. Such determination shall be made as promptly as practicable (but in no event later than three (3) business days prior to the Closing Date)
       (A) as of the date of this Agreement and (B) as of the time immediately prior to the Effective Time; and

         (xvii) where one or more actions are prohibited under this
       Section 6.3(b), shall not, and shall not permit any of its Subsidiaries to, authorize, or commit or agree to take, any of such actions.

        (c) During the period from the date of this Agreement until the earlier of the Effective Time and the date on which this Agreement is terminated in accordance with its terms, except as set forth in the Enterprises Disclosure Letter or as contemplated by this Agreement or the Tender Offer, unless Legacy has consented in writing thereto (which consent shall not be unreasonably withheld or delayed), Enterprises:

           (i) shall, and shall cause each of its Subsidiaries to, conduct its operations according to their usual, regular and ordinary course in substantially the same manner as heretofore conducted, subject to the restrictions of this Agreement;

           (ii) shall not, and shall cause each of its Subsidiaries not to, acquire, enter into an option to acquire or exercise an option or contract to acquire additional real property, encumber assets or commence construction of, or enter into any agreement or commitment to develop or construct (other than tenant improvements reimbursements and other allowances in the ordinary course of business consistent with past practice), retail shopping center properties or other real estate projects, in an amount (together with acquisitions permitted under clause
       (xi) of this Section 6.3(c)) which exceeds $150,000,000 in the aggregate;

          (iii) shall not, and shall cause each of its Subsidiaries not to amend the Enterprises Articles (except for the Enterprises Charter Amendment) or Enterprises Bylaws, partnership agreement, articles of organization or other governing documents, as the case may be;

           (iv) shall not, and shall cause each of its Subsidiaries not to,
       (A) except pursuant to the exercise of warrants, conversion rights, and other contractual rights existing on the date hereof, issue any shares of its capital stock (except to Enterprises), effect any stock split, reverse stock split, stock dividend, recapitalization or other similar transaction, (B) grant, confer or award any warrant, conversion or other right to acquire any shares of its capital stock (C) increase any compensation or enter into or amend any employment agreement with any of its present or future officers or directors except as expressly contemplated by this Agreement or (D) adopt any new employee benefit plan (including any stock option, stock benefit or stock purchase plan) or amend any existing employee benefit plan in any material respect, except for changes which are required by applicable law or are less favorable to participants in such plans and except as contemplated in the Enterprises Voting Proposals;

           (v) except in the ordinary course of business consistent with past practice, shall not declare, set aside or pay any dividend or make any other distribution or payment with respect to any shares of its capital stock directly or indirectly redeem, purchase or otherwise acquire any shares of its capital stock or capital stock of any of its Subsidiaries, or make any commitment for any such action;

           (vi) except in the ordinary course of business consistent with past practice, shall not, and shall not permit any of its Subsidiaries to, sell, mortgage or otherwise encumber or subject to any Encumbrances or otherwise dispose of, except by leasing in the ordinary course of business, (A) any material Enterprises Properties or any of its capital stock of or other interests in its Subsidiaries or (B) any of its other assets which are material, individually or in the aggregate;

          (vii) shall not, and shall not permit any of its Subsidiaries to,
       (A) incur, assume or prepay any indebtedness for borrowed money in an amount in excess of $150,000,000, which amounts will be applied to pay down outstanding borrowings under Enterprises' existing credit facilities or to matters specified in Section 6.3(c)(ii), in each case in a manner consistent with Enterprises' past practice, (B) assume, guarantee, endorse (other than items for collection) or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any third party or (C) make any loans, advances or capital contributions to, or (except as permitted by Section 6.3(c)(xi)) investments in, any other person, other than loans, advances and capital contributions to Subsidiaries;

         (viii) shall not, and shall not permit any of its Subsidiaries to, pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of Enterprises included in the Enterprises Reports or incurred in the ordinary course of business consistent with past practice;

           (ix) shall not, and shall not permit any of its Subsidiaries to, enter into any contract, arrangement or understanding which may result in total payments or liability by or to it in excess of $2,000,000, except
       (A) tenant reimbursements and allowances and leases entered into in the ordinary course consistent with past practice and (B) capital expenditures incurred in the ordinary course of business consistent with past practice;

           (x) shall not, and shall not permit any of its Subsidiaries to, enter into any contract, arrangement or understanding with any officer, director, consultant or affiliate of Enterprises or any of its Subsidiaries (A) which is not in the ordinary course of business and consistent with past practices or (B) where the amount involved exceeds $50,000;

           (xi) shall not acquire, enter into any contract, arrangement or understanding (whether or not binding) to acquire or announce any proposed acquisition of, 25% or more of the equity interests or all or substantially all of the assets of another entity which has net assets in excess of $25,000,000, subject to the limitations in clause (ii) of this
       Section 6.3(c);

          (xii) shall not make any changes in its accounting methods or policies except as required by law, the SEC or generally accepted accounting principles;

         (xiii) shall maintain and cause its Subsidiaries to maintain, insurance in such amounts and against such risks as are customary for companies like Enterprises;

          (xiv) notwithstanding anything to the contrary herein contained, shall not and shall not permit any of its Subsidiaries to make any loan of money to or investment in, or purchase any equity interest in, buy any property from or sell any property to, or enter into any partnership or joint venture with Legacy; provided, however, that nothing in this
       Section 6.3 shall prevent Enterprises from loaning any additional sums under its existing credit facility with Legacy. Enterprises will fully enforce and not waive the provisions of each material agreement between Enterprises and Legacy in effect on the date hereof;

          (xv) shall not make any material Tax election or settle or compromise any material liability for Taxes;

          (xvi) shall not take any action or fail to take any action, if such action or failure to act would reasonably be expected to cause Enterprises to fail to qualify as a REIT for federal or state income tax purposes; and

         (xvii) where one or more actions are prohibited under this
       Section 6.3(c), shall not, and shall not permit any of its Subsidiaries to, authorize, or commit or agree to take, any of such actions.

        (d) Except as required by law, Enterprises, on the one hand, and Legacy, on the other hand, shall not, and shall not permit any of their respective Subsidiaries to, voluntarily take any action that would, or that could reasonably be expected to, result in, except as contemplated by Sections 6.1 and 6.2, any of the conditions to the Merger set forth in Article 7 not being satisfied.

    6.4 MEETINGS OF STOCKHOLDERS. Each of Legacy and Enterprises will take all action necessary in accordance with applicable law and the Legacy Certificate and Enterprises Articles, as applicable, to convene a meeting of its stockholders, at which a quorum is present, as soon as reasonably practicable to consider and vote upon, in the case of Legacy (including any adjournment or postponement thereof, the "Legacy Stockholders Meeting") the approval of this Agreement and the Merger (collectively, the "Legacy Voting Proposals"), and, in the case of Enterprises (including any adjournment or postponement thereof, the "Enterprises Stockholders Meeting") the approval of the issuance of the Merger Consideration, the adoption of an equity incentive plan in a form mutually agreeable to the parties (the "Enterprises Option Plan"), the amendments to the Enterprises Articles set forth on EXHIBIT C to this Agreement (the "Enterprises Charter Amendment") and the election of the individuals to the Board of Directors of Enterprises set forth on EXHIBIT D to this Agreement (collectively, the "Enterprises Voting Proposals"). The Boards of Directors of Enterprises and Legacy shall each recommend such approvals and Enterprises and Legacy shall each take all lawful, commercially reasonable action to solicit such approvals, including, without limitation, timely mailing the Joint Proxy Statement/Prospectus (as hereinafter defined). Enterprises and Legacy shall coordinate and cooperate with respect to the timing of such meetings and shall use their reasonable efforts to hold such meetings on the same day. If on the date of the meetings of Enterprises and Legacy established pursuant to this paragraph, either Enterprises or Legacy has respectively received less than the requisite approval and neither a Legacy Takeover Proposal nor an Enterprises Takeover Proposal has been publicly disclosed and not withdrawn prior to the date of such meeting, then both parties shall recommend the adjournment or postponement of their respective meetings until the first to occur of (a) the date ten (10) days after the originally scheduled date of such meetings or (b) the date on which duly executed proxies for the requisite number of votes approving the Legacy Voting Proposals (in the case of Legacy) or the date on which duly executed proxies for the requisite number of votes approving the Enterprises Voting Proposals (in the case of Enterprises) shall have been obtained. Notwithstanding the foregoing, Legacy and Enterprises and their respective Boards of Directors may take and disclose to their respective stockholders a position contemplated by Rule 14e-2 promulgated under the Exchange Act if required to do so by the Exchange Act, comply with Rule 14d-9 thereunder and make all other disclosures required by applicable law.

    6.5 FILINGS; OTHER ACTION. Subject to the terms and conditions herein provided, Legacy, Enterprises and Merger Sub shall (a) to the extent required, promptly make their respective filings with respect to the Merger, (b) use all reasonable efforts to cooperate with one another in (i) determining which filings are required to be made prior to the Effective Time with, and which consents, approvals, permits or authorizations are required to be obtained prior to the Effective Time from, governmental or regulatory authorities of the United States, the several states and foreign jurisdictions in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and (ii) timely making all such filings and timely seeking all such consents, approvals, permits or authorizations, (c) use all reasonable efforts to obtain in writing any consents required from third parties in form reasonably satisfactory to Legacy and Enterprises necessary to effectuate the Merger and (d) use all reasonable efforts to take, or cause to be taken, all other action and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the transactions contemplated by this Agreement. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purpose of this Agreement, the proper officers and directors of Legacy, Enterprises and Merger Sub shall take all such necessary action. If any "fair price" or "control share acquisition" statute or similar statute or regulation shall become applicable to the transactions contemplated hereby, Legacy, Enterprises and Merger Sub and their respective Boards of Directors shall use commercially reasonable efforts to grant such approvals and to take such other actions as are necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and shall otherwise use commercially reasonable efforts to minimize or eliminate the effects of any such statute or regulation on the transactions contemplated hereby. Enterprises and Legacy shall promptly advise each other of and confer and consult with respect to any communications from governmental agencies with respect to the transactions contemplated by this Agreement.

    6.6 INSPECTION OF RECORDS. Until the earlier of the Effective Time or the date on which this Agreement is terminated in accordance with its terms, each of Legacy and Enterprises shall allow all designated officers, attorneys, accountants and other representatives of the other access at all reasonable times to the records and files, correspondence, audits and properties, as well as to all information relating to commitments, contracts, titles and financial position, or otherwise pertaining to the business and affairs, of Legacy and Enterprises and their respective Subsidiaries for purposes related to an evaluation of the transactions contemplated hereby, subject to any restrictions arising under applicable law.

    6.7 PUBLICITY. The initial press release relating to this Agreement shall be a joint press release and thereafter Legacy and Enterprises shall, subject to their respective legal obligations (including requirements of stock exchanges and other similar regulatory bodies), consult with each other, and use reasonable efforts to agree upon the text of any press release, before issuing any such press release or otherwise making public statements with respect to the transactions contemplated hereby and in making any filings with any federal or state governmental or regulatory agency or with any national securities exchange with respect thereto.

    6.8 REGISTRATION STATEMENT. Enterprises and Legacy shall cooperate and promptly prepare and Enterprises shall file with the SEC as soon as reasonably practicable, a Registration Statement on Form S-4 (the "Form S-4") under the Securities Act, with respect to the Merger Consideration issuable in the Merger, and a portion of which Registration Statement shall also serve as the joint proxy statement with respect to the Legacy Stockholders Meeting and the Enterprises Stockholders Meeting (the "Joint Proxy Statement/Prospectus"). The respective parties will cause the Joint Proxy Statement/Prospectus and the Form S-4 to comply as to form in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the rules and regulations thereunder. Each of Legacy and Enterprises shall furnish all information about itself and its business and operations and all necessary financial information to the other as the other may reasonably request in connection with the preparation of the Form S-4. Enterprises shall use its reasonable best efforts, and Legacy will cooperate with Enterprises, to have the Form S-4 declared effective by the SEC as promptly as practicable. Enterprises shall use its reasonable best efforts to obtain, prior to the effective date of the Form S-4, all necessary state securities law or "Blue Sky" permits or approvals required to carry out the transactions contemplated by this Agreement and will pay all expenses incident thereto. Enterprises agrees that the Joint Proxy Statement/Prospectus and each amendment or supplement thereto at the time of mailing thereof and at the time of the Legacy Stockholders Meeting and Enterprises Stockholders Meeting, respectively, and, in the case of the Form S-4 and each amendment or supplement thereto, at the time it is filed or becomes effective, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing shall not apply to the extent that any such untrue statement of a material fact or omission to state a material fact was made by Enterprises in reliance upon and in conformity with information concerning Legacy furnished to Enterprises by Legacy in writing specifically for use in the Joint Proxy Statement/Prospectus. Legacy agrees that the information provided by it for inclusion in the Joint Proxy Statement/Prospectus and each amendment or supplement thereto, at the time of mailing thereof and at the time of the Legacy Stockholders Meeting and Enterprises Stockholders Meeting, respectively, and, in the case of information provided by Legacy in writing for inclusion in the Form S-4 or any amendment or supplement thereto, at the time it is filed or becomes effective, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Enterprises will advise Legacy, promptly after it receives notice thereof, of the time when the Form S-4 has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Enterprises Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Joint Proxy Statement/Prospectus or the Form S-4 or comments thereon (which Enterprises agrees to promptly respond to) and responses thereto or requests by the SEC for additional information (which Enterprises agrees to promptly provide).

    6.9 LISTING APPLICATION. Enterprises shall promptly prepare and submit to Nasdaq a listing application covering the Enterprises Common Stock issuable in the Merger (unless the Board of

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
Directors of Enterprises determines to submit such an application to an alternative national securities exchange, which is reasonably acceptable to Legacy), and shall use its reasonable efforts to obtain, prior to the Effective Time, approval for the listing of such Enterprises Common Stock, subject to official notice of issuance.

    6.10 EXPENSES. Each of Enterprises, Merger Sub, and Legacy will pay separately its own expenses in connection with this Agreement and the transactions contemplated hereby.

    6.11  INDEMNIFICATION.

        (a) In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, including, without limitation, any such claim, action, suit, proceeding or investigation in which any person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, a director, officer, employee, fiduciary or agent of Legacy (each an "Indemnified Party") is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he, she or it is or was a director, officer, employee or agent of Legacy, or is or was serving at the request of Legacy as a director, officer, employee or agent of another corporation, partnership, joint venture, limited liability company or other enterprise or (ii) this Agreement or any of the transactions contemplated hereby, whether in any case asserted or arising before or after the Effective Time (and including with respect to any matters occurring at the Effective Time), the parties hereto agree to cooperate and use commercially reasonable efforts to defend against and respond thereto. It is understood and agreed that Legacy shall indemnify and hold harmless, and after the Effective Time Enterprises shall indemnify and hold harmless, as and to the full extent permitted by applicable law or the Legacy Certificate, each Indemnified Party against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorneys' fees and expenses), judgments, fines and amounts paid in settlement in connection with any such threatened or actual claim, action, suit, proceeding or investigation, and in the event of any such threatened or actual claim, action, suit, proceeding or investigation (whether asserted or arising before or after the Effective Time (and including with respect to any matters occurring at the Effective Time)), (i) Legacy, and Enterprises after the Effective Time, shall promptly pay expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party to the full extent permitted by law, (ii) the Indemnified Parties may retain counsel satisfactory to them, provided such counsel is reasonably satisfactory to Legacy, and Enterprises after the Effective Time,
    (iii) Legacy, and Enterprises after the Effective Time, shall promptly pay all fees and expenses of such counsel for the Indemnified Parties after reasonably detailed statements therefor are received and (iv) Legacy and Enterprises will use commercially reasonable efforts to assist in the vigorous defense of any such matter; provided, that neither Legacy nor Enterprises shall be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld or delayed); and provided further that Enterprises shall have no obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and non-appealable, that indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law. The Indemnified Parties as a group may retain only one law firm to represent them with respect to any single action unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties. Any Indemnified Party wishing to claim indemnification under this Section 6.11, upon learning of any such claim, action, suit, proceeding or investigation, shall notify Legacy and, after the Effective Time, Enterprises, thereof, provided that the failure to so notify shall not affect the obligations of Legacy or Enterprises except to the extent such failure to notify materially prejudices such party.

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
        (b) Enterprises agrees that all rights to indemnification existing in favor, and all limitations on the personal liability, of the Indemnified Parties provided for in the Legacy Certificate or similar organizational documents as in effect as of the Effective Time with respect to matters occurring at or prior to the Effective Time are contract rights and shall survive the Merger and shall continue in full force and effect thereafter.

        (c) From and after the Effective Time, Enterprises shall, or shall cause the Surviving Corporation to, keep in effect provisions in the Legacy Certificate that provide for exculpation of director liability and indemnification of directors, officers, employees and agents of Legacy to the extent that such persons are entitled thereto under the Legacy Certificate on the date hereof (or, if more favorable to such persons, at the Effective Time as contemplated by Article 1 hereof), which provisions shall not be amended, repealed or otherwise modified for a period of six years after the Effective Time in any manner that would adversely affect the rights thereunder of any such individuals unless such modification is required by law.

        (d) In the event that Enterprises or the Surviving Corporation or any of their successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case the successors and assigns of such entity shall assume the obligations set forth in this Section 6.11, which obligations are expressly intended to be for the irrevocable benefit of, and shall be enforceable by, each Indemnified Party.

        (e) This Section 6.11 is intended to be for the benefit of, and to grant third party rights to, the Indemnified Parties, their heirs and personal representatives and shall be binding on Enterprises and the Surviving Corporation, and their representatives, successors and assigns. Each of the Indemnified Parties shall be entitled to enforce the covenants contained in this Section 6.11 and Enterprises acknowledges and agrees that each Indemnified Party would suffer irreparable harm in the event of and that no adequate remedy at law exists for a breach of such covenants.

    6.12  EMPLOYEES; OFFICERS; DIRECTORS.

        (a) Enterprises shall offer positions of employment to all employees of Legacy immediately following the Effective Time and shall assume all employment agreements of Legacy, subject to the modifications contemplated by Section 7.3(c) hereof. The positions offered to such employees shall be reasonably comparable to the positions held by such individuals at Legacy, and the level of salary and bonus for any individual will not be less than his or her salary as of the date hereof and his or her bonus for calendar year 2000, respectively. Enterprises shall establish fringe benefits for all such individuals which are consistent in the aggregate with the fringe benefits currently enjoyed by such individuals as a group at Legacy.

        (b) Subject to considerations relating to the particular geographic region in which the employee is located and applicable law, it is the intent of the parties hereto that the employees of Legacy employed by Enterprises after the Effective Time (the "Former Legacy Employees") shall in general receive credit with respect to each employee benefit plan, program, policy or arrangement of Enterprises, for service with Legacy or any of its Subsidiaries (as applicable) for purposes of determining eligibility to participate (including waiting periods, and without being subject to any entry date requirement after the waiting period has been satisfied), vesting (as applicable) and entitlement to benefits. Enterprises shall provide each Former Legacy Employee with credit for any co-payments and deductibles paid prior to the Effective Time in satisfying any applicable deductible or out-of-pocket requirements under any welfare plans that such employees are eligible to participate in after the Effective Time, to the extent legally permissible.

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
        (c) For purposes of this Section 6.12, the term "employees" shall mean all current employees of Legacy and its Subsidiaries (including those on disability or approved leave of absence, paid or unpaid).

        (d) The persons listed on EXHIBIT D hereto under the heading "Officers" with their respective titles shall be the officers of Enterprises as of the Effective Time. In the event that prior to the Effective Time any person designated on EXHIBIT D (including by reason of this sentence) is unable or unwilling to serve as an officer of Enterprises, Enterprises and Legacy shall mutually determine the person or persons to serve as such officer in replacement for such person.

        (e) As of the Effective Time, the Board of Directors of Enterprises shall be reconstituted to have seven (7) members, four (4) to be designated by Enterprises and three (3) to be designated by Legacy (subject to the right of the investor, or group of investors, making any investment of at least $100,000,000, to designate one (1) additional director and one (1) of the three (3) directors to otherwise be designated by Legacy), so that the persons listed on EXHIBIT D hereto under the heading "Directors" shall become the directors of Enterprises as of the Effective Time. In the event that any person designated on EXHIBIT D is unable or unwilling to serve as a director of Enterprises as of the Effective Time, then Enterprises shall designate the replacements for any such persons who are designated by Enterprises, and Legacy shall designate the replacements for any such persons who are designated by Legacy and in each such case, such replacement designees shall be treated as if set forth on EXHIBIT D as of the date hereof in place of the person for whom he or she has been designated as a replacement.

        (f) After the Effective Time, Enterprises shall make periodic grants of options with respect to its Common Stock to the Former Legacy Employees on a basis which is generally comparable to Legacy's stock option grant practices prior to the Effective Time and which is consistent with Enterprises stock option grant practices for its employees who are situated similarly to the Former Legacy Employees. In addition, in making such grants, Enterprises agrees that it shall take into account any Legacy stock options which the Former Legacy Employees have agreed to cancel prior to the Effective Time.

    6.13 REORGANIZATION. Neither Legacy, Enterprises or Merger Sub or any of their respective Subsidiaries or other Affiliates shall take any action or fail to take any action if such action or failure to act would jeopardize qualification of the Merger as a reorganization within the meaning of
Section 368(a) of the Code. Legacy, Enterprises and Merger Sub shall take all actions which are necessary to obtain the opinions of counsel referred to in
Section 7.1(f), including, without limitation, by making any and all representations and covenants reasonably requested by counsel to render such opinions.

    6.14 ADVICE OF CHANGES. Enterprises and Legacy shall each promptly advise the other party orally and in writing to the extent it has knowledge of any change or event having, or which, insofar as can reasonably be foreseen, would have a Legacy Material Adverse Effect or Enterprises Material Adverse Effect, as the case may be, or a material adverse effect on the ability of the conditions set forth in Article 7 to be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement.

    6.15 REIT STATUS. Notwithstanding anything to the contrary set forth in this Agreement, nothing in this Agreement shall prohibit Enterprises from taking, and Enterprises hereby agrees to take, any action at any time or from time to time that in the reasonable judgment of the Board of Directors of Enterprises, upon advice of counsel, is legally necessary or desirable for Enterprises to maintain its qualification as a REIT for federal and state income tax purposes or to eliminate or reduce income or excise taxes under Sections 856-860 and 4981 of the Code (and similar provisions of state or local tax law) for any period or portion thereof ending on or prior to the Effective Time, including without limitation, making dividend or distribution payments to stockholders of Enterprises.

    6.16 CONFIDENTIALITY. Each of Legacy and Enterprises shall, and shall cause its advisers and agents to, maintain the confidentiality of all confidential information furnished to it by the other party concerning it and its Subsidiaries' businesses, operations and financial positions and shall not use such information for any purpose except in furtherance of the transactions contemplated by this Agreement. If this Agreement is terminated prior to the Closing Date, each party shall promptly return or certify the destruction of all documents and copies thereof, and all work papers containing confidential information received from the other party.

    6.17 TENDER OFFER. Prior to the Effective Time, Enterprises shall take all action necessary in accordance with applicable law and the Enterprises Articles, as applicable, to commence an offer (the "Tender Offer") to purchase all outstanding shares of Enterprises Common Stock (other than those shares held by Legacy) at a price of $7.00 per share, net to the seller in cash without interest. The Tender Offer shall close concurrently with, and be conditioned on, the consummation of the Merger. Enterprises shall be obligated to accept for payment, purchase and pay for all shares of Enterprises Common Stock tendered pursuant to the Tender Offer which are validly tendered and not withdrawn prior to the expiration of the Tender Offer.

    6.18 EXCHANGE OFFER/CONSENT SOLICITATION. Prior to the Effective Time, Enterprises shall take all action necessary in accordance with applicable law and the Enterprises Articles, as applicable, to commence an exchange offer (the "Exchange Offer") in which holders of the Debentures and the Notes would be offered Enterprises Preferred Stock in exchange for their debt securities. The Debentures and the Notes will be valued at par and the Enterprises Preferred Stock will be valued at $15.00 per share for purposes of the Exchange Offer. The Exchange Offer shall close concurrently with, and be conditioned on the consummation of the Merger. In connection with the Exchange Offer, Enterprises shall also seek the consent of the holders of a majority of the outstanding principal amount of the Debentures and the Notes to (a) release the collateral securing such debt securities and (b) take any other related actions requiring their consent. Enterprises shall be obligated to acquire, and to issue shares of Enterprises Preferred Stock in exchange for, all Debentures and Notes tendered pursuant to the Exchange Offer which are validly tendered and not withdrawn prior to the expiration of the Exchange Offer. Upon receipt of the requisite vote of the holders of the Debentures and the Notes, Enterprises shall take all action necessary to cause the Enterprises Common Stock held by the Surviving Corporation securing the Debentures and the Notes to be cancelled for no consideration.

    6.19 LEGACY ASSET TRANSFER AND TRS ELECTION. Prior to the Effective Time, Legacy shall form a wholly owned Subsidiary having the directors and officers set forth on EXHIBIT A and EXHIBIT B hereto, respectively, and shall transfer to such Subsidiary all of the assets listed on EXHIBIT E hereto in a manner mutually agreeable to the parties (the "Legacy Asset Transfer"). After the Closing Date, Enterprises shall, to the extent permitted under applicable law, make a timely and valid election to treat such Subsidiary as its "taxable REIT subsidiary" within the meaning of Code Section 856(l) (a "TRS") for federal and state income tax purposes, with such election to be effective from and after the Effective Time.

    6.20 MERGER SUB. Enterprises shall cause Merger Sub to take all necessary action to complete the transactions contemplated by this Agreement, subject to the terms and conditions hereof.

    6.21 PRESERVATION OF REIT STATUS. At all times from and after the date of this Agreement, (a) Enterprises shall take all actions necessary for Enterprises to maintain its status as a REIT for federal and state income tax purposes and
(b) Enterprises shall not take any action or fail to take any action if such action or failure to act could cause Enterprises to fail to qualify as a REIT for federal or state income tax purposes.

    6.22 REORGANIZATION. Each party hereto shall use its reasonable best efforts to cause the Merger to qualify, and will not knowingly take any actions or cause any actions to be taken which could reasonably be expected to prevent the Merger from qualifying, as a reorganization within the meaning of
Section 368(a) of the Code. Each party hereto shall report the Merger as a reorganization within the meaning of Code Section 368(a)(1)(C) and shall take no position inconsistent therewith on any Return or in any audit or other proceeding before any taxing authority.

    6.23 ELECTION WITH RESPECT TO ASSETS. After the Effective Time, Enterprises shall make a valid, timely and irrevocable election pursuant to IRS Notice 88-19 and Temporary Treasury Regulations Section 1.337(d)-5T(b) with respect to the assets of Legacy and its Subsidiaries acquired by Enterprises in the Merger.

    6.24 TRANSFER AND GAINS TAX. Enterprises will pay any federal, state, local or foreign tax which is attributable to the transfer of the beneficial ownership of Legacy's or its Subsidiaries' real and personal property (collectively, the "Gains Taxes"), any penalties or interest with respect to the Gains Taxes payable in connection with the consummation of the Merger, any federal, state, local or foreign tax which is attributable to the transfer of Legacy Common Stock pursuant to the terms of this Agreement (collectively, "Stock Transfer Taxes") and any penalties or interest with respect to any such Stock Transfer Taxes. Legacy and Enterprises agree to cooperate with the other in the filing of any Returns with respect to the Gains Taxes or Stock Transfer Taxes, including supplying in a timely manner a complete list of all real property interests held by Legacy and its Subsidiaries and any information with respect to such property that is reasonably necessary to complete such Returns. The portion of the consideration allocable to the real property of Legacy and its Subsidiaries shall be agreed to between Enterprises and Legacy. The stockholders of Legacy shall be deemed to have agreed to be bound by the allocation established pursuant to this Section 6.24 in the preparation of any Return with respect to the Gains Taxes or Stock Transfer Taxes. Notwithstanding the foregoing, the Gains Taxes and Stock Transfer Taxes shall not include any federal, state, local or foreign tax in the nature of an income tax.

                                   ARTICLE 7
                                   CONDITIONS

    7.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligation of each party to effect the Merger and the other transactions contemplated hereby to occur at the Effective Time shall be subject to the fulfillment on or prior to the Effective Time of the following conditions, any or all of which may be waived, in whole or in part, by the parties hereto, to the extent permitted by applicable law:

        (a) The Legacy Voting Proposals shall have been approved by the requisite vote of the holders of the Legacy Common Stock, and the Enterprises Voting Proposals shall have been approved by the requisite vote of the holders of the Enterprises Common Stock and Enterprises Preferred Stock.

        (b) None of the parties hereto shall be subject to any order, ruling or injunction of a court of competent jurisdiction, and there shall not have been enacted any statute or regulation, which prohibits or makes illegal the consummation of the transactions contemplated by this Agreement. In the event any such order, ruling or injunction shall have been issued, each party agrees to use its reasonable efforts to have any such order, ruling or injunction lifted, stayed or reversed.

        (c) The Form S-4 shall have become effective and all necessary state securities law or "Blue Sky" permits or approvals required to carry out the transactions contemplated by this Agreement shall have been obtained and no stop order with respect to any of the foregoing shall be in effect and no proceedings for that purpose shall have been initiated or, to the knowledge of Enterprises or Legacy, threatened by the SEC.

        (d) Enterprises shall have obtained the approval for the listing of the Enterprises Common Stock issuable in the Merger on Nasdaq (unless an alternative national securities exchange is selected in accordance with
    Section 6.9, and in that instance, the approval of such other exchange shall have been obtained), subject to official notice of issuance.

        (e) All consents, authorizations, orders and approvals of (or filings or registrations with) any governmental commission, board, other regulatory body or third parties required in connection with the execution, delivery and performance of this Agreement shall have been obtained or made, except for filings in connection with the Merger and any other documents required to be filed after the Effective Time and except where the failure to have obtained or made any such consent, authorization, order, approval, filing or registration would not have a material adverse effect on the business, results of operations or financial condition of Enterprises or Legacy (together with their respective Subsidiaries), taken as a whole, following the Effective Time.

        (f) Enterprises and Merger Sub shall have received an opinion dated the Closing Date of Munger, Tolles & Olson LLP and Legacy shall have received an opinion dated the Closing Date of Latham & Watkins, in each case to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that Legacy and Enterprises (as applicable) will each be a party to that reorganization within the meaning of Section 368(b) of the Code. In rendering their opinions such firms may rely on representations of Legacy, Enterprises, Merger Sub and others.

        (g) There shall not have been (i) any federal legislative or regulatory change that would cause Enterprises to cease to qualify (either prior to the Merger or after the Effective Time) as a REIT for federal or state income tax purposes or (ii) any federal legislative or regulatory change that would cause the Merger to be taxable to any of Enterprises, Legacy, the stockholders of Enterprises or the stockholders of Legacy.

    7.2 CONDITIONS TO OBLIGATIONS OF LEGACY TO EFFECT THE MERGER. The obligation of Legacy to effect the Merger and the other transactions contemplated hereby to occur at the Effective Time shall be subject to the fulfillment at or prior to the Effective Time of the following conditions, unless waived by Legacy:

        (a) Enterprises and its Subsidiaries shall have performed in all material respects their covenants and agreements contained in this Agreement required to be performed at or prior to the Effective Time and the representations and warranties of Enterprises and its Subsidiaries contained in this Agreement that are qualified as to an Enterprises Material Adverse Effect shall be true and correct in all respects and any of such representations and warranties that are not so qualified shall be true and correct except where the failure to be so true and correct individually or in the aggregate would not have an Enterprises Material Adverse Effect, in each case, as of the Effective Time as if made as of the Effective Time (except to the extent that the representation or warranty is expressly limited by its terms to another date), and Legacy shall have received a certificate of the Chairman or Chief Executive Officer of Enterprises on behalf of Enterprises, dated the Closing Date, certifying to such effect.

        (b) From the date of this Agreement through the Effective Time, there shall not have occurred any change in the financial condition, business or operations of Enterprises and its Subsidiaries, taken as a whole, that would have an Enterprises Material Adverse Effect other than any such change that results from a decline or deterioration in general economic conditions or in conditions in the real estate markets in which either Legacy or Enterprises operates and that affects both Legacy and Enterprises in a substantially similar manner.

        (c) The Enterprises Charter Amendment shall have been properly filed with and accepted by the Maryland DAT.

        (d) The Board of Directors of Enterprises shall have been reconstituted as provided in Section 6.12(e) hereof and the officers of Enterprises shall have been appointed in accordance with Section 6.12(d) hereof.

    7.3 CONDITIONS TO OBLIGATION OF ENTERPRISES TO EFFECT THE MERGER. The obligations of Enterprises to effect the Merger and the transactions contemplated hereby to occur at the Effective Time shall be subject to the fulfillment at or prior to the Effective Time of the following conditions, unless waived by Enterprises:

        (a) Legacy and its Subsidiaries shall have performed in all material respects their covenants and agreements contained in this Agreement required to be performed at or prior to the Effective Time and the representations and warranties of Legacy and its Subsidiaries contained in this Agreement that are qualified as to a Legacy Material Adverse Effect shall be true and correct in all respects and any such representations and warranties that are not so qualified shall be true and correct except where the failure to be true and correct individually or in the aggregate would not have a Legacy Material Adverse Effect in each case, as of the Effective Time as if made as of the Effective Time (except to the extent that the representation or warranty is expressly limited by its terms to another date), and Enterprises shall have received a certificate of the Chairman or Chief Executive Officer of Legacy, on behalf of Legacy, dated the Closing Date, certifying to such effect.

        (b) From the date of this Agreement through the Effective Time, there shall not have occurred any change in the financial condition, business or operations of Legacy and its Subsidiaries, taken as a whole, that would have a Legacy Material Adverse Effect other than any such change that results from a decline or deterioration in general economic conditions or in conditions in the real estate markets in which either Legacy or Enterprises operates and that affects both Legacy and Enterprises in a substantially similar manner.

        (c) Legacy shall have taken all actions reasonably necessary to exclude the Merger and the transactions contemplated hereby from the definition of "Change in Control" in the employment agreements between Legacy and its executive officers.

        (d) The Board of Directors of Legacy shall have been reconstituted as provided in Section 2.3 hereof and the officers of Legacy shall have been appointed in accordance with Section 2.4 hereof.

                                   ARTICLE 8
                                  TERMINATION

    8.1 TERMINATION BY MUTUAL CONSENT. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the Legacy Stockholders Meeting or the Enterprises Stockholders Meeting, by the mutual written consent of Enterprises and Legacy.

    8.2 TERMINATION BY EITHER ENTERPRISES OR LEGACY. This Agreement may be terminated and the Merger may be abandoned by action of either the Board of Directors of Legacy or Enterprises before or after the Legacy Stockholders Meeting or the Enterprises Stockholders Meeting, as applicable, if:

        (a) the Merger shall not have been consummated by November 21, 2001 provided however that the right to terminate this Agreement under this clause (a) shall not be available to the party whose failure to fulfill any covenant or other obligation under this Agreement has caused the failure of the Merger to occur on or before such date;

        (b) the approval and/or consent required in Section 7.1(a) shall not have been obtained at or before either the Legacy Stockholders Meeting or the Enterprises Stockholders Meeting, as applicable; or

        (c) a United States federal or state court of competent jurisdiction or United States federal or state governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and non-appealable, provided that the party seeking to terminate this Agreement pursuant to this clause (c) shall have used commercially reasonable efforts to remove or appeal such order, decree, ruling or injunction, or there shall have been enacted any statute or regulation which makes consummation of the Merger illegal.

    8.3 TERMINATION BY LEGACY. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the Legacy Stockholders Meeting, by action of the Board of Directors of Legacy:

        (a) in accordance with Section 6.1(b); provided, however, that in order for the termination of this Agreement pursuant to this Section 8.3(a) to be deemed effective, Legacy shall have complied with all provisions contained in Section 6.1;

        (b) if Enterprises shall knowingly and materially breach Section 6.2, including as a result of any action by the persons or entities referred to in the first sentence of Section 6.2(a);

        (c) if there has been a breach by Enterprises of any representation or warranty contained in this Agreement which is qualified by an Enterprises Material Adverse Effect or if not so qualified which individually or in the aggregate with any such other breaches, would have an Enterprises Material Adverse Effect, which breach is not curable or, if curable, is not cured within ten (10) business days after written notice of such breach is given by Legacy to Enterprises; or

        (d) if there has been a material breach of any of the covenants or agreements set forth in this Agreement on the part of Enterprises, which breach is not curable or, if curable, is not cured within ten (10) business days after written notice of such breach is given by Legacy to Enterprises.

    8.4 TERMINATION BY ENTERPRISES. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the Enterprises Stockholders Meeting, by action of the Board of Directors of
Enterprises:

        (a) in accordance with Section 6.2(b); provided, however, that in order for the termination of this Agreement pursuant to this Section 8.4(a) to be deemed effective, Enterprises shall have complied with all provisions contained in Section 6.2;

        (b) if Legacy shall knowingly and materially breach Section 6.1, including as a result of any action by the persons or entities referred to in the first sentence of Section 6.1(a);

        (c) if there has been a breach by Legacy of any representation or warranty contained in this Agreement which is qualified as to a Legacy Material Adverse Effect or if not so qualified which individually or in the aggregate with any such other breaches, would have a Legacy Material Adverse Effect, which breach is not curable or, if curable, is not cured within ten
    (10) business days after written notice of such breach is given by Enterprises to Legacy; or

        (d) if there has been a material breach of any of the covenants or agreements set forth in this Agreement on the part of Legacy, which breach is not curable or, if curable, is not cured within ten (10) business days after written notice of such breach is given by Enterprises to Legacy.

    8.5 EFFECTS OF TERMINATION. In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article 8, this Agreement shall forthwith become void without any liability hereunder and all obligations of the parties hereto shall terminate, except the obligations of the parties pursuant to Section 6.16 and except for the provisions of Article 9, provided that nothing in this Section 8.5 shall relieve any party from liability for a willful and material breach of this Agreement. In the event either party is required to file suit to enforce its rights under this Agreement, and it ultimately succeeds, it shall be entitled to all expenses, including reasonable attorneys' fees and expenses, which it has incurred in enforcing its rights hereunder.

    8.6 INVESTIGATION. The right of any party hereto to terminate this Agreement pursuant to this Article 8 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any person controlling any such party or any of their respective employees, officers, directors, agents, representatives or advisors, whether prior to or after the execution of this Agreement.

                                   ARTICLE 9
                               GENERAL PROVISIONS

    9.1 NONSURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. All representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall terminate as of the Effective Time and shall not survive the Merger; provided, however, that the agreements contained in Article 3, the second sentence of Section 6.5, Sections 6.11, 6.12, 6.13, 6.18, all provisions of Section 6.19 except for the first sentence thereof, 6.21, 6.22, 6.23, 6.24 and this Article 9 shall survive the Merger and nothing herein contained shall limit any covenant or agreement which contemplates performance at or after the Effective Time.

    9.2 NOTICES. Any notice required to be given hereunder shall be in writing and shall be sent by facsimile transmission (confirmed by any of the methods that follow), overnight courier service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid) and addressed as follows:

If to Enterprises or Merger Sub:     Jack McGrory
                                     Price Entities
                                     7979 Ivanhoe, Suite 520
                                     La Jolla, California 92037
                                     Facsimile: (858) 551-2314

With a copy to:                      Simon M. Lorne, Esq.
                                     Munger Tolles & Olson LLP
                                     335 South Grand Avenue, 35th Floor
                                     Los Angeles, California 90071
                                     Facsimile: (213) 687-3702

If to Legacy:                        Gary B. Sabin
                                     Chairman and Chief Executive Officer
                                     Excel Legacy Corporation
                                     17140 Bernardo Center Drive, Suite 300
                                     San Diego, California 92128
                                     Facsimile: (858) 675-9405

With a copy to:                      Scott N. Wolfe, Esq.
                                     Latham & Watkins
                                     12636 High Bluff Drive, Suite 300
                                     San Diego, California 92130
                                     Facsimile: (858) 523-5450

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so delivered or delivery is refused.

    9.3 ASSIGNMENT; BINDING EFFECT; BENEFIT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

    9.4 ENTIRE AGREEMENT. This Agreement, the Exhibits, the Legacy Disclosure Letter and the Enterprises Disclosure Letter and any documents delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto.

    9.5 AMENDMENT. This Agreement may be amended by the parties hereto, by action taken by their respective Boards of Directors, at any time before or after receipt of the approvals to be obtained at the Legacy Stockholders Meeting or Enterprises Stockholders Meeting in accordance with this Agreement and prior to the filing of the Certificate of Merger; provided, however, that after any such approval is obtained, no amendment shall be made which by law requires the further approval of stockholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

    9.6 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to its rules of conflict of laws, except that the validity of the Merger shall be governed by the MGCL in the case of Merger Sub, and by the DGCL in the case of Legacy. Each of Legacy, Enterprises and Merger Sub hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of California and of the United States of America located in the State of California (the "California Courts") for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in the California Courts and agrees not to plead or claim in any California Court that such litigation brought therein has been brought in an inconvenient forum.

    9.7 COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

    9.8 HEADINGS. Headings used in this Agreement are for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

    9.9 INTERPRETATION. In this Agreement, unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, and words denoting any gender shall include all genders and words denoting natural persons shall include corporations and partnerships, and vice versa.

    9.10 EXTENSION; WAIVER. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations or warranties of the other party contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of
Section 9.5, waive compliance with any of the agreements or conditions of the other party contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Except as provided in this Agreement, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

    9.11 SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

    9.12 ENFORCEMENT OF AGREEMENT. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any California Court, this being in addition to any other remedy to which they are entitled at law or in equity.

    9.13  INTERPRETATION AND CERTAIN DEFINITIONS.  As used in this Agreement:
(a) "Subsidiary" when used with respect to any party means any corporation, partnership, limited liability company, joint venture or other entity, (i) of which such party directly or indirectly owns or controls a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization or (ii) as to which such party owns, directly or indirectly, a majority of the equity interests therein, (b) "knowledge" of any person means the actual knowledge of such person or of such person's directors and executive officers after reasonable inquiry and (c) "including" means "including without limitation" and the words "herein" and "hereof" mean "in this Agreement" and "of this Agreement."

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

    IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year first written above.

ATTEST:                                            PRICE ENTERPRISES, INC.

By:  /s/ S. ERIC OTTESEN                           By:  /s/ JACK MCGRORY
     -------------------------------------              -------------------------------------
     Secretary                                          Name: Jack McGrory
                                                        Title:  Chairman

ATTEST:                                            PEI MERGER SUB, INC.

By:  /s/ S. ERIC OTTESEN                           By:  /s/ JACK MCGRORY
     -------------------------------------              -------------------------------------
     Secretary                                          Name: Jack McGrory
                                                        Title:  President

ATTEST:                                            EXCEL LEGACY CORPORATION

By:  /s/ RICHARD B. MUIR                           By:  /s/ JAMES Y. NAKAGAWA
     -------------------------------------              -------------------------------------
     Secretary                                          Name: James Y. Nakagawa
                                                        Title:  Chief Financial Officer

                [SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER]

                                   EXHIBIT A

                        SURVIVING CORPORATION DIRECTORS

James Cahill
Jack McGrory
Gary B. Sabin
Richard B. Muir

                                   EXHIBIT B

                         SURVIVING CORPORATION OFFICERS

NAME                                                                POSITION
----                                        --------------------------------------------------------
Jack McGrory..............................  Chairman
Gary B. Sabin.............................  Co-Chairman and Chief Executive Officer
Richard B. Muir...........................  President and Chief Operating Officer
Kelly D. Burt.............................  Executive Vice President--Development
Mark T. Burton............................  Senior Vice President--Acquisitions
S. Eric Ottesen...........................  Senior Vice President, General Counsel and Secretary
James Y. Nakagawa.........................  Chief Financial Officer
William J. Stone..........................  Senior Vice President--Retail Development
John A. Visconsi..........................  Senior Vice President--Leasing/Asset Management
Susan M. Wilson...........................  Senior Vice President--Office/Industrial/Hospitality

                                   EXHIBIT C

                         ENTERPRISES CHARTER AMENDMENT

    The Enterprises Charter Amendment will (in a manner mutually agreeable to the parties):*

    1.  Change the name of Price Enterprises, Inc. to Price Legacy Corporation.

    2. Increase the authorized capital stock of Enterprises to 150,000,000 shares.

    3. Amend the necessary provisions so that the Board of Directors of Enterprises is reconstituted to have seven directors.

    4.  Change such other provisions that the parties mutually agree upon.

------------------------

* The Enterprises Charter Amendment shall also include such additional changes as are required in connection with the $100,000,000 investment contemplated in Section 6.12 of the Agreement and which are agreed to by the parties.

                                   EXHIBIT D

                       ENTERPRISES OFFICERS AND DIRECTORS

OFFICERS:

NAME                                                                POSITION
----                                        --------------------------------------------------------
Jack McGrory..............................  Chairman
Gary B. Sabin.............................  Co-Chairman and Chief Executive Officer
Richard B. Muir...........................  Vice-Chairman
Graham R. Bullick.........................  President and Chief Operating Officer
Kelly D. Burt.............................  Executive Vice President--Development
Mark T. Burton............................  Senior Vice President--Acquisitions
S. Eric Ottesen...........................  Senior Vice President, General Counsel and Secretary
James Y. Nakagawa.........................  Chief Financial Officer and Treasurer
William J. Hamilton.......................  Senior Vice President--Self Storage
William J. Stone..........................  Senior Vice President--Retail Development
John A. Visconsi..........................  Senior Vice President--Leasing/Asset Management
Susan M. Wilson...........................  Senior Vice President--Office/Industrial/Hospitality

DIRECTORS:*

James Cahill
Murray Galinson
Jack McGrory
Keene Wolcott
Richard B. Muir
Gary B. Sabin
Reuben Liebowitz
Mel Keating

------------------------

* Assuming the $100,000,000 investment contemplated in Section 6.12 of the Agreement.

                                   EXHIBIT E

                             LEGACY ASSET TRANSFER

Legacy intends to transfer the following assets:

Campers Villages, LLC
Desert Fashion Plaza, Palm Springs, CA
Destination Villages Daniel's Head, Bermuda Ltd.
Destination Villages, LLC
Destination Villages Kauai, LLC
Ellman - Los Arcos loans
EL Holdings loan
EL Media loan
Entercitement LLC
Excel Legacy Communications
Faulk Parcel, Scottsdale, AZ
Grand Tusayan, LLC
Millennia Car Wash, LLC
Officer's Loans
One North First Street loan
Roaring Fork Fleming, Scottsdale, AZ
San Diego Tower Partners, LLC
Towers Parcel, in Scottsdale, AZ
Tenant First Real Estate Service

                                                                         ANNEX B
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                         SECURITIES PURCHASE AGREEMENT

                                  BY AND AMONG

                            PRICE ENTERPRISES, INC.

                                      AND

                     WARBURG, PINCUS EQUITY PARTNERS, L.P.,
              WARBURG, PINCUS NETHERLANDS EQUITY PARTNERS I, C.V.,
             WARBURG, PINCUS NETHERLANDS EQUITY PARTNERS II, C.V.,
             WARBURG, PINCUS NETHERLANDS EQUITY PARTNERS III, C.V.

                           DATED AS OF MARCH 21, 2001

----------------------------------------------------------------------
----------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                                         PAGE
                                                                                       --------
ARTICLE I.  DEFINITIONS..............................................................     B-1

       Section 1.1.      Definitions.................................................     B-1

ARTICLE II.  PURCHASE OF COMPANY PREFERRED SHARES; CLOSING...........................     B-6

       Section 2.1.      Authorization of Securities.................................     B-6
       Section 2.2.      Securities Purchase.........................................     B-6
       Section 2.3.      Additional Agreements and Closing Deliveries................     B-6
       Section 2.4.      Time and Place of Closing...................................     B-7

ARTICLE III.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY..........................     B-7

       Section 3.1.      Existence; Good Standing; Authority; Compliance with Law....     B-7
       Section 3.2.      Authority Relative to Agreements; Approvals.................     B-8
       Section 3.3.      Capitalization..............................................     B-8
       Section 3.4.      Subsidiaries................................................     B-9
       Section 3.5.      Other Interests.............................................     B-9
       Section 3.6.      No Conflicts; No Defaults; Required Filings and Consents....    B-10
       Section 3.7.      SEC Documents...............................................    B-10
       Section 3.8.      Litigation..................................................    B-11
       Section 3.9.      Absence of Certain Changes..................................    B-11
       Section 3.10.     Undisclosed Liabilities.....................................    B-11
       Section 3.11.     Taxes.......................................................    B-12
       Section 3.12.     Books and Records...........................................    B-13
       Section 3.13.     Properties..................................................    B-14
       Section 3.14.     Environmental Matters.......................................    B-18
       Section 3.15.     Employee Benefit Plans......................................    B-19
       Section 3.16.     Employee and Labor Matters..................................    B-21
       Section 3.17.     Insurance...................................................    B-21
       Section 3.18.     No Brokers..................................................    B-21
       Section 3.19.     Proxy Statement and Other Information.......................    B-22
       Section 3.20.     Vote Required...............................................    B-22
       Section 3.21.     Opinion of Financial Advisor................................    B-22
       Section 3.22.     Related Party Transactions..................................    B-22
       Section 3.23.     Contracts and Commitments...................................    B-23
       Section 3.24.     Maryland Takeover Law.......................................    B-23
       Section 3.25.     Intellectual Property.......................................    B-23
       Section 3.26.     Investment Company..........................................    B-24
       Section 3.27.     Full Disclosure.............................................    B-24

ARTICLE IV.  REPRESENTATIONS AND WARRANTIES OF BUYER.................................    B-24

       Section 4.1.      Organization................................................    B-24
       Section 4.2.      Due Authorization...........................................    B-25
       Section 4.3.      Conflicting Agreements and Other Matters....................    B-25
       Section 4.4.      Acquisition for Investment; Sophistication..................    B-25
       Section 4.5.      REIT Qualification Matters..................................    B-26
       Section 4.6.      Access to Information.......................................    B-26

                                                                                         PAGE
                                                                                       --------
       Section 4.7.      Accuracy of Information.....................................    B-26

ARTICLE V.  COVENANTS RELATING TO CLOSINGS...........................................    B-26

       Section 5.1.      Taking of Necessary Action..................................    B-26
       Section 5.2.      Public Announcements........................................    B-27
       Section 5.3.      No Solicitation of Transactions.............................    B-27
       Section 5.4.      Notice of Breaches..........................................    B-29
       Section 5.5.      Access to Information.......................................    B-29
       Section 5.6.      Regulatory and Other Approvals..............................    B-29
       Section 5.7.      Conduct of Business by the Company Prior to Closing.........    B-29
       Section 5.8.      Environmental Assessments...................................    B-32
       Section 5.9.      Fulfillment of Conditions...................................    B-32
       Section 5.10.     Confidentiality.............................................    B-32

ARTICLE VI.  CERTAIN ADDITIONAL COVENANTS............................................    B-32

       Section 6.1.      Resale......................................................    B-32
       Section 6.2.      REIT Status.................................................    B-33
       Section 6.3.      Financial and Business Information..........................    B-33
       Section 6.4.      Board Committees; Expenses..................................    B-33
       Section 6.5.      Terms of Exchange Offer.....................................    B-33
       Section 6.6.      Agreement to Vote Shares....................................    B-33
       Section 6.7.      REIT Certification..........................................    B-33
       Section 6.8.      Additional Shares...........................................    B-33

ARTICLE VII.  CONDITIONS TO CLOSING..................................................    B-34

       Section 7.1.      Conditions of Purchase......................................    B-34
       Section 7.2.      Conditions of Sale..........................................    B-35

ARTICLE VIII.  SURVIVAL; INDEMNIFICATION.............................................    B-36

       Section 8.1.      Survival of Representations and Warranties..................    B-36
       Section 8.2.      Indemnification by the Company..............................    B-36
       Section 8.3.      Indemnification by Buyer....................................    B-37
       Section 8.4.      Damages Threshold...........................................    B-37
       Section 8.5.      Third-Party Claims..........................................    B-37
       Section 8.6.      REIT Indemnification........................................    B-38

ARTICLE IX.  TERMINATION.............................................................    B-38

       Section 9.1.      Termination.................................................    B-38
       Section 9.2.      Procedure and Effect of Termination.........................    B-39
       Section 9.3.      Expenses and Taxes..........................................    B-40

ARTICLE X.  MISCELLANEOUS............................................................    B-40

       Section 10.1.     Counterparts................................................    B-40
       Section 10.2.     Governing Law...............................................    B-40
       Section 10.3.     Entire Agreement............................................    B-40
       Section 10.4.     Notices.....................................................    B-40
       Section 10.5.     Successors and Assigns......................................    B-41

                                                                                         PAGE
                                                                                       --------
       Section 10.6.     Headings....................................................    B-41
       Section 10.7.     Amendments and Waivers......................................    B-41
       Section 10.8.     Interpretation; Absence of Presumption......................    B-41
       Section 10.9.     Severability................................................    B-42
       Section 10.10.    Further Assurances..........................................    B-42
       Section 10.11.    Specific Performance........................................    B-42

Exhibits

       Exhibit A           Purchase Price
       Exhibit B           Price Voting Stockholders Agreement
       Exhibit C           Registration Rights Agreement
       Exhibit D           Form of Warrant
       Exhibit E           Resolutions of the Company
       Exhibit F           Form of Amended Articles of Incorporation
       Exhibit G           Form of REIT Representation Certificate of Buyer

SELLER DISCLOSURE LETTER

       Schedule 1.1        Contemplated Transactions
       Schedule 3.1        Existence; Good Standing; Authority; Compliance with Law
       Schedule 3.3        Capitalization
       Schedule 3.4        Subsidiaries
       Schedule 3.5        Other Interests
       Schedule 3.6        No Conflicts; No Defaults; Required Filings or Consents
       Schedule 3.8        Litigation
       Schedule 3.10       Undisclosed Liabilities
       Schedule 3.11       Taxes
       Schedule 3.13       Properties
       Schedule 3.14       Environmental Matters
       Schedule 3.15       Employee Benefit Plans
       Schedule 3.15(k)    Employment Related Payments
       Schedule 3.17       Insurance
       Schedule 3.22       Related Party Transactions
       Schedule 3.23       Contracts & Commitments
       Schedule 3.25       Intellectual Property
       Schedule 5.7        Conduct of Business by the Company
       Schedule 7(i)       Non-Investor Nominee Directors

    THIS SECURITIES PURCHASE AGREEMENT (this "Agreement"), dated as of
March 21, 2001, is made by and among Price Enterprises, Inc., a Maryland corporation (the "Company"), and Warburg, Pincus Equity Partners, L.P., a Delaware limited partnership, Warburg, Pincus Netherlands Equity Partners I, C.V., a Netherlands limited partnership, Warburg, Pincus Netherlands Equity Partners II, C.V., a Netherlands limited partnership, and Warburg, Pincus Netherlands Equity Partners III, C.V., a Netherlands limited partnership (each, a "Warburg Entity," and collectively, "Buyer").

                                   RECITALS:

    WHEREAS, the Company has entered into an Agreement and Plan of Merger (the "Merger Agreement"), dated as of the date hereof, by and among Excel Legacy Corporation ("Legacy"), the Company and PEI Merger Sub, Inc., a wholly owned subsidiary of the Company ("Merger Sub"), to effect a merger between Legacy and Merger Sub (the "Merger");

    WHEREAS, subject to the terms and conditions hereof, the Company desires to sell to Buyer and Buyer desires to purchase from the Company (i) an aggregate 17,985,612 of 9% Series B Junior Convertible Redeemable Preferred Stock, $.0001 par value per share (the "Company Series B Preferred Shares"), and (ii) one or more warrants, each substantially in the form of EXHIBIT D hereto, to purchase an aggregate of 2,500,000 shares of Common Stock of the Company, $.0001 par value per share ("Company Common Shares"), in accordance with the terms of such warrant at an exercise price of $8.25 per share (the "Warrants");

    WHEREAS, the Board of Directors (the "Board"), based on the unanimous recommendation of a special committee of independent directors of the Company (the "Special Committee"), has approved, and deems it advisable and in the best interests of the stockholders of the Company to consummate, the transactions contemplated by this Agreement, upon the terms and subject to the conditions set forth herein;

    WHEREAS, as an inducement to Buyer to enter into this Agreement, each of the Board and certain stockholders has approved the terms of a Voting Stockholders Agreement in the form of EXHIBIT B (the "Voting Stockholders Agreement") to be entered into by the Company, Buyer and other stockholders, concurrently with the execution of this Agreement pursuant to which each of such stockholders has agreed to vote its capital stock holdings for approval of the transactions contemplated by this Agreement; and

    WHEREAS, as an inducement to Buyer to enter into this Agreement, each of the Board and certain stockholders has approved the terms of a Registration Rights Agreement in the form of EXHIBIT C (the "Registration Rights Agreement") to be entered into by the Company, Buyer and other stockholders;

    NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

                                   ARTICLE I.

                                  DEFINITIONS

    Section 1.1. DEFINITIONS. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

    "Affiliate" shall mean any (a) director, officer or stockholder holding 5% or more of the capital stock (on a fully-diluted basis) of such person,
(b) spouse, parent, sibling or descendant of such person (or a spouse, parent, sibling or descendant of a director, officer, or partner of such person) and
(c) other person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such person. The term "control" includes, without limitation, the possession, directly or indirectly, of the power to direct the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise. Any person that beneficially owns, directly or indirectly, 25% or more of the voting securities of another person or any person that designates one or more members of the board of directors of another person shall be deemed to control such other person.

    "Agreement" shall have the meaning set forth in the first paragraph hereof.

    "Amended Articles of Incorporation" shall have the meaning set forth in
Section 5.1(b).

    "Articles of Incorporation" shall mean the Company's Articles of Incorporation filed with the SDAT, as amended and supplemented.

    "Blue Sky Laws" shall have the meaning set forth in Section 3.6(e).

    "Board" shall have the meaning set forth in the recitals.

    "Business Day" shall mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York generally are authorized or required by law or other government actions to close.

    "Buyer" shall have the meaning set forth in the first paragraph hereof.

    "Buyer Indemnified Persons" shall have the meaning set forth in
Section 8.2.

    "Buyer Ownership Ratio" shall have the meaning set forth in Section 6.8.

    "Bylaws" shall have the meaning set forth in Section 3.1(f).

    "CERCLIS" shall have the meaning set forth in Section 3.14(h).

    "Charter Documents" shall mean the certificate or articles of incorporation or bylaws (in the case of a corporation), trust agreement, deed or trustees' regulations (in the case of a trust), limited liability company or operating agreement or registration certificate (in the case of a limited liability company) or agreement or certificate of partnership or joint venture (in the case of a partnership or joint venture) or co-tenancy agreement.

    "Closing" shall have the meaning set forth in Section 2.2(b).

    "Closing Date" shall have the meaning set forth in Section 2.2(b).

    "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder as in effect on the date hereof.

    "Collateral Shares" shall have the meaning set forth in Section 6.8.

    "Commitment" shall have the meaning set forth in Section 3.9.

    "Company" shall have the meaning set forth in the first paragraph hereof.

    "Company Common Share" shall have the meaning set forth in the recitals hereof.

    "Company Indemnified Person" shall have the meaning set forth in
Section 8.3.

    "Company Material Adverse Effect" shall have the meaning set forth in
Section 3.1(a).

    "Company Preferred Shares" shall mean the Company Series A Preferred Shares and the Company Series B Preferred Shares.

    "Company Property" and "Company Properties" shall have the respective meanings set forth in Section 3.13(a).

    "Company Reports" shall have the meaning set forth in Section 3.7.

    "Company Series A Preferred Shares" shall have the meaning set forth in
Section 3.3.

    "Company Series B Preferred Shares" shall have the meaning set forth in the recitals hereof.

    "Company Stockholders Meeting" shall have the meaning set forth in
Section 5.1(b) hereof.

    "Company Subsidiaries" shall have the meaning set forth in Section 3.4.

    "Competing Transaction" shall mean (other than the Merger or any Contemplated Transaction) (i) any acquisition in any manner, directly or indirectly (including through any option, right to acquire or other beneficial ownership), of more than 25% of the equity securities, on a fully diluted basis, of the Company by a single person or a group of related persons, or all or substantially all of the assets of the Company, other than any of the transactions contemplated by this Agreement or (ii) any merger, consolidation, share exchange, recapitalization, other business combination, or liquidation of the Company, other than any of the transactions contemplated by this Agreement.

    "Contemplated Transactions" shall mean those certain real estate transactions contemplated by the Company on the date hereof and disclosed to Buyer on Schedule 1.1 of the Disclosure Letter.

    "Contracts" shall have the meaning set forth in Section 3.6(d).

    "Conversion Shares" shall mean the Company Common Shares issuable upon conversion of the Company Series B Preferred Shares and upon exercise of the Warrant.

    "Damages" shall have the meaning set forth in Section 8.2.

    "Disclosure Letter" shall have the meaning set forth in Section 3.1(c).

    "Encumbrance" and "Encumbrances" shall have the respective meanings set forth in Section 3.12(i).

    "Environmental Laws" shall mean any and all federal, state and local statutes, laws (including common law), ordinances, rules, regulations, orders, permits, judgments, and directives concerning the protection of the environment, natural resources, human health and safety and employee health and safety, including, without limitation, the federal Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended ("CERCLA"), the federal Resource Conservation and Recovery Act, as amended, the Emergency Planning and Community Right-to-Know Act of 1986, the Clear Water Act, the Clean Air Act, the Safe Drinking Water Act, the Occupational Safety and Health Act and analogous state or local laws, and the rules and regulations adopted and promulgated pursuant to each of the foregoing Environmental Laws.

    "ERISA" shall have the meaning set forth in Section 3.15(a).

    "ERISA Affiliate" shall have the meaning set forth in Section 3.15(b).

    "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

    "Financial Statements" shall have the meaning set forth in Section 3.7.

    "GAAP" shall mean United States generally accepted accounting principles.

    "Governmental Entity" shall have the meaning set forth in Section 3.1(d).

    "Ground Lease" and "Ground Leases" shall have the respective meanings set forth in Section 3.13(a).

    "Hazardous Materials" shall have the meaning set forth in Section 3.14(d).

    "Indemnification Period" shall have the meaning set forth in Section 8.1.

    "Indemnified Party" shall mean Buyer or the Company, as the context may require, pursuant to Article 8 hereof.

    "Insured Matters" shall have the meaning set forth in Section 3.13(j).

    "Intellectual Property" shall mean all of the following, owned or used in the business of the Company or its Subsidiaries: (i) trademarks and service marks (registered or unregistered), trade dress, product configurations, trade names and other names and slogans embodying business or product goodwill or indications of origin, applications or registrations in any jurisdiction pertaining to the foregoing and goodwill associated therewith; (ii) patentable inventions (whether patentable or unpatentable), discoveries, improvements, ideas, know-how, formula methodology, processes, technology, computer programs and software (including password unprotected interpretive code or source code, object code, development documentation, programming tools, drawings, specifications and data) and applications and patents in any jurisdiction pertaining to the foregoing, including re-issues, continuations, divisions, continuations-in-part, renewals or extensions; (iii) trade secrets, including confidential and other non-public information and the right in any jurisdiction to limit the use of disclosure thereof; (iv) copyrights in writings, designs, software programs and software, mask works or other works, applications or registrations in any jurisdiction for the foregoing and moral rights related thereto; (v) databases and database rights; (vi) Internet Web sites, domain names and applications and registrations pertaining thereto; (vii) licenses, immunities, covenants not to sue and the like relating to the foregoing;
(viii) books and records describing or used in connection with the foregoing; and (ix) claims or causes of action arising out of or related to past, present or future infringement or misappropriation of the foregoing.

    "Investor Nominees" shall have the meaning set forth in Section 7.1(i).

    "IRS" shall mean the Internal Revenue Service.

    "Knowledge" shall mean, with respect to the Company, the actual knowledge of the officers of the Company, or the knowledge which an ordinary and prudent business person employed in the same capacity in the same type and size of business as the Company would be reasonably expected to have.

    "Lease" and "Leases" shall have the respective meanings set forth in
Section 3.12(a).

    "Legacy Competing Transaction" shall mean (other than the Merger or any Contemplated Transaction) (i) any acquisition in any manner, directly or indirectly (including through any option, right to acquire or other beneficial ownership), of more than 25% of the equity securities, on a fully diluted basis, of Legacy by a single person or a group of related persons, or all or substantially all of the assets of Legacy, other than any of the transactions contemplated by this Agreement or (ii) any merger, consolidation, share exchange, recapitalization, other business combination, or liquidation of Legacy, other than any of the transactions contemplated by this Agreement.

    "Listed Intellectual Property" shall have the meaning set forth in
Section 3.25(b).

    "Merger Agreement" shall have the meaning set forth in the Recitals.

    "Multiemployee Plan" shall have the meaning set forth in Section 3.15(b).

    "Nasdaq" shall mean The Nasdaq National Market.

    "Options" shall have the meaning set forth in Section 3.3(f).

    "Other Filings" shall have the meaning set forth in Section 5.1(b).

    "Pension Plan" shall have the meaning set forth in Section 3.15(c).

    "Permits" shall have the meaning set forth in Section 3.1(e).

    "Permitted Encumbrances" shall have the meaning set forth in
Section 3.13(i).

    "Person" shall mean an individual or a corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

    "Plans" shall have the meaning set forth in Section 3.15(a).

    "Preferred Offer" shall have the meaning set forth in the Amended Articles of Incorporation.

    "Project Debt" shall mean the debt incurred in connection with the projects set forth in Schedule 1.1 of the Disclosure Letter under the heading "Debt Incurrence."

    "Property Restrictions" shall have the meaning set forth in
Section 3.13(i).

    "Proxy Statement" shall have the meaning set forth in Section 5.1(b).

    "Purchase Price" shall have the meaning set forth in Exhibit A.

    "REA" and "REAs" shall have the respective meanings set forth in
Section 3.13(g).

    "Registration Rights Agreement" shall have the meaning set forth in the recitals hereof.

    "Regulatory Filings" shall have the meaning set forth in Section 3.6(e).

    "REIT" shall have the meaning set forth in Section 7.1(f).

    "Rent Roll" shall have the meaning set forth in Section 3.13(a).

    "SDAT" shall have the meaning set forth in Section 3.6(e).

    "SEC" shall mean the Securities and Exchange Commission.

    "Securities" means the collective reference to the Company Series B Preferred Shares and the Warrants.

    "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

    "Securities Laws" mean the Exchange Act and the Securities Act.

    "Security Deposits" shall have the meaning set forth in Section 3.13(c).

    "Special Committee" shall have the meaning set forth in the recitals.

    "Stockholder Approval" shall have the meaning set forth in Section 7.1(j).

    "Stockholders Meeting" shall have the meaning set forth in Section 5.1(c).

    "Subsequent Transaction" shall have the meaning set forth in Section 5.3.

    "Subsidiary" shall mean, with respect to any party, any corporation, partnership, joint venture, limited liability company, business trust or other entity, of which such party directly or indirectly owns or controls more than 50% of the equity interests.

    "Superior Proposal" shall have the meaning set forth in Section 5.3.

    "Taxes" shall mean all federal, state, local and foreign income, property, sales, franchise, employment, excise, withholding, estimated and other taxes, tariffs or governmental charges of any nature whatsoever including any liability under Treas. Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), together with penalties, interest or additions to Tax with respect thereto; and the term "Tax" shall mean any of the foregoing Taxes.

    "Tax Return" shall mean all returns, declarations, reports, statements, and other documents required to be filed with any federal, state, local or foreign tax authority in respect of Taxes.

    "Tender Offer" shall have the meaning set forth in the Merger Agreement.

    "Termination Fee" shall have the meaning set forth in Section 9.2(b).

    "Third Party Claim" shall have the meaning set forth in Section 8.5.

    "Third Party Indemnified Party" shall have the meaning set forth in
Section 8.5.

    "Third Party Indemnifying Party" shall have the meaning set forth in
Section 8.5.

    "Title Policy" and "Title Policies" shall have the respective meanings set forth in Section 3.13(j).

    "Transaction Documents" shall mean this Agreement, the Registration Rights Agreement and the Voting Stockholders Agreement.

    "Utility Equipment" shall have the meaning set forth in Section 3.13(s).

    "Voting Proposals" shall have the meaning set forth in Section
5.1(b) hereof.

    "Voting Stockholders Agreement" shall have the meaning set forth in the recitals hereof.

    "Warrants" shall have the meaning set forth in the recitals.

                                  ARTICLE II.

                 PURCHASE OF COMPANY PREFERRED SHARES; CLOSING

    Section 2.1. AUTHORIZATION OF SECURITIES. Prior to the Closing, the Company shall have duly (i) designated, created and authorized the Company Series B Preferred Shares and the issuance and sale of shares thereof pursuant to this Agreement and (ii) authorized the Warrants and the issuance and sale thereof pursuant to this Agreement.

    Section 2.2.  SECURITIES PURCHASE.

        (a) SALE AND PURCHASE. At the Closing, the Company shall issue and sell to Buyer, and Buyer shall purchase from the Company, for an aggregate purchase price of $100,000,000 (i) a total of 17,985,612 shares of Company Series B Preferred Shares, having the rights, preferences, privileges and restrictions set forth in the Amended Articles of Incorporation, each share convertible into shares of Company Common Shares in accordance with the terms of the Amended Articles of Incorporation, and (ii) the Warrants, having the terms set forth in the form of Warrant attached hereto as EXHIBIT D, to purchase an aggregate of 2,500,000 shares of Company Common Shares. The number of Shares and Warrants to be purchased at the Closing by each Buyer, and the portion of the aggregate purchase price to be paid by each Buyer, are set forth next to each Buyer's name on EXHIBIT A hereto.

        (b) DELIVERY OF SECURITIES; PAYMENT OF PURCHASE PRICE. The closing of the purchase and sale of the Securities (the "Closing") shall take place immediately subsequent to the Merger following the satisfaction or waiver of each of the conditions set forth in Section 7.1 hereof or such other date as Buyer and the Company agree in writing (the "Closing Date"). Delivery of the Securities purchased by Buyer pursuant to this Agreement will be made at the Closing by the Company delivering to Buyer, against payment of the purchase price therefor, (i) a stock certificate or certificates, dated the Closing Date, free and clear of all Encumbrances (unless created by Buyer or any of its Affiliates), representing the number of Company Series B Preferred Shares purchased by Buyer with each certificate being registered in the name of Buyer and (ii) Warrant Certificates, dated the Closing Date, representing the number of Warrants purchased by Buyer, with each such certificate being registered in the name of the respective Buyer, duly executed and delivered by the Company and Buyer. Payment by Buyer of the agreed purchase price for the Company Series B Preferred Shares and Warrants shall be made by wire transfer (to the account of the Company previously designated by it in writing) and the Company shall acknowledge receipt from Buyer of payment in full.

    Section 2.3.  ADDITIONAL AGREEMENTS AND CLOSING DELIVERIES.

        (a) In addition to the other obligations required hereby, at the Closing, the Company shall deliver, or cause to be delivered, to Buyer the following: all certificates and other instruments and documents required by this Agreement to be delivered by the Company to Buyer at or prior to the Closing.

        (b) In addition to the delivery of the Purchase Price and the other obligations required hereby, at the Closing, Buyer shall deliver, or cause to be delivered, to the Company the following: if not previously delivered to the Company, all other certificates, documents, instruments and writings required pursuant hereto to be delivered by or on behalf of Buyer at or before the Closing.

    Section 2.4. TIME AND PLACE OF CLOSING. The Closing shall take place at 10:00 a.m. San Diego time on the Closing Date at the offices of Latham & Watkins, 12636 High Bluff Drive, San Diego, California or at such other place and time as the Company and Buyer shall mutually agree.

                                  ARTICLE III.

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

    The Company represents and warrants to Buyer as follows:

    Section 3.1.  EXISTENCE; GOOD STANDING; AUTHORITY; COMPLIANCE WITH LAW.

        (a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Maryland. The Company is duly licensed or qualified to do business as a foreign corporation and is in good standing under the laws of any other state of the United States in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified individually or in the aggregate is not having and could not be reasonably expected to have a material adverse effect on the business, assets, liabilities, results of operations, condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole (a "Company Material Adverse Effect"). The Company has all requisite corporate power and authority to own, operate, lease and encumber its assets and properties and carry on its business as now conducted.

        (b) Each of the Company's Subsidiaries is a limited liability company, corporation or partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has the power and authority to own its assets and properties and to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership, lease or use of its property or the conduct of its business requires such qualification, except for jurisdictions in which such failure to be so qualified or to be in good standing would not have a Company Material Adverse Effect.

        (c) Schedule 3.1 of the letter dated the date hereof and delivered by the Company concurrently with the execution and delivery of this Agreement (the "Disclosure Letter") sets forth, as of the date hereof, (i) the name and jurisdiction of incorporation or organization of each Subsidiary of the Company and (ii) if any Subsidiary is not wholly owned, directly or indirectly, by the Company, the record and beneficial owners of outstanding shares of its capital stock or beneficial interests, as applicable.

        (d) Within the past three years neither the Company nor any of its Subsidiaries has received written notice that it is in violation of any order of any federal, state, local or foreign governmental body, court, arbitration board, tribunal, commission, agency or authority ("Governmental Entity"), or any law, ordinance, governmental rule or regulation to which the Company or any Company Subsidiary or any of their respective properties or assets is subject, where such notice remains pending and any such alleged violation would have a Company Material Adverse Effect.

        (e) To the Knowledge of the Company, the Company and its Subsidiaries hold all material permits, registrations, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (the "Permits") and have taken all material actions required by applicable law or governmental regulations in connection with their business as now conducted. The Company and its Subsidiaries are in material compliance with the terms of the Permits and such Permits are valid and in full force and effect.

        (f) True and correct copies of the Company's Charter Documents and the Bylaws of the Company (the "Bylaws") have been made available to Buyer.

    Section 3.2.  AUTHORITY RELATIVE TO AGREEMENTS; APPROVALS.

        (a) The execution, delivery and performance of the Transaction Documents have been duly and validly authorized by all necessary action on the part of the Company. This Agreement and the Voting Stockholders Agreement have been duly executed and delivered by the Company for itself, and upon the Closing, the Registration Rights Agreement shall be duly executed and delivered by it and upon execution and delivery by Buyer, constitute the valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights or general principles of equity.

        (b) The Special Committee and the Board have, as of the date hereof, approved the Transaction Documents and the transactions contemplated hereby and thereby, and the Special Committee and the Board have determined to recommend that the stockholders of the Company vote in favor of the Voting Proposals.

        (c) The Company Series B Preferred Shares, the Conversion Shares and the Company Common Shares to be issued pursuant to the Warrants have been duly authorized and reserved for issuance, and will be issued in accordance with the registration or qualification requirements of the Securities Act and any relevant state securities laws or pursuant to valid exemptions therefrom, and upon issuance in accordance with the provisions of this Agreement and the Warrant will be duly and validly issued, fully paid and nonassessable and not subject to any preemptive or similar rights, except that stockholders may be subject to further assessment with respect to certain claims for tort, contract, taxes, statutory liability and otherwise in some jurisdictions to the extent such claims are not satisfied by the Company.

        (d) The issue and sale of the Company Series B Preferred Shares and the Warrants hereunder will not give any stockholder of the Company the right to demand payment for its shares under Maryland law or give rise to any preemptive or similar rights.

    Section 3.3.  CAPITALIZATION.

        (a) The authorized shares of capital stock of the Company consist of 100,000,000 shares of capital stock, $.0001 par value per share, of which 74,000,000 are classified as Company Common Shares and 26,000,000 are classified as 8 3/4% Series A Cumulative Redeemable Preferred Stock (the "Company Series A Preferred Shares").

        (b) As of March 16, 2001, the Company had issued and outstanding 13,309,006 Company Common Shares and 23,915,296 Company Series A Preferred Shares.

        (c) Immediately following the consummation of the transactions contemplated by this Agreement, the authorized shares of capital stock of the Company shall consist of 150,000,000 shares of capital stock, $.0001 par value per share, of which 97,038,596 shall be classified as Company Common Shares, 27,849,771 shall be classified as the Company Series A Preferred Shares and 25,111,633 shall be classified as Company Series B Preferred Shares.

        (d) Except as set forth in Schedule 3.3 of the Disclosure Letter immediately following the consummation of the transactions contemplated by this Agreement, the Company will have issued and outstanding 53,686,439 Company Common Shares, 23,915,296 Company Series A Preferred Shares and 17,985,612 Company Series B Preferred Shares.

        (e) Except for the Company Series A Preferred Shares and as set forth in
    Schedule 3.3 of the Disclosure Letter, the Company has no outstanding shares, bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote (other than the Options)) with the holders of Company Common Shares on any matter. All such issued and outstanding Company Common Shares and Company Series A Preferred Shares are, and all shares reserved for issuance will be, upon issuance in accordance with the terms specified in the instruments or agreements pursuant to which they are issuable, duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights, except that stockholders may be subject to further assessment with respect to certain claims for tort, contract, taxes, statutory liability and otherwise in some jurisdictions to the extent such claims are not satisfied by the Company.

        (f) Except as set forth in Schedule 3.3 of the Disclosure Letter, there are no existing options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments which obligate the Company or any of its Subsidiaries to issue, transfer or sell any shares of stock of the Company or any of its Subsidiaries (collectively, "Options").

        (g) The Company has paid all declared dividends on the Company Series A Preferred Shares.

        (h) There are no agreements or understandings to which the Company is a party with respect to the voting of any Company Common Shares or which restrict the transfer of any such shares, nor does the Company have Knowledge of any such agreements or understandings with respect to the voting of any such shares or which restrict the transfer of any such shares other than those set forth in the Charter Documents with respect to the maintenance of the Company as a REIT and the share ownership limit set forth therein. Other than with respect to the Series A Preferred Shares, there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any Company Common Shares or any other securities of the Company.

        (i) The Company is not under any obligation, contingent or otherwise, by reason of any agreement to register any of its securities under the Securities Act.

    Section 3.4. SUBSIDIARIES. Except as set forth in Schedule 3.4 of the Disclosure Letter, the Company owns directly or indirectly each of the outstanding shares of capital stock or all of the partnership or other equity interests of each of its Subsidiaries (the "Company Subsidiaries"). Each of the outstanding shares of capital stock of or other equity interest in each of the Company's Subsidiaries is duly authorized, validly issued, fully paid and nonassessable, and is owned by the Company or a wholly-owned Company Subsidiary free and clear of all Encumbrances. There are no outstanding Options (except as set forth in Schedule 3.3 of the Disclosure Letter) obligating the Company or any Company Subsidiary to issue or sell any shares of capital stock of, or other equity interest in, any Subsidiary of the Company or to grant, extend or enter into any such option or voting trusts, proxies or other commitments, understandings, restrictions or arrangements in favor of any person other than the Company or any Company Subsidiary with respect to the voting of or the right to participate in dividends or other earnings on any capital stock of any Company Subsidiary.

    Section 3.5. OTHER INTERESTS. Except for interests in the Company Subsidiaries and as set forth in Schedule 3.5 of the Disclosure Letter, neither the Company nor any Company Subsidiary owns directly or indirectly any interest or investment (whether equity or debt) in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture, business, limited liability company, trust or entity (other than investments in short-term investment securities).

    Section 3.6.  NO CONFLICTS; NO DEFAULTS; REQUIRED FILINGS AND
CONSENTS. Neither the execution and delivery by the Company hereof, nor the consummation by the Company of the transactions contemplated hereby in accordance with the terms hereof, will:

        (a) conflict with, violate or result in a breach of any provisions of
    (i) the Charter Documents or Bylaws of the Company or (ii) the Charter Documents of any Company Subsidiary (assuming, in each case, the Company's receipt of an executed certificate in the form of Exhibit G for each Warburg Entity);

        (b) result in any material breach or violation of, a default under, or the triggering of any payment or other obligations pursuant to, or accelerate vesting under, any compensation plan or any grant or award of the Company or any Company Subsidiary;

        (c) violate or conflict with any statute, law, rule, ordinance, regulation, judgment, order, writ, decree, permit or injunction of any Governmental Entity applicable to the Company or its Subsidiaries;

        (d) violate or conflict with or result in any material breach of any material provision of, or constitute a default (or any event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or in a right of termination or cancellation of, or accelerate the performance required by, or result in the creation of any Encumbrance upon any of the properties of the Company or its Subsidiaries under, or result in being declared void, voidable or without further binding effect, or result in or give to any person any right of payment or reimbursement, termination, cancellation or modification of any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed to secure debt, security agreement, reciprocal easement agreement, management agreement, leasing agreement or deed of trust or any license, franchise, permit, lease, sublease, occupancy agreement, contract, agreement or other instrument, commitment or obligation (collectively, "Contracts") to which the Company or its Subsidiaries is a party, or by which the Company or its Subsidiaries or any of their respective assets or properties is bound or affected in each case, as the same may have been modified, amended, extended or renewed; or

        (e) require any consent, registration, declaration, filing, approval or authorization of, or declaration, filing or registration with, any other party to any contract, or any Governmental Entity, other than any filings required under the Securities Act, the Exchange Act, state securities laws ("Blue Sky Laws"), the laws of any foreign country in which the Company or its Subsidiaries conducts any business or owns any property or assets (collectively, the "Regulatory Filings"), and any material filings required to be made with the Department of Assessments and Taxation of the State of Maryland ("SDAT") or any national securities exchange on which the Company Common Shares are listed. Except as set forth in Schedule 3.6 of the Disclosure Letter and the Schedules thereto, no consent, approval or action of, filing with or notice to, any other party to any contract, or any Governmental Entity or other public or private third party is necessary or required under any of the terms, conditions or provisions of any law or order of any Governmental Entity or any Contract to which the Company or any Company Subsidiary or any of their respective assets or properties is bound for the execution and delivery of this Agreement, the performance by the Company of its obligations hereunder or the consummation of the transactions contemplated hereby.

    Section 3.7. SEC DOCUMENTS. The Company has made available to Buyer prior to the execution of this Agreement a true and complete copy of each form, report, schedule, registration statement (as declared effective and any post-effective amendments), definitive proxy statement and other documents (together with all amendments thereof and supplements thereto) filed by the Company or any Company Subsidiary with the SEC since December 31, 1999 (as such documents have since the time of their filing been amended or supplemented, the "Company Reports"), which are all the documents

(other than preliminary material) that the Company or any other Company Subsidiary were required to file under the Securities Laws since such date. The Company has timely filed all Company Reports since December 31, 1999. As of their respective dates, the Company Reports (i) complied in all material respects with the applicable requirements of the Securities Laws and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each of the audited consolidated financial statements and unaudited interim financial statements ("Financial Statements") of the Company included in or incorporated by reference into the Company Reports (including in each case the related notes and schedules) complied as to form in all material respects with the Securities Laws and fairly presents the consolidated financial position of the Company and its Subsidiaries as of its date and each of the consolidated statements of income, retained earnings, results of operations and cash flows of the Company included in or incorporated by reference into the Company Reports (including any related notes and schedules) fairly presents the results of operations, retained earnings or cash flows, as the case may be, of the Company and the Company Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments which would not be material in amount or effect), in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein and except, in the case of the unaudited statements, as permitted by Form 10-Q or Form 8-K of the SEC.

    Section 3.8. LITIGATION. Except as set forth in Schedule 3.8 of the Disclosure Letter, there are (i) not in effect any orders, injunctions or decrees of any Governmental Entity to which the Company or any Company Subsidiary is a party or by which any of its properties or assets are bound or, to the Knowledge of the Company, any such orders, injunctions or decrees relating to the Company to which any of its directors, officers, employees or agents is a party, and (ii) no actions, suits, arbitrations or proceedings pending or, to the Knowledge of the Company, threatened against, relating to or affecting the Company or any Company Subsidiary or, except as set forth in
Schedule 3.8 of the Disclosure Letter and fully covered by insurance, relating to any of the Company Properties. To the Knowledge of the Company, there are no Governmental Entity investigations or audits pending or threatened against, relating to or affecting the Company, any of the Company Subsidiaries or any of their respective assets or properties or against any of its directors, trustees, officers, employees or agents in such capacity or, to the Knowledge of the officers of the Company, threatened against the Company or any Company Subsidiary or against any of its directors, trustees, officers, employees or agents in such capacity at law or in equity, or before or by any federal or state commission, board, bureau, agency or instrumentality.

    Section 3.9. ABSENCE OF CERTAIN CHANGES. Except as expressly disclosed in the Company Reports filed prior to the date hereof, since December 31, 1999, the Company and its Subsidiaries have conducted their business only in the ordinary course of such business consistent with past practices and there has not been
(i) any Company Material Adverse Effect, (ii) any material commitment, contractual obligation, borrowing, capital expenditure or transaction (each, a "Commitment") entered into by the Company or any of its Subsidiaries, other than Commitments in the ordinary course of business and/or the Merger Agreement,
(iii) any action taken which, if taken after the date hereof, would constitute a breach of any provision or covenant herein, or (iv) any material change in the Company's accounting principles, practices or methods.

    Section 3.10. UNDISCLOSED LIABILITIES. Except (a) as disclosed in the Financial Statements, and (b) for liabilities and obligations (i) incurred in the ordinary course of business and consistent with past practice since December 31, 1999, (ii) pursuant to the terms of this Agreement, (iii) as disclosed on
Schedule 3.10 of the Disclosure Letter, the Company does not have any debt, obligation or liability (whether accrued, absolute, contingent, liquidated or otherwise, whether due or to become due, whether or not known to the Company) arising out of any transaction entered into at or prior to the Closing, or any act or omission at or prior to the Closing, including taxes with respect to or based upon the transactions or events occurring at or prior to the Closing, and including, without limitation, unfunded past service liabilities under any pension, profit sharing or similar plan.

    Section 3.11.  TAXES.

        (a) The Company and each Company Subsidiary have (i) timely filed all Tax Returns required to be filed by any of them prior to the date hereof and all such Tax Returns are correct and complete in all material respects,
    (ii) paid all material Taxes for which they are separately or jointly liable, whether or not such Taxes are shown as due on Tax Returns, (iii) paid or caused to be paid or adequately accrued or reserved on its most recent balance sheet for all material Taxes which have become due and payable pursuant to any assessment, deficiency notice, 30-day letter or other notice received by it, (iv) accrued or reserved on its most recent balance sheet for any material liability for Taxes of the Company or any of its Subsidiaries not yet due and payable, and (v) complied in all material respects with all applicable laws relating to Taxes, including withholding Taxes. The Company has not received any notice of any audit (not since closed) of any Tax Return filed by the Company with respect to any tax year ending after December 1996, and the Company has not been notified by the IRS or any state or local taxing authority that any such audit is contemplated or pending. Neither the Company nor any of its Subsidiaries has executed or filed with the IRS or any other taxing authority any agreement now in effect extending the period for assessment or collection of any Taxes. There is no action, suit, proceeding, investigation, audit or claim now pending against, or initiated with respect to, the Company or any of its Subsidiaries in respect of any Tax. Neither the Company nor any of its Subsidiaries has Knowledge of any such action, suit, proceeding, investigation, audit, or claim being threatened by any tax authority against, or with respect to, the Company or any of its Subsidiaries in respect of any Tax (For this purpose, knowledge of any Company employee whose course of employment includes tax matters is deemed to constitute Knowledge). No property of the Company or any of its Subsidiaries is "tax-exempt use property" within the meaning of section 168(h) of the Tax Code. Neither the Company nor any of its Subsidiaries is a party to any lease made pursuant to former
    Section 168(f)(8) of the Internal Revenue Code of 1954. No ruling with respect to Taxes (other than a request for a determination of the status of a qualified pension plan) has been requested by or on behalf of the Company or any of its Subsidiaries. Except as set forth in Schedule 3.11 of the Disclosure Letter, no closing agreement pursuant to section 7121 of the Code (or any predecessor provision) or any similar provision of any state, local or foreign law has been entered into by or on behalf of the Company or any Company Subsidiary. Except as set forth in Schedule 3.11 of the Disclosure Letter, no jurisdiction where the Company or any Company Subsidiary has not filed a Tax Return has made a claim that the Company or such Company Subsidiary is required to file a Tax Return in such jurisdiction. All material elections with respect to Taxes of the Company or any Company Subsidiary are set forth in Schedule 3.11 of the Disclosure Letter. The Company and each Company Subsidiary have previously made available to Buyer complete and accurate copies of each of (i) all audit reports, letter rulings and technical advice memoranda relating to federal, state, local or foreign Taxes due with respect to the income or business of the Company or any Subsidiary, (ii) all income Tax Returns filed with any taxing authority (or the relevant portions of any combined, consolidated, or unitary Tax Return filed in any jurisdiction of which the Company or any Subsidiary is a member, including, without limitation, information relating to the computation of taxable income) filed by or on behalf of the Company or any Subsidiary in the last six years, and (iii) any closing agreement, settlement agreement or similar agreement or arrangement entered into by or on behalf of the Company or any Subsidiary with any taxing authority. The Company has incurred no liability for Taxes under Section 857(b), 860(c) or 4981 of the Code, including any Tax arising from a prohibited transaction described in Section 857(b)(6) of the Code. There are no Tax liens upon the assets of the Company or any of the Company Subsidiaries except liens for Taxes not yet due or payable. Except as between or among the Company and the Company Subsidiaries, neither the Company nor any Company Subsidiary is a party to any agreement relating to a sharing or allocation of Taxes, or has any liability for Taxes of any person other than the Company and the Company Subsidiaries under Treas. Reg. Section 1.1502-6 (or any similar provision of state, local or foreign law), by contract or otherwise.

        (b) The Company (i) has elected to be taxed as a REIT commencing with its short taxable year ended December 31, 1997, (ii) has been subject to taxation and has filed its Tax Returns consistent with its status as a REIT and has satisfied all requirements to qualify as a REIT for all taxable years commencing with its short taxable year ended December 31, 1997 through its taxable year ended December 31, 2000, (iii) has operated since
    December 31, 2000 to the date of this representation, and intends to continue to operate, in such a manner so as to qualify as a REIT (for U.S. federal and California State income tax purposes) for its taxable year ending on December 31, 2001, and (iv) has not taken or omitted to take any action which would result in a challenge to its status as a REIT, has not received notice of such a challenge, and to the knowledge of the executive officers of the Company, no such challenge is pending or threatened (for this purpose, knowledge of any Company employee is deemed to constitute Knowledge). The Company represents that each of its Corporate Subsidiaries is, and at all times since its affiliation with the Company has qualified as, a qualified REIT subsidiary as defined in Section 856(i) of the Code, and that each of its Subsidiaries that is a partnership, limited liability company, joint venture or other legal entity (other than a corporation) has been treated since its formation and continues to be treated for federal income tax purposes as a partnership or disregarded as an entity separate from its owner and not as an association taxable as a corporation. Except as set forth in Schedule 3.11 of the Disclosure Letter, none of the Company or the Company Subsidiaries (i) as of December 31, 2000, holds any assets the disposition of which would be subject to results similar to Section 1374 of the Code as a result of an election under IRS Notice 88-19 or Temporary Treasury Regulation Section 1.337-5T or (ii) any earnings and profits accumulated in any non-REIT year within the meaning of Section 857 of the Code.

        (c) The Company has not agreed, and is not required, to make any adjustment under Section 481(a) of the Code.

        (d) The Company has not, with regard to any assets or property held or acquired by it, filed a consent to the application of Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a "subsection (f) asset" (as such term is defined in Section 341(f)(4) of the Code) owned by the Company.

        (e) Neither the Company nor any of its Subsidiaries is a "foreign person" as such term is defined in Section 1445(f)(3) of the Code.

    Section 3.12.  BOOKS AND RECORDS.

        (a) The books of account and other financial records of the Company and its Subsidiaries (i) are in all material respects true, complete and correct, (ii) have been maintained in accordance with sound business practices, (iii) have been maintained in a manner consistent with past practice, (iv) have recorded therein all the properties and assets and liabilities of the Company required to be reflected under GAAP, (v) reflect all transactions entered into by the Company or the Company Subsidiaries or to which the Company or the Company Subsidiaries is a party and (vi) are accurately reflected in the Financial Statements included in the Company Reports.

        (b) The minute books and other records of the Company and its Subsidiaries, contain in all material respects accurate records of all meetings and accurately reflect in all material respects all other trust or corporate action of the stockholders and trustees or directors and any committees thereof of the Company and its Subsidiaries and all actions of the partners or members of the Company's Subsidiaries.

    Section 3.13.  PROPERTIES.

        (a) The Company and its Subsidiaries own good and marketable fee simple title to, or hold valid ground leases (each a "Ground Lease," and collectively "Ground Leases") in, each of the real properties identified separately as owned or leased real property in Schedule 3.13 of the Disclosure Letter and the improvements situated thereon (each a "Company Property," and collectively the "Company Properties"), which are all of the real estate properties owned or leased directly or indirectly by them.
    Schedule 3.13 of the Disclosure Letter sets forth a true, correct and complete copy of the rent rolls of the Company Properties (the "Rent Roll") as of March 1, 2001 and identifies all leases, as amended, supplemented or modified of greater than 10,000 square feet and a term of greater than three years (each a "Lease", and collectively, "Leases"). None of the Company Properties is subject to any right or option of any other person to purchase or lease or otherwise obtain title to, or any interest in, such Company Property. Other than the rights of tenants under the Leases no person, other than the Company or its Subsidiaries has the right to use, occupy or lease any of the Company Properties.

        (b) Except as identified on Schedule 3.13 of the Disclosure Letter, no tenant under any of the Leases has made any claim of material default by the landlord which continues uncured as of the date hereof. Neither the Company nor any of its Subsidiaries has sent any notice of material default to any of the lessees under any of the Leases, which default has not been cured, and, to the Knowledge of the Company and its Subsidiaries, there currently exist no defaults by any of the tenants under any of the Leases.

        (c) There are no leases executed by the Company or its Subsidiaries or other rights of occupancy or use granted by the Company or its Subsidiaries or their predecessors in title of any portion of any of the Company Properties other than the Leases. Each of the Leases is valid and subsisting and in full force and effect, and no rents or other payments or deposits are held by the Company, the Company's Subsidiaries or their agent, except the security deposits (together with the amount of accrued and unpaid interest thereon) described on the Rent Roll (the "Security Deposits") and rents prepaid for the current month. The Rent Roll reflects all of the Leases as modified, amended or supplemented. Except as set forth in Schedule 3.13 of the Disclosure Letter, no material amount due under any Lease remains unpaid and no material controversy, claim, dispute or disagreement exists between the parties to the Leases. The Company and/or its Subsidiaries has completed all material tenant improvement work and other alteration required to be performed by the Company and/or its Subsidiaries prior to the date hereof pursuant to such Lease.

        (d) Except as set forth in Schedule 3.13 of the Disclosure Letter, no rents due under, or any other interest in, any of the Leases have been assigned, pledged or encumbered in any way.

        (e) All Security Deposits are being, and have been, held in compliance in all material respects with all laws, ordinances, order, rules, regulations and requirements of any governmental entity which may be applicable thereto.

        (f) No broker, finder, investment banker or other person is entitled to any broker's commission, finders fee or other fee or commission payable by the Company or any of its Subsidiaries with respect to the Properties except as disclosed in the Company Reports.

        (g) Schedule 3.13 of the Disclosure Letter lists all (i) agreements under which the Company or its Subsidiaries hold, operate or manage any real property owned or leased by any third party and , (ii) (other than agreements which terminate on no more than 30 days notice and which obligate the Company or its subsidiaries for monthly payments of less than or equal to $10,000 per month) agreements under which any third party holds, operates or manages any of the Company Properties. There are no reciprocal easement agreements, construction, operating and reciprocal easement agreements, operating agreements, development agreements and similar agreements (each an "REA", and collectively "REAs") which are likely to have a material adverse effect on the Company Property to which such REAs relate.

        (h) Neither Company nor any of its Subsidiaries has received any notice of any material default under any of the Ground Leases and, to its Knowledge, neither Company nor any of its Subsidiaries is in default under any of the Ground Leases. Neither the Company nor any of its Subsidiaries has sent any notice of default to any of the lessors under any of the Ground Leases which default has not been cured, and, to the Knowledge of the Company and its Subsidiaries, there currently exist no material defaults by any of the ground lessors under any of the Ground Leases. To the Knowledge of Company and its Subsidiaries, no conditions currently exist which may foreseeably lead to a material default by the Company, its Subsidiaries or any lessor under any of the Ground Leases. Schedule 3.13 of the Disclosure Letter sets forth the expiration date of each Ground Lease and any extension or renewal options thereto.

        (i) The Company Properties are not subject to any rights of way, written agreements (other than leases, subleases or occupancy agreements), laws, ordinances and regulations affecting building use or occupancy or reservations of an interest in title (collectively, "Property Restrictions"), liens, claims, encumbrances, mortgages or deeds of trust, charges which are liens, security interests, rights-of-way, easements, encroachments or other encumbrances of any kind (each an "Encumbrance" and, collectively, "Encumbrances"), other than (i) Encumbrances set forth on the Title Policies (as hereinafter defined), (ii) Encumbrances, whether or not of record, which do not, individually or in the aggregate, have a Company Material Adverse Effect on the operation of the business of the Company and its Subsidiaries as presently conducted, the present use of the Company Properties or the value of the Company Properties subject thereto or affected thereby, (iii) Encumbrances for taxes, assessments or governmental charges which may be liens but are not yet due and payable or which are being contested in good faith and without risk of the Company Properties being forfeited or sold in connection with such contest, (iv) Encumbrances that a current, accurate survey of the Company Properties would disclose, provided that such Encumbrances do not, individually or in the aggregate, have a Company Material Adverse Effect on the operation of the business of the Company and its Subsidiaries as presently conducted, the present use of the Company Properties or the value of the Company Properties subject thereto or affected thereby and (v) Property Restrictions imposed or promulgated by law or any governmental body or authority with respect to real property, including zoning regulations (excluding Encumbrances under Environmental Laws which are addressed in Section 3.14 hereof) (subclauses
    (i) through (v), collectively, "Permitted Encumbrances").

        (j) Valid policies of title insurance (each a "Title Policy", and collectively, "Title Policies") have been issued insuring the Company's or one or more of its Subsidiaries' fee simple or leasehold title to each of the Company Properties owned in fee or by leasehold in amounts at least equal to the purchase price thereof, subject only to the matters set forth therein or disclosed above, and such policies are, at the date hereof, in full force and effect. After giving effect to the transactions contemplated hereby, the Company will have adequate title insurance, property insurance and liability insurance. The Company and its Subsidiaries have no knowledge of any defects, liens, encumbrances, adverse claims or other matters to be insured against under any of the Title Policies (collectively, "Insured Matters") that could result in the issuer of any Title Policy denying its liability to the Company or a Company Subsidiary on the grounds that the Company or a Company Subsidiary had Knowledge of such Insured Matters solely by reason of notice thereof imputed to it as matter of law through either the Company, its Subsidiary or any Affiliate thereof. Schedule 3.13 of the Disclosure Letter contains a true, complete and accurate list including the amounts thereof of all policies of insurance with respect to the Company Properties, which policies are in full force and effect. All premiums for such insurance policies have been paid in full. To the

    Company's and its Subsidiaries' Knowledge, neither the Company nor its Subsidiaries have performed, permitted or suffered any act or omission which would cause the insurance coverage provided in said policies to be reduced, canceled, denied or disputed and neither the Company nor any of its Subsidiaries has received (and has no Knowledge of) any notice or request from any insurance company or Board of Fire Underwriters (or organization exercising functions similar thereto) canceling or threatening to cancel any of said policies or denying or disputing coverage thereunder.

        (k) The Company and its Subsidiaries shall reasonably cooperate with the Buyer in the event that the Buyer elects to order a title commitment, purchase title insurance and/or order surveys with respect to any or all of the Company Properties, including executing all title affidavits or other documents reasonably and customarily required by the title company issuing such title commitments, insurance and/or surveys. The cost and expense of obtaining such title commitment, and any and all endorsements, affirmative insurance or modifications thereto, shall be borne by Buyer.

        (l) If requested by Buyer, the Company and its Subsidiaries shall use reasonable efforts to assist the Buyer at Buyer's cost and expense, in obtaining a non-imputation endorsement or similar title insurance coverage in favor of the Buyer with respect to each title insurance policy currently in effect with respect to any Company Properties including, without limitation, the execution of any affidavits or other documents, as reasonably required by each such title company, in order to induce each such title company to issue such endorsements or similar coverage.

        (m) The Buyer may obtain current surveys of all of the Company Properties as deemed necessary or advisable by the Buyer in its sole discretion. The cost and expense of such surveys shall be borne exclusively by Buyer. If the Buyer elects to obtain current surveys, such surveys shall
    (i) be prepared by a surveyor or engineer licensed in the state in which the specific Company Property is located (each such survey shall be prepared in accordance with the Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys adopted by the American Land Title Association and the American Congress on Surveying & Mapping 1997, certified to the Buyer's title insurance company (if any), the Buyer, and mortgagee of the Buyer and such other parties as the Buyer may designate) and (ii) not disclose any matters relating to the Company's or its Subsidiaries' title to the subject Company Property which make any of the representations or warranties contained herein inaccurate.

        (n) Any material certificate or Permit from any Governmental Entity having jurisdiction over any of the Company Properties and any agreement, easement or other right which is necessary to permit the lawful use and operation of the buildings and improvements on any of the Company Properties or which is necessary to permit the lawful use and operation of all driveways, roads and other means of egress and ingress to and from any of the Company Properties which are currently occupied and are material to the operation of the property have been obtained and are in full force and effect. The Company is not in receipt of any notice of any material violation of any federal, state or municipal law, ordinance, order, regulation or requirement affecting any portion of any of the Company Properties issued by any Governmental Entity and which have not been fully remedied and discharged of record.

        (o) There are (i) to the Knowledge of the Company, no material structural defects relating to the Company Properties, (ii) to the best knowledge of the Company, no Company Properties whose building systems are not in working order in any material respect (except for normal maintenance and operating systems failures which in any event are the subject of adequate pending repair procedures), (iii) no instances of physical damage to any Company Property in excess of $100,000 for which there is no insurance in effect covering the cost of the restoration as of the date hereof or (iv) other than routine capital expenditures, no current renovations or restorations of any Company Property underway or for which contracts have been entered into the cost of which exceeds $250,000. There is no work other than routine capital expenditures currently in progress or contemplated at any of the Company Properties where the amount remaining to be paid to complete such work is in excess of $100,000.

        (p) Neither the Company nor any Company Subsidiary has received any written notice to the effect that, or has Knowledge of, (i) any condemnation, eminent domain, incorporation, annexation or moratorium or rezoning or similar proceedings pending or threatened with respect to any of the Company Properties or (ii) any zoning, building or similar law, code, ordinance, order or regulation is or will be violated in any material respect by the Company or its Subsidiaries by the continued maintenance, operation or use of any buildings or other improvements on any of the Company Properties as currently maintained, used or operated by the Company or its Subsidiaries or by the continued maintenance, operation or use of the parking areas as currently maintained, used or operated by the Company or its Subsidiaries which is not insured over and where the remedying of such violations would adversely affect (other than in an immaterial manner) the relevant Company Property. Neither the Company nor its Subsidiaries have received written notice from any Governmental Entity, any tenant under a Lease or any party to any other agreement or document, or otherwise has Knowledge, that the number of parking spaces at any Company Property is required under any legal requirement, any Lease, or any REA, to be increased above the number of parking spaces existing on the date hereof.

        (q) All work to be performed, payments to be made and actions to be taken by the Company or its Subsidiaries prior to the date hereof pursuant to any agreement entered into with a governmental body or authority in connection with a site approval, zoning reclassification or other similar action relating to the Company Properties (E.G., Local Improvement District, Road Improvement District, Environmental Mitigation) has been performed, paid or taken, as the case may be, in all material respects, and the Company is not aware of any planned or proposed work, payments or actions that may be required after the date hereof pursuant to such agreements.

        (r) The Company or its Subsidiaries own all personalty located at the Company Properties except (i) personalty owned by tenants and (ii) material personalty that is leased and identified on Schedule 3.13 of the Disclosure Letter. All improvements on the Company Properties are in good condition and repair (normal wear and tear excepted) and have not suffered any casualty or other material damage that has not been repaired in all material respects with respect to such Company Properties. To the Company's and its Subsidiaries' Knowledge, there is no material latent or patent structural, mechanical or other significant defect, soil condition or deficiency in the improvements located on the Company Properties.

        (s) All HVAC, electric, gas, fire-safety, plumbing, mechanical and other systems at each of the Company Properties are in good, working condition and no portion of the same presently require replacement or significant repair (I.E., repairs which are ordinarily capitalized under generally accepted accounting principles). Neither the Company nor any of its Subsidiaries has received any notice from any utility company or municipality of the possible discontinuation of currently available or otherwise necessary sewer, water, electric, gas, telephone or other utilities or services for the Company Properties.

        (t) The Company owns less than $50,000,000 of non-exempt assets as such term is construed under Section 802.4 of the rules and regulations promulgated under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

        (u) To the Company's Knowledge, the Company has provided Buyer with access to any and all certificates, licenses, permits, leases, subleases, occupancy agreements, ground leases, operating agreements, books, records, documents, contracts and information relating to the Company

    Properties and the ownership and operation thereof which are in possession and control of Company or any of its Subsidiaries.

        (v) There is no single item of furniture, equipment, vehicles, computers, asset (other than real property owned or leased by the Company and its Subsidiaries) having a value individually in excess of $150,000, owned by the Company and its Subsidiaries and none of such assets is in need of repair or replacement, other than in the ordinary course of business.

        (w) There are no tax abatements or exemptions specifically affecting the Company Properties, and the Company and its Subsidiaries has not received any written notice of (and the Company and its Subsidiaries do not have any Knowledge of) any proposed increase in the assessed valuation of the Company Properties or of any proposed public improvement assessments which abatements, exemptions, assessments or increases in valuation could reasonably be expected to have a Company Material Adverse Effect. None of the Company Properties are located in any conservation or historic district, or are historically certified, subject to historic preservation rules, regulations or requirements or designated as a landmark. No application or proceeding for any such certification or designation is pending or, to the Company's or its Subsidiaries' Knowledge, is threatened. To the Knowledge of the Company, none of the Company Properties are located in an area that has been identified as having special flood hazards.

        (x) The Company shall pay all recording fees, transfer taxes or other similar taxes, if any, payable in connection with the Company Properties by reason of the transactions contemplated herein.

    Section 3.14. ENVIRONMENTAL MATTERS. Except as set forth under the appropriate subsection in Schedule 3.14 of the Disclosure Letter:

        (a) The activities and operations carried out by the Company and its Subsidiaries and, to the Knowledge of the Company, the activities and operations of all tenants and subtenants at the Company Properties are in compliance in all material respects with all applicable Environmental Laws.

        (b) No lien of record, deed or use restriction has been imposed on any of the Company Properties by any Governmental Entity under, any Environmental Law.

        (c) None of the Company and its Subsidiaries has received written notice or has Knowledge (i) of any pending or threatened litigation, claim, investigation or proceeding before any Governmental Entity against the Company or any Subsidiary under any Environmental Law or (ii) that the Company or any Subsidiary has any material liability or potential liability under any Environmental Law, or pursuant to any written agreement or, to the Knowledge of the Company, oral agreement in connection with any of the Company Properties, any previously owned or operated properties, or any activities or operations conducted by or on behalf of, or otherwise attributable to, the Company or any Subsidiary, or any of their respective predecessors.

        (d) To the Company's Knowledge, no hazardous substance including, without limitation, any flammable, explosive, radioactive material, hazardous waste, hazardous and toxic substance, asbestos-containing material, petroleum, or any other substance regulated by any Environmental Law as hazardous, toxic, dangerous or detrimental to human health and safety (collectively, "Hazardous Materials"), has been disposed of, or released in violation of any Environmental Law in or on the Company Properties.

        (e) There is no release of Hazardous Material present in, on or under any Company Properties, which is required to be reported, investigated, removed, remediated, monitored or otherwise addressed under any Environmental Law which could reasonably be expected to result in a material liability to the Company or any of its Subsidiaries or have a material adverse effect on the value or use of the affected property.

        (f) Any underground Hazardous Materials storage tanks presently or formerly located on any of the Company Properties have been closed, removed or upgraded in compliance in all material respects with Environmental Laws, and any contamination related to or released from such tanks, which could reasonably be expected to result in a material liability to the Company or any of its Subsidiaries or have a material adverse effect on the value or use of the affected property, has been remediated in accordance with Environmental Laws.

        (g) There are no dry cleaning establishments currently located on the Company Properties and to the Knowledge of the Company no dry cleaning establishments were formerly located on the Company Properties.

        (h) None of the Company Properties is listed or proposed for listing on the National Priorities List pursuant to CERCLA or the Comprehensive Environmental Response Compensation Liability List ("CERCLIS") or any analogous state lists.

        (i) To the Company's knowledge, no Hazardous Materials have been released in, on or under any property adjacent to any of the Company Properties which will result in any liability to the Company or Company Subsidiaries or in any diminution in value of any of the Company Properties which could reasonably be expected to result in a material liability to the Company or any of its Subsidiaries or have a material adverse effect on the value or use of the affected property.

        (j) The Company has provided all environmental assessments, audits, investigations, reports and similar information in its possession or in the possession of its representatives and/or agents to Buyer.

    Section 3.15.  EMPLOYEE BENEFIT PLANS.

        (a) Schedule 3.15 of the Disclosure Letter sets forth all "employee benefit plans", as defined in Section 3(3) of Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and all other material employee benefit arrangements, policies or payroll practices, including, without limitation, severance, sick leave, vacation pay, salary continuation for disability, retirement, deferred compensation, bonus, incentive, change of control, parachute, stock purchase, stock option, medical insurance, life insurance, tuition reimbursement and scholarship programs maintained for the benefit of, or to which contributions are made on behalf of, current or former employees of the Company. Such plans, arrangements, policies, programs and practices shall hereinafter be referred to as the "Plans".

        (b) None of the Plans is a "multiemployer plan", as defined in Section 3(37) of ERISA ("Multiemployer Plan"). Neither the Company nor any trade or business (whether or not incorporated) which is or has ever been treated as a single employer with the Company under Section 414(b), (c), (m) or (o) of the Code ("ERISA Affiliate") has incurred any liability due to a complete or partial withdrawal from a Multiemployer Plan or due to the termination or reorganization of a Multiemployer Plan, except for any such liability which has been satisfied in full, and no events have occurred and no circumstances exist that could reasonably be expected to result in any such liability to the Company or any ERISA Affiliate.

        (c) None of the Plans is a "single-employer plan", as defined in
    Section 4001(a)(15) of ERISA ("Pension Plan"). Neither the Company nor any ERISA Affiliate has any outstanding liability under Section 4062 of ERISA to the Pension Benefit Guaranty Corporation or to a trustee appointed under
    Section 4042 of ERISA or under any other provision of Title IV of ERISA, and no events have occurred and no circumstances exist that could reasonably be expected to result in any such liability to the Company or any ERISA Affiliate. With respect to any plan sponsored by, or to which contributions are required of, the Company or any ERISA Affiliate, there does not exist any accumulated funding deficiency within the meaning of Section 412 of the Code or Section 302 of ERISA, whether or not waived.

        (d) Each of the Plans that are intended to qualify under Section
    401(a) of the Code, and the trusts maintained pursuant thereto, have been determined to be so qualified and exempt from federal income taxation under
    Section 501 of the Code by the IRS, and nothing has occurred with respect to the operation of any such Plans which could reasonably cause the loss of such qualification or tax exemption or the imposition of any material liability, penalty or tax under ERISA or the Code.

        (e) All contributions (including all employer contributions and employee contributions) required to have been made under the Plans or by law to any funds or trusts established thereunder or in connection therewith have been made by the due date thereof (including any valid extension), and all contributions for any period ending on or before the Closing Date which are not yet due will have been paid or accrued by the Closing Date.

        (f) There has been no material violation of ERISA or the Code with respect to the filing of applicable documents, notices or reports (including, but not limited to, annual reports filed on IRS Form 5500) regarding the Plans with the Department of Labor or the IRS, or the furnishing of such required documents to the participants or beneficiaries of the Plans.

        (g) True, correct and complete copies of the following documents, with respect to each of the Plans, have been made available to Buyer: (i) the plan and its related trust document, including any amendments thereto, (ii) the most recent IRS Forms 5500 filed with the IRS and (iii) current summary plan descriptions.

        (h) There are no pending actions, claims or lawsuits which have been asserted or instituted against the Plans, the assets of any of the trusts under such Plans or the Plans' sponsor or administrator, or to the Knowledge of the Company against any fiduciary of the Plans with respect to such Plans (other than routine benefit claims).

        (i) The Plans have been maintained, in all material respects, in accordance with their express terms and with all provisions of ERISA and the Code (including rules and regulations thereunder) and other applicable federal and state laws and regulations, and neither the Company nor any ERISA Affiliate has engaged in, or has Knowledge that a "party interest" or a "disqualified person" has engaged in, a "prohibited transaction", as defined in Section 4975 of the Code or Section 406 of ERISA, or taken any actions, or failed to take any actions, which could reasonably result in any material liability under ERISA or the Code. To the Knowledge of the Company, no fiduciary has any liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any of the Plans.

        (j) None of the Plans provide retiree health or life insurance benefits except as may be required by Section 4980B of the Code and Section 601 of ERISA, any other applicable law or at the expense of the participant or the participant's beneficiary.

        (k) Except as set forth in Schedule 3.15(k) of the Disclosure Letter, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in connection with any subsequent event or act): (i) result in any material payment becoming due to any current or former employee of the Company, (ii) increase any benefits otherwise payable under any of the Plans, (iii) result in the acceleration of the time of payment or vesting of any benefits provided under any of the Plans, (iv) constitute a "change in control" under any Plan or (v) result in any payment by the Company that will not be deductible under Section 280G of the Code.

    Section 3.16.  EMPLOYEE AND LABOR MATTERS.

        (a) Neither the Company nor any Subsidiary is a party to any labor or collective bargaining agreement and there are no labor or collective bargaining agreements which pertain to employees of the Company or any Subsidiary.

        (b) No employees of the Company or any Subsidiary are represented by any labor organization. No labor organization or group of employees of the Company or any Subsidiary has made a pending written demand for recognition or certification, and to the Knowledge of the Company, there are no representation or certification proceedings presently pending or threatened in writing to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority. To the Knowledge of the Company, there are no organizing activities involving the Company or any Subsidiary pending with any labor organization or group of employees of the Company or any Subsidiary.

        (c) There are no strikes, work stoppages, slowdowns, lockouts, material arbitrations or material grievances or other material labor disputes pending or threatened in writing against or involving the Company or any Subsidiary. There are no unfair labor practice charges, grievances or complaints pending or threatened in writing by or on behalf of any employee or group of employees of the Company or any Subsidiary which, if individually or collectively resolved against the Company or any Subsidiary, as the case may be, could result in a material liability.

        (d) There are no complaints, charges or claims against the Company or any Subsidiary pending or threatened in writing to be brought or filed with any public or governmental entity, arbitrator or court based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment by the Company or any of its Subsidiaries of any individual.

        (e) The Company and each Company Subsidiary are in compliance with all laws, regulations and orders relating to the employment of labor, including all such laws, regulations and orders relating to wages, hours, collective bargaining, discrimination, civil rights, safety and health, workers' compensation and the collection and payment of withholding and/or social security taxes and any similar employment tax except for immaterial non-compliance.

    Section 3.17. INSURANCE. Schedule 3.17 of the Disclosure Letter sets forth all primary, excess and umbrella policies of general liability, fire, workers' compensation, products liability, completed operations, employers' liability, bonds and other forms of insurance providing insurance coverage to the Company and its Subsidiaries including the name of insurer, limits of liability, per occurrence and annual aggregate, if any, or combined single limit as applicable. To the Company's Knowledge, all current policies set forth on Schedule 3.17 of the Disclosure Letter are in full force and effect, and all premiums currently payable or previously due and payable have been paid and no notice of cancellation or termination has been received with respect to any such policy. None of such policies contain a provision that would permit the termination, limitation, lapse, exclusion, or change in the terms of coverage (including, without limitation, a change in the limits of liability) by reason of the consummation of the transactions contemplated by this Agreement. Except as set forth in Schedule 3.17 of the Disclosure Letter, neither the Company nor any of its Subsidiaries has received written notice from any insurance carrier regarding defects or inadequacies in any Company Property, which, if not corrected, would result in termination of the insurance coverage therefor or an increase in the cost thereof.

    Section 3.18. NO BROKERS. The Company has not entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of the Company or Buyer to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

The Company is not aware of any claim for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby. The Company and its Subsidiaries hereby indemnify and hold Buyer harmless from and against all loss, liability or expense (including, without limitation, reasonable attorneys fees and disbursements) arising out of any claim or claims by any broker, finder or similar agent for commissions, fees or other compensation in connection with this transaction as a result of any breach of this Section 3.18.

    Section 3.19. PROXY STATEMENT AND OTHER INFORMATION. The Proxy Statement and all of the information included or incorporated by reference therein (other than any information supplied or to be supplied by Buyer for inclusion or incorporation by reference therein) and any other documents to be filed by the Company with the SEC or any other Governmental Entity in connection with Stockholder Approval and the other transactions contemplated by this Agreement will not, as of the date such Proxy Statement is first mailed to the stockholders of the Company and as of the time of the meeting of the stockholders of the Company in connection with the transactions contemplated hereby, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement and such other documents filed with the SEC under the Securities Laws will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated by the SEC thereunder.

    Section 3.20. VOTE REQUIRED. The affirmative vote of the holders of a 66 2/3% of the outstanding shares of Merger Sub capital stock is required to approve the Merger. A majority of the votes cast at the Company's Stockholder Meeting by the holders of the outstanding Company Common Shares and Company Series A Preferred Shares, voting together as a single class, is required to approve (i) the issuance of Company Common Shares in connection with the Merger Agreement and (ii) the transactions contemplated by this Agreement, other than the Amended Articles of Incorporation. A majority of the outstanding votes entitled to be cast by the holders of the outstanding Company Common Shares and Company Series A Preferred Shares, voting together as a single class, is required to approve the Amended Articles of Incorporation. No other vote of the holders of any class or series of the Company securities is necessary to approve the Transaction Documents and the transactions contemplated hereby and thereby.

    Section 3.21. OPINION OF FINANCIAL ADVISOR. The Company has received the written opinion of American Appraisal Associates, to the effect that the transactions contemplated by the Merger Agreement are fair to the Company from a financial point of view. The Company has been authorized by such firm to permit inclusion of such opinion, required descriptions thereof and its analysis in the Proxy Statement.

    Section 3.22. RELATED PARTY TRANSACTIONS. Schedule 3.22 of the Disclosure Letter sets forth a list of all arrangements, agreements and contracts entered into by the Company or any of its Subsidiaries with any person who is an officer, director or Affiliate of the Company or any of its Subsidiaries, any relative of any of the foregoing or any entity of which any of the foregoing is an Affiliate since December 31, 1998. The copies of such documents, all of which have previously been made available to Buyer, are true and correct. Except as set forth in Schedule 3.22 of the Disclosure Letter, no Affiliate of the Company
(a) has any interest of any kind in any Company Property or (b) directly or indirectly owns any property which is adjacent to or in proximity with any Company Property. Except as set forth in Schedule 3.22 of the Disclosure Letter or as otherwise contemplated hereby or by the Voting Stockholders Agreement, to the Knowledge of the Company, there exist no agreements among stockholders of the Company to act in concert with respect to their voting or holding of Company securities.

    Section 3.23.  CONTRACTS AND COMMITMENTS.

        (a) Schedule 3.23 of the Disclosure Letter sets forth all notes, debentures, bonds and other evidence of indebtedness and all guaranties of indebtedness of the Company and the Company Subsidiaries and identifies those which are secured or collateralized by mortgages, deeds of trust or other security interests in the Company Properties or personal property of the Company and its Subsidiaries. None of the Company or any Company Subsidiary has received any written notice of a default that has not been cured under any of the documents described in Schedule 3.23 of the Disclosure Letter or is in material default respecting any obligations thereunder beyond any applicable grace periods, and to the Knowledge of the Company, no event has occurred with respect to any party thereto which, with notice or the lapse of time, or both, would give rise to a material event of default. All options of the Company or any of its Subsidiaries to purchase real property are in full force and effect. Neither the Company nor any Company Subsidiary is in default with respect to any obligations, which individually or in the aggregate are material with respect to any joint venture agreement to which the Company or any Company Subsidiary is a party.

        (b) Except as disclosed in Schedule 3.23 of the Disclosure Letter, as of the date hereof, there are no outstanding contractual obligations of the Company or any Company Subsidiary to provide funds to, or to make any investment (in the form of a loan, capital contribution or otherwise) in any person.

    Section 3.24. MARYLAND TAKEOVER LAW. The terms of Sections 3-601 to 3-605 and 3-701 to 3-709 of the Maryland General Corporation Law will not apply to Buyer or any transaction contemplated hereby. The resolutions in the form of EXHIBIT E hereto have been adopted by the Company and have not been rescinded or revoked.

    Section 3.25.  INTELLECTUAL PROPERTY.

        (a) The Company and its Subsidiaries own all right, title and interest in and to, or have a valid and enforceable license to use, all the Intellectual Property used by them in connection with their respective businesses, which represents all intellectual property rights necessary to the conduct of such businesses as currently conducted. The Company and its Subsidiaries are in compliance in all material respects with all contractual obligations relating to the protection of such Intellectual Property. To the Knowledge of the Company, there are no conflicts with or infringements of any Intellectual Property by any third party. The conduct of the business of the Company or any of its Subsidiaries as currently conducted does not, to the Knowledge of the Company, conflict with or infringe any proprietary right of any third party. There is no claim, suit, action or proceeding pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries that (i) alleges any such conflict or infringement with any third party's proprietary rights or (ii) challenges the Company's or any of its Subsidiaries' ownership or use of, or the validity or enforceability of any Intellectual Property.

        (b) Schedule 3.25 of the Disclosure Letter sets forth a complete and current list of registrations/patents and applications therefor pertaining to the Intellectual Property ("Listed Intellectual Property") and the owner of record, date of application or issuance and relevant jurisdiction as to each. All Listed Intellectual Property is owned by the Company or its Subsidiaries, free and clear of Encumbrances or claims of any nature other than Permitted Encumbrances. All Listed Intellectual Property is valid, subsisting, unexpired, in proper form and enforceable and all renewal fees and other maintenance fees that have fallen due on or prior to the effective date of this Agreement have been paid. No Listed Intellectual Property is the subject of any legal or governmental proceeding before any Governmental Entity in any jurisdiction, including any office action or other form of preliminary or final refusal of registration.

        (c) Schedule 3.25 of the Disclosure Letter sets forth a complete list of all (i) licenses, sublicenses and other agreements in which the Company or any of its Subsidiaries or any sublicensee of the Company or any of its Subsidiaries has granted to any person the right to use any Intellectual Property and (ii) all other consents, indemnifications, forbearances to sue, settlement agreements and licensing or cross-licensing arrangements to which the Company or any of its Subsidiaries is a party relating to the Intellectual Property or the proprietary rights of any third party. Neither the Company nor any of its Subsidiaries is under any obligation to pay royalties or other payments in connection with any license, sublicense or other agreement or restricted from assigning their rights respecting any Intellectual Property, nor will the Company or any of its Subsidiaries be, as a result of the execution and delivery of this Agreement or the performance of the Company's obligations under this Agreement, in material breach of any license, sublicense or other agreement relating to the Intellectual Property.

        (d) No former or present employee, officer or director of the Company or any of its Subsidiaries, or agent or outside contractor of the Company or any of its Subsidiaries, holds any right, title or interest, directly or indirectly, in whole or in part, in or to any Intellectual Property.

        (e) To the Knowledge of the Company, none of the Intellectual Property has been used, disclosed or appropriated to the detriment of the Company or any of its Subsidiaries for the benefit of any person other than the Company or any of its Subsidiaries, and no employee, independent contractor or agent of the Company or any of its Subsidiaries has misappropriated any trade secrets or other confidential information of any other person in the course of the performance of his or her duties as an employee, independent contractor or agent of the Company or any Subsidiary.

        (f) To the Knowledge of the Company, neither the Company's nor any Subsidiary's transmission, reproduction, use, display or modification (including framing and linking Web site content) of any of its Intellectual Property infringes or violates any proprietary or other right of any other person and, to the Knowledge of the Company, no claim relating to such infringement or violation is threatened or pending.

        (g) The Company and all its Subsidiaries own or have the right to use, disclose and transfer, without the consent of any other person, all computer software, software systems and databases and all other information systems used in their respective businesses.

    Section 3.26. INVESTMENT COMPANY. The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

    Section 3.27. FULL DISCLOSURE. The Company has not knowingly failed to disclose to Buyer any facts material to the Company's business, results of operations, assets, liabilities, financial condition or prospects. No representation or warranty by the Company in this Agreement and no statement by the Company in any document referred to herein (including the Schedules and Exhibits hereto), contains any untrue statement of a material fact or omits to state any material fact necessary, in order to make the statement made herein or therein, in light of the circumstances under which they were made, not misleading.

                                  ARTICLE IV.

                    REPRESENTATIONS AND WARRANTIES OF BUYER

    Each Warburg Entity hereby represents and warrants jointly and severally to the Company as follows:

    Section 4.1. ORGANIZATION. It is a limited partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. It has all requisite partnership power and authority to own, operate, lease and encumber its properties and to carry on its business as now conducted, and to enter into the Transaction Documents and to perform its obligations hereunder and thereunder.

    Section 4.2. DUE AUTHORIZATION. The execution, delivery and performance of the Transaction Documents have been duly and validly authorized by all necessary partnership action on its part. This Agreement and the Voting Stockholders Agreement have been duly executed and delivered by it and, upon the Closing, the Registration Rights Agreement shall be duly executed and delivered by it and, upon execution and delivery by the Company, constitute the valid and legally binding obligations of it, enforceable against it in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights or general principles of equity.

    Section 4.3. CONFLICTING AGREEMENTS AND OTHER MATTERS. Neither the execution and delivery of this Agreement nor the consummation by it of the transactions contemplated hereby in accordance with the terms hereof will (a) conflict with, violate or result in a breach of (i) any provision of its partnership agreement or its Certificate of Limited Partnership any statute, law, rule, ordinance, regulation, judgment, order, writ, decree, permit or injunction or (ii) of any Governmental Entity applicable to such Warburg Entity, or (b) require any consent, approval or other action by or any notice to or filing with any Governmental Entity pursuant to, its organizational documents or any instrument, order, judgment, decree, statute, law, rule or regulation of any Governmental Entity by which Buyer is bound, except for filings after any Closing under Section 13(d) or Section 16 of the Exchange Act.

    Section 4.4.  ACQUISITION FOR INVESTMENT; SOPHISTICATION.

        (a) It is acquiring the Securities for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof, and it has no present intention or plan to effect any distribution of the Securities; provided that the disposition of the Company Series B Preferred Shares and the Company Common Shares purchased pursuant to the Warrants owned by it shall at all times be and remain within its control, subject to the provisions of this Agreement and the Registration Rights Agreement; and provided further that it shall have the right at all times to sell or otherwise dispose of all or any part of such securities under a registration under the Securities Act (subject to the terms of the Registration Rights Agreement) or under an exemption from said registration available under the Securities Act. The certificate(s) representing the Securities shall bear a prominent legend with respect to the restrictions on transfer under the Securities Act and under applicable state securities laws and the restrictions set forth in the Charter Documents with respect to REIT ownership restrictions. Prior to any proposed transfer of the Securities, unless such transfer is made pursuant to an effective registration statement under the Securities Act, Buyer will deliver to the Company an opinion of counsel to the effect that the Securities may be sold or otherwise transferred without registration under the Securities Act. The Company will remove the legend relating to Securities Act restrictions from any Securities if Buyer delivers to the Company an opinion of counsel, reasonably satisfactory in form and substance to the Company, to the effect that such Securities are no longer subject to transfer restrictions under the Securities Act. Upon original issuance thereof, and until such time as the same shall have been registered under the Securities Act or sold pursuant to Rule 144 promulgated thereunder (or any similar rule or regulation), each certificate for the Company Series B Preferred Shares and the Warrant(s) shall bear a restricted securities legend and the REIT share ownership legend referred to above. It is able to bear the economic risk of the acquisition of the Securities pursuant hereto and can afford to sustain a total loss on such investment, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the proposed investment.

        (b) It is an "accredited investor" as such term is defined in Regulation D promulgated under the Securities Act.

    Section 4.5. REIT QUALIFICATION MATTERS. With respect to each Warburg Entity, the representations, certificates, warranties and covenants set forth in Exhibit G hereto are true, correct and complete.

    Section 4.6. ACCESS TO INFORMATION. It acknowledges receipt of the Company Reports and Disclosure Letter and further acknowledges that it has reviewed the Company Reports and Disclosure Letter and has been afforded (a) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the transactions contemplated hereby and the merits and risks of investing in the Securities, (b) access to information about the Company and the Company's financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment and (c) the opportunity to obtain such additional information which the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment and to verify the accuracy and completeness of the information contained in the Company Reports and the Disclosure Letter. Neither such inquiries nor any other investigation conducted by or on behalf of Buyer or its representatives or counsel shall modify, amend or affect Buyer's right to rely on the truth, accuracy and completeness of the Company Reports and the Disclosure Letter and the Company's representations and warranties contained in this Agreement.

    Section 4.7. ACCURACY OF INFORMATION. The information regarding such Warburg Entity supplied or to be supplied by it for inclusion or incorporation by reference into the Proxy Statement will not, as of the date such Proxy Statement is first mailed to the stockholders of the Company and as of the meeting of the stockholders of the Company in connection with the transactions contemplated hereby, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

                                   ARTICLE V.

                         COVENANTS RELATING TO CLOSINGS

    Section 5.1.  TAKING OF NECESSARY ACTION.

        (a) Each party hereto agrees to use its commercially reasonable efforts to take or cause to be taken all action and to do or cause to be done all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by the Transaction Documents, subject to the terms and conditions hereof and thereof, including all actions and things necessary to cause all conditions precedent set forth in Article 7 to be satisfied.

        (b) As promptly as practicable after the date hereof, the Company shall prepare and file with the SEC a preliminary proxy statement, as may be amended or supplemented (as amended and supplemented the "Proxy Statement") by which the Company's stockholders will be asked to approve, among other things, (i) an amendment and restatement to the Articles of Incorporation (the "Amended Articles of Incorporation"), the form of which is attached hereto as EXHIBIT F, (ii) issuance of Company Common Shares in connection with the Merger Agreement and (iii) the transactions contemplated by this Agreement, including but not limited to the issuance of Company Series B Preferred Shares pursuant to this Agreement (the "Voting Proposals"). The Company shall use its reasonable efforts to respond to any comments of the SEC, and to cause the Proxy Statement to be mailed to the Company's stockholders at the earliest practicable time. As promptly as practicable after the date hereof, the Company shall prepare and file any other filings required of the Company or its Subsidiaries under the Exchange Act, the Securities Act or any other federal, state or local laws relating to this Agreement and the transactions contemplated hereby, and state takeover laws (the "Other Filings"). The Company and Buyer will notify each other of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff or any other government officials for amendments or supplements to the Proxy Statement or any Other Filing or for additional information and will supply each other with copies of all correspondence between each of them or any of their respective representatives, on the one hand, and the SEC or its staff or any other government officials, on the other hand, with respect to the Proxy Statement or any Other Filing. The Proxy Statement and any Other Filing shall comply in all material respects with all applicable requirements of law. Buyer shall provide the Company all information about Buyer required to be included or incorporated by reference in the Proxy Statement or any Other Filing and shall otherwise cooperate with the Company in taking the actions described in this paragraph. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy Statement or any Other Filing, the Company or Buyer, as the case may be, shall inform the other party of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to stockholders of the Company, such amendment or supplement. Subject to Section 5.3 herein, the Proxy Statement shall include the recommendation of the Board that the stockholders of the Company vote in favor of and approve the Voting Proposals. The Company shall use its best efforts to obtain such approval.

        (c) The Company shall call a meeting of its stockholders (the "Company Stockholders Meeting") to be held as promptly as practicable after the date hereof, for the purpose of voting on the Voting Proposals, provided that should a quorum not be obtained at such meeting of the stockholders, the meeting of the stockholders shall be postponed or adjourned in order to permit additional time for soliciting and obtaining additional proxies or votes. At such meeting, the Company shall use its best efforts to solicit from holders of Company Common Shares and Company Series A Preferred Shares proxies in favor of the Voting Proposals. The Company agrees that it shall vote, or cause to be voted, in favor of the Voting Proposals all Company Common Shares and Company Series A Preferred Shares directly or indirectly owned by it.

    Section 5.2. PUBLIC ANNOUNCEMENTS. Subject to each party's disclosure obligations imposed by law and any stock exchange or similar rules and the confidentiality provisions contained in this Section 5.9, the Company and Buyer will cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to the Transaction Documents and any of the transactions contemplated hereby or thereby. If a party is required by law or any stock exchange or similar rule to issue a news release or other public announcement, it shall advise the other party in advance thereof and use reasonable efforts to cause a mutually agreeable release or announcement to be issued.

    Section 5.3.  NO SOLICITATION OF TRANSACTIONS.

        (a) Unless and until this Agreement is terminated in accordance with its terms, neither the Company nor its Subsidiaries shall, directly or indirectly, through any officer, director, agent or otherwise, initiate, solicit or knowingly encourage (including by way of furnishing non-public information or assistance), or take any other action to facilitate knowingly, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Competing Transaction, or enter into or maintain or continue discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize or knowingly permit any of the officers, directors or employees of such party or any of its Subsidiaries or any investment banker, financial advisor, attorney, accountant or other representative retained by such party or any of such party's Subsidiaries to take any such action, and the Company immediately shall notify Buyer orally

    (within 24 hours) and in writing (within 48 hours) of all of the relevant details relating to all inquiries and proposals which any officer or director of the Company may receive relating to any of such matters including, without limitation, the identity of the person making such inquiry or proposal and all accompanying information and if such inquiry or proposal is in writing, the Company shall deliver to Buyer a copy of such inquiry or proposal; PROVIDED HOWEVER, that nothing contained in this
    Section 5.3 or any other provision hereof shall prohibit the Company or the Board of Directors from taking and disclosing to the Company's stockholders a position with respect to a tender or exchange offer by a third party pursuant to Rules 14d-9 and 14e-2 promulgated under the Exchange Act. The Company shall promptly provide to Buyer any non-public information regarding the Company provided to any other party which was not previously provided to Buyer.

        (b) Notwithstanding the foregoing, prior to the termination of this Agreement, the Company may furnish information concerning its business, properties or assets to any Person pursuant to appropriate confidentiality agreements, and may negotiate and participate in discussions and negotiations with such Person concerning a Competing Transaction (PROVIDED that the Company shall not agree to any exclusive right to negotiate with the Company) if (x) such entity or group has on an unsolicited basis submitted a bona fide written proposal to the Company relating to any such transaction that provides for consideration which the Board determines in good faith, after receiving an opinion from a nationally recognized investment banking firm, is more favorable to the Company and its stockholders than the terms of this Agreement (taking into account all relevant factors) and which is not conditioned upon obtaining additional financing not fully committed at such time, and (y) in the opinion of the Board, after receiving advice from outside legal counsel to the Company, the failure to provide such information or access or to engage in such discussions or negotiations could reasonably cause the Board of Directors to breach its duties to the Company's stockholders under applicable law (a Competing Transaction which satisfies clauses (x) and (y) being referred to herein as a "Superior Proposal"). The Company shall promptly provide to Buyer any nonpublic information regarding the Company provided to any other party which was not previously provided to Buyer. If the Company, after consultation with outside legal counsel, believes that a breach of its duties to the Company's stockholders could reasonably occur, the Board may (subject to this and the following sentences) inform the Company's stockholders that it no longer believes that consummating the transaction contemplated by this Agreement is in the best interests of the Company's stockholders and no longer recommends approval (a "Subsequent Determination"), but only at a time that is after the fifth business day following Buyer's receipt of written notice advising that the Board of Directors has received a Superior Proposal specifying the material terms and conditions of such Superior Proposal (and including a copy thereof with all accompanying documentation), identifying the Person making such Superior Proposal and stating that it intends to make a Subsequent Determination. Notwithstanding anything herein to the contrary, prior to and including such fifth day the Company may make such public disclosure that is in its good faith view, after consultation with outside legal counsel, required under the Federal securities laws. After providing such notice, the Company shall provide a reasonable opportunity to Buyer to make such adjustments in the terms and conditions of this Agreement as would enable the Company to proceed with its existing recommendation to its stockholders without a Subsequent Determination. At any time after five business days following notification to Buyer of the Company's intent to do so and if the Company has otherwise complied with the terms of this Section 5.3(b), the Board of Directors may terminate this Agreement pursuant to Section 9.1(g) and enter into an agreement with respect to a Superior Proposal; PROVIDED that the Company shall, concurrently with entering into such agreement, pay or cause to be paid to Buyer the Termination Fee (as defined in Section 9.2(b) hereof). Notwithstanding any other provision of this Agreement, unless the Agreement is previously terminated, the Company shall submit this Agreement to its stockholders, whether or not the

    Board makes a Subsequent Determination or otherwise withdraws, modifies or fails to make or refrains from making its existing recommendation.

        (c) Except as set forth in Section 5.3(b), neither the Board nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Buyer, the approval or recommendation by the Board or any such committee the transaction contemplated by this Agreement,
    (ii) approve or recommend, or propose to approve or recommend, any Competing Transaction or (iii) enter into any agreement with respect to any Competing Transaction.

    Section 5.4. NOTICE OF BREACHES. Each party will notify the other of any event, transaction or circumstance, as soon as practical after it becomes known to such party, that causes or will cause any covenant or agreement of such party under this Agreement to be breached or that renders or will render untrue any representation or warranty of such party contained in this Agreement. Each party also will notify the other in writing of any violation or breach, as soon as practical after it becomes known to such party, of any covenant or agreement made by such party. No notice given pursuant to this paragraph shall have any effect on the covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein.

    Section 5.5. ACCESS TO INFORMATION. The Company shall, and shall cause each of its Subsidiaries to, throughout the period from the date hereof until the Closing has been made, (i) provide Buyer and its Representatives with full access, upon reasonable prior notice and during normal business hours, to all officers, employees, agents and accountants of the Company and its Subsidiaries and their respective assets, properties and material books and records, but only to the extent that such access does not unreasonably interfere with the business and operations of the Company and its Subsidiaries, and (ii) furnish promptly to such persons (x) a copy of each report, statement, schedule and other document filed or received by the Company or any of its Subsidiaries pursuant to the requirements of federal or state securities laws and each material report, statement, schedule and other document filed with any other Governmental Entity and (y) all other information and data (including, without limitation, copies of Contracts, Plans and other material books and records and environmental assessments, investigations or studies concerning the properties of such party or the business or operations conducted thereon) concerning the business and operations of the Company and its Subsidiaries as the other party or any of such other persons reasonably may request. No investigation pursuant to this paragraph or otherwise shall affect any representation or warranty contained in this Agreement or any condition to the obligations of the parties hereto.

    Section 5.6. REGULATORY AND OTHER APPROVALS. Subject to the terms and conditions of this Agreement and without limiting the provisions of Section 5.1(c), each party will proceed diligently and in good faith to, as promptly as practicable, (a) obtain all consents, approvals or actions of, make all filings with and give all notices to Governmental Entities or any other public or private third parties required to consummate the issuance of the Company Series B Preferred Shares and the other matters contemplated hereby and (b) provide such other information and communications to such Governmental Entities or other public or private third parties as the other party or such Governmental Entities or other public or private third parties may reasonably request in connection therewith.

    Section 5.7. CONDUCT OF BUSINESS BY THE COMPANY PRIOR TO CLOSING. During the period from the date of this Agreement until the earlier to occur of the Closing or the termination of this Agreement, each of the Company and its Subsidiaries shall use all commercially reasonable efforts to preserve intact in all material respects their present business organizations, goodwill reputation, to keep available the services of their key officers and employees, to maintain their assets and properties in good working order and condition, ordinary wear and tear excepted, to maintain insurance on their tangible assets and businesses in such amounts and against such risks and losses as are currently in effect, to preserve their relationships with ground lessors, tenants and other occupiers of properties, customers, suppliers, lenders, joint venture partners and others having significant business dealings with them and to comply in all material respects with all laws and orders of all Governmental Entities applicable to them, and the Company shall not, nor permit any Company Subsidiary, except as otherwise expressly provided for in this Agreement, or as set forth in Schedule 5.7 of the Disclosure Letter, or as consented to in writing by Buyer, which consent shall not be unreasonably withheld, or as contemplated by the Merger, the Exchange Offer, the Tender Offer or the Contemplated Transactions, as applicable:

        (a) incorporate or organize any new Subsidiary of such party, unless such Subsidiary shall be wholly owned, directly or indirectly, by such party and the Buyer shall receive prompt notice of such incorporation or organization, including the information that would have been disclosed pursuant to Article III hereof had such Subsidiary been in existence on the date hereof;

        (b) amend or propose to amend the Company's Articles of Incorporation or Bylaws or any of the Company Subsidiaries' Charter Documents or permit the amendment of the Company's Articles of Incorporation or Bylaws or of any Charter Documents of the Company Subsidiaries;

        (c) declare, set aside or pay any dividend other than in the ordinary course of business consistent with past practice or make any other distribution or payment with respect to any shares of its capital stock, directly or indirectly redeem, purchase or otherwise acquire any shares of its capital stock or capital stock of any of its Subsidiaries, or make any commitment for any such action;

        (d) issue, deliver, sell or otherwise transfer or authorize or propose the issuance, delivery, sale or other transfer of, or permit the Company or any Company Subsidiary to issue, deliver, sell or otherwise transfer, or authorize or propose the issuance, delivery, sale or other transfer of, any shares of capital stock of, or beneficial or other equity interests in, such party or any of its Subsidiaries or Affiliates or any option with respect thereto;

        (e) except, with respect to loans or capital contributions to any of the Company Subsidiaries that exist on the date hereof, to the extent (i) required under the express terms of the Company's Charter Documents or Bylaws or any Company Subsidiary's applicable Charter Document or (ii) in the reasonable good faith judgment of the Company, as applicable, necessary under the circumstances to satisfy the current cash needs of the Company or its Subsidiaries provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in (or permit any of such Company Subsidiaries to take any such action with respect to), any person;

        (f) acquire (by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner) or permitting the Company or any Company Subsidiary to acquire any business or any corporation, partnership, association or other business organization or division thereof with assets in excess of $25,000,000 or acquire any material assets (other than with respect to the Contemplated Transactions) in an amount which exceeds $30,000,000 in the aggregate;

        (g) mortgage or otherwise encumber or subject to any Encumbrance or sell, lease or otherwise dispose of any of its material properties or assets (which, in the case of the Company shall be deemed to include, without limitation, the Company Properties described on Schedule 3.13 of the Disclosure Letter) or assign or encumber the right to receive income, dividends, distributions and the like;

        (h) make or agree to make any new capital expenditures in excess of $5,000,000 in the aggregate;

        (i) incur (which shall not be deemed to include entering into credit agreements, lines of credit or similar arrangements until borrowings are made or committed to be borrowed under such arrangements) any indebtedness for borrowed money or guarantee any such indebtedness, or permit to take any such action, other than (i) Project Debt, (ii) to meet the current cash needs of the Company and its Subsidiaries business in an aggregate amount not to exceed $25,000,000, to permit the Company to perform its obligations hereunder or (iii) to effect a redemption of indebtedness permitted by clause (j);

        (j) voluntarily purchase, cancel, prepay or otherwise provide for a complete or partial discharge in advance of a scheduled repayment date with respect to, or waive any right under, or otherwise modify the provisions of, any indebtedness, or guarantee of indebtedness, for borrowed money, or permit the Company or any Company Subsidiaries to take any of such actions, other than the redemption of indebtedness substantially from the proceeds of new indebtedness, the provisions of which are not materially less advantageous to the issuer thereof than those of, and the "ALL-IN" cost of which (determined in accordance with sound financial practice) shall not exceed that of, the indebtedness so redeemed;

        (k) enter into, adopt, amend in any material respect (except as may be required by applicable law) or terminate any Plan, as the case may be, or grant any options, awards or other benefits or increase compensation, except for normal increases in benefits and compensation in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to the Company and the Company Subsidiaries or amend or modify any employment agreement with any officer of the Company and, taken as a whole, grant any options, awards or other benefits or increase the compensation of the officers of the Company or any Company Subsidiary for whom executive compensation disclosure would be required to be made on a proxy statement for an annual meeting under Regulation 14A under the Exchange Act and Item 402 of Regulation S-K promulgated by the SEC (assuming for this purpose that each of the Company and the Company Subsidiaries are subject to such disclosure requirements);

        (l) enter into any Contract, or amend or modify any existing Contract, or engage in any new transaction outside the ordinary course of business consistent with past practice or not on an arm's-length basis, or permit any of the Company or any Company Subsidiary to take such actions, with any affiliate of such party other than transactions among the Company and the Company Subsidiaries;

        (m) make any change in the lines of business in which the Company and its Subsidiaries participate or are engaged;

        (n) enter into any Contract, commitment or arrangement to do or engage in any action the consummation of which would be prohibited by the foregoing;

        (o) make any changes in its accounting methods or policies except as required by law, the SEC or generally accepted accounting principles;

        (p) fail to maintain and cause its Subsidiaries to maintain insurance in such amounts and against such risks as are customary for companies;

        (q) obtain any equity or debt financing (including any private or public offering of the Company's capital stock);

        (r) except following an event of default thereunder, enter into any voluntary termination of a Lease material to the shopping center to which such Lease pertains, unless such Lease is promptly replaced by a lease with equal or greater value (including rent, term and quality of tenant);

        (s) enter into any Lease which would impair the Company's ability to qualify as a REIT;

        (t) take any action or fail to take any action, if such action or failure to act could cause the Company to fail to quality as a REIT;

        (u) make any material Tax election or settle or compromise any material liability for Taxes;

        (v) amend or waive any covenant, condition or provision of the Merger Agreement;

        (w) make any loan of money to or investment in, or purchase any equity interest in, buy any property from or sell any property to, or enter into any partnership or joint venture with Legacy other than pursuant to arrangements existing between the Company and Legacy set forth on Schedule
    5.7 of the Disclosure Letter that have been disclosed to Buyer on the date hereof nor amend or waive any term, provision or condition in any Contract with Legacy;

        (x) amend or waive any term or provision or condition of the voting agreements set forth in Schedule 5.7 of the Disclosure Letter in connection with the Merger; or

        (y) amend or waive any term or provision or condition of the Tender Offer (as defined in the Merger Agreement).

    Section 5.8. ENVIRONMENTAL ASSESSMENTS. The Company shall, at the request of Buyer, engage a qualified independent environmental consultant to undertake environmental site assessments on which Buyer may rely, (including, without limitation, sampling of soil, groundwater and air quality) at any Company Property where prior assessments have identified an environmental condition or issue which, in Buyer's sole opinion, could lead to potential liability under Environmental Laws; provided that the costs of such assessments shall be borne by Buyer. Such assessments shall be undertaken as soon as practicable, and in any event, in sufficient time to ensure that the results of the assessment will be available to Buyer ten days prior to Closing. The Company shall provide copies of all assessments and results to Buyer immediately upon receipt. Buyer shall approve the environmental consultant and scope of work for any assessment, prior to initiation of the assessment. Such approval shall not be unreasonably withheld.

    Section 5.9. FULFILLMENT OF CONDITIONS. Subject to the terms and conditions of this Agreement, each party will take or cause to be taken all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each condition to the other's obligations contained in this Agreement and to consummate and make effective the transactions contemplated by this Agreement.

    Section 5.10. CONFIDENTIALITY. Buyer shall, and shall cause its advisers and agents to, maintain the confidentiality of all confidential information furnished or made available to it by the Company concerning the Company and its Subsidiaries' businesses, operations and financial positions and shall not use such information for any purpose except in furtherance of the transactions contemplated by this Agreement. If this Agreement is terminated prior to the Closing Date, Buyer shall promptly return or certify the destruction of all documents and copies thereof, and all work papers containing confidential information received from the Company.

                                  ARTICLE VI.

                          CERTAIN ADDITIONAL COVENANTS

    Section 6.1. RESALE. Buyer acknowledges and agrees that the Securities that Buyer will acquire at the Closing will not be registered under the Securities Act and may only be sold or otherwise disposed of in one or more transactions registered under the Securities Act and, where applicable, relevant state securities laws or as to which an exemption from the registration requirements of the Securities Act and, where applicable, such state securities laws is available, and Buyer agrees that the certificates representing such Securities shall bear a legend to that effect and a legend as to their status as restricted securities.

    Section 6.2. REIT STATUS. From and after the date hereof and so long as Buyer owns 10% or more of the outstanding Company Common Shares (on an as converted basis) unless the Investor Nominees consent to doing otherwise, the Company will elect to be taxed as a REIT in its federal income tax returns, will comply in all material respects with all applicable laws, rules and regulations of the Code relating to a REIT, and will not take any action or fail to take any action which would reasonably be expected to, alone or in conjunction with any other factors, result in the loss of its status as a REIT for federal income tax purposes.

    Section 6.3. FINANCIAL AND BUSINESS INFORMATION. The Company shall deliver to Buyer promptly upon their becoming available, one copy of each Financial Statement, report, notice or Proxy Statement sent by the Company to its stockholders generally, of each Financial Statement, report, notice or Proxy Statement sent by the Company or any of its Subsidiaries to the SEC or any successor agency, if applicable, of each regular or periodic report and any registration statement or prospectus or written communication (other than transmittal letters) in respect thereof filed by the Company or any Subsidiary with, or received by such person in connection therewith from, any domestic or foreign securities exchange, the SEC or any successor agency or any foreign Governmental Entity performing functions similar to the SEC and of any press release issued by the Company or any Subsidiary, and of any material of any nature whatsoever prepared by the SEC or any successor agency thereto or any state blue sky or securities law commission which relates to affects in any way the Company or any Subsidiary.

    Section 6.4. BOARD COMMITTEES; EXPENSES. The Company shall take all action within its power to cause at least one Investor Nominee to be a member of all committees of the Board until such time as the Buyer is no longer entitled to appoint designees to the Board under the Amended Articles of Incorporation. The Company shall pay the reasonable out-of-pocket expenses of each Investor Nominee incurred in connection with attending any Board meetings or Board committee meetings.

    Section 6.5. TERMS OF EXCHANGE OFFER. The Company shall not take any action to change the terms and conditions of the Exchange Offer (as defined in the Merger Agreement) without the consent of Buyer.

    Section 6.6. AGREEMENT TO VOTE SHARES. Each Warburg Entity shall vote all of its Company Series B Preferred Shares (and all Conversion Shares and other shares of capital stock of the Company held by such Warburg Entity on the relevant date), and shall use its reasonable efforts to cause each Investor Nominee, subject to such Investor Nominee's obligations to the Company and its stockholders, to vote, in favor of approval of the Exchange Offer (as defined in the Merger Agreement) and the Preferred Offer (as defined in the Merger Agreement), and each other transaction necessary or appropriate to consummate the foregoing transactions, to the extent any such vote is sought by the Company, at any meeting of the Board or stockholders of the Company called for such purpose (and any adjournment or postponement thereof) or by written action without a meeting or otherwise.

    Section 6.7. REIT CERTIFICATION. From and after the date hereof, each Warburg Entity shall not take any action, or fail to take any action, that would make any of the representations, certifications or warranties set forth in EXHIBIT G untrue.

    Section 6.8. ADDITIONAL SHARES. In the event that any of the Company Common Shares (the "Collateral Shares") owned by Legacy that are held as collateral for the 9.0% Convertible Redeemable Subordinated Secured Debentures due 2004 or 10.0% Senior Redeemable Secured Notes due 2004 are transferred to any Person or otherwise become beneficially held by, any Person other than the Company or any of its direct or indirect wholly-owned subsidiaries, then the Company shall take all actions necessary to issue to Buyer that number of additional Company Series B Preferred Shares that would result in the Buyer Ownership Ratio immediately subsequent to such transfer or beneficial ownership change being equal to the Buyer Ownership Ratio immediately prior to such transfer; provided, that if the Closing shall not have occurred prior to any such transfer of Collateral Shares then the amount of Company Series B Preferred Shares set forth on Exhibit A shall be proportionately increased such that the Buyer Ownership Ratio immediately subsequent to Closing would equal the Buyer Ownership Ratio at Closing assuming that the Collateral Shares so transferred were not outstanding at Closing. For purposes hereof, the "Buyer Ownership Ratio" shall mean the quotient obtained by dividing (i) the number of Company Common Shares (assuming conversion of the Company Series B Preferred Shares) owned by Buyer by (ii) the number of Company Common Shares outstanding (assuming conversion of the Company Series B Preferred Shares) less any Collateral Shares.

                                  ARTICLE VII.

                             CONDITIONS TO CLOSING

    Section 7.1. CONDITIONS OF PURCHASE. The obligations of Buyer to purchase and pay for the Securities at the Closing are subject to satisfaction or waiver of each of the following conditions precedent:

        (a) REPRESENTATIONS AND WARRANTIES; COVENANTS. The representations and warranties of the Company contained in this Agreement that are modified by materiality or the Company Material Adverse Effect shall be true and correct in all respects, and those that are not so modified shall be true and correct in all material respects, on the date hereof (provided that the representations and warranties in Sections 3.1, 3.2, 3.3, 3.4, 3.6 and 3.14 shall be true in all respects) and as of the Closing Date as if made on the Closing Date (except for representations and warranties that speak as of a specific date or time other than the Closing Date (which need only be true and correct as of such date or time)). The covenants and agreements of the Company to be performed on or before the Closing Date in accordance with this Agreement shall have been duly performed in all material respects. The Company shall have delivered to Buyer at the Closing a certificate of an appropriate officer in the form and substance reasonably satisfactory to Buyer dated the Closing Date certifying as to the Company's compliance with this Section 7.1(a).

        (b) NO INJUNCTION. There shall not be in effect any final order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits consummation of the transactions contemplated hereby and there shall be no pending actions which would reasonably be expected to have a material adverse effect on the ability of the Company to consummate the transactions contemplated hereby or to issue the Securities.

        (c) PROCEEDINGS. All corporate and other proceedings to be taken by the Company in connection with the transactions contemplated hereby and all documents incident thereto shall be reasonably satisfactory in form and substance to Buyer and Buyer shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

        (d) REIT STATUS. The Company shall have elected to be taxed as a REIT in its most recent federal income Tax Return, and shall be in compliance with all applicable laws, rules and regulations, including the Code, necessary to permit it to be taxed as a REIT, unless the Investor Nominees shall have consented to changing such election. The Company shall not have taken any action or have failed to take any action which would, alone or in conjunction with any other factors, result in the loss of its status as a REIT for federal income tax purposes, unless the Investor Nominees shall have consented to taking or omitting to take such action.

        (e) DOMESTICALLY CONTROLLED REIT. The Company is, and after giving effect to the Closing will be, a "domestically-controlled REIT" within the meaning of Section 897(h)(4)(B) of the Code.

        (f) OPINION OF COUNSEL. On or prior to the date of the Closing, the Company shall have delivered to Buyer an opinion of Latham & Watkins, counsel for the Company in form and substance reasonably acceptable to Buyer. The Company shall have also delivered to Buyer the opinion of Latham & Watkins, counsel for the Company, in form and substance reasonably acceptable to Buyer that the Company qualifies as a real estate investment trust within the meaning of
    Section 856 of the Code ("REIT").

        (g) RELATED TRANSACTIONS. Each of the Voting Stockholders Agreement and the Registration Rights Agreement shall have been executed, the forms of which are attached as Exhibit B and Exhibit C.

        (h) NO MATERIAL ADVERSE CHANGE. There shall not have been any change, event or occurrence which, individually or in the aggregate, has had or could reasonably be expected to have a Company Material Adverse Effect.

        (i) INVESTOR NOMINEES. Reuben S. Leibowitz and Melvin L. Keating (the "Investor Nominees") shall have become members of the Board and the individuals listed on Schedule 7(i) of the Disclosure Letter shall constitute the remaining members of the Board.

        (j) STOCKHOLDER APPROVAL. The Company shall have obtained the required stockholder approval necessary to approve the Voting Proposals (collectively, the "Stockholder Approval").

        (k)  MERGER CONSUMMATED.  The Merger shall have been consummated.

        (l) NASDAQ LISTING. The Conversion Shares shall have been approved for listing on Nasdaq or such other national securities exchange as the Board may determine.

        (m) AMENDED ARTICLES OF INCORPORATION. The Company shall have filed an Amended Articles of Incorporation, the form of which is attached as EXHIBIT F hereto, with the SDAT, and satisfactory evidence of such filing shall have been delivered to Buyer.

        (n) EMPLOYMENT AGREEMENT WAIVERS. The Company shall have obtained all necessary waivers and consents such that none of the transactions contemplated either hereunder or pursuant to the Merger Agreement shall constitute a "Change in Control" for purposes of any agreement listed on 3.15(k) hereof (as defined in each such agreement).

        (o) ADDITIONAL DELIVERIES. All other documents, instruments and writings required to be delivered prior to the Closing.

        (p) TAXABLE REIT SUBSIDIARY. Legislation is enacted in the State of California on or prior to the Closing conforming California law to federal law with respect to the treatment of taxable REIT subsidiaries (as defined in Section 856(l)) of the Code, or Buyer otherwise determines in its reasonable discretion that the Company's proposed method of operation will enable the Company to qualify as a real estate investment trust for California state income tax purposes.

    Section 7.2. CONDITIONS OF SALE. The obligation of the Company to issue and sell the Securities at the Closing is subject to satisfaction or waiver of each of the following conditions precedent:

        (a) REPRESENTATIONS AND WARRANTIES; COVENANTS. The representations and warranties of Buyer that are modified by materiality shall be true and correct in all respects and those that are not so modified shall be true and correct in all material respects, on the date hereof, and as of the Closing Date as if made on the Closing Date (except for representations and warranties that speak as of a specific date or time other than the Closing Date (which need only be true and correct as of such date or time)). The covenants and agreements of Buyer to be performed on or before the Closing Date in accordance with this Agreement shall have been duly performed in all material respects. Buyer shall have delivered to the Company at the Closing a certificate of an appropriate officer in form and substance reasonably satisfactory to the Company dated the Closing Date certifying as to Buyer's compliance with this Section 7.2(a). Each Warburg Entity shall have delivered to the Company at the Closing a certificate of an appropriate officer in the form of Exhibit G hereto.

        (b) NO INJUNCTION. There shall not be in effect any final order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits consummation of the transactions contemplated hereby and there shall be no pending actions which would reasonably be expected to have a material adverse effect on the ability of Buyer to consummate the transactions contemplated hereby or to acquire the Securities.

        (c) PROCEEDINGS. All corporate and other proceedings to be taken by Buyer in connection with the transactions contemplated hereby and all documents incident thereto shall be reasonably satisfactory in form and substance to the Company and the Company shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.

        (d) STOCKHOLDER APPROVAL. The Company shall have obtained the required Stockholder Approval.

        (e)  MERGER CONSUMMATED.  The Merger shall have been consummated.

        (f) REIT CERTIFICATE. The Company shall have received an executed REIT Representation Certificate of Buyer in the form of EXHIBIT G from each Warburg Entity.

                                 ARTICLE VIII.

                           SURVIVAL; INDEMNIFICATION

    Section 8.1. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The respective representations, warranties, covenants and agreements of each of the parties to this Agreement made herein or in any certificate or other instrument delivered by one of the parties to this Agreement (except covenants and agreements which are expressly required to be performed and are performed in full on or before the Closing Date), shall be considered to have been relied upon by each of the other parties to this Agreement, as the case may be, and shall survive the Closing Date and the consummation of the transactions contemplated by this Agreement, except that, subject to this Section 8.1, the representations and warranties set forth in Article III and Article IV shall survive the Closing for a period terminating on the date eighteen (18) months after the Closing Date (the "Indemnification Termination Date" and such period, the "Indemnification Period"); provided that (i) the representations and warranties contained in Sections 3.1, 3.2, 3.3, 3.4, 4.1, 4.2, 4.4 and 4.5 shall survive indefinitely and (ii) the representations and warranties contained in Section 3.14, shall survive for a period of seven years from the Closing. Notwithstanding the previous sentence, if any claims for indemnification have been asserted with respect to any such representations and warranties prior to the Indemnification Termination Date, the representations and warranties on which any such claims are based shall continue in effect until final resolution of any claims, and provided further that representations, warranties and covenants relating to Taxes shall survive until 30 days after expiration of all applicable statutes of limitations relating to such Taxes. All covenants to be performed after the Closing Date shall continue indefinitely.

    Section 8.2. INDEMNIFICATION BY THE COMPANY. Subject to the limitations set forth in this Section 8.2, from and after the Closing Date, the Company shall protect, defend, indemnify and hold harmless Buyer and their respective affiliates, officers, directors, employees, representatives and agents (Buyer and each of the foregoing persons or entities is hereinafter referred to individually as a "Buyer Indemnified Person" and collectively as "Buyer Indemnified Persons") from and against any and all losses, costs, damages, liabilities, fees (including without limitation reasonable attorneys' fees) and expenses (collectively, the "Damages"), that any of the Buyer Indemnified Persons incurs by reason of, or in connection with any claim, demand, action or cause of action alleging, any misrepresentation, breach of, or default in connection with, any of the representations, warranties, covenants or agreements of the Company contained in this Agreement, including any exhibits or schedules attached hereto, of which Buyer notifies the Company in writing during the Indemnification Period. Damages in each case shall be net of the amount of any insurance proceeds and indemnity and contribution actually recovered by Buyer.

    Section 8.3. INDEMNIFICATION BY BUYER. Subject to the limitations set forth in this Section 8.3, from and after the Closing Date, Buyer shall protect, defend, indemnify and hold harmless the Company and its respective affiliates, officers, directors, employees, representatives and agents (each of the foregoing persons or entities is hereinafter referred to individually as a "Company Indemnified Person" and collectively as "Company Indemnified Persons") from and against any and all Damages that any of the Company Indemnified Persons incurs by reason of or in connection with any claim, demand, action or cause of action alleging, misrepresentation, breach of, or default in connection with, any of the representations, warranties, covenants or agreements of Buyer contained in this Agreement, including any exhibits or schedules attached hereto, of which the Company notifies Buyer in writing during the Indemnification Period. Damages in each case shall be net of the amount of any insurance proceeds and indemnity and contribution actually recovered by the Company Indemnified Person.

    Section 8.4.  DAMAGES THRESHOLD.

        (a) Notwithstanding the foregoing, Buyer may not receive any indemnification under this Article 8 unless and until Damages in the aggregate amount are in excess of $2,000,000 and such amount is determined pursuant to this Article 8 to be payable; provided that this sentence shall not apply to Damages resulting from any breach of the representations and warranties contained in Sections 3.3 (Capitalization) and 3.16 (No Brokers), and the Company shall then only be liable for Damages in excess of such amount. The maximum aggregate liability of the Company pursuant to its indemnification obligations under this Article 8 shall be $100,000,000.

        (b) Notwithstanding the foregoing, the Company may not receive any indemnification under this Article 8 unless and until Damages in the aggregate amount are in excess of $2,000,000 and such amount is determined pursuant to this Article 8 to be payable, any Buyer shall then only be liable for Damages in excess of such amount. The maximum aggregate liability of Buyer pursuant to its indemnification obligations under this Article 8 shall be $100,000,000.

    Section 8.5.  THIRD-PARTY CLAIMS.

        (a) If any third party shall notify any party (the "Third-Party Indemnified Party") with respect to any matter (a "Third-Party Claim") which may give rise to a claim for indemnification against any other party (the "Third-Party Indemnifying Party") under this Article 8, then the Third-Party Indemnified Party shall promptly (and in any event within ten (10) business days after receiving notice of the Third-Party Claim) notify the Third-Party Indemnifying Party thereof in writing; provided, however, that failure to provide such notice on a timely basis shall not release the Third-Party Indemnifying Party from any of its obligations under this Article 8 except to the extent the Third-Party Indemnifying Party is materially prejudiced by such failure.

        (b) The Third-Party Indemnifying Party shall, upon receipt of such notice and upon its notifying the Third-Party Indemnified Party in writing that it shall indemnify all Third-Party Indemnified Parties in respect of such matter, be entitled to participate in or, at the Third-Party Indemnifying Party's option, assume at its own expense the defense, appeal or settlement of such Third-Party Claim with respect to which such indemnity has been invoked with counsel of its own choosing (who shall be reasonably satisfactory to the Third-Party Indemnified Party, PROVIDED, HOWEVER, that Willkie Farr & Gallagher, Latham & Watkins and Munger Tolles & Olson LLP are hereby deemed satisfactory to the Third-Party Indemnified Party), and the Third-Party Indemnified Party shall fully cooperate at the expense of the Third-Party Indemnifying Party with the Third-Party Indemnifying Party in connection therewith including contesting such Third-Party Claim or making any counterclaim against the person asserting such Third-Party Claim; provided, however, that if the Third-Party Indemnifying Party assumes the defense, appeal or settlement of such Third-Party Claim, the Third-Party Indemnified Party shall be entitled to employ one counsel to represent itself if an actual conflict of interest exists in the opinion of counsel to the Third-Party Indemnified Party between the Third-Party Indemnifying Party and the Third-Party Indemnified Party in respect of such Third-Party Claim and in that event the reasonable fees and expenses of one such counsel shall be paid by the Third-Party Indemnifying Party; and provided, further, that any Third-Party Indemnified Party is hereby authorized prior to the date on which it receives written notice from the Third-Party Indemnifying Party that it intends to assume the defense, appeal or settlement of such Third-Party Claim, to file any motion, answer or other pleading and take such other action which it shall reasonably deem necessary to protect its interest or that of the Third-Party Indemnifying Party until the date on which the Third-Party Indemnified Party receives such notice from the Third-Party Indemnifying Party. In the event that the Third-Party Indemnifying Party fails to assume the defense, appeal or settlement of such Third-Party Claim within twenty (20) days after receipt of notice thereof from the Third-Party Indemnified Party, such Third-Party Indemnified Party shall have the right to undertake the defense or appeal of or settle or compromise such Third-Party Claim on behalf of and for the account and risk of the Third-Party Indemnifying Party.

        (c) Except as set forth in the last sentence of Section 8.5(b) above, no claim or demand may be settled without the consent of the Third-Party Indemnifying Party, which consent shall not be unreasonably delayed or withheld. Unless the claim or demand seeks only dollar damages (all of which are to be paid by the Third-Party Indemnifying Party), no such claim or demand may be settled by the Third-Party Indemnifying Party without the consent of the Third-Party Indemnified Party, which consent shall not be unreasonably delayed or withheld.

    Section 8.6. REIT INDEMNIFICATION. Notwithstanding anything in this Agreement to the contrary, the Company shall have the remedies set forth in Exhibit G in addition to those set forth in this Article VIII in the event of a breach of the representations, certifications, warranties and/or covenants set forth in Exhibit G.

                                  ARTICLE IX.

                                  TERMINATION

    Section 9.1.  TERMINATION.  This Agreement may be terminated at any time by:

        (a) the mutual consent of Buyer and the Company;

        (b) either the Company or Buyer, in the event that Stockholder Approval shall not have been obtained at a duly held meeting of stockholders or at any adjournment thereof;

        (c) either the Company or Buyer, if the Board shall have withdrawn, modified or failed to make or refrained from making its recommendation that the stockholders of the Company approve the (i) Voting Proposals or (ii) any other item described in the Proxy Statement;

        (d) either the Company or Buyer, if there has been a material breach of any representation, warranty, covenant or agreement on the part of the nonterminating party set forth in this Agreement, which breach is not curable or, if curable, has not been cured within twenty (20) days following receipt by the nonterminating party of notice of such breach from the terminating party;

        (e) either the Company or Buyer, if any court of competent jurisdiction or other competent Governmental Entity shall have issued an order making illegal or otherwise restricting, preventing or prohibiting the consummation of this Agreement or any of the transactions contemplated hereby and such order shall have become final and nonappealable;

        (f) either the Company or Buyer, in the event the transactions contemplated by the Merger Agreement are not consummated by November 21, 2001.

        (g) the Company to allow the Company to enter into an agreement in accordance with Section 5.3(b) with respect to a Superior Proposal which the Board has determined is more favorable to the stockholders of the Company than the transactions contemplated hereby; PROVIDED that it has complied with all provisions thereof, including the notice provision therein, and that it makes simultaneous payment of the Termination Fee.

    Section 9.2.  PROCEDURE AND EFFECT OF TERMINATION.

        (a) In the event of termination of this Agreement by either or both of the Company and Buyer pursuant to Section 9.1 hereof, written notice thereof shall forthwith be given by the terminating party to the other party hereto, and this Agreement shall thereupon terminate and become void and have no effect, and the transactions contemplated hereby shall be abandoned without further action by the parties hereto, except that the provisions of Sections
    5.2 (Public Announcements), 5.9 (Confidentiality), 9.3 (Expenses and Taxes),
    10.2 (Governing Law), and 10.4 (Notices), and any related definitional, interpretive or other provisions necessary for the logical interpretation of such provisions, shall survive the termination of this Agreement; provided, however, that such termination shall not relieve any party hereto of any liability for any breach of this Agreement.

        (b) In the event that (i) this Agreement is terminated pursuant to
    Section 9.1(b) or Section 9.1(f), or (ii) Buyer terminates this Agreement due to a breach by the Company of any representation, warranty, covenant or agreement pursuant to Section 9.1(d) as applicable to the Company, then Buyer shall become entitled to receive from the Company a termination fee of $1,000,000 (taking into account all legal and other costs and expenses incurred in connection with this Agreement) and in the event this Agreement is terminated by Buyer pursuant to Section 9.1(c) or by the Company pursuant to Section 9.1(g), then in any such case the Company shall pay simultaneously with such termination if pursuant to Section 9.1(g) and promptly, but in no event later than two business days after the date of such termination or event if pursuant to Section 9.1(c) a termination fee of $4,000,000 (taking into account all legal and other costs and expenses incurred in connection with this Agreement) (collectively, the "Termination Fee").

        (c) If Buyer shall have terminated this Agreement pursuant to Section 9.1(b) or Section 9.1(d) or Section 9.1(f) and within one year of any such termination (i) the Company shall have entered into a definitive agreement with respect to a Competing Transaction or a Competing Transaction with respect to the Company shall have been consummated or (ii) Legacy shall have entered into a definitive agreement with respect to a Legacy Competing Transaction or a Legacy Competing Transaction with respect to Legacy shall have been consummated, then in any such case the Company shall pay promptly, but in no event later than two business days after the date of such event to Buyer an additional termination fee of $3,000,000, which amount shall be payable by wire transfer to an account specified by Buyer.

        (d) The parties acknowledge that the agreements contained in the preceding paragraph are an integral part of the transactions contemplated by this Agreement and that without these agreements, Buyer would not enter into this Agreement; accordingly, if the Company fails promptly to pay the amounts due in accordance with the terms of such paragraph, and in order to obtain any such payment, Buyer commences a suit which results in a judgment against the Company for any such payment, the Company shall pay to Buyer its cost and expenses (including reasonable attorneys' fees and expenses) in connection with such suit.

    Section 9.3.  EXPENSES AND TAXES.

        (a) The Company agrees to pay at the Closing the reasonable fees and expenses of Buyer, of up to $500,000, incurred in connection with the investigation and diligence of the Company and incurred in connection with the negotiation, preparation, execution and delivery of this Agreement.

        (b) The Company will pay, and save and hold Buyer harmless from any and all liabilities (including interest and penalties) with respect to, or resulting from any delay or failure in paying, stamp and other taxes (other than income taxes) or recording fees, if any, which may be payable or determined to be payable on the execution and delivery or acquisition of the Securities or the Conversion Shares.

        (c) Except as set forth in this Agreement, whether or not the purchase of the Securities is consummated, all legal and other costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

                                   ARTICLE X.

                                 MISCELLANEOUS

    Section 10.1. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other party. Copies of executed counterparts transmitted by telecopy, telefax or other electronic transmission service shall be considered original executed counterparts for purposes of this Section 10.1, provided receipt of copies of such counterparts is confirmed.

    Section 10.2. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CHOICE OF LAW PRINCIPLES THEREOF.

    Section 10.3. ENTIRE AGREEMENT. This Agreement, the Warrant, the Registration Rights Agreement, and the Voting Stockholders Agreement and the Schedules and Exhibits hereto contain the entire agreement and supersede any and all other prior agreements and undertakings, both written and oral, between the parties with respect to the subject matter hereof. There are no agreements, understandings, representations or warranties between the parties other than those set forth or referred to herein. This Agreement is not intended to confer upon any person not a party hereto (and their successors and assigns) any rights or remedies hereunder.

    Section 10.4. NOTICES. All notices and other communications hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered personally, sent by documented overnight delivery service or, to the extent receipt is confirmed, telecopy, telefax or other electronic transmission service to the appropriate address or number as set forth below. Notices to the Company shall be addressed to:

       Price Enterprises, Inc.
       17140 Bernardo Center Drive
       Suite 300
       San Diego, California 92128
       Attention: Gary B. Sabin and S. Eric Ottesen
       Facsimile: (858) 675-9405
    with a copy to:

       Latham & Watkins
       12636 High Bluff Drive
       Suite 300
       San Diego, California 92130
       Attention: Scott N. Wolfe, Esq.
       Facsimile: (858) 523-5450

or at such other address and to the attention of such other person as the Company may designate by written notice to Buyer. Notices to Buyer shall be addressed to:

       Warburg, Pincus Equity Partners, L.P.
       466 Lexington Avenue, 10th Floor
       New York, New York 10017
       Attention: Reuben S. Leibowitz
       Facsimile: (212) 716-5100

    with a copy to:

       Willkie Farr & Gallagher
       787 Seventh Avenue
       New York, New York 10019
       Attention: Steven A. Seidman, Esq.
       Facsimile: (212) 728-8111

    Section 10.5. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors. This Agreement shall not be assigned by operation of law or otherwise, except that Buyer may assign all or any of its rights hereunder to any Affiliate of Buyer in which Warburg, Pincus & Co. is the general partner.

    Section 10.6. HEADINGS. The Section, Article and other headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement. All references to Sections or Articles contained herein mean Sections or Articles of this Agreement unless otherwise stated.

    Section 10.7. AMENDMENTS AND WAIVERS. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by each of the parties hereto. Either party hereto may, in its sole discretion and only by an instrument in writing, waive compliance by the other party hereto with any term or provision hereof on the part of such other party hereto to be performed or complied with. The waiver by any party hereto of a breach of any term or provision hereof shall not be construed as a waiver of any subsequent breach.

    Section 10.8.  INTERPRETATION; ABSENCE OF PRESUMPTION.

        (a) For the purposes hereof, (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires, (ii) the terms "hereof", "herein", and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Schedules and Exhibits hereto) and not to any particular provision of this Agreement, and Article, Section, paragraph, Exhibit and Schedule references are to the Articles, Sections, paragraphs, Exhibits and Schedules to this Agreement unless otherwise specified, (iii) the word "including" and words of similar import when used in this Agreement shall mean "including, without limitation," unless the context otherwise requires or unless otherwise specified, (iv) the word "or" shall not be exclusive and
    (v) provisions shall apply, when appropriate, to successive events and transactions.

        (b) This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

    Section 10.9. SEVERABILITY. Any provision hereof which is invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability, without affecting in any way the remaining provisions hereof.

    Section 10.10. FURTHER ASSURANCES. The Company and Buyer agree that, from time to time, whether before, at or after the Closing Date, each will execute and deliver such further instruments of conveyance and transfer and take such other action as may be necessary to carry out the purposes and intents hereof.

    Section 10.11. SPECIFIC PERFORMANCE. Each of the parties hereto acknowledges and agrees that the other parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the parties agrees that the other parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter in addition to any other remedy to which they may be entitled, at law or in equity.

                            [signature page follows]

    IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.

                                                       PRICE ENTERPRISES, INC.

                                                       By:  /s/ S. ERIC OTTESEN
                                                            -----------------------------------------
                                                            Name: S. Eric Ottesen
                                                            Title: Senior Vice President

                                                       WARBURG, PINCUS EQUITY PARTNERS, L.P.

                                                       By: Warburg, Pincus & Co., its General Partner

                                                       By:  /s/ REUBEN S. LEIBOWITZ
                                                            -----------------------------------------
                                                            Name: Reuben S. Leibowitz
                                                            Title: Partner

                                                       WARBURG, PINCUS NETHERLANDS EQUITY
                                                       PARTNERS, I, C.V.

                                                       By: Warburg, Pincus & Co., its General Partner

                                                       By:  /s/ REUBEN S. LEIBOWITZ
                                                            -----------------------------------------
                                                            Name: Reuben S. Leibowitz
                                                            Title: Partner

                                                       WARBURG, PINCUS NETHERLANDS EQUITY
                                                       PARTNERS, II, C.V.

                                                       By: Warburg, Pincus & Co., its General Partner

                                                       By:  /s/ REUBEN S. LEIBOWITZ
                                                            -----------------------------------------
                                                            Name: Reuben S. Leibowitz
                                                            Title: Partner

                                                       WARBURG, PINCUS NETHERLANDS EQUITY
                                                       PARTNERS, III, C.V.

                                                       By: Warburg, Pincus & Co., its General Partner

                                                       By:  /s/ REUBEN S. LEIBOWITZ
                                                            -----------------------------------------
                                                            Name: Reuben S. Leibowitz
                                                            Title: Partner

                                   EXHIBIT A

                                                              NUMBER OF
BUYER                                                           SHARES     PURCHASE PRICE
-----                                                         ----------   --------------
Warburg, Pincus Equity Partners, L.P........................  16,996,404    $ 94,500,000
Warburg, Pincus Netherlands Equity Partners I, C.V..........     539,568    $  3,000,000
Warburg, Pincus Netherlands Equity Partners II, C.V.........     359,712    $  2,000,000
Warburg, Pincus Netherlands Equity Partners III, C.V........      89,928    $    500,000
                                                              ----------    ------------
    Total...................................................  17,985,612    $100,000,000
                                                              ==========    ============

                                                                         ANNEX C

                         FORM OF STOCKHOLDER AGREEMENT

    THIS STOCKHOLDER AGREEMENT (this "Agreement") is made and entered into as of March 21, 2001, by and between Price Enterprises, Inc., a Maryland corporation ("Enterprises"), and the undersigned (the "Stockholder").

    WHEREAS, the Stockholder desires that Enterprises, PEI Merger Sub, Inc., a Maryland corporation and a wholly-owned subsidiary of Enterprises ("Merger Sub"), and Excel Legacy Corporation, a Delaware corporation ("Legacy"), enter into an Agreement and Plan of Merger dated the date hereof (as the same may be amended or supplemented, the "Merger Agreement") with respect to the merger of Merger Sub with and into Legacy (the "Merger"); and

    WHEREAS, the Stockholder is executing this Agreement as an inducement to Enterprises to enter into and execute, and to cause Merger Sub to enter into and execute, the Merger Agreement.

    NOW, THEREFORE, in consideration of the execution and delivery by Enterprises and Merger Sub of the Merger Agreement and the mutual covenants, conditions and agreements contained herein and therein, the parties agree as follows:

    1. REPRESENTATIONS AND WARRANTIES. The Stockholder represents and warrants to Enterprises as follows:

        (a) The Stockholder has full power and authority to execute and deliver this Agreement, to perform the Stockholder's obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by the Stockholder of this Agreement and the consummation by him of the transactions contemplated hereby have been duly and validly authorized by the Stockholder and no other actions or proceedings on the part of the Stockholder are necessary to authorize the execution and delivery by him of this Agreement and the consummation by him of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Stockholder, and, assuming this Agreement constitutes a valid and binding obligation of Enterprises, constitutes a valid and binding obligation of the Stockholder, enforceable against him in accordance with its terms.

        (b) The Stockholder is the record and beneficial owner of the number of shares (the "Stockholder's Shares") of common stock, par value $0.01 per share, of Legacy ("Legacy Common Stock"), set forth below such Stockholder's name on the signature page hereof. Except for the Stockholder's Shares, the Stockholder is not the record or beneficial owner of any shares of Legacy Common Stock. The Stockholder has or will have voting power, power of disposition, power to issue instructions with respect to the matters set forth in Section 2, and power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Stockholder's Shares, with no limitations, qualifications or restrictions on such rights, subject to applicable federal securities laws and the terms of this Agreement.

    2. VOTING AGREEMENT. The Stockholder agrees with, and covenants to, Enterprises that, at any meeting of stockholders of Legacy called to vote upon the Merger and the Merger Agreement or at any adjournment or postponement thereof or in any other circumstances upon which a vote with respect to the Merger and the Merger Agreement is sought (the "Stockholders Meeting"), the Stockholder shall appear, or cause the holder of record on any applicable record date (the "Record Holder") to appear, for the purpose of obtaining a quorum at the Stockholders Meeting, and vote (or cause the Record Holder to vote) the Stockholder's Shares in favor of the Merger, the adoption of the Merger Agreement, and the approval of the terms thereof and each of the other transactions contemplated by the Merger Agreement, provided that the terms of the Merger Agreement shall not have been amended to reduce the consideration payable in the Merger to a lesser amount of common stock, par value $0.0001 per share, of Enterprises.

    3. TRANSFER. The Stockholder shall not (a) sell, transfer, pledge, encumber, assign, or otherwise dispose of (collectively, "Transfer"), or consent to any Transfer of, any or all of the Stockholder's Shares or any interest therein, except pursuant to the Merger, (b) enter into any contract, option or other agreement or understanding with respect to any Transfer of any or all of such Shares or any interest therein, (c) grant any proxy, power of attorney or other authorization in or with respect to such Shares, except for this Agreement or (d) deposit such Shares into a voting trust or enter into a voting agreement or arrangement with respect to such Shares; provided, that the Stockholder may Transfer any of the Stockholder's Shares to any other person who is on the date hereof, or to any family member of a person or charitable institution which prior to the Stockholders Meeting and prior to such Transfer becomes, a party to this Agreement bound by all the obligations of the "Stockholder" hereunder; provided, further, that the Stockholder may Transfer an aggregate of 10% of the Stockholder's Shares without compliance with this Section 3.

    4. CERTAIN EVENTS. The Stockholder agrees that this Agreement and the obligations hereunder shall attach to the Stockholder's Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Stockholder's Shares shall pass, whether by operation of law or otherwise, including without limitation the Stockholder's successors or assigns. The Stockholder agrees that, in the event of any stock split, stock dividend, merger, reorganization, recapitalization or other change in the capital structure of Legacy affecting the Legacy Common Stock, the number of Shares subject to the terms of this Agreement shall be adjusted appropriately and this Agreement and the obligations hereunder shall apply to any additional shares of Legacy Common Stock issued to the Stockholder.

    5. FURTHER ASSURANCES. The Stockholder shall, upon request and expense of Enterprises, execute and deliver any additional documents and take such further actions as may reasonably be deemed by Enterprises to be necessary or desirable to carry out the provisions hereof.

    6. TERMINATION. This Agreement, and all rights and obligations of the parties hereunder, shall terminate upon the first to occur of (a) the Effective Time of the Merger, (b) the date upon which the Merger Agreement is terminated in accordance with its terms or (c) the date upon which the Securities Purchase Agreement by and among Warburg Pincus Equity Partners, L.P., certain of its affiliates and Enterprises, dated the date hereof, is terminated in accordance with its terms. Upon such termination, no party shall have any further obligations or liabilities hereunder; provided, that no such termination shall relieve any party from liability for any breach of this Agreement prior to such termination.

    7.  MISCELLANEOUS.

        (a) Capitalized terms used and not otherwise defined in this Agreement shall have the respective meanings assigned to them in the Merger Agreement.

        (b) All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice): (i) if to Enterprises, to the address provided in the Merger Agreement; and (ii) if to the Stockholder, to its address shown below its signature on the last page hereof.

        (c) The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

        (d) This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement.

        (e) This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

        (f) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

        (g) Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise, by any of the parties without the prior written consent of the other party. Any assignment in violation of the foregoing shall be void.

        (h) The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

        (i) If any term, provision, covenant or restriction herein, or the application thereof to any circumstance, shall, to any extent, be held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions herein and the application thereof to any other circumstances, shall remain in full force and effect, shall not in any way be affected, impaired or invalidated, and shall be enforced to the fullest extent permitted by law.

        (j) Nothing contained in this Agreement shall be deemed to vest in Enterprises or Merger Sub any direct or indirect ownership or incidence of ownership of or with respect to any of the Stockholder's Shares. All rights, ownership and economic benefits of and relating to the Stockholder's Shares shall remain and belong to the Stockholder, and neither Enterprises nor Merger Sub shall have any authority to manage, direct, superintend, restrict, regulate, govern, or administer any of the policies or operations of Legacy or exercise any power or authority to direct the Stockholder in the voting of any of the Stockholder's Shares, except as otherwise provided herein, or the performance of the Stockholder's duties or responsibilities as a stockholder of Legacy.

        (k) No amendment, modification or waiver in respect of this Agreement shall be effective against any party unless it shall be in writing and signed by such party.

                            [Signature Page Follows]

    IN WITNESS WHEREOF, the undersigned parties have executed and delivered this Stockholder Agreement as of the day and year first above written.

                                                       PRICE ENTERPRISES, INC.

                                                       By:
                                                                 -------------------------------------

                                                       Name:
                                                                 -------------------------------------

                                                       Title:
                                                                 -------------------------------------

                                                       STOCKHOLDER:

                                                       Name:
                                                                 -------------------------------------

                                                       Address:
                                                                 -------------------------------------

                                                       Number of Shares
                                                       of Legacy Common Stock
                                                       Beneficially Owned:

                                                                         ANNEX D

                                VOTING AGREEMENT

    VOTING AGREEMENT, dated as of March 21, 2001 (the "Agreement"), by and among Warburg, Pincus Equity Partners L.P., a Delaware limited partnership ("Warburg"), Price Enterprises, Inc., a Maryland corporation (the "Company") and Excel Legacy Corporation, a Delaware corporation ("Legacy" or the
"Stockholder").

                              W I T N E S S E T H:

    WHEREAS, contemporaneously with the execution and delivery of this Agreement, Legacy, the Company and PEI Merger Sub, Inc., a wholly owned subsidiary of the Company ("Merger Sub") are entering into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), which provides for, upon the terms and subject to the conditions set forth therein, the merger of Merger Sub with and into Legacy (the "Merger");

    WHEREAS, contemporaneously with the execution and delivery of this Agreement, Warburg and the Company are entering into a Securities Purchase Agreement, dated as of the date hereof (the "Purchase Agreement"), which provides for, upon the terms and subject to the conditions set forth therein, the purchase by Warburg of (i) an aggregate of 17,985,612 shares of 9% Series B Junior Convertible Redeemable Preferred Stock, $.0001 par value per share ("Company Series B Preferred Shares"), of the Company and (ii) one or more warrants, each substantially in the form of Exhibit D thereto, to purchase an aggregate of 2,500,000 shares of Common Stock of the Company, $.0001 par value per share ("Company Common Shares"), in accordance with the terms of such warrants at an exercise price of $8.25 per share (the "Warburg Investment");

    WHEREAS, pursuant to the terms of the Purchase Agreement, the Company must amend and restate its Articles of Incorporation (as defined in the Purchase Agreement) in the form attached as Exhibit G to the Purchase Agreement;

    WHEREAS, as of the date hereof, each Stockholder owns (beneficially and of record) the number of Company Common Shares and 8 3/4% Series A Cumulative Redeemable Preferred Shares, par value $.0001 per share ("Company Series A Preferred Shares") set forth opposite such Stockholder's name on Schedule I hereto (all such shares and associated rights so owned and which may hereafter be acquired by such Stockholder prior to the termination of this Agreement, whether upon the exercise of options or by means of purchase, dividend, distribution or otherwise, being referred to herein as such Stockholder's "Shares");

    WHEREAS, as a condition to their willingness to enter into the Purchase Agreement, the Company and Warburg have requested that the Stockholder enter into this Agreement; and

    WHEREAS, in order to induce the Company and Warburg to enter into the Purchase Agreement, the Stockholder is willing to enter into this Agreement.

    NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Company, Warburg and the Stockholder hereby agree as follows:

                                   ARTICLE I.

                       TRANSFER AND VOTING OF SHARES; AND
                       OTHER COVENANTS OF THE STOCKHOLDER

    Except as set forth in Exhibit A hereto, the Stockholder hereby agrees as follows:

    SECTION 1.1. VOTING OF SHARES. From the date hereof until the termination of this Agreement pursuant to Section 5.2 hereof (the "Term"), at any meeting of the stockholders of the Company, however called, and in any action by consent of the stockholders of the Company, the Stockholder shall vote its Shares in favor of (i) the Amended Articles of Incorporation (as defined in the Purchase Agreement), (ii) the issuance of Company Common Shares in connection with the Merger Agreement and (iii) any other matter necessary for consummation of the transactions contemplated by the Merger Agreement and the Purchase Agreement (including, but not limited to, the issuance of Company Series B Preferred Shares pursuant to the Purchase Agreement) which is considered at any such meeting of stockholders or in such consent, and in connection therewith to execute any documents which are necessary or appropriate in order to effectuate the foregoing, including the ability for the Company or its nominees to vote such Shares directly.

    SECTION 1.2.  NO INCONSISTENT ARRANGEMENTS.

        (a) Except as contemplated by this Agreement and the Purchase Agreement, the Stockholder shall not during the Term (i) grant any proxy, power-of-attorney or other authorization in or with respect to such Shares,
    (ii) deposit such Shares into a voting trust or enter into a voting agreement or arrangement with respect to such Shares, or (iii) take any other action that would in any way restrict, limit or interfere with the performance of its obligations hereunder or the transactions contemplated hereby or by the Purchase Agreement.

        (b) The Stockholder may sell, transfer, assign, pledge or otherwise dispose of any or all of the Stockholder's Shares to any person or entity who agrees in writing to be bound by the provisions of this Agreement (a "Permitted Transferee"), and any sale, transfer, pledge or other disposition of such Shares to any person or entity other than a Permitted Transferee shall be null and void and of no effect.

    SECTION 1.3. PROXY. The Stockholder hereby revokes any and all prior proxies or powers of attorney in respect of any of the Stockholder's Shares and constitutes and appoints the Company, or any nominee of the Company, with full power of substitution and resubstitution, at any time during the Term, as its true and lawful attorney and proxy (its "Proxy"), for and in its name, place and stead, to demand that the Secretary of the Company call a special meeting of the stockholders of the Company for the purpose of considering any matter referred to in Section 1.1 (if permitted under the Articles of Incorporation and the By-Laws (as defined in the Purchase Agreement)) and to vote each of such Shares as its Proxy, at every annual, special, adjourned or postponed meeting of the stockholders of the Company, including the right to sign its name (as stockholder) to any consent, certificate or other document relating to the Company that Maryland Law may permit or require as provided in Section 1.1.

    THE FOREGOING PROXY AND POWER OF ATTORNEY ARE IRREVOCABLE AND COUPLED WITH AN INTEREST THROUGHOUT THE TERM.

    SECTION 1.4. STOP TRANSFER. The Stockholder shall not request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of such Stockholder's Shares, unless such transfer is made in compliance with this Agreement.

    SECTION 1.5. INDEMNIFICATION OF STOCKHOLDER. The Company will indemnify the Stockholder against all claims, actions, suits, proceedings or investigations, losses, damages, liabilities (or actions in respect thereof), costs and expenses (including reasonable fees and expenses of counsel) arising out of or based upon the execution or delivery of this Agreement or the performance by the Stockholder of its obligations hereunder and in the event of any such claim, action, suit, proceeding or investigation unless the Company shall have assumed the defense thereof as provided below, (i) the Company shall pay as incurred the reasonable fees and expenses of counsel selected by the Stockholder, which counsel shall be reasonably satisfactory to the Company, promptly as statements therefor are received, and (ii) the Company will cooperate in the defense of any such matter; PROVIDED, HOWEVER, that the Company shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld); and PROVIDED, FURTHER, that the Company shall not be obliged pursuant to this Section 1.5 to pay the fees and disbursements of more than one counsel for the Stockholder in any single action except to the extent that, in the opinion of counsel for the Stockholder, representation of the Company and the Stockholder by the same counsel would be inappropriate under the applicable standards of professional conduct. In the event any person asserts a claim against the Stockholder for which the Stockholder intends to seek indemnification hereunder, the Stockholder shall give prompt notice to the Company, and shall permit the Company to assume the defense of any such claim or any litigation resulting therefrom with counsel selected by the Company, which counsel shall be Latham & Watkins (unless such firm shall have a conflict of interest) or other counsel reasonably acceptable to the Stockholder; provided that the Stockholder may participate in such defense at its own expense, and provided further that the failure of the Stockholder to give notice as provided herein shall not relieve the Company of its obligations under this Section 1.5 except to the extent the Company is materially prejudiced thereby. The Company shall not, in the defense of any such claim or litigation, except with the consent of the Stockholder being indemnified, consent to the entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the Stockholder of a release from all liability in respect of such claim or litigation. The Stockholder shall promptly furnish such information regarding itself or the claim in question as the Company may reasonably request and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

                                  ARTICLE II.

               REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER

    Except as set forth in Exhibit A hereto, the Stockholder hereby represents and warrants to the Company and Warburg as follows:

    SECTION 2.1. DUE AUTHORIZATION, ETC. The Stockholder has all requisite power and authority to execute, deliver and perform this Agreement, to appoint the Company as its Proxy and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement, the appointment of the Company as Stockholder's Proxy and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Stockholder. This Agreement has been duly executed and delivered by or on behalf of the Stockholder and constitutes a legal, valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding for such remedy may be brought. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which the Stockholder is trustee whose consent is required for the execution and delivery of this Agreement of the consummation by the Stockholder of the transactions contemplated hereby.

    SECTION 2.2.  NO CONFLICTS; REQUIRED FILINGS AND CONSENTS.

        (a) The execution and delivery of this Agreement by the Stockholder does not, and the performance of this Agreement by the Stockholder will not,
    (i) conflict with or violate any trust agreement or other similar documents relating to any trust of which the Stockholder is trustee, (ii) conflict with or violate any law applicable to the Stockholder or by which the Stockholder or any of the Stockholder's properties is bound or affected or
    (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any assets of the Stockholder, including, without limitation, the Stockholder's Shares, pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Stockholder is a party or by which the Stockholder or any of the Stockholder's assets is bound or affected, except, in the case of clauses (ii) and (iii), for any such breaches, defaults or other occurrences that would not prevent or delay the performance by the Stockholder of such Stockholder's obligations under this Agreement.

        (b) The execution and delivery of this Agreement by the Stockholder does not, and the performance of this Agreement by the Stockholder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority (other than any necessary filing under the HSR Act or approvals or consents required under applicable foreign antitrust or competition laws or the Exchange Act), domestic or foreign, except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay the performance by the Stockholder of the Stockholder's obligations under this Agreement.

    SECTION 2.3. TITLE TO SHARES. The Stockholder is the sole record and beneficial owner of its Shares, free and clear of any pledge, lien, security interest, mortgage, charge, claim, equity, option, proxy, voting restriction, voting trust or agreement, understanding, arrangement, right of first refusal, limitation on disposition, adverse claim of ownership or use or encumbrance of any kind ("Encumbrances") other than restrictions imposed by the securities laws or pursuant to this Agreement and the Purchase Agreement.

    SECTION 2.4. NO FINDER'S FEES. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Stockholder. The Stockholder, on behalf of itself and its affiliates, hereby acknowledges that it is not entitled to receive any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated hereby or by the Purchase Agreement.

                                  ARTICLE III.

                       REPRESENTATIONS AND WARRANTIES OF
                            THE COMPANY AND WARBURG

    SECTION 3.1. The Company hereby represents and warrants to Warburg and the Stockholder as follows:

        (a) EXISTENCE; GOOD STANDING; AUTHORITY. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Maryland. The Company is duly licensed or qualified to do business as a foreign corporation and is in good standing under the laws of any other state of the United States in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified individually or in the aggregate is not having and could not be reasonably expected to have a material adverse effect on the business, assets, liabilities, results of operations, condition (financial or otherwise) of the Company and its Subsidiaries (as defined in the Purchase Agreement) taken as a whole (a "Company Material Adverse Effect"). The Company has all requisite corporate power and authority to own, operate, lease and encumber its assets and properties and carry on its business as now conducted.

    Each of the Company's Subsidiaries is a limited liability company, corporation or partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has the power and authority to own its assets and properties and to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership, lease or use of its property or the conduct of its business requires such qualification, except for jurisdictions in which such failure to be so qualified or to be in good standing would not have a Company Material Adverse Effect.

    True and correct copies of the Charter and the Bylaws of the Company (the "Bylaws") have been made available to Warburg.

        (b) AUTHORITY RELATIVE TO AGREEMENTS. The execution, delivery and performance of the Transaction Documents have been duly and validly authorized by all necessary corporate action on the part of the Company. This Agreement and the Purchase Agreement have been duly executed and delivered by the Company for itself and upon Closing, the Registration Rights Agreement shall be duly executed and delivered by it, and upon the execution and delivery by the parties thereto, shall constitute the valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights or general principles of equity.

    SECTION 3.2. Warburg hereby represents and warrants to the Company and the Stockholder as follows:

        (a) ORGANIZATION. Warburg is a limited partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. It has all requisite partnership power and authority to own, operate, lease and encumber its properties and to carry on its business as now conducted, and to enter into the Transaction Documents and to perform its obligations hereunder and thereunder.

        (b) DUE AUTHORIZATION. The execution, delivery and performance of the Transaction Documents have been duly and validly authorized by all necessary partnership action on its part. This Agreement and the Purchase Agreement have been duly executed and delivered by it and, upon the Closing, the Registration Rights Agreement shall be duly executed and delivered by it and, upon execution and delivery by the Company, constitute the valid and legally binding obligations of it, enforceable against it in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights or general principles of equity.

                                  ARTICLE IV.

                               NEGATIVE COVENANTS

    SECTION 4.1. CONDUCT OF BUSINESS BY LEGACY PRIOR TO CLOSING. During the period from the date of this Agreement until the termination of this Agreement, except as set forth in Exhibit A hereto or with respect to the Contemplated Transactions (as defined in the Purchase Agreement) or as contemplated by this Agreement or the Purchase Agreement, unless Warburg has consented in writing thereto, which consent shall not be unreasonably withheld, each of Legacy and its Subsidiaries shall use all commercially reasonable efforts to preserve intact in all material respects their present business organizations, goodwill reputation, to keep available the services of their key officers and employees, to maintain their assets and properties in good working order and condition, ordinary wear and tear excepted, to maintain insurance on their tangible assets and businesses in such amounts and against such risks and losses as are currently in effect, to preserve their relationships with ground lessors, tenants and other occupiers of properties, customers, suppliers, lenders, joint venture partners and others having significant business dealings with it and to comply in all material respects with all laws and orders of all Governmental Entities applicable to them, and Legacy shall not, nor permit any Legacy Subsidiary, to:

        (a) incorporate or organize any new Subsidiary, unless such Subsidiary shall be wholly owned, directly or indirectly, by such party and Warburg shall receive prompt notice of such incorporation or organization;

        (b) amend or propose to amend its Certificate of Incorporation or By-Laws or any of its Subsidiaries' Charter Documents or permit the amendment of its Certificate of Incorporation or By-Laws or of any Charter Documents of its Subsidiaries;

        (c) declare, set aside or pay any dividend other than in the ordinary course of business and consistent with past practice or make any other distribution or payment with respect to any shares of its capital stock, except in connection with the use of shares of capital stock to pay the exercise price or tax withholding in connection with stock-based employee benefit plans of Legacy, directly or indirectly redeem, purchase or otherwise acquire any shares of its capital stock or capital stock of any of its Subsidiaries, or make any commitment for any such action;

        (d) issue, deliver, sell or otherwise transfer or authorize or propose the issuance, delivery, sale or other transfer of or permit Legacy or any Legacy Subsidiary to issue, deliver, sell or otherwise transfer or authorize or propose the issuance, delivery, sale or other transfer of, any shares of capital stock of, or beneficial or other equity interests in, such party or any of its Subsidiaries or Affiliates or any option with respect thereto;

        (e) except, with respect to loans or capital contributions to any of Legacy's Subsidiaries that exist on the date hereof, to the extent (i) required under the express terms of the Legacy's Certificate of Incorporation or By-Laws or any Charter Documents applicable to any Legacy Subsidiary or Affiliate or (ii) in the reasonable good faith judgment of Legacy, as applicable, necessary under the circumstances to satisfy the current cash needs of Legacy, its Affiliates or its Subsidiaries provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in (or permit any of such Legacy Subsidiaries to take any such action with respect to), any person;

        (f) acquire (by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner) any business or any corporation, partnership, association or other business organization or division thereof with assets (other than with respect to the Contemplated Transactions) in excess of $25,000,000 or acquire any material assets in an amount which exceeds $30,000,000 in the aggregate;

        (g) mortgage or otherwise encumber or subject to any Encumbrance or sell, lease or otherwise dispose of any of its material properties or assets or assign or encumber the right to receive income, dividends, distributions and the like;

        (h) make or agree to make any new capital expenditures in excess of $5,000,000 in the aggregate;

        (i) incur (which shall not be deemed to include entering into credit agreements, lines of credit or similar arrangements until borrowings are made or committed to be borrowed under such arrangements) any indebtedness for borrowed money or guarantee any such indebtedness, other than (i) such debt incurred in connection with the projects set forth in Schedule 1.1 of the Disclosure Letter under the heading "Debt Incurrence," (ii) to meet the current cash needs of Legacy and its Subsidiaries business in an aggregate amount not to exceed $25,000,000, to permit Legacy to perform its obligations hereunder or (iii) to effect a redemption of indebtedness permitted by clause (j);

        (j) voluntarily purchase, cancel, prepay or otherwise provide for a complete or partial discharge in advance of a scheduled repayment date with respect to, or waive any right under, or otherwise modify the provisions of, any indebtedness, or guarantee of indebtedness, for borrowed money, or permit Legacy or any Legacy Subsidiaries to take any such actions, other than the redemption of indebtedness substantially from the proceeds of new indebtedness, the provisions of which are not materially less advantageous to the issuer thereof than those of, and the "ALL-IN" cost of which (determined in accordance with sound financial practice) shall not exceed that of, the indebtedness so redeemed;

        (k) enter into, adopt, amend in any material respect (except as may be required by applicable law) or terminate any Plan, as the case may be, or grant any options, awards or other benefits or increase compensation, except for normal increases in benefits and compensation in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to Legacy and Legacy Subsidiaries or amend or modify any employment agreement with any officer of Legacy and, taken as a whole, grant any options, awards or other benefits or increase the compensation of the officers of Legacy or any Legacy Subsidiary for whom executive compensation disclosure would be required to be made on a proxy statement for an annual meeting under Regulation 14A under the Exchange Act and Item 402 of Regulation S-K promulgated by the SEC (assuming for this purpose that each of Legacy and the Legacy Subsidiaries are subject to such disclosure requirements);

        (l) enter into any Contract, or amend or modify any existing Contract, or engage in any new transaction outside the ordinary course of business consistent with past practice, not on an arm's-length basis, or permit any of Legacy or any Legacy Subsidiary to take such actions, with any Affiliate of such party other than transactions among Legacy and the Legacy Subsidiaries;

        (m) make any change in the lines of business in which Legacy and its Subsidiaries participate or are engaged;

        (n) enter into any Contract, commitment or arrangement to do or engage in any action the consummation of which would be prohibited by the foregoing;

        (o) make any changes in its accounting methods or policies except as required by law, the SEC or generally accepted accounting principles;

        (p) fail to maintain and cause its Subsidiaries to maintain insurance in such amounts and against such risks as are customary for companies;

        (q) obtain any equity or debt financing (including any private or public offering of the Company's capital stock);

        (r) except following an event of default thereunder, enter into any voluntary termination of a Lease material to the shopping center to which such Lease pertains, unless such Lease is promptly replaced by a lease with equal or greater value (including rent, term and quality of tenant);

        (s) make any material tax election or settle or compromise any material liability for taxes;

        (t) make any loan of money to or investment in, or purchase any equity interest in, buy any property from or sell any property to, or enter into any partnership or joint venture with the

    Company other than pursuant to arrangements existing between the Company and Legacy set forth on Schedule 5.7 of the Disclosure Letter that have been disclosed to Buyer on the date hereof, nor amend or waive any covenant, condition or provision of the Merger Agreement or any of the other agreements contemplated thereby;

        (u) amend or waive any term or provision or condition of the voting agreements set forth in Schedule 5.7 of the Disclosure Letter in connection with the Merger; or

        (v) amend or waive any term, provision or condition in any Contract with the Company.

                                   ARTICLE V.

                                 MISCELLANEOUS

    SECTION 5.1. DEFINITIONS. Terms used but not otherwise defined in this Agreement have the meanings ascribed to such terms in the Purchase Agreement.

    SECTION 5.2. TERMINATION. This Agreement shall terminate and be of no further force and effect (i) by the written mutual consent of the parties hereto or (ii) automatically and without any required action of the parties hereto upon the earlier of (A) closing of the Warburg Investment or (B) the termination of the Purchase Agreement. No such termination of this Agreement shall relieve any party hereto from any liability for any breach of this Agreement prior to termination.

    SECTION 5.3. FURTHER ASSURANCE. From time to time, at another party's request and without consideration, each party hereto shall execute and deliver such additional documents and take all such further action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transaction contemplated by this Agreement.

    SECTION 5.4. CERTAIN EVENTS. The Stockholder agrees that this Agreement and the Stockholder's obligations hereunder shall attach to the Stockholder's Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise, including, without limitation, the Stockholder's permitted successors and assigns. Notwithstanding any transfer of Shares, the transferor shall remain liable for the performance of all its obligations under this Agreement.

    SECTION 5.5. NO WAIVER. The failure of any party hereto to exercise any right, power, or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, any custom or practice of the parties at variance with the terms hereof shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

    SECTION 5.6. SPECIFIC PERFORMANCE. The Stockholder acknowledges that if the Stockholder fails to perform any of its obligations under this Agreement immediate and irreparable harm or injury would be caused to the Company and Warburg for which money damages would not be an adequate remedy. In such event, the Stockholder agrees that each of the Company and Warburg shall have the right, in addition to any other rights it may have, to specific performance of this Agreement. Accordingly, if the Company or Warburg should institute an action or proceeding seeking specific enforcement of the provisions hereof, the Stockholder hereby waives the claim or defense that the Company or Warburg, as the case may be, has an adequate remedy at law and hereby agrees not to assert in any such action or proceeding the claim or defense that such a remedy at law exists. The Stockholder further agrees to waive any requirements for the securing or posting of any bond in connection with obtaining any such equitable relief.

    SECTION 5.7. NOTICE. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made (i) as of the date delivered or sent by facsimile if delivered personally or by facsimile, (ii) on the first business day following the date of such mailing, if mailed by overnight courier, and (iii) on the third business day after deposit in the U.S. mail, if mailed by registered or certified mail (postage prepaid, return receipt requested), in each case to the parties at the following addresses (or at such other address for a party as shall be specified by like notice, except that notices of changes of address shall be effective upon receipt):

    (a) If to the Company:

        Price Enterprises, Inc.
       17140 Bernardo Center Drive
       Suite 300
       San Diego, California 92128
       Attention: Gary B. Sabin and S. Eric Ottesen
       Facsimile: (858) 675-9405

        with a copy to:

        Latham & Watkins
       12636 High Bluff Drive
       Suite 300
       San Diego, California 92130
       Attention: Scott N. Wolfe
       Facsimile: (858) 523-5450

    or at such other address and to the attention of such other person as the Company may designate by written notice to Warburg and each Stockholder.

    (b) If to Warburg:

        Warburg, Pincus Equity Partners, L.P.
       466 Lexington Avenue, 10th Floor
       New York, New York 10017
       Attention: Reuben S. Leibowitz
       Facsimile: (212) 716-5100

        with a copy to:

        Willkie Farr & Gallagher
       787 Seventh Avenue
       New York, New York 10019
       Attention: Steven A. Seidman
       Facsimile: (212) 728-8111

    (c) If to the Stockholder, at the address set forth below the Stockholder's name on Schedule I hereto.

    SECTION 5.8. EXPENSES. Except as otherwise expressly set forth herein or in the Purchase Agreement, all fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, costs and expenses.

    SECTION 5.9. HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

    SECTION 5.10. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the maximum extent possible.

    SECTION 5.11. ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. This Agreement, the Purchase Agreement and the other Transaction Documents constitute the entire agreement and supersede any and all other prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof, and this Agreement is not intended to confer upon any other person any rights or remedies hereunder.

    SECTION 5.12. ASSIGNMENT. Other than as contemplated by Section 1.2(b) hereof, this Agreement shall not be assigned, by operation of law or otherwise, by either party hereto and any attempted assignment of this Agreement other than as provided in this Section 5.12 shall be null and void and of no effect.

    SECTION 5.13. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Maryland applicable to contracts executed in and to be performed entirely within that State.

    SECTION 5.14. AMENDMENTS AND WAIVERS. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by each of the parties hereto. The parties hereto may, in their sole discretion and only by an instrument in writing signed by each of the parties hereto, waive compliance by any party hereto with respect to any term or provision hereof. The waiver of the parties hereto of a breach of any term or provision hereof shall not be construed as a waiver of any subsequent breach.

    SECTION 5.15. COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which shall constitute one and the same agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

    IN WITNESS WHEREOF, the Company, Warburg and the Stockholder have caused this Agreement to be executed as of the date first written above.

                                                       PRICE ENTERPRISES, INC.

                                                       By:  /s/ RICHARD B. MUIR
                                                            -----------------------------------------
                                                            Name: Richard B. Muir
                                                            Title: Executive Vice President

                                                       WARBURG, PINCUS EQUITY PARTNERS, L.P.

                                                       By:  /s/ REUBEN S. LEIBOWITZ
                                                            -----------------------------------------
                                                            Name: Reuben S. Leibowitz
                                                            Title: Partner

                                                       EXCEL LEGACY CORPORATION

                                                       By:  /s/ S. ERIC OTTESEN
                                                            -----------------------------------------
                                                            Name: S. Eric Ottesen
                                                            Title: Senior Vice President

                                   SCHEDULE I

                                                         NUMBER OF COMMON     NUMBER OF SERIES A
NAME AND ADDRESS OF STOCKHOLDER                            SHARES OWNED     PREFERRED SHARES OWNED
-------------------------------                          ----------------   ----------------------
Excel Legacy Corporation...............................     12,154,289               None
17140 Bernardo Center Drive
Suite 300
San Diego, California 92128

                                   EXHIBIT A

    The shares of Common Stock of Price Enterprises, Inc. held by Excel Legacy Corporation ("Legacy") are pledged as security for Legacy's obligations under
(a) that certain Indenture, dated November 5, 1999, with respect to Legacy's outstanding 10.0% Senior Redeemable Secured Notes due 2004, (b) that certain Indenture, dated November 5, 1999, with respect to Legacy's outstanding 9.0% Convertible Redeemable Subordinated Secured Debentures due 2004 and (c) that certain Note Purchase Agreement, dated October 6, 1999, with respect to Legacy's outstanding Secured Promissory Note in favor of Sol Price. The transactions contemplated by this Voting Agreement are subject to the prior rights of the collateral agents under the pledge agreements associated with such transactions.

                                                                         ANNEX E

                            PRICE ENTERPRISES, INC.

                     ARTICLES OF AMENDMENT AND RESTATEMENT

    I. Price Enterprises, Inc., a Maryland corporation (the "Corporation"), desires to amend and restate its charter as currently in effect and as hereinafter amended.

    II. The following provisions are all the provisions of the charter currently in effect and as hereinafter amended:

    FIRST: The name of the corporation (which is hereinafter called the "Corporation") is:

                            Price Legacy Corporation

    SECOND: Unless otherwise provided in this charter of the Corporation (the "Charter"), all capitalized terms used herein shall have the respective meanings ascribed thereto in Article TENTH hereof.

    THIRD: (a) The purposes for which and any of which the Corporation is formed and the business and objects to be carried on and promoted by it are:

        (1) To engage in any lawful act or activity (including, without limitation or obligation, engaging in business as a real estate investment trust under the Internal Revenue Code of 1986, as amended, or any successor statute (the "Code")) for which corporations may be organized under the general laws of the State of Maryland as now or hereafter in force. For purposes of this Charter, "REIT" means a real estate investment trust under Sections 856 through 860 of the Code.

        (2) To engage in any one or more businesses or transactions, or to acquire all or any portion of any entity engaged in any one or more businesses or transactions which the Board of Directors may from time to time authorize or approve, whether or not related to the business described elsewhere in this Article or to any other business at the time or theretofore engaged in by the Corporation.

    (b) The foregoing enumerated purposes and objects shall be in no way limited or restricted by reference to, or inference from, the terms of any other clause of this or any other Article of the Charter, and each shall be regarded as independent; and they are intended to be and shall be construed as powers as well as purposes and objects of the Corporation and shall be in addition to and not in limitation of the general powers of corporations under the General Laws of the State of Maryland.

    FOURTH: The present address of the principal office of the Corporation in this State is c/o The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202.

    FIFTH: The name and address of the resident agent of the Corporation in this State are The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202. Said resident agent is a Maryland corporation.

    SIXTH: (a) The total number of shares of stock of all classes which the Corporation has authority to issue is 150,000,000 shares of capital stock, par value $.0001 per share, amounting in aggregate par value of $15,000, 94,691,374 of which shares are classified as "Common Stock" (the "Common Stock"), 27,849,771 of which shares are classified as "8 3/4% Series A Cumulative Redeemable Preferred Stock" (the "Series A Preferred Stock") and 27,458,855 of which shares are classified as "9%

Series B Junior Convertible Redeemable Preferred Stock" (the "Series B Preferred Stock"). The Board of Directors may classify and reclassify any unissued shares of capital stock by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such shares of capital stock. If shares of one class of stock are classified or reclassified into shares of another class of stock pursuant to this Article SIXTH, the number of authorized shares of the former class shall be automatically decreased and the number of shares of the latter class shall be automatically increased, in each case by the number of shares so classified or reclassified, so that the aggregate number of shares of stock of all classes that the Corporation has authority to issue shall not be more than the total number of shares of stock set forth in the first sentence of this paragraph. Without any action by the stockholders of the Corporation, the Board of Directors may amend the Charter to increase or decrease the aggregate number of shares of stock of the Corporation or the number of shares of stock of any class or any series that the Corporation has authority to issue; PROVIDED, HOWEVER, that such amendment shall have been approved by a majority of the Board of Directors, which majority, prior to the Warburg Termination Date, shall include both Warburg Directors.

    (b) Subject to the provisions of Article SEVENTH and Article TENTH, the following is a description of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the Common Stock of the Corporation:

        (1) Each share of Common Stock shall have one vote, and, except as otherwise provided in respect of any class of stock herein or hereafter classified or reclassified, the exclusive voting power for all purposes shall be vested in the holders of the Common Stock. Shares of Common Stock shall not have cumulative voting rights.

        (2) Subject to the provisions of law and any preferences of any class of stock herein or hereafter classified or reclassified, dividends, including dividends payable in shares of another class of the Corporation's stock, may be paid ratably on the Common Stock at such time and in such amounts as the Board of Directors may deem advisable.

        (3) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Common Stock shall be entitled, together with the holders of any other class of stock herein or hereafter classified or reclassified not having a preference on distributions in the liquidation, dissolution or winding up of the Corporation, to share ratably in the net assets of the Corporation remaining, after payment or provision for payment of the debts and other liabilities of the Corporation and the amount to which the holders of any class of stock herein or hereafter classified or reclassified having a preference on distributions in the liquidation, dissolution or winding up of the Corporation shall be entitled.

    (c) Subject to the provisions of Article SEVENTH and Article TENTH, the following is a description of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the Series A Preferred Stock:

        (1) Distributions.

           a. The holders of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for that purpose, cumulative distributions payable in cash in an amount per share of Series A Preferred Stock equal to $1.40 per annum (or at the rate of 8 3/4% per annum of the Series A Liquidation Preference). Such distributions shall accrue and be cumulative from August 1, 1998, whether or not in any Series A Distribution Period or Periods such distributions shall be declared or there shall be funds of the Corporation legally available for the payment of such distributions, and shall be payable quarterly in arrears on the Series A Distribution Payment Dates, commencing on

       November 15, 1998. Each such distribution shall be payable in arrears to the holders of record of the Series A Preferred Stock, as they appear on the stock records of the Corporation at the close of business on the Series A Record Date for such distribution. Accumulated, accrued and unpaid distributions for any past Series A Distribution Periods may be declared and paid at any time, without reference to any regular Series A Distribution Payment Date, to holders of record on the Series A Record Date therefor. The amount of accumulated, accrued and unpaid distributions on any share of Series A Preferred Stock, or fraction thereof, at any date shall be the amount of any distributions thereon calculated at the applicable rate to and including such date, whether or not earned or declared, which have not been paid in cash. Any distribution payment made on shares of Series A Preferred Stock shall be first credited against the earliest accrued but unpaid distribution due which remains payable.

           b. The amount of distributions payable per share of Series A Preferred Stock for each full Series A Distribution Period shall be computed by dividing the annual distribution by four (4). The amount of distributions payable per share of Series A Preferred Stock for any period shorter or longer than a full Series A Distribution Period, shall be computed ratably on the basis of a 360-day year consisting of twelve
       (12) 30-day months. Holders of Series A Preferred Stock shall not be entitled to any distributions, whether payable in cash, property or stock, in excess of cumulative distributions, as herein provided, on the Series A Preferred Stock, except for distributions upon liquidation, dissolution or winding up of the Corporation to which the holders of Series A Preferred Stock are entitled pursuant to Section 2 below. No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on the Series A Preferred Stock that may be in arrears.

           c. So long as any of the shares of Series A Preferred Stock are outstanding, no distributions, except as described in the immediately following sentence, shall be declared or paid or set apart for payment by the Corporation or other distribution of cash or other property declared or made directly or indirectly by the Corporation with respect to any class or series of Series A Parity Stock for any period unless distributions equal to the full amount of accumulated, accrued and unpaid distributions have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof have been or contemporaneously are set apart for such payment on the Series A Preferred Stock for all Series A Distribution Periods terminating on or prior to the Series A Distribution Payment Date with respect to such class or series of Series A Parity Stock. When distributions are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all distributions declared upon the Series A Preferred Stock and all distributions declared upon any other class or series of Series A Parity Stock shall be declared ratably in proportion to the respective amounts of distributions accumulated, accrued and unpaid on the Series A Preferred Stock and accumulated, accrued and unpaid on such Series A Parity Stock.

           d. Unless full distributions on the Series A Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past Series A Distribution Periods and the then current Series A Distribution Period (i) except as set forth in Section 1(a) above, no distributions (other than in Series A Junior Stock or options, warrants or rights to subscribe therefor) shall be declared or paid or set aside for payment, or other distribution of cash or property declared or made directly or indirectly by the Corporation with respect to any shares of Series A Junior Stock or Series A Parity Stock, and (ii) no Series A Junior Stock or Series A Parity Stock (including less than all of the Series A Preferred Stock) shall be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid or made available for a sinking fund for the redemption of any shares of such stock) directly or indirectly by the Corporation except by conversion into or exchange for Series A Junior Stock and except for a redemption or purchase or other acquisition of Common Stock or other equity securities of the Corporation for purposes of an employee benefit plan of the Corporation or any subsidiary or as provided under the Charter to protect the Corporation's status as a REIT.

           e. Notwithstanding anything contained herein to the contrary, no distributions on shares of Series A Preferred Stock shall be authorized or declared by the Board of Directors of the Corporation or paid or set apart for payment by the Corporation at such time as the terms and provisions of any agreement of the Corporation, including any agreement relating to its indebtedness, prohibits such authorization, declaration, payment or setting apart for payment or provides that such authorization, declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or to the extent such declaration or payment shall be restricted or prohibited by law.

           f. Notwithstanding anything contained herein to the contrary, distributions on the Series A Preferred Stock, if not paid on the applicable Series A Distribution Payment Date, will accrue whether or not distributions are authorized or declared for such Series A Distribution Payment Date, whether or not the Corporation has earnings, whether or not there are funds legally available for the payment of such distributions and whether or not any agreement of the Corporation prohibits the payment of such distributions.

           g. If, for any taxable year, the Corporation elects to designate as a "capital gain dividend" (as defined in Section 857 of the Code) any portion (the "Capital Gain Amount") of the distributions paid or made available for the year to holders of all classes of stock (the "Total Distributions"), then the portion of the Capital Gain Amount that shall be allocable to holders of the Series A Preferred Stock shall be the amount that the total distributions paid or made available to the holders of the Series A Preferred Stock for the year bears to the Total Distributions.

        (2) Liquidation Preference.

           a. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for holders of Series A Junior Stock, the holders of shares of Series A Preferred Stock shall be entitled to receive Sixteen Dollars ($16.00) per share of Series A Preferred Stock plus an amount equal to all distributions (whether or not declared) accumulated, accrued and unpaid thereon to the date of final distribution to such holders, but such holders shall not be entitled to any further payment. Until the holders of the Series A Preferred Stock have been paid the liquidation preference in full, no payment will be made to any holder of Series A Junior Stock upon the liquidation, dissolution or winding up of the Corporation. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of Series A Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other shares of any class or series of Series A Parity Stock, then such assets, or the proceeds thereof, shall be distributed among the holders of Series A Preferred Stock and any such other Series A Parity Stock ratably in the same proportion as the respective amounts that would be payable on such Series A Preferred Stock and any such other Series A Parity Stock if all amounts payable thereof were paid in full. For purposes of this
       Section 2, (i) a consolidation or merger of the Corporation with one or more corporations, (ii) a sale, lease, transfer or conveyance of all or substantially all of the Corporation's assets, or (iii) a statutory share exchange shall not be deemed to be a liquidation, dissolution or winding, voluntary or involuntary, of the Corporation.

           b. Subject to the rights of the holders of any shares of Series A Parity Stock, upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to the holders of Series A Preferred Stock and any Series A Parity Stock, as provided in this Section 2, any other series or class or classes of Series A Junior Stock shall, subject to the respective terms thereof, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series A Preferred Stock and any Series A Parity Stock shall not be entitled to share therein.

           c. In determining whether a distribution (other than upon voluntary or involuntary liquidation) by distribution, redemption or other acquisition of shares of stock of the Corporation or otherwise is permitted under the MGCL, no effect shall be given to amounts that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of shares of stock of the Corporation whose preferential rights upon dissolution are superior to those receiving the distribution.

        (3) Redemption.

           a. Except as otherwise permitted under Article TENTH of the Charter and except as provided by paragraph (b) of this Section 3, shares of Series A Preferred Stock shall not be redeemable by the Corporation prior to August 15, 2003. On and after August 15, 2003, the Corporation, at its option, may redeem shares of Series A Preferred Stock in whole or, from time to time, in part at the Redemption Price.

           b. Notwithstanding the foregoing, the outstanding shares of Series A Preferred Stock may be redeemed in whole, but not in part, at the Series A Redemption Price at the option of the Corporation upon the occurrence of a Change of Control; provided that in no event shall such redemption occur more than ninety days (90) after the occurrence of such Change of Control. For purposes of paragraphs (b), (c), (d) and (e) of this Section 3, the "Corporation" shall include, upon a Change of Control, the successor to all or substantially all of the assets of the Corporation or the surviving corporation in a merger, consolidation or share exchange.

           c. Shares of Series A Preferred Stock shall be redeemed by the Corporation on the date specified in the notice to holders required under paragraph (d) of this Section 3 (the "Series A Call Date"). The Series A Call Date shall be selected by the Corporation, shall be specified in the notice of redemption and shall be not less than thirty (30) nor more than sixty (60) days after the date notice of redemption is sent by the Corporation. Upon any redemption of shares of Series A Preferred Stock pursuant to the second sentence of paragraph (a) or the first sentence of paragraph (b) of this Section 3, the Corporation shall pay in cash to the holder of such shares an amount equal to all accumulated, accrued and unpaid distributions, if any, to the Series A Call Date, whether or not earned or declared. Immediately prior to authorizing any redemption of the Series A Preferred Stock, and as a condition precedent for such redemption, the Corporation, by resolution of its Board of Directors, shall declare a mandatory distribution on the Series A Preferred Stock payable in cash on the Series A Call Date in an amount equal to all accumulated, accrued and unpaid distributions as of the Series A Call Date on the Series A Preferred Stock to be redeemed, which amount shall be added to the redemption price. If the Series A Call Date falls after a distribution Series A Record Date and prior to the corresponding
       Series A Distribution Payment Date, then each holder of Series A Preferred Stock at the close of business on such distribution Series A Record Date shall be entitled to the distribution payable on such shares on the corresponding Series A Distribution Payment Date notwithstanding the redemption of such shares prior to such Series A Distribution Payment Date. Except as provided above, the

       Corporation shall make no payment or allowance for accumulated or accrued distributions on shares of Series A Preferred Stock called for redemption.

           d. If the Corporation shall redeem shares of Series A Preferred Stock pursuant to the second sentence of paragraph (a) or the first sentence of paragraph (b) of this Section 3, notice of such redemption shall be given to each holder of record of the shares to be redeemed. Such notice shall be provided by first class mail, postage prepaid, at such holder's address as the same appears on the stock records of the Corporation, or by publication in The Wall Street Journal or The New York Times, or if neither such newspaper is then being published, any other daily newspaper of general circulation in The City of New York, such publication to be made once a week for two (2) successive weeks commencing not less than thirty (30) nor more than sixty (60) days prior to the Series A Call Date. If the Corporation elects to provide such notice by publication, it shall also promptly mail notice of such redemption to the holders of the shares of Series A Preferred Stock to be redeemed. Neither the failure to give any notice required by this paragraph (d), nor any defect therein or in the mailing thereof, to any particular holder, shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to the other holders. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given on the date mailed whether or not the holder receives the notice.

           e.  Each such mailed or published notice shall state, as appropriate:
       (i) the Series A Call Date; (ii) the Series A Redemption Price;
       (iii) the number of shares of Series A Preferred Stock to be redeemed and, if fewer than all such shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder;
       (iv) the place or places at which the certificates evidencing the shares of Series A Preferred Stock are to be surrendered for payment of the Series A Redemption Price; and (v) that distributions on the shares of Series A Preferred Stock to be redeemed shall cease to accrue on such Series A Call Date except as otherwise provided herein. Notice having been published or mailed as aforesaid, and provided that on or before the Series A Call Date specified in such notice the amount of cash necessary to effect such redemption shall have been set aside by the Corporation, separate and apart from its other funds in trust for the pro rata benefit of the holders of the shares of Series A Preferred Stock so called for redemption, from and after the Series A Call Date, including all accumulated, accrued and unpaid distributions to the Series A Call Date, whether or not earned or declared, (i) except as otherwise provided herein, distributions on the shares of Series A Preferred Stock so called for redemption shall cease to accumulate or accrue on the shares of Series A Preferred Stock called for redemption (except that, in the case of a Series A Call Date after a distribution Series A Record Date and prior to the related Series A Distribution Payment Date, holders of Series A Preferred Stock on the distribution Series A Record Date will be entitled on such Series A Distribution Payment Date to receive the distribution payable on such shares), (ii) said shares shall no longer be deemed to be outstanding, (iii) all rights of the holders thereof as holders of Series A Preferred Stock of the Corporation shall cease (except the rights to receive the cash payable upon such redemption, without interest thereon, upon surrender and endorsement of their certificates if so required and to receive any distributions payable thereon). The Corporation's obligation to provide cash in accordance with the preceding sentence shall be deemed fulfilled if, on or before the Series A Call Date, the Corporation shall deposit with a bank or trust company (which may be an affiliate of the Corporation) that has an office in the Borough of Manhattan, The City of New York, or in Los Angeles or San Diego, California, and that has or is an affiliate of a bank or trust company that has, a capital and surplus of at least $50,000,000, such amount of cash as is necessary for such redemption, in trust, with irrevocable instructions that such cash be applied to the redemption of the shares of Series A Preferred Stock so called for redemption. No interest shall accrue for the benefit of the holders of shares of Series A Preferred Stock to be redeemed on any cash so set aside by the Corporation. Subject to applicable escheat laws, any such cash unclaimed at the end of two (2) years from the Series A Call Date shall revert to the general funds of the Corporation, after which reversion the holders of shares of Series A Preferred Stock so called for redemption shall look only to the general funds of the Corporation for the payment of such cash.

           f. As promptly as practicable after the surrender in accordance with said notice of the certificates for any such shares of Series A Preferred Stock so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and if the notice shall so state), such certificates shall be exchanged for cash (without interest thereon) for which such shares have been redeemed in accordance with such notice. If fewer than all the outstanding shares of Series A Preferred Stock are to be redeemed, shares to be redeemed shall be selected by the Corporation from outstanding shares of Series A Preferred Stock not previously called for redemption by lot or, with respect to the number of shares of Series A Preferred Stock held of record by each holder of such shares, pro rata (as nearly as may be) or by any other method as may be determined by the Board of Directors in its discretion to be equitable. If fewer than all the shares of Series A Preferred Stock represented by any certificates are redeemed, then a new certificate representing the unredeemed shares of Series A Preferred Stock shall be issued without cost to the holders thereof.

        (4) Status of Acquired Stock. All shares of Series A Preferred Stock which shall have been issued and reacquired in any manner by the Corporation shall be restored to the status of authorized but unissued shares of Series A Preferred Stock.

        (5) Ranking. Any class or series of capital stock of the Corporation shall be deemed to rank:

           a. prior or senior to the Series A Preferred Stock, as to the payment of distributions and as to the distribution of assets upon liquidation, dissolution or winding up, if the holders of such class or series of stock shall be entitled to the receipt of distributions or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Series A Preferred Stock (such stock, "Series A Senior Stock");

           b. on a parity with the Series A Preferred Stock, as to the payment of distributions and as to the distribution of assets upon liquidation, dissolution or winding up, whether or not the distribution rates, distribution payment dates or redemption or liquidation prices per share thereof be different from those of the Series A Preferred Stock, if the holders of such class or series of stock and the Series A Preferred Stock shall be entitled to the receipt of distributions and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid distributions per share or liquidation preferences, without preference or priority one over the other (such stock, "Series A Parity Stock"); and

           c. junior to the Series A Preferred Stock, as to the payment of distributions or as to the distribution of assets upon liquidation, dissolution or winding up, if such class or series of stock shall be Common Stock or Series B Preferred Stock or if the holders of Series A Preferred shall be entitled to receipt of distributions or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of shares of such class or series of stock (such stock, "Series A Junior Stock").

        (6) Voting Rights.

           a. In any matter in which the Series A Preferred Stock is entitled to vote as expressly provided herein, each share of Series A Preferred Stock shall be entitled to one-tenth (1/10) of one vote, except that when any other class or series of preferred stock shall have the right to vote together with the Series A Preferred Stock as if they were a single class on any matter, then the Series A Preferred Stock and such other class or series shall have with respect to such matters one (1) vote per $16.00 of stated liquidation preference and fractional votes shall be ignored.

           b. The holders of the Series A Preferred Stock shall have the right to vote with the Common Stock on all matters on which the holders of the Common Stock are entitled to vote, as though part of the same class as holders of the Common Stock. The holders of the Series A Preferred Stock shall receive all notices of meetings of the holders of the Common Stock, and all other notices and correspondence to the holders of the Common Stock provided by the Corporation, and shall be entitled to take such actions, and shall have such rights, as are set forth herein or are otherwise available to the holders of the Common Stock in the Charter and in the Bylaws of the Corporation as are in effect on the date hereof and from time to time hereafter.

           c. If and whenever six quarterly distributions (whether or not consecutive) payable on the Series A Preferred Stock shall be in arrears (which shall, with respect to any such quarterly distribution, mean that any such distribution has not been paid in full), whether or not earned or declared, the number of directors then constituting the Board of Directors shall be increased by two (2) (if not already increased by reason of a similar arrearage with respect to any Series A Parity Stock) and the holders of shares of Series A Preferred Stock, together with the holders of shares of every other class or series of Series A Parity Stock (any other such class or series, the "Voting Preferred Stock") entitled to vote on the matter, voting together as if they were a single class, shall be entitled, in order to fill the vacancies thereby created, to elect two (2) additional directors at the next annual meeting of stockholders or special meeting held in place thereof, or at a special meeting of the holders of the Series A Preferred Stock and the Voting Preferred Stock entitled to vote thereon, called as hereinafter provided, and at each succeeding annual meeting at which their respective successors are to be elected. Each such director, as a qualification for election as such (and regardless of how elected) shall submit to the Board of Directors a duly-executed, valid, binding and enforceable letter of resignation from the Board, to be effective immediately upon the date on which all arrears in distributions on the Series A Preferred Stock and the Voting Preferred Stock then outstanding and holding similar rights in respect of the election of additional directors shall have been paid and distributions thereon for the current quarterly distribution period shall have been paid or declared and set apart for payment, whereupon the right of the holders of the Series A Preferred Stock and the Voting Preferred Stock to elect such additional two (2) directors shall cease (but subject always to the same provision for the vesting of such voting rights in the case of any similar future arrearages in six (6) quarterly distributions), and the terms of office of all persons elected as directors by the holders of the Series A Preferred Stock and the Voting Preferred Stock shall, upon the effectiveness of their respective letters of resignation, forthwith terminate, and the number of the Board of Directors shall be reduced accordingly. At any time after such voting power shall have been so vested in the holders of Series A Preferred Stock and the Voting Preferred Stock, the Secretary of the Corporation may, and upon the written request of any holder of Series A Preferred Stock (addressed to the Secretary at the principal office of the Corporation) shall, call a special meeting of the holders of the Series A Preferred Stock and of the Voting Preferred Stock for the election of the two (2) directors to be elected by them as herein provided, such call to be made by notice similar to that provided in the Bylaws of the Corporation for a special meeting of the stockholders or as required by law. If any such special meeting required to be called as above provided shall not be called by the Secretary within twenty (20) days after receipt of any such request, then any holder of Series A Preferred Stock may call such meeting, upon the notice above provided, and for that purpose shall have access to the stock books of the Corporation. The directors elected at any such special meeting shall hold office until the next annual meeting of the stockholders at which their respective successors are to be elected. If any vacancy shall occur among the directors elected by the holders of the Series A Preferred Stock and the Voting Preferred Stock entitled to vote thereon, a successor shall be elected by the Board of Directors, upon the nomination of the then remaining Director elected by the holders of the Series A Preferred Stock and such Voting Preferred Stock or the successor of such remaining Director, to serve for the remainder of the term of the director creating the vacancy, subject however to earlier resignation as herein provided.

           d. So long as any shares of Series A Preferred Stock remain outstanding, the Corporation will not, without the affirmative vote or consent of the holders of at least 66 2/3% of the shares of Series A Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (such series voting separately as a class), (A) authorize or create, or increase the authorized or issued amount of, any class or series of shares of capital stock ranking prior or senior to the Series A Preferred Stock with respect to the payment of distributions or the distribution of assets upon liquidation, dissolution or winding-up or reclassify any authorized shares of capital stock of the Corporation into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (B) amend, alter or repeal the provisions of the Corporation's Charter whether by merger, consolidation or otherwise (an "Event"), so as to materially and adversely affect any right, preference, privilege or voting power of the Series A Preferred Stock or the holders thereof; PROVIDED, HOWEVER, with respect to the occurrence of any of the Events set forth in (B) above, so long as the shares of Series A Preferred Stock (or shares of any equivalent class or series of stock issued by the surviving corporation in any merger, consolidation or share exchange to which the Corporation became a party) remain outstanding with the terms thereof materially unchanged, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of Series A Preferred Stock and provided further that (x) any increase in the amount of the authorized preferred stock or the creation or issuance of any other shares of Series A Preferred Stock, or (y) any increase in the amount of authorized Series A Preferred Stock or any other preferred stock, in each case ranking on a parity with or junior to the Series A Preferred Stock with respect to payment of distributions or the distribution of assets upon liquidation, dissolution or winding-up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers. The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series A Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been irrevocably deposited in trust to effect such redemption. Nothing in this paragraph (d) shall be deemed to limit the Corporation's ability to issue debt securities (other than debt securities convertible into a class of capital stock ranking prior or senior to the Series A Preferred Stock) or otherwise incur additional indebtedness or alter the terms of any existing or future indebtedness during the period any shares of Series A Preferred Stock are outstanding.

        (7) Restrictions on Transfer, Acquisition and Redemption of Shares. The Series A Preferred Stock constitutes a class of preferred stock of the Corporation, and shares of preferred stock constitute Capital Shares of the Corporation. Therefore, shares of Series A Preferred Stock, being Capital Shares, are governed by and issued subject to all of the limitations, terms and conditions of the Charter applicable to Capital Shares generally, including but not limited to the terms and conditions (including exceptions and exemptions) of Article TENTH hereto; PROVIDED, HOWEVER, that the terms and conditions (including exceptions and exemptions) of Article TENTH hereof applicable to Capital Shares shall also be applied to the Series A Preferred Stock separately and without regard to any other series or class. The foregoing sentence shall not be construed to limit the applicability to the Series A Preferred Stock of any other term or provision of the Charter.

        (8) Severability of Provisions. If any preference, conversion or other right, voting power, restriction, limitation as to distributions, qualification or term or condition of redemption of the Series A Preferred Stock set forth herein is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other preferences, conversion or other distributions, qualifications or terms or conditions of redemption of Series A Preferred Stock set forth herein which can be given effect without the invalid, unlawful or unenforceable provision thereof shall, nevertheless, remain in full force and effect, and no preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications or terms or conditions or redemption of Series A Preferred Stock herein set forth shall be deemed dependent upon any other provision thereof unless so expressed therein.

    (d) Subject to the provisions of Article SEVENTH and Article TENTH, the following is a description of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the Series B Preferred Stock;

        (1) Distributions.

           a. The holders of Series B Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for that purpose, cumulative distributions in an amount per share of Series B Preferred Stock equal to 9% per annum of the
       Series B Liquidation Preference until the date which is 45 months after the Series B Initial Issuance Date (as defined herein) and 10% per annum of the Series B Liquidation Preference thereafter. Prior to the date which is 45 months after the Series B Initial Issuance Date, all such distributions shall be payable in shares of Series B Preferred Stock valued at the Series B Liquidation Preference. At any time after the date which is 45 months after the Series B Initial Issuance Date, such distributions shall be payable in cash. Such distributions shall accrue (compounded quarterly) and be cumulative from the date on which the Series B Preferred Stock is first issued (the "Series B Initial Issuance Date"), whether or not in any Series B Distribution Period or Periods such distributions shall be declared or there shall be funds of the Corporation legally available for the payment of such distributions, and shall be payable quarterly in arrears on the Series B Distribution
       Payment Dates, commencing on [        ] 15, 2001. Each such distribution
       shall be payable in arrears to the holders of record of the Series B Preferred Stock, as they appear on the stock records of the Corporation at the close of business on the Series B Record Date for such distribution. Accumulated, accrued and unpaid distributions for any past Series B Distribution Periods may be declared and paid at any time, without reference to any regular Series B Distribution Payment Date, to holders of record on the Series B Record Date therefor. The amount of accumulated, accrued and unpaid distributions on any share of Series B Preferred Stock, or fraction thereof, at any date shall be the amount of any distributions thereon calculated at the applicable rate to and including such date, whether or not earned or declared, which have not been paid in cash or in shares of Series B Preferred Stock, as the case may be. Any distribution payment made on shares of Series B Preferred Stock shall be first credited against the earliest accrued but unpaid distribution due which remains payable.

           b. The amount of distributions payable per share of Series B Preferred Stock for each full Series B Distribution Period shall be computed by dividing the annual distribution applicable during such Series B Distribution Period by four (4). The amount of distributions payable per share of Series B Preferred Stock for any period shorter or longer than a full Series B Distribution Period, shall be computed ratably on the basis of a 360-day year consisting of twelve (12) 30-day months. Holders of Series B Preferred Stock shall not be entitled to any distributions, whether payable in cash, property or stock, in excess of cumulative distributions, as herein provided, on the Series B Preferred Stock, except for distributions upon liquidation, dissolution or winding up of the Corporation to which the holders of Series B Preferred Stock are entitled pursuant to Section 2 below. No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on the Series B Preferred Stock that may be in arrears.

           c. So long as any of the shares of Series B Preferred Stock are outstanding, no distributions, except as described in the immediately following sentence, shall be declared or paid or set apart for payment by the Corporation or other distribution of cash or other property declared or made directly or indirectly by the Corporation with respect to any class or series of Series B Parity Stock for any period unless distributions equal to the full amount of accumulated, accrued and unpaid distributions have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof have been or contemporaneously are set apart for such payment on the Series B Preferred Stock for all Series B Distribution Periods terminating on or prior to the Series B Distribution Payment Date with respect to such class or series of Series B Parity Stock. When distributions are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all distributions declared upon the Series B Preferred Stock and all distributions declared upon any other class or series of Series B Parity Stock shall be declared ratably in proportion to the respective amounts of distributions accumulated, accrued and unpaid on the Series B Preferred Stock and accumulated, accrued and unpaid on such Series B Parity Stock.

           d. Without the affirmative vote or consent of the holders of at least 66 2/3% of the outstanding shares of Series B Preferred Stock
       (i) no distributions (other than in Series B Junior Stock, or options, warrants or rights to subscribe therefor) shall be declared or paid or set aside for payment, or other distribution of cash or property declared or made directly or indirectly by the Corporation with respect to any shares of Series B Junior Stock or Series B Parity Stock; PROVIDED, HOWEVER, that if full distributions on the Series B Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past Series B Distribution Periods and the then current Series B Distribution Period, the Corporation may make such distributions (A) if the amount of all distributions on all classes of capital stock of the Corporation for the fiscal year does not exceed 100% of the Corporation's "real estate investment trust taxable income" (as defined in Section 857(b)(2) of the Code) for such fiscal year or (B) if required to protect the Corporation's status as a REIT or to avoid imposition of income tax or excise tax on the Corporation and (ii) no Series B Junior Stock or Series B Parity Stock (including less than all of the Series B Preferred Stock) shall be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid or made available for a sinking fund for the redemption of any shares of such stock) directly or indirectly by the Corporation except by conversion into or exchange for Series B Junior Stock and except for a redemption or purchase or other acquisition of Common Stock or other equity securities of the Corporation for purposes of an employee benefit plan of the Corporation or any subsidiary or as provided under the Charter to protect the Corporation's status as a REIT.

           e. Notwithstanding anything contained herein to the contrary, no distributions on shares of Series B Preferred Stock shall be authorized or declared by the Board of Directors of the Corporation or paid or set apart for payment by the Corporation at such time as the terms and provisions of any agreement of the Corporation, including any agreement relating to its indebtedness, prohibits such authorization, declaration, payment or setting apart for payment or provides that such authorization, declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or to the extent such declaration or payment shall be restricted or prohibited by law.

           f. Notwithstanding anything contained herein to the contrary, distributions on the Series B Preferred Stock, if not paid on the applicable Series B Distribution Payment Date, will accrue whether or not distributions are authorized or declared for such Series B Distribution Payment Date, whether or not the Corporation has earnings, whether or not there are funds legally available for the payment of such distributions and whether or not any agreement of the Corporation prohibits the payment of such distributions.

           g. If, for any taxable year, the Corporation elects to designate as a "capital gain dividend" (as defined in Section 857 of the Code) any Capital Gain Amount with respect to the Total Distributions, then the portion of the Capital Gain Amount that shall be allocable to holders of the Series B Preferred Stock shall be the amount that the total distributions paid or made available to the holders of the Series B Preferred Stock for the year bears to the Total Distributions.

        (2) Liquidation Preference.

           a. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment or distributions of assets to the holders of Series B Senior Stock to satisfy the liquidation preference with respect to such Series B Senior Stock and before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for holders of Series B Junior Stock, the holders of shares of Series B Preferred Stock shall be entitled to receive the Series B Liquidation Preference per share of Series B Preferred Stock (subject to adjustment in the event of any stock dividend, stock split, stock distribution or combination with respect to such shares) plus an amount equal to all distributions (whether or not declared) accumulated, accrued and unpaid thereon to the date of final distribution to such holders, but such holders shall not be entitled to any further payment. Until the holders of the Series B Preferred Stock have been paid the Series B Liquidation Preference in full, no payment will be made to any holder of Series B Junior Stock upon the liquidation, dissolution or winding up of the Corporation. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of Series B Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other shares of any class or series of Series B Parity Stock, then such assets, or the proceeds thereof, shall be distributed among the holders of Series B Preferred Stock and any such other Series B Parity Stock ratably in the same proportion as the respective amounts that would be payable on such Series B Preferred Stock and any such other Series B Parity Stock if all amounts payable thereof were paid in full. For purposes of this Section 2, (i) a consolidation or merger of the Corporation with one or more corporations, (ii) a sale, lease, transfer or conveyance of all or substantially all of the Corporation's assets, (iii) a statutory share exchange, or (iv) a liquidation or winding up of the Corporation shall be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation, unless the holders of 66 2/3% of Series B Preferred Stock approve such transaction in accordance with Article SIXTH, Section
       (d)(8)c hereto or the persons who were holders of the outstanding capital stock of the Corporation outstanding immediately prior to such transaction are immediately after such transaction holders of at least a majority of the aggregate voting power of the voting capital stock of the surviving corporation (or a majority of the aggregate equivalent equity interests in the surviving entity if such entity is not a corporation).

           b. Subject to the rights of the holders of any shares of Series B Parity Stock, upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to the holders of Series B Preferred Stock and any Series B Parity Stock, as provided in this Section 2, any other series or class or classes of Series B Junior Stock shall, subject to the respective terms thereof, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series B Preferred Stock and any Series B Parity Stock shall not be entitled to share therein.

           c. In determining whether a distribution (other than upon voluntary or involuntary liquidation) by distribution, redemption or other acquisition of shares of stock of the Corporation or otherwise is permitted under the MGCL, no effect shall be given to amounts that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of shares of stock of the Corporation whose preferential rights upon dissolution are superior to those receiving the distribution.

        (3) Conversion.

           a. Conversion by the Corporation. At the option of the Corporation, all, but not less than all, shares of Series B Preferred Stock may be converted on the Series B Conversion Date into the number of fully-paid and nonassessable shares of Common Stock obtained by dividing $5.56 by the Series B Conversion Price then in effect (the "Series B Conversion Rate"), PROVIDED, THAT the average closing price of a share of Common Stock for the 40 consecutive trading days preceding the date which is three business days prior to the Series B Notice Date on the principal national securities exchange on which the shares of Common Stock or securities are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, the average of the reported bid and asked prices during such 40 trading day period in the over-the-counter market as furnished by the National Quotation Bureau, Inc., or, if such firm is not then engaged in the business of reporting such prices, as furnished by any member of the National Association of Securities Dealers, Inc. selected by the Corporation (such average price, the "40 Day Average Price") is equal to or greater than $7.50; PROVIDED FURTHER THAT, if such 40 Day Average Price is less than $7.50 and the Corporation elects at its option to convert the Series B Preferred Stock, the Series B Conversion Rate shall be adjusted to grant the holders of the Series B Preferred Stock that number of shares of Common Stock equal to the number otherwise issuable in accordance with the Series B Conversion Rate then in effect, multiplied by a fraction equal to (i) $8.25 divided by (ii) the 40 Day Average Price. Notwithstanding anything to the contrary herein, upon any redemption of any Series B Preferred Stock or any liquidation of the Corporation, the right of conversion shall terminate at the close of business on the full business day next preceding the date fixed for such redemption or for the payment of any amounts distributable on liquidation to the holders of Series B Preferred Stock.

           b. Conversion by the Holders. Each share of Series B Preferred Stock may be converted at any time after the date which is 24 months after the Series B Initial Issuance Date, at the option of the holder thereof, into the number of fully-paid and nonassessable shares of Common Stock obtained at the Series B Conversion Rate then in effect, PROVIDED, HOWEVER that on any redemption of any Series B Preferred Stock or any liquidation of the Corporation, the right of conversion shall terminate at the close of business on the full business day next preceding the date fixed for such redemption or for the payment of any amounts distributable on liquidation to the holders of Series B Preferred Stock.

           c. The initial Series B Conversion Rate for the Series B Preferred Stock shall be one share of Common Stock for each one share of Series B Preferred Stock surrendered for conversion representing an initial Series B Conversion Price (for purposes of Section 4) of $5.56 per share of Common Stock. The applicable Series B Conversion Rate and Series B Conversion Price from time to time in effect is subject to adjustment as hereinafter provided.

           d. The Corporation shall not issue fractions of shares of Common Stock upon conversion of Series B Preferred Stock or scrip in lieu thereof. If any fraction of a share of Common Stock would, except for the provisions of this Section 3(d), be issuable upon conversion of any Series B Preferred Stock, the Corporation shall in lieu thereof pay to the person entitled thereto an amount in cash equal to the current value of such fraction, calculated to the nearest one-hundredth (1/100) of a share, to be computed (i) if the Common Stock is listed on any national securities exchange, on the basis of the last sales price of the Common Stock on such exchange (or the quoted closing bid price if there shall have been no sales) on the date of conversion, or (ii) if the Common Stock shall not be listed, on the basis of the mean between the closing bid and asked prices for the Common Stock on the date of conversion as reported by NASDAQ, or its successor, and if there are not such closing bid and asked prices, on the basis of the fair market value per share as determined by the Board of Directors.

           e. Whenever the Series B Conversion Rate and Series B Conversion Price shall be adjusted as provided in Section 4 hereof, the Corporation shall forthwith file at each office designated for the conversion of Series B Preferred Stock, a statement, signed by the Chairman of the Board, the President, any Vice President or Treasurer of the Corporation, showing in reasonable detail the facts requiring such adjustment and the Series B Conversion Rate that will be effective after such adjustment. The Corporation shall also cause a notice setting forth any such adjustments to be sent by mail, first class, postage prepaid, to each record holder of Series B Preferred Stock at his or its address appearing on the stock register. If such notice relates to an adjustment resulting from an event referred to in Section 4(g) hereof, such notice shall be included as part of the notice required to be mailed and published under the provisions of Section 4(g) hereof.

           f.  In order to exercise the conversion privilege set forth in
       Section 3(a) above, the Corporation shall give the holder of any Series B Preferred Stock notice (the "Series B Conversion Notice") of such conversion and the holder of the Series B Preferred Stock to be converted shall promptly surrender his or its certificate or certificates therefor to the principal office of the transfer agent for the Series B Preferred Stock (or if no transfer agent be at the time appointed, then the Corporation at its principal office) with a notice stating the name or names (with address) in which the certificate or certificates for shares of Common Stock which shall be issuable on such conversion shall be issued, subject to any restrictions on transfer relating to shares of the Series B Preferred Stock or shares of Common Stock upon conversion thereof. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly authorized in writing. The Series B Conversion Notice shall be sent by the Corporation no more than seven (7) and no less than three (3) days prior to the Series B Conversion Date. The Series B Conversion Date shall be the conversion date. As soon as practicable after receipt of such notice and the surrender of the certificate or certificates for Series B Preferred Stock as aforesaid, the Corporation shall cause to be issued and delivered at such office to such holder, or on his or its written order, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof, cash as provided in Section 3(d) hereof in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion.

           g.  In order to exercise the conversion privilege set forth in
       Section 3(b) above, the holder of any Series B Preferred Stock to be converted shall surrender his or its certificate or certificates therefor to the principal office of the transfer agent for the Series B Preferred Stock (or if no transfer agent be at the time appointed, then the Corporation at its principal office), and shall give written notice to the Corporation at such office that the holder elects to convert the Series B Preferred Stock represented by such certificates, or any number thereof. Such notice shall also state the name or names (with address) in which the certificate or certificates for shares of Common Stock which shall be issuable on such conversion shall be issued, subject to any restrictions on transfer relating to shares of the Series B Preferred Stock or shares of Common Stock upon conversion thereof. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly authorized in writing. The date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of the certificates and notice shall be the conversion date. As soon as practicable after receipt of such notice and the surrender of the certificate or certificates for Series B Preferred Stock as aforesaid, the Corporation shall cause to be issued and delivered at such office to such holder, or on his or its written order, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof, cash as provided in Section 3(d) hereof in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion and, if less than all shares of Series B Preferred Stock represented by the certificate or certificates so surrendered are being converted, a residual certificate or certificates representing shares of Series B Preferred Stock not converted.

           h. The Corporation shall at all times when the Series B Preferred Stock shall be outstanding reserve and keep available out of its authorized but unissued stock, for the purposes of effecting the conversion of the Series B Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series B Preferred Stock. Before taking any action that would cause an adjustment reducing the Series B Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Series B Preferred Stock, the Corporation will take any corporate action that may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully-paid and nonassessable shares of such Common Stock at such adjusted conversion price.

           i. Upon any such conversion each holder of shares of Series B Preferred Stock shall be entitled to elect to receive (x) in shares of Common Stock, any distributions accrued and unpaid up to the date which is 45 months after the Series B Initial Issuance Date, and (y) in cash, any distributions accrued and unpaid following the date which is 45 months after the Series B Initial Issuance Date. Any holder of shares of Series B Preferred Stock who has elected to receive such distributions in shares of Common Stock shall be entitled to receive in satisfaction of such distributions that number of fully-paid and nonassessable shares of Common Stock obtained by dividing the total amount of accrued and unpaid distributions by the Series B Conversion Price then in effect.

           j. Upon the conversion date as determined pursuant to (f) or (g) hereof, all shares of Series B Preferred Stock to be converted on such date shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall forthwith cease and terminate except only the right of the holder thereof to receive shares of Common Stock in exchange therefor and payment of any accrued and unpaid distributions thereon. Any shares of Series B Preferred Stock so converted shall be retired and canceled.

           k. No shares of Series B Preferred Stock may be converted into shares of Common Stock if such conversion would result in a violation of the applicable restrictions on Ownership set forth in Article TENTH.

        (4) Anti-Dilution Provisions.

           a. In order to prevent dilution of the right granted hereunder, the Series B Conversion Price shall be subject to adjustment from time to time in accordance with this Section 4(a). At any given time the "Series B Conversion Price," whether as the initial Series B Conversion Price ($5.56 per share) or as last adjusted, shall be that dollar (or part of a dollar) amount the payment of which shall be sufficient at the given time to acquire one share of Common Stock upon conversion of shares of Series B Preferred Stock.

           b. Except as provided in Section 4(c) or 4(f) hereof, if and whenever on or after the Series B Initial Issuance Date, the Corporation shall issue or sell, or shall in accordance with paragraphs 4(b)(i) to
       (ix), inclusive, be deemed to have issued or sold any shares of its Common Stock for a consideration per share less than the Market Price in effect immediately prior to the time of such issue or sale, then forthwith upon such issue or sale (the "Series B Triggering Transaction"), the Series B Conversion Price shall, subject to paragraphs
       (i) to (ix) of this Section 4(b), be reduced to the Series B Conversion Price (calculated to the nearest tenth of a cent) determined by dividing:

           (x) amount equal to the sum of (x) the product derived by multiplying the Number of Common Shares Deemed Outstanding immediately prior to such Series B Triggering Transaction by the Series B Conversion Price then in effect, plus (y) the consideration, if any, received by the Corporation upon consummation of such Series B Triggering Transaction, by

           (y) an amount equal to the sum of (x) the Number of Common Shares Deemed Outstanding immediately prior to such Series B Triggering Transaction plus (y) the number of shares of Common Stock issued (or deemed to be issued in accordance with paragraphs 4(b)(i) to (ix)) in connection with the Series B Triggering Transaction.

           For purposes of determining the adjusted Series B Conversion Price under this Section 4(b), the following paragraphs (i) to (ix), inclusive, shall be applicable:

            (i) In case the Corporation at any time shall in any manner grant
                (whether directly or by assumption in a merger or otherwise) any rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or other securities convertible into or exchangeable for Common Stock (such right or options being herein called "Options" and such convertible or exchangeable stock or securities being herein called "Convertible Securities"), whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable and the price per share for which the Common Stock is issuable upon exercise, conversion or exchange (determined by dividing (x) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (y) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities) shall be less than the

                Market Price in effect immediately prior to the time of the granting of such Options, then the total maximum amount of Common Stock issuable upon the exercise of such Options or in the case of Options for Convertible Securities, upon the conversion or exchange of such Convertible Securities shall (as of the date of granting of such Options) be deemed to be outstanding and to have been issued and sold by the Corporation for such price per share. No adjustment of the Series B Conversion Price shall be made upon the actual issue of such shares of Common Stock or such Convertible Securities upon the exercise of such Options, except as otherwise provided in paragraph (iii) below.

            (ii) In case the Corporation at any time shall in any manner issue
                 (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (x) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (y) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Market Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall (as of the date of the issue or sale of such Convertible Securities) be deemed to be outstanding and to have been issued and sold by the Corporation for such price per share. No adjustment of the Series B Conversion Price shall be made upon the actual issue of such Common Stock upon exercise of the rights to exchange or convert under such Convertible Securities, except as otherwise provided in paragraph (iii) below.

           (iii) If the purchase price provided for in any Options referred to in paragraph (i), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in paragraphs (i) or (ii), or the rate at which any Convertible Securities referred to in paragraphs (i) or
                 (ii) are convertible into or exchangeable for Common Stock shall change at any time (other than under or by reason of provisions designed to protect against dilution of the type set forth in Sections 4(b) or 4(d)), the Series B Conversion Price in effect at the time of such change shall forthwith be readjusted to the Series B Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. If the purchase price provided for in any Option referred to in paragraph (i) or the rate at which any Convertible Securities referred to in paragraphs (i) or (ii) are convertible into or exchangeable for Common Stock, shall be reduced at any time under or by reason of provisions with respect thereto designed to protect against dilution, then in case of the delivery of Common Stock upon the exercise of any such Option or upon conversion or exchange of any such Convertible Security, the Series B Conversion Price then in effect hereunder shall forthwith be adjusted to such respective amount as would have been obtained had such Option or Convertible Security never been issued as to such Common Stock and had adjustments been made upon the issuance of the shares of Common Stock delivered as aforesaid, but only if as a result of such adjustment the Series B Conversion Price then in effect hereunder is hereby reduced.

            (iv) On the expiration of any Option or the termination of any right to convert or exchange any Convertible Securities, the Series B Conversion Price then in effect hereunder shall forthwith be increased to the Series B Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued.

            (v) In case any Options shall be issued in connection with the issue or sale of other securities of the Corporation, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued without consideration.

            (vi) In case any shares of Common Stock, Options or Convertible
                 Securities shall be issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor; PROVIDED, HOWEVER, that in the event of an offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, the consideration received therefor shall be deemed to include any monies paid to underwriters in connection with such offering in an amount up to five percent (5%) of the per share gross proceeds of such offering. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be the fair value of such consideration as determined in good faith by the Board of Directors. In case any shares of Common Stock, Options or Convertible Securities shall be issued in connection with any merger in which the Corporation is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving corporation as shall be attributable to such Common Stock, Options or Convertible Securities, as the case may be.

           (vii) The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the disposition of any shares so owned or held (other than the cancellation of any such shares in connection with the Exchange Offer) shall be considered an issue or sale of Common Stock for the purpose of this Section 4(b).

          (viii) In case the Corporation shall declare a dividend or make any other distribution upon the stock of the Corporation payable in Options or Convertible Securities, then in such case any Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

            (ix) For purposes of this Section 4(b), in case the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them (x) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities, or (y) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right or subscription or purchase, as the case may be.

           c. In the event the Corporation shall declare a dividend upon the Common Stock (other than a dividend payable in Common Stock) payable otherwise than out of earnings or earned surplus, determined in accordance with generally accepted accounting principles, including the making of appropriate deductions for minority interests, if any, in subsidiaries (herein referred to as "Liquidating Dividends") then, as soon as possible after the conversion of any shares of Series B Preferred Stock, the Corporation shall pay to the person converting such shares of Series B Preferred Stock an amount equal to the aggregate value at the time of such exercise of all Liquidating Dividends (including but not limited to the Common Stock which would have been issued at the time of such earlier exercise and all other securities which would have been issued with respect to such Common Stock by reason of stock splits, stock dividends, mergers or reorganizations, or for any other reason). For the purposes of this Section 4(c), a dividend other than in cash shall be considered payable out of earnings or earned surplus only to the extent that such earnings or earned surplus are charged an amount equal to the fair value of such dividend as determined in good faith by the Board of Directors.

           d. In case the Corporation shall at any time (i) subdivide the outstanding Common Stock or (ii) issue a dividend on its outstanding Common Stock payable in shares of Common Stock, the number of shares of Common Stock issuable upon conversion of the Series B Preferred Stock shall be proportionately increased by the same ratio as the subdivision or dividend (with appropriate adjustments to the Series B Conversion Price in effect immediately prior to such subdivision or dividend). In case the Corporation shall at any time combine its outstanding Common Stock, the number of shares issuable upon conversion of the Series B Preferred Stock immediately prior to such combination shall be proportionately decreased by the same ratio as the combination (with appropriate adjustments to the Series B Conversion Price in effect immediately prior to such combination).

           e. If any capital reorganization or reclassification of the capital stock of the Corporation, or consolidation or merger of the Corporation with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, cash or other property with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby the holders of the Series B Preferred Stock shall have the right to acquire and receive upon conversion of the Series B Preferred Stock, which right shall be prior to the rights of the holders of Series B Junior Stock (but after and subject to the rights of holders of Senior Preferred Stock, if any), such shares of stock, securities, cash or other property issuable or payable (as part of the reorganization, reclassification, consolidation, merger or sale) with respect to or in exchange for such number of outstanding shares of Common Stock as would have been received upon conversion of the Series B Preferred Stock at the Series B Conversion Price then in effect. The Corporation will not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor corporation (if other than the Corporation) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument mailed or delivered to the holders of the Series B Preferred Stock at the last address of each such holder appearing on the books of the Corporation, the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to purchase. If a purchase, tender or exchange offer is made to and accepted by the holders of more than 50% of the outstanding shares of Common Stock, the Corporation shall not effect any consolidation, merger or sale with the person having made such offer or with any Affiliate of such person, unless prior to the consummation of such consolidation, merger or sale the holders of the Series B Preferred Stock shall have been given a reasonable opportunity to then elect to receive upon conversion of the Series B Preferred Stock either the stock, securities or assets then issuable with respect to the Common Stock or the stock, securities or assets, or the equivalent, issued to previous holders of the Common Stock in accordance with such offer.

           f. The provisions of this Section 4 shall not apply to any Common Stock issued, issuable or deemed outstanding under paragraphs 4(b)(i) to
       (ix) inclusive: (i) to any person pursuant to any stock option, stock purchase, dividend reinvestment or similar plan or arrangement for the benefit of employees, consultants or directors of the Corporation or its subsidiaries in effect on the Series B Initial Issuance Date or thereafter adopted by the Board of Directors, (ii) pursuant to options, warrants, conversion or subscription rights in existence on the Series B Initial Issuance Date, (iii) on conversion of the Series B Preferred Stock, (iv) on exercise of the Warrant or (v) if the holders of a majority of the Series B Preferred Stock then outstanding agree in writing that the provisions of this Section 4 shall not apply.

           g.  In the event that:

            (i) the Corporation shall declare any cash dividend upon its Common
                Stock, or

            (ii) the Corporation shall declare any dividend upon its Common
                 Stock payable in stock or make any special dividend or other distribution to the holders of its Common Stock, or

           (iii) the Corporation shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights, or

            (iv) there shall be any capital reorganization or reclassification of the capital stock of the Corporation, including any subdivision or combination of its outstanding shares of Common Stock, or consolidation or merger of the Corporation with, or sale of all or substantially all of its assets to, another corporation, or

            (v) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

       then, in connection with such event, the Corporation shall give to the holders of the Series B Preferred Stock:

           a. at least fifteen (15) days prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up. Such notice (i) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto and (ii) shall be given by first class mail, postage prepaid, addressed to the holders of the Series B Preferred Stock at the address of each such holder as shown on the books of the Corporation; And,

           b. in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least fifteen (15) days prior written notice of the date when the same shall take place. Such notice (i) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be and (ii) shall be given by first class mail, postage prepaid, addressed to the holders of the Series B Preferred Stock at the address of each such holder as shown on the books of the Corporation.

           h. If at any time or from time to time on or after the Series B Initial Issuance Date, the Corporation shall grant, issue or sell any Options, Convertible Securities or rights to purchase property (the "Purchase Rights") pro rata to the record holders of any class of Common Stock and such grants, issuances or sales do not result in an adjustment of the Series B Conversion Price under Section 4(b) hereof, then each holder of Series B Preferred Stock shall be entitled to acquire (within thirty (30) days after the later to occur of the initial exercise date of such Purchase Rights or receipt by such holder of the notice concerning Purchase Rights to which such holder shall be entitled under Section 4(g)) and upon the terms applicable to such Purchase Rights either:

            (i) the aggregate Purchase Rights which such holder could have acquired if it had held the number of shares of Common Stock acquirable upon conversion of the Series B Preferred Stock immediately before the grant, issuance or sale of such Purchase Rights; provided that if any Purchase Rights were distributed to holders of Common Stock without the payment of additional consideration by such holders, corresponding Purchase Rights shall be distributed to the exercising holders of the Series B Preferred Stock as soon as possible after such exercise and it shall not be necessary for the exercising holder of the Series B Preferred Stock specifically to request delivery of such rights; or

            (ii) in the event that any such Purchase Rights shall have expired or shall expire prior to the end of said thirty (30) day period, the number of shares of Common Stock or the amount of property which such holder could have acquired upon such exercise at the time or times at which the Corporation granted, issued or sold such expired Purchase Rights.

           i. If any event occurs as to which, in the opinion of the Board of Directors, the provisions of this Section 4 are not strictly applicable or if strictly applicable would not fairly protect the rights of the holders of the Series B Preferred Stock in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such rights as aforesaid, but in no event shall any adjustment have the effect of increasing the Series B Conversion Price as otherwise determined pursuant to any of the provisions of this Section 4 except in the case of a combination of shares of a type contemplated in Section 4(d) hereof and then in no event to an amount larger than the Series B Conversion Price as adjusted pursuant to Section 4(d) hereof.

        (5) Redemption.

           a. Except as otherwise permitted under Article TENTH hereof, shares of Series B Preferred Stock shall not be redeemable prior to the date which is 60 months after the Series B Initial Issuance Date. All, but not less than all, of the shares of Series B Preferred Stock may be redeemed by the Corporation, at its option, at the Series B Redemption Price within sixty (60) days after the date which is 60 months after the Series B Initial Issuance Date if the 40 Day Average Price is less than $7.50 per share. Such redemption shall be made in five equal annual installments (the date of each such installment, a "Series B Redemption Date"), the first of which shall be the Series B Call Date (as defined below). On each Series B Redemption Date, the Corporation shall redeem the outstanding shares of Series B Preferred Stock pro rata among all holders of Series B Preferred Stock. Notwithstanding anything to the contrary contained in this Charter, at any time prior to the first
       Series B Redemption Date each holder of Series B Preferred Stock may convert such holder's shares of Series B Preferred Stock in accordance with Article SIXTH, Section (d)(3)b hereof and no such holder may convert such Shares of Series B Preferred Stock on or after the first Series B Redemption Date.

           b. Shares of Series B Preferred Stock shall be redeemed by the Corporation on the date specified in the notice to holders required under paragraph (c) of this Section (5) (the "Series B Call Date"). The
       Series B Call Date shall be selected by the Corporation, shall be specified in the notice of redemption and shall be not less than thirty
       (30) nor more than sixty (60) days after the date notice of redemption is sent by the Corporation. Upon any redemption of shares of Series B Preferred Stock pursuant to the second sentence of paragraph (a) of this Section (5), the Corporation shall pay in cash to the holder of such shares an amount equal to all accumulated, accrued and unpaid distributions, if any, to the Series B Call Date, whether or not earned or declared. Immediately prior to authorizing any redemption of the Series B Preferred Stock, and as a condition precedent for such redemption, the Corporation, by resolution of its Board of Directors, shall declare a mandatory distribution on the Series B Preferred Stock payable in cash on the Series B Call Date in an amount equal to all accumulated, accrued and unpaid distributions as of the Series B Call Date on the Series B Preferred Stock to be redeemed, which amount shall be added to the redemption price. If the Series B Call Date falls after a distribution Series B Record Date and prior to the corresponding
       Series B Distribution Payment Date, then each holder of Series B Preferred Stock at the close of business on such distribution Series B Record Date shall be entitled to the distribution payable on such shares on the corresponding Series B Distribution Payment Date notwithstanding the redemption of such shares prior to such Series B Distribution Payment Date.

           c. If the Corporation shall redeem shares of Series B Preferred Stock pursuant to paragraph (a) of this Section (5), notice of such redemption shall be given to each holder of record of the shares to be redeemed. Such notice shall be provided by first class mail, postage prepaid, at such holder's address as the same appears on the stock records of the Corporation, or by publication in The Wall Street Journal or The New York Times, or if neither such newspaper is then being published, any other daily newspaper of general circulation in The City of New York, such publication to be made once a week for two
       (2) successive weeks commencing not less than thirty (30) nor more than sixty (60) days prior to the Series B Call Date. If the Corporation elects to provide such notice by publication, it shall also promptly mail notice of such redemption to the holders of the shares of Series B Preferred Stock to be redeemed. Neither the failure to give any notice required by this paragraph (c), nor any defect therein or in the mailing thereof, to any particular holder, shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to the other holders. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given on the date mailed whether or not the holder receives the notice.

           d.  Each such mailed or published notice shall state, as appropriate:
       (i) the Series B Call Date; (ii) the Series B Redemption Price;
       (iii) the number of shares of Series B Preferred Stock to be redeemed;
       (iv) the place or places at which the certificates evidencing the shares of Series B Preferred Stock are to be surrendered for payment of the Series B Redemption Price; and (v) that distributions on the shares of Series B Preferred Stock to be redeemed shall cease to accrue on such Series B Call Date except as otherwise provided herein. Notice having been published or mailed as aforesaid, and provided that on or before the Series B Call Date specified in such notice the amount of cash necessary to pay the first annual installment of such redemption shall have been set aside by the Corporation, separate and apart from its other funds in trust for the pro rata benefit of the holders of the shares of Series B Preferred Stock so called for redemption, from and after the Series B Call Date, including all accumulated, accrued and unpaid distributions to the Series B Call Date, whether or not earned or declared, (i) except as otherwise provided herein, distributions on the shares of Series B Preferred Stock so called for redemption shall cease to accumulate or accrue on the shares of Series B Preferred Stock called for redemption (except that, in the case of a Series B Call Date after a distribution Series B Record Date and prior to the related Series B Distribution Payment Date, holders of Series B Preferred Stock on the distribution Series B Record Date will be entitled on such Series B Distribution Payment Date to receive the distribution payable on such shares), (ii) said shares shall no longer be deemed to be outstanding, (iii) all rights of the holders thereof as holders of Series B Preferred Stock of the Corporation shall cease (except the rights to receive the cash payable upon such redemption, without interest thereon, upon surrender and endorsement of their certificates if so required and to receive any distributions payable thereon). The Corporation's obligation to provide cash in accordance with the preceding sentence shall be deemed fulfilled if, on or before the Series B Call Date, the Corporation shall deposit with a bank or trust company (which may be an affiliate of the Corporation) that has an office in the Borough of Manhattan, The City of New York, or in Los Angeles or San Diego, California, and that has or is an affiliate of a bank or trust company that has, a capital and surplus of at least $50,000,000, such amount of cash as is necessary to pay the first annual installment of such redemption, in trust, with irrevocable instructions that such cash be applied to the redemption of the shares of Series B Preferred Stock so called for redemption. No interest shall accrue for the benefit of the holders of shares of Series B Preferred Stock to be redeemed on any cash so set aside by the Corporation. Subject to applicable escheat laws, any such cash unclaimed at the end of two (2) years from the Series B Call Date shall revert to the general funds of the Corporation, after which reversion the holders of shares of Series B Preferred Stock so called for redemption shall look only to the general funds of the Corporation for the payment of such cash.

           e. As promptly as practicable after the surrender in accordance with said notice of the certificates for any such shares of Series B Preferred Stock so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and if the notice shall so state), such certificates shall be exchanged for cash (without interest thereon) for which such shares have been redeemed in accordance with such notice. If fewer than all the shares of Series B Preferred Stock represented by any certificates are redeemed on any Series B Redemption Date, then a new certificate representing the unredeemed shares of Series B Preferred Stock shall be issued to the holder of such unredeemed shares on such Series B Redemption Date without cost to the holders thereof.

        (6) Status of Acquired Stock. All shares of Series B Preferred Stock which shall have been issued and reacquired in any manner by the Corporation shall be restored to the status of authorized but unissued shares of Series B Preferred Stock.

        (7) Ranking. Any class or series of capital stock of the Corporation shall be deemed to rank:

           a. prior or senior to the Series B Preferred Stock, as to the payment of distributions and as to the distribution of assets upon liquidation, dissolution or winding up, if such class or series of stock shall be Series A Preferred Stock or if the holders of such class or series of stock shall be entitled to the receipt of distributions or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Series B Preferred Stock (such stock, "Series B Senior Stock");

           b. on a parity with the Series B Preferred Stock, as to the payment of distributions and as to the distribution of assets upon liquidation, dissolution or winding up, whether or not the distribution rates, distribution payment dates or redemption or liquidation prices per share thereof be different from those of the Series B Preferred Stock, if the holders of such class or series of stock and the Series B Preferred Stock shall be entitled to the receipt of distributions and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid distributions per share or liquidation preferences, without preference or priority one over the other (such stock, "Series B Parity Stock"); and

           c. junior to the Series B Preferred Stock, as to the payment of distributions or as to the distribution of assets upon liquidation, dissolution or winding up, if such class or series of stock shall be Common Stock or if the holders of Series B Preferred Stock shall be entitled to receipt of distributions or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of shares of such class or series of stock (such stock, "Series B Junior Stock").

        (8) Voting Rights.

           a. In any matter in which the Series B Preferred Stock is entitled to vote as expressly provided herein, each share of Series B Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which each such share of Series B Preferred Stock is then convertible (as adjusted from time to time pursuant to Sections (3) and (4) hereto).

           b. The holders of the Series B Preferred Stock shall have the right to vote with the Common Stock on all matters, except the election of Common Directors, on which the holders of the Common Stock are entitled to vote, as though part of the same class as holders of the Common Stock. The holders of the Series B Preferred Stock shall not be entitled to vote in the election of the directors other than the election of the Warburg Directors as set forth in Article SEVENTH hereto. The holders of the Series B Preferred Stock shall receive all notices of meetings of the holders of the Common Stock, and all other notices and correspondence to the holders of the Common Stock provided by the Corporation, and shall be entitled to take such actions, and shall have such rights, as are set forth herein or are otherwise available to the holders of the Common Stock in the Charter and in the Bylaws of the Corporation as are in effect on the date hereof and from time to time hereafter.

           c. So long as any shares of Series B Preferred Stock remain outstanding, the Corporation will not, without the affirmative vote or consent of the holders of at least 66 2/3% of the shares of Series B Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (such series voting separately as a class), (A) other than in connection with the Exchange Offer or the Preferred Offer, authorize or create, or increase the authorized or issued amount of, any class or series of shares of capital stock ranking prior or senior to the Series B Preferred Stock with respect to the payment of distributions or the distribution of assets upon liquidation, dissolution or winding-up or reclassify any authorized shares of capital stock of the Corporation into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (B) amend, alter or repeal the provisions of the Corporation's Charter by any Event, so as to materially and adversely affect any right, preference, privilege or voting power of the Series B Preferred Stock or the holders thereof; PROVIDED, HOWEVER, with respect to the occurrence of any of the Events set forth in (B) above, so long as the shares of Series B Preferred Stock (or shares of any equivalent class or series of stock issued by the surviving corporation in any merger, consolidation or share exchange to which the Corporation became a party) remain outstanding with the terms thereof materially unchanged, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of Series B Preferred Stock and provided further that (x) any increase in the amount of the authorized preferred stock or the creation or issuance of any other shares of Series B Preferred Stock, or (y) any increase in the amount of authorized Series B

       Preferred Stock or any other preferred stock, in each case ranking on a parity with or junior to the Series B Preferred Stock with respect to payment of distributions or the distribution of assets upon liquidation, dissolution or winding-up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers. The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series B Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been irrevocably deposited in trust to effect such redemption. Nothing in this paragraph (d) shall be deemed to limit the Corporation's ability to issue debt securities (other than debt securities convertible into a class of capital stock ranking prior or senior to the Series B Preferred Stock) or otherwise incur additional indebtedness or alter the terms of any existing or future indebtedness during the period any shares of Series B Preferred Stock are outstanding.

        (9) Restrictions on Transfer, Acquisition and Redemption of Shares. The Series B Preferred Stock constitutes a class of preferred stock of the Corporation, and shares of preferred stock constitute Capital Shares of the Corporation. Therefore, shares of Series B Preferred Stock, being Capital Shares, are governed by and issued subject to all of the limitations, terms and conditions of the Charter applicable to Capital Shares generally, including but not limited to the terms and conditions (including exceptions and exemptions) of Article TENTH hereto; PROVIDED, HOWEVER, that the terms and conditions (including exceptions and exemptions) of Article TENTH hereof applicable to Capital Shares shall also be applied to the Series B Preferred Stock separately and without regard to any other series or class. The foregoing sentence shall not be construed to limit the applicability to the Series B Preferred Stock of any other term or provision of the Charter.

       (10) Severability of Provisions. If any preference, conversion or other right, voting power, restriction, limitation as to distributions, qualification or term or condition of redemption of the Series B Preferred Stock set forth herein is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other preferences, conversion or other distributions, qualifications or terms or conditions of redemption of Series B Preferred Stock set forth herein which can be given effect without the invalid, unlawful or unenforceable provision thereof shall, nevertheless, remain in full force and effect, and no preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications or terms or conditions or redemption of Series B Preferred Stock herein set forth shall be deemed dependent upon any other provision thereof unless so expressed therein.

    (e) Subject to the foregoing and to the provisions of Article TENTH, the power of the Board of Directors to classify and reclassify any of the shares of capital stock shall include, without limitation, subject to the provisions of the Charter, authority to classify or reclassify any unissued shares of such stock into a class or classes of preferred stock, preference stock, special stock or other stock, and to divide and classify shares of any class into one or more series of such class, by determining, fixing, or altering one or more of the following:

        (1) The distinctive designation of such class or series and the number of shares to constitute such class or series; provided that, unless otherwise prohibited by the terms of such or any other class or series, the number of shares of any class or series may be decreased by the Board of Directors in connection with any classification or reclassification of unissued shares and the number of shares of such class or series may be increased by the Board of Directors in connection with any such classification or reclassification, and any shares of any class or series which have been redeemed, purchased, otherwise acquired or converted into shares of Common Stock or any other class or series shall become part of the authorized capital stock and be subject to classification and reclassification as provided in this sub-paragraph.

        (2) Whether or not and, if so, the rates, amounts and times at which, and the conditions under which, dividends shall be payable on shares of such class or series, whether any such dividends shall rank senior or junior to or on a parity with the dividends payable on any other class or series of stock, and the status of any such dividends as cumulative, cumulative to a limited extent or non-cumulative and as participating or non-participating.

        (3) Whether or not shares of such class or series shall have voting rights, in addition to any voting rights provided by law and, if so, the terms of such voting rights.

        (4) Whether or not shares of such class or series shall have conversion or exchange privileges and, if so, the terms and conditions thereof, including provision for adjustment of the conversion or exchange rate in such events or at such times as the Board of Directors shall determine.

        (5) Whether or not shares of such class or series shall be subject to redemption and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates; and whether or not there shall be any sinking fund or purchase account in respect thereof, and if so, the terms thereof.

        (6) The rights of the holders of shares of such class or series upon the liquidation, dissolution or winding up of the affairs of, or upon any distribution of the assets of, the Corporation, which rights may vary depending upon whether such liquidation, dissolution or winding up is voluntary or involuntary and, if voluntary, may vary at different dates, and whether such rights shall rank senior or junior to or on a parity with such rights of any other class or series of stock.

        (7) Whether or not there shall be any limitations applicable, while shares of such class or series are outstanding, upon the payment of dividends or making of distributions on, or the acquisition of, or the use of moneys for purchase or redemption of, any stock of the Corporation, or upon any other action of the Corporation, including action under this sub-paragraph, and, if so, the terms and conditions thereof.

        (8) Any other preferences, rights, restrictions, including restrictions on transferability, and qualifications of shares of such class or series, not inconsistent with law and the Charter of the Corporation.

    (f) For the purposes hereof and of any articles supplementary to the Charter providing for the classification or reclassification of any shares of capital stock or of any other Charter document of the Corporation (unless otherwise provided in any such articles or document), any class or series of stock of the Corporation shall be deemed to rank:

        (1) prior to another class or series either as to dividends or upon liquidation, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable on liquidation, dissolution or winding up, as the case may be, in preference or priority to holders of such other class or series;

        (2) on a parity with another class or series either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates or redemption or liquidation price per share thereof be different from those of such others, if the holders of such class or series of stock shall be entitled to receipt of dividends or amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective dividend rates or redemption or liquidation prices, without preference or priority over the holders of such other class or series; and

        (3) junior to another class or series either as to dividends or upon liquidation, if the rights of the holders of such class or series shall be subject or subordinate to the rights of the holders of such other class or series in respect of the receipt of dividends or the amounts distributable upon liquidation, dissolution or winding up, as the case may be.

    SEVENTH: (a) The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. The number of directors of the Corporation shall be eight (8), which number may be increased or decreased pursuant to the Bylaws of the Corporation or upon the termination of the term of office of any such directors as set forth below, but shall never be less than the minimum number permitted by the MGCL now or hereafter in force; PROVIDED THAT, from and after the Series B Initial Issuance Date until the Warburg Termination Date, except as required pursuant to Article SIXTH, Section (c)(6)c, the Corporation and its Board of Directors shall not increase or decrease the number of directors of the Corporation without the consent of a majority of the Board of Directors of the Corporation, which majority shall include the Warburg Directors (as defined below). The names of the directors who shall serve until the next annual meeting and until their successors are duly elected and qualified are:

                  -------------------------------------------

                  -------------------------------------------

                  -------------------------------------------

                  -------------------------------------------

                  -------------------------------------------

                  -------------------------------------------

                  -------------------------------------------

                  -------------------------------------------

    (b) The members of the Board of Directors shall be elected as follows: (i) two (2) members (the "Warburg Directors") shall be elected by the Warburg Investors until the occurrence of the Warburg Termination Date, (ii) four (4) members (the "Series A Directors") (at least one of which shall be an "independent director" within the meaning of the Nasdaq Marketplace Rules governing audit committees) shall be elected by the holders of the Series A Preferred Stock until the occurrence of the Series A Preferred Rights Termination Date and (iii) the remaining directors (the "Common Directors") shall be elected by the holders of the Series A Preferred Stock and the Common Stock voting together as a single class. The right of the Warburg Investors to elect the Warburg Directors and the term of office of the Warburg Directors shall terminate upon the occurrence of the Warburg Termination Date, and the number of directors shall be reduced accordingly. The right of the holders of the Series A Preferred Stock to elect the Series A Directors and the term of office of the Series A Directors shall terminate upon the occurrence of the Series A Preferred Rights Termination Date, and the number of directors shall be reduced accordingly.

    (c) Any vacancy on the Board of Directors may be filled by vote of (i) the Warburg Investors if such vacancy occurs in the directorship of a Warburg Director, (ii) the remaining Series A Directors if such vacancy occurs in the directorship of a Series A Director or (iii) the remaining Common Directors if such vacancy occurs in the directorship of a Common Director.

    (d) Any director, or the entire Board of Directors, may be removed from office at any time, but only for cause, by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote generally or by class, in the election of directors. For the purpose of this paragraph, "cause" shall mean with respect to any particular director a final judgment of a court of competent jurisdiction holding that such director caused demonstrable, material harm to the Corporation through bad faith or active and deliberate dishonesty.

    EIGHTH: (a) The following provisions are hereby adopted for the purpose of defining, limiting, and regulating the powers of the Corporation and of the directors and the stockholders:

        (1) The Board of Directors is hereby empowered to authorize the issuance from time to time of shares of its stock of any class, whether now or hereafter authorized, or securities convertible into shares of its stock of any class or classes, whether now or hereafter authorized, for such consideration as may be deemed advisable by the Board of Directors and without any action by the stockholders, subject to the limitations set forth in the Charter or the Bylaws.

        (2) No holder of any stock or any other securities of the Corporation, whether now or hereafter authorized, (A) shall have any preemptive right to subscribe for or purchase any stock or any other securities of the Corporation other than such, if any, as the Board of Directors, in its sole discretion, may determine and at such price or prices and upon such other terms as the Board of Directors, in its sole discretion, may fix; and any stock or other securities which the Board of Directors may determine to offer for subscription may, as the Board of Directors in its sole discretion shall determine, be offered to the holders of any class, series or type of stock or other securities at the time outstanding to the exclusion of the holders of any or all other classes, series or types of stock or other securities at the time outstanding, or (B) shall, other than the holders of Series A Preferred Stock, be entitled to the appraisal rights of an objecting stockholder under Title 3, Subtitle 2 of the MGCL.

        (3) The Board of Directors of the Corporation shall, consistent with applicable law, have power in its sole discretion to determine from time to time in accordance with sound accounting practice or other reasonable valuation methods what constitutes annual or other net profits, earnings, surplus or net assets in excess of capital; to fix and vary from time to time the amount to be reserved as working capital, or determine that retained earnings or surplus shall remain in the hands of the Corporation; to set apart out of any funds of the Corporation such reserve or reserves in such amount or amounts and for such proper purpose or purposes as it shall determine and to abolish any such reserve or any part thereof; to redeem or purchase its stock or to distribute and pay distributions or dividends in stock, cash or other securities or property, out of surplus or any other funds or amounts legally available therefor, at such times and to the stockholders of record on such dates as it may, from time to time, determine; to determine the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); to determine the fair value and any matters relating to the acquisition, holding and disposition of any assets by the Corporation; to determine whether and to what extent and at what times and places and under what conditions and regulations the books, accounts and documents of the Corporation, or any of them, shall be open to the inspection of stockholders, except as otherwise provided by statute or by the Bylaws, and, except as so provided, no stockholder shall have any right to inspect any book, account or document of the Corporation unless authorized so to do by resolution of the Board of Directors; and to determine any other matter relating to the business and affairs of the Corporation.

        (4) Except as provided in Article SIXTH, Sections (c) and (d) notwithstanding any provision of law requiring the authorization of any action by a greater proportion than a majority of all the votes entitled to be cast on the matter, such action shall be valid and effective if authorized by the affirmative vote of the holders of a majority of all votes entitled to be cast on the matter.

        (5) The Corporation shall indemnify (A) its present or former directors and officers, whether serving the Corporation or at its request any other entity, to the full extent required or permitted by the MGCL now or hereafter in force, including the advance of expenses under the procedures and to the full extent permitted by law and (B) other employees and agents to such extent as shall be authorized by the Board of Directors or the Corporation's Bylaws and be permitted by law. The foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled. The Board of Directors may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time such bylaws, resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law. No amendment of the Charter of the Corporation or repeal of any of its provisions shall limit or eliminate the right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

        (6) To the fullest extent permitted by Maryland law, no director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for money damages. No amendment of the Charter of the Corporation or repeal of any of its provisions shall limit or eliminate the limitation on liability provided to directors and officers hereunder with respect to any act or omission occurring prior to such amendment or repeal.

        (7) The Corporation reserves the right from time to time to make any amendments to the Charter which may now or hereafter be authorized by law, including any amendments changing the terms or contract rights, as expressly set forth in the Charter, of any of its outstanding stock.

        (8) The Board of Directors shall use its reasonable best efforts to take such actions as are necessary or appropriate to preserve the status of the Corporation as a REIT; however, if the Board of Directors determines that it is no longer in the best interests of the Corporation to qualify or continue to be qualified as a REIT, the Board of Directors may revoke or otherwise terminate the Corporation's REIT election pursuant to Section 856(g) of the Code.

        (9) Subject to such conditions, if any, as may be required by any applicable statute, rule or regulation, and except as otherwise prohibited herein, the Board of Directors may authorize the execution and performance by the Corporation of one or more agreements with any person, corporation, association, company, trust, partnership (limited or general) or other organization whereby, subject to the supervision and control of the Board of Directors, any such other person, corporation, association, company, trust, partnership (limited or general) or other organization shall render or make available to the Corporation managerial, investment, advisory and/or related services, office space and other services and facilities (including, if deemed advisable by the Board of Directors, the management or supervision of the investments of the Corporation) upon such terms and conditions as may be provided in such agreement or agreements (including, if deemed fair and equitable by the Board of Directors, the compensation payable thereunder by the Corporation).

    (b) At any time prior to the date which is six months after the conversion or redemption of all outstanding shares of Series B Preferred Stock issued on the Series B Initial Issuance Date, the Corporation shall not, without the prior approval of the majority of the Board of Directors, which majority, until the Warburg Termination Date, includes both Warburg Directors:

        (1) amend or repeal any provision of the Corporation's Charter or By-Laws;

        (2) other than in connection with the Preferred Offer, authorize or effect the issuance by the Corporation of any equity securities, or rights to acquire equity securities, of any class of Series B Senior Stock or Series B Parity Stock;

        (3) authorize or effect (a) any sale, lease, transfer or other disposition of assets in an amount greater than an aggregate $50 million in any nine (9) month period; (b) any merger, consolidation, recapitalization or other reorganization of the Corporation with or into another corporation,
    (c) the acquisition by the Corporation of another corporation by means of a purchase of all or substantially all of the capital stock or assets of such corporation for an amount greater than an aggregate $50 million in any nine (9)month period, or (d) a liquidation, winding up or dissolution of the Corporation or adoption of any plan for the same.

        (4) other than in connection with the Exchange Offer or the Preferred Offer, authorize or effect the issuance by the Corporation of any equity securities or rights to acquire equity securities of any class other than an issuance (w) to the holders of the Series B Preferred Stock pursuant
    Article SIXTH hereto, (x) pursuant to options, warrants, conversion or subscription rights in existence on the Series B Initial Issuance Date, (y) pursuant to any stock option, stock purchase, dividend reinvestment or similar plan or arrangement for the benefit of employees, consultants or directors of the Corporation or its subsidiaries in existence as of the Series B Initial Issuance Date or thereafter approved by the Board of Directors or (z) taken together with all other issuances since the date hereof, that does not exceed five percent (5%) of the securities of such class, on a fully diluted basis, immediately prior to the Series B Initial Issuance Date.

        (5) other than in connection with the Preferred Offer or the redemption of the Series B Preferred Stock in accordance with Article SIXTH, Section
    (d)(5) hereof, authorize or effect the redemption or repurchase of any equity securities of the Corporation or rights to acquire equity securities of the Corporation (other than the repurchase of stock from employees of the Corporation or its subsidiaries pursuant to repurchase rights under vesting provisions related to the length of period of employment of such employees at purchase prices initially paid by such employees for such shares) in an amount greater than an aggregate $10,000,000 in any twelve (12) month period;

        (6) authorize or effect the incurrence of any indebtedness for borrowed money or guarantee any such indebtedness (other than Project Debt) in an amount greater than an aggregate $25,000,000 in any twelve (12) month period.

    (c) Except as set forth in Section (b) above, the enumeration and definition of particular powers of the Board of Directors included in the foregoing shall in no way be limited or restricted by reference to or inference from the terms of any other clause of this or any other Article of the Charter of the Corporation, or construed as or deemed by inference or otherwise in any manner to exclude or limit any powers conferred upon the Board of Directors under the General Laws of the State of Maryland now or hereafter in force.

    NINTH:  The duration of the Corporation shall be perpetual.

    TENTH: (a) DEFINITIONS. As used in the Charter, the following terms shall have the following meanings:

    "AFFILIATE" of a person means a person that, directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified.

    "AGGREGATE CONVERTIBLE SECURITIES" shall mean all Options, Convertible Securities and any other securities or instruments of the Corporation which are convertible into or exchangeable for Common Stock.

    "BENEFICIAL OWNERSHIP" shall mean ownership of Capital Shares by a Person who is or would be treated as an owner of such Capital Shares either actually or constructively through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms "Beneficial Owner," "Beneficially Own," "Beneficially Owns" and "Beneficially Owned" shall have the correlative meanings.

    "BOARD OF DIRECTORS" shall mean the Board of Directors of the Corporation or any committee authorized by such Board of Directors to perform any of its responsibilities with respect to the Corporation's capital stock.

    "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to be open.

    "CAPITAL GAIN AMOUNT" shall have the meaning set forth in Article SIXTH, Section g.

    "CAPITAL SHARES" shall mean shares of the Corporation's capital stock, whether common, preferred, preference, special or other stock, or a combination thereof.

    "CHANGE OF CONTROL" shall mean one or more of the following transactions unless the persons who were holders of the outstanding capital stock of the Corporation outstanding immediately prior to such transaction are immediately after such transaction holders of at least a majority of the aggregate voting power of the voting capital stock of the surviving corporation (or a majority of the aggregate equivalent equity interests in the surviving entity if such entity is not a corporation): (i) a merger or consolidation of the Corporation with or into another entity or the merger of another entity with or into the Corporation; (ii) a tender offer or other transaction or series of related transactions resulting in a change of ownership of more than 50% of the voting capital stock of the Corporation; (iii) a share exchange (with or without a stockholder vote) in which 95% or more of the outstanding capital stock of the Corporation is exchanged for capital stock of another corporation; or (iv) the sale, transfer or other disposition of all or substantially all of the Corporation's assets.

    "CHARITABLE BENEFICIARY" shall mean one or more beneficiaries of the Trust as determined pursuant to Section (c)(6) of this Article.

    "CHARTER" shall have the meaning set forth in the preamble hereto.

    "CODE" shall have the meaning set forth in Article THIRD hereto. All section references to the Code shall include any successor provisions thereof as may be adopted from time to time.

    "COMMON STOCK" shall mean the Common Stock, $.0001 par value per share, of the Corporation.

    "CONSTRUCTIVE OWNERSHIP" shall mean ownership of Capital Shares by a Person who is or would be treated as an owner of such Capital Shares either actually or constructively through the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code. The terms "Constructive Owner," "Constructively Own," "Constructively Owns" and "Constructively Owned" shall have the correlative meanings.

    "CONVERTIBLE SECURITIES" shall have the meaning set forth in Article SIXTH, Section (d)(4)b(i).

    "CORPORATION" shall have the meaning set forth in Article FIRST hereto.

    "EVENT" shall have the meaning set forth in Article SIXTH, Section (c)(6)d hereto.

    "EXCHANGE OFFER" shall have the meaning set forth in the Merger Agreement.

    "40 DAY AVERAGE PRICE" shall have the meaning set forth in Article SIXTH, Section (d)(3)a hereto.

    "IRS" means the United States Internal Revenue Service.

    "LEGACY" shall mean Excel Legacy Corporation, a Delaware corporation.

    "LIQUIDATING DIVIDENDS" shall have the meaning set forth in Article SIXTH, Section (d)(4)c.

    "MARKET PRICE" shall mean the average sales price on the most recent trading day ending prior to the relevant time as reported on the Nasdaq National Market of the applicable Capital Shares, or if not then traded on the Nasdaq National Market, such average sales price as reported on any exchange or quotation system over which the applicable Capital Shares may be traded, or if not then traded over any exchange or quotation system, then the market price of the applicable Capital Shares on the relevant date as determined in good faith by the Board of Directors.

    "MARKET VALUE" shall mean the last reported sales price reported on the Nasdaq National Market of the applicable Capital Shares on the trading day immediately preceding the relevant date, or if the applicable Capital Shares are not then traded on the Nasdaq National Market, the last reported sales price of the applicable Capital Shares on the trading day immediately preceding the relevant date as reported on any exchange or quotation system over which the applicable Capital Shares may be traded, or if the applicable Capital Shares are not then traded over any exchange or quotation system, then the market price of the applicable Capital Shares on the relevant date as determined in good faith by the Board of Directors.

    "MERGER AGREEMENT" shall mean that certain Agreement and Plan of Merger
dated as of [        ], 2001 by and among the Corporation, Legacy and PEI Merger
Sub, Inc.

    "MGCL" shall mean the Maryland General Corporation Law.

    "NASDAQ NATIONAL MARKET" shall mean the Nasdaq Stock Market's National Market System.

    "NUMBER OF COMMON SHARES DEEMED OUTSTANDING" at any given time shall mean the sum of (x) the number of shares of Common Stock outstanding at such time,
(y) the number of shares of Common Stock issuable assuming conversion of all Aggregate Convertible Securities then outstanding and (z) the number of shares of Common Stock deemed to be outstanding under paragraphs 4(b)(i) to (ix), inclusive, at such time.

    "OPTIONS" shall have the meaning set forth in Article SIXTH, Section (d)(4)b(i).

    "OWNERSHIP LIMIT" shall mean 5% (by value or by number of shares, whichever is more restrictive) of the outstanding Capital Shares of the Corporation. The number and value of the outstanding Capital Shares of the Corporation shall be determined by the Board of Directors in good faith, which determination shall be conclusive for all purposes hereof.

    "PERSON" shall mean an individual, corporation, partnership, limited liability company, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity; but does not include an underwriter acting in a capacity as such in a public offering of any Capital Shares provided that the ownership of Capital Shares by such underwriter would not result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code, or otherwise result in the Corporation failing to qualify as a REIT.

    "PREFERRED OFFER" shall mean the offer to purchase the Series A Preferred Stock contemplated in clause (ii) of the definition of "Series A Preferred Rights Termination Date" below; provided that such offer is financed through the issuance of (i) perpetual preferred stock with a coupon of 8 3/4% or less which may be Series B Senior Stock, or (ii) debt with an interest rate of 8 3/4% or less and a term of seven years or more, or (iii) any other financing arrangement that (A) costs the Corporation (on an annual basis) no more than the cost (on an annual basis) to the Corporation to maintain the Series A Preferred Stock then outstanding and (B) the Board of Directors deems to be at least as beneficial to the Corporation as the terms of the Series A Preferred Stock.

    "PROJECT DEBT" shall mean any debt represented by capital lease obligations, mortgage financing or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property or incurred to refinance any such purchase price or cost of construction or improvement, in each case incurred no later than 365 days after the date of such acquisition or the date of completion of such construction or improvement.

    "PURCHASE RIGHTS" shall have the meaning set forth in Article SIXTH, Section (d)(4)h hereto.

    "PURPORTED BENEFICIAL TRANSFEREE" shall mean, with respect to any purported Transfer (or other event) which results in a transfer to a Trust, as provided in Section (b)(2) of this Article, the Purported Record Transferee, unless such Purported Record Transferee would have acquired or owned any Capital Shares for another Person who is the beneficial transferee or owner of such Capital Shares, in which case the Purported Beneficial Transferee shall be such Person.

    "PURPORTED RECORD TRANSFEREE" shall mean, with respect to any purported Transfer which results in a transfer to a Trust, as provided in Section (b)(2) of this Article, the record holder of the Capital Shares if such Transfer had been valid under Section (b)(1) of this Article.

    "REINCORPORATION" shall mean the merger of Price Enterprises, Inc., a Delaware corporation, into its wholly-owned subsidiary, Price Enterprises of Maryland, Inc., a Maryland corporation.

    "REIT" shall have the meaning set forth in Article THIRD hereto.

    "RESTRICTION TERMINATION DATE" shall mean the first day after the date of the Reincorporation on which the Board of Directors of the Corporation determines that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify as a REIT.

    "SERIES A CALL DATE" shall have the meaning set forth in Article SIXTH, Section (c)(3)c hereto.

    "SERIES A DIRECTORS" shall have the meaning set forth in Article SEVENTH, Section (b) hereto.

    "SERIES A DISTRIBUTION PAYMENT DATE" shall mean, with respect to each Series A Distribution Period, the fifteenth day of February, May, August and November, in each year, commencing on November 15, 1998; PROVIDED, HOWEVER, that if any Series A Distribution Payment Date falls on any day other than a Business Day, the distribution payment due on such Series A Distribution Payment Date shall be paid on the Business Day immediately following such Series A Distribution Payment Date.

    "SERIES A DISTRIBUTION PERIODS" shall mean quarterly distribution periods commencing February 1, May 1, August 1 and November 1 of each year and ending on and including the day preceding the first day of the next succeeding Series A Distribution Period.

    "SERIES A JUNIOR STOCK" shall have the meaning set forth in Article SIXTH, Section (c)(5)c hereto.

    "SERIES A LIQUIDATION PREFERENCE" shall mean a price per share equal to Sixteen Dollars ($16.00) (subject to adjustment in the event of any stock dividend, stock split, stock distribution or combination with respect to such shares).

    "SERIES A PARITY STOCK" shall have the meaning set forth in Article SIXTH, Section (c)(5)b hereto.

    "SERIES A PREFERRED RIGHTS TERMINATION DATE" shall mean the earliest to occur of (i) less than 2,000,000 shares of Series A Preferred Stock (adjusted for stock splits, dividends, reverse stock splits, etc.) remain outstanding,
(ii) the Corporation, Legacy or any of their Affiliates shall have made an offer to purchase any and all outstanding shares of Series A Preferred Stock at a cash price of $16.00 per share, and shall have purchased all shares duly tendered and not withdrawn, (iii) the Board of Directors shall have (a) issued or agreed to issue any equity securities or securities convertible or exchangeable into or exercisable for equity securities, in any case, without the unanimous approval of the members of the Board of Directors, or (b) failed in any fiscal year to declare or to pay dividends on the Common Stock as and when requested by Legacy or its designees (1) to distribute 100% of the Corporation's taxable income with respect to such fiscal year (including dividends on the Series A Preferred Stock) or otherwise to maintain the Corporation's status as a REIT or (2) in an amount equal to the excess, if any, of (x)(A) funds from operations less straight line accrual of future rents (rent smoothing) for such fiscal year, minus (B) the amount required to pay dividends on the Series A Preferred Stock for such fiscal year, over (y) $7,500,000, or (iv) the Board of Directors, by unanimous vote of the members of the Board of Directors, shall have adopted a resolution to terminate the right of the holders of the Series A Preferred Stock to elect the Series A Directors pursuant to Article SEVENTH, Section (b) hereto.

    "SERIES A PREFERRED STOCK" shall have the meaning set forth in Article SIXTH, Section (a) hereto.

    "SERIES A RECORD DATE" shall mean the date designated by the Board of Directors of the Corporation at the time a distribution is declared; PROVIDED, HOWEVER, that such Series A Record Date shall be the first day of the calendar month in which the applicable Series A Distribution Payment Date falls or such other date designated by the Board of Directors for the payment of distributions that is not more than thirty (30) days nor less than ten (10) days prior to such Series A Distribution Payment Date.

    "SERIES A REDEMPTION PRICE" shall mean a price per share equal to Sixteen Dollars ($16.00) together with accrued and unpaid distributions, if any, thereon to the Series A Call Date.

    "SERIES A SENIOR STOCK" shall have the meaning set forth in Article SIXTH, Section (c)(5)a hereto.

    "SERIES B CALL DATE" shall have the meaning set forth in Article SIXTH, Section (d)(5)b.

    "SERIES B CONVERSION DATE" shall mean either (i) the date which is 45 months after the Series B Initial Issuance Date or (ii) the date which is 60 months after the Series B Initial Issuance Date.

    "SERIES B CONVERSION NOTICE" shall have the meaning set forth in Article SIXTH, Section 3(d)(3)f hereto.

    "SERIES B CONVERSION PRICE" shall have the meaning set forth in Article SIXTH, Section (d)(4)a hereto.

    "SERIES B CONVERSION RATE" shall have the meaning set forth in Article SIXTH, Section (d)(3)a hereto.

    "SERIES B DISTRIBUTION PAYMENT DATE" shall mean, with respect to each
Series B Distribution Period, the fifteenth day of February, May, August and
November, in each year, commencing on         , 15, 2001; PROVIDED, HOWEVER,
that if any Series B Distribution Payment Date falls on any day other than a Business Day, the distribution payment due on such Series B Distribution Payment Date shall be paid on the Business Day immediately following such Series B Distribution Payment Date.

    "SERIES B DISTRIBUTION PERIODS" shall mean quarterly distribution periods commencing February 1, May 1, August 1 and November 1 of each year and ending on and including the day preceding the first day of the next succeeding Series B Distribution Period.

    "SERIES B INITIAL ISSUANCE DATE" shall have the meaning set forth in Article SIXTH, Section (d)(1)a hereto.

    "SERIES B JUNIOR STOCK" shall have the meaning set forth in Article SIXTH, Section (d)(7)c hereto.

    "SERIES B LIQUIDATION PREFERENCE" shall mean a price per share equal to $5.56 (subject to adjustment in the event of any stock dividend, stock split, stock distribution or combination with respect to such shares; PROVIDED, HOWEVER, that there shall be no such adjustment pursuant hereto in respect of any dividends paid in additional shares of Series B Preferred Stock issued pursuant to Article SIXTH, Section (d)(1)(a) hereof).

    "SERIES B NOTICE DATE" shall mean the date on which the Corporation shall deliver to the holders of the Series B Preferred Stock notice of conversion of the Series B Preferred Stock pursuant to Article SIXTH, Section (d)(3)f hereto.

    "SERIES B PARITY STOCK" shall have the meaning set forth in Article SIXTH, Section (d)(7)b hereto.

    "SERIES B PREFERRED STOCK" shall have the meaning set forth in Article SIXTH, Section (a) hereto.

    "SERIES B RECORD DATE" shall mean the date designated by the Board of Directors of the Corporation at the time a distribution is declared; PROVIDED, HOWEVER, that such Series B Record Date shall be the first day of the calendar month in which the applicable Series B Distribution Payment Date falls or such other date designated by the Board of Directors for the payment of distributions that is not more than thirty (30) days nor less than ten (10) days prior to such Series B Distribution Payment Date.

    "SERIES B REDEMPTION DATE" shall have the meaning set forth in Article SIXTH, Section (d)(5)a hereto.

    "SERIES B REDEMPTION PRICE" shall mean a price per share equal to $5.56 together with accrued and unpaid distributions, if any, thereon to the Series B Call Date.

    "SERIES B SENIOR STOCK" shall have the meaning set forth in Article SIXTH, Section (d)(7)a hereto.

    "SERIES B TRIGGERING TRANSACTION" shall have the meaning set forth in Article SIXTH, Section (d)(4)b hereto.

    "SET APART FOR PAYMENT" shall be deemed to include, without any action other than the following, the recording by the Corporation in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of distributions by the Board of Directors, the allocation of funds to be so paid on any series or class of capital stock of the Corporation.

    "TOTAL DISTRIBUTIONS" shall have the meaning set forth in Article SIXTH, Section g hereto.

    "TRANSFER" shall mean any sale, transfer, gift, assignment, devise or other disposition of Capital Shares, including (i) the granting of any option or entering into any agreement for the sale, transfer or other disposition of Capital Shares or (ii) the sale, transfer, assignment or other disposition of any securities (or rights convertible into or exchangeable for Capital Shares), whether voluntary or involuntary, whether of record or beneficially or Beneficially or Constructively (including but not limited to transfers of interests in other entities which result in changes in Beneficial or Constructive Ownership of Capital Shares), and whether by operation of law or otherwise. The terms "Transfers" and "Transferred" shall have correlative meanings.

    "TRUST" shall mean each of the trusts provided for in Section (c) of this Article.

    "TRUSTEE" shall mean the Person unaffiliated with the Corporation, the Purported Beneficial Transferee, and the Purported Record Transferee, that is appointed by the Corporation to serve as trustee of the Trust, and any successor trustee appointed by the Corporation.

    "VOTING PREFERRED STOCK" shall have the meaning set forth in Article SIXTH, Section (c)(6)c hereof.

    "WARBURG DIRECTORS" shall have the meaning set forth in Article SEVENTH, Section (b) hereto.

    "WARBURG INVESTORS" shall mean Warburg, Pincus Equity Partners, L.P., a Delaware limited partnership, Warburg, Pincus Netherlands Equity Partners I, C.V., a Netherlands limited partnership, Warburg, Pincus Netherlands Equity Partners II, C.V., a Netherlands limited partnership, and Warburg, Pincus Netherlands Equity Partners III, C.V., a Netherlands limited partnership and affiliates thereof.

    "WARBURG TERMINATION DATE" shall mean the initial date on which the Warburg Investors and their Affiliates, in the aggregate, beneficially own (within the meaning of Rule 13d-3 of the Exchange Act; PROVIDED, HOWEVER, that the Warburg Investors and their Affiliates shall be deemed to beneficially own Common Stock with respect to which any of the Warburg Investors and its Affiliates has the right to acquire beneficial ownership at any time prior to, on or subsequent to sixty days, notwithstanding the provisions set forth in Rule 13d-3(1)(i) limiting such time period to within sixty days) less than 10% of the Common Stock.

    "WARRANT" shall mean that certain warrant issued by the Corporation to the
Warburg Investors to purchase 2,500,000 shares of Common Stock on         ,
2001.

    (b) Restriction on Ownership and Transfers.

        (1) From the date of Reincorporation and prior to the Restriction Termination Date:

           a. except as provided in Section (i) of this Article, no Person shall Beneficially Own Capital Shares in excess of the Ownership Limit;

           b. except as provided in Section (i) of this Article, no Person shall Constructively Own in excess of 9.8% (by value or by number of shares, whichever is more restrictive) of the outstanding Capital Shares of the Corporation; and

           c. no Person shall Beneficially or Constructively Own Capital Shares to the extent that such Beneficial or Constructive Ownership would result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code, or otherwise failing to qualify as a REIT (including but not limited to Constructive Ownership that would result in the Corporation owning (actually or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Corporation (either directly or indirectly through one or more partnerships or limited liability companies) from such tenant would cause the Corporation to fail to satisfy any of the gross income requirements of Section 856(c) of the Code or comparable provisions of state law).

        (2) If, during the period commencing on the date of the Reincorporation and prior to the Restriction Termination Date, any Transfer (whether or not such Transfer is the result of a transaction entered into through the facilities of the Nasdaq National Market) or other event (including value fluctuations) occurs that, if effective, would result in any Person Beneficially or Constructively Owning Capital Shares in violation of Section
    (b)(1) of this Article, (1) then that number of Capital Shares that otherwise would cause such Person to violate Section (b)(1) of this Article (rounded up to the nearest whole share) shall be automatically transferred to a Trust for the benefit of a Charitable Beneficiary, as described in Section (c) of this Article, effective as of the close of business on the business day prior to the date of such Transfer or other event, and such Purported Beneficial Transferee shall thereafter have no rights in such Capital Shares or (2) if, for any reason, the transfer to the Trust described in clause (1) of this sentence is not automatically effective as provided therein to prevent any Person from Beneficially or Constructively Owning Capital Shares in violation of Section (b)(1) of this Article, then the Transfer of that number of Capital Shares that otherwise would cause any Person to violate Section (b)(1) of this Article shall be void ab initio, and each of the Purported Beneficial Transferee shall have no rights in such Capital Shares.

        (3) Notwithstanding any other provisions contained herein, during the period commencing on the date of the Reincorporation and prior to the Restriction Termination Date, any Transfer (whether or not such Transfer is the result of a transaction entered into through the facilities of the Nasdaq National Market) that, if effective, would result in the capital stock of the Corporation being beneficially owned by less than 100 Persons (determined without reference to any rules of attribution) shall be void ab initio, and the intended transferee shall acquire no rights in such Capital Shares.

        (4) It is expressly intended that the restrictions on ownership and Transfer described in this Section (b) of this Article shall apply to restrict the rights of any members or partners in limited liability companies or partnerships to exchange their interest in such entities for Capital Shares of the Corporation.

    (c) Transfers of Capital Shares in Trust.

        (1) Upon any purported Transfer or other event described in Section
    (b)(2) of this Article, such Capital Shares shall be deemed to have been transferred to the Trustee in his capacity as trustee of a Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Trustee shall be deemed to be effective as of the close of business on the business day prior to the purported Transfer or other event that results in a transfer to the Trust pursuant to Section (b)(2) of this Article. The Trustee shall be appointed by the Corporation and shall be a Person unaffiliated with the Corporation, any Purported Beneficial Transferee, and any Purported Record Transferee. Each Charitable Beneficiary shall be designated by the Corporation as provided in Section (c)(6) of this Article.

        (2) Capital Shares held by the Trustee shall be issued and outstanding shares of capital stock of the Corporation. The Purported Beneficial Transferee or Purported Record Transferee shall have no rights in the Capital Shares held by the Trustee. The Purported Beneficial Transferee or Purported Record Transferee shall not benefit economically from ownership of any Capital Shares held in trust by the Trustee, shall have no rights to dividends and shall not possess any rights to vote or other rights attributable to the Capital Shares held in the Trust.

        (3) The Trustee shall have all voting rights and rights to dividends with respect to Capital Shares held in the Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or distribution paid prior to the discovery by the Corporation that the Capital Shares have been transferred to the Trustee shall be paid to the Trustee upon demand, and any dividend or distribution declared but unpaid shall be paid when due to the Trustee with respect to such Capital Shares. Any dividends or distributions so paid over to the Trustee shall be held in trust for the Charitable Beneficiary. The Purported Record Transferee and Purported Beneficial Transferee shall have no voting rights with respect to the Capital Shares held in the Trust and, subject to Maryland law, effective as of the date the Capital Shares have been transferred to the Trustee, the Trustee shall have the authority (at the Trustee's sole discretion) (i) to rescind as void any vote cast by a Purported Record Transferee with respect to such Capital Shares prior to the discovery by the Corporation that the Capital Shares have been transferred to the Trustee and (ii) to recast such vote in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary; PROVIDED, HOWEVER, that if the Corporation has already taken irreversible corporate action, then the Trustee shall not have the authority to rescind and recast such vote. Notwithstanding any other provision of this Charter to the contrary, until the Corporation has received notification that the Capital Shares have been transferred into a Trust, the Corporation shall be entitled to rely on its share transfer and other stockholder records for purposes of preparing lists of stockholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of stockholders.

        (4) Within 20 days of receiving notice from the Corporation that Capital Shares have been transferred to the Trust, the Trustee of the Trust shall sell the Capital Shares held in the Trust to a Person, designated by the Trustee, whose ownership of the Capital Shares will not violate the ownership limitations set forth in Section (b)(1) of this Article. Upon such sale, the interest of the Charitable Beneficiary in the Capital Shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Purported Record Transferee and to the Charitable Beneficiary as provided in this Section (c)(4). The Purported Record Transferee shall receive the lesser of (1) the price paid by the Purported Record Transferee for the Capital Shares in the transaction that resulted in such transfer to the Trust (or, if the event which resulted in the transfer to the Trust did not involve a purchase of such Capital Shares at Market Value, the Market Value of such Capital Shares on the day of the event which resulted in the transfer of such Capital Shares to the Trust) and (2) the price per share received by the Trustee (net of any commissions and other expenses of sale) from the sale or other disposition of the Capital Shares held in the Trust. Any net sales proceeds in excess of the amount payable to the Purported Record Transferee shall be immediately paid to the Charitable Beneficiary together with any dividends or other distributions thereon. If, prior to the discovery by the Corporation that such Capital Shares have been transferred to the Trustee, such Capital Shares are sold by a Purported Record Transferee then (i) such Capital Shares shall be deemed to have been sold on behalf of the Trust and (ii) to the extent that the Purported Record Transferee received an amount for such Capital Shares that exceeds the amount that such Purported Record Transferee was entitled to receive pursuant to this Section (c)(4), such excess shall be paid to the Trustee upon demand.

        (5) Capital Shares transferred to the Trustee shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (i) the price paid by the Purported Record Transferee for the Capital Shares in the transaction that resulted in such transfer to the Trust (or, if the event which resulted in the transfer to the Trust did not involve a purchase of such Capital Shares at Market Value, the Market Value of such Capital Shares on the day of the event which resulted in the transfer of such Capital Shares to the Trust) and (ii) the Market Value on the date the Corporation, or its designee, accepts such offer. The Corporation shall have the right to accept such offer until the Trustee has sold the Capital Shares held in the Trust pursuant to Section
    (c)(4) of this Article. Upon such a sale to the Corporation, the interest of the Charitable Beneficiary in the Capital Shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Purported Record Transferee and any dividends or other distributions held by the Trustee with respect to such Capital Shares shall thereupon be paid to the Charitable Beneficiary.

        (6) By written notice to the Trustee, the Corporation shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Trust such that (i) the Capital Shares held in the Trust would not violate the restrictions set forth in Section (b)(1) of this
    Article in the hands of such Charitable Beneficiary and (ii) each Charitable Beneficiary is an organization described in Sections 170(b)(1)(A), 170(c)(2) and 501(c)(3) of the Code.

    (d) Remedies for Breach. If the Board of Directors, or a committee thereof (or other designees if permitted by the MGCL) shall at any time determine in good faith that a Transfer or other event has taken place in violation of Section (b) of this Article or that a Person intends to acquire, has attempted to acquire or may acquire beneficial ownership (determined without reference to any rules of attribution), Beneficial Ownership or Constructive Ownership of any Capital Shares of the Corporation in violation of Section (b) of this Article, the Board of Directors, or a committee thereof (or other designees if permitted by the MGCL) shall take such action as it deems advisable to refuse to give effect or to prevent such Transfer, including, but not limited to, causing the Corporation to redeem Capital Shares, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin such Transfer; PROVIDED, HOWEVER, that any Transfers (or, in the case of events other than a Transfer, ownership or Constructive Ownership or Beneficial Ownership) in violation of Section (b)(1) of this Article, shall automatically result in the transfer to a Trust or be void ab initio as described in Section (b)(2) of this Article and any Transfer in violation of Section (b)(3) of this Article shall automatically be void ab initio irrespective of any action (or non-action) by the Board of Directors.

    (e) Notice of Restricted Transfer. Any Person who acquires or attempts to acquire Capital Shares in violation of Section (b) of this Article or any Person who is a Purported Beneficial Transferee such that an automatic transfer to a Trust results under Section (b)(2) of this Article, shall immediately give written notice to the Corporation of such event and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer or attempted Transfer on the Corporation's status as a REIT.

    (f) Owners Required To Provide Information. From the date of the Reincorporation and prior to the Restriction Termination Date, each Person who is a beneficial owner or Beneficial Owner or Constructive Owner of Capital Shares and each Person (including the stockholder of record) who is holding Capital Shares for a beneficial owner or a Beneficial Owner or Constructive Owner shall, on demand, provide to the Corporation a completed questionnaire containing the information regarding their ownership of such shares, as set forth in the regulations (as in effect from time to time) of the U.S. Department of Treasury under the Code. In addition, each Person who is a beneficial owner or Beneficial Owner or Constructive Owner of Capital Shares and each Person (including the stockholder of record) who is holding Capital Shares for a beneficial owner or Beneficial Owner or Constructive Owner shall, on demand, be required to disclose to the Corporation in writing such information as the Corporation may request in order to determine the effect, if any, of such stockholder's actual and constructive ownership of Capital Shares on the Corporation's status as a REIT and to ensure compliance with Section (b)(1) of this Article, or as otherwise permitted by the Board of Directors.

    (g) Remedies Not Limited. Nothing contained in this Article (but subject to Section (b)(1) of this Article and Section (a)(8) of Article EIGHTH) shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its stockholders by preservation of the Corporation's status as a REIT.

    (h) Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Article, including any definition contained in Section
(a) of this Article, the Board of Directors shall have the power to determine the application of the provisions of this Article with respect to any situation based on the facts known to it (subject, however, to the provisions of Section
(1) of this Article). In the event this Article requires an action by the Board of Directors and the Charter fails to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of this Article. Absent a decision to the contrary by the Board of Directors (which the Board may make in its sole and absolute discretion), if a Person would have (but for the remedies set forth in Section (b) of this Article) acquired Beneficial or Constructive Ownership of Capital Shares in violation of Section (b)(1) of this Article, such remedies (as applicable) shall apply first to the Capital Shares which, but for such remedies, would have been actually owned by such Person, and second to Capital Shares which, but for such remedies, would have been Beneficially Owned or Constructively Owned (but not actually owned) by such Person, pro rata among the Persons who actually own such Capital Shares based upon the relative value of the Capital Shares held by each such Person.

    (i) Exceptions.

        (1) Subject to Section (b)(1)(c) of this Article, the Board of Directors, in its sole discretion, may exempt a Person from the limitation on a Person Beneficially Owning Capital Shares in excess of the Ownership Limit if the Board of Directors determines that such exemption will not cause any individual's Beneficial Ownership of such Capital Shares to violate the Ownership Limit or that any such violation will not cause the Corporation to fail to qualify as a REIT under the Code.

        (2) Subject to Section (b)(1)(c) of this Article, the Board of Directors, in its sole discretion, may exempt a Person from the limitation on a Person Constructively Owning Capital Shares in excess of 9.8% (by value or by number of Capital Shares, whichever is more restrictive) of the outstanding Capital Shares of the Corporation, if the Board of Directors determines that such Person does not and will not own, actually or Constructively, an interest in a tenant of the Corporation (or a tenant of any entity owned in whole or in part by the Corporation) that would cause the Corporation to own, actually or Constructively, more than a 9.8% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant, or that any such ownership would not cause the Corporation to fail to qualify as a REIT under the Code. Notwithstanding the foregoing, the inability of the Board of Directors to make the determination described in this Section (i)(2) shall not prevent the Board of Directors, in its sole discretion, from exempting such Person from the limitation on a Person Constructively Owning in excess of 9.8% (by value or by number of Capital Shares, whichever is more restrictive) of the outstanding Capital Shares of the Corporation if the Board of Directors determines that the resulting application of Section 856(d)(2)(B) of the Code would adversely affect the characterization of an amount of the gross income (as such term is used in Section 856(c)(2) of the Code) of the Corporation in any taxable year that would not cause the Corporation to fail to qualify as a REIT under the Code.

        (3) Prior to granting any exception pursuant to Section (i)(1) or (2) of this Article to any Person, the Board of Directors may require (i) a ruling from the IRS, or an opinion of counsel, in either case in form and substance satisfactory to the Board of Directors in its sole discretion, as it may deem necessary or advisable in order to determine or ensure the Corporation's status as a REIT; and (ii) such Person to make certain representations or undertakings, or to agree that any violation or attempted violation of any such representations or undertakings (or other action which is contrary to the restrictions contained in Section (b) of this Article) will result in such Capital Shares being transferred to a Trust in accordance with Section (b)(2) of this Article.

        (4) During the period commencing on the date of the Reincorporation and prior to the Restriction Termination Date, the Board of Directors may from time to time increase or decrease the Ownership Limit provided:

           a. After giving effect to any such increase, five Beneficial Owners of Capital Shares could not (taking into account the Ownership Limit and any exceptions granted to such limit pursuant to this Section (i) of this Article) Beneficially Own, in the aggregate, more than 49% of the Capital Shares;

           b. The Ownership Limit may not be increased to a percentage which is greater than 9.8%; and

           c. Any such increase or decrease will not adversely affect the Corporation's ability to qualify as a REIT.

        (j) Legend. Each certificate for Capital Shares shall bear substantially the following legend in addition to any legends required to comply with the MGCL and applicable federal and state securities laws:

        (i) "The shares represented by this certificate are subject to restrictions on Beneficial and Constructive Ownership and Transfer for the purpose of the Corporation's maintenance of its status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended (the "Code"). Subject to certain further restrictions and except as expressly provided in the Corporation's Charter, (i) no Person may Beneficially Own in excess of 5% of the outstanding Capital Shares of the Corporation (by value or by number of shares whichever is more restrictive); (ii) no Person may Constructively Own in excess of 9.8% of the outstanding Capital Shares of the Corporation (by value or by number of shares, whichever is more restrictive); (iii) no Person may Beneficially or Constructively Own Capital Shares that would result in the Corporation being "closely held" under Section 856(h) of the Code or otherwise cause the Corporation to fail to qualify as a REIT; and
            (iv) no Person may Transfer Capital Shares if such Transfer would result in the capital stock of the Corporation being owned by fewer than 100 Persons. Any Person who Beneficially or Constructively Owns or attempts to Beneficially or Constructively Own Capital Shares which causes or will cause a Person to Beneficially or Constructively Own Capital Shares in excess of the above limitations must immediately notify the Corporation. If any of the restrictions on transfer or ownership are violated, the Capital Shares represented hereby will be automatically transferred to a Trustee of a Trust for the benefit of one or more Charitable Beneficiaries. In addition, the Corporation may redeem shares upon the terms and conditions specified by the Board of Directors in its sole discretion if the Board of Directors determines that ownership or a Transfer or other event may violate the restrictions described above. Furthermore, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio. All capitalized terms in this legend have the meanings defined in the Charter of the Corporation, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of Capital Shares on request and without charge. Requests for such a copy may be directed to the Secretary of the Corporation, at the Corporation's principal office."

    (k) Severability. If any provision of this Article or any application of any such provision is determined to be invalid by any Federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

    (l) The Nasdaq National Market. Nothing in this Article shall preclude the settlement of any transaction entered into through the facilities of the Nasdaq National Market or any other automated inter-dealer quotation system or national securities exchange. The fact that the settlement of any transaction is so permitted shall not negate the effect of any other provision of this Article and any transferee in such a transaction shall be subject to all the provisions and limitations of this Article.

    (m) The provisions of this Article shall apply to the Capital Shares notwithstanding any contrary provisions of the Capital Shares (or any of them) provided elsewhere in this Charter.

    III. The amendment to and restatement of the charter as hereinabove set forth has been duly advised by the Board of Directors and approved by the stockholders of the Corporation as required by law.

    IV. The amendments to the charter effected by the Articles of Amendment of the Corporation which were accepted for record by the State Department of Assessments and Taxation of Maryland on July 7, 2000 (the "Amendments") are not in effect by operation of the terms thereof and the Amendments have therefore been omitted from the above amendment and restatement of the charter.

    V. The total number of shares of stock which the Corporation had authority to issue immediately prior to this amendment and restatement was 100,000,000, consisting of 74,000,000 shares of Common Stock, $.0001 par value per share, and 26,000,000 shares of Preferred Stock, $.0001 par value per share. The aggregate par value of all shares of stock having par value was $10,000.

    VI. The total number of shares of stock which the Corporation has authority to issue pursuant to the foregoing amendment and restatement of the charter is 150,000,000, consisting of 94,691,374 shares of Common Stock, $.0001 par value per share, and 55,308,626 shares of Preferred Stock, $.0001 par value per share. The aggregate par value of all authorized shares of stock having par value is $15,000.

    VII. The undersigned President acknowledges these Articles of Amendment and Restatement to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

    IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment and Restatement to be signed in its name and on its behalf by its President and
attested to by its Secretary on this    day of         , 2001.

-----------------------------------------         -----------------------------------------
Name:                                             Name:
Title: Secretary                                  Title: President

    Return Address:

                                                                         ANNEX F

                            PRICE ENTERPRISES, INC.
                      2001 STOCK OPTION AND INCENTIVE PLAN

    Price Enterprises, Inc., a Maryland corporation, has adopted the Price Enterprises, Inc. 2001 Stock Option and Incentive Plan (the "Plan"), effective
              , 2001, for the benefit of its eligible Employees, Consultants and Directors.

    The purposes of the Plan are as follows:

(1) To provide an additional incentive for Directors, key Employees and Consultants (as such terms are defined below) to further the growth, development and financial success of the Company by personally benefiting through the ownership of Company stock and/or rights which recognize such growth, development and financial success.

(2) To enable the Company to obtain and retain the services of Directors, key Employees and Consultants considered essential to the long range success of the Company by offering them an opportunity to own stock in the Company and/or rights which will reflect the growth, development and financial success of the Company.

                                   ARTICLE I.
                                  DEFINITIONS

    Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

    1.1. "ADMINISTRATOR" shall mean the entity that conducts the general administration of the Plan as provided herein. With reference to the administration of the Plan with respect to Options granted to Independent Directors, the term "Administrator" shall refer to the Board. With reference to the administration of the Plan with respect to any other Award, the term "Administrator" shall refer to the Committee unless the Board has assumed the authority for administration of the Plan generally as provided in Section 10.1.

    1.2. "AFFILIATE" shall mean a representative of an individual or an entity owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any other individual deemed by the Board, in good faith, to be an "Affiliate."

    1.3. "AWARD" shall mean an Option, a Restricted Stock award, a Performance Award, a Dividend Equivalents award, a Deferred Stock award, a Stock Payment award or a Stock Appreciation Right which may be awarded or granted under the Plan (collectively, "Awards").

    1.4. "AWARD AGREEMENT" shall mean a written agreement executed by an authorized officer of the Company and the Holder which shall contain such terms and conditions with respect to an Award as the Administrator shall determine, consistent with the Plan.

    1.5. "AWARD LIMIT" shall mean 1,000,000 shares of Common Stock, as adjusted pursuant to Section 11.3; PROVIDED, HOWEVER, that solely with respect to Performance Awards granted pursuant to Section 8.2(b), Award Limit shall mean $1,000,000.

    1.6.  "BOARD" shall mean the Board of Directors of the Company.

    1.7.  "CODE" shall mean the Internal Revenue Code of 1986, as amended.

    1.8. "COMMITTEE" shall mean the Compensation Committee of the Board, or another committee or subcommittee of the Board, appointed as provided in
Section 10.1.

    1.9. "COMMON STOCK" shall mean the common stock of the Company, par value $0.0001 per share.

    1.10.  "COMPANY" shall mean Price Enterprises, Inc., a Maryland corporation.

    1.11.  "CONSULTANT" shall mean any consultant or adviser if:

    (a) The consultant or adviser renders bona fide services to the Company;

    (b) The services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company's securities; and

    (c) The consultant or adviser is a natural person who has contracted directly with the Company to render such services.

    1.12. "DEFERRED STOCK" shall mean Common Stock awarded under Article VIII of the Plan.

    1.13.  "DIRECTOR" shall mean a member of the Board.

    1.14. "DIVIDEND EQUIVALENT" shall mean a right to receive the equivalent value (in cash or Common Stock) of dividends paid on Common Stock, awarded under
Article VIII of the Plan.

    1.15. "DRO" shall mean a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

    1.16. "EMPLOYEE" shall mean any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company, or of any corporation which is a Subsidiary.

    1.17. "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

    1.18. "FAIR MARKET VALUE" of a share of Common Stock as of a given date shall be (a) the closing price of a share of Common Stock on the principal exchange on which shares of Common Stock are then trading, if any (or as reported on any composite index which includes such principal exchange), on the trading day previous to such date, or if shares were not traded on the trading day previous to such date, then on the next preceding date on which a trade occurred, or (b) if Common Stock is not traded on an exchange but is quoted on Nasdaq or a successor quotation system, the mean between the closing representative bid and asked prices for the Common Stock on the trading day previous to such date as reported by Nasdaq or such successor quotation system, or (c) if Common Stock is not publicly traded on an exchange and not quoted on Nasdaq or a successor quotation system, the Fair Market Value of a share of Common Stock as established by the Administrator acting in good faith.

    1.19. "HOLDER" shall mean a person who has been granted or awarded an Award.

    1.20. "INCENTIVE STOCK OPTION" shall mean an option which conforms to the applicable provisions of Section 422 of the Code and which is designated as an Incentive Stock Option by the Administrator.

    1.21. "INDEPENDENT DIRECTOR" shall mean a member of the Board who is not and has not been an Employee or officer or Affiliate of the Company.

    1.22. "NON-QUALIFIED STOCK OPTION" shall mean an Option which is not designated as an Incentive Stock Option by the Administrator.

    1.23. "OPTION" shall mean a stock option granted under Article IV of the Plan. An Option granted under the Plan shall, as determined by the Administrator, be either a Non-Qualified Stock Option or an Incentive Stock Option; PROVIDED, HOWEVER, that Options granted to Independent Directors and Consultants shall be Non-Qualified Stock Options.

    1.24. "PERFORMANCE AWARD" shall mean a cash bonus, stock bonus or other performance or incentive award that is paid in cash, Common Stock or a combination of both, awarded under Article VIII of the Plan.

    1.25. "PERFORMANCE CRITERIA" shall mean the following business criteria with respect to the Company, any Subsidiary or any division or operating unit:
(a) net income, (b) pre-tax income, (c) operating income, (d) cash flow,
(e) earnings per share, (f) return on equity, (g) return on invested capital or assets, (h) cost reductions or savings, (i) funds from operations,
(j) appreciation in the fair market value of Common Stock, and (k) earnings before any one or more of the following items: interest, taxes, depreciation or amortization.

    1.26. "PLAN" shall mean the Price Enterprises, Inc. 2001 Stock Option and Incentive Plan.

    1.27. "RESTRICTED STOCK" shall mean Common Stock awarded under Article VII of the Plan.

    1.28. "RULE 16b-3" shall mean Rule 16b-3 promulgated under the Exchange Act, as such Rule may be amended from time to time.

    1.29. "SECTION 162(m) PARTICIPANT" shall mean any key Employee designated by the Administrator as a key Employee whose compensation for the fiscal year in which the key Employee is so designated or a future fiscal year may be subject to the limit on deductible compensation imposed by Section 162(m) of the Code.

    1.30.  "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

    1.31. "STOCK APPRECIATION RIGHT" shall mean a stock appreciation right granted under Article IX of the Plan.

    1.32. "STOCK PAYMENT" shall mean (a) a payment in the form of shares of Common Stock, or (b) an option or other right to purchase shares of Common Stock, as part of a deferred compensation arrangement, made in lieu of all or any portion of the compensation, including without limitation, salary, bonuses and commissions, that would otherwise become payable to a key Employee or Consultant in cash, awarded under Article VIII of the Plan.

    1.33. "SUBSIDIARY" shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

    1.34. "SUBSTITUTE AWARD" shall mean an Option granted under this Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock; PROVIDED, HOWEVER, that in no event shall the term "Substitute Award" be construed to refer to an award made in connection with the cancellation and repricing of an Option.

    1.35. "TERMINATION OF CONSULTANCY" shall mean the time when the engagement of a Holder as a Consultant to the Company or a Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, by resignation, discharge, death or retirement, but excluding terminations where there is a simultaneous commencement of employment with the Company or any Subsidiary. The Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Consultancy, including, but not by way of limitation, the question of whether a Termination of Consultancy resulted from a discharge for good cause, and all questions of whether a particular leave of absence constitutes a Termination of Consultancy. Notwithstanding any other provision of the Plan, the Company or any Subsidiary has an absolute and unrestricted right to terminate a Consultant's service at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in writing.

    1.36. "TERMINATION OF DIRECTORSHIP" shall mean the time when a Holder who is an Independent Director ceases to be a Director for any reason, including, but not by way of limitation, a termination by resignation, failure to be elected, death or retirement. The Board, in its sole and absolute discretion, shall determine the effect of all matters and questions relating to Termination of Directorship with respect to Independent Directors.

    1.37. "TERMINATION OF EMPLOYMENT" shall mean the time when the employee-employer relationship between a Holder and the Company or any Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, a termination by resignation, discharge, death, disability or retirement; but excluding (a) terminations where there is a simultaneous reemployment or continuing employment of a Holder by the Company or any Subsidiary, (b) at the discretion of the Administrator, terminations which result in a temporary severance of the employee-employer relationship, and
(c) at the discretion of the Administrator, terminations which are followed by the simultaneous establishment of a consulting relationship by the Company or a Subsidiary with the former employee. The Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a Termination of Employment resulted from a discharge for cause, and all questions of whether a particular leave of absence constitutes a Termination of Employment; PROVIDED, HOWEVER, that, with respect to Incentive Stock Options, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Employment if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under said Section.

                                  ARTICLE II.
                             SHARES SUBJECT TO PLAN

    2.1.  SHARES SUBJECT TO PLAN.

        (a) The shares of stock subject to Awards shall be the Company's Common Stock. Subject to adjustment as provided in Section 11.3, the aggregate number of such shares which may be issued upon exercise of such Options or rights or upon any such Awards under the Plan shall not exceed 3,000,000 (the "Aggregate Limit"). The shares of Common Stock issuable upon exercise of such Options or rights or upon any such awards may be either previously authorized but unissued shares or treasury shares.

        (b) The Aggregate Limit shall automatically increase on January 1 of each calendar year during the term of the Plan, commencing on January 1, 2002, by 10% of the Aggregate Limit in effect for the immediately preceding calendar year; PROVIDED, HOWEVER, that in no event shall the Aggregate Limit under the Plan exceed 5,000,000.

        (c) The maximum number of shares which may be subject to Awards granted under the Plan to any individual in any calendar year shall not exceed the Award Limit. To the extent required by Section 162(m) of the Code, shares subject to Options which are canceled continue to be counted against the Award Limit.

    2.2. ADD-BACK OF OPTIONS AND OTHER RIGHTS. If any Option, or other right to acquire shares of Common Stock under any other Award under the Plan, expires or is canceled without having been fully exercised, or is exercised in whole or in part for cash as permitted by the Plan, the number of shares subject to such Option or other right but as to which such Option or other right was not exercised prior to its expiration, cancellation or exercise may again be optioned, granted or awarded hereunder, subject to the limitations of
Section 2.1. Furthermore, any shares subject to Awards which are adjusted pursuant to Section 11.3 and become exercisable with respect to shares of stock of another corporation shall be considered cancelled and may again be optioned, granted or awarded hereunder, subject to the limitations of Section 2.1. Shares of Common Stock which are delivered by the Holder or withheld by the Company upon the exercise of any Award under the Plan, in payment of the exercise price thereof or tax withholding thereon, may again be optioned, granted or awarded hereunder, subject to the limitations of Section 2.1. If any shares of Restricted Stock are surrendered by the Holder or repurchased by the Company pursuant to Section 7.4 or 7.5 hereof, such shares may again be optioned, granted or awarded hereunder, subject to the limitations of Section 2.1. Notwithstanding the provisions of this Section 2.2, no shares of Common Stock may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

                                  ARTICLE III.
                               GRANTING OF AWARDS

    3.1. AWARD AGREEMENT. Each Award shall be evidenced by an Award Agreement. Award Agreements evidencing Awards intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall contain such terms and conditions as may be necessary to meet the applicable provisions of
Section 162(m) of the Code. Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.

    3.2.  PROVISIONS APPLICABLE TO SECTION 162(M) PARTICIPANTS.

        (a) The Committee, in its discretion, may determine whether an Award is to qualify as performance-based compensation as described in
    Section 162(m)(4)(C) of the Code.

        (b) Notwithstanding anything in the Plan to the contrary, the Committee may grant any Award to a Section 162(m) Participant, including Restricted Stock the restrictions with respect to which lapse upon the attainment of performance goals which are related to one or more of the Performance Criteria and any performance or incentive award described in Article VIII that vests or becomes exercisable or payable upon the attainment of performance goals which are related to one or more of the Performance Criteria.

        (c) To the extent necessary to comply with the performance-based compensation requirements of Section 162(m)(4)(C) of the Code, with respect to any Award granted under Articles VII and VIII which may be granted to one or more Section 162(m) Participants, no later than ninety (90) days following the commencement of any fiscal year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (i) designate one or more Section 162(m) Participants,
    (ii) select the Performance Criteria applicable to the fiscal year or other designated fiscal period or period of service, (iii) establish the various performance targets, in terms of an objective formula or standard, and amounts of such Awards, as applicable, which may be earned for such fiscal year or other designated fiscal period or period of service, and
    (iv) specify the relationship between Performance Criteria and the performance targets and the amounts of such Awards, as applicable, to be earned by each Section 162(m) Participant for such fiscal year or other designated fiscal period or period of service. Following the completion of each fiscal year or other designated fiscal period or period of service, the Committee shall certify in writing whether the applicable performance targets have been achieved for such fiscal year or other designated fiscal period or period of service. In determining the amount earned by a
    Section 162(m) Participant, the Committee shall have the right to reduce (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the fiscal year or other designated fiscal period or period of service.

        (d) Furthermore, notwithstanding any other provision of the Plan, any Award which is granted to a Section 162(m) Participant and is intended to qualify as performance-based compensation as described in
    Section 162(m)(4)(C) of the Code shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as performance-based compensation as described in Section 162(m)(4)(C) of the Code, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.

    3.3. LIMITATIONS APPLICABLE TO SECTION 16 PERSONS. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

    3.4. CONSIDERATION. In consideration of the granting of an Award under the Plan, the Holder shall agree, in the Award Agreement, to remain in the employ of (or to consult for or to serve as an Independent Director of, as applicable) the Company or any Subsidiary for a period of at least one year (or such shorter period as may be fixed in the Award Agreement or by action of the Administrator following grant of the Award) after the Award is granted (or, in the case of an Independent Director, until the next annual meeting of stockholders of the Company).

    3.5. AT-WILL EMPLOYMENT. Nothing in the Plan or in any Award Agreement hereunder shall confer upon any Holder any right to continue in the employ of, or as a Consultant for, the Company or any Subsidiary, or as a director of the Company, or shall interfere with or restrict in any way the rights of the Company and any Subsidiary, which are hereby expressly reserved, to discharge any Holder at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written employment agreement between the Holder and the Company and any Subsidiary.

                                  ARTICLE IV.
           GRANTING OF OPTIONS TO EMPLOYEES AND INDEPENDENT DIRECTORS

    4.1. ELIGIBILITY. Any Employee or Consultant selected by the Committee pursuant to Section 4.4(a)(i) shall be eligible to be granted an Option. Each Independent Director of the Company shall be eligible to be granted Options at the times and in the manner set forth in Section 4.5.

    4.2. DISQUALIFICATION FOR STOCK OWNERSHIP. No person may be granted an Incentive Stock Option under the Plan if such person, at the time the Incentive Stock Option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any then existing Subsidiary or parent corporation (within the meaning of Section 422 of the Code) unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code.

    4.3. QUALIFICATION OF INCENTIVE STOCK OPTIONS. No Incentive Stock Option shall be granted to any person who is not an Employee.

    4.4.  GRANTING OF OPTIONS TO EMPLOYEES AND CONSULTANTS.

        (a) The Committee shall from time to time, in its absolute discretion, and subject to applicable limitations of the Plan:

           (i) Determine which Employees are key Employees and select from among the key Employees or Consultants (including Employees or Consultants who have previously received Awards under the Plan) such of them as in its opinion should be granted Options;

           (ii) Subject to the Award Limit, determine the number of shares to be subject to such Options granted to the selected key Employees or Consultants;

           (iii) Subject to Section 4.3, determine whether such Options are to be Incentive Stock Options or Non-Qualified Stock Options and whether such Options are to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code; and

           (iv) Determine the terms and conditions of such Options, consistent with the Plan; PROVIDED, HOWEVER, that the terms and conditions of Options intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall include, but not be limited to, such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code.

        (b) Upon the selection of a key Employee or Consultant to be granted an Option, the Committee shall instruct the Secretary of the Company to issue the Option and may impose such conditions on the grant of the Option as it deems appropriate.

        (c) Any Incentive Stock Option granted under the Plan may be modified by the Committee, with the consent of the Holder, to disqualify such Option from treatment as an "incentive stock option" under Section 422 of the Code.

    4.5.  GRANTING OF OPTIONS TO INDEPENDENT DIRECTORS.

        (a) Each Independent Director who is elected or reelected to the Board at the 2001 annual meeting of the Company's stockholders shall be granted an Option to purchase 10,000 shares of Common Stock (subject to adjustment as provided in Section 11.3 of the Plan). Each other person who becomes an Independent Director during the term of the Plan shall be granted an Option to purchase 10,000 shares of Common Stock (subject to adjustment as provided in Section 11.3) on the date such Independent Director is first elected or appointed to the Board.

        (b) Commencing with each annual meeting of the Company's stockholders subsequent to the 2001 annual meeting of the Company's stockholders, each Independent Director who is reelected to the Board during the term of the Plan shall receive an Option to purchase 5,000 shares of Common Stock (subject to adjustment as provided in Section 11.3).

    4.6. OPTIONS IN LIEU OF CASH COMPENSATION. Options may be granted under the Plan to Employees and Consultants in lieu of cash bonuses which would otherwise be payable to such Employees and Consultants and to Independent Directors in lieu of directors' fees which would otherwise be payable to such Independent Directors, pursuant to such policies which may be adopted by the Administrator from time to time.

                                   ARTICLE V.
                                TERMS OF OPTIONS

    5.1. OPTION PRICE. The price per share of the shares subject to each Option granted to Employees and Consultants shall be no less than 85% of the Fair Market Value of a share of Common Stock on the date the Option is granted and:

        (a) In the case of Options intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code, such price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date the Option is granted;

        (b) In the case of Incentive Stock Options such price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date the Option is granted (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code);

        (c) In the case of Incentive Stock Options granted to an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary or parent corporation thereof (within the meaning of Section 422 of the Code), such price shall not be less than 110% of the Fair Market Value of a share of Common Stock on the date the Option is granted (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code).

    5.2. OPTION TERM. The term of an Option granted to an Employee or Consultant shall be set by the Committee in its discretion; PROVIDED, HOWEVER, that, in the case of Incentive Stock Options, the term shall not be more than 10 years from the date the Incentive Stock Option is granted, or five years from the date the Incentive Stock Option is granted if the Incentive Stock Option is granted to an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary or parent corporation thereof (within the meaning of Section 422 of the Code). Except as limited by requirements of
Section 422 of the Code and regulations and rulings thereunder applicable to Incentive Stock Options, the Committee may extend the term of any outstanding Option in connection with any Termination of Employment or Termination of Consultancy of the Holder, or amend any other term or condition of such Option relating to such a termination.

    5.3.  OPTION VESTING.

        (a) The period during which the right to exercise, in whole or in part, an Option granted to an Employee or a Consultant vests in the Holder shall be set by the Committee and the Committee may determine that an Option may not be exercised in whole or in part for a specified period after it is granted. At any time after grant of an Option, the Committee may, in its sole and absolute discretion and subject to whatever terms and conditions it selects, accelerate the period during which an Option granted to an Employee or Consultant vests.

        (b) No portion of an Option granted to an Employee or Consultant which is unexercisable at Termination of Employment or Termination of Consultancy as applicable, shall thereafter become exercisable, except as may be otherwise provided by the Committee either in the Award Agreement or by action of the Committee following the grant of the Option.

        (c) To the extent that the aggregate Fair Market Value of stock with respect to which "incentive stock options" (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by a Holder during any calendar year (under the Plan and all other incentive stock option plans of the Company and any parent or subsidiary corporation, within the meaning of Section 422 of the Code) of the Company, exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options to the extent required by Section 422 of the Code. The rule set forth in the preceding sentence shall be applied by taking Options into account in the order in which they were granted. For purposes of this Section 5.3(c), the Fair Market Value of stock shall be determined as of the time the Option with respect to such stock is granted.

    5.4. TERMS OF OPTIONS GRANTED TO INDEPENDENT DIRECTORS. The price per share of the shares subject to each Option granted to an Independent Director shall equal 100% of the Fair Market Value of a share of Common Stock on the date the Option is granted. Options granted to Independent Directors shall be 100% vested and immediately exercisable on the date the Option is granted. Subject to
Section 6.6, the term of each Option granted to an Independent Director shall be 10 years from the date the Option is granted.

    5.5.  SUBSTITUTE AWARDS.  Notwithstanding the foregoing provisions of this
Article V to the contrary, in the case of an Option that is a Substitute Award, the price per share of the shares subject to such Option may be less than the Fair Market Value per share on the date of grant, PROVIDED, that the excess of:

        (a) The aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award; over

        (b) The aggregate exercise price thereof;

does not exceed the excess of:

        (c) The aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Committee) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company; over

        (d) The aggregate exercise price of such shares.

                                  ARTICLE VI.
                              EXERCISE OF OPTIONS

    6.1. PARTIAL EXERCISE. An exercisable Option may be exercised in whole or in part. However, an Option shall not be exercisable with respect to fractional shares and the Administrator may require that, by the terms of the Option, a partial exercise be with respect to a minimum number of shares.

    6.2. MANNER OF EXERCISE. All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Secretary of the Company or his or her office:

        (a) A written notice complying with the applicable rules established by the Administrator stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Holder or other person then entitled to exercise the Option or such portion of the Option;

        (b) Such representations and documents as the Administrator, in its absolute discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal or state securities laws or regulations. The Administrator may, in its absolute discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;

        (c) In the event that the Option shall be exercised pursuant to
    Section 11.1 by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Option; and

        (d) Full cash payment to the Secretary of the Company for the shares with respect to which the Option, or portion thereof, is exercised. However, the Administrator may, in its discretion, (i) allow a delay in payment up to 30 days from the date the Option, or portion thereof, is exercised;
    (ii) allow payment, in whole or in part, through the delivery of shares of Common Stock which have been owned by the Holder for at least six months, duly endorsed for transfer to the Company with a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof; (iii) allow payment, in whole or in part, through the surrender of shares of Common Stock then issuable upon exercise of the Option having a Fair Market Value on the date of Option exercise equal to the aggregate exercise price of the Option or exercised portion thereof;
    (iv) allow payment, in whole or in part, through the delivery of property of any kind which constitutes good and valuable consideration; (v) allow payment, in whole or in part, through the delivery of a full recourse promissory note bearing interest (at no less than such rate as shall then preclude the imputation of interest under the Code) and payable upon such terms as may be prescribed by the Administrator; (vi) allow payment, in whole or in part, through the delivery of a notice that the Holder has placed a market sell order with a broker with respect to shares of Common Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price, PROVIDED that payment of such proceeds is then made to the Company upon settlement of such sale; or
    (vii) allow payment through any combination of the consideration provided in the foregoing subparagraphs (ii), (iii), (iv), (v) and (vi). In the case of a promissory note, the Administrator may also prescribe the form of such note and the security to be given for such note. The Option may not be exercised, however, by delivery of a promissory note or by a loan from the Company when or where such loan or other extension of credit is prohibited by law.

    6.3. CONDITIONS TO ISSUANCE OF STOCK CERTIFICATES. The Company shall not be required to issue or deliver any certificate or certificates for shares of stock purchased upon the exercise of any Option or portion thereof prior to fulfillment of all of the following conditions:

        (a) The admission of such shares to listing on all stock exchanges on which such class of stock is then listed;

        (b) The completion of any registration or other qualification of such shares under any state or federal law, or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body which the Administrator shall, in its absolute discretion, deem necessary or advisable;

        (c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Administrator shall, in its absolute discretion, determine to be necessary or advisable;

        (d) The lapse of such reasonable period of time following the exercise of the Option as the Administrator may establish from time to time for reasons of administrative convenience; and

        (e) The receipt by the Company of full payment for such shares, including payment of any applicable withholding tax, which in the discretion of the Administrator may be in the form of consideration used by the Holder to pay for such shares under Section 6.2(d).

    6.4. RIGHTS AS STOCKHOLDERS. Holders shall not be, nor have any of the rights or privileges of, stockholders of the Company in respect of any shares purchasable upon the exercise of any part of an Option unless and until certificates representing such shares have been issued by the Company to such Holders.

    6.5. OWNERSHIP AND TRANSFER RESTRICTIONS. The Administrator, in its absolute discretion, may impose such restrictions on the ownership and transferability of the shares purchasable upon the exercise of an Option as it deems appropriate. Any such restriction shall be set forth in the respective Award Agreement and may be referred to on the certificates evidencing such shares. The Holder shall give the Company prompt notice of any disposition of shares of Common Stock acquired by exercise of an Incentive Stock Option within
(a) two years from the date of granting (including the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code) such Option to such Holder, or (b) one year after the transfer of such shares to such Holder.

    6.6.  LIMITATIONS ON EXERCISE OF OPTIONS GRANTED TO INDEPENDENT
DIRECTORS. No Option granted to an Independent Director may be exercised to any extent by anyone after the first to occur of the following events:

        (a) The expiration of 12 months from the date of the Holder's death;

        (b) The expiration of 12 months from the date of the Holder's Termination of Directorship by reason of his or her permanent and total disability (within the meaning of Section 22(e)(3) of the Code);

        (c) The expiration of three months from the date of the Holder's Termination of Directorship for any reason other than such Holder's death or his or her permanent and total disability, unless the Holder dies within said three-month period; or

        (d) The expiration of 10 years from the date the Option was granted.

    6.7. ADDITIONAL LIMITATIONS ON EXERCISE OF OPTIONS. Holders may be required to comply with any timing or other restrictions with respect to the settlement or exercise of an Option, including a window-period limitation, as may be imposed in the discretion of the Administrator.

                                  ARTICLE VII.
                           AWARD OF RESTRICTED STOCK

    7.1. ELIGIBILITY. Subject to the Award Limit, Restricted Stock may be awarded to any Employee who the Committee determines is a key Employee or any Consultant who the Committee determines should receive such an Award.

    7.2.  AWARD OF RESTRICTED STOCK.

        (a) The Committee may from time to time, in its absolute discretion:

           (i) Determine which Employees are key Employees and select from among the key Employees or Consultants (including Employees or Consultants who have previously received other awards under the Plan) such of them as in its opinion should be awarded Restricted Stock; and

           (ii) Determine the purchase price, if any, and other terms and conditions applicable to such Restricted Stock, consistent with the Plan.

        (b) The Committee shall establish the purchase price, if any, and form of payment for Restricted Stock; PROVIDED, HOWEVER, that such purchase price shall be no less than the par value of the Common Stock to be purchased, unless otherwise permitted by applicable state law. In all cases, legal consideration shall be required for each issuance of Restricted Stock.

        (c) Upon the selection of a key Employee or Consultant to be awarded Restricted Stock, the Committee shall instruct the Secretary of the Company to issue such Restricted Stock and may impose such conditions on the issuance of such Restricted Stock as it deems appropriate.

    7.3. RIGHTS AS STOCKHOLDERS. Subject to Section 7.4, upon delivery of the shares of Restricted Stock to the escrow holder pursuant to Section 7.6, the Holder shall have, unless otherwise provided by the Committee, all the rights of a stockholder with respect to said shares, subject to the restrictions in his or her Award Agreement, including the right to receive all dividends and other distributions paid or made with respect to the shares; PROVIDED, HOWEVER, that in the discretion of the Committee, any extraordinary distributions with respect to the Common Stock shall be subject to the restrictions set forth in
Section 7.4.

    7.4. RESTRICTION. All shares of Restricted Stock issued under the Plan (including any shares received by holders thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall, in the terms of each individual Award Agreement, be subject to such restrictions as the Committee shall provide, which restrictions may include, without limitation, restrictions concerning voting rights and transferability and restrictions based on duration of employment or consultancy with the Company, Company performance and individual performance; PROVIDED, HOWEVER, that except with respect to shares of Restricted Stock granted to Section 162(m) Participants, by action taken after the Restricted Stock is issued, the Committee may, on such terms and conditions as it may determine to be appropriate, remove any or all of the restrictions imposed by the terms of the Award Agreement. Restricted Stock may not be sold or encumbered until all restrictions are terminated or expire. If no consideration was paid by the Holder upon issuance, a Holder's rights in unvested Restricted Stock shall lapse, and such Restricted Stock shall be surrendered to the Company without consideration, upon Termination of Employment or, if applicable, upon Termination of Consultancy with the Company; PROVIDED, HOWEVER, that the Committee in its sole and absolute discretion may provide that such rights shall not lapse in the event of a Termination of Employment following a "change of control or ownership" (within the meaning of Treasury Regulation
Section 1.162-27(e)(2)(v) or any successor regulation thereto) of the Company or because of the Holder's death or disability; PROVIDED, FURTHER, except with respect to shares of Restricted Stock granted to Section 162(m) Participants, the Committee in its sole and absolute discretion may provide that no such lapse or surrender shall occur in the event of a Termination of Employment, or a Termination of Consultancy, without cause or following any change in control of the Company or because of the Holder's retirement, or otherwise.

    7.5. REPURCHASE OF RESTRICTED STOCK. The Committee shall provide in the terms of each individual Award Agreement that the Company shall have the right to repurchase from the Holder the Restricted Stock then subject to restrictions under the Award Agreement immediately upon a Termination of Employment or, if applicable, upon a Termination of Consultancy between the Holder and the Company, at a cash price per share equal to the price paid by the Holder for such Restricted Stock; PROVIDED, HOWEVER, that the Committee in its sole and absolute discretion may provide that no such right of repurchase shall exist in the event of a Termination of Employment following a "change of ownership or control" (within the meaning of Treasury Regulation
Section 1.162-27(e)(2)(v) or any successor regulation thereto) of the Company or because of the Holder's death or disability; PROVIDED, FURTHER, that, except with respect to shares of Restricted Stock granted to Section 162(m) Participants, the Committee in its sole and absolute discretion may provide that no such right of repurchase shall exist in the event of a Termination of Employment without cause or following any change in control of the Company or because of the Holder's retirement, or otherwise.

    7.6. ESCROW. The Secretary of the Company or such other escrow holder as the Committee may appoint shall retain physical custody of each certificate representing Restricted Stock until all of the restrictions imposed under the Award Agreement with respect to the shares evidenced by such certificate expire or shall have been removed.

    7.7. LEGEND. In order to enforce the restrictions imposed upon shares of Restricted Stock hereunder, the Committee shall cause a legend or legends to be placed on certificates representing all shares of Restricted Stock that are still subject to restrictions under Award Agreements, which legend or legends shall make appropriate reference to the conditions imposed thereby.

    7.8.  SECTION 83(B) ELECTION.  If a Holder makes an election under
Section 83(b) of the Code, or any successor section thereto, to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Holder would otherwise be taxable under Section 83(a) of the Code, the Holder shall deliver a copy of such election to the Company immediately after filing such election with the Internal Revenue Service. Notwithstanding the foregoing, the Administrator, in its sole discretion, may provide in the Award Agreement underlying an award of Restricted Stock that the Holder shall be unable to make an 83(b) election with respect to the Restricted Stock, in which case the Holder shall be restricted from making an 83(b) election with respect to such Restricted Stock.

                                 ARTICLE VIII.
    PERFORMANCE AWARDS, DIVIDEND EQUIVALENTS, DEFERRED STOCK, STOCK PAYMENTS

    8.1. ELIGIBILITY. Subject to the Award Limit, one or more Performance Awards, Dividend Equivalents, awards of Deferred Stock and/or Stock Payments may be granted to any Employee whom the Committee determines is a key Employee or any Consultant whom the Committee determines should receive such an Award.

    8.2.  PERFORMANCE AWARDS.

        (a) Any key Employee or Consultant selected by the Committee may be granted one or more Performance Awards. The value of such Performance Awards may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular key Employee or Consultant.

        (b) Without limiting Section 8.2(a), the Committee may grant Performance Awards to any 162(m) Participant in the form of a cash bonus payable upon the attainment of objective performance goals which are established by the Committee and relate to one or more of the Performance Criteria, in each case on a specified date or dates or over any period or periods determined by the Committee. Any such bonuses paid to 162(m) Participants shall be based upon objectively determinable bonus formulas established in accordance with the provisions of Section 3.2. The maximum amount of any Performance Award payable to a 162(m) Participant under this Section 8.2(b) shall not exceed the Award Limit with respect to any calendar year.

    8.3.  DIVIDEND EQUIVALENTS.

        (a) Any key Employee or Consultant selected by the Committee may be granted Dividend Equivalents based on the dividends declared on Common Stock, to be credited as of dividend payment dates, during the period between the date a Stock Appreciation Right, Deferred Stock or Performance Award is granted, and the date such Stock Appreciation Right, Deferred Stock or Performance Award is exercised, vests or expires, as determined by the Committee. Such Dividend Equivalents shall be converted to cash or additional shares of Common Stock by such formula and at such time and subject to such limitations as may be determined by the Committee.

        (b) Any Holder of an Option who is an Employee or Consultant selected by the Committee may be granted Dividend Equivalents based on the dividends declared on Common Stock, to be credited as of dividend payment dates, during the period between the date an Option is granted, and the date such Option is exercised, vests or expires, as determined by the Committee. Such Dividend Equivalents shall be converted to cash or additional shares of Common Stock by such formula and at such time and subject to such limitations as may be determined by the Committee.

        (c) Any Holder of an Option who is an Independent Director selected by the Board may be granted Dividend Equivalents based on the dividends declared on Common Stock, to be credited as of dividend payment dates, during the period between the date an Option is granted and the date such Option is exercised, vests or expires, as determined by the Board. Such Dividend Equivalents shall be converted to cash or additional shares of Common Stock by such formula and at such time and subject to such limitations as may be determined by the Board.

        (d) Dividend Equivalents granted with respect to Options intended to be qualified performance-based compensation for purposes of Section 162(m) of the Code shall be payable, with respect to pre-exercise periods, regardless of whether such Option is subsequently exercised.

    8.4. STOCK PAYMENTS. Any key Employee or Consultant selected by the Committee may receive Stock Payments in the manner determined from time to time by the Committee. The number of shares shall be determined by the Committee and may be based upon the Performance Criteria or other specific performance criteria determined appropriate by the Committee, determined on the date such Stock Payment is made or on any date thereafter.

    8.5. DEFERRED STOCK. Any key Employee or Consultant selected by the Committee may be granted an award of Deferred Stock in the manner determined from time to time by the Committee. The number of shares of Deferred Stock shall be determined by the Committee and may be linked to the Performance Criteria or other specific performance criteria determined to be appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. Common Stock underlying a Deferred Stock award will not be issued until the Deferred Stock award has vested, pursuant to a vesting schedule or performance criteria set by the Committee. Unless otherwise provided by the Committee, a Holder of Deferred Stock shall have no rights as a Company stockholder with respect to such Deferred Stock until such time as the Award has vested and the Common Stock underlying the Award has been issued.

    8.6. TERM. The term of a Performance Award, Dividend Equivalent, award of Deferred Stock and/or Stock Payment shall be set by the Committee in its discretion.

    8.7. EXERCISE OR PURCHASE PRICE. The Committee may establish the exercise or purchase price of a Performance Award, shares of Deferred Stock or shares received as a Stock Payment; PROVIDED, HOWEVER, that such price shall not be less than the par value of a share of Common Stock, unless otherwise permitted by applicable state law.

    8.8. EXERCISE UPON TERMINATION OF EMPLOYMENT, TERMINATION OF CONSULTANCY OR TERMINATION OF DIRECTORSHIP. A Performance Award, Dividend Equivalent, award of Deferred Stock and/or Stock Payment is exercisable or payable only while the Holder is an Employee, Consultant or Independent Director, as applicable; PROVIDED, HOWEVER, that the Administrator in its sole and absolute discretion may provide that the Performance Award, Dividend Equivalent, award of Deferred Stock and/or Stock Payment may be exercised or paid subsequent to a Termination of Employment following a "change of control or ownership" (within the meaning of Section 1.162-27(e)(2)(v) or any successor regulation thereto) of the Company; PROVIDED, FURTHER, that except with respect to Performance Awards granted to Section 162(m) Participants, the Administrator in its sole and absolute discretion may provide that Performance Awards may be exercised or paid following a Termination of Employment, or a Termination of Consultancy, without cause, or following a change in control of the Company, or because of the Holder's retirement, death or disability, or otherwise.

    8.9. FORM OF PAYMENT. Payment of the amount determined under Section 8.2 or 8.3 above shall be in cash, in Common Stock or a combination of both, as determined by the Committee. To the extent any payment under this Article VIII is effected in Common Stock, it shall be made subject to satisfaction of all provisions of Section 6.3.

                                  ARTICLE IX.
                           STOCK APPRECIATION RIGHTS

    9.1. GRANT OF STOCK APPRECIATION RIGHTS. A Stock Appreciation Right may be granted to any key Employee or Consultant selected by the Committee. A Stock Appreciation Right may be granted (a) in connection and simultaneously with the grant of an Option, (b) with respect to a previously granted Option, or
(c) independent of an Option. A Stock Appreciation Right shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose and shall be evidenced by an Award Agreement.

    9.2.  COUPLED STOCK APPRECIATION RIGHTS.

        (a) A Coupled Stock Appreciation Right ("CSAR") shall be related to a particular Option and shall be exercisable only when and to the extent the related Option is exercisable.

        (b) A CSAR may be granted to the Holder for no more than the number of shares subject to the simultaneously or previously granted Option to which it is coupled.

        (c) A CSAR shall entitle the Holder (or other person entitled to exercise the Option pursuant to the Plan) to surrender to the Company unexercised a portion of the Option to which the CSAR relates (to the extent then exercisable pursuant to its terms) and to receive from the Company in exchange therefor an amount determined by multiplying the difference obtained by subtracting the Option exercise price from the Fair Market Value of a share of Common Stock on the date of exercise of the CSAR by the number of shares of Common Stock with respect to which the CSAR shall have been exercised, subject to any limitations the Committee may impose.

    9.3.  INDEPENDENT STOCK APPRECIATION RIGHTS.

        (a) An Independent Stock Appreciation Right ("ISAR") shall be unrelated to any Option and shall have a term set by the Committee. An ISAR shall be exercisable in such installments as the Committee may determine. An ISAR shall cover such number of shares of Common Stock as the Committee may determine. The exercise price per share of Common Stock subject to each ISAR shall be set by the Committee. An ISAR is exercisable only while the Holder is an Employee or Consultant; PROVIDED, that the Committee may determine that the ISAR may be exercised subsequent to Termination of Employment, or Termination of Consultancy, without cause, or following a change in control of the Company, or because of the Holder's retirement, death or disability, or otherwise.

        (b) An ISAR shall entitle the Holder (or other person entitled to exercise the ISAR pursuant to the Plan) to exercise all or a specified portion of the ISAR (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per share of the ISAR from the Fair Market Value of a share of Common Stock on the date of exercise of the ISAR by the number of shares of Common Stock with respect to which the ISAR shall have been exercised, subject to any limitations the Committee may impose.

    9.4.  PAYMENT AND LIMITATIONS ON EXERCISE.

        (a) Payment of the amounts determined under Section 9.2(c) and 9.3(b) above shall be in cash, in Common Stock (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised) or a combination of both, as determined by the Committee. To the extent such payment is effected in Common Stock it shall be made subject to satisfaction of all provisions of Section 6.3 above pertaining to Options.

        (b) Holders of Stock Appreciation Rights may be required to comply with any timing or other restrictions with respect to the settlement or exercise of a Stock Appreciation Right, including a window-period limitation, as may be imposed in the discretion of the Committee.

                                   ARTICLE X.
                                 ADMINISTRATION

    10.1. COMPENSATION COMMITTEE. The Compensation Committee (or another committee or a subcommittee of the Board assuming the functions of the Committee under the Plan) shall consist solely of two or more Independent Directors appointed by and holding office at the pleasure of the Board, each of whom is both a "non-employee director" as defined by Rule 16b-3 and an "outside director" for purposes of Section 162(m) of the Code. Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may be filled by the Board.

    10.2. DUTIES AND POWERS OF COMMITTEE. It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to interpret the Plan and the Award Agreements, and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith, to interpret, amend or revoke any such rules and to amend any Award Agreement provided that the rights or obligations of the Holder of the Award that is the subject of any such Award Agreement are not affected adversely. Any such grant or award under the Plan need not be the same with respect to each Holder. Any such interpretations and rules with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Rule 16b-3 or Section 162(m) of the Code, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee. Notwithstanding the foregoing, the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Options and Dividend Equivalents granted to Independent Directors.

    10.3. MAJORITY RULE; UNANIMOUS WRITTEN CONSENT. The Committee shall act by a majority of its members in attendance at a meeting at which a quorum is present or by a memorandum or other written instrument signed by all members of the Committee.

    10.4. COMPENSATION; PROFESSIONAL ASSISTANCE; GOOD FAITH ACTIONS. Members of the Committee shall receive such compensation, if any, for their services as members as may be determined by the Board. All expenses and liabilities which members of the Committee incur in connection with the administration of the Plan shall be borne by the Company. The Committee may, with the approval of the Board, employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Committee, the Company and the Company's officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee or the Board in good faith shall be final and binding upon all Holders, the Company and all other interested persons. No members of the Committee or Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or Awards, and all members of the Committee and the Board shall be fully protected by the Company in respect of any such action, determination or interpretation.

    10.5. DELEGATION OF AUTHORITY TO GRANT AWARDS. The Committee may, but need not, delegate from time to time some or all of its authority to grant Awards under the Plan to a committee consisting of one or more members of the Committee or of one or more officers of the Company; PROVIDED, HOWEVER, that the Committee may not delegate its authority to grant Awards to individuals (a) who are subject on the date of the grant to the reporting rules under Section 16(a) of the Exchange Act, (b) who are Section 162(m) Participants, or (c) who are officers of the Company who are delegated authority by the Committee hereunder. Any delegation hereunder shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation of authority and may be rescinded at any time by the Committee. At all times, any committee appointed under this Section 10.5 shall serve in such capacity at the pleasure of the Committee.

                                  ARTICLE XI.
                            MISCELLANEOUS PROVISIONS

    11.1.  NOT TRANSFERABLE.

        (a) No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a DRO, unless and until such Award has been exercised, or the shares underlying such Award have been issued, and all restrictions applicable to such shares have lapsed. No Award or interest or right therein shall be liable for the debts, contracts or engagements of the Holder or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

        (b) During the lifetime of the Holder, only he or she may exercise an Option or other Award (or any portion thereof) granted to him or her under the Plan, unless it has been disposed of with the consent of the Administrator pursuant to a DRO. After the death of the Holder, any exercisable portion of an Option or other Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Award Agreement, be exercised by his or her personal representative or by any person empowered to do so under the deceased Holder's will or under the then applicable laws of descent and distribution.

    11.2. AMENDMENT, SUSPENSION OR TERMINATION OF THE PLAN. Except as otherwise provided in this Section 11.2, the Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator. However, without approval of the Company's stockholders given within 12 months before or after the action by the Administrator, no action of the Administrator may, except as provided in
Section 11.3, increase the limits imposed in Section 2.1 on the maximum number of shares which may be issued under the Plan upon the exercise of any Incentive Stock Options. No amendment, suspension or termination of the Plan shall, without the consent of the Holder, alter or impair any rights or obligations under any Award theretofore granted or awarded, unless the Award itself otherwise expressly so provides. No Awards may be granted or awarded during any period of suspension or after termination of the Plan, and in no event may any Incentive Stock Option be granted under the Plan after the first to occur of the following events:

        (a) The expiration of 10 years from the date the Plan is adopted by the Board; or

        (b) The expiration of 10 years from the date the Plan is approved by the Company's stockholders under Section 11.4.

    11.3. CHANGES IN COMMON STOCK OR ASSETS OF THE COMPANY, ACQUISITION OR LIQUIDATION OF THE COMPANY AND OTHER CORPORATE EVENTS.

        (a) Subject to Section 11.3(d), in the event that the Administrator determines that any dividend or other distribution (whether in the form of cash, Common Stock, other securities or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event, in the Administrator's sole discretion, affects the Common Stock such that an adjustment is determined by the Administrator to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an Award, then the Administrator shall, in such manner as it may deem equitable, adjust any or all of:

           (i) The number and kind of shares of Common Stock (or other securities or property) with respect to which Awards may be granted or awarded (including, but not limited to, adjustments of the limitations in Section 2.1 on the maximum number and kind of shares which may be issued and adjustments of the Award Limit);

           (ii) The number and kind of shares of Common Stock (or other securities or property) subject to outstanding Awards; and

           (iii) The grant or exercise price with respect to any Award.

        (b) Subject to the terms and conditions of the respective Award Agreements and Sections 11.3(d), in the event of any transaction or event described in Section 11.3(a) or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations or accounting principles, the Administrator, in its sole and absolute discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Holder's request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

           (i) To provide for either the purchase of any such Award for an amount of cash equal to the amount that could have been attained upon the exercise of such Award or realization of the Holder's rights had such Award been currently exercisable or payable or fully vested or the replacement of such Award with other rights or property selected by the Administrator in its sole discretion;

           (ii) To provide that the Award cannot vest, be exercised or become payable after such event;

           (iii) To provide that such Award shall be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in
       Section 5.3 or 5.4 or the provisions of such Award;

           (iv) To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; and

           (v) To make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Restricted Stock or Deferred Stock and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding options, rights and awards and options, rights and awards which may be granted in the future.

           (vi) To provide that, for a specified period of time prior to such event, the restrictions imposed under an Award Agreement upon some or all shares of Restricted Stock or Deferred Stock may be terminated, and, in the case of Restricted Stock, some or all shares of such Restricted Stock may cease to be subject to repurchase under Section 7.5 or forfeiture under Section 7.4 after such event.

        (c) Subject to Sections 11.3(d), 3.2 and 3.3, the Administrator may, in its discretion, include such further provisions and limitations in any Award, agreement or certificate, as it may deem equitable and in the best interests of the Company.

        (d) With respect to Awards which are granted to Section 162(m) Participants and are intended to qualify as performance-based compensation under Section 162(m)(4)(C), no adjustment or action described in this
    Section 11.3 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause such Award to fail to so qualify under Section 162(m)(4)(C), or any successor provisions thereto. No adjustment or action described in this Section 11.3 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to violate Section 422(b)(1) of the Code. Furthermore, no such adjustment or action shall be authorized to the extent such adjustment or action would result in short-swing profits liability under Section 16 or violate the exemptive conditions of Rule 16b-3 unless the Administrator determines that the Award is not to comply with such exemptive conditions. The number of shares of Common Stock subject to any Award shall always be rounded to the next whole number.

        (e) Notwithstanding the foregoing, in the event that the Company becomes a party to a transaction that is intended to qualify for "pooling of interests" accounting treatment and, but for one or more of the provisions of this Plan or any Award Agreement would so qualify, then this Plan and any Award Agreement shall be interpreted so as to preserve such accounting treatment, and to the extent that any provision of the Plan or any Award Agreement would disqualify the transaction from pooling of interests accounting treatment (including, if applicable, an entire Award Agreement), then such provision shall be null and void. All determinations to be made in connection with the preceding sentence shall be made by the independent accounting firm whose opinion with respect to "pooling of interests" treatment is required as a condition to the Company's consummation of such transaction.

        (f) The existence of the Plan, the Award Agreement and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

    11.4. APPROVAL OF PLAN BY STOCKHOLDERS. The Plan will be submitted for the approval of the Company's stockholders within 12 months after the date of the Board's initial adoption of the Plan. Awards may be granted or awarded prior to such stockholder approval, provided that such Awards shall not be exercisable nor shall such Awards vest prior to the time when the Plan is approved by the stockholders, and provided further that if such approval has not been obtained at the end of said twelve-month period, all Awards previously granted or awarded under the Plan shall thereupon be canceled and become null and void. In addition, if the Board determines that Awards other than Options or Stock Appreciation Rights which may be granted to Section 162(m) Participants should continue to be eligible to qualify as performance-based compensation under
Section 162(m)(4)(C) of the Code, the Performance Criteria must be disclosed to and approved by the Company's stockholders no later than the first stockholder meeting that occurs in the fifth year following the year in which the Company's stockholders previously approved the Performance Criteria.

    11.5. TAX WITHHOLDING. The Company shall be entitled to require payment in cash or deduction from other compensation payable to each Holder of any sums required by federal, state or local tax law to be withheld with respect to the issuance, vesting, exercise or payment of any Award. The Administrator may in its discretion and in satisfaction of the foregoing requirement allow such Holder to elect to have the Company withhold shares of Common Stock otherwise issuable under such Award (or allow the return of shares of Common Stock) having a Fair Market Value equal to the sums required to be withheld. Notwithstanding any other provision of the Plan, the number of shares of Common Stock which may be withheld with respect to the issuance, vesting, exercise or payment of any Award (or which may be repurchased from the Holder of such Award within six months after such shares of Common Stock were acquired by the Holder from the Company) in order to satisfy the Holder's federal and state income and payroll tax liabilities with respect to the issuance, vesting, exercise or payment of the Award shall be limited to the number of shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal and state tax income and payroll tax purposes that are applicable to such supplemental taxable income.

    11.6. LOANS. The Committee may, in its discretion, extend one or more loans to key Employees in connection with the exercise or receipt of an Award granted or awarded under the Plan, or the issuance of Restricted Stock or Deferred Stock awarded under the Plan. The terms and conditions of any such loan shall be set by the Committee.

    11.7. FORFEITURE PROVISIONS. Pursuant to its general authority to determine the terms and conditions applicable to Awards under the Plan, the Administrator shall have the right to provide, in the terms of Awards made under the Plan, or to require a Holder to agree by separate written instrument, that
(a)(i) any proceeds, gains or other economic benefit actually or constructively received by the Holder upon any receipt or exercise of the Award, or upon the receipt or resale of any Common Stock underlying the Award, must be paid to the Company, and (ii) the Award shall terminate and any unexercised portion of the Award (whether or not vested) shall be forfeited, if (b)(i) a Termination of Employment, Termination of Consultancy or Termination of Directorship occurs prior to a specified date, or within a specified time period following receipt or exercise of the Award, or (ii) the Holder at any time, or during a specified time period, engages in any activity in competition with the Company, or which is inimical, contrary or harmful to the interests of the Company, as further defined by the Administrator or (iii) the Holder incurs a Termination of Employment, Termination of Consultancy or Termination of Directorship for cause.

    11.8. EFFECT OF PLAN UPON OPTIONS AND COMPENSATION PLANS. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary. Nothing in the Plan shall be construed to limit the right of the Company (a) to establish any other forms of incentives or compensation for Employees, Directors or Consultants of the Company or any Subsidiary, or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including but not by way of limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.

    11.9. COMPLIANCE WITH LAWS. The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of shares of Common Stock and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

    11.10. TITLES. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.

    11.11. GOVERNING LAW. The Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Maryland without regard to conflicts of laws thereof.

                                    *  *  *

    I hereby certify that the foregoing Plan was duly adopted by the Board of
Directors of Price Enterprises, Inc.               , 2001.

    Executed on this    day of             , 2001.

                                          --------------------------------------

                                                        Secretary

                                    *  *  *

    I hereby certify that the foregoing Plan was approved by the stockholders of
Price Enterprises, Inc. on               , 2001.

    Executed on this    day of             , 2001.

                                          --------------------------------------

                                                        Secretary

                                                                         ANNEX G

                      AMERICAN APPRAISAL ASSOCIATES, INC.

April 2, 2001
Board of Directors
PRICE ENTERPRISES, INC.
c/o Jack McGrory
Chairman of the Board of Directors
17140 Bernardo Center Drive, Suite 300
San Diego, CA 92128
Dear Members of the Board:

American Appraisal Associates, Inc. ("American Appraisal"), was retained by Price Enterprises, Inc. ("PEI" or the ",'Company") to provide certain financial advisory services resulting in the issuance of a fairness opinion (the "Opinion") in connection with a planned tender offer for certain shares of PEI common stock ("Tender Offer") and a subsequent merger ("Merger") of PEI and Excel Legacy Corporation ("Legacy") as more fully described below.

TENDER OFFER

As of the date hereof, approximately 91.3% of the outstanding shares of PEI common stock is owned by Legacy and the remaining shares, which are traded publicly, are held by approximately 300 public shareholders (the "Unaffiliated Shareholders"). PEI will make a cash Tender Offer of $7.00 per share for all the shares of common stock held by the Unaffiliated Shareholders. The Tender Offer would close concurrently with, and be conditioned on, the consummation of the Merger.

MERGER

Prior to the planned Merger, Legacy will transfer certain non-REIT assets into a newly formed wholly-owned subsidiary of Legacy. In the planned Merger, PEI Merger Sub Inc., a newly formed, wholly owned subsidiary of PEI, will merge with-and into Legacy, with Legacy surviving as a wholly owned subsidiary of PEI. Legacy common stockholders will receive twothirds of a share of PEI common stock for each share of Excel Legacy common stock (the "Merger Exchange Ratio"). The Merger will require the affirmative vote of the holders of a majority of the outstanding shares of Legacy common stock. PEI stock-holder approval is required for the issuance by PEI of the merger consideration. The Merger is intended to be accounted for as a tax-free reorganization (though the Merger agreement provides that the structure could be changed to allow Legacy to be merged with and into the PEI subsidiary surviving if determined to be tax beneficial for both).

POST MERGER TRANSACTIONS

In addition to the Tender Offer and Merger, the following is anticipated:

       All outstanding senior notes and convertible debentures of Legacy will remain outstanding obligations of Legacy following the Merger. The notes and debentures would maintain the same terms as were applicable prior to the Merger, except that the debentures would become convertible into PEI common stock at a conversion price adjusted to give effect to the financial terms of the Merger;

The Board of Directors
Price Enterprises, Inc.
April 2, 2001
Page 2

       Concurrently with the Merger, PEI will make an offer to exchange the Legacy notes and debentures for newly issued shares of PEI Series A preferred stock and PEI would seek the approval to release the collateral from the holders of the Legacy notes and debentures; and

       Following the Merger, PEI will issue convertible preferred stock to Warburg Pincus Equity Partners, L.P. and its affiliates. Dividends on the convertible preferred will be paid in shares of additional convertible preferred over a 45-month period.

Completion of the Tender Offer and Merger is expected by mid-2001 following completion of stockholder approval by shareholders of Legacy and PEI.

ROLE OF AMERICAN APPRAISAL

American Appraisal was retained to review and analyze the financial and operating condition of PEI and Legacy, including their expectations, for the purpose of issuing to PEI an Opinion as to whether the financial terms and conditions of the Tender Offer and the Merger are fair, from a financial point of view, to the Unaffiliated Shareholders of PEI. This letter summarizes the results of our financial and valuation advisory service and constitutes the substance of the Opinion.

AMERICAN APPRAISAL CREDENTIALS

American Appraisal is a worldwide financial advisory and corporate valuation firm that has served public and private corporations and institutions for more than 100 years. American Appraisal has considerable experience and expertise in the valuation of businesses and securities and the issuance of fairness and solvency opinions in connection with corporate mergers and acquisitions, divestitures, corporate spin-offs, restructuring, and reorganizations, private placements, and other corporate transactions.

ASSUMPTIONS AND CONDITIONS OF THE OPINION

In providing the Opinion, American Appraisal relied upon and assumed the accuracy and completeness of the financial and other information regarding the Company, the proposed Tender Offer and the Merger, which were provided by the management of PEI and Legacy. American Appraisal did not perform any independent verification of such information and American Appraisal relied upon assurances of PEI and Legacy management that they were unaware of facts that would make the information provided to American Appraisal incomplete or misleading.

We have not undertaken an independent evaluation or appraisal of any of the assets or liabilities or been furnished with any such evaluation or appraisal. In addition, we have not assumed any obligation to conduct any physical inspection of the properties or facilities of PEI or Legacy. We did receive from management of PEI and Legacy (1) estimates of market value of the underlying assets of PEI and Legacy and (ii) financial forecasts of PEI and Legacy. We have assumed that these asset value estimates and financial forecasts have been reasonably prepared and reflect the best currently available estimates and judgment of PEI and Legacy management as to the expected future financial performance and asset values of PEI and Legacy. In opining on the fairness of the Merger Exchange Ratio, we have relied on management's estimate of net asset values for Legacy, and PEI. For purposes of this opinion, we have assumed that PEI will continue to qualify as a REIT after the Tender Offer

The Board of Directors
Price Enterprises, Inc.
April 2, 2001
Page 3

and Merger, under all relevant provisions of the Internal Revenue Code of 1986, as amended. We have also assumed that the final form of the Merger agreement will be substantially similar to the last draft thereof reviewed by us.

We are preparing a fairness opinion for the Company in connection with the Tender Offer and the Merger and will receive a fee from the Company for our services in rendering this opinion. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. This opinion is for the use and benefit of the Board of Directors and shareholders of PEI. Our opinion does not address the merits of the underlying decision by the Company to engage in the Tender Offer and the Merger and does not constitute a recommendation to any shareholder as to how such shareholder should respond to the Tender Offer or vote on the proposed Merger or any matter related thereto.

We are not expressing any opinion herein as to the public stock market prices at which the shares of PEI or Legacy common stock will trade following the announcement of the Merger or as to the public stock market price of the shares of PEI following the Merger.

American Appraisal was not authorized by PEI's Board of Directors to solicit nor have we solicited, other potential suitors or merger candidates for PEI or Legacy. Our Opinion is necessarily based on economic, market, and other conditions as they existed, and the information made available, and which can be evaluated, as of the date hereof

Our Opinion is directed to the fairness of the financial terms of the Tender Offer and the Merger, from a financial point of view to the unaffiliated shareholders of PEI. Furthermore, it should be understood that this letter is for the information of the Board of Directors and shareholders of PEI only and is not to be quoted or referred to in whole, or in part, without the prior written approval of American Appraisal.

DUE DILIGENCE

As a basis for rendering our Opinion we have reviewed, among other things:

    (i) A Summary of the Terms and Conditions of the proposed Tender Offer as provided by management of PEI;

    (ii) Agreement and Plan of Merger by and among PEI, PEI Merger Sub, Inc. and Legacy;

   (iii) Form 10-Q Quarterly Reports for PEI and Legacy dated September 30,
         2000;

    (iv) Form 10-K Annual Reports for PEI and Legacy for the years ended December 3 1, 1998 and 1999,

    (v) Stock price history for PEI and Legacy,

    (vi) Calendar Year 2001 Annual Plan for PEI;

   (vii) 5-Year Income Statement Projections for Legacy provided by management;

  (viii) Form 8-A Registration Statement for PEI,

    (ix) Indenture dated November 5, 1999 regarding the issuance of 9.0% Convertible Redeemable Subordinated Secured Debentures issued by Legacy;

The Board of Directors
Price Enterprises, Inc.
April 2, 2001
Page 4

    (x) Summary of Investment Terms of the proposed convertible preferred stock investment of Warburg Pincus Equity Partners, L.P. and its affiliates in
        the amount of $         100 million;

    (xi) Discussed with an appropriate representative of PEI and Legacy contingent liabilities, environmental matters, and any outstanding litigation issues of a material nature;

   (xii) Discussed all of the foregoing information where appropriate, with management of PEI and Legacy, their advisors, legal counsel, and outside auditors;

  (xiii) Conducted such other studies, analyses, and investigations as we deemed relevant or necessary for purposes of the Opinion.

OPINION

Based on the foregoing analysis, on such matters as we deemed relevant, and our knowledge and experience in the valuation of businesses and their securities, it is our opinion that the terms and conditions of the proposed Tender Offer and the Merger are fair, from a financial point of view, to the unaffiliated shareholders of PEI. Our fairness opinion is effective as of March 19, 2001.

Such statement is based on the assumption that at the time of the completion of the Tender Offer and the Merger the facts as presented regarding PEI and Legacy are correct, and the Merger is finalized in the same way presented to us.

The Opinion and related analyses summarized herein are subject to the terms and conditions of our engagement letter dated February 7, 2001.

                                          Respectfully submitted,
                                          AMERICAN APPRAISAL ASSOCIATES, INC.
                                          /s/ Michael Haghighat
                                          Michael Haghighat, ASA
                                          Vice President and Managing Principal

                                                                         ANNEX H

                           APPRAISAL ECONOMICS, INC.

March 21, 2001

The Board of Directors
Excel Legacy Corporation
17140 Bernardo Center Drive, Suite 300
San Diego, California 92128

Members of the Board of Directors:

We understand Excel Legacy Corporation, a Delaware corporation ("Legacy"), Price Enterprises, Inc., a Maryland corporation ("Enterprises"), and PEI Merger
Sub, Inc., a Maryland corporation ("Merger Sub") propose to enter into an Agreement and Plan of Merger (the "Agreement"). Pursuant to the Agreement, Merger Sub shall be merged with and into Legacy in a transaction (the "Merger") in which each share of common stock, par value $.01 per share, of Legacy ("Legacy Common Stock") will be converted into the right to receive 0.6667 (the "Exchange Ratio") of a share of common stock par value $.0001 per share, of Enterprises ("Enterprises Common Stock").

You have requested our opinion as to the fairness, from a financial point of view, of the Exchange Ratio to holders of Legacy Common Stock. In conducting our analysis and arriving at the opinion expressed herein, we have reviewed such materials and considered such financial and other factors as we deemed relevant under the circumstances, including:

     (i) A draft of the Agreement distributed March 19, 2001;

     (ii) certain publicly-available historical financial and operating data of Legacy including, but not limited to, (a) the Annual Report on Form 10-K of Legacy for the fiscal years ended December 31, 2000 and 1999, and (b) the Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 2000;

    (iii) certain publicly-available historical financial and operating data for Enterprises including, but not limited to, (a) the Annual Report on Form 10-K for the fiscal years ended December 31, 2000 and 1999, and
          (b) the Quarterly Reports on Form 10-Q for the quarters ended
          March 31, June 30, and September 30, 2000;

     (iv) certain internal financial and operating information, including financial forecasts, analyses and projections prepared by management of Legacy and Enterprises;

     (v) publicly available financial, operating and stock market data concerning certain companies engaged in businesses we deemed comparable to Legacy and Enterprises, respectively, or otherwise relevant to our inquiry;

     (vi) the financial terms of certain recent comparable transactions we deemed relevant to our inquiry;

    (vii) the historical stock prices and trading volumes of Legacy Common Stock and Enterprises Common Stock; and

   (viii) such other financial studies, analyses and investigations as we deemed appropriate.

The Board of Directors
Excel Legacy Corporation
March 21, 2001
Page 2

We have assumed, with your consent, that the Merger will be effected in accordance with the terms set forth in the draft Agreement distributed March 19, 2001.

We have discussed with the senior management of Legacy and Enterprises (i) the prospects for the respective businesses, (ii) their estimates of such businesses' net asset values and future financial performance, (iii) the financial impact of the Merger on the respective companies, and (iv) such other matters as we deemed relevant.

In connection with our review and analysis and in arriving at our opinion, we have relied upon the accuracy and completeness of the financial and other information provided to us by Legacy and Enterprises and have not undertaken any independent verification of such information or any independent valuation or appraisal of any of the assets or liabilities of Legacy or Enterprises. With respect to certain financial forecasts provided to us by the management of Legacy and Enterprises, we have assumed such information (and the underlying assumptions) represents the best currently available estimates and judgments of management as to the future financial performance of Legacy and Enterprises. Our opinion is predicated on the Merger qualifying as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986. We assume that the final form of the Agreement will be substantially similar to the draft reviewed by us. Our opinion is necessarily based on economic, financial, and market conditions as they exist and can only be evaluated as of the date hereof.

Our opinion does not address nor should it be construed to address the relative merits of the Merger and alternative business strategies. In addition, this opinion does not in any manner address the prices at which the shares of Legacy or Enterprises will actually trade following consummation of the Merger.

This letter and the opinion expressed herein are for the use of the Board of Directors of Legacy. This opinion does not constitute a recommendation to the shareholders of Legacy as to how such shareholders should vote or as to any other action such shareholders should take regarding the Merger. This opinion may not be reproduced, summarized, excerpted from or otherwise publicly referred to or disclosed in any manner, without our prior written consent, except that Legacy may include this opinion in its entirety in any proxy statement or information statement relating to the Merger sent to Legacy's shareholders.

Appraisal Economics Inc. and its employees are independent of Legacy and Enterprises and have no present or contemplated future interest in these entities. We have been retained by Legacy to render this opinion in connection with the Merger and will receive a fee for such services. Our fee is in no way contingent upon the results reported.

Based upon and subject to the foregoing, we are of the opinion, as of the date hereof, that the Exchange Ratio is fair to holders of Legacy Common Stock from a financial point of view.

Very truly yours,
APPRAISAL ECONOMICS INC.

                                                                         ANNEX I

                    PRICE ENTERPRISES, INC. AUDIT COMMITTEE
                                    CHARTER
                                  MAY 10, 2000

I.  PURPOSE

    The Audit Committee ("Committee") acts on behalf of the Board of Directors ("Board") and in the best interest of Price Enterprises, Inc. ("Company") and its shareholders by overseeing and reviewing the Company's systems of internal controls, financial reporting and accounting practices and consulting with the Company's independent accountants and management with respect to such practices.

II. COMPOSITION AND TERM OF OFFICE

    A. The Committee shall be appointed by the Board and shall be composed of at least three Directors who are independent of management, who are not employees or officers of the Company or any parent, subsidiary or affiliate, and who otherwise satisfy the guidelines for membership on an audit committee as issued from time-to-time by the New York Stock Exchange and NASD. The Board shall appoint the chairperson.

    B. Members of the Committee shall serve until the Board appoints their successors. The Chairperson of the Committee ("Chairperson") may designate a secretary for the Committee, which may or may not be a member of the Committee. The secretary shall record and retain the minutes of the Committee meetings.

    C. At least one member of the Committee shall have accounting or related financial management expertise. All members must have the ability to read and understand fundamental financial statements, including a balance sheet, income statement, and cash flow statement.

III. MEETINGS

    A. The Committee shall hold at least three regular meetings each year and such additional meetings as shall be deemed necessary by the Chairperson. Minutes of each Committee meeting shall be submitted to the Board for its information. At the direction of the Board, the Chairperson will report fully to the Board on the matters discussed at any Committee meeting.

    B. The Committee may request, as it deems appropriate, that independent public accountants, the CFO and/or Corporate Controller and other members of the Company's management ("Management") attend committee meetings as circumstances require. At least annually, the Committee shall meet separately with the Company's general counsel, and separately with the independent public accountants without Management present.

    C. If the Committee deems it desirable, it may meet in executive session. Members of the Committee and only those advisors and Management designated by a Committee member shall attend executive sessions.

IV. GOALS

    Management has primary responsibility for the Company's system of internal controls and for the integrity and objectivity of the Company's financial reporting, subject to oversight by the Board of

Directors. The Committee shall, on behalf of the Board of Directors, review management's actions in this regard to ensure that:

    A. A fair presentation of published financial information is made in accordance with generally accepted accounting principles and in compliance with all applicable professional and regulatory requirements;

    B. A satisfactory system of internal controls, policies, and procedures is maintained;

    C. The system of internal controls, policies and procedures provides reasonable assurance that transactions are properly authorized and recorded to adequately safeguard the Company's assets and permit preparation of the financial statements in accordance with generally accepted accounting principles;

    D. The system of internal controls, policies and procedures provides reasonable assurance that the risk of inappropriate conduct is minimized and material misconduct, should it occur, will likely be detected;

    E. The quality of external audit efforts is adequate and the Company's public accountants are independent;

    F. If an internal audit function is established, it is effective and its structure is adequate for the Company's size and needs;

    G. That a code of conduct is formalized in writing and the Company has a program for monitoring compliance.

V.  DUTIES AND RESPONSIBILITIES

    In order to meet its responsibilities, the Audit Committee is expected to perform the following:

    A.  AUDIT PLANS AND OVERALL CONTROL ENVIRONMENT

       1. The Committee shall annually review the actions and plans of Management in connection with the Company's independent public accountants' previous letters of recommendation.

       2. The Committee, in consultation with the Company's CFO and/or Corporate Controller and the Company's external auditor, shall review the appropriate auditing and accounting principles and practices to be followed by the Company in preparing and disclosing the Company's financial statements. The Committee shall review any prospective changes in financial accounting standards and their impact on the Company's accounting methods and financial reporting.

    B.  FINANCIAL REPORTING

       1. The Committee shall review the Company's quarterly and annual financial statements with the Company's CFO and/or Corporate Controller before they are released publicly. The review of annual financial statements shall be conducted prior to publication. The Committee shall, in particular, determine that the quarterly and annual financial statements, auditors' reports, and management discussion and analysis reflect proper reporting and adequate disclosure of any unusual or nonrecurring material items and changes in accounting policy.

       2. The Committee shall review reasons for obtaining second opinions on significant accounting issues and any actions taken by management in reliance on any such opinion.

       3. The Committee shall review accounting principles applied in financial reporting with particular emphasis on any changes from principles followed in prior years.

    C.  RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

       1. The Committee shall annually confirm Management's recommendation as to selection of the Company's independent public accountants. The Committee shall recommend to the Board and to shareholders the independent public accountants to be retained as the Company's external auditor. The Committee shall approve the compensation, terms of engagement, and independence of the external auditor. As determined by the Committee, the Committee may recommend termination of the Company's external auditor.

       2. The Committee shall annually receive Management's evaluation of matters relating to independence of the Company's external auditors, including annual assessment of management's plans to engage independent public accountants to perform annual audits, management advisory services, types of services to be rendered, estimated fees and actual fees charged.

       3. The Committee shall review the annual letter from the Company's independent public accountants affirming their independence and their free access to the Committee.

       4. The Committee shall review the annual report from the Company's independent public accountants on the quality of the services provided by their firm. This will include a discussion of lawsuits (outstanding and settled) in the past year, SEC enforcement actions against the firm and the firm's clients arising from accounting/disclosure matters, and the latest peer review report.

       5. The Committee shall have unrestricted access (with or without the presence of management) to representatives of the Company's independent public accountants.

       6. The Committee shall review and approve the audit plan and the scope of work performed by the Company's external auditor. The Committee shall review the progress and results of the audits, including any qualifications in the auditor's opinion, any related management letter, management's responses to recommendations made by the external auditor in connection with the audit, auditing reports submitted to the Committee and Management's response to these reports.

       7. The Committee shall review and assess Management's actions with respect to the recommendations included in the prior year's audit.

    D.  LEGAL COMPLIANCE AND RISK MANAGEMENT

       1. The Committee will meet as appropriate with the Company's general counsel to REVIEW such controls and legal compliance programs and undertake such internal reviews or investigations as may be appropriate to satisfy its duties and responsibilities to the Board and shareholders, and to ensure compliance with the legal requirements of the Company. The Committee may, in its sole discretion, retain outside counsel to advise it or serve as special counsel to the Committee.

       2. The Committee shall review with the external auditors and Management any concerns or indications by the auditors, Management or others that the Company may have been involved in any illegal act. If the external auditors determine that an illegal act may have material effect upon the Company's financial statements, the Committee shall review Management's actions in response to such determination, and, if necessary, may institute investigations of any suspected illegal activities by the Company.

    E.  OTHER

       1. The Committee may institute investigations of suspected improprieties on any material matter selected by the Committee, using special counsel or outside experts when necessary.

       2. The Committee shall annually disclose amounts received by Audit Committee members from the Company and its affiliates and any other transactions with the Company or its affiliates to which they are a party, other than amounts received for service as a Director or Board Committee member. Such disclosure shall be noted in the minutes of the appropriate Committee meeting.

       3. The Committee shall annually review significant related party transactions or other significant conflicts of interest.

       4. The Committee shall annually review and propose amendments, as appropriate on the Committee's charter to the Board.

       5. The Committee shall perform such additional duties and responsibilities as the Board or the Chairperson of the Board, or the Chairperson of the Committee shall request be assumed or undertaken.

                                                                         ANNEX J

                            EXCEL LEGACY CORPORATION
                            AUDIT COMMITTEE CHARTER

PURPOSE

    The purpose of the Audit Committee (the "Committee") is to provide assistance to the Board of Directors (the "Board") of Excel Legacy (the "Company") in fulfilling the Board's oversight responsibilities regarding the Company's accounting and system of internal controls, the quality and integrity of the Company's outside auditor. In so doing, the Committee should endeavor to maintain free and open means of communication between the members of the Committee, the other members of the Board, the outside auditor and the management of the Company.

    In the exercise of its oversight, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements fairly present the Company's financial position and results of operations and are in accordance with generally accepted accounting principles. Instead, such duties remain under the oversight of management and the outside auditor. Nothing contained in this Charter is intended to alter or impair the operation of the "business judgment rule" as interpreted by the courts under the Maryland General Corporation Law. Further, nothing contained in this Charter is intended to alter or impair the right of the members of the Committee under the Maryland General Corporation Law to rely, in discharging their oversight role, on the records of the Company and on other information presented to the Committee, the Board of the Company by its officers or employees or by outside experts such as the outside auditor.

MEMBERSHIP

    The Committee shall be composed of three or more members of the Board. The members shall be appointed by action of the Board and shall serve at the discretion of the Board. Each Committee member shall be "financially literate" as determined by the Board in its business judgment and shall satisfy the "independence" requirements of The American Stock Exchange and NASDAQ. At least one member of the Committee shall have "accounting or related financial management expertise," as determined by the Board in its business judgment.

COMMITTEE ORGANIZATION AND PROCEDURES

    1. The members of the Committee shall appoint a Chair of the Committee by majority vote. The Chair (or in his or her absence, a member designated by the Chair) shall preside at all meetings of the Committee.

    2. The Committee shall have the authority to establish its own rules and procedures consistent with the bylaws of the Company for notice and conduct of its meetings, should the Committee, in its discretion, deem it desirable to do so.

    3. The Committee may, in its discretion, include in its meetings members of the Company's financial management, representatives of the outside auditor, representatives of the internal auditor and other financial personnel employed or retained by the Company. The Committee may meet with the outside auditors or internal auditors in separate executive sessions to discuss any matters that the Committee believes should be addressed privately, without management's presence. The Committee may likewise meet privately with management, as it deems appropriate.

    4. The Committee shall meet at least three times in each fiscal year, and more frequently if the Committee, in its discretion, deems desirable. Such meetings may be held telephonically or in person.

    5. The Committee may, in its discretion, utilize the services of the Company's general counsel with respect to legal matters or, at its discretion, retain outside legal counsel if it determines that such counsel is necessary or appropriate under the circumstances.

OVERSIGHT RESPONSIBILITIES

OUTSIDE AUDITOR

    1. The outside auditor shall be ultimately accountable to the Committee and the Board in connection with the audit of the Company's annual financial statements and related services. In this regard, the Committee shall select and periodically evaluate the performance of the auditor and, if necessary, recommend that the Board replace the outside auditor. As appropriate, the Committee shall recommend to the Board the nomination of the outside auditor for approval at any meeting of the board of directors or stockholders, if appropriate.

    2. The Committee shall approve the fees to be paid to the outside auditor and any other terms of the engagement of the outside auditor.

    3. The Committee shall receive from the outside auditor, at least annually, a written statement delineating all relationships between the outside auditor and the Company, consistent with Independence Standards Board Standard 1. The Committee shall actively engage in a dialogue with the outside auditor with respect to any disclosed relationships or services that, in the view of the Committee, may affect the objectivity and independence of the outside auditor. If the Committee determines that further inquiry is advisable, the Committee shall recommend that the Board take any appropriate action in response to the outside auditor's independence.

ANNUAL AUDIT

    1. The Committee shall meet with the outside auditor and management in connection with each annual audit to discuss the scope of the audit and the procedures to be followed.

    2. The Committee shall review(1) and discuss the audited financial statements with the management of the Company.

    3. The Committee shall discuss with the outside auditor the matters required to be discussed by Statement on Auditing Standards No. 61 as then in effect including, among others, (i) the methods used to account for any significant unusual transaction reflected in the audited financial statements,
(ii) the effect of significant accounting policies in any controversial or emerging areas for which there is a lack of authoritative guidance or a consensus to be followed by the outside auditor, (iii) the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditor's conclusions regarding the reasonableness of those estimates; and (iv) any disagreements with management over the application of accounting principles, the basis for management's accounting estimates or the disclosures in the financial statements.

    4. The Committee shall, based on the review and discussion in paragraph 10 above, and based on the disclosures received from the outside auditor regarding its independence and discussions with the auditor regarding such independence and discussions with the auditor regarding such independence

------------------------

(1) Auditing literature, particularly, Statement of Accounting Standards No. 71, defines the term "review" to include a particular set of required procedures to be undertaken by independent accountants. The members of the Audit Committee are not independent accountants, and the term "review" as used in this Audit Committee Charter is not intended to have this meaning. Consistent with footnote 47 of the SEC Release No. 34-42266, any use in this Audit Committee Charter of the term "review" should not be interpreted to suggest that the Committee members can or should follow the procedures required of auditors performing review of interim financial statements.

in paragraph 8 above, conclude whether the audited financial statements should be included in the Company's Annual Report on Form 10-K for the fiscal year subject to the audit.

QUARTERLY REVIEW

    1. The outside auditor is required to review the interim financial statements to be included in Form 10-Q of the Company using professional standards and procedures for conducting such reviews, as established by generally accepted auditing standards as modified or supplemented by the Securities and Exchange Commission, prior to the filing of the Form 10-Q. The Committee shall discuss with management and the outside auditor in person, at a meeting, or by conference telephone call, the results of the quarterly review including such matters as significant adjustments, management judgments, accounting estimates, significant new accounting policies and disagreements with management. The Chair (or in his or her absence, a member designated by the Chair) may represent the entire Committee for purposes of this discussion.

INTERNAL CONTROLS

    1. The Committee shall discuss with the outside auditor and the senior internal auditor (if applicable), at least annually, the adequacy and effectiveness of the accounting and financial controls of the Company, and consider any recommendations for improvement of such internal control procedures.

    2. The Committee shall discuss with the outside auditor and with management any letter of recommendation provided by the outside auditor and any other significant matters brought to the attention of the Committee by the outside auditor as a result of its annual audit. The Committee should allow management adequate time to consider any such matters raised by the outside auditor.

INTERNAL AUDIT (IF APPLICABLE)

    1. The Committee shall periodically discuss with the internal auditors the activities and organizational structure of the Company's internal audit function and the qualifications of the primary personnel performing such function.

    2. Management shall furnish to the Committee a summary of audit reports prepared by internal auditors of the Company.

    3. The Committee shall, at its discretion, meet with the internal auditors to discuss any reports prepared by him or her or any other matters brought to the attention of the Committee by the internal auditors.

    4. The internal auditors shall be granted unfettered access to the Committee.

OTHER RESPONSIBILITIES

    1. The Committee shall review and reassess the Committee's Charter at least annually and submit any recommended changes to the Board for its consideration.

    2. The Committee shall provide the report for inclusion in the Company's Annual Proxy Statement required by Item 306 of Regulation S-K of the Securities and Exchange Commission.

    3. The Committee, through its Chair, shall report periodically, as deemed necessary or desirable by the Committee, but at least annually, to the full Board regarding the Committee's actions and recommendations, if any.